UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

SCHEDULE 14A

___________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BLUE WORLD ACQUISITION CORPORATION
(Name of Registrant as Specified In Its Charter)

_____________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

BLUE WORLD ACQUISITION CORPORATION
AND
PROSPECTUS FOR UP TO 7,923,658 ORDINARY SHARES, 5,005,672 WARRANTS AND 5,005,672 ORDINARY SHARES ISSUABLE UPON EXERCISE OF WARRANTS
OF
TOYO CO., LTD

On August 10, 2023, Blue World Acquisition Corporation, a Cayman Islands exempted company (“BWAQ”) entered into the Agreement and Plan of Merger (as the same may be amended, restated or supplemented, the “Business Combination Agreement”) with TOYO Co., Ltd, a Cayman Islands exempted company (“PubCo”), TOYOone Limited, a Cayman Islands exempted company (“Merger Sub”), TOPTOYO INVESTMENT PTE. LTD., a Singapore private company limited by shares (“SinCo”), Vietnam Sunergy Cell Company Limited, a Vietnamese company, (“TOYO Solar,” together with PubCo, Merger Sub and SinCo, the “Group Companies,” or each individually, a “Group Company”), Vietnam Sunergy Joint Stock Company, a Vietnam joint stock company (“VSUN”), Fuji Solar Co., Ltd, a Japanese company (“Fuji Solar”), WA Global Corporation, a Cayman Islands exempted company (“WAG”), Belta Technology Company Limited, a Cayman Islands exempted company (“Belta”), and BestToYo Technology Company Limited, a Cayman Islands exempted company (“BestToYo”).

Pursuant to the Business Combination Agreement, (a) the Group Companies, VSUN, Fuji Solar, WAG, Belta and BestToYo shall consummate a series of transactions involving the Group Companies, including (A) PubCo acquiring one hundred percent (100%) of the issued and paid-up share capital of SinCo from Fuji Solar at an aggregate consideration of SGD1.00 (such transaction, the “Share Exchange”), and (B) SinCo acquiring one hundred percent (100%) of the issued and outstanding shares of capital stock of TOYO Solar from VSUN at an aggregate consideration of no less than $50,000,000 (the “SinCo Acquisition,” and together with the Share Exchange, the “Pre-Merger Reorganization”), as a result of which (i) SinCo shall become a wholly-owned subsidiary of PubCo, (ii) TOYO Solar shall become a wholly-owned subsidiary of SinCo; and (iii) immediately prior to the closing of the SinCo Acquisition, WAG, Belta and BestToYo (collectively, the “Sellers”) shall hold an aggregate of 41,000,000 ordinary shares of PubCo, par value $0.0001 per share (such ordinary shares, “PubCo Ordinary Shares”), representing all issued and outstanding share capital of PubCo, and (b) following the consummation of the Pre-Merger Reorganization, BWAQ shall merge with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Merger”), as a result of which, among other things, all of the issued and outstanding securities of BWAQ immediately prior to the filing of the plan of merger with respect to the Merger (the “Plan of Merger”) to the Registrar of Companies of the Cayman Islands, or such later time as may be specified in the Plan of Merger (the “Merger Effective Time”) shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive substantially equivalent securities of PubCo, in each case, upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of the Companies Act (Revised) of the Cayman Islands and other applicable laws. The Merger, the Pre-Merger Reorganization and each of the other transactions contemplated by the Business Combination Agreement or any of the other relevant Transaction Documents (as defined in the Business Combination Agreement) are collectively referred to as “Transactions.”

The board of directors (the “BWAQ Board”) of BWAQ has unanimously approved (i) the Business Combination Agreement, (ii) each Transaction Document, and (iii) the Transactions.

Consummation of the Transactions (the “Merger Closing”) is subject to the satisfaction or waiver by the respective parties of a number of conditions, including, among other things: (i) the approval of the Business Combination Agreement and the Transactions by BWAQ Shareholders, (ii) the Business Combination Agreement and the Transactions having been approved by the shareholders of PubCo, (iii) this proxy/registration statement having become effective, (iv) PubCo’s application as a foreign private issuer, PubCo’s listing applications and listing applicable of PubCo’s securities to be issued in connection with the Transactions having been approved by Nasdaq, subject only to official notice of issuance thereof, (v) all relevant regulatory approvals necessary to consummate the Transactions having been obtained, (vi) no order, judgment, injunction, decree, writ, stipulation, determination or award having been enacted or promulgated enjoining or prohibiting the consummation of the Transactions, (vii) completion of the Pre-Merger Reorganization, (viii) no Group Company Material Adverse Effect (as defined in the Business Combination

Agreement), (ix) PubCo having net tangible assets of no less than $5,000,001 upon the Merger Closing, (x) adoption of an equity incentive plan by PubCo, and (xi) full execution and delivery of the relevant documents related to the Business Combination Agreement and the Transactions. Other conditions to BWAQ’s obligations include, among other things, delivery of the Audited Financial Statements (as defined in the Business Combination Agreement) by the Group Companies to BWAQ. Other conditions to the Group Companies’ and the Shareholders’ obligations include, among other things, (i) having Available Closing Cash (as defined in the Business Combination Agreement) of at least $29,500,000 immediately prior to or upon the Merger Closing, and (ii) consummation of the conversions pursuant to the Underwriter’s Consent and the Working Capital Loans Conversion Consent (each as defined in the Business Combination Agreement). The Pre-Merger Reorganization has been completed as of the date of this proxy statement/prospectus. PubCo has applied for listing, to be effective upon the Merger Closing, of PubCo Ordinary Shares and PubCo Warrants on the Nasdaq Capital Market under the symbols “TOYO” and “TOYOW,” respectively.

For details on the transactions involved in the Transactions, see “Questions and Answers about the Proposals — What is expected to happen in the Transactions?”

Shareholders of BWAQ (“BWAQ Shareholders”) are being asked to consider a vote upon the Business Combination Proposal and the Merger Proposal as described in this proxy statement/prospectus. As a result of, and upon consummation of the Transactions, BWAQ will merge with and into Merger Sub, with Merger Sub continuing as the surviving company, and PubCo shall become a new public company owned by the non-redeeming prior holders of BWAQ ordinary shares (“BWAQ Ordinary Shares”), the prior holders of BWAQ’s warrants who exercise such warrants, the prior holders of BWAQ’s rights, the Sellers, and certain third-party investors of financing, if any, in connection with the Transactions.

In connection with the execution of the Business Combination Agreement, Blue World Holdings Limited, a Hong Kong private company limited by shares and the sponsor of BWAQ (the “Sponsor”), which holds approximately 40.7% of the issued and outstanding BWAQ Ordinary Shares as of April 24, 2024, the record date of the Extraordinary General Meeting, calculated on an as-converted basis, entered into a sponsor support agreement (the “Sponsor Support Agreement”) with BWAQ and PubCo, pursuant to which the Sponsor has agreed to vote all the subject shares as provided in the Sponsor Support Agreement (such shares, the “Sponsor Subject Shares”) in favor of each of the shareholder proposals in connection with the Transactions. The Sponsor has further agreed that, except as set forth in the Sponsor Support Agreement, the Sponsor will not transfer the Sponsor Subject Shares from the date of the Sponsor Support Agreement until the earlier of the date of termination of the Sponsor Support Agreement or the date on which the Merger Closing actually occurs (the “Merger Closing Date”). The Sponsor has also agreed on other matters to provide support for the Transactions. See “The Business Combination Agreement and Other Transaction Documents — Related Agreements and Documents” for further information.

On the Merger Closing Date, assuming: (i) no additional Transaction Financing (as defined in the accompanying proxy statement/prospectus) has been obtained in connection with the Transactions, other than the issuance of 600,000 PubCo Ordinary Shares to NOTAM Co., Ltd. upon the conversion of 600,000 BWAQ Ordinary Shares for $6 million in cash immediately prior to the consummation of the Transactions, (ii) the full conversions of the BWAQ Rights issued and outstanding upon the consummation of the Transactions, (iii) the issuance of 70,000 PubCo Ordinary Shares to three independent directors of BWAQ, (iv) the transfer of 100,000 Founder Shares by the Sponsor to Fuji Solar, (v) the cancellation of an aggregate of 1,380,000 Founder Shares by the Sponsor pursuant to the Sponsor Support Agreement, (vi) no additional forfeiture or issuance of BWAQ Ordinary Shares held by the Sponsor pursuant to the Sponsor Support Agreement, (vii) the issuance of the Deferred Underwriting Shares (as defined in the accompanying proxy statement/prospectus) to Maxim, and (viii) no additional issuance of BWAQ Ordinary Shares or PubCo Ordinary Shares prior to or upon Merger Closing, the Sellers are expected to collectively hold between approximately 85.3% and 92.5% of the issued and outstanding PubCo Ordinary Shares and the voting power in PubCo immediately following the Merger Closing, depending on the levels of redemptions from the trust account of BWAQ (the “Trust Account”). These percentages assume, at the low end of the range, a “minimum redemptions” scenario, whereby no additional redemptions from the Trust Account occur prior to the Merger Closing, and, at the high end of the range, a “maximum redemptions” scenario, whereby all the shareholders of BWAQ Class A Ordinary Shares issued and outstanding redeem their shares prior to the Merger Closing. Subject to the same assumptions set forth in the first sentence of this paragraph, BWAQ’s public shareholders are expected to hold between 7.7% and 2.1% of the issued and outstanding PubCo Ordinary Shares and voting power in PubCo, respectively.

These percentages assume, at the high end of the range, a “minimum redemptions” scenario, and, at the low end of that range, a “maximum redemptions” scenario. See “Unaudited Pro Forma Condensed Combined Financial Information” for further information regarding these scenarios.

The unaudited pro forma combined financial information also reflects certain risks and uncertainties related to potential redemption into cash of Class A ordinary shares of BWAQ (“BWAQ Class A Ordinary Shares”) in both the “minimum redemptions” and “maximum redemptions” scenarios. See “Unaudited Pro Forma Condensed Combined Financial Information” for further information regarding what constitutes a “maximum redemptions” scenario.

PubCo is, and will be after the consummation of the Transactions, considered a “foreign private issuer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and therefore exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations for U.S. and other issuers. Moreover, PubCo is not required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission (the “SEC”) as frequently or within the same time frames as U.S. companies with securities registered under the Exchange Act, although it may elect to file certain periodic reports and financial statements with the SEC on a voluntary basis on the forms used by U.S. domestic issuers. PubCo is not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. In addition, PubCo’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of PubCo’s securities. Accordingly, after the Transactions, if you continue to hold PubCo’s securities, you may receive less or different information about PubCo than you currently receive about BWAQ or that you would receive about a U.S. domestic public company.

In addition, as a “foreign private issuer,” PubCo is permitted to follow certain home country corporate governance practices in lieu of certain Nasdaq requirements. A foreign private issuer must disclose in its annual reports filed with the SEC each Nasdaq requirement with which it does not comply followed by a description of its applicable home country practice. PubCo currently intends to follow some, but not all, of the corporate governance requirements of Nasdaq. With respect to the corporate governance requirements of PubCo that it does follow, PubCo cannot give assurances that it will continue to follow such corporate governance requirements in the future, and may therefore in the future, rely on available Nasdaq exemptions that would allow PubCo to follow its home country practice. Unlike the requirements of Nasdaq, PubCo is not required, under the corporate governance practice and requirements in the Cayman Islands, to have its board consist of a majority of independent directors, nor is PubCo required to have a compensation committee, a nominating or a corporate governance committee consisting entirely of independent directors, or to have regularly scheduled executive sessions with only independent directors each year. Such Cayman Islands home country practices may afford less protection to holders of Ordinary Shares. For additional information regarding the home country practices PubCo intends to follow in lieu of Nasdaq requirements, see “Management of PubCo Following the Transactions — Foreign Private Issuer Status.”

PubCo would lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of PubCo’s outstanding voting securities becomes directly or indirectly held of record by U.S. holders and one of the following is true: (i) the majority of PubCo’s directors or executive officers are U.S. citizens or residents, (ii) more than 50% of PubCo’s assets are located in the United States, or (iii) PubCo’s business is administered principally in the United States. If PubCo loses its status as a foreign private issuer in the future, it will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if it were a company incorporated in the United States. If this were to happen, PubCo would likely incur substantial costs in fulfilling these additional regulatory requirements and members of PubCo’s management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled. PubCo also expects that if it were required to comply with the rules and regulations applicable to U.S. domestic issuers, it would make it more difficult and expensive for PubCo to obtain director and officer liability insurance, and it may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for PubCo to attract and retain qualified members of its board of directors.

Upon the closing of the Transactions, WWB Corporation and Mr. Junsei Ryu, the chief executive officer and chairman of the board of directors of PubCo, will, assuming a no redemption scenario, control approximately 65.4% of the voting power of PubCo’s outstanding ordinary shares (or 70.9% assuming a maximum redemption scenario), without taking into account of potential source of dilution. As a result, PubCo will be a “controlled company” within the meaning of applicable Nasdaq listing rules. See “Management of PubCo Following the Transactions — Controlled Company Status” for further information.

The Business Combination Agreement is attached to this proxy statement/prospectus as Annex A-1, Annex A-2, Annex A-3 and Annex A-4.

Proposal to approve the Business Combination Agreement and the other matters discussed in this proxy statement/prospectus shall be presented at the Extraordinary General Meeting of shareholders of BWAQ scheduled to be held on May 28, 2024.

This proxy statement/prospectus provides you with detailed information about the Transactions and other matters to be considered at the Extraordinary General Meeting of BWAQ Shareholders. We encourage you to carefully read this entire document. You should, in particular, carefully consider the risk factors described in “Risk Factors” beginning on page 51 of this proxy statement/prospectus.

The board of directors of BWAQ has unanimously approved and adopted the Business Combination Agreement and unanimously recommends that the BWAQ Shareholders vote FOR all of the proposals presented to the shareholders. When you consider the board of directors’ recommendation of these proposals, you should keep in mind that certain of BWAQ’s directors and officers have interests in the Transactions. See “Proposal No. 1 — The Business Combination Proposal — Interests of BWAQ’s Directors and Officers in the Transactions.”

This proxy statement/prospectus is dated May 10, 2024 and is first being mailed to BWAQ Shareholders on or about May 17, 2024.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OR ANY OF THE SECURITIES TO BE ISSUED IN THE TRANSACTIONS PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

ADDITIONAL INFORMATION

You may request copies of this proxy statement/prospectus and any other publicly available information concerning BWAQ, without charge, by written request to Advantage Proxy, Inc., our proxy solicitor, at P.O. Box 13581, Des Moines, WA 98198, or banks and brokers can call collect at (206) 870-8565, or email at ksmith@advantageproxy.com, or from the SEC through the SEC website at http://www.sec.gov.

In order for holders of BWAQ Ordinary Shares to receive timely delivery of the documents in advance of the Extraordinary General Meeting of BWAQ Shareholders to be held on May 28, 2024 you must request the information no later than five business days prior to the date of the Extraordinary General Meeting, by May 21, 2024.

Blue World Acquisition Corporation
244 Fifth Avenue, Suite B-88
New York, NY 10001

NOTICE OF EXTRAORDINARY GENERAL MEETING
TO BE HELD ON MAY 28, 2024

Dear Blue World Acquisition Corporation Shareholders:

On behalf of the board of directors of Blue World Acquisition Corporation, a Cayman Islands exempted company (“BWAQ,” “we,” “our” or “us”), we are pleased to enclose the proxy statement/prospectus relating to the proposed business combination pursuant to the Agreement and Plan of Merger (as the same may be amended, restated or supplemented, the “Business Combination Agreement”) with TOYO Co., Ltd, a Cayman Islands exempted company (“PubCo”), TOYOone Limited, a Cayman Islands exempted company (“Merger Sub”), TOPTOYO INVESTMENT PTE. LTD., a Singapore private company limited by shares (“SinCo”), Vietnam Sunergy Cell Company Limited, a Vietnamese company, (the “TOYO Solar,” together with PubCo, Merger Sub and SinCo, the “Group Companies,” or each individually, a “Group Company”), Vietnam Sunergy Joint Stock Company, a Vietnam joint stock company (“VSUN”), Fuji Solar Co., Ltd, a Japanese company (“Fuji Solar”) WA Global Corporation, a Cayman Islands exempted company (“WAG”), Belta Technology Company Limited, a Cayman Islands exempted company (“Belta”), and BestToYo Technology Company Limited, a Cayman Islands exempted company (“BestToYo”).

You are cordially invited to attend an extraordinary general meeting (the “Extraordinary General Meeting”) of BWAQ, which will be held on May 28, 2024, at 9:00 a.m., Eastern Time, at the offices of Robinson & Cole LLP located at 666 Third Avenue, 20th Floor, New York, NY 10017, and virtually via teleconference using the dial-in information: +1 813-308-9980 (Access Code: 173547), or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned.

The Extraordinary General Meeting shall be held for the following purpose:

1.      Proposal No. 1 –– The Business Combination Proposal –– to consider and approve by way of an ordinary resolution a proposal to (a) adopt and approve the Business Combination Agreement and other Transaction Documents (as defined in the Business Combination Agreement), and (b) approve the Transactions (as defined below) (such proposal, the “Business Combination Proposal”). The Business Combination Agreement is attached to this proxy statement/prospectus as Annex A-1, Annex A-2, Annex A-3 and Annex A-4.

Pursuant to the Business Combination Agreement:

a.      the Group Companies, VSUN, Fuji Solar, WAG, Belta and BestToYo shall consummate a series of transactions involving the Group Companies, including (A) PubCo acquiring one hundred percent (100%) of the issued and paid-up share capital of SinCo from Fuji Solar at an aggregate consideration of SGD1.00 (such transaction, the “Share Exchange”), and (B) SinCo acquiring one hundred percent (100%) of the issued and outstanding shares of capital stock of TOYO Solar from VSUN at an aggregate consideration of no less than $50,000,000 (the “SinCo Acquisition,” and together with the Share Exchange, the “Pre-Merger Reorganization”), as a result of which (i) SinCo shall become a wholly-owned subsidiary of PubCo, (ii) TOYO Solar shall become a wholly-owned subsidiary of SinCo; and (iii) immediately prior to the closing of the SinCo Acquisition, WAG, Belta and BestToYo (collectively, the “Sellers”) shall hold an aggregate of 41,000,000 ordinary shares of PubCo, par value $0.0001 per share (such ordinary shares, “PubCo Ordinary Shares”), representing all issued and outstanding share capital of PubCo; and

b.      following the consummation of the Pre-Merger Reorganization, BWAQ shall merge with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Merger”), as a result of which, among other things, all of the issued and outstanding securities of BWAQ immediately prior to the filing of the plan of merger with respect to the Merger (the “Plan of Merger”) to the Registrar of Companies of the Cayman Islands, or such later time as may be specified in the Plan of Merger (the “Merger Effective Time”) shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive substantially equivalent securities of PubCo, in each case, upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of the Companies Act (Revised) of the Cayman Islands (“Cayman Companies Act”) and other applicable laws.

The Merger, the Pre-Merger Reorganization and each of the other transactions contemplated by the Business Combination Agreement or any of the other relevant transactional documents are collectively referred to as “Transactions.”

2.      Proposal No. 2 –– The Merger Proposal –– to approve by way of a special resolution a proposal to authorize the Plan of Merger and to authorize the Merger of BWAQ with and into Merger Sub in accordance with the Plan of Merger with Merger Sub being the surviving company following the Merger (such proposal, the “Merger Proposal”). The Plan of Merger is attached to this proxy statement/prospectus as Annex B.

3.      Proposal No. 3 –– The Adjournment Proposal –– to approve by way of an ordinary resolution to adjourn the Extraordinary General Meeting to a later date or dates or sine die, if necessary, to permit further solicitation and vote of proxies if, at the time of the Extraordinary General Meeting, there are not sufficient votes for, or otherwise in connection with, the approval of the foregoing proposal (such proposal, the “Adjournment Proposal”).

Under the Business Combination Agreement, the approval of the Business Combination Proposal and the Merger Proposal by the requisite vote of BWAQ Shareholders is a condition to the consummation of the Transactions. Each of the Business Combination Proposal and the Merger Proposal is cross-conditioned on the approval of each other. If any one of these proposals is not approved by the BWAQ Shareholders, the Transactions shall not be consummated. The Adjournment Proposal is not conditioned upon the approval of any other Proposal set forth in this proxy statement/prospectus.

The Adjournment Proposal, if adopted, shall allow the Chairman of the Extraordinary General Meeting to adjourn the Extraordinary General Meeting to a later date or dates, if necessary. In no event shall BWAQ solicit proxies to adjourn the Extraordinary General Meeting or consummate the Transactions and related transactions beyond the date by which it may properly do so under BWAQ’s fourth amended and restated memorandum and articles of association (the “BWAQ Charter”) and Cayman Companies Act. The purpose of the Adjournment Proposal is to provide more time to meet the requirements that are necessary to consummate the Transactions and related transactions. The Adjournment Proposal is not conditioned upon the approval of the Business Combination Proposal or the Merger Proposal set forth in the accompanying proxy statement/prospectus.

Each of these proposals is more fully described in the accompanying proxy statement/prospectus, which each BWAQ Shareholder is encouraged to read carefully and in its entirety.

As further described in the accompanying proxy statement/prospectus, the following transactions have been completed: (A) PubCo completed the Share Exchange by acquiring one hundred percent (100%) of the issued and paid-up share capital of SinCo from Fuji Solar at an aggregate consideration of SGD1.00, and (B) SinCo completed the SinCo Acquisition by acquiring one hundred percent (100%) of the issued and outstanding shares of capital stock of TOYO Solar from VSUN at an aggregate consideration of no less than $50,000,000, as a result of which (i) SinCo has become a wholly-owned subsidiary of PubCo, (ii) TOYO Solar has become a wholly-owned subsidiary of SinCo; and (iii) immediately prior to the closing of the SinCo Acquisition, the Sellers became the only shareholders of PubCo and held an aggregate of 41,000,000 PubCo Ordinary Shares, representing all issued and outstanding share capital of PubCo.

Following the consummation of the Pre-Merger Reorganization, subject to the terms and conditions of the Business Combination Agreement, BWAQ shall merge with and into Merger Sub, with Merger Sub continuing as the surviving company, as a result of which, among other things, all of the issued and outstanding securities of BWAQ immediately prior to the Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive substantially equivalent securities of PubCo, in each case, upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of the Cayman Companies Act and other applicable laws. Specifically, (A) each unit of BWAQ (the “BWAQ Unit”) outstanding immediately prior to the Merger Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one (1) Class A ordinary share of BWAQ (“BWAQ Class A Ordinary Shares”), one-half (1/2) of one BWAQ warrant (“BWAQ Warrant”), and one (1) BWAQ right (“BWAQ Right”) in accordance with the terms of the applicable BWAQ Unit, (B) each BWAQ ordinary share (“BWAQ Ordinary Shares”) issued and outstanding immediately prior to the Merger Effective Time shall automatically be converted into the right to receive one (1) PubCo Ordinary Share, following which all such BWAQ Ordinary Shares shall cease to be outstanding and shall automatically be canceled and shall cease to exist, (C) each BWAQ Warrant outstanding immediately prior to the Merger Effective Time shall be automatically converted into one (1) PubCo warrant exercisable for PubCo Ordinary Shares in accordance with its terms, and (D) each BWAQ Right issued and outstanding immediately prior to the Merger Effective Time, shall be automatically converted into the right to receive one-tenth (1/10) of one PubCo Ordinary Share, following which all BWAQ Rights shall cease to be outstanding and shall automatically be canceled and shall cease to exist.

In connection with the Transactions, certain related agreements will be entered into prior to the Merger Closing, including Sponsor Lock-up Agreement, Registration Rights Agreement, Warrant Assumption Agreement and transaction documents in connection with the Transaction Financing (each as defined in the accompanying proxy statement/prospectus). See “The Business Combination Agreement and Other Transaction Documents — Related Agreements and Documents” in the accompanying proxy statement/prospectus for more information.

Pursuant to the BWAQ Charter, a holder (a “BWAQ Public Shareholder”) of BWAQ Class A Ordinary Shares sold in BWAQ’s initial public offering (the “BWAQ IPO”) consummated on February 2, 2022 (including the full exercise of over-allotment option) (such shares, “BWAQ Public Shares”) may request that BWAQ redeem all or a portion of such BWAQ Public Shares for cash in connection with the completion of the Transactions. The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to Continental Stock Transfer & Trust Company, LLC (“Continental”) in order to validly redeem its shares. BWAQ Public Shareholders may elect to redeem their BWAQ Public Shares no matter if they vote “for” or “against,” or abstain from voting on the Business Combination Proposal or the Merger Proposal. If the Transactions are not consummated, the public shares will be returned to the respective holder, broker or bank. If the Transactions are consummated, and if a BWAQ Public Shareholder properly exercises its right to redeem all or a portion of the BWAQ Public Shares that it holds and timely delivers its share certificates (if any) and other redemption forms (as applicable) to Continental, BWAQ will redeem such BWAQ Public Shares for a per-share price, payable in cash, equal to the pro rata portion of the amount on deposit in the trust account as of two business days prior to the consummation of the Transactions, including interest earned on the funds held in the trust account and not previously released to BWAQ to pay its taxes (less up to $50,000 of interest to pay dissolution expenses). For illustrative purposes, as of April 24, 2024, the Record Date of the Extraordinary General Meeting, the redemption price was approximately $11.26 per share less any owed but unpaid taxes on the funds in the trust account. If a BWAQ Public Shareholder exercises its redemption rights in full, then it will be electing to exchange its public shares for cash and will no longer own public shares. See “Extraordinary General Meeting of BWAQ Shareholders — Redemption Rights” in the accompanying proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your BWAQ Public Shares for cash.

Notwithstanding the foregoing, a BWAQ Public Shareholder, together with any affiliate of such BWAQ Public Shareholder or any other person with whom such BWAQ Public Shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a BWAQ Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of BWAQ Public Shares, then any such shares in excess of that 15% limit would not be redeemed.

Blue World Holdings Limited, a Hong Kong private company limited by shares and the sponsor of BWAQ (the “Sponsor”), BWAQ’s officers and directors (together with the Sponsor, the “BWAQ Insiders”) and Maxim Group LLC, the representative of several underwriters of the BWAQ IPO (“Maxim”) with respect to the Private Shares held by Maxim (together with the BWAQ Insiders, the “BWAQ Initial Shareholders”) have agreed to, among other things, vote all of their BWAQ Ordinary Shares, as applicable in favor of the proposals being presented at the Extraordinary General Meeting and waive their redemption rights with respect to the BWAQ Ordinary Shares in connection with the consummation of the Transactions. As of the date of this proxy statement/prospectus, the BWAQ Initial Shareholders own approximately 41.9% of the issued and outstanding BWAQ Ordinary Shares (excluding 40,000 BWAQ Class A Ordinary Shares held by Maxim and/or its designees issued by BWAQ as representative compensation (the “Representative Shares”), which are not subject to any voting arrangement). Pursuant to the Business Combination

Agreement, Fuji Solar has agreed to support the consummation of the Transactions, and we reasonably believe that Fuji Solar will vote 400,000 Founder Shares it holds, representing approximately 7.2% the issued and outstanding BWAQ Ordinary Shares, in favor of the proposals being presented at the Extraordinary General Meeting and not to redeem such Founder Shares in connection with the consummation of the Transactions.

The Business Combination Agreement is subject to the satisfaction or waiver of certain other closing conditions as described in the accompanying proxy statement/prospectus. There can be no assurance that the parties to the Business Combination Agreement would waive any such closing condition. In addition, in no event will BWAQ redeem BWAQ Public Shares in an amount that would cause BWAQ’s net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) to be less than $5,000,001 after giving effect to the transactions contemplated by the Business Combination Agreement.

BWAQ is providing the accompanying proxy statement/prospectus and accompanying proxy card to BWAQ Shareholders in connection with the solicitation of proxies to be voted at the Extraordinary General Meeting and at any adjournments of the Extraordinary General Meeting. Information about the Extraordinary General Meeting, the Transactions and other related business to be considered by BWAQ Shareholders at the Extraordinary General Meeting is included in the accompanying proxy statement/prospectus. Whether or not you plan to attend the Extraordinary General Meeting, all of BWAQ Shareholders should read the accompanying proxy statement/prospectus, including the Annexes and other documents referred to therein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 51 of the accompanying proxy statement/prospectus.

After careful consideration, upon the recommendations of the Special Committee, BWAQ’s board of directors has unanimously approved the Transactions and determined that the Business Combination Proposal, the Merger Proposal and the Adjournment Proposal are advisable and fair to and in the best interest of BWAQ and unanimously recommends that you vote or give instruction to vote “FOR” the Business Combination Proposal, “FOR” the Merger Proposal and “FOR” the Adjournment Proposal, if presented. When you consider the board of directors’ recommendation of these proposals, you should keep in mind that our directors and our officers have interests in the Transactions that may conflict with your interests as a shareholder. See “Proposal No. 1 — The Business Combination Proposal — Interests of BWAQ’s Directors and Officers in the Transactions” in the accompanying proxy statement/prospectus for a further discussion of these considerations.

The approval of the Business Combination Proposal requires the affirmative vote of at least a simple majority of the votes cast by the holders of the issued and outstanding BWAQ Ordinary Shares, voting as a single class, who are present in person (including virtual presence) or represented by proxy and entitled to vote thereon at the Extraordinary General Meeting. The approval of Merger Proposal requires the affirmative vote of at least two-thirds of the votes cast by the holders of the issued and outstanding BWAQ Ordinary Shares, voting as a single class, who are present in person (including virtual presence) or represented by proxy and entitled to vote thereon at the Extraordinary General Meeting. Each of the Business Combination Proposal and the Merger Proposal is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus. The approval of the Adjournment Proposal, if presented, will require the consent of the meeting, which means a simple majority of the votes which are cast by those shareholders of BWAQ who are present, in person or by proxy, and vote thereupon at the Extraordinary General Meeting.

If the Business Combination Proposal is not approved, the Merger Proposal will not be presented to BWAQ Shareholders for a vote.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Extraordinary General Meeting, please sign, date, vote and return the enclosed proxy card as soon as possible in the envelope provided to make sure that your shares are represented at the Extraordinary General Meeting. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker or bank to ensure that votes related to the shares you beneficially own are properly counted. The Transactions will be consummated only if the Business Combination Proposal and the Merger Proposal are approved at the Extraordinary General Meeting. Each of the Business Combination Proposal and the Merger Proposal is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the Extraordinary General Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Extraordinary General Meeting in person or virtually, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the Extraordinary General Meeting. If you are a shareholder of record and you attend the Extraordinary General Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR BWAQ ORDINARY SHARES BE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO OUR TRANSFER AGENT AT LEAST TWO BUSINESS DAYS BEFORE THE SCHEDULED DATE OF THE EXTRAORDINARY GENERAL MEETING. IN ORDER TO EXERCISE YOUR REDEMPTION RIGHT, YOU NEED TO IDENTIFY YOURSELF AS A BENEFICIAL HOLDER AND PROVIDE YOUR LEGAL NAME, PHONE NUMBER AND ADDRESS IN YOUR WRITTEN DEMAND. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE TRANSACTIONS ARE NOT COMPLETED, THEN THESE SHARES SHALL BE RETURNED TO YOU OR YOUR ACCOUNT. IF YOU HOLD THE SHARES IN STREET NAME, YOU NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BROKER, BANK OR OTHER NOMINEE TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “EXTRAORDINARY GENERAL MEETING OF BWAQ SHAREHOLDERS — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

On behalf of BWAQ’s board of directors, I would like to thank you for your support and look forward to the successful completion of the Transactions.

Sincerely,
/s/ Liang Shi
Liang Shi Chairman of the Board of Directors

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

The accompanying proxy statement/prospectus is dated May 10, 2024, and is first being mailed to shareholders on or about May 17, 2024.

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ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form F-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by PubCo, constitutes a prospectus of PubCo under Section 5 of the U.S. Securities Act of 1933, as amended (the “Securities Act”) with respect to the PubCo Ordinary Shares to be issued to BWAQ Shareholders and the PubCo Ordinary Shares to be issued to certain TOYO Solar Shareholders, if the Transactions described herein is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Extraordinary General Meeting of BWAQ Shareholders at which BWAQ Shareholders shall be asked to consider and vote upon proposals to approve the Business Combination Proposal and the Merger Proposal (each as defined herein) and to adjourn the meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to adopt the Business Combination Proposal or the Merger Proposal.

References to “U.S. Dollars” and “$” in this proxy statement/prospectus are to United States dollars, the legal currency of the United States. Certain monetary amounts, percentages and other figures included in this proxy statement/prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables or charts may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them. In particular, in certain cases, percentage changes are based on a comparison of the actual values recorded in the relevant financial statements and not rounded values shown in this proxy statement/prospectus.

INDUSTRY AND MARKET DATA

The industry and market position information that appears in this proxy statement/prospectus is from independent market research carried out by China Insights Industry Consultancy Limited (“CIC”), which was commissioned by TOYO Solar, which has become the operating subsidiary of PubCo as of the date of this proxy statement/prospectus as a result of the consummation of the Pre-Merger Reorganization. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates.

Such information is supplemented where necessary with TOYO Solar and/or PubCo’s own internal estimates and information obtained taking into account publicly available information about other industry participants and TOYO Solar and/or PubCo’s management’s judgment where information is not publicly available. This information appears in “Summary of the Proxy Statement/Prospectus,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of PubCo,” “Information Related to PubCo” and other sections of this proxy statement/prospectus.

Industry reports, publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. In some cases, we do not expressly refer to the sources from which this data is derived. While we have compiled, extracted, and reproduced industry data from these sources, we have not independently verified the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this proxy statement/prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of PubCo.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

Certain monetary amounts, percentages and other figures included in this proxy statement/prospectus have been subject to rounding adjustments. Certain other amounts that appear in this proxy statement/prospectus may not sum due to rounding.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the term “TOYO Solar” refers to Vietnam Sunergy Cell Company Limited, a Vietnamese company, the term “BWAQ” refers to Blue World Acquisition Corporation, a Cayman Islands exempted company, and “PubCo” refers to TOYO Co., Ltd, a newly incorporated exempted company with limited liability incorporated under the laws of the Cayman Islands.

In addition, in this document:

“Aggregate Financing Amount” means the aggregate amount of the Transaction Financings that are not Company-initiated Transaction Financings (as defined in the Sponsor Support Agreement).

“Adjournment Proposal” means the proposal to adjourn the Extraordinary General Meeting to a later date or dates or sine die, if necessary, to permit further solicitation and vote of proxies.

“Automatic Release” means the earlier of the following events after the Merger Closing: (i) the date on which the closing price of each PubCo Ordinary Share as reported by Bloomberg or, if not available on Bloomberg, as reported by Morningstar equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Merger Closing Date, or (ii) the date there is a Change of Control (as defined in the Shareholder Lock-Up and Support Agreement)

“Administrative Services Agreement” means the administrative services agreement dated as of January 31, 2022 by and between BWAQ and the Sponsor.

“Amended PubCo Charter” means that certain amended and restated memorandum and articles of association of PubCo to be in effect following the Transactions.

“Belta” means Belta Technology Company Limited, a Cayman Islands exempted company.

“BestToYo” means BestToYo Technology Company Limited, a Cayman Islands exempted company.

“Business Combination Agreement” means that certain Agreement and the Plan of Merger dated August 10, 2023 (as the same may be amended, restated or supplemented) by and among TOYO Solar, BWAQ, PubCo, Merger Sub, SinCo, VSUN, Fuji Solar, WAG, Belta and BestToYo.

“Business Combination Proposal” means proposal to (a) adopt and approve the Business Combination Agreement and other Transaction Documents, and (b) approve the Transactions.

“BWAQ Board” means the board of directors of BWAQ.

“BWAQ Charter” means the current amended and restated memorandum and articles of association of BWAQ.

“BWAQ Class A Ordinary Shares” means Class A ordinary shares, $0.0001 par value per share, of BWAQ.

“BWAQ Class B Ordinary Shares” means Class B ordinary shares, $0.0001 par value per share, of BWAQ.

“BWAQ Insiders” means the Sponsor, officers and directors of BWAQ.

“BWAQ Initial Shareholders” means the BWAQ Insiders and Maxim with respect to the holding of the Private Shares, and/or its designees.

“BWAQ Ordinary Shares” means BWAQ Class A Ordinary Shares and BWAQ Class B Ordinary Shares.

“BWAQ Public Shares” means the BWAQ Class A Ordinary Shares included in the units issued in the BWAQ IPO.

“BWAQ Public Shareholders” means the public shareholders of BWAQ holding the BWAQ Class A Ordinary Shares included in the BWAQ Units issued in the BWAQ IPO.

“Benchmark Price” means $10.00 per PubCo Ordinary Shares in a PIPE Financing, subject to certain adjustments set forth in the Sponsor Support Agreement.

“BWAQ Rights” means the rights included in the units issued in the BWAQ IPO, each entitling its holder to receive one-tenth (1/10) of one BWAQ Class A Ordinary Share at the closing of a business combination.

“BWAQ Shareholders” means the shareholders of BWAQ Ordinary Shares.

“BWAQ Transaction Expenses” means, without duplication, any out-of-pocket fees and expenses actually payable by BWAQ, the Sponsor or its affiliates as a result of or in connection with BWAQ’s negotiation, documentation and consummation of the Transactions, including (a) cash repayment of any Working Capital Loans, if any, (b) costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, including consultants and public relations firms, (c) all expenses BWAQ is responsible for as set forth in Section 10.2(a)(iv) of the Business Combination Agreement, (d) any and all filing fees to the Governmental Authorities (as defined in the Business Combination Agreement) in connection with the Transactions, and (e) amounts due to Sponsor for general and administrative services for the period from February 1, 2023, until the Merger Closing pursuant to the Administrative Services Agreement. For the avoidance of doubt, BWAQ Transaction Expenses shall exclude cash repayment of the underwriters of BWAQ IPO with respect to Deferred Underwriting Fee, if any.

“BWAQ Warrant” means redeemable warrants included in the units issued in the BWAQ IPO, each whole warrant entitling its holder to purchase one (1) BWAQ Class A Ordinary Share at a purchase price of $11.50 per share, subject to certain adjustments.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

“Continental” means Continental Stock Transfer & Trust Company.

“Cayman Companies Act” means Companies Act (Revised) of the Cayman Islands.

“DTC” means The Depository Trust Company.

“Deferred Underwriting Fee” means an aggregate of $3,220,000 payable to Maxim upon the consummation of the Transactions pursuant to an underwriting agreement of dated as of January 31, 2022, by and between BWAQ and Maxim in connection with the BWAQ IPO.

“Deferred Underwriting Shares” means an aggregate of 322,000 PubCo Ordinary Shares to be issued to Maxim upon the conversion of the Deferred Underwriting Fee at $10.00 per share pursuant to the Underwriter’s Consent.

“Extension” means the extensions of BWAQ’s timeline to complete a business combination pursuant to the BWAQ Charter.

“Extraordinary General Meeting” means the extraordinary general meeting of BWAQ Shareholders in connection with the Transactions.

“Extension Payments” means the funds deposited into the Trust Account in connection with BWAQ’s Extension of pursuant to the BWAQ Charter.

“Extension Notes” means the Sponsor Extension Notes and the Fuji Extension Notes, collectively, in the total amount of $1,968,648 as of the date of this proxy statement/prospectus.

“Earnout Shares” means an aggregate of 13,000,000 PubCo Ordinary Shares that the Sellers collectively shall deposit into the Earnout Escrow Account at or prior to the Merger Closing pursuant to the Business Combination Agreement, consisting of 8,060,000 PubCo Ordinary Shares to be deposited by WAG, 3,185,000 PubCo Ordinary Shares to be deposited by Belta and 1,755,000 PubCo Ordinary Shares to be deposited by BestToYo, respectively.

“Earnout Escrow Account” means a segregated escrow account for the deposit of the Earnout Shares.

“Existing Warrant Agreement” means the Warrant Agreement, dated as of January 31, 2022, by and between BWAQ and the Warrant Agent in connection with the BWAQ Warrants.

“Fuji Expenses Notes” means the unsecured promissory notes issued by BWAQ to Fuji Solar in connection with its payment for its portion of the Valuation Firm Expenses and Proxy Solicitor Expenses.

“Fuji Extension Notes” means the unsecured promissory notes issued by BWAQ to Fuji Solar in the total amount of $210,000 as of the date of this proxy statement/prospectus, issued on December 4, 2023, December 26, 2023, February 6, 2024 and April 1, 2024 for the Extension Payments.

“Fuji Solar” means Fuji Solar Co., Ltd, a Japanese company, and a majority-owned subsidiary of WWB.

“Founder Shares” means an aggregate of 2,300,000 BWAQ Class B Ordinary Shares issued by BWAQ to the Sponsor and officers and directors prior to the completion of the BWAQ IPO (including BWAQ Class A Ordinary Shares issuable upon the conversion of such BWAQ Class B Ordinary Shares).

“Fairness Opinion” means the fairness opinion rendered by Primary Capital, dated as of August 7, 2023, in connection with the Transactions.

“Group Companies” means TOYO Solar, PubCo, Merger Sub and SinCo, collectively.

“Group Company Transaction Expenses” means without duplication, (a) any out-of-pocket fees and expenses paid or payable by the Group Companies or any of their affiliates as a result of or in connection with the negotiation, documentation and consummation of the Transactions, including without limitation (i) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, including consultants and public relations firms, all expenses that the Group Companies are responsible for as set forth in Section 10.2(a)(iv) of the Business Combination Agreement and the cost of the “tail” policy contemplated by Section 10.12, (ii) of the Business Combination Agreement any and all filing fees of the Governmental Authorities in connection with the Transactions (including without limitation, the Pre-Merger Reorganization), (iii) all fees, costs, expenses and disbursements incurred in connection with the establishment of PubCo, Merger Sub and SinCo and other related organization and maintenance expenses arising with respect to PubCo, Merger Sub and SinCo, (b) any stamp duty payable by the Shareholders or the Group Companies in connection with the Transactions, and (c) all Transfer Taxes (as defined in the Business Combination Agreement) payable by the Shareholders or the Group Companies in connection with the Transactions.

“IRS” means the U.S. Internal Revenue Service.

“JOBS Act” means the Jumpstart our Business Startups Act of 2012.

“June 2023 Meeting” means the extraordinary general meeting of the shareholders of BWAQ held on June 30, 2023.

“Maxim” means Maxim Group LLC, the representative of several underwriters of the BWAQ IPO.

“Merger” means the merger of BWAQ with and into Merger Sub, with Merger Sub continuing as the surviving company pursuant to the Business Combination Agreement.

“Merger Closing Date” means the date on which the Merger Closing actually occurs.

“Merger Effective Time” means the time of filing of the Plan of Merger to the Registrar of Companies of the Cayman Islands, or such later time as may be specified in the Plan of Merger.

“Merger Sub” means TOYOone Limited, a Cayman Islands exempted company.

“May 2023 Meeting” means the extraordinary general meeting of the shareholders of BWAQ held on May 2, 2023.

“Nasdaq” means The Nasdaq Stock Market.

“PubCo” means TOYO Co., Ltd, a Cayman Islands exempted company.

“Primary Capital” means Primary Capital LLC.

“PubCo ESOP” means the equity incentive plan to be adopted by PubCo prior to the Merger Closing.

“PIPE Financing” means equity financings of PubCo through the private sale to investors of PubCo Ordinary Shares.

“Private Financing” means any equity financing of Group Companies through (x) the private sale to investors of equity securities of any Group Company to be consummated prior to the Merger Closing, or (y) the private sale to investors of securities of BWAQ to be consummated prior to the Merger Closing, the gross proceeds of which shall be deposited in a segregated escrow account and be irrevocably and unconditionally released to PubCo at the Merger Closing (or another time mutually agreed by PubCo and the investors), in each case on terms mutually agreed to by the Group Companies, the Shareholders and BWAQ.

“PIPE Investor” means NOTAM Co., Ltd., a Japanese corporation.

“PIPE Shares” means a total of 600,000 BWAQ Class A Ordinary Shares to be issued to the PIPE Investor immediately prior to the Merger Closing, at a purchase price of $10.00 per share, for an aggregate purchase price of $6,000,000.

“Plan of Merger” means the plan of merger with respect to the Merger as set forth in Annex C.

“PubCo Ordinary Shares” means the ordinary shares of PubCo, par value $0.0001 per share.

“Private Rights” means the rights included in the Private Units, each entitling its holder to receive one-tenth (1/10) of one BWAQ Class A Ordinary Share upon the completion of an initial business combination.

“Private Units” means the private units, each consisting of one BWAQ Class A Ordinary Share, one half (1/2) of one Private Warrants and on Private Right issued in a private placement concurrently with the BWAQ IPO.

“Private Shares” means the BWAQ Class A Ordinary Shares included in the Private Units.

“Pre-Merger Reorganization” means the SinCo Acquisition and the Share Exchange, collectively.

“Private Warrants” means the warrants included in the Private Units, each whole to acquire one BWAQ Class A Ordinary Share.

“PubCo Warrants” means the warrants of PubCo, each whole to acquire one PubCo Ordinary Share.

“Record Date” means April 24, 2024.

“Representative Shares” means an aggregate of 40,000 BWAQ Class A Ordinary Shares held by Maxim and/or its designees.

“Registration Rights Agreement” means the Registration Rights Agreement to be entered into by and among PubCo, Fuji Solar, WAG, Belta, BestToYo the Sponsor, and certain other parties thereto immediately prior to the Merger Closing pursuant to the Business Combination Agreement.

“Redemption Waiver” means redemption waivers and support agreements to be obtained by BWAQ from its existing shareholders or secure new investors to backstop the redemptions by its existing shareholders in connection with the Transactions.

“Rule 144” means Rule 144 under the Securities Act.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shareholders” means prior to February 29, 2024, Fuji Solar and VSUN, and from and after February 29, 2024, VSUN, WAG, Belta and BestToYo, and “Shareholder” shall mean any one of them.

“Sponsor” means Blue World Holdings Limited, a Hong Kong private company limited by shares.

“Sellers” means WAG, Belta and BestToYo, collectively.

“SinCo Acquisition” means the acquisition of one hundred percent (100%) of the issued and outstanding shares of capital stock of TOYO Solar by SinCo from VSUN at an aggregate consideration of no less than $50,000,000.

“Special Committee” means the special committee of BWAQ consisting of independent directors of BWAQ, established in connection with the Transactions.

“Share Exchange” means the acquisition of one hundred percent (100%) of the issued and paid-up share capital of SinCo by PubCo from Fuji Solar at an aggregate consideration of SGD1.00.

“Sponsor Earnout Equities” means 2,280,000 Founder Shares held by the Sponsor, excluding (i) 400,000 Founder Shares to be distributed by the Sponsor to its employees or advisors prior to the Merger Closing, (ii) 100,000 Founder Shares to be transferred by the Sponsor to Fuji Solar immediately prior to or upon the Merger Closing, and (iii) 400,000 Founder Shares transferred to Fuji Solar promptly following the execution of the Sponsor Support Agreement in accordance with a share subscription agreement between the Sponsor and Fuji Solar pursuant to which Fuji Solar purchased 2,500 preference shares of the Sponsor for a total purchase price of $1,200,000, which entitles Fuji Solar to receive 400,000 Founder Shares from the Sponsor.

“SinCo” means TOPTOYO INVESTMENT PTE. LTD., a Singapore private company limited by shares.

“Sponsor Extension Notes” means the unsecured promissory notes issued by BWAQ to the Sponsor or its designees, including ZENIN INVESTMENTS LIMITED, one of the shareholders of the Sponsor, in the total amount of $1,758,648 as of the date of this proxy statement/prospectus, issued on January 31, 2023, May 2, 2023, June 2, 2023, June 30, 2023, July 31, 2023, September 1, 2023, September 28, 2023, November 1, 2023, December 26, 2023, March 1, 2024 and May 2, 2024 for the Extension Payments.

“Sponsor Notes” means unsecured promissory notes issued by BWAQ to the Sponsor in the aggregate amount of $1,270,000 as of the date of this proxy statement/prospectus, including the Sponsor Note A, the Sponsor Note B, the Sponsor Note C, the Sponsor Note D and the Sponsor Note E.

“Sponsor Note A” means an unsecured promissory note in the amount of $400,000 issued by BWAQ to the Sponsor on November 30, 2022.

“Sponsor Note B” means an unsecured promissory note in the amount of $120,000 issued by BWAQ to the Sponsor on July 31, 2023.

“Sponsor Note C” means an unsecured promissory note in the amount of $250,000 issued by BWAQ to the Sponsor on November 15, 2023.

“Sponsor Note D” means an unsecured promissory note in the amount of $180,000 issued by BWAQ to the Sponsor on April 1, 2024.

“Sponsor Note E” means an unsecured promissory note in the amount of up to $320,000 issued by BWAQ to the Sponsor on April 19, 2024.

“Shareholder Lock-Up and Support Agreement” means the Shareholder Lock-Up and Support Agreement dated as of August 10, 2023 (as the same may be amended, restated or supplemented), by and among BWAQ, PubCo, Fuji Solar, WAG, Belta and BestToYo.

“Shareholder Lock-Up Securities” means (A) PubCo Ordinary Shares held by each Seller immediately after the Merger Closing, (B) PubCo Ordinary Shares issuable upon the exercise of options or warrants to purchase PubCo Ordinary Shares held by each Seller immediately after the Merger Closing (along with such options or warrants themselves), and (C) any PubCo Ordinary Shares acquirable upon the conversion, exercise or exchange of any securities convertible into or exercisable or exchangeable for PubCo Ordinary Shares held by each Seller immediately after the Merger Closing (along with securities themselves), and exclude (x) PubCo Ordinary Shares to be issued to any Seller upon conversion of any loan that has been or to be made to BWAQ by any Seller, Fuji Solar or their respective designee and evidenced by a promissory note, loan agreement or similar document, for the purpose of financing costs, expenses, extension related costs and deposits and other obligations incurred by BWAQ for the Transactions, including but not limited to the loans made or to be made pursuant to Section 9.7(a) and Section 10.2(a)(iv) of the Business Combination Agreement, and (y) PubCo Warrants that any Seller will hold immediately following the Merger Effective Time and any PubCo Ordinary Shares to be issued upon exercise of such PubCo Warrants (if any).

“Shareholder Lock-Up Period” means the period commencing on the Merger Closing Date and ending on the date that is the earlier to occur of (A)(i) for 20% of the PubCo Ordinary Shares held, issuable, exercisable, exchangeable, or acquirable in respect of any Shareholder Lock-up Securities, six (6) months after the Merger Closing Date, (ii) for 30% of the PubCo Ordinary Shares held, issuable, exercisable, exchangeable, or acquirable in respect of any Shareholder Lock-up Securities, twelve (12) months after the Merger Closing Date, and (iii) for 50% of PubCo Ordinary Shares held, issuable, exercisable, exchangeable, or acquirable in respect of any Shareholder Lock-up Securities, eighteen (18) months after the Merger Closing Date, with the percentages set forth in this sentence applying to the aggregate holdings of the Shareholder Lock-Up Securities held by all entities and individuals constituting Shareholder, or (B) for all and any Shareholder Lock-up Securities, the Automatic Release.

“Sponsor Support Agreement” means the Sponsor Support Agreement dated as of August 10, 2023, by and among BWAQ, the Sponsor and PubCo.

“Sellers Subject Shares” means (i) 2,450 PubCo Ordinary Shares held by Belta, representing 24.5% of the issued and outstanding shares of PubCo, (ii) 6,200 PubCo Ordinary Shares held by WAG, representing 62% of the issued and outstanding shares of PubCo, and (iii) 1,350 PubCo Ordinary Shares held by BestToYo, representing 13.5% of the issued and outstanding shares of PubCo, in each case as of the date of the Shareholder Lock-Up and Support Agreement

(such shares of PubCo held by Belta, WAG and BestToYo, including additional shares of PubCo (a) issued or otherwise distributed to Belta, WAG or BestToYo by PubCo pursuant to any share dividend or distribution, (b) resulting from any change in share capital of PubCo by reason of any share split, recapitalization, combination, exchange of shares or the like, (c) the legal ownership of which is acquired by Belta, WAG or BestToYo, including by exchange or conversion of any other security, or upon exercise of options, settlement of restricted share units, or (d) as to which Belta, WAG or BestToYo acquires the right to vote or share in the voting, in each case after the date of the Shareholder Lock-Up and Support Agreement and during the term of the Shareholder Lock-Up and Support Agreement.

“Sponsor Subject Shares” means BWAQ Ordinary Shares, BWAQ Ordinary Shares including SPAC Shares underlying the securities of BWAQ (including the BWAQ Units, BWAQ Warrants and BWAQ Rights) as set forth in the Sponsor Support Agreement, together with any BWAQ Ordinary Shares or other securities (including any securities convertible into or exercisable or exchangeable for BWAQ Ordinary Shares) (a) issued or otherwise distributed to the Sponsor pursuant to any stock dividend or distribution, (b) resulting from any change in any of the BWAQ Ordinary Shares or other share capital of BWAQ by reason of any share split, recapitalization, combination, exchange of shares or the like, (c) the legal ownership of which is acquired by the Sponsor, including by exchange or conversion of any other security, or upon exercise of options, settlement of restricted share units or capitalization of Working Capital Loans, or (d) as to which the Sponsor acquires the right to vote or share in the voting, in each case after the date of the Sponsor Support Agreement and during the term of the Sponsor Support Agreement.

“Securities Transfer Agreement” means the Securities Transfer Agreement dated as of January 31, 2022 among BWAQ, the Sponsor and certain transferees.

“Trust Account” means the trust account established by BWAQ upon the consummation of BWAQ IPO and maintained by Continental, acting as trustee, for the benefit of BWAQ Public Stockholders in connection with the BWAQ IPO.

“Trust Agreement” means the Investment Management Trust Agreement, dated as of January 31, 2022, as amended on May 2, 2023, June 30, 2023, January 26, 2024 and March 26, 2024, between BWAQ and Continental, as trustee.

“Transaction Financings” means any transaction pursuant to which investors commit to acquiring (x) PubCo Ordinary Shares, (y) equity securities of any Group Company, or (z) subject to the restrictions set forth in Section 9.8 of the Business Combination Agreement, BWAQ’s securities which will be converted into PubCo’s equity securities prior to or upon the Merger Effective Time, in each case on terms and conditions acceptable to TOYO Solar and BWAQ, including without limitation, the PIPE Financing, Private Financing and Redemption Waiver.

“TOYO Solar” means Vietnam Sunergy Cell Company Limited, a Vietnamese company.

“Transactions” means the Merger, the Pre-Merger Reorganization and each of the other transactions contemplated by the Business Combination Agreement or any of the other relevant Transaction Documents.

“Transaction Documents” means, collectively, the Business Combination Agreement, the Plan of Merger, the Shareholder Lock-Up and Support Agreement, the Sponsor Support Agreement, the Sponsor Lock-up Agreement, the Registration Rights Agreement, the Warrant Assumption Agreement and any other agreements, documents or certificates entered into or delivered pursuant hereto or thereto, and the expression “Transaction Document” means any one of them.

“Underwriting Agreement” means the underwriting agreement dated as of January 31, 2022, as amended on October 2, 2023, between BWAQ and Maxim in connection with the BWAQ IPO.

“Underwriter’s Consent” means the irrevocable consent of underwriters of the BWAQ IPO to convert the entire amounts due to them for their Deferred Underwriting Fees into 322,000 PubCo Ordinary Shares at $10.00 per share upon the Merger Closing pursuant to the Underwriting Agreement.

“VSUN” means Vietnam Sunergy Joint Stock Company, a Vietnam joint stock company.

“WAG” means WA Global Corporation, a Cayman Islands exempted company.

“Warrant Agent” means Continental, acting as the warrant agent pursuant to the Existing Warrant Agreement.

“Warrant Assumption Agreement” means an assignment, assumption and amended & restated warrant agreement, which amends the Existing Warrant Agreement, to be entered by and among PubCo, BWAQ and Continental, as warrant agent.

“Working Capital Loan” means the loans to be provided by the Insiders and/or its designees for BWAQ in order to finance transaction costs in connection with an initial business combination.

“Working Capital Units” means the BWAQ Units issuable upon the conversion of Working Capital Loans at a price of $10.00 per unit, with the terms identical to the Private Units.

“Working Capital Loans Conversion Consent” means the irrevocable consent from the Sponsor or other persons entitled to receive repayment of the Working Capital Loans to convert the entire amounts due under the Working Capital Loans into BWAQ Units immediately prior to the Merger Closing.

“WWB” means WWB Corporation, a Japanese company.

“2024 Audited Net Profit” means net profit of PubCo for the fiscal year ending December 31, 2024, as shown on the audited financial statements of PubCo for the fiscal year ending December 31, 2024.

“U.S. Dollars” and “$” means United States dollars, the legal currency of the United States.

“U.S. GAAP” means generally accepted accounting principles in the United States.

FREQUENTLY USED TERMS RELATED TO TOYO SOLAR’S BUSINESS

Unless otherwise stated or unless the context otherwise requires, in this document:

“AD/CVD” means antidumping and countervailing duties.

“AGVs” means automatic guided vehicles.

“APS” means Announced Pledges Scenario.

“BBr3” means boron tribromide.

“Bloomberg NEF” means Bloomberg New Energy Finance.

“CAGR” means compound annual growth rate.

“c-Si” means crystalline silicon.

“GW” means gigawatt or one billion watts.

“HF/HNO3” means hydrofluoric acid.

“HJT” means heterojunction technology.

“IBC” means Interdigitated Back Contact.

“IEA” means the International Energy Agency.

“KOH” means potassium hydroxide.

“LCOE” means levelized costs of energy.

“NREL” means National Renewable Energy Laboratory.

“NZE” means Net Zero Emissions by 2050 Scenario.

“OEM” means Original Equipment Manufacturer.

“PCT” means the International Patent System.

“PECVD” means plasma-enhanced chemical vapor deposition.

“PERC” means Passivated Emitter and Rear Cell.

“PV” means photovoltaic.

“SE” means surface engineering.

“TOPCon” means Tunnel Oxide Passivated Contact.

“UFLPA” means the Uyghur Forced Labor Prevention Act.

“UMG-Si” means upgraded metallurgical-grade silicon.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

TOYO Solar has applied for trademarks and trade names that it uses in connection with the operation of its business. This proxy statement/prospectus also contains trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this proxy statement/prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that TOYO Solar will not assert, to the fullest extent permitted under applicable law, its rights or the right of the applicable licensor to these trademarks, trade names and service marks. TOYO Solar does not intend its use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of TOYO Solar by, any other parties.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the Extraordinary General Meeting, including with respect to the proposed Transactions. The following questions and answers do not include all the information that is important to BWAQ Shareholders. BWAQ Shareholders should read this proxy statement/prospectus, including the Annexes and the other documents referred to herein, carefully and in their entirety to fully understand the proposed Transactions and the voting procedures for the Extraordinary General Meeting.

Q:     Why am I receiving this proxy statement/prospectus?

A:     BWAQ Shareholders are being asked to consider and vote upon a proposal to approve and adopt the transactions contemplated pursuant to an Agreement and Plan of Merger (as the same may be amended, restated or supplemented, the “Business Combination Agreement”) with TOYO Co., Ltd, a Cayman Islands exempted company (“PubCo”), TOYOone Limited, a Cayman Islands exempted company (“Merger Sub”), TOPTOYO INVESTMENT PTE. LTD., a Singapore private company limited by shares (“SinCo”), Vietnam Sunergy Cell Company Limited, a Vietnamese company (“TOYO Solar,” together with PubCo, Merger Sub and SinCo, the “Group Companies,” or each individually, a “Group Company”), Vietnam Sunergy Joint Stock Company, a Vietnam joint stock company (“VSUN”), Fuji Solar Co., Ltd, a Japanese company (“Fuji Solar”), WA Global Corporation, a Cayman Islands exempted company (“WAG”), Belta Technology Company Limited, a Cayman Islands exempted company (“Belta”), and BestToYo Technology Company Limited, a Cayman Islands exempted company (“BestToYo”) and other related proposals.

This proxy statement/prospectus and its annexes contain important information about the proposed Transactions (as defined below) and the other matters to be acted upon at the Extraordinary General Meeting. You should read this proxy statement/prospectus and its annexes carefully and in their entirety.

Q:     What proposals are shareholders of BWAQ being asked to vote upon?

A:     At the Extraordinary General Meeting, BWAQ is asking BWAQ Shareholders to consider and vote upon the following proposals:

(1)    Proposal No. 1 — Business Combination Proposal — To consider and approve by way of an ordinary resolution a proposal to (a) adopt and approve the Business Combination Agreement and other Transaction Documents (as defined in the Business Combination Agreement), and (b) approve the transactions contemplated thereunder, including Transactions (as defined below) (such proposal, the “Business Combination Proposal”). See “Proposal No. 1 — The Business Combination Proposal.”

(2)    Proposal No. 2 — Merger Proposal — To consider and approve by way of a special resolution a proposal and authorize the Plan of Merger (as defined below) and to authorize the Merger of BWAQ with and into Merger Sub (as defined below) in accordance with the Plan of Merger with Merger Sub being the surviving company following the Merger (such proposal, the “Merger Proposal”). The Plan of Merger is attached to this proxy statement/prospectus as Annex C. See “Proposal No. 2 — The Merger Proposal.”

(3)    Proposal No. 3 — Adjournment Proposal — To approve by way of an ordinary resolution to adjourn the Extraordinary General Meeting to a later date or dates or sine die, if necessary, to permit further solicitation and vote of proxies if, at the time of the Extraordinary General Meeting, there are not sufficient votes for, or otherwise in connection with, the approval of the foregoing proposals (such proposal, the “Adjournment Proposal”). See “Proposal No. 3 — The Adjournment Proposal.”

BWAQ shall hold the Extraordinary General Meeting for BWAQ Shareholders to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the proposed Transactions and the other matters to be acted upon at the Extraordinary General Meeting. BWAQ Shareholders should read it carefully and in its entirety.

The vote of BWAQ Shareholders is important. BWAQ Shareholders are encouraged to submit their completed proxy card as soon as possible after carefully reviewing this proxy statement/prospectus.

Q:     What vote is required to approve the proposals presented at the Extraordinary General Meeting?

A:     The following votes are required for each proposal at the Extraordinary General Meeting:

(1)     Business Combination Proposal — The approval of the Business Combination Proposal requires the affirmative vote of at least a simple majority of the votes cast by the holders of the issued and outstanding BWAQ Ordinary Shares, voting as a single class, who are present in person (including virtual presence) or represented by proxy and entitled to vote thereon at the Extraordinary General Meeting.

(2)    Merger Proposal — The approval of the Merger Proposal requires the affirmative vote of at least two-thirds of the votes cast by the holders of the issued and outstanding BWAQ Ordinary Shares, voting as a single class, who are present in person (including virtual presence) or represented by proxy and entitled to vote thereon at the Extraordinary General Meeting.

(3)    Adjournment Proposal — The approval of the Adjournment Proposal requires the affirmative vote of at least a simple majority of the votes cast by the holders of the issued and outstanding BWAQ Ordinary Shares, voting as a single class, who are present in person (including virtual presence) or represented by proxy and entitled to vote thereon at the Extraordinary General Meeting.

For purposes of the Extraordinary General Meeting, an abstention occurs when a shareholder attends the meeting and does not vote or returns a proxy with an “abstain” vote.

If you are a BWAQ shareholder that attends the Extraordinary General Meeting and fails to vote on the Business Combination Proposal, the Merger Proposal or Adjournment Proposal, or if you respond to such proposals with an “abstain” vote, your failure to vote or “abstain” vote in each case will have no effect on the vote count for such proposals.

Q:     Are any of the Proposals conditioned on one another?

A:     Each of the Business Combination Proposal and the Merger Proposal is cross-conditioned on the approval of each other. If the Business Combination Proposal is not approved, the Merger Proposal will not be presented to BWAQ Shareholders for a vote. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus.

Q:     Why is BWAQ proposing the Transactions?

A:     BWAQ was incorporated to consummate a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.

Based on its due diligence investigations of TOYO Solar and the industries in which it operates, including the financial and other information provided by TOYO Solar in the course of BWAQ’s due diligence investigations, members of the special committee of BWAQ (the “Special Committee”) and the board of directors of BWAQ (the “BWAQ Board”) believe that the Transactions with TOYO Solar is fair and in the best interests of BWAQ and presents an opportunity to increase shareholder equity value. However, there can be no assurances of this. Although the Special Committee and the BWAQ Board believe that the Transactions with TOYO Solar present a unique business combination opportunity and is fair and in the best interests of BWAQ, the Special Committee and the BWAQ Board did consider certain potentially material negative factors in arriving at that conclusion. See “The Business Combination Proposal — BWAQ’s Board of Directors’ Reasons for the Approval of the Transactions” for a discussion of the factors considered by the BWAQ Board in making its decision.

Q:     Who is TOYO Solar?

A:      TOYO Solar is an early-stage company incorporated in November 2022 to separate the solar cell and module businesses from VSUN, a majority-owned subsidiary of Fuji Solar and an affiliate of TOYO Solar. TOYO Solar is committed to becoming a reliable full service solar solutions provider in the United States and globally, integrating the upstream production of wafer and silicon, midstream production of solar cell, downstream production of photovoltaic (PV) modules, and potentially other stages of the solar power supply chain. TOYO Solar is headquartered in Japan and has commenced commercial production of solar cells in Vietnam since the second half of 2023. As a result of the consummation of the Pre-Merger Reorganization, TOYO Solar has become a wholly-owned subsidiary of PubCo.

See “TOYO Solar’s Market Opportunities” for more information regarding the market opportunities of TOYO Solar. See “Information Related to PubCo” for more information regarding the business and strategies of PubCo and its operating subsidiary, TOYO Solar. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of PubCo” for financial information regarding TOYO Solar.

Q:     What is expected to happen in the Transactions?

A:     Pursuant to the Business Combination Agreement, among other things, (a) the Group Companies, VSUN, Fuji Solar, WAG, Belta and BestToYo shall consummate a series of transactions involving the Group Companies, including (A) PubCo acquiring one hundred percent (100%) of the issued and paid-up share capital of SinCo from Fuji Solar at an aggregate consideration of SGD1.00 (such transaction, the “Share Exchange”), and (B) SinCo acquiring one hundred percent (100%) of the issued and outstanding shares of capital stock of TOYO Solar from VSUN at an aggregate consideration of no less than $50,000,000 (the “SinCo Acquisition,” and together with the Share Exchange, the “Pre-Merger Reorganization”), as a result of which (i) SinCo shall become a wholly-owned subsidiary of PubCo, (ii) TOYO Solar shall become a wholly-owned subsidiary of SinCo, and (iii) immediately prior to the closing of the SinCo Acquisition, WAG, Belta and BestToYo (collectively, the “Sellers”) shall hold an aggregate of 41,000,000 ordinary shares of PubCo, par value $0.0001 per share (such ordinary shares, “PubCo Ordinary Shares”), representing all issued and outstanding share capital of PubCo, and (b) following the consummation of the Pre-Merger Reorganization, BWAQ shall merge with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Merger”), as a result of which, among other things, all of the issued and outstanding securities of BWAQ immediately prior to the filing of the plan of merger with respect to the Merger (the “Plan of Merger”) to the Registrar of Companies of the Cayman Islands, or such later time as may be specified in the Plan of Merger (the “Merger Effective Time”) shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive substantially equivalent securities of PubCo, in each case, upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of the Companies Act (Revised) of the Cayman Islands (the “Cayman Companies Act”) and other applicable laws. The Merger, the Pre-Merger Reorganization and each of the other transactions contemplated by the Business Combination Agreement or any of the other relevant transactional documents are collectively referred to as “Transactions.”

Q:     Is there any financing in connection with the Transactions?

A:     As provided in the Business Combination Agreement, each of BWAQ and the Group Companies shall use reasonable best efforts to obtain Transaction Financing (as defined below) as set forth in the Business Combination Agreement on the terms mutually agreed by PubCo and BWAQ at or prior to the Merger Closing. On March 6, 2024, BWAQ entered into a share purchase agreement (the “PIPE Purchase Agreement”) with PubCo and a certain investor, NOTAM Co., Ltd., a Japanese corporation (the “PIPE Investor”), in connection with the Transactions. Pursuant to the PIPE Purchase Agreement, the PIPE Investor agrees to purchase a total of 600,000 BWAQ Class A Ordinary Shares (the “PIPE Shares”), at a purchase price of $10.00 per share, for an aggregate purchase price of $6,000,000 (the “PIPE Purchase Price”). Other than that, as of the date of this proxy statement/prospectus, neither BWAQ nor any Group Companies obtained any firm commitment of financing prior to or upon the closing of the Transactions.

Q:     What equity stake will non-redeeming BWAQ Public Shareholders, the Sellers, and the BWAQ Initial Shareholders hold in PubCo following the consummation of the Transactions and what is the expected pro forma equity value of PubCo at the Merger Closing?

A:     Upon consummation of the Transactions, PubCo shall become a new public company and each of TOYO Solar and BWAQ shall be a subsidiary of PubCo. The former security holders of BWAQ shall all become security holders of PubCo.

The equity stake held by non-redeeming public shareholders of BWAQ (“Public Shareholders”), the Sellers, and the BWAQ Initial Shareholders (as defined below) in PubCo immediately following consummation of the Transactions will depend on the number of redemptions from the trust account of BWAQ (the “Trust Account”) by Public Shareholders at the Merger Closing as well as various other factors, as described in the assumptions set forth below. Approximate equity stakes for each of these shareholder groups upon consummation of the Transactions are set forth in the table below in respect of four redemption scenarios given the effect of the Redeemed Public Shares: (1) “Scenario A,” in which there are no redemptions of BWAQ Public Shares, (2) “Scenario B,” in which 50% of the BWAQ Public Shares are redeemed, (3) “Scenario C,” in which 75% of the BWAQ Public Shares are redeemed, and (4) “Scenario D,” in which all of the BWAQ Public Shares are redeemed. All else being equal, if any BWAQ Public Shareholders exercise their redemption rights, then the percentage of PubCo Ordinary Shares held collectively by all non-redeeming Public Shareholders will decrease and the percentage of PubCo Ordinary Shares held by the Sellers and the BWAQ Initial Shareholders will increase, in each case, relative to the percentage held if no BWAQ Public Shares are redeemed.

Each of the scenarios presented below assumes: (i) no additional Transaction Financing has been obtained in connection with the Transactions, other than the issuance of 600,000 PubCo Ordinary Shares to the PIPE Investor upon the conversion of 600,000 BWAQ Ordinary Shares for $6 million in cash immediately prior to the consummation of the Transactions, (ii) the full conversion of BWAQ Rights issued and outstanding upon the consummation of the Transactions, (iii) the issuance of 70,000 PubCo Ordinary Shares to three independent directors of BWAQ, (iv) the transfer of 100,000 Founder Shares by the Sponsor to Fuji Solar, (v) the cancellation of an aggregate of 1,380,000 Founder Shares by the Sponsor pursuant to the Sponsor Support Agreement, (vi) no additional forfeiture or issuance of BWAQ Ordinary Shares held by the Sponsor pursuant to the Sponsor Support Agreement, (vii) the issuance of the Deferred Underwriting Shares (as defined below) to Maxim, and (viii) no additional issuance of BWAQ Ordinary Shares or PubCo Ordinary Shares prior to or upon Merger Closing.

The table set forth below also states the anticipated pro forma equity value of PubCo for each of the scenarios described above. These pro forma equity values reflect a price for PubCo Ordinary Shares of $10.00 per share, being the price per share negotiated with TOYO Solar. The pro forma equity values include the equity consideration to be issued to the Sellers at the consummation of the SinCo Acquisition, being 41,000,000 PubCo Ordinary Shares, including 13,000,000 Earnout Shares, based on the price of $10.00 per share. The number of BWAQ Public Shares redeemed by Public Shareholders with cash from the Trust Account at the Merger Closing is not, all else being equal, expected to materially affect the equity value per PubCo Ordinary Share held by non-redeeming Public Shareholders as at the time immediately following the Merger Closing, as each redemption will result in (x) the cancellation of one BWAQ Public Share, and (y) the payment of approximately $11.26 per share to the redeeming Public Shareholder (given that, based on funds in the Trust Account of approximately $31.28 million on the Record Date (as defined below), the estimated per share redemption price would have been approximately $11.26) and, accordingly, such funds will not be available to PubCo or reflected in its financial statements following the Merger Closing. You should note, however, that the level of redemptions of BWAQ Public Shares from the Trust Account may affect the market price for PubCo Ordinary Shares following the Merger Closing in ways which we cannot predict. For further information, see “Risk Factors — There is no guarantee that a shareholder’s decision to continue to hold shares of PubCo Ordinary Shares following the Transactions will put shareholders in a better future economic position than if they decided to redeem their BWAQ Public Shares for a pro rata portion of the Trust Account, and vice versa.”

	Scenario A No redemptions(1)		Scenario B 50% redemptions(2)		Scenario C 75% redemptions(3)		Scenario D 100% redemptions(4)
Holder of PubCo Ordinary Shares	No. of shares	Voting Power(5)	No. of shares	Voting power	No. of shares	Voting power	No. of shares	Voting power
BWAQ Public Shareholders	3,698,580	7.7%	2,309,290	5.1%	1,614,645	3.6%	920,000	2.1%
Sellers(5)	41,000,000	85.3%	41,000,000	89.6%	41,000,000	91.1%	41,000,000	92.5%
Fuji Solar(6)	500,000	1.0%	500,000	1.1%	500,000	1.1%	500,000	1.1%
PIPE Investor(7)	600,000	1.2%	600,000	1.3%	600,000	1.3%	600,000	1.4%
The BWAQ Insiders(8)	1,864,938	3.9%	906,328	2.0%	906,328	2.0%	906,328	2.0%
Maxim(9)	412,600	0.9%	412,600	0.9%	412,600	0.9%	412,600	0.9%
Pro Forma PubCo Ordinary Shares at Merger Closing	48,076,118	100%	45,728,218	100%	45,033,573	100%	44,338,928	100%
Pro Forma Book Value
Total Pro Forma Book Value	$90,904,333		$75,542,336		$67,861,338		$60,180,339
Pro Forma Book Value Per Share	$1.89		$1.65		$1.51		$1.36

____________

(1)      The numbers set forth in this column assume no BWAQ Public Shares are redeemed, and 920,000 PubCo Ordinary Shares are issued in exchange for BWAQ Rights. As of the date of this proxy statement/prospectus, there are 2,778,580 BWAQ Public Shares issued and outstanding.

(2)      The numbers set forth in this column assume 1,389,290 BWAQ Public Shares, or approximately 50% of 2,778,580 BWAQ Public Shares are redeemed at $11.05 per share, and 920,000 PubCo Ordinary Shares are issued in exchange for BWAQ Rights.

(3)      The numbers set forth in this column assume 2,083,935 BWAQ Public Shares, or approximately 75% of 2,778,580 BWAQ Public Shares are redeemed at $11.05 per share, and 920,000 PubCo Ordinary Shares are issued in exchange for BWAQ Rights.

(4)      The numbers set forth in this column assume 2,778,580 BWAQ Public Shares, or all of the issued and outstanding BWAQ Public Shares are redeemed at $11.05 per share, and 920,000 PubCo Ordinary Shares are issued in exchange for BWAQ Rights.

(5)      Represents 41,000,0000 PubCo Ordinary Shares held by the Sellers, among which, (i) WAG will hold 25,420,000 PubCo Ordinary Shares, (ii) Belta will hold 10,045,000 PubCo Ordinary Shares, and (iii) BestToYo will hold 5,535,000 PubCo Ordinary Shares, respectively. 13,000,000 Earnout Shares consist of 8,060,000 PubCo Ordinary Shares held by WAG, 3,185,000 PubCo Ordinary Shares held by Belta and 1,755,000 PubCo Ordinary Shares held by BestToYo, respectively.

(6)      Represents (i) 400,000 PubCo Ordinary Shares to be issued to Fuji Solar upon the conversion of the Founder Shares currently held by Fuji Solar, and (ii) 100,000 PubCo Ordinary Shares to be issued to Fuji Solar upon the conversion of the Founder Shares to be transferred by the Sponsor.

(7)      Represents 600,000 PubCo Ordinary Shares issuable to the PIPE Investor in exchange for the 600,000 PIPE Shares.

(8)      Represents (i) 20,000 PubCo Ordinary Shares issuable to two independent directors of BWAQ in exchange for the 20,000 Founder Shares currently held by these two independent directors of BWAQ, (ii) 70,000 PubCo Ordinary Shares issuable to three independent directors of BWAQ in exchange for the 70,000 BWAQ Class A Ordinary Shares to be issued to these three independent directors of BWAQ, (iii) 416,328 PubCo Ordinary Shares issuable to the Sponsor in exchange for the 416,328 Private Shares held by the Sponsor (including 37,848 PubCo Ordinary Shares are issued in exchange for BWAQ Rights underlying the Private Units), (iv) 1,358,610 PubCo Ordinary Shares issuable to the Sponsor in exchange for the 1,358,610 Founder Shares prior to the Merger Closing which are subject to forfeiture as provided in the Sponsor Support Agreement, and (v) 400,000 PubCo Ordinary Shares issuable in exchange for the 400,000 Founder Shares to be distributed by the Sponsor to its employees or advisors prior to the Merger Closing.

(9)      Represents (i) 50,600 PubCo Ordinary Shares issuable to Maxim in exchange for the 50,600 Private Shares held by Maxim (including 4,600 PubCo Ordinary Shares are issued in exchange for BWAQ Rights underlying the Private Units), (ii) 40,000 Representative Shares, and (iii) 322,000 PubCo Ordinary Shares upon the conversion of the Deferred Underwriting Fees pursuant to the Underwriter’s Consent (the “Deferred Underwriting Shares”).

Shareholders will experience additional dilution to the extent PubCo issues additional shares after the Merger Closing. The table below shows possible sources of dilution and the extent of such dilution that non-redeeming Public Shareholders could experience in connection with the Merger Closing. In an effort to illustrate the extent of such dilution, the table below includes (i) the issuance of up to 359,916 PubCo Ordinary Shares underlying the Working Capital Units (as defined below) (excluding up to 163,598 PubCo Ordinary Shares upon the conversion of the PubCo Warrants underlying the Working Capital Units), assuming the Sponsor and/or other lenders select to convert all the Sponsor Notes or other promissory notes into Working Capital Units, as applicable, (ii) the PubCo Ordinary Shares that will be reserved for issuance under an equity incentive plan to be adopted by PubCo prior to the Merger Closing (“PubCo ESOP”), which will initially be equal to 8% of PubCo’s fully-diluted outstanding shares immediately after the Merger Closing, (iii) up to 4,975,838 PubCo Ordinary Shares underlying BWAQ Warrants (as defined below), (iv) the issuance of 70,000 BWAQ Class A Ordinary Shares to three independent directors of BWAQ, and (v) the issuance of 322,000 Deferred Underwriting Shares to be issued to Maxim upon the Merger Closing for the payment of the Deferred Underwriting Fee by BWAQ.

	Scenario A No redemption(1)		Scenario B 50% redemption(2)		Scenario C 75% redemption(3)		Scenario D Maximum redemption(4)
	No. of shares	%	No. of shares	%	No. of shares	%	No. of shares	%
Sellers(5)	41,000,000	70.6%	41,000,000	73.9%	41,000,000	75.0%	41,000,000	75.9%
Fuji Solar(6)	500,000	0.9%	500,000	0.9%	500,000	0.9%	500,000	0.9%
BWAQ’s Public Shareholders	2,778,580	4.8%	1,389,290	2.5%	694,645	1.3%	—	0.0%
Holders of BWAQ’s ordinary shares converted from the Public Rights	920,000	1.6%	920,000	1.7%	920,000	1.7%	920,000	1.7%
BWAQ’s Private Shareholders	378,480	0.7%	378,480	0.7%	378,480	0.7%	378,480	0.7%
BWAQ’s Private Shares converted from the Private Rights	37,848	0.1%	37,848	0.1%	37,848	0.1%	37,848	0.1%
Underwriters’ shares(7)	408,000	0.7%	408,000	0.7%	408,000	0.7%	408,000	0.8%
Underwriters’ shares converted from the Private Rights(8)	4,600	0.0%	4,600	0.0%	4,600	0.0%	4,600	0.0%
PIPE Investor(9)	600,000	1.0%	600,000	1.1%	600,000	1.1%	600,000	1.1%
Sponsor	1,358,610	2.3%	400,000	0.7%	400,000	0.7%	400,000	0.7%
Independent director’s shares	90,000	0.2%	90,000	0.2%	90,000	0.2%	90,000	0.2%
	48,076,118	82.9%	45,728,218	82.5%	45,033,573	82.4%	44,338,928	82.1%

Potential sources of dilution:

	Scenario A No redemption(1)		Scenario B 50% redemption(2)		Scenario C 75% redemption(3)		Scenario D Maximum redemption(4)
	No. of shares	%	No. of shares	%	No. of shares	%	No. of shares	%
Shares underlying the Public Warrants(10)	4,600,000	7.9%	4,600,000	8.3%	4,600,000	8.4%	4,600,000	8.5%
Shares underlying Warrants issued to the Sponsor(11)	189,240	0.3%	189,240	0.3%	189,240	0.3%	189,240	0.4%
Shares underlying the Private Warrants issued to Underwriter(12)	23,000	0.0%	23,000	0.0%	23,000	0.0%	23,000	0.0%
Shares issued upon conversion of working capital loans and extension loans(13)	359,916	0.6%	359,916	0.6%	359,916	0.6%	359,916	0.7%
Shares underlying the warrants issued for working capital loans and extension loans(14)	163,598	0.3%	163,598	0.3%	163,598	0.3%	163,598	0.3%
Shares initially reserved for issuance under the Incentive Plan(15)	4,644,511	8.0%	4,440,345	8.0%	4,379,941	8.0%	4,319,538	8.0%
	9,980,265	17.1%	9,776,099	17.5%	9,715,695	17.6%	9,655,292	17.9%
Total fully diluted shares outstanding	58,056,383	100.0%	55,504,317	100.0%	54,749,268	100.0%	53,994,220	100.0%

____________

(1)      The numbers set forth in this column assume no BWAQ Public Shares are redeemed, and 920,000 PubCo Ordinary Shares are issued in exchange for BWAQ Rights. As of the date of this proxy statement/prospectus, there are 2,778,580 BWAQ Public Shares issued and outstanding.

(2)      The numbers set forth in this column assume 1,389,290 BWAQ Public Shares, or approximately 50% of 2,778,580 BWAQ Public Shares are redeemed at $11.05 per share, and 920,000 PubCo Ordinary Shares are issued in exchange for BWAQ Rights.

(3)      The numbers set forth in this column assume 2,083,935 BWAQ Public Shares, or approximately 75% of 2,778,580 BWAQ Public Shares are redeemed at $11.05 per share, and 920,000 PubCo Ordinary Shares are issued in exchange for BWAQ Rights.

(4)      The numbers set forth in this column assume 2,778,580 BWAQ Public Shares, or all of the issued and outstanding BWAQ Public Shares are redeemed at $11.05 per share, and 920,000 PubCo Ordinary Shares are issued in exchange for BWAQ Rights.

(5)      Represents 41,000,0000 PubCo Ordinary Shares held by the Sellers, among which, (i) WAG will hold 25,420,000 PubCo Ordinary Shares, (ii) Belta will hold 10,045,000 PubCo Ordinary Shares, and (iii) BestToYo will hold 5,535,000 PubCo Ordinary Shares, respectively, including 13,000,000 Earnout Shares consist of 8,060,000 PubCo Ordinary Shares held by WAG, 3,185,000 PubCo Ordinary Shares held by Belta and 1,755,000 PubCo Ordinary Shares held by BestToYo, respectively.

(6)      Represents 500,000 PubCo Ordinary Shares issuable to Fuji Solar upon the conversion of the Founder Shares that has been transferred or to be transferred by the Sponsor.

(7)      Represents (i) 46,000 PubCo Ordinary Shares issuable to Maxim in exchange for the 46,000 Private Shares held by Maxim (excluding 4,600 PubCo Ordinary Shares are issued in exchange for BWAQ Rights underlying the Private Units), (ii) 40,000 Representative Shares, and (iii) 322,000 PubCo Ordinary Shares upon the conversion of the Deferred Underwriting Fees pursuant to the Underwriter’s Consent (the “Deferred Underwriting Shares”).

(8)      Represents 4,600 PubCo Ordinary Shares issued in exchange for BWAQ Rights underlying the Private Units.

(9)      Represents 600,000 PubCo Ordinary Shares issuable to the PIPE Investor in exchange for 600,000 PIPE Shares.

(10)    Represents the number of PubCo Ordinary Shares issuable upon the exercise of 4,600,000 BWAQ Warrants included in the BWAQ Units.

(11)    Represents the number of PubCo Ordinary Shares issuable upon the exercise of 189,240 BWAQ Warrants included in the Private Units held by the Sponsor.

(12)    Represents the number of PubCo Ordinary Shares issuable upon the exercise of 23,000 BWAQ Warrants included in the Private Units held by the Maxim.

(13)    Represents up to 143,366 PubCo Ordinary Shares underlying the Working Capital Units and 216,550 PubCo Ordinary Shares underlying the Extended Loan Units as of the date of this proxy statement/prospectus. Among the 143,366 PubCo Ordinary Shares underlying the Working Capital Units, 139,700 PubCo Ordinary Shares are issuable to the Sponsor and 3,666 PubCo Ordinary Shares are issuable to Fuji Solar. Among the 216,550 PubCo Ordinary Shares underlying the Extended Loan Units, 186,850 PubCo Ordinary Shares are issuable to the Sponsor, 6,600 PubCo Ordinary Shares are issuable to ZENIN INVESTMENTS LIMITED, one of the shareholders of the Sponsor (“ZENIN”) and 23,100 PubCo Ordinary Shares are issuable to Fuji Solar. Each of the Sponsor, ZENIN and Fuji Solar has the right, but not obligation, to convert the Working Capital Units and Extended Loan Units into BWAQ Units prior to Merger Closing.

(14)    Represents the number of PubCo Ordinary Shares issuable upon the exercise of up to 163,598 BWAQ Warrants included in the Working Capital Units. Among the 160,598 BWAQ Warrants, 148,432 BWAQ Warrants are issuable to the Sponsor, 3,000 BWAQ Warrants are issuable to ZENIN and 12,166 BWAQ Warrants are issuable to Fuji Solar. Each of the Sponsor, ZENIN and Fuji Solar has the right, but not obligation, to convert the Working Capital Units prior to Merger Closing.

(15)    Represents the PubCo Ordinary Shares that will be reserved for issuance under PubCo ESOP, which will initially be equal to 8% of PubCo’s fully-diluted outstanding shares immediately after the Merger Closing.

Q:     Who will be the officers and directors of the PubCo if the Transactions consummated?

A:     It is anticipated that, at the Closing, PubCo’s board of directors will be comprised of no more than seven directors who will be identified and appointed prior to the Closing. PubCo’s executive management team will be led by the current management team of TOYO Solar. See “Management of PubCo Following the Transactions” for more information.

Q:     How will the effective rate of underwriting discounts and commissions paid on capital raised in BWAQ’s initial public offering and retained after the Transactions be affected by redemptions?

A:     BWAQ sold 9,200,000 BWAQ units (the “BWAQ Units”) in the BWAQ IPO at a price of $10.00 per unit, representing gross proceeds of $92,000,000. Each BWAQ Unit consists of one Class A ordinary share, $0.0001 par value per share (“BWAQ Class A Ordinary Shares”), one-half (1/2) of one redeemable warrant (the “BWAQ Warrants”), each whole BWAQ Warrant entitling the holder thereof to purchase one BWAQ Class A Ordinary Share at an exercise price of $11.50 per share, and one right (the “BWAQ Rights”), each right entitling the holder thereof to receive one-tenth (1/10) of one BWAQ Class A Ordinary Share upon the completion of an initial business combination. Maxim received $1,840,000 of underwriting discounts upon completion of the BWAQ IPO and will receive an additional $3,220,000, equal to 3.5% of the gross proceeds of the BWAQ IPO upon consummation of the Transactions (the “Deferred Underwriting Fee”), resulting in a 5.5% rate of underwriting discounts and commissions, which represents Maxim’s total underwriting discounts and commissions as a percentage of proceeds of the BWAQ IPO. As one of the conditions to Merger Closing, BWAQ has agreed to obtain the Underwriter’s Consent to have Maxim convert the Deferred Underwriting Fee into 322,000 Deferred Underwriting Shares upon the Merger Closing. Pursuant to the underwriting agreement dated as of January 31, 2022, as amended on October 2, 2023, between BWAQ and Maxim in connection with the BWAQ IPO (the “Underwriting Agreement”), Maxim agrees to convert the total amount of the Deferred Underwriting Fee in an amount of $3,220,000, equal to 3.5% of the gross proceeds of the BWAQ IPO, into 322,00 ordinary shares of the post-combination entity at $10.00 per share. As a result of the May 2023 Meeting, the June 2023 Meeting and the March 2024 Meeting, as of the date of this proxy statement/prospectus, there were 2,778,580 remaining BWAQ Public Shares issued and outstanding.

To the extent there are further redemptions, the effective rate of underwriting discounts and commissions paid by BWAQ and borne indirectly by its non-redeeming shareholders will be higher after taking into account proceeds used to redeem the shares of redeeming shareholders.

	Scenario A No redemptions(1)	Scenario B 50% redemptions(2)	Scenario C 75% redemptions(3)	Scenario D Maximum redemptions(4)
Deferred Underwriting Fee	$3,220,000	$3,220,000	$3,220,000	$3,220,000
Number of Remaining Public Shares	3,698,580	2,309,290	1,614,645	920,000
Cost of Deferred Underwriting Fee Per Share	$0.87	$1.39	$1.99	$3.50
BWAQ IPO Proceeds net of redemption(5)	$28,063,658	$14,031,829	$7,015,915	$—
Deferred Underwriting Fee as % of BWAQ IPO proceeds net of redemptions	11.5%	22.9%	45.9%	100%

____________

(1)      The numbers set forth in this column assume none of 2,778,580 BWAQ Public Shares are redeemed, and 920,000 PubCo Ordinary Shares are issued in exchange for BWAQ Rights.

(2)      The numbers set forth in this column assume 1,389,290 BWAQ Public Shares, or approximately 50% of 2,778,580 BWAQ Public Shares are redeemed at $11.05 per share, and 920,000 PubCo Ordinary Shares are issued in exchange for BWAQ Rights.

(3)      The numbers set forth in this column assume 2,083,935 BWAQ Public Shares, or approximately 75% of 2,778,580 BWAQ Public Shares are redeemed at $11.05 per share, and 920,000 PubCo Ordinary Shares are issued in exchange for BWAQ Rights.

(4)      The numbers set forth in this column assume 2,778,580 BWAQ Public Shares, or all of the BWAQ Public Shares are redeemed at $11.05 per share, and 920,000 PubCo Ordinary Shares are issued in exchange for BWAQ Rights.

(5)      Numbers do not reflect the interests accrued in the Trust Account.

Q:     What are the U.S. federal income tax consequences of the Merger to U.S. holders of BWAQ Ordinary Shares?

A:     Certain material U.S. federal income tax considerations that may be relevant to you in respect of the Merger are discussed in more detail in the section titled “Material Tax Considerations — United States Federal Income Tax Considerations.” The discussion of the U.S. federal income tax consequences contained in this proxy statement/prospectus is intended to provide only a general discussion and is not a complete analysis or description of all of the U.S. federal income tax considerations that may be applicable to you in respect of the Transactions, nor does it address any tax considerations arising under U.S. state or local or non-U.S. tax laws or U.S. non-federal income tax laws. You are urged to consult your tax advisors regarding the tax consequences of the Transactions.

Q:     What are the U.S. federal income tax consequences of exercising my redemption rights?

A:     The receipt of cash by a U.S. holder of ordinary shares of BWAQ (“BWAQ Ordinary Shares”) in redemption of such shares will be a taxable transaction for U.S. federal income tax purposes. See “Material Tax Considerations — United States Federal Income Tax Considerations — Effects to U.S. Holders of Exercising Redemption Rights” for additional information. You are urged to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q:     What conditions must be satisfied to complete the Transactions?

A:     There are a number of closing conditions to the Transactions, including, but not limited to, the following:

•        the Business Combination Agreement and the Transactions having been approved by the shareholders of PubCo;

•        this proxy statement/prospectus having become effective;

•        PubCo’s application as a foreign private issuer, PubCo’s listing applications and listing applicable of PubCo’s securities to be issued in connection with the Transactions having been approved by Nasdaq, subject only to official notice of issuance thereof;

•        all relevant regulatory approvals necessary to consummate the Transactions having been obtained;

•        no order, judgment, injunction, decree, writ, stipulation, determination or award having been enacted or promulgated enjoining or prohibiting the consummation of the Transactions;

•        completion of the Pre-Merger Reorganization;

•        no Group Company Material Adverse Effect (as defined in the Business Combination Agreement);

•        no less than $5,000,001 of the net tangible assets of PubCo upon the Merger Closing;

•        adoption of the PubCo ESOP; and

•        full execution and delivery of the relevant documents related to the Business Combination Agreement and the Transactions.

Other conditions to BWAQ’s obligations include, among other things, delivery of the Audited Financial Statements (as defined in the Business Combination Agreement) by the Group Companies to BWAQ.

Other conditions to the Group Companies’ and the Shareholders’ obligations include, among other things, (i) at least $29,500,000 Available Closing Cash (as defined in the Business Combination Agreement) immediately prior to or upon the Merger Closing, and (ii) consummation of the conversions pursuant to the Underwriter’s Consent and the Working Capital Loans Conversion Consent. The Pre-Merger Reorganization has been completed as of the date of this proxy statement/prospectus.

For a summary of all of the conditions that must be satisfied or waived prior to completion of the Transactions, see “The Business Combination Agreement and Other Transaction Documents.”

Q:     How many votes do I have at the Extraordinary General Meeting?

A:     BWAQ Shareholders are entitled to one vote at the Extraordinary General Meeting for each BWAQ Ordinary Share held of record as of April 24, 2024, the record date for the Extraordinary General Meeting (the “Record Date”). As of the close of business on the Record Date, there were 5,543,060 BWAQ Ordinary Shares issued and outstanding.

Q:     What constitutes a quorum at the Extraordinary General Meeting?

A:      A quorum of our shareholders is necessary to hold a valid meeting. The presence (which would include presence at the virtual Extraordinary General Meeting), in person or by proxy, or if a corporation or other non-natural person by its duly authorized representative or proxy, of the one or more shareholders who together hold not less than a majority of the issued and outstanding BWAQ Ordinary Shares entitled to attend and vote at the relevant meeting constitutes a quorum at the Extraordinary General Meeting. Abstentions will be considered present for the purposes of establishing a quorum. If a quorum is not present within 15 minutes from the time appointed for the Extraordinary General Meeting to commence or if at any time during the meeting it becomes inquorate, if the meeting was requisitioned by shareholders, it shall be cancelled, and in any other case, the meeting will stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the directors.

As of the Record Date, 2,771,531 BWAQ Ordinary Shares would be required to achieve a quorum. Blue World Holdings Limited, a Hong Kong private company limited by shares, the sponsor of BWAQ (the “Sponsor”), BWAQ’s officers and directors (together with the Sponsor, the “BWAQ Insiders”) and Maxim Group LLC, the representative of several underwriters of the BWAQ IPO (“Maxim”) with respect to the BWAQ Class A Ordinary Shares (the “Private Shares”) included in the private units (the “Private Units”) issued by BWAQ to Maxim concurrently with the closing of BWAQ IPO held by Maxim (together with the BWAQ Insiders, the “BWAQ Initial Shareholders”) have agreed to, among other things, vote all of their BWAQ Ordinary Shares, as applicable, in favor of the proposals being presented at the Extraordinary General Meeting. As of the date of this proxy statement/prospectus, the BWAQ Initial Shareholders own approximately 41.9% of the issued and outstanding BWAQ Ordinary Shares (excluding 40,000 BWAQ Class A Ordinary Shares held by Maxim and/or its designees issued by BWAQ as representative compensation (the “Representative Shares”), which are not subject any voting arrangement). The shares of the BWAQ Initial Shareholders will count towards this quorum.

Q:     How do the BWAQ Initial Shareholders intend to vote on the proposals?

A:     The BWAQ Initial Shareholders have agreed to, among other things, vote all of their BWAQ Ordinary Shares, as applicable, in favor of the Business Combination Proposal, in favor of the Merger Proposal and in favor of the Adjournment Proposal, if presented, at the Extraordinary General Meeting. As of the date of this proxy statement/prospectus, the BWAQ Initial Shareholders own approximately 41.9% of the issued and outstanding BWAQ Ordinary Shares (excluding the Representative Shares, which are not subject to any voting arrangement). We reasonably believe that Fuji Solar will vote 400,000 Founder Shares it holds, representing approximately 7.2% the issued and outstanding BWAQ Ordinary Shares, in favor of the proposals being presented at the Extraordinary General Meeting. As a result, in addition to shares the Founder Shares and the Private Shares held by the BWAQ Initial Shareholders and Fuji Solar, (i) assuming all BWAQ Ordinary Shares are voted, BWAQ would need 47,051 BWAQ Ordinary Shares, representing approximately 1.7% of 2,778,580 BWAQ Class A Ordinary Shares sold in the BWAQ IPO not redeemed by their holders (the “BWAQ Public Shares”), to vote in favor to have the Business Combination Proposal approved, and (ii) assuming only the minimum of BWAQ Ordinary Shares representing a quorum are voted, BWAQ would need no BWAQ Public Shares to vote in favor to have the Business Combination Proposal approved. Further, in addition to the Founder Shares and the Private Shares held by the BWAQ Initial Shareholders, (i) assuming all BWAQ Ordinary Shares are voted, BWAQ would need 970,894 BWAQ Ordinary Shares, representing 34.9% of 2,778,580 BWAQ Public Shares, to vote in favor to have the Merger Proposal approved, and (ii) assuming only the minimum of BWAQ Ordinary Shares representing a quorum are voted, BWAQ would need no BWAQ Public Shares to vote in favor to have the Merger Proposal approved.

Q:     What interests do BWAQ Initial Shareholders have in the Transactions?

A:     When considering BWAQ Board’s recommendation to vote in favor of approving the Business Combination Proposal and the Merger Proposal, BWAQ Shareholders should keep in mind that the BWAQ Initial Shareholders have interests in such proposals that are different from, or in addition to (and which may conflict with), those of BWAQ Shareholders. These interests include, among other things, the interests listed below:

•        the fact that the BWAQ Initial Shareholders, including the Sponsor, BWAQ’s officers and directors and Maxim have agreed, as part of the BWAQ IPO, and without any separate consideration provided by BWAQ for such agreement, not to redeem any BWAQ Ordinary Shares (including the Representative Shares held by Maxim) in connection with a shareholder vote to approve a proposed initial business combination;

•        the current beneficial ownership by the Sponsor of an aggregate of 1,880,000 Founder Shares and 378,480 Private Shares, which would become worthless if BWAQ does not complete a business combination within the applicable time period, as the Sponsor has waived any right to redemption with respect to these shares. The Sponsor paid an aggregate of approximately $20,434.78, or $0.01 per share, for the Founders Shares and $3,784,800, or $10.00 per share, for the Private Shares. The Founder Shares (on an as-converted basis) and the Private Shares currently held by the Sponsor have an aggregate market value of approximately $25.4 million, based on the closing price of BWAQ Class A Ordinary Shares on the Record Date of $11.25 per share, resulting in a theoretical gain of approximately $21.6 million (or $9.57 per share). Further, pursuant to the Sponsor Support Agreement, the Sponsor will transfer 100,000 Founder Shares to Fuji Solar immediately prior to or upon the Merger Closing and distribute 400,000 Founder Shares to the Sponsor’s employees or advisors prior to the Merger Closing. In the event that there is no or less than $20,000,000 Transaction Financing occurred on the closing of the Transaction, the Sponsor will cancel 1,380,000 Founder Shares. Therefore, it is likely that the Sponsor will only hold 378,480 Private Shares immediately prior to or upon the Merger Closing;

•        the fact that in connection with the Transactions, the Sponsor transferred 400,000 Founder Shares to Fuji Solar in October 2023, subject to the same lock-up terms of the Founder Shares, for the aggregate purchase price of $1,200,000, the proceed of which have been used by the Sponsor to fund the Trust Account to effectuate the extensions of the period that BWAQ is permitted to complete an initial business combination as a part of the agreed terms and conditions provided in a letter of intent dated January 31, 2023 between BWAQ, TOYO Solar and VSUN;

•        the fact that there are various sponsor support arrangements in connection with the Business Combination Agreement, including without limitation that certain amount of Founder Shares owned by the Sponsor are subject to earnout vesting schedule, shortfall markup and as provided in the Sponsor Support Agreement. For more information, see “The Business Combination Agreement and Other Transaction Documents — Related Agreements and Documents”;

•        the fact that, pursuant to a certain administrative services agreement (the “Administrative Services Agreement”) dated as of January 31, 2022, by and between BWAQ and the Sponsor, BWAQ is obligated, commencing from the effective date of the BWAQ IPO to pay the Sponsor, a monthly fee of $10,000 for general and administrative services until the earlier of the completion of initial business combination or the liquidation of the Trust Account to BWAQ Public Shareholders. BWAQ has been using a portion of the working capital held outside the Trust Account to repay such administrative service fees to the Sponsor, but no proceeds from the Trust Account would be used to repay such fees;

•        the beneficial ownership by Maxim of an aggregate of 46,000 Private Shares and 40,000 Representative Shares, which would become worthless if BWAQ does not complete a business combination within the applicable time period, as Maxim has waived any right to redemption with respect to these shares. Maxim paid an aggregate of $460,000, or $10.00 per share, for the Private Shares. The 40,000 Representative Shares were issued by BWAQ to Maxim and/or its designees as representative compensation in connection with the BWAQ IPO. The Private Shares and the Representative Shares have an aggregate market value of approximately $1.0 million, based on the closing price of BWAQ Class A Ordinary Shares on the Record Date of $11.25 per share, resulting in a theoretical gain of approximately $0.5 million (or $5.9 per share). BWAQ has agreed to cause the underwriter of BWAQ IPO to irrevocably consent to convert the entire amounts due to them for their Deferred Underwriting Fees into 322,000 PubCo Ordinary Shares at $10.00 per share upon the Merger Closing (the “Underwriter’s Consent”). Pursuant to the Underwriting Agreement, Maxim agrees to convert the total amount of the Deferred Underwriting Fee in an amount of $3,220,000, equal to 3.5% of the gross proceeds of the BWAQ IPO, into 322,00 Deferred Underwriting Shares, which is contingent on completion of a business combination. The Private Shares, the Representative Shares and the Deferred Underwriting Shares have an aggregate market value of approximately $4.6 million, based on the closing price of BWAQ Class A Ordinary Shares on the Record Date of $11.25 per share, resulting in a theoretical gain of approximately $4.1 million (or $10.12 per share);

•        the fact that each of Alfred “Trey” Hickey and Buhdy Sin Swee Bok, independent directors of BWAQ, holds 10,000 Founder Shares, which would become worthless if BWAQ does not complete a business combination within the applicable time period, as these independent directors have waived any right to redemption with respect to these shares. Each independent director of BWAQ paid approximately $108.70, or $0.01 per share for such 10,000 Founder Shares. Furthermore, as agreed by PubCo, BWAQ will issue each of Alfred “Trey” Hickey and Buhdy Sin Swee Bok 20,000 BWAQ Class A ordinary shares and Zhenyu Li 30,000 BWAQ Class A ordinary shares immediately prior to or upon the closing of an initial business combination, respectively; provided that the independent directors remain with BWAQ until the closing of an initial business combination;

•        in order to finance transaction costs in connection with an intended initial business combination, the BWAQ Insiders and/or its designee may, but are not obligated to, loan BWAQ funds as may be required. If BWAQ completes the Transactions, BWAQ would repay such loaned amounts out of the proceeds of the Trust Account released to BWAQ. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the Transactions do not close, BWAQ may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. Such loans (including the extension loans and convertible notes thereunder, if any pursuant to the Business Combination Agreement) may be convertible into Working Capital Units, at a price of $10.00 per unit at the option of the lender. As of the date hereof, BWAQ had issued Promissory Notes in the principal amount of $3,271,981 under the working capital loans (the “Working Capital Loans”), including $1,270,000 for working capital purpose as evidenced by the Sponsor Notes, $33,333 for Valuation Firm Expenses as evidenced by the Fuji Expenses Note and $1,968,648 of the Extension Payments as evidenced by 11 Sponsor Extension Notes to the Sponsor and/or its designee, including ZENIN, and 4 Fuji Extension Notes to Fuji Solar in connection with the Extension, which may be convertible into BWAQ Units (the “Working Capital Units”), at a price of $10.00 per unit. As of December 31, 2023, BWAQ has drawn $2,492,085 under the Promissory Notes. BWAQ has the obligation to pay to the payees of such notes the funds amounting to the principal amount of the Sponsor Notes, Fuji Expenses Note and Extension Notes, respectively, if the Transactions are terminated pursuant to the Business Combination Agreement. BWAQ may use a portion of the working capital held outside the Trust Account to repay such funds amounting to the principal amount of the Sponsor Notes, Fuji Expenses Note and Extension Notes but no proceeds from the Trust Account would be used to repay such loaned amounts. In the event that BWAQ fails to complete a business combination by the prescribed time period, it is uncertain if BWAQ has sufficient working capital held outside the Trust Account to fully repay all the outstanding loans from the Sponsor Notes, Fuji Expenses Note and Extension Notes. Pursuant to the Business Combination Agreement, BWAQ has agreed to cause the Sponsor or other persons entitled to receive repayment of the Working Capital Loans to irrevocably consent to convert the entire amounts due under the Working Capital Loans into Working Capital Units immediately prior to the Merger Closing (the “Working Capital Loans Conversion Consent”);

•        the fact that the BWAQ Insiders, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred related to identifying, investigating, and consummating an initial business combination, provided, that, if BWAQ does not consummate the Transactions, a portion of the working capital held outside the Trust Account may be used by BWAQ to repay such reimbursements so long as no proceeds from the Trust Account are used for such repayment. From time to time, Mr. Liang Shi, BWAQ’s Chief Executive Officer and Director, would incur travel costs to search for targets. As of December 31, 2023, due to Mr. Liang Shi amounted to $3,558. Other than that, as of December 31, 2023, the BWAQ Insiders and their respective affiliates had incurred reimbursable out-of-pocket expenses in the amount of $30,084.96, among which, $26,526.96 has been reimbursed with balance of $2,538 due to them;

•        the continued indemnification of current directors and officers of BWAQ and the continuation of directors’ and officers’ liability insurance after the Transactions;

•        the fact that the BWAQ Initial Shareholders may be incentivized to complete the Transactions, or an alternative initial business combination with a less favorable company or on terms less favorable to shareholders, rather than to liquidate, in which case the BWAQ Initial Shareholders would lose their entire investment. As a result, the BWAQ Initial Shareholders may have a conflict of interest in determining whether TOYO Solar is an appropriate business with which to effectuate a business combination and/or in evaluating the terms of the Transactions; and

•        the fact that the BWAQ Initial Shareholders collectively acquired 1,900,000 Founder Shares at a purchase price of approximately $0.01 per share and 424,480 Private Shares at a purchase price of $10.00 per share, representing 41.9% of issued and outstanding BWAQ Ordinary Shares prior to the Transactions. However, the total amount of PubCo Ordinary Shares to be held by the Sellers is based on a deemed price per share of $10.00 per share. Therefore, the BWAQ Initial Shareholders could make a substantial profit after the Transactions from their acquisition of Founder Shares and/or Private Shares as discussed above, even if the Transactions subsequently declines in value or is unprofitable for the public shareholders of BWAQ (the “BWAQ Public Shareholders”), or the BWAQ Public Shareholders experience substantial losses in their investment in PubCo.

The BWAQ Board was aware of and considered these interests, to the extent such interests existed at the time, as well as the recommendations of the Special Committee and the Fairness Opinion (as defined below), among other matters, in approving the Business Combination Agreement and in recommending that BWAQ Shareholders approve the Business Combination Agreement and the Transactions. See “The Business Combination Proposal — Interests of BWAQ’s Directors and Officers in the Transactions” beginning on page 132 of this proxy statement/prospectus.

Q:     Did the BWAQ Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Transactions?

A:     The BWAQ Board has obtained a fairness opinion from Primary Capital LLC (“Primary Capital”), dated August 7, 2023 (the “Fairness Opinion”). The BWAQ Board has not obtained nor will it obtain an additional updated fairness opinion prior to the Merger Closing. The operations and prospects of TOYO Solar, general market and economic conditions, and other factors that may be beyond the control of BWAQ and TOYO Solar, and on which the Fairness Opinion was based, may alter the value of BWAQ or TOYO Solar or the price of BWAQ’s securities by the time the Transactions are completed. The Fairness Opinion does not speak to any date other than the date of such opinion, and as such, the opinion will not address the fairness of the merger consideration, from a financial point of view, at any date after the date of such opinion, including at the time the Transactions are completed. For a description of the opinion, see “Proposal No. 1 — The Business Combination Proposal — Basis for the BWAQ Board’s Recommendation — Fairness Opinion.”

Q:     Is BWAQ subject to the Investment Company Act of 1940?

A:     BWAQ’s registration statement on Form S-1 in connection with the BWAQ IPO (File No. 333-261585) was declared effective by the SEC on January 31, 2022 and BWAQ completed the BWAQ IPO on February 2, 2022. Since the BWAQ is a blank check company, the efforts of its management since the completion of the BWAQ IPO have been focused on searching for a target business with which to consummate a business combination.

On January 24, 2024, the SEC adopted the final rules (the “SPAC Final Rules”), relating to, among the others, the extent to which special purpose acquisition companies (“SPACs”) could become subject to regulation under the Investment Company Act. The SPAC Final Rules provide that whether a SPAC is an investment company subject to the Investment Company Act is based on particular facts and circumstances. The duration of a SPAC is not the sole determinant, but one of the long-standing factors to consider in the determination of a SPAC’s status under the Investment Company Act. A SPAC could be deemed as an investment company at any stage of its operation. The determination of a SPAC’s status as an investment company includes analysis of a SPAC’s activities, depending upon the facts and circumstances, including but not limited to, the nature of SPAC assets and income, the activities of a SPAC’s officers, directors and employees, the duration of a SPAC, the manner in which a SPAC holds itself out to investors, and the merger of a SPAC with an investment company. The SPAC Final Rules was published in the Federal Register on February 26, 2024 and will become effective on July 1, 2024.

Since the consummation of the BWAQ IPO till January 2024, BWAQ had deposited the proceeds of the BWAQ IPO and the Private Placement in connection with the BWAQ IPO (including proceeds of the full exercise of over-allotment options and the Private Placement in connection with such exercise), net of certain expenses and working capital, into the Trust Account to invest in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. As a result, it is possible that a claim could be made that BWAQ has been operating as an unregistered investment company. If BWAQ was deemed to be an investment company for purposes of the Investment Company Act, it might be forced to abandon its efforts to complete an initial business combination and instead be required to liquidate. If BWAQ is required to liquidate, its investors would not be able to realize the benefits of owning stock in a successor operating business, such as any appreciation in the value of BWAQ’s securities following such a transaction, BWAQ Warrants and BWAQ Rights would expire worthless and BWAQ Class A Ordinary Shares would have no value apart from their pro rata entitlement to the funds then-remaining in the Trust Account.

The longer that the funds in the Trust Account are held in short-term U.S. government treasury obligations or in money market funds invested exclusively in such securities, there is a greater risk that BWAQ may be considered an unregistered investment company, in which case BWAQ may be required to liquidate. BWAQ is currently assessing the relevant risks. To mitigate the risk of BWAQ being deemed to have been operating as an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act), BWAQ have instructed Continental, the trustee with respect to the Trust Account, to liquidate the U.S. government treasury obligations and money market funds held in the Trust Account by January 31, 2024, the expiry of the 24-month anniversary of the effective date of prospectus of BWAQ IPO, and to hold all funds in the Trust Account in cash at an interest bearing bank demand deposit account until the earlier of consummation of the Transactions or liquidation. Following such liquidation, BWAQ will continue to receive interest on the funds held at an interest bearing bank demand deposit account, which might be lesser than that from the U.S. government treasury obligations and money market funds and would reduce the dollar amount its BWAQ Public Shareholders would receive upon any redemption or liquidation of BWAQ.

Q:     I am a BWAQ Public Shareholder. Do I have redemption rights?

A:      Yes. Pursuant to the BWAQ’s fourth amended and restated memorandum and articles of association (the “BWAQ Charter”), in connection with the completion of the Transactions, BWAQ Public Shareholders may elect to have their BWAQ Public Shares redeemed for cash at the applicable redemption price per share calculated in accordance with the BWAQ Charter. For illustrative purposes, as of the Record Date, this would have amounted to approximately $11.26 per share less any owed but unpaid taxes on the funds in the Trust Account. There are currently no owed but unpaid taxes on the funds in the Trust Account. However, the proceeds deposited in the Trust Account could become subject to the claims of BWAQ’s creditors, if any, which would have priority over the claims of BWAQ Shareholders. Therefore, the per share distribution from the Trust Account in such a situation may be less than originally expected due to such claims. It is expected that the funds to be distributed to BWAQ Public Shareholders electing to redeem their shares shall be distributed promptly after the consummation of the Transactions. If a BWAQ Public Shareholder exercises its redemption rights, then such holder shall be exchanging its BWAQ Public Shares for cash. Such a BWAQ Public Shareholder shall be entitled to receive cash for its BWAQ Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to BWAQ’s transfer agent, Continental, two (2) business days prior to the Extraordinary General Meeting. A BWAQ Public Shareholder, together with any affiliate of such holder and any person with whom such holder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), may not seek to have more than 15% of the aggregate shares redeemed without the consent of BWAQ. The BWAQ Charter provides that the Transactions shall not be consummated if, upon the consummation of the Transactions, BWAQ does not have at least $5,000,001 in net tangible assets after giving effect to the payment of amounts that BWAQ shall be required to pay to redeeming shareholders upon consummation of the Transactions. See “Extraordinary General Meeting of BWAQ Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Q:     Will how I vote affect my ability to exercise redemption rights?

A:     No. You may exercise your redemption rights regardless of whether you vote or, if you vote, irrespective of whether you vote “FOR” or “AGAINST” the Business Combination Proposal the Merger Proposal or the Adjournment Proposal. As a result, the Business Combination Agreement can be approved by shareholders who shall redeem their shares and no longer remain shareholders, leaving shareholders who choose not to redeem their shares holding shares in a company with a potentially less liquid trading market for its shares, fewer shareholders and the potential inability to meet the Nasdaq listing standards.

Q:     How do I exercise my redemption rights?

A:     If you are a BWAQ Public Shareholder and wish to exercise your right to have your BWAQ Public Shares redeemed, you must:

•        submit a written request to Continental, BWAQ’s transfer agent, in which you (i) request that BWAQ redeem all or a portion of your BWAQ Ordinary Shares for cash and (ii) identify yourself as the beneficial holder of the BWAQ Ordinary Shares and provide your legal name, phone number and address;

•        deliver your share certificates (if any) and other redemption forms (as applicable) to Continental physically or electronically through The Depository Trust Company (“DTC”); and

•        complete the procedures for electing to redeem their shares in the manner described above prior to or on May 24, 2024, two business days before the scheduled Extraordinary General Meeting in order for their shares to be redeemed.

The address of Continental, BWAQ’s transfer agent, is listed under the question “Who can help answer my questions?” below.

If a BWAQ Public Shareholder properly exercises its right to redeem all or a portion of the BWAQ Public Shares that it holds and timely delivers its share certificates (if any) and other redemption forms (as applicable) to Continental, BWAQ will redeem such public shares for a per share price, payable in cash, equal to the pro rata portion of the amount on deposit in the Trust Account as of two business days prior to the consummation of the Transactions, including interest earned on the funds held in the Trust Account and not previously released to BWAQ to pay our taxes (less up to $50,000 of interest to pay dissolution expenses). For illustrative purposes, as of the Record Date, this would have amounted to approximately $11.26 per share less any owed but unpaid taxes on the funds in the Trust Account. There are currently no owed but unpaid income taxes on the funds in the Trust Account. However, the proceeds deposited in the Trust Account could become subject to the claims of BWAQ’s creditors, if any, which would have priority over the claims of BWAQ Shareholders. Therefore, the per share distribution from the Trust Account in such a situation may be less than originally expected due to such claims. It is expected that the funds to be distributed to BWAQ Shareholders electing to redeem their shares shall be distributed promptly after the consummation of the Transactions.

A holder of BWAQ Ordinary Shares, together with any affiliate of such holder and any person with whom such holder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), may not seek to have more than 15% of the aggregate shares redeemed without the consent of BWAQ. Under the BWAQ Charter, the Transactions may not be consummated if BWAQ has net tangible assets of less than $5,000,001 either immediately prior to or upon consummation of the Transactions after taking into account the redemption for cash of all BWAQ Public Shares properly demanded to be redeemed by holders of BWAQ Ordinary Shares.

Any request for redemption, once made by a holder of shares, may not be withdrawn once submitted to BWAQ unless the BWAQ Board determines (in its sole discretion) to permit the withdrawal of such redemption request (which it may or may not do in whole or in part).

Any corrected or changed written exercise of redemption rights must be received by Continental, BWAQ’s transfer agent, prior to the vote taken on the Business Combination Proposal at the Extraordinary General Meeting. No request for redemption shall be honored unless the holder’s share certificates (if any) and other redemption forms (as applicable) have been delivered (either physically or electronically) to Continental, at least two business days prior to the vote at the Extraordinary General Meeting.

If you exercise your redemption rights, then you shall be exchanging your BWAQ Ordinary Shares share certificates (if any) for cash and shall not be entitled to PubCo Ordinary Shares upon consummation of the Transactions.

See “Extraordinary General Meeting of BWAQ Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Q:     If I am a holder of BWAQ Warrants, can I exercise redemption rights with respect to my BWAQ Warrants?

A:     BWAQ has the ability to redeem outstanding BWAQ Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of BWAQ Class A Ordinary Shares equals or exceeds $16.50 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations, and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which BWAQ gives proper notice of such redemption and provided certain other conditions are met. While BWAQ Class A Ordinary Shares has not exceeded the $16.50 per share threshold at which BWAQ Warrants would become redeemable since the announcement of the Transactions, there is no assurance that the price of PubCo Ordinary Shares will not exceed the threshold. If and when the BWAQ Warrants become redeemable by BWAQ, BWAQ may exercise its redemption right even if BWAQ is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Notice of redemption shall be mailed by first class mail, postage prepaid, by BWAQ not less than 30 days prior to the date fixed by BWAQ for the redemption to the registered holders of the BWAQ Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. BWA will not redeem the BWAQ Warrants unless a registration statement under the Securities Act covering the BWAQ Class A Ordinary Shares issuable upon exercise of the BWAQ Warrants is effective and a current prospectus relating to those BWAQ Class A Ordinary Shares is available throughout the 30-day redemption period, except if the BWAQ Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the BWAQ Warrants become redeemable by BWAQ, BWAQ may exercise its redemption right even if BWAQ is unable to register or qualify the underlying securities for sale under all applicable state securities laws. If BWAQ elects to redeem the BWAQ Warrants on a cashless basis, then BWAQ will not receive any cash proceeds from the exercise of such BWAQ Warrants. See “Risk Factors — BWAQ may redeem the unexpired BWAQ Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your BWAQ Warrants worthless.”

Q:     How do the BWAQ Warrants differ from the Private Warrants, and what are the related risks for any holder of BWAQ Warrants post-Transactions?

A:     The Private Warrants have terms and provisions that are identical to the BWAQ Warrants except that the Private Warrants are entitled to registration rights. The Private Warrants (including the BWAQ Class A Ordinary Shares issuable upon exercise of the Private Warrants) will not be transferable, assignable or saleable until the completion of BWAQ’s initial business combination except to permitted transferees, subject to certain exceptions.

BWAQ has have ability to redeem outstanding BWAQ Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of BWAQ Class A Ordinary Shares equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third business day prior to the date on which BWAQ gives proper notice of such redemption and provided certain other conditions are met. While BWAQ Class A Ordinary Share has not exceeded the $16.50 per share threshold at which BWAQ Warrants would become redeemable since the announcement of the Transactions, there is no assurance that the price of PubCo Ordinary Shares will not exceed the threshold in the future. If and when the BWAQ Warrants become redeemable by BWAQ, BWAQ may exercise its redemption right even if BWAQ is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Notice of redemption shall be mailed by first class mail, postage prepaid, by BWAQ not less than thirty (30) days prior to the date fixed by BWAQ for the redemption to the registered holders of the BWAQ Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. BWAQ will not redeem the BWAQ Warrants unless a registration statement under the Securities Act covering the BWAQ Ordinary Share issuable upon exercise of the BWAQ Warrants is effective and a current prospectus relating to those BWAQ Ordinary Shares is available throughout the 30-day redemption period, except if the BWAQ Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the BWAQ Warrants become redeemable by BWAQ, BWAQ may exercise its redemption right even if BWAQ is unable to register or qualify the underlying securities for sale under all applicable state securities laws. If BWAQ elects to redeem the BWAQ Warrants on a cashless basis, then BWAQ will not receive any cash proceeds from the exercise of such BWAQ.

Q:     If I am a holder of the BWAQ Units, can I exercise redemption rights with respect to my BWAQ Units?

A:     No. You can only exercise redemption rights with respect to your BWAQ Public Shares. Holders of outstanding BWAQ Units must separate the underlying BWAQ Public Shares and BWAQ Warrants prior to exercising redemption rights with respect to the BWAQ Public Shares.

If you hold BWAQ Units registered in your own name, you must deliver the certificate for such units to Continental, our transfer agent, with written instructions to separate such units into BWAQ Public Shares, BWAQ Warrants and BWAQ Rights.

This must be completed far enough in advance to permit the mailing of the BWAQ Public Share certificates back to you so that you may then exercise your redemption rights upon the separation of the BWAQ Public Shares from the BWAQ Units. See “How do I exercise my redemption rights?” above. The address of Continental is listed under the question “Who can help answer my questions?” below.

If a broker, dealer, commercial bank, trust company, or other nominee holds your BWAQ Units, you must instruct such nominee to separate your BWAQ Units. Your nominee must send written instructions by facsimile to Continental, our transfer agent. Such written instructions must include the number of BWAQ Units to be separated and the nominee holding such BWAQ Units. Your nominee must also initiate electronically, using DTC’s deposit/withdrawal at custodian (DWAC) system, a withdrawal of the relevant BWAQ Units and a deposit of an equal number of BWAQ Public Shares and BWAQ Warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the Public Shares from the BWAQ Units. While this is typically completed electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your Public Shares to be separated from your BWAQ Units in a timely manner, you will likely not be able to exercise your redemption rights.

Q:     What happens if a substantial number of BWAQ Shareholders vote in favor of the Business Combination Proposal and the Merger Proposal and exercise their redemption rights?

A:     BWAQ Shareholders may vote in favor of the Business Combination Proposal and the Merger Proposal and exercise their redemption rights. Accordingly, the Transactions may be consummated even though the funds available from the Trust Account and the number of BWAQ Shareholders are substantially reduced as a result of redemption by BWAQ Shareholders. The BWAQ Charter provides that the Transactions shall not be consummated if, upon the consummation of the Transactions, BWAQ does not have at least $5,000,001 in net tangible assets after giving effect to the payment of amounts that BWAQ shall be required to pay to redeeming shareholders upon consummation of the Transactions. However, pursuant to the Sponsor Support Agreement dated as of August 10, 2023 by and among BWAQ, PubCo and the Sponsor (the “Sponsor Support Agreement”), the Sponsor has agreed not to redeem its BWAQ Ordinary Shares. In the event of significant redemptions, with fewer shares and fewer BWAQ Shareholders, the trading market for PubCo Ordinary Shares may be less liquid than the market for BWAQ Ordinary Shares was prior to the Transactions. In addition, in the event of significant redemptions, PubCo may not be able to meet the Nasdaq listing standards. It is a condition to consummation of the Transactions in the Business Combination Agreement that the PubCo Ordinary Shares to be issued in connection with the Transactions shall have been approved for listing on Nasdaq, subject only to official notice of issuance thereof. PubCo and BWAQ have certain obligations in the Business Combination Agreement to use reasonable best efforts in connection with the Transactions, including with respect to satisfying the Nasdaq listing condition.

Q:     Do I have appraisal or dissenters’ rights if I object to the proposed Transactions?

A:     Holders of record of BWAQ Ordinary Shares may have appraisal rights in connection with the Merger under the Cayman Companies Act (“Dissent Rights”). Holders of record of BWAQ Ordinary Shares wishing to exercise such Dissent Rights and make a demand for payment of the fair value for his, her or its BWAQ Ordinary Shares must give written objection to the Merger to BWAQ prior to the shareholder vote at the Extraordinary General Meeting to approve the Merger and follow the procedures set out in Section 238 of the Cayman Companies Act, noting that any such dissenter rights may subsequently be lost and extinguished pursuant to Section 239 of the Cayman Companies Act which states that no such dissenter rights shall be available in respect of shares of any class for which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the expiry date of the period allowed for written notice of an election to dissent provided that the merger consideration constitutes inter alia shares of any company which at the effective date of the merger are listed on a national securities exchange. If any BWAQ shareholder exercises Dissent Rights, then BWAQ and PubCo may elect to consummate the Merger after the expiry date of the period allowed for written notice of an election to dissent in order to invoke the exemption under Section 239 of the Cayman Companies Act, in which case dissenter rights will no longer be available. It is BWAQ’s view that such fair market value would equal the amount which shareholders would obtain if they exercised their redemption rights as described herein. A BWAQ shareholder which elects to exercise Dissent Rights must do so in respect of all of the BWAQ Ordinary Shares that person holds and will lose their right to exercise their redemption rights as described herein. See “Extraordinary General Meeting of BWAQ Shareholders — Appraisal Rights under the Cayman Companies Act.”

         BWAQ shareholders are recommended to seek their own advice as soon as possible on the application and procedure to be followed in respect of the appraisal rights under the Cayman Companies Act.

Q:     Can I exercise redemption rights and appraisal or dissenters’ rights under the Cayman Islands Companies Act?

A:     No. Any BWAQ Public Shareholder who elects to exercise Dissent Rights (which dissent rights are discussed in the section titled “Do I have appraisal or dissent rights if I object to the proposed Transactions?”) will lose their right to have their BWAQ Public Shares redeemed. The certainty provided by the redemption process may be preferable for BWAQ Public Shareholders wishing to exchange their BWAQ Public Shares for cash. This is because Dissent Rights may subsequently be lost and extinguished pursuant to Section 239 of the Cayman Companies Act which states that no such dissenter rights shall be available in respect of shares of any class for which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the expiry date of the period allowed for written notice of an election to dissent provided that the merger consideration constitutes inter alia shares of any company which at the effective date of the merger are listed on a national securities exchange, in which case any BWAQ Public Shareholder who has sought to exercise Dissent Rights would only be entitled to receive the merger consideration.

Q:     I am a BWAQ warrantholder. Why am I receiving this proxy statement/prospectus?

A:     As a holder of BWAQ Warrants, each of which shall, pursuant to the Business Combination Agreement, be automatically converted into one PubCo Warrant exercisable for PubCo Ordinary Shares in accordance with its terms, you shall be entitled to purchase such number of PubCo Ordinary Share at a purchase price of $11.50 upon consummation of the Transactions pursuant to the Warrant Assumption Agreement. This proxy statement/prospectus includes important information about PubCo, TOYO Solar and the business of TOYO Solar. Since holders of BWAQ Warrants shall become holders of PubCo Warrants and may become holders of PubCo Ordinary Shares upon consummation of the Transactions, we urge you to read the information contained in this proxy statement/prospectus carefully.

Q:     What happens to the funds deposited in the Trust Account after consummation of the Transactions?

A:      Of the net proceeds of the BWAQ IPO (including the net proceeds of the underwriters’ full exercise of their over-allotment option) and simultaneous private placements, a total of $92.92 million was placed in the Trust Account immediately following the BWAQ IPO. On May 2, 2023, BWAQ held an extraordinary general meeting of the shareholders of BWAQ (the “May 2023 Meeting”), where the shareholders of BWAQ approved to amend the BWAQ’s then existing amended and restated memorandum and articles of association to extend the prescribed timeline for BWAQ to complete a business combination. In connection with the May 2023 Meeting, 2,612,769 BWAQ Class A Ordinary Shares were rendered for redemption, and approximately $27.41 million was released from the Trust Account to pay such redeeming shareholders. On June 30, 2023, BWAQ held an extraordinary general meeting of the shareholders of BWAQ (the “June 2023 Meeting”), where the shareholders of BWAQ approved to amend the BWAQ’s then existing amended and restated memorandum and articles of association to further extend the prescribed timeline for BWAQ to complete a business combination. In connection with the June 2023 Meeting, 2,749,465 BWAQ Class A Ordinary Shares were rendered for redemption, and approximately $29.31 million was released from the Trust Account to pay such redeeming shareholders. On March 26, 2024, BWAQ held an extraordinary general meeting in lieu of annual general meeting of the shareholders of BWAQ (the “March 2024 Meeting”), where the shareholders of BWAQ approved to amend the BWAQ’s then existing amended and restated memorandum and articles of association to extend the prescribed timeline for BWAQ to complete a business combination. In connection with the March 2024 Meeting, 1,059,186 BWAQ Class A Ordinary Shares were rendered for redemption, and approximately $11.86 million was released from the Trust Account to pay such redeeming shareholders. As a result of the foregoing, as of the date hereof, there were 2,778,580 remaining BWAQ Public Shares issued and outstanding and there was approximately $31.28 million remaining in the Trust Account as of the Record Date.

After consummation of the Transactions, the funds in the Trust Account shall be released to pay holders of the BWAQ Ordinary Shares who exercise redemption rights and to pay fees and expenses incurred in connection with the Transactions with TOYO Solar. Any remaining funds shall remain on the balance sheet of PubCo after Merger Closing in order to fund TOYO Solar’s existing operations and support new and existing growth initiatives.

Q:     What happens if the Transactions are not consummated?

A:     BWAQ has until June 2, 2024 (or up to November 2, 2024, if extended, or such later date as may be approved by BWAQ Shareholders in an amendment to the BWAQ Charter), to complete a business combination. If BWAQ does not complete the Transactions with TOYO Solar, for whatever reason, by June 2, 2024 (or up to November 2, 2024, if extended, or such later date as may be approved by BWAQ Shareholders in an amendment to the BWAQ Charter), BWAQ may search for another target business with which to complete a business combination. If BWAQ is not able to complete a business combination by June 2, 2024 (or up to November 2, 2024, if extended, or such later date as may be approved by BWAQ Shareholders in an amendment to the BWAQ Charter), BWAQ must redeem 100% of the BWAQ Public Shares, at a per-share price, payable in cash, equal to the amount then held in the Trust Account (less taxes payable and up to $50,000 interest to pay dissolution expenses) divided by the number of then-outstanding BWAQ Public Shares.

Q:     When do you expect the Transactions to be completed?

A:     The Transactions are expected to be consummated promptly following the satisfaction, or waiver, of the conditions precedent to Merger Closing set forth in the Business Combination Agreement, including the approval of the Business Combination Proposal and the Merger Proposal by the holders of BWAQ Ordinary Shares. For a description of the conditions for the completion of the Transactions, see “The Business Combination Agreement and Other Transaction Documents — Conditions to Merger Closing.” However, there can be no assurance that such conditions will be satisfied or waived or that the Transactions will occur.

Q:     What else do I need to do now?

A:     BWAQ urges you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the Transactions shall affect you as a shareholder of BWAQ. Shareholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q:     How do I attend the Extraordinary General Meeting?

A:     The Extraordinary General Meeting shall be held on May 28, 2024, at 9:00 a.m., Eastern Time, at the offices of Robinson & Cole LLP located at 666 Third Avenue, 20th Floor, New York, NY 10017, and virtually via teleconference using the dial-in information: +1 813-308-9980 (Access Code: 173547), or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned.

Shareholders may attend the Extraordinary General Meeting in person, and you are also encouraged to attend the Extraordinary General Meeting virtually at your convenience.

Q:     How do I vote?

A:     If you were a holder of record of BWAQ Ordinary Shares on the Record Date, you may vote with respect to the proposals in person or virtually at the Extraordinary General Meeting, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

If you were a holder of record of BWAQ Ordinary Shares, you may vote in person at the special meeting or by submitting a proxy for the Extraordinary General Meeting. Whether or not you plan to attend the Extraordinary General Meeting in person, we urge you to vote by proxy to ensure your vote is counted. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope. You may still attend the special meeting and vote in person if you have already voted by proxy.

If your BWAQ Ordinary Shares are held in “street name” by a broker or other agent, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Extraordinary General Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Extraordinary General Meeting unless you request and obtain a valid proxy from your broker or other agent.

Q:     If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:     No. As disclosed in this proxy statement/prospectus, your broker, bank or nominee cannot vote your shares on the Business Combination Proposal and the Merger Proposal unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. If you are a BWAQ shareholder holding your shares in “street name” and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee will not vote your shares on the Business Combination Proposal and the Merger Proposal or the Adjournment Proposal. Such abstentions and broker non-votes will have no effect on the vote count for any of the Proposals.

Q:     May I change my vote after I have mailed my signed proxy card?

A:     Yes. If you have submitted a proxy to vote your shares and wish to change your vote, you may do so by delivering a later dated, signed proxy card to Advantage Proxy, Inc. (“Advantage Proxy”), our proxy solicitor, prior to the date of the Extraordinary General Meeting or by voting in person at the Extraordinary General Meeting. Attendance at the Extraordinary General Meeting alone will not change your vote. You also may revoke your proxy by sending a notice of revocation to: Advantage Proxy, Inc., P.O. Box 13581, Des Moines, WA 98198.

If your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting instruction form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend the Extraordinary General Meeting and vote at the Extraordinary General Meeting, you must bring to the Extraordinary General Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Q:     What happens if I fail to take any action with respect to the Extraordinary General Meeting?

A:     If you fail to take any action with respect to the Extraordinary General Meeting (or the related redemption of your shares) and the Transactions are approved by shareholders and consummated, you shall become a shareholder of PubCo. If you fail to take any action with respect to the Extraordinary General Meeting and the Transactions are not approved, you shall continue to be a shareholder of BWAQ.

Q:     What should I do if I receive more than one set of voting materials?

A:     Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you shall receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you shall receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your BWAQ Ordinary Shares.

Q:     What happens if I sell my BWAQ Ordinary Shares before the Extraordinary General Meeting?

A:     The Record Date for the Extraordinary General Meeting is earlier than the date of the Extraordinary General Meeting and earlier than the date the Transactions are expected to be completed. If you transfer your shares after the Record Date, but before the Extraordinary General Meeting date, unless you grant a proxy to the transferee, you shall retain your right to vote at the Extraordinary General Meeting.

Q:     Who will solicit and pay the cost of soliciting proxies for the Extraordinary General Meeting?

A:     BWAQ will pay the cost of soliciting proxies for the Extraordinary General Meeting. BWAQ has engaged Advantage Proxy to assist in the solicitation of proxies for the Extraordinary General Meeting. BWAQ has agreed to pay Advantage Proxy a fixed fee of $12,500, plus disbursements. BWAQ will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of BWAQ Ordinary Shares for their expenses in forwarding soliciting materials to beneficial owners of BWAQ Ordinary Shares and in obtaining voting instructions from those owners. BWAQ’s directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:     Where can I find the voting results of the Extraordinary General Meeting?

A:     The preliminary voting results will be announced at the Extraordinary General Meeting. BWAQ will publish the final voting results of the Extraordinary General Meeting in a Current Report on Form 8-K within four business days after the Extraordinary General Meeting.

Q:     Who can help answer my questions?

A:     If you have questions about the proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact BWAQ’s proxy solicitor as follows:

Advantage Proxy, Inc.
P.O. Box 13581
Des Moines, WA 98198
Attn: Karen Smith
Toll Free: (877) 870-8565
Collect: (206) 870-8565
Email: ksmith@advantageproxy.com

To obtain timely delivery, shareholders must request the materials no later than May 21, 2024, or five business days prior to the Extraordinary General Meeting.

You may also obtain additional information about BWAQ from documents filed with the SEC by following the instructions in “Where You Can Find More Information.”

If you are a holder of BWAQ Ordinary Shares and you intend to seek redemption of your shares, you shall need to deliver your shares (either physically or electronically) to BWAQ’s transfer agent at the address below at least two business days prior to the Extraordinary General Meeting. If you have questions regarding the certification of your position or delivery of your shares for redemption, please contact BWAQ’s transfer agent as follows:

Continental Stock Transfer & Trust Company
1 State Street 30th Floor
New York, NY 10004-156
E-mail: spacredemptions@continentalstock.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the Extraordinary General Meeting, including the Transactions, you should read this entire document carefully, including the Business Combination Agreement attached as Annex A-1, Annex A-2, Annex A-3 and Annex A-4. to this proxy statement/prospectus. The Business Combination Agreement is the legal document that governs the Transactions and the other transactions that shall be undertaken in connection with the Transactions. It is also described in detail in this proxy statement/prospectus in “The Business Combination Agreement and Other Transaction Documents.”

The Parties to the Transactions

TOYO Solar

TOYO Solar is an early-stage company incorporated in November 2022 to separate the solar cell and module production businesses from VSUN, its affiliate and a majority-owned subsidiary of Fuji Solar. TOYO Solar is committed to becoming a reliable full service solar solutions provider in the United States and globally, integrating the upstream production of wafer and silicon, midstream production of solar cell, downstream production of photovoltaic (PV) modules, and potentially other stages of the solar power supply chain.

TOYO Solar is headquartered in Japan. To date, it has completed the phase 1 construction of a cell plant in Vietnam with a designed annual capacity of 3GW, which has commenced commercial production since the second half of 2023. The phase 2 construction is expected to commence in the second half of 2024, the completion of which is expected to extend TOYO Solar’s annual solar cell production capacity to a total of 6GW. By locating its solar cell production in Vietnam, Southeast Asia and incorporating automatic guided vehicles (AGVs) and TOPCon technology in its cell plant, TOYO Solar is well positioned to produce high quality solar cells at a competitive scale and cost. TOYO Solar aims to fully utilize its targeted 6GW annual solar cell production capacity and supply its solar cells under the “TOYO Solar” brand to its affiliate VSUN and a select group of PV module manufacturers. It has entered into supply agreements with certain solar cell customers.

In line with the overall strategy of Fuji Solar and its controlling shareholder, WWB, TOYO Solar is preparing itself for the manufacturing of solar PV modules for sales in the United States, allowing its affiliate VSUN to focus on ex-U.S. PV module markets. Specifically, TOYO Solar plans to build a 2GW PV module plant in the United States and allocate a portion of its self-produced solar cells to module production at this plant. TOYO Solar intends to manufacture and supply solar PV modules, initially in collaboration with VSUN, leveraging its certification and brand name, and, after TOYO Solar obtains the requisite certifications, independently manufacture and supply PV modules under “TOYO Solar.” Thereafter, TOYO Solar also plans to construct its own wafer slicing plant at a selected location, and continues to be dedicated to becoming a reliable full service solar solutions provider in the United States and globally.

TOYO Solar is a Vietnamese company incorporated on November 8, 2022, as a solely owned subsidiary of VSUN. The mailing address of TOYO Solar’s principal executive office is 5F, Tennoz First Tower, 2-2-4, Higashi-Shinagawa, Shinagawa-ku, Tokyo, Japan 140-0002 and its contact number is +81 3-6433-2789. TOYO Solar’s corporate website address is https://www.toyo-solar.com/#. TOYO Solar’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement/prospectus. As a result of the consummation of the Pre-Merger Reorganization, TOYO Solar has become a wholly-owned subsidiary of PubCo, and will continue as a wholly-owned subsidiary of PubCo following the consummation of the Transactions.

BWAQ

BWAQ is a blank check company incorporated on July 19, 2021, as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

BWAQ presently has no revenue, has had losses since inception from incurring formation and operating costs and have had no operations other than identifying and evaluating suitable acquisition transaction candidates. BWAQ has relied upon the working capital available to us following the consummation of the BWAQ IPO and the Private Placement (as defined below) to fund its operations, as well as the funds loaned by the Sponsor, BWAQ’s officers and directors, or their affiliates.

BWAQ Units are traded on Nasdaq under the symbol “BWAQU,” BWAQ Class A Ordinary Shares under the symbol “BWAQ,” BWAQ Warrants under the symbol “BWAQW,” and BWAQ Rights under the symbol “BWAQR,” respectively.

BWAQ’s principal executive office is located at 244 Fifth Avenue, New York, NY 10001, and its telephone number is +1 (212)-726-2880.

PubCo

PubCo was incorporated under the laws of Cayman Islands on May 16, 2023, solely for the purpose of effectuating the Transactions. Immediately following the Transactions, PubCo will be an “emerging growth company” as defined in the JOBS Act and qualify as a foreign private issuer as defined in Rule 3b-4 under the Exchange Act.

The mailing address of the PubCo is 5F, Tennoz First Tower, 2-2-4, Higashi-Shinagawa, Shinagawa-ku, Tokyo, Japan 140-0002, which will continue to be the mailing address and principal executive office of PubCo following the consummation of the Transactions. The telephone number of PubCo following the consummation of the Transactions will be +81 3-6433-2789.

VSUN

VSUN, an affiliate of TOYO Solar and a majority-owned subsidiary of Fuji Solar, is a specialized PV modules producer with an established presence and brand recognition in regions including the United States, Europe and Asia. VSUN’s principal executive office is located at Lot III — Dong Vang, Dinh Tram Industrial, Nenh Town, Viet Yen District, Bac Giang Province, Vietnam, and its telephone number is +84 020-43566689.

Merger Sub

Merger Sub is an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of PubCo. Merger Sub was formed solely for the purpose of effecting the Transactions and has not carried on any activities other than those in connection with the Transactions. The address and telephone number for Merger Sub’s principal executive offices are the same as those for PubCo.

SinCo

SinCo is a Singapore private company incorporated as a wholly owned subsidiary of Fuji Solar, formed solely for the purposes of effecting the Transactions, and has not carried on any activities other than those in connection with the Transactions. The address and telephone number for SinCo’s principal executive offices are the same as those for PubCo.

Fuji Solar

Fuji Solar is a majority-owned subsidiary of WWB, which is in turn a subsidiary of Abalance Corporation, a public company listed on the Tokyo Stock Exchange that has extensive experience and expertise in the investment, development, construction and operation of solar energy projects globally. Fuji Solar’s principal executive office is located at Tennozu First Tower F5, 2-2-4, Higashishinagawa, Shinagawa-ku, Tokyo 140-0002, and its telephone number is +81 3-6433-2789.

Sellers

The Sellers are comprised of WAG, Belta and BestToYo, each of which is an exempted company limited by shares incorporated under the laws of the Cayman Islands. Among the Sellers, WAG and BestToYo are affiliated with Fuji Solar.

The Business Combination Proposal

The Business Combination Agreement

On August 10, 2023, BWAQ entered into the Business Combination Agreement with the Group Companies and Shareholders. On December 6, 2023, February 6, 2024 and February 29, 2024, BWAQ, the Group Companies and Shareholders entered into the first, the second and the third amendments to the Business Combination Agreement. Pursuant to the Business Combination Agreement, (a) the Group Companies, VSUN, Fuji Solar, WAG, Belta and BestToYo shall consummate a series of transactions involving the Group Companies, including (A) the Share Exchange, and (B) the SinCo Acquisition, as a result of which (i) SinCo shall become a wholly-owned subsidiary of PubCo, (ii) TOYO Solar shall become a wholly-owned subsidiary of SinCo, and (iii) immediately prior to the closing of the SinCo Acquisition, the Sellers shall hold an aggregate of 41,000,000 PubCo Ordinary Shares, representing all issued and outstanding share capital of PubCo, and (b) following the consummation of the Pre-Merger Reorganization, BWAQ shall merge with and into Merger Sub, with Merger Sub continuing as the surviving company, as a result of which, among other things, all of the issued and outstanding securities of BWAQ immediately prior to the Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive substantially equivalent securities of PubCo, in each case, upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of the Cayman Companies Act and other applicable laws. The Merger, the Pre-Merger Reorganization and each of the other transactions contemplated by the Business Combination Agreement or any of the other relevant transactional documents are collectively referred to as “Transactions.”

Subject to the terms and conditions of the Business Combination Agreement, the following transactions will occur at the consummation of the Transactions:

1.      (A) PubCo completes the Share Exchange by acquiring one hundred percent (100%) of the issued and paid-up share capital of SinCo from Fuji Solar at an aggregate consideration of SGD1.00, and (B) SinCo completes the SinCo Acquisition by acquiring one hundred percent (100%) of the issued and outstanding shares of capital stock of TOYO Solar from VSUN at an aggregate consideration of no less than $50,000,000, as a result of which (i) SinCo shall become a wholly-owned subsidiary of PubCo, (ii) TOYO Solar shall become a wholly-owned subsidiary of SinCo; and (iii) immediately prior to the closing of the SinCo Acquisition, the Sellers shall hold an aggregate of 41,000,000 PubCo Ordinary Shares, representing all issued and outstanding share capital of PubCo;

2.      following the consummation of the Pre-Merger Reorganization, BWAQ shall merge with and into Merger Sub, with Merger Sub continuing as the surviving company, as a result of which, among other things, all of the issued and outstanding securities of BWAQ immediately prior to the Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive substantially equivalent securities of PubCo, in each case, upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of the Cayman Companies Act and other applicable laws. Specifically, (A) Each BWAQ Unit outstanding immediately prior to the Merger Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one (1) BWAQ Class A Ordinary Share, one-half (1/2) of one BWAQ Warrant, and one (1) BWAQ Right in accordance with the terms of the applicable BWAQ Unit, (B) each BWAQ Ordinary Share issued and outstanding immediately prior to the Merger Effective Time shall automatically be converted into the right to receive one (1) PubCo Ordinary Share, following which all such shares of BWAQ Ordinary Share shall cease to be outstanding and shall automatically be canceled and shall cease to exist, (C) each BWAQ Warrant outstanding immediately prior to the Merger Effective Time shall be automatically converted into one (1) PubCo warrant (the “PubCo Warrants”) exercisable for PubCo Ordinary Shares in accordance with its terms, (D) each BWAQ Right issued and outstanding immediately prior to the Merger Effective Time, shall be automatically converted into the right to receive one-tenth (1/10) of one PubCo Ordinary Share, following which all BWAQ Rights shall cease to be outstanding and shall automatically be canceled and shall cease to exist.

Earnout Escrow

Pursuant to the Business Combination Agreement, at or prior to the Merger Closing, an aggregate of 13,000,000 PubCo Ordinary Shares held by the Sellers (the “Earnout Shares”), consisting of 8,060,000 PubCo Ordinary Shares held by WAG, 3,185,000 PubCo Ordinary Shares held by Belta and 1,755,000 PubCo Ordinary Shares held by BestToYo, respectively, will be deposited with an escrow agent in a segregated escrow account (the “Earnout Escrow Account”) pursuant to an escrow agreement effective upon the Merger Closing and will be released from the Earnout Escrow Account and delivered to the Sellers as follows:

(a)     Following the Merger, if the net profit of PubCo for the fiscal year ending December 31, 2024 as shown on the audited financial statements of PubCo for the fiscal year ending December 31, 2024 (such net profit, the “2024 Audited Net Profit”) is no less than $41,000,000, the Earnout Shares shall immediately become vested in full and be released from the Earnout Escrow Account to the Sellers, pro rata; and

(b)    If the 2024 Audited Net Profit is less than $41,000,000, then (X) the portion of the Earnout Shares in number equal to (i) the quotient of (a) the 2024 Audited Net Profit divided by (b) $41,000,000, multiplied by (ii) 13,000,000 PubCo Ordinary Shares, rounded up to the nearest whole number, shall become immediately vested and be released from the Earnout Escrow Account to the Sellers, pro rata, and (Y) the remaining portion of the Earnout Shares shall be surrendered or otherwise delivered by the Sellers, pro rata, to PubCo for no consideration or nominal consideration and cancelled by PubCo.

Under the Business Combination Agreement, the Shareholders, the Group Companies and BWAQ, have each made customary representations and warranties to each other, including without limitation as to such parties’ organization and standing, due authorization, ownership, no conflict, governmental authorities and consents, litigation and proceedings, and in the case of the Group Companies, its capitalization, financial statements and internal control, liabilities, legal compliance, contracts, benefit plans, labor matters, taxes, insurance, licenses, equipment and tangible assets, real property, intellectual property, privacy and cybersecurity, environmental matters, anti-corruption compliance, anti-money laundering and trade compliance, vendor, government contracts, brokers’ fees, foreign private issuer and emerging growth company status, no China-based entity, and certain other matters, and in the case of BWAQ, its disclosure and listing compliance as a public company, internal control and financial statement, governmental authorities and consent, trust account, Investment Company Act matters, liabilities, capitalization, brokers’ fees, indebtedness, transaction financing, and certain other matters. Except in the case of actual fraud, the representations and warranties in the Business Combination Agreement will not survive the Merger Closing.

Covenants and Agreements of the Parties

The Business Combination Agreement also contains covenants of the parties regarding their conduct during the period between the signing of the Business Combination Agreement and the earlier of the Merger Closing or the termination of the Business Combination Agreement, including covenants regarding, among other things, (i) commercially reasonable efforts to obtain regulatory approvals required by relevant laws and regulations to consummate the Transactions, (ii) the provision of access to their books and records, preparation of registration statement including the proxy statement contained therein to be filed with the SEC, and holding shareholder meeting or soliciting written shareholders consent and obtaining their perspective shareholder approvals for the Transactions, as applicable, (iii) other support activities for consummation of the Transactions, (iv) public announcements related to the Transactions, (v) confidentiality, (vi) transfer taxes matters, (vii) tax matters, (viii) cooperation among the parties to search for and obtain financing to consummate the Transactions, (ix) using reasonable best efforts to take actions necessary, proper or advisable to consummate the Transaction Financings, (x) entry of employment agreements with each executive officers of TOYO Solar by TOYO Solar, (xi) appointment of officers and directors of PubCo, (xii) maintenance of indemnifications and insurances for officers and directors, (xiii) required filings or applications for compliance with antitrust related laws and regulations, and (xiv) prompt notification of litigations related to the Transactions and the officers and directors of the Group Companies or SPAC.

The Group Companies and the Shareholders also agreed, as applicable, (i) with respect to each of the Group Companies, except as otherwise contemplated by the Business Combination Agreement, to use reasonable best efforts to operate its business in the ordinary course consistent with past practice and comply with applicable corporate documents, (ii) with respect to the applicable Group Company, to provide audited financial statements, and, with respect to each Group Company, to assist BWAQ to prepare its financial statements in connection with the relevant SEC filings, (iii) with respect to each Group Company, not to solicit or respond to any alternative proposals,

(iv) to provide reasonable assistance in connection with the consummation of the Transactions, (v) with respect to each Group Company, to provide updates with respect to their business developments, (vi) to comply with applicable laws and regulations with respect to material nonpublic information, (vii) to use best efforts to support the consummation of the Transactions, (viii) with respect to the Shareholders and SinCo, to obtain relevant regulatory approvals in connection with SinCo Acquisition, (ix) with respect to PubCo, to adopt the PubCo ESOP prior to the Merger Closing, (x) with respect to PubCo, to adopt amended and restated memorandum and articles of association, and (xi) with respect to PubCo, to use reasonable best effort to support Nasdaq listing application and consummation of the Transactions.

The Business Combination Agreement also includes certain covenants on BWAQ requiring BWAQ to, among other things, (i) make appropriate arrangements for disbursements of the funds in the trust account of BWAQ in accordance with the Investment Management Trust Agreement, dated as of January 31, 2022, as amended on May 2, 2023 and June 30, 2023, between BWAQ and Continental, as trustee (the “Trust Agreement”), (ii) use reasonable best efforts to ensure BWAQ remains listed as a public company and retain the listing for the BWAQ’s securities on Nasdaq through the Merger Closing, (iii) not solicit or respond to any alternative proposals, (iv) use reasonable best efforts to operate its business in the ordinary course consistent with past practice and comply with applicable corporate documents, (v) file reports with the SEC as required and comply with relevant reporting rules and regulations, (vi) notify the Group Companies of litigations related to the Transactions and the officers and directors of BWAQ, (vii) use best efforts to cause the Sponsor to support the monthly extensions of BWAQ’s terms until February 2, 2024, Fuji Solar to support the monthly extensions of BWAQ’s terms until March 2, 2024 and Sponsor to further support the extension of BWAQ’s terms until April 2, 2024, subject to certain exceptions, use best efforts to obtain the Underwriter’s Consent to convert the entire amounts due to them for their Deferred Underwriting Fee into 322,000 PubCo Ordinary Shares at $10 per share upon the Merger Closing, and the Working Capital Loans Conversion Consent to have Sponsor or other persons entitled to receive repayment of the Working Capital Loans to irrevocably consent to convert the entire amounts due under the Working Capital Loans into BWAQ Units immediately prior to the Merger Closing, (viii) use best efforts to obtain financing in connection with the Transactions, (ix) take reasonable steps to ensure compliance in accordance with Section 16 of the Exchange Act, and (x) provide updates with respect to its business developments.

Conditions to Consummation of the Transactions

Consummation of the Transactions is subject to the satisfaction or waiver by the respective parties of a number of conditions, including the approval of the Business Combination Agreement and the Transactions by BWAQ Shareholders.

Other conditions to each party’s obligations include, among other things: (i) the Business Combination Agreement and the Transactions having been approved by the shareholders of PubCo, (ii) this proxy statement/prospectus having become effective, (iii) PubCo’s application as a foreign private issuer, PubCo’s listing applications and listing applicable of PubCo’s securities to be issued in connection with the Transactions having been approved by Nasdaq, subject only to official notice of issuance thereof, (iv) all relevant regulatory approvals necessary to consummate the Transactions having been obtained, (v) no order, judgment, injunction, decree, writ, stipulation, determination or award having been enacted or promulgated enjoining or prohibiting the consummation of the Transactions; (vi) completion of the Pre-Merger Reorganization, (vii) no Group Company Material Adverse Effect (as defined below), (viii) no less than $5,000,001 of the net tangible assets of PubCo upon the Merger Closing, (ix) adoption of the PubCo ESOP, and (x) fully execution and delivery of the relevant documents related to the Business Combination Agreement and the Transactions. Other conditions to BWAQ’s obligations include, among other things, delivery of the Audited Financial Statements (as defined in the Business Combination Agreement) by the Group Companies to BWAQ. Other conditions to the Group Companies’ and the Shareholders’ obligations include, among other things, (i) at least $29,500,000 Available Closing Cash (as defined below) immediately prior to or upon the Merger Closing, and (ii) consummation of the conversions pursuant to the Underwriter’s Consent and the Working Capital Loans Conversion Consent.

Termination

The Business Combination Agreement may be terminated by BWAQ or TOYO Solar under certain circumstances, including, among other things, (i) by mutual written consent of TOYO Solar and BWAQ, (ii) by TOYO Solar or BWAQ, if any laws (whether temporary, preliminary or permanent) or governmental order makes the Transactions illegal or which otherwise prevents or prohibits consummation of the Transactions, other than any such restraint that is immaterial, (iii) by TOYO Solar, if BWAQ fails to obtain the required vote at a shareholder meeting duly convened therefor or at any adjournment or postponement thereof, (iv) by BWAQ, upon certain breach of the representation, warranty, covenant or agreement as set forth in the Business Combination Agreement by the Group Companies or Shareholders and failure to cure such breach within a certain period, or (v) by TOYO Solar, upon certain breach of the representation, warranty, covenant or agreement as set forth in the Business Combination Agreement and failure to cure such breach within a certain period.

Governing Law and Dispute Resolution

The Business Combination Agreement is governed by the laws of State of New York without giving effect to principles or rules of conflicts of law that would result in the application of the substantive law of another jurisdiction. All claims arising out of or related to the Business Combination Agreement or the Transactions shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The arbitration award shall be final and binding on the parties and the parties undertake to carry out any award without delay.

Related Agreements and Documents

Sponsor Support Agreement

In connection with the execution of the Business Combination Agreement, on August 10, 2023, the Sponsor entered into the Sponsor Support Agreement with BWAQ and PubCo, pursuant to which the Sponsor agreed to vote all the Sponsor Subject Shares in favor of each of the shareholder proposals in connection with the Transactions. The Sponsor has further agreed that, except as set forth in the Sponsor Support Agreement, the Sponsor will not transfer the Sponsor Subject Shares from the date of the Sponsor Support Agreement until the earlier of the date of termination of the Sponsor Support Agreement or the date on the Merger Closing Date. The Sponsor has also agreed on other matters to provide support for the Transactions as described below.

Sponsor Earnout Equities

Pursuant to the Sponsor Support Agreement, at the Merger Closing, the Sponsor will irrevocably surrender certain amount of the Sponsor Earnout Equities for cancellation pursuant to the applicable subsection below if any of the events described in the applicable subsections below occurs at the Merger Closing.

(i)     In the event that (a) the aggregate amount of the Transaction Financings that are not Company-initiated Transaction Financings (as defined in the Sponsor Support Agreement) (the “Aggregate Financing Amount”) is less than $20,000,000, and (b) the closing condition of Available Closing Cash set forth in Section 11.3(d) of the Business Combination Agreement is waived by TOYO Solar and the Shareholders, all of the Sponsor Earnout Equities shall be immediately surrendered by the Sponsor to BWAQ for cancellation without any consideration;

(ii)    in the event that (a) the Aggregate Financing Amount equals or exceeds $20,000,000 but is less than $40,000,000, (b) the closing condition of Available Closing Cash set forth in Section 11.3(d) of the Business Combination Agreement is waived by TOYO Solar and the Shareholders, and (c) the Sponsor has not made up the applicable shortfall (as described below) through subscription of newly issued BWAQ Class A Ordinary Shares prior to the Merger Closing, the number of the Sponsor Earnout Equities that shall automatically be converted into the right to receive PubCo Ordinary Shares at the Merger Effective Time shall equal the product of (x) the number of Sponsor Earnout Equities and (y) the ratio of (A) Aggregate Financing Amount divided by (B) $40,000,000, which product shall be rounded down to the nearest whole number, and all remaining Sponsor Earnout Equities shall be immediately surrendered by the Sponsor to BWAQ for cancellation without any consideration.

The “Sponsor Earnout Equities” include 2,280,000 Founder Shares held by the Sponsor, excluding (i) 400,000 Founder Shares to be distributed by the Sponsor to its employees or advisors prior to the Merger Closing, (ii) 100,000 Founder Shares to be transferred by the Sponsor to Fuji Solar immediately prior to or upon the Merger Closing, and (iii) 400,000 Founder Shares transferred to Fuji Solar promptly following the execution of the Sponsor Support Agreement in accordance with a share subscription agreement between the Sponsor and Fuji Solar pursuant to which Fuji Solar purchased 2,500 preference shares of the Sponsor for a total purchase price of $1,200,000, which entitles Fuji Solar to receive 400,000 Founder Shares from the Sponsor. The proceeds of such subscription have been used by the Sponsor to fund the trust account of BWAQ to effectuate the extensions of the period that BWAQ is permitted to complete the Transactions as a part of the agreed terms and conditions provided in a letter of intent dated January 31, 2023 between BWAQ, TOYO Solar and VSUN.

Shortfalls

The Sponsor has also agreed, in connection with the Transactions, to either subscribe newly issued BWAQ Class A Ordinary Shares or surrender a certain number of the Founder Shares, each valued at $10.00 per share, to make up the shortfall in the aggregate value equal to:

(i)     if the investors in equity financings of PubCo through the private sale to investors of PubCo Ordinary Shares, to be consummated simultaneously upon the Merger Closing (the “PIPE Financing”) seek to purchase PubCo Ordinary Shares at a per share purchase price less than $10.00 per share, subject to adjustments set forth in the Sponsor Support Agreement (the “Benchmark Price”), the difference between the aggregate value of the PubCo Ordinary Shares issued to such investors in such PIPE Financing valued at the Benchmark Price and the proceeds actually received by PubCo in connection with such PIPE Financing;

(ii)    if the BWAQ Transaction Expenses (as defined below) exceed $2,500,000, the difference between the BWAQ Transaction Expenses and $2,500,000; and

(iii)   if the Aggregate Financing Amount equals or exceeds $20,000,000 but is less than $40,000,000, the Sponsor may, prior to the Merger Closing, at its discretion, subscribe for additional BWAQ Class A Ordinary Shares at $10.00 per share, as adjusted if applicable, in cash in full in immediately available funds prior to the Merger Closing, at the aggregate value equal to the difference between $40,000,000 and the Aggregate Financing Amount.

Transaction Financing

Pursuant to the Sponsor Support Agreement, each of BWAQ, the Sponsor and PubCo agreed to ensure the terms and conditions of any Transaction Financing be mutually agreed by the PubCo and BWAQ. BWAQ and the Sponsor also have agreed that the gross proceeds of any equity financing of Group Companies through (x) the private sale to investors of equity securities of any Group Company to be consummated prior to the Merger Closing; or (y) the private sale to investors of BWAQ’s securities to be consummated prior to the Merger Closing, the gross proceeds of which shall be deposited in a segregated escrow account and be irrevocably and unconditionally released to PubCo at the Merger Closing (or another time mutually agreed by PubCo and the investors), in each case on terms mutually agreed to by the Group Companies, the Shareholders and SPAC (the “ Private Financing”) pursuant to which investors will invest in BWAQ will be deposited in a segregated escrow account and be irrevocably and unconditionally released to PubCo at the Merger Closing (or another time mutually agreed by PubCo and the investors). PubCo has also agreed to cause the other Group Companies or its Shareholders not to consummate any equity financing of VSUN or TOYO Solar prior to the Merger Closing, other than the Transaction Financings.

Shareholder Lock-Up and Support Agreement

In connection with the execution of the Business Combination Agreement, BWAQ, PubCo, Fuji Solar, WAG, Belta and BestToYo entered into a Shareholder Lock-Up and Support Agreement, dated as of August 10, 2023 (as the same may be amended, restated or supplemented, the “Shareholder Lock-Up and Support Agreement”), pursuant to which, each of the Sellers has agreed not to, except as set for therein, among other things, transfer any of the Subject Shares (as defined in the Shareholder Lock-Up and Support Agreement) (such shares, the “Sellers Subject Shares”) or grant any proxies or enter into any voting arrangements with respect to the Sellers Subject Shares.

Further, each of the Sellers has irrevocably agreed not to transfer any Shareholder Lock-Up Securities (as defined below) or engage in any short sales with respect to any securities of PubCo during the Shareholder Lock-Up Period (as defined below).

Sponsor Lock-Up Agreement

In connection with the Transactions, prior to the Merger Effective Time, the Sponsor and PubCo will enter into a Sponsor Lock-Up Agreement (the “Sponsor Lock-Up Agreement”), pursuant to which, the Sponsor will irrevocably agree not to transfer any Sponsor Lock-Up Securities (as defined below) or engage in any short sales with respect to any securities of PubCo during the Sponsor Lock-Up Period.

Form of Registration Rights Agreement

The Business Combination Agreement contemplates that, prior to the Merger Effective Time, PubCo, Fuji Solar, WAG, Belta, BestToYo, the Sponsor, and certain other parties thereto will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which PubCo will grant certain registration rights with respect to PubCo securities held by such holders following the Merger Closing.

Form of Warrant Assumption Agreement

The Business Combination Agreement contemplates that, immediately prior to or upon the Merger Effective Time, PubCo, BWAQ and Continental, as warrant agent, (the “Warrant Agent”) will enter into an assignment, assumption and amended & restated warrant agreement (the “Warrant Assumption Agreement”), which amends that certain Warrant Agreement, dated as of January 31, 2022, by and between BWAQ and the Warrant Agent (the “Existing Warrant Agreement”), pursuant to which (a) BWAQ will assign to PubCo, and PubCo will assume, all of BWAQ’s right, title and interest in and to the Existing Warrant Agreement, and (b) each whole BWAQ Warrant shall be modified to no longer entitle the holder to purchase BWAQ Ordinary Shares and instead acquire an equal number of PubCo Ordinary Shares per BWAQ Warrant, subject to adjustment as described therein.

Sponsor Preference Shares

In May 2023, the Sponsor issued 2,500 of its preference shares to Fuji Solar for an aggregate purchase price of $1,200,000. Each preference share of the Sponsor will entitle Fuji Solar to receive 160 Founder Shares, so Fuji Solar is entitled to obtain 400,000 Founder Shares immediately prior to or upon the consummation of the Transactions. The proceeds of such subscription have been used by the Sponsor to fund the Trust Account to effectuate the extensions of the period that BWAQ is permitted to complete an initial business combination as a part of the agreed terms and conditions provided in a letter of intent dated January 31, 2023 between BWAQ, TOYO Solar and VSUN. Fuji Solar obtained such 400,000 Founder Shares in October 2023, which are subject to the same lock-up terms of the Founder Shares.

Securities Transfer Agreement

In connection with the BWAQ IPO, on January 31, 2022, BWAQ, the Sponsor and each of the independent directors of BWAQ entered into a certain securities transfer agreement (the “Securities Transfer Agreement”). Pursuant to the Securities Transfer Agreement, the Sponsor transferred 10,000 Founder Shares to each of Messrs. Alfred “Trey” Hickey and Buhdy Sin Swee Bok at $108.70, or $0.01 per share, the same price originally paid by the Sponsor for such shares. Furthermore, as agreed by PubCo, BWAQ will issue each of Alfred “Trey” Hickey and Buhdy Sin Swee Bok 20,000 BWAQ Class A ordinary shares and Zhenyu Li 30,000 BWAQ Class A ordinary shares immediately prior to or upon the closing of an initial business combination, respectively; provided that the independent directors remain with BWAQ until the closing of an initial business combination.

BWAQ’s Board of Directors’ Reasons for the Approval of the Transactions

For additional information on the set of factors and risks that BWAQ Board weighted and considered, and the reasoning for approving the Transactions, see “Proposal No. 1 — The Business Combination Proposal — BWAQ Board’s Reasons for the Approval of the Transactions.”

The Merger Proposal

As required by the Cayman Companies Act and the BWAQ Charter, holders of BWAQ Ordinary Shares are being asked to authorize the Merger and the Plan of Merger by way of special resolution.

By authorizing the Merger and the Plan of Merger, holders of BWAQ Ordinary Shares will also authorize that the memorandum and articles of association of Merger Sub as in effect immediately prior to the effective date of the Merger as the memorandum and articles of association of the surviving company, which will take effect from the effective date of the Merger in accordance with the Plan of Merger. See “Proposal No. 2 — The Merger Proposal.”

The Adjournment Proposal

If, based on the tabulated vote, there are insufficient votes at the time of the Extraordinary General Meeting to authorize BWAQ to consummate the Merger or the Transactions, BWAQ Board may (and BWAQ is required under the Business Combination Agreement to) submit a proposal to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation of proxies. See “Proposal No. 3 — The Adjournment Proposal.”

Date, Time and Place of Extraordinary General Meeting of BWAQ Shareholders

The Extraordinary General Meeting of the shareholders of BWAQ shall be held on May 28, 2024, at 9:00 a.m., Eastern Time, at the offices of Robinson & Cole LLP located at 666 Third Avenue, 20th Floor, New York, NY 10017, and virtually via teleconference using the dial-in information: +1 813-308-9980 (Access Code: 173547), or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned, to consider and vote upon the Business Combination Proposal, the Merger Proposal and, if necessary, the Adjournment Proposal.

Voting Power; Record Date

Shareholders shall be entitled to vote or direct votes to be cast at the Extraordinary General Meeting if they owned BWAQ Ordinary Shares at the close of business on April 24, 2024, which is the record date for the Extraordinary General Meeting. Shareholders shall have one vote for each BWAQ Ordinary Share owned at the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. Warrants or Rights do not have voting rights. On the Record Date, there were 5,543,060 BWAQ Ordinary Shares outstanding, of which 2,324,480 were held by the BWAQ Initial Shareholders (excluding 40,000 Representative Shares held by Maxim).

Quorum and Vote of BWAQ Shareholders

A quorum of BWAQ Shareholders is necessary to hold a valid meeting. A quorum shall be present at the Extraordinary General Meeting if the holders of a majority of the issued and outstanding shares entitled to attend and vote at the Extraordinary General Meeting are present in person or by proxy or authorised representative. An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting. The proposals presented at the Extraordinary General Meeting shall require the following votes:

•        Pursuant to the BWAQ Charter, the approval of the Business Combination Proposal requires the affirmative vote of at least a simple majority of the votes cast by the holders of the issued and outstanding BWAQ Ordinary Shares, voting as a single class, who are present in person (including virtual presence) or represented by proxy and entitled to vote thereon at the Extraordinary General Meeting.

•        Pursuant to the BWAQ Charter, the approval of the Merger Proposal requires the affirmative vote of at least two-thirds of the votes cast by the holders of the issued and outstanding BWAQ Ordinary Shares, voting as a single class, who are present in person (including virtual presence) or represented by proxy and entitled to vote thereon at the Extraordinary General Meeting.

•        The approval of the Adjournment Proposal if presented will require the consent of the meeting, which means the affirmative vote of at least a simple majority of the votes cast by the holders of the issued and outstanding BWAQ Ordinary Shares, voting as a single class, who are present in person (including virtual presence) or represented by proxy and entitled to vote thereon at the Extraordinary General Meeting.

•        An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting.

Redemption Rights

Pursuant to the BWAQ Charter, a BWAQ Public Shareholder may request that BWAQ redeem all or a portion of its BWAQ public shares for cash if the Transactions are consummated. As a holder of BWAQ public shares, you will be entitled to receive cash for any BWAQ public shares to be redeemed only if you:

(i)     hold BWAQ Public Shares;

(ii)    submit a written request to Continental, BWAQ’s transfer agent, in which you (a) request that BWAQ redeem all or a portion of your BWAQ public shares for cash, and (b) identify yourself as the beneficial holder of the BWAQ public shares and provide your legal name, phone number and address; and

(iii)   deliver share certificates (if any) and other redemption forms (as applicable) to Continental, physically or electronically through The Depository Trust Company.

BWAQ Public Shareholders must complete the procedures for electing to redeem their public shares in the manner described above prior to or on May 24, 2024 (two (2) business days before the Extraordinary General Meeting) in order for their BWAQ public shares to be redeemed.

The redemption rights include the requirement that a BWAQ Public Shareholder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to Continental in order to validly redeem its shares.

If the Transactions are not consummated, the public shares will be returned to the respective holder, broker or bank. If the Transactions are consummated, and if a BWAQ Public Shareholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its share certificates (if any) and other redemption forms (as applicable) to Continental, BWAQ will redeem such public shares for a per-share price, payable in cash, equal to the pro rata portion of the amount on deposit in the trust account as of two business days prior to the consummation of the Transactions, including interest earned on the funds held in the trust account and not previously released to BWAQ (less up to $50,000 of interest to pay dissolution expenses). If a BWAQ Public Shareholder exercises its redemption rights in full, then it will be electing to exchange its public shares for cash and will no longer own public shares. See “Extraordinary General Meeting of BWAQ Shareholders — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

A BWAQ Public Shareholder, together with any affiliate of such holder and any person with whom such holder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), shall not be permitted to redeem more than 15% of the aggregate BWAQ Public Shares without the consent of BWAQ’s directors. Under the Existing BWAQ Charter, the redemption of BWAQ Public Shares shall not be consummated if such redemption would cause BWAQ to have net tangible assets of less than $5,000,001 or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the Transactions.

Any request for redemption, once made by a BWAQ Public Shareholder, may not be withdrawn once submitted to BWAQ unless the BWAQ Board determines (in its sole discretion) to permit the withdrawal of such redemption request (which it may do in whole or in part).

Appraisal or Dissenters’ Rights

BWAQ Shareholders may be entitled to give notice to BWAQ prior to the Extraordinary General Meeting that they wish to dissent to the Merger and to receive payment of fair market value for his or her shares if they follow the procedures set out in the Cayman Companies Act, noting that any such dissention rights may subsequently be lost and extinguished pursuant to Section 239 of the Cayman Companies Act which states that no such dissention rights shall be available in respect of shares of any class for which an open market exists on a recognized stock exchange at the expiry date of the period allowed for written notice of an election to dissent provided that the merger consideration constitutes inter alia shares of any company which at the effective date of the merger are listed on a national securities exchange. It is BWAQ’s view that such fair market value would equal the amount which shareholders would obtain if they exercised their redemption rights as described herein. See “Extraordinary General Meeting of BWAQ Shareholders — Appraisal Rights under the Cayman Companies Act.”

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. BWAQ has engaged Advantage Proxy, Inc. to assist in the solicitation of proxies.

If a shareholder grants a proxy, it may still vote its shares at the Extraordinary General Meeting if it revokes its proxy before the Extraordinary General Meeting. A shareholder may also change its vote by submitting a later-dated proxy as described in “Extraordinary General Meeting of BWAQ Shareholders — Revoking Your Proxy.”

Interests of BWAQ’s Directors and Officers in the Transactions

When considering the BWAQ Board’s recommendation to vote in favor of approving the Business Combination Proposal and the Merger Proposal, BWAQ Shareholders should keep in mind that BWAQ Initial Shareholders, including the Sponsors and BWAQ’s directors and executive officers, and Maxim with respect to the Private Shares, have interests in such proposals that are different from, or in addition to (and which may conflict with), those of BWAQ Shareholders generally. These interests include, among other things, the interests listed below:

•        the fact that the BWAQ Initial Shareholders, including the Sponsor, BWAQ’s officers and directors and Maxim have agreed, as part of the BWAQ IPO, and without any separate consideration provided by BWAQ for such agreement, not to redeem any BWAQ Ordinary Shares (including the Representative Shares held by Maxim) in connection with a shareholder vote to approve a proposed initial business combination;

•        the current beneficial ownership by the Sponsor of an aggregate of 1,880,000 Founder Shares and 378,480 Private Shares, which would become worthless if BWAQ does not complete a business combination within the applicable time period, as the Sponsor has waived any right to redemption with respect to these shares. The Sponsor paid an aggregate of approximately $20,434.78, or $0.01 per share, for the Founders Shares and $3,784,800, or $10.00 per share, for the Private Shares. The Founder Shares (on an as-converted basis) and the Private Shares currently held by the Sponsor have an aggregate market value of approximately $25.4 million, based on the closing price of BWAQ Class A Ordinary Shares on the Record Date of $11.25 per share, resulting in a theoretical gain of approximately $21.6 million (or $9.57 per share). Further, pursuant to the Sponsor Support Agreement, the Sponsor will transfer 100,000 Founder Shares to Fuji Solar immediately prior to or upon the Merger Closing and distribute 400,000 Founder Shares to the Sponsor’s employees or advisors prior to the Merger Closing. In the event that there is no or less than $20,000,000 Transaction Financing occurred on the closing of the Transaction, the Sponsor will cancel 1,380,000 Founder Shares. Therefore, it is likely that the Sponsor will only hold 378,480 Private Shares immediately prior to or upon the Merger Closing;

•        the fact that in connection with the Transactions, the Sponsor transferred 400,000 Founder Shares to Fuji Solar in October 2023, subject to the same lock-up terms of the Founder Shares, for the aggregate purchase price of $1,200,000, the proceed of which have been used by the Sponsor to fund the Trust Account to effectuate the extensions of the period that BWAQ is permitted to complete an initial business combination as a part of the agreed terms and conditions provided in a letter of intent dated January 31, 2023 between BWAQ, TOYO Solar and VSUN;

•        the fact that there are various sponsor support arrangements in connection with the Business Combination Agreement, including without limitation that certain amount of Founder Shares owned by the Sponsor are subject to earnout vesting schedule, shortfall markup and as provided in the Sponsor Support Agreement. For more information, see “The Business Combination Agreement and Other Transaction Documents — Related Agreements and Documents”;

•        The fact that, pursuant to a certain administrative services agreement (the “Administrative Services Agreement”) dated as of January 31, 2022, by and between BWAQ and the Sponsor, BWAQ is obligated, commencing from the effective date of the BWAQ IPO to pay the Sponsor, a monthly fee of $10,000 for general and administrative services until the earlier of the completion of initial business combination or the liquidation of the Trust Account to BWAQ Public Shareholders. BWAQ has been using a portion of the working capital held outside the Trust Account to repay such administrative service fees to the Sponsor, but no proceeds from the Trust Account would be used to repay such fees;

•        the beneficial ownership by Maxim of an aggregate of 46,000 Private Shares and 40,000 Representative Shares, which would become worthless if BWAQ does not complete a business combination within the applicable time period, as Maxim has waived any right to redemption with respect to these shares. Maxim paid an aggregate of $460,000, or $10.00 per share, for the Private Shares. The 40,000 Representative Shares were issued by BWAQ to Maxim and/or its designees as representative compensation in connection with the BWAQ IPO. The Private Shares and the Representative Shares have an aggregate market value of approximately $1.0 million, based on the closing price of BWAQ Class A Ordinary Shares on the Record Date of $11.25 per share, resulting in a theoretical gain of approximately $0.5 million (or $5.9 per share). BWAQ has agreed to obtain the Underwriter’s Consent. Pursuant to the Underwriting Agreement, Maxim agrees to convert the total amount of the Deferred Underwriting Fee in an amount of $3,220,000, equal to 3.5% of the gross proceeds of the BWAQ IPO, into 322,00 Deferred Underwriting Shares, which is contingent on completion of a business combination. The Private Shares, the Representative Shares and the Deferred Underwriting Shares have an aggregate market value of approximately $4.6 million, based on the closing price of BWAQ Class A Ordinary Shares on the Record Date of $11.25 per share, resulting in a theoretical gain of approximately $4.1 million (or $10.12 per share);

•        each of Alfred “Trey” Hickey and Buhdy Sin Swee Bok, independent directors of BWAQ, holds 10,000 Founder Shares, which would become worthless if BWAQ does not complete a business combination within the applicable time period, as these independent directors have waived any right to redemption with respect to these shares. Each independent director of BWAQ paid approximately $108.70, or $0.01 per share for such 10,000 Founder Shares. Furthermore, as agreed by PubCo, BWAQ will issue each of Alfred “Trey” Hickey and Buhdy Sin Swee Bok 20,000 BWAQ Class A ordinary shares and Zhenyu Li 30,000 BWAQ Class A ordinary shares immediately prior to or upon the closing of an initial business combination, respectively; provided that the independent directors remain with BWAQ until the closing of an initial business combination;

•        in order to finance transaction costs in connection with an intended initial business combination, the BWAQ Insiders and/or its designee may, but are not obligated to, loan BWAQ funds as may be required. If BWAQ completes the Transactions, BWAQ would repay such loaned amounts out of the proceeds of the Trust Account released to BWAQ. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the Transactions do not close, BWAQ may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. Such loans (including the extension loans and convertible notes thereunder, if any pursuant to the Business Combination Agreement) may be convertible into Working Capital Units, at a price of $10.00 per unit at the option of the lender. As of the date hereof, BWAQ had issued Promissory Notes in the principal amount of $3,271,981 under the Working Capital Loans, including $1,270,000 for working capital purpose as evidenced by the Sponsor Notes, $33,333 for Valuation Firm Expenses as evidenced by the Fuji Expenses Note and $1,968,648 of the Extension Payments as evidenced by 11 Sponsor Extension Notes to the Sponsor and/or its designee, including ZENIN, and 4 Fuji Extension Notes to Fuji Solar, respectively, in connection with the Extension, which may be convertible into Working Capital Units, at a price of $10.00 per unit. As of December 31, 2023, BWAQ has drawn $2,492,085 under the Promissory Notes. BWAQ has the obligation to pay to the payees of the Promissory Notes the funds amounting to the principal amount of the Sponsor Notes, Fuji Expenses Note and Extension Notes, respectively, if the Transactions are terminated pursuant to the Business Combination Agreement. BWAQ may use a portion of the working capital held outside the Trust Account to repay such funds amounting to the principal amount of the Sponsor Notes, Fuji Expenses Note and Extension Notes but no proceeds from the Trust Account would be used to repay such loaned amounts. In the event that BWAQ fails to complete a business combination by the prescribed time period, it is uncertain if BWAQ has sufficient working capital held outside the Trust Account to fully repay all the outstanding loans from the Sponsor Notes, Fuji Expenses Note and Extension Notes. Pursuant to the Business Combination Agreement, BWAQ has agreed to obtain the Working Capital Loans Conversion Consent from the Sponsor or other persons entitled to receive repayment of the Working Capital Loans to convert the entire amounts due under the Working Capital Loans into Working Capital Units immediately prior to the Merger Closing;

•        the BWAQ Insiders, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred related to identifying, investigating, and consummating an initial business combination, provided, that, if BWAQ does not consummate the Transactions, a portion of the working capital held outside the Trust Account may be used by BWAQ to repay such reimbursements so long as no proceeds from the Trust Account are used for such repayment. From time to time, Mr. Liang Shi, BWAQ’s Chief Executive Officer and Director, would incur travel costs to search for targets. As of December 31, 2023, due to Mr. Liang Shi amounted to $3,558. Other than that, as of December 31, 2023, the BWAQ Insiders and their respective affiliates had incurred reimbursable out-of-pocket expenses in the amount of $30,084.96, among which, $26,526.96 has been reimbursed with balance of $2,538 due to them;

•        the continued indemnification of current directors and officers of BWAQ and the continuation of directors’ and officers’ liability insurance after the Transactions;

•        the fact that the BWAQ Initial Shareholders may be incentivized to complete the Transactions, or an alternative initial business combination with a less favorable company or on terms less favorable to shareholders, rather than to liquidate, in which case the BWAQ Initial Shareholders would lose their entire investment. As a result, the BWAQ Initial Shareholders may have a conflict of interest in determining whether TOYO Solar is an appropriate business with which to effectuate a business combination and/or in evaluating the terms of the Transactions; and

•        the fact that the BWAQ Initial Shareholders collectively acquired 1,900,000 Founder Shares at a purchase price of approximately $0.01 per share and 424,480 Private Shares at a purchase price of $10.00 per share, representing 41.9% of issued and outstanding BWAQ Ordinary Shares prior to the Transactions. However, the total amount of PubCo Ordinary Shares to be held by the Sellers is based on a deemed price per share of $10.00 per share. Therefore, the BWAQ Initial Shareholders could make a substantial profit after the Transactions from their acquisition of Founder Shares and/or Private Shares as discussed above, even if the Transactions subsequently declines in value or is unprofitable for the BWAQ Public Shareholders, or the BWAQ Public Shareholders experience substantial losses in their investment in PubCo.

The BWAQ Initial Shareholders have agreed to, among other things, vote all of their Founder Shares and BWAQ Private Shares in favor of the proposals being presented at the Extraordinary General Meeting and waive their redemption rights with respect to their BWAQ shares in connection with the consummation of the Transactions. As of the date of this proxy statement/prospectus, the BWAQ Initial Shareholders own approximately 41.9% of the issued and outstanding BWAQ Ordinary Shares (excluding 40,000 Representative Shares held by Maxim). Pursuant to the Business Combination Agreement, Fuji Solar has agreed to support the consummation of the Transactions, and we reasonably believe that Fuji Solar will vote 400,000 Founder Shares it holds in favor of the proposals being presented at the Extraordinary General Meeting and not to redeem such Founder Shares in connection with the consummation of the Transactions.

At any time at or prior to the Transactions, during a period when they are not then aware of any material nonpublic information regarding BWAQ or its securities, the Sponsors, TOYO Solar, and/or BWAQ’s or TOYO Solar’s directors, officers, advisors or respective affiliates may purchase public shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire public shares or vote their public shares in favor of the Business Combination Proposal. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record or beneficial holder of BWAQ Ordinary Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights.

If the Sponsor, TOYO Solar, and/or BWAQ’s or TOYO Solar’s directors, officers, advisors or respective affiliates purchase shares in privately negotiated transactions from BWAQ Public Shareholders who have already elected to exercise their redemption rights, then such selling shareholder would be required to revoke their prior elections to redeem their shares. The Sponsor, TOYO Solar, and/or BWAQ’s or TOYO Solar’s directors, officers, advisors or respective affiliates may also purchase public shares from institutional and other investors who indicate an intention to redeem BWAQ Ordinary Shares, or, if the price per share of BWAQ Ordinary Shares falls below $10.00 per share, then such parties may seek to enforce their redemption rights. The above-described activity could be especially prevalent in and around the time of Closing.

The purpose of such share purchases and other transactions would be to (a) increase the likelihood that: (i) the Business Combination Proposal is approved by the affirmative vote of at least a simple majority of the votes cast by the holders of the issued and outstanding BWAQ Ordinary Shares, voting as a single class, who are present in person (including virtual presence) or represented by proxy and entitled to vote thereon at the Extraordinary General Meeting, (ii) the Merger Proposal is approved by the affirmative vote of two-thirds of the votes cast by the holders of the issued and outstanding BWAQ Ordinary Shares, voting as a single class, who are present in person (including virtual presence) or represented by proxy and entitled to vote thereon at the Extraordinary General Meeting, and (iii) PubCo’s net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) being at least $5,000,001 after giving effect to the transactions contemplated by the Business Combination Agreement and the Transaction financing, and (b) otherwise limit the number of BWAQ Public Shares electing to redeem. The Sponsor, TOYO Solar and/or BWAQ’s or TOYO Solar’s directors, officers, advisors or respective affiliates may also purchase shares from institutional and other investors for investment purposes.

Entering into any such arrangements may have a depressive effect on the BWAQ Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a lower-than-market price and may therefore be more likely to sell the shares he, she, or they own, either at or before the Transactions.

If such transactions are executed, then the Transactions could be completed in circumstances where such consummation would not have otherwise occurred. Share purchases by the persons described above would allow them to exert more influence over approving the proposals to be presented at the Extraordinary General Meeting and would likely increase the chances that such proposals would be approved. BWAQ will file or submit a Current Report on Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the Extraordinary General Meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

The existence of financial and personal interests of one or more of BWAQ’s directors results in conflicts of interest on the part of such director(s) between what he, she, or they may believe is in the best interests of BWAQ and what he, she, or they may believe is best for himself, herself, or themselves in determining to recommend that shareholders vote for the proposals. In addition, BWAQ’s officers have interests in the Transactions that may conflict with your interests as a shareholder.

See “Proposal No. 1 — The Business Combination Proposal — Interests of BWAQ’s Directors and Officers in the Transactions” for additional information on interests of BWAQ’s directors and officers.

Recommendation to BWAQ Shareholders

BWAQ Board believes that each of the proposals to be presented at the Extraordinary General Meeting is fair to, and in the best interests of, BWAQ and unanimously recommends that its shareholders vote “FOR” the Business Combination Proposal, “FOR” the Merger Proposal and “FOR” the Adjournment Proposal, if presented.

Certain Information Relating to PubCo and BWAQ

Listing of PubCo

PubCo will apply for listing, to be effective at the time of the Merger Closing, of the PubCo Ordinary Shares on the Nasdaq and expects to obtain clearance by DTC as promptly as practicable following the issuance thereof, subject to official notice of issuance, prior to the Closing Date.

Delisting and Deregistration of BWAQ

If the Transactions are completed, BWAQ Units, BWAQ Class A Ordinary Shares, BWAQ Warrants and BWAQ Rights shall be delisted from Nasdaq and shall be deregistered under the Exchange Act.

Emerging Growth Company

Upon consummation of the Transactions, PubCo will be an “emerging growth company” as defined in the JOBS Act. PubCo will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Transactions, (b) in which PubCo has total annual gross revenue of at least $1.235 billion or (c) in which PubCo is deemed to be a large accelerated filer, which means the market value of PubCo Ordinary Shares held by non-affiliates exceeds $700 million as of the last business day of PubCo’s prior second fiscal quarter, PubCo has been subject to Exchange Act reporting requirements for at least 12 calendar months; and filed at least one annual report, and (ii) the date on which PubCo issued more than $1.0 billion in non-convertible debt during the prior three-year period. PubCo intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that PubCo’s independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

Furthermore, even after PubCo no longer qualifies as an “emerging growth company,” as long as PubCo continues to qualify as a foreign private issuer under the Exchange Act, PubCo will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies as further described below.

Foreign Private Issuer

As a “foreign private issuer,” PubCo will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that PubCo must disclose differ from those governing U.S. companies pursuant to the Exchange Act. Under Rule 405 of the Securities Act, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to PubCo on June 30, 2024. For so long as PubCo qualifies as a foreign private issuer, it will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material nonpublic information under Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosure of material non-public information by issuers.

PubCo will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, PubCo intends to publish its results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information PubCo is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, after the Transactions, PubCo shareholders will receive less or different information about PubCo than a shareholder of a U.S. domestic public company would receive.

PubCo is a non-U.S. company with foreign private issuer status, and, after the consummation of the Transactions, will be listed on Nasdaq. Nasdaq market rules permit a foreign private issuer like PubCo to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is PubCo’s home country, may differ significantly from Nasdaq corporate governance listing standards. PubCo may elect to follow home country practice in lieu of the following requirements:

•        the requirement that a majority of the board of directors must be comprised of independent directors as defined in Nasdaq Rule 5605(a)(2);

•        the requirement that each member of the compensation committee must be an independent director as set forth in Nasdaq Rule 5605(d)(2)(A);

•        the requirement that director nomination should be made by a vote in which only independent directors participate or by a nominations committee comprised solely of independent directors as set forth in Nasdaq Rule 5605(e)(1);

•        the requirement to obtain shareholder approval for certain issuances of securities, including shareholder approval of stock option plans;

•        the requirement that the board of directors shall have regularly scheduled meetings at which only independent directors are present as set forth in Nasdaq Rule 5605(b)(2); and

•        the requirement that an annual shareholders meeting must be held no later than one year after the end of the fiscal year-end as set forth in Nasdaq Rule 5620(a).

As a foreign private issuer, PubCo will be permitted to, and PubCo will, rely on exemptions from certain Nasdaq Stock Exchange corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of PubCo Ordinary Shares.

See “Risk Factors — Risks Related to PubCo and Ownership of PubCo’s Shares — We will be a foreign private issuer, and as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.”

Controlled Company

Upon the closing of the Transactions, WWB and Mr. Junsei Ryu, the chief executive officer and chairman of the board of directors of PubCo, will, assuming a no redemption scenario, control approximately 65.4% of the voting power of PubCo’s outstanding ordinary shares (or 70.9% assuming a maximum redemption scenario), without taking into account of potential source of dilution. As a result, PubCo will be a “controlled company” within the meaning of applicable Nasdaq listing rules. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company.” For so long as PubCo remains a “controlled company,” it may elect not to comply with the following corporate governance requirements:

•        that a majority of the board of directors consists of independent directors;

•        that it has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        that it has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

Upon closing of the Transactions, PubCo expects to exempt from the requirements that a majority of the board of directors consists of independent directors, and that each of the nominating and corporate governance committee and the compensation committee is composed entirely of independent directors. As a result, you may not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Material Tax Consequences

As described in “Material Tax Considerations — United States Federal Income Tax Considerations — Effects of the Transactions to U.S. Holders,” it is intended that the exchange by U.S. Holders of their BWAQ Ordinary Shares for PubCo Ordinary Shares pursuant to the Merger, taken together with the related Transactions, should qualify either as a transfer of property to a corporation under Section 351 of the Code or as a reorganization under Section 368 of the Code (as defined below). Assuming that the Merger so qualifies, U.S. Holders (as defined in “Material Tax Considerations — United States Federal Income Tax Considerations”) of BWAQ Ordinary Shares will generally not recognize gain or loss for U.S. federal income tax purposes on the exchange of their BWAQ Ordinary Shares in the Merger. See “Material Tax Considerations — United States Federal Income Tax Considerations — Effects of the Transactions to U.S. Holders.”

In the event that a U.S. Holder elects to redeem its BWAQ Public Shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of the BWAQ Public Shares under Section 302 of the Internal Revenue Code (the “Code”). If the redemption qualifies as a sale or exchange of the BWAQ Public Shares, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the BWAQ Public Shares surrendered in such redemption transaction. There may be certain circumstances, however, in which the redemption may be treated as a distribution for U.S. federal income tax purposes depending on the amount of BWAQ Ordinary Shares that such U.S. Holder owns or is deemed to own after the redemption. See “Material Tax Considerations — United States Federal Income Tax Considerations — Effects to U.S. Holders of Exercising Redemption Rights.”

Anticipated Accounting Treatment

The Transactions are made up of the series of transactions provided for in the Transactions Agreement as described elsewhere within this proxy statement/prospectus. The Transactions will be accounted for as a capital reorganization. Under this method of accounting, PubCo will be treated as the acquired company for financial reporting purposes. Accordingly, the Transactions will be treated as the equivalent of TOYO Solar issuing shares at the Closing for the net assets of BWAQ as of the Closing Date, accompanied by a recapitalization. The net assets of BWAQ will be stated at historical cost, with no goodwill or other intangible assets recorded and operations prior to the Transactions will be those of TOYO Solar. TOYO Solar has been determined to be the accounting acquiror for purposes of the Transactions based on an evaluation of the following facts and circumstances. Notwithstanding the legal form, the Transactions will be accounted for as a reverse recapitalization in accordance with GAAP:

•        TOYO Solar’s operations prior to the Transactions will comprise the ongoing operations of PubCo;

•        TOYO Solar’s existing senior management team will comprise all or majority of the senior management team of PubCo; and

•        Sellers are expected to collectively have, assuming a no redemption scenario, up to 85.3% of the voting power of PubCo (or up to 92.5% assuming a maximum redemption scenario).

Regulatory Matters

The Business Combination Agreement and the Transactions contemplated by the Business Combination Agreement are subject to certain closing condition that necessary regulatory approvals to consummate the Share Exchange and the SinCo Acquisition be obtained.

Risk Factor Summary

In evaluating the proposals to be presented at the Extraordinary General Meeting of the shareholders of BWAQ, a shareholder should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section titled “Risk Factors.”

The consummation of the Transactions and the business and financial condition of PubCo subsequent to the Closing are subject to numerous risks and uncertainties, including those highlighted in “Risk Factors.” The occurrence of one or more of the events or circumstances described below, alone or in combination with other events or circumstances, may adversely affect BWAQ’s ability to effect the Transactions, and may have an adverse effect on the business, cash flows, financial condition and results of operations of BWAQ prior to the Transactions and that of PubCo subsequent to the Transactions. These risks include, among other things, the following:

•        TOYO Solar and PubCo’s operating history is short and may not provide you with an adequate basis upon which to evaluate our business and prospects.

•        PubCo derived revenue from sales of solar cells since the second half of 2023, and almost entirely of which was from sales of solar cells to VSUN, its affiliate, during the year ended December 31, 2023, with whom PubCo does not enter into long-term contracts. If PubCo does not diversify its customer base in the near future, or if it loses VSUN as customer, its business may be materially adversely affected.

•        PubCo has incurred operating losses historically, and may in the future incur significant additional expenses and operating losses.

•        If PubCo is not able to successfully manage its growth strategy, its business operations and financial results may be adversely affected.

•        The demand for solar energy and/or the products of PubCo is impacted by many factors outside of the control of PubCo, and if such demand does not continue to grow or grows at a slower rate than PubCo anticipates, its business and prospects will suffer.

•        PubCo’s failure to win new contracts and purchase orders may adversely affect its business operations and financial results.

•        PubCo’s business may in the future benefit in part from local and international government support for renewable energy, and a decline in such support could harm its business.

•        If PubCo is no longer able to benefit from the competitive edge from its relationship with Fuji Solar, WWB, Abalance Corporation and VSUN, its business may be adversely affected.

•        PubCo may require significant additional capital to fund its operations and pursue its growth strategy. If it cannot obtain additional funding on terms satisfactory to us when it needs it, its growth prospects and future profitability may be materially and adversely affected.

•        The oversupply of solar cells and modules in the solar industry may cause substantial downward pressure on the prices of PubCo’s products and reduce PubCo’s revenue and earnings.

•        PubCo may face risks associated with the current and future manufacturing, marketing, distribution and sale of its products internationally and the construction and operation of its overseas manufacturing facilities. If PubCo is unable to effectively manage these risks, its business and operations abroad may be adversely affected and its ability to maintain, develop and expand its business abroad may be restricted.

•        PubCo may not be able to obtain sufficient raw materials in a timely manner or on commercially reasonable terms, which could have a material adverse effect on its results of operations and financial condition.

•        Failure of third parties to manufacture quality products or provide reliable services in a timely manner could cause delays in the delivery of PubCo’s services and completion of its projects, which could damage its reputation, have a negative impact on its relationships with customers and adversely affect its growth.

•        PubCo has identified material weaknesses in its internal control over financial reporting. Following the consummation of the Transactions, in the event of any failure to maintain an effective system of disclosure controls and internal control over financial reporting, PubCo may not be able to accurately report its financial results or prevent fraud. As a result, holders of PubCo Ordinary Shares could lose confidence in PubCo’s financial and other public reporting, which is likely to negatively affect PubCo’s business and the market price of PubCo Ordinary Shares.

•        PubCo’s corporate actions that require shareholder approval will be substantially controlled by its controlling shareholder, WAG, who will have significant influence over such matters, and their interests may not be aligned with the interest of other shareholders.

•        PubCo may be a “controlled company” within the meaning of the Nasdaq listing rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies. If PubCo relies on these exemptions, you will not have the same protections afforded to shareholders of companies that are subject to such requirements.

•        The price of PubCo securities may be volatile, and the value of PubCo securities may decline.

•        BWAQ will have limited rights after the Merger Closing to make claims for damages against TOYO Solar or TOYO Solar’s shareholders for the breach of representations, warranties, or covenants made by TOYO Solar in the Business Combination Agreement.

•        After the Merger Closing, PubCo may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and the price of shares of PubCo Ordinary Shares, which could cause you to lose some or all of your investment.

•        The BWAQ Initial Shareholders own BWAQ Ordinary Shares and BWAQ Private Units that will be worthless, may be unable to be repaid in full for the working capital loans provided to BWAQ, and may incur reimbursable expenses that may not be reimbursed or repaid if the Transactions are not approved. Such interests may have influenced their decision to approve and, in the case of the BWAQ Board, recommend, the Transactions with TOYO Solar.

•        The BWAQ Public Shareholders will experience immediate dilution as a consequence of the issuance of PubCo Ordinary Shares immediately following consummation of the Transactions and Transaction Financing and in connection with the Transactions.

•        The exercise of BWAQ’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination Agreement may result in a conflict of interest when determining whether such changes to the terms of the Business Combination Agreement or waivers of conditions are appropriate and in the best interests of BWAQ Public Shareholders.

•        If BWAQ is unable to complete the Transactions with TOYO Solar or another business combination by November 2, 2024, if extended (or such later date as may be approved by BWAQ Shareholders in an amendment to BWAQ Charter), BWAQ Public Shareholders may receive only approximately $11.26 per public share, or less than such amount in certain circumstances based on the balance of the Trust Account as of the Record Date, and BWAQ Warrants and BWAQ Rights will expire worthless.

•        If BWAQ is unable to complete the Transactions with TOYO Solar or another business combination by June 2, 2024 (or up to November 2, 2024, if extended, or such later date if BWAQ extend the period of time to consummate a business combination), BWAQ will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding BWAQ Public Shares for cash and, subject to the approval of its remaining shareholders and the BWAQ Board, dissolving and liquidating. In such event, third parties may bring claims against BWAQ and, as a result, the proceeds held in the Trust Account could be reduced and the per-share liquidation price received by BWAQ Public Shareholders could be less than $10.10 per Public Share, and the BWAQ Warrants and BWAQ Rights will expire worthless.

FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus includes statements that express BWAQ’s, PubCo’s and TOYO Solar’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results of operations or financial condition and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this proxy statement/prospectus and include statements regarding BWAQ’s, PubCo’s and TOYO Solar’s intentions, beliefs or current expectations concerning, among other things, the Transactions, the benefits and synergies of the Transactions, including anticipated cost savings, results of operations, financial condition, liquidity, prospects, growth, strategies, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, the markets in which TOYO Solar operates as well as any information concerning possible or assumed future results of operations of the combined company after the consummation of the Transactions. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting BWAQ, TOYO Solar and PubCo. Factors that may impact such forward-looking statements include, but are not limited to:

•        TOYO Solar is a newly established company with no track record of success;

•        PubCo expects to require significant additional capital, which it expects to fund through additional debt and equity financing, to support its business growth, and such capital may not be available on commercially reasonable terms or at all, which may impose restrictions on capital raising activities and or other financial or operational matters or lead to dilution of your interest in TOYO Solar and PubCo;

•        TOYO Solar is a new entrant in the solar industry and faces risks in the marketing and sale of its products in international markets where it plans to deliver in the future;

•        TOYO Solar and PubCo’s ability to successfully introduce and market new products and services;

•        TOYO Solar and PubCo’s ability to grow and market its brand and products in markets outside Vietnam and manage any negative publicity which may harm its brand, reputation, public credibility and consumer confidence;

•        TOYO Solar and PubCo’s ability to successfully compete in the highly competitive solar industry;

•        TOYO Solar and PubCo’s ability to control the costs associated with its operations;

•        TOYO Solar and PubCo depend, directly and indirectly, on suppliers for component parts and raw materials and any failure on the part of the suppliers to deliver such supplies according to TOYO Solar or PubCo’s schedule and at prices, quality and volumes acceptable to TOYO Solar and/or PubCo, could materially and adversely affect its business, results of operations and financial condition;

•        TOYO Solar and PubCo’s ability to create and maintain its relationship with critical suppliers;

•        TOYO Solar and PubCo’s future construction of manufacturing facilities outside of Vietnam as well as the current construction and future expansion of its production capacity within Vietnam may be subject to delays or cost overruns, may not produce expected benefits or may cause TOYO Solar and PubCo to not meet its projections for future production capacity;

•        Demand for, and consumers’ willingness to adopt solar products, which may be affected by various factors, including developments in solar products or alternative clean energy solutions;

•        The unavailability, reduction or elimination of government and economic incentives or government-issued regulations and policies which are favorable for manufacturers and buyers of solar products;

•        Any failure to maintain an effective system of internal control over financial reporting in the future and any failure to accurately and timely report TOYO Solar and PubCo’s financial condition, results of operations or cash flows could adversely affect investor confidence;

•        PubCo has identified material weaknesses in its internal control over financial reporting and any ineffective remediation of such material weaknesses, any additional material weaknesses in the future or failure to develop and maintain effective internal control over financial reporting could impair its ability to produce timely and accurate financial statements and comply with applicable laws and regulations;

•        PubCo’s corporate actions that require shareholder approval will be substantially controlled by its controlling shareholders, which may prevent you and other shareholders from influencing significant decisions and reduce the value of your investment; and

•        The other matters described in the section titled “Risk Factors” beginning on page 51.

In addition, the Transactions are subject to the satisfaction or waiver of the conditions to the completion of the Transactions set forth in the Business Combination Agreement and the absence of events that could give rise to the termination of the Business Combination Agreement, the possibility that the Transactions do not close, and risks that the proposed Transactions disrupt current plans and operations and business relationships, or poses difficulties in attracting or retaining employees for TOYO Solar and PubCo.

The forward-looking statements contained in this proxy statement/prospectus are based on BWAQ’s, TOYO Solar’s and PubCo’s current expectations and beliefs concerning future developments and their potential effects on the Transactions and PubCo. There can be no assurance that future developments affecting BWAQ, PubCo and/or TOYO Solar will be those that BWAQ, TOYO Solar or PubCo has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond either BWAQ’s, PubCo’s or TOYO Solar’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. BWAQ, TOYO Solar and PubCo will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Before a shareholder grants its proxy or instructs how its vote should be cast or votes on the Business Combination Proposal, the Merger Proposal or the Adjournment Proposal, it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement/prospectus may adversely affect BWAQ, PubCo and/or TOYO Solar.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before you decide whether to vote or instruct your vote to be cast to approve the proposals described in this proxy statement/prospectus. Certain of the following risk factors apply to the business and operations of TOYO Solar and will also apply to the business and operations of PubCo following the completion of the Pre-Merger Reorganization. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Transactions, and may have a material adverse effect on the business, financial condition, results of operations, prospects and trading price of PubCo following the Transactions. The risks discussed below may not prove to be exhaustive and are based on certain assumptions made by PubCo, BWAQ and TOYO Solar, which later may prove to be incorrect or incomplete. PubCo, BWAQ and TOYO Solar may face additional risks and uncertainties that are not presently known to such entity, or that are currently deemed immaterial, but which may also ultimately have an adverse effect on any such party.

Risks Related to TOYO Solar and PubCo’s Business and Industry

Unless the context otherwise requires, all references in this subsection to “we,” “us” or “our” refer to the business of TOYO Solar prior to the consummation of the Pre-Merger Reorganization, and collectively to PubCo and its subsidiaries, including TOYO Solar, following the consummation of the Pre-Merger Reorganization.

Our operating history is short and may not provide you with an adequate basis upon which to evaluate our business and prospects.

We are an early-stage company incorporated in November 2022 to separate the solar cell and module production businesses from VSUN, our affiliate and a majority-owned subsidiary of Fuji Solar. We commenced construction of our solar cell plant Vietnam in December 2022 and have complete the phase 1 construction of the cell plant with a designated annual capacity of 3GW, which has commenced commercial production since the second half of 2023. The phase 2 construction is expected to commence in the second half of 2024, the completion of which is expected to extend our annual solar cell production capacity to a total of 6GW. Our operating history may be too short to give you a sufficient basis for evaluating our business, financial performance and prospects. We may not be able to achieve similar results or growth in future periods. Accordingly, you should not rely on our results of operations for any prior periods as an indication of our future performance.

We derived revenue from sales of solar cells since the second half of 2023, almost entirely of which was from sales of solar cells to VSUN, our affiliate, during the year ended December 31, 2023, with whom we do not enter into long-term contracts. If we do not diversify our customer base in the near future, or if we lose VSUN as our customer, our business may be materially adversely affected.

As an early-stage company, we manufacture and supply our solar cells under the “TOYO Solar” brand to our affiliate VSUN and a select group of PV module manufacturers. As of the date of this proxy statement/prospectus, we have entered into supply agreements with over 15 solar cell customers and are in active negotiation with several potential customers to supply our solar cells. We derived revenue from sales of solar cells to these customers since the second half of 2023, almost entirely of which was from the sales to VSUN, our affiliate, during the year ended December 31, 2023. See “Information Related to PubCo — Customers and Sales — Existing and Future Arrangements with VSUN” for more details. Loss of business from VSUN or other future major customers could reduce our revenues and significantly harm our business. We expect that we will continue to depend on a relatively small number of customers for a significant portion of our revenue and may experience fluctuations in the distribution of the revenue among our largest customers. The volume of sale to specific customers is likely to vary from year to year. A major customer in one year may not provide the same level of revenues for us in any subsequent year. For additional concentration risks, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of PubCo — Quantitative and Qualitative Disclosures about Market Risk — Concentration risk.”

We have incurred operating losses historically, and we may in the future incur significant additional expenses and operating losses.

As an early-stage company incorporated on November 8, 2022, we have incurred operating losses historically and have a history of negative operating cash flows. We incurred a net loss of $0.2 million for the year ended December 31, 2022, and recorded a net income of $9.9 million for the year ended December 31, 2023. There can be no assurance that we will achieve profitability and/or maintain profitability in the future. Our potential profitability is particularly dependent upon the growth of the market for solar energy solutions, which may not occur at the levels we currently anticipate or at all. There can be no assurance that our future cashflows from operating activities or financing activities including equity financing will be sufficient to support the ongoing operations, or that any additional financing will be available in a timely manner or on acceptable terms, if at all. If we are unable to raise sufficient financing or events or circumstances occur such that we do not meet the strategic plans, we will be required to reduce certain discretionary spending, or be unable to fund capital expenditures, which would have a material adverse effect on our financial position, results of operations, cash flows, and ability to achieve our intended business objectives.

If we are not able to successfully manage our growth strategy, our business operations and financial results may be adversely affected.

Our expected future growth presents numerous managerial, administrative and operational challenges. Our ability to manage the growth of our operations will require us to continue to improve our management information systems and our other internal systems and controls. In addition, our growth will increase our need to attract, develop, motivate, and retain both our management and professional employees. Incorporated in November 2022, we are in a nascent journey of growing our business, recruiting employees and transferring certain employees from VSUN to TOYO Solar in connection with the separation of solar cell and module businesses from VSUN. Furthermore, we will need to establish our relationships with customers, suppliers and other third parties and enter into relevant commercial agreements that are critical to our business growth. While in line with the overall strategy of Fuji Solar and its controlling shareholder, WWB, we are preparing ourselves for the manufacturing of solar PV modules for sales in the United States, allowing our affiliate VSUN to focus on ex-U.S. PV module markets, as of the date of this proxy statement/prospectus, we have not finalized the non-compete arrangement with VSUN memorializing such strategy and understanding. We cannot assure you that our planned operations, personnel, systems, internal procedures and controls will be able to support our future growth as expected. If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities, successfully execute our business strategies or respond to competitive pressures, and our results of operations may be adversely affected.

The demand for solar energy and/or our products is impacted by many factors outside of our control, and if such demand does not continue to grow or grows at a slower rate than we anticipate, our business and prospects will suffer.

Our future success depends on continued demand for solar energy. Solar energy is a rapidly evolving and competitive market that has experienced substantial changes in recent years, and we cannot be certain that developers, owners and operators of solar projects and other solar market players will remain active in the market or that new potential customers will pursue solar energy as an energy source at levels sufficient to grow our business. The demand for solar energy and/or our products may be affected by many factors outside of our control, including:

•        availability, scale and scope of government subsidies, economic incentives and financing sources to support the development and commercialization of solar energy solutions;

•        levels of investment by project developers and owners of solar energy products, which tend to decrease when economic growth slows;

•        the emergence, continuance or success of, or increased government support for, other alternative energy generation technologies and products;

•        local, state and federal permitting and other regulatory requirements related to environmental, land use and transmission issues, each of which can significantly impact the feasibility and timelines for solar projects;

•        technical and regulatory limitations regarding the interconnection of solar energy systems to the electrical grid;

•        the cost and availability of raw materials and components necessary to produce solar energy, such as polysilicon; and

•        regional, national or global macroeconomic trends, which could affect the demand for new energy resources.

If demand for solar energy fails to continue to grow, demand for our products will plateau or decrease, which would have an adverse impact on our ability to increase our revenue and grow our business. If we are not able to mitigate these risks and overcome these difficulties successfully, our business, financial condition and results of operations could be materially and adversely affected.

Our failure to win new contracts and purchase orders may adversely affect our business operations and financial results.

Our business depends on our ability to win contracts and purchase orders with customers. Contract proposals and negotiations are complex and frequently involve a lengthy bidding and selection process, which is affected by a number of factors. These factors include market conditions, financing arrangements, and required governmental approvals. If negative market conditions arise, or if we fail to secure adequate financial arrangements or the required government approvals, we may not be able to pursue particular projects, which could adversely affect our profitability. If we fail to complete a project in a timely manner, miss a required performance standard, or otherwise fail to adequately perform on a project, then we may incur a loss on that project, which may reduce or eliminate our overall profitability.

Our business may in the future benefit in part from local and international government support for renewable energy, and a decline in such support could harm our business.

We may in the future benefit in part from legislation and government policies that support renewable energy. If so, we cannot assure you that we will continue to receive government grants and subsidies in future periods at a similar level or at all. The availability and size of subsidies and incentives depend, to a large extent, on political and policy developments relating to environmental concerns and other macro-economic factors. Moreover, government incentive programs are expected to gradually decrease in scope or be discontinued as solar power technology improves and becomes more affordable relative to other types of energy. Negative public or community response to solar energy projects could adversely affect the government support and approval of our solar energy business. Adverse changes in government regulations and policies relating to the solar energy industry and their implementation, especially those relating to economic subsidies and incentives, could significantly reduce the profitability of our business and materially adversely affect the state of the industry.

If we are no longer able to benefit from the competitive edge from our relationship with Fuji Solar, WWB, Abalance Corporation and VSUN, our business may be adversely affected.

We derive a competitive edge from our relationship with Fuji Solar, WWB, Abalance Corporation and VSUN. Fuji Solar is our affiliate and a majority-owned subsidiary of WWB, a Japanese company that develops photo voltaic systems and sells construction equipment and related parts. WWB is a subsidiary of Abalance Corporation, a public company listed on the Tokyo Stock Exchange that is engaged in the investment, development, construction and operation of solar energy projects globally. VSUN, our affiliate and a majority-owned subsidiary of Fuji Solar, is a specialized PV modules producer with an established presence and brand recognition in regions including the United States, Europe and Asia. We have derived business and financial support from our affiliates. See “Certain Relationships and Related Person Transactions — PubCo Relationships and Related Party Transactions” for further details. We manufacture and supply our solar cells under the “TOYO Solar” brand to our affiliate VSUN and a select group of PV module manufacturers. Before we obtain the requisite certifications to independently manufacture and supply solar PV modules, we intend to manufacture and supply our solar PV modules in collaboration with VSUN, leveraging the latter’s certification and brand name. However, we cannot assure you that we will continue to maintain our relationship with certain affiliates in the future. To the extent we cannot maintain our cooperative relationship with our affiliates on reasonable terms or at reasonable prices or at all, we will need to source other partners to provide services or financial support, which could result in material and adverse effects to our business and results of operations. In addition, any event or publicity that adversely affects the business or reputation, including litigation, regulatory or other matters, of our affiliates, could also have an adverse impact on our brand and reputation, even if such event or publicity is not associated with our products and services. We may incur additional costs in addressing such matters regardless of merit or outcome. This may also divert our management’s time and attention.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

We have experienced operating losses and negative operating cash flows during the period from our inception in November 2022 to December 31, 2022, but recorded positive income for the year ended December 31, 2023. For the period since inception to December 31, 2022, we reported a net loss of $0.2 million. For the year ended December 31, 2023, we reported a net income of $9.9 million. These conditions raise substantial doubt about our ability to continue as a going concern. Our liquidity is based on our ability to generate cash from operating activities to fund our general operations and capital expansion needs. Our ability to continue as a going concern is dependent on our management’s ability to successfully execute our business plan, which includes increasing revenue while controlling operating cost and expenses to generate positive operating cash flows and obtain financing from outside sources.

The financial statements included elsewhere in this proxy statement/prospectus do not include any adjustments that might result from the outcome of this uncertainty. Accordingly, the financial statements included elsewhere in this proxy statement/prospectus have been prepared on a basis that assumes that we will continue to operate as a going concern, which contemplate the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business. For further information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of PubCo — Liquidity, Capital Resources and Going Concern.”

We may require significant additional capital to fund our operations and pursue our growth strategy. If we cannot obtain additional funding on terms satisfactory to us when we need it, our growth prospects and future profitability may be materially and adversely affected.

We may require significant additional capital to fund our operations and pursue our growth strategy, including, without limitation, to fund the construction of our cell plant, as well as PV module plant and wafer slicing plant in the future. We may also require additional cash due to changing business conditions or other future developments, including any investments or acquisitions we may decide to pursue, as well as our research and development activities in order to remain competitive.

Our ability to obtain external financing is subject to a number of uncertainties, including:

•        our future financial condition, results of operations and cash flow;

•        the general condition of the global equity and debt capital markets;

•        regulatory and government support, such as subsidies, tax credits and other incentives;

•        the continued confidence of banks and other financial institutions in our company and the solar power industry;

•        economic, political and other conditions in jurisdictions where we operate; and

•        our ability to comply with any financial covenants under the debt financing.

We may not be able to obtain loans or additional capital on acceptable terms or at all. Any additional equity financing may be dilutive to our shareholders and any debt financing may require restrictive covenants. Additional funds may not be available on terms commercially acceptable to us. Failure to manage discretionary spending and raise additional capital or debt financing as required may adversely impact our ability to achieve our intended business objectives.

The oversupply of solar cells and modules in the solar industry may cause substantial downward pressure on the prices of our products and reduce our revenue and earnings.

If the solar industry experiences oversupply across the value chain in the future, continued increases in solar module production in excess of market demand may result in further downward pressure on the price of our solar cell products and potentially our future solar module products. Increasing competition could also result in us losing sales or market share. If we are unable, on an ongoing basis, to procure silicon or solar wafers at reasonable prices, or mark up the price of our solar cell products, or future solar modules, to cover our manufacturing and operating costs, our revenue and gross margin will be adversely impacted, either due to higher costs compared to our competitors or due to inventory write-downs, or both. In addition, our market share may decline if our competitors are able to price their products more competitively.

We may face risks associated with the current and future manufacturing, marketing, distribution and sale of our products internationally and the construction and operation of our overseas manufacturing facilities. If we are unable to effectively manage these risks, our business and operations abroad may be adversely affected and our ability to maintain, develop and expand our business abroad may be restricted.

While we are headquartered in Japan, we have constructed a solar cell plant in Vietnam and plan to build a solar PV plant in the United States. The current and future manufacturing, marketing, distribution and sale of our products internationally, as well as the construction and operation of our manufacturing facilities internationally may expose us to a number of risks, including those associated with:

•        fluctuations in currency exchange rates;

•        costs associated with understanding local markets and trends;

•        costs associated with establishment of overseas manufacturing facilities;

•        marketing and distribution costs;

•        customer services and support costs;

•        risk management and internal control structures for our overseas operations;

•        compliance with the different commercial, operational, environmental and legal requirements;

•        obtaining or maintaining certifications for production, marketing, distribution and sales of our products or, if applicable, services;

•        maintaining our reputation as an environmentally friendly enterprise for our products or services;

•        obtaining, maintaining or enforcing intellectual property rights;

•        changes in prevailing economic conditions and regulatory requirements;

•        transportation and freight costs;

•        employing and retaining manufacturing, technology, sales and other personnel who are knowledgeable about, and can function effectively in, overseas markets;

•        trade barriers such as trade remedies, which could increase the prices of the raw materials for our solar products, and export requirements, tariffs, taxes and other restrictions and expenses, which could increase the prices of our products and make us less competitive in some countries;

•        challenges due to our unfamiliarity with local laws, regulation and policies, our absence of significant operating experience in local market, increased cost associated with establishment of overseas operations and maintaining a multinational organizational structure; and

•        other various risks that are beyond our control.

Our manufacturing capacity in Vietnam requires us to comply with different laws and regulations, including national and local regulations relating to production, environmental protection, employment and the other related matters. Our failure to obtain the required approvals, permits, licenses, filings or to comply with the conditions associated therewith could result in fines, sanctions, suspension, revocation or non-renewal of approvals, permits or licenses, or even criminal penalties, which could have a material adverse effect on our business, financial condition and results of operations.

For example, the U.S. government has begun enforcing a long-existing ban on U.S. importation of products produced with forced labor in ways that may adversely affect our business. Section 307 of the U.S. Tariff Act of 1930, as amended, (“Section 307”), prohibits U.S. importation of goods that are produced or manufactured, wholly or in part, in any non-U.S. country by forced or indentured labor. On June 24, 2021, U.S. Customs and Border Protection (CBP)

issued a Withhold Release Order against Hoshine Silicon Industry Co. Ltd. (“Hoshine WRO”). As a result, personnel at all U.S. ports of entry have been instructed to immediately begin detaining shipments that contain silica-based products made by Hoshine or materials and goods derived from or produced using those silica-based products.

On December 23, 2021, President Biden signed the Uyghur Forced Labor Prevention Act (the “UFLPA”) into law. The UFLPA aims to strengthen the existing laws on forced labor by prohibiting the importation and entry of any goods made with forced labor in the Xinjiang Uyghur Autonomous Region (“XUAR”) of the PRC, and establishes several enforcement mechanisms and procedures to do so. Since June 21, 2022, CBP has begun applying the “Rebuttal Presumption” established in Section 3 of UFLPA and prohibits any “goods, wares, articles, or merchandise mined, produced, or manufactured wholly or in part in the XUAR” or produced by an entity on the list to be issued pursuant to the UFLPA, unless CBP determines that importer of record has (i) fully complied with the supply chain guidance described in Section 2 of the UFLPA and any accompanying regulations, and (ii) completely and substantively responded to inquiries for information by CBP. Pursuant to UFLPA, the U.S. government issued a list of entities involved in and products produced from forced labor, “guidance to importers” with respect to forced labor due diligence as well as a strategy report to prevent importation of goods produced with forced labor.

In addition to the actions taken or being considered by the U.S. government as discussed above, there is a growing concern regarding the alleged use of forced labor issue in the XUAR in the European Union, Australia, Japan and certain other countries. For example, in June 2022, the European Parliament passed Resolution on the human rights situation in the XUAR, including the Xinjiang police files. European Commission issued, on September 14, 2022, a Proposal for a Regulation of the European Parliament and of the Council on prohibiting products made with forced labour on the European Union. If any new legislation or regulatory action with respect to these issues were to be enacted in those regions that impose additional restrictions or requirements on importation of goods that are produced or manufactured, wholly or in part, in the XUAR, our business and operation in these regions would be adversely affected.

Although such policies have impacted the operations of some participants in the solar industry, our operations have not yet been adversely affected by Hoshine WRO or UFLPA or other regulations or government initiatives discussed above. However, there is no guarantee that our operations will not be materially adversely affected by laws and regulations in the United States or other jurisdictions in the future. As we enter into new markets in different jurisdictions, we will face different business environments and industry conditions, and we may spend substantial resources familiarizing ourselves with the new environment and conditions. To the extent that our business operations are affected by unexpected and adverse economic, regulatory, social and political conditions in the jurisdictions in which we have operations, we may experience project disruptions, loss of assets and personnel, and other indirect losses that could adversely affect our business, financial condition and results of operations. Any of these events may increase the related costs, or impair our ability to run our operations in the future on a cost effective basis, which could in turn have a material adverse effect on our business and results of operations.

We may not be able to obtain sufficient raw materials in a timely manner or on commercially reasonable terms, which could have a material adverse effect on our results of operations and financial condition.

The prices of polysilicon, the essential raw material for solar cell and module products and silicon wafers have been subject to significant volatility. The price of polysilicon increased significantly in 2020 due to the supply shortage of polysilicon. In the first half of 2020, supply of polysilicon was negatively affected by the decreasing downstream demand due to the COVID-19 pandemic. In the second half of 2020, the production capacity of polysilicon of some key manufacturing facilities reduced due to the explosion accidents and maintenance activities, which further intensified the supply shortage. The price of the polysilicon began to decline in the first quarter of 2023, which stimulated the module demand globally.

Although the global supply of polysilicon has increased significantly, we may experience interruption to our supply of silicon or other raw materials or late delivery in the future for the following reasons, among others:

•        suppliers under our raw materials supply contracts may delay deliveries for a significant period of time without incurring penalties;

•        our virgin polysilicon suppliers may not be able to meet our production needs consistently or on a timely basis;

•        compared with us, some of our competitors who also purchase virgin polysilicon from our suppliers have longer and stronger relationships with and have greater buying power and bargaining leverage over some of our key suppliers; and

•        our supply of silicon or other raw materials is subject to the business risk of our suppliers, some of whom have limited operating history and limited financial resources, and one or more of which could go out of business for reasons beyond our control in the current economic environment.

Our failure to obtain the required amounts of silicon raw materials and other raw materials, such as glass, in a timely manner and on commercially reasonable terms could increase our manufacturing costs and substantially limit our ability to meet our contractual obligations to our customers. Any failure by us to meet such obligations could have a material adverse effect on our reputation, ability to retain customers, market share, business and results of operations and may subject us to claims from our customers and other disputes. Furthermore, our failure to obtain sufficient silicon and other raw materials would result in under-utilization of our production facilities and an increase in our marginal production costs. Any of the above events could have a material adverse effect on our growth, profitability and results of operations.

Several of our key raw materials and components are sourced from a limited number of suppliers, and their failure to perform could cause manufacturing delays and impair our ability to deliver solar cells and/or modules to customers in the required quality and quantities and at a price that is profitable to us.

Our failure to obtain raw materials and components that meet our quality, quantity, and cost requirements in a timely manner could interrupt or impair our ability to manufacture our solar modules, or increase our manufacturing costs. Several of our key raw materials and components are sourced from a limited number of suppliers. As a result, the failure of any of our suppliers to perform could disrupt our supply chain and adversely impact our operations. In addition, our suppliers may be unable to supply our increasing demand for raw materials and components as we expand or seek to expand our business. We may be unable to identify new suppliers or qualify their products for use on our production lines in a timely manner and on commercially reasonable terms. A constraint on our production may result in our inability to meet our capacity plans and/or our obligations under our customer contracts, which would have an adverse impact on our business. Additionally, reductions in our production volume may put pressure on suppliers, resulting in increased material and component costs.

In particular, we are dependent on VSUN’s subsidiary as a crucial supplier of monocrystalline silicon wafer, which accounted for approximately 64.5% of our total purchase of inventories for the year ended December 31, 2023. In addition, one third party supplier accounted for approximately 14.8% of our total purchase of inventories for the year ended December 31, 2023. Monocrystalline silicon wafer is the critical material for the production of solar cells, and we may not be able to find replacements or immediately transition to alternative suppliers if necessary. If our supplier delays or discontinues the manufacture of monocrystalline silicon wafer, we may experience delays in shipments, increased costs and cancellation of orders for our products. Failure to establish cost-effective alternative suppliers within reasonable timeframes, or encountering difficulties in sourcing monocrystalline silicon wafers from other third parties, could have adverse effects on our business and operational performance. For additional concentration risk, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of PubCo — Quantitative and Qualitative Disclosures about Market Risk — Concentration risk.”

Failure of third parties to manufacture quality products or provide reliable services in a timely manner could cause delays in the delivery of our services and completion of our projects, which could damage our reputation, have a negative impact on our relationships with our customers and adversely affect our growth.

Our success depends on our ability to provide services and complete projects in a timely manner, which in part depends on the ability of third parties to provide us with timely and reliable products and services. In providing our services and completing our projects, we rely on products that meet our design specifications and components manufactured and supplied by third parties, as well as on services performed by subcontractors. We will also rely on subcontractors to perform substantially all of the construction and installation work related to our projects; and we may need to engage subcontractors with whom we have no experience for our projects. If any of our subcontractors are unable to provide services that meet or exceed our customers’ expectations or satisfy our contractual commitments, our reputation, business and operating results could be harmed. In addition, if we are unable to avail ourselves of warranty and other contractual protections with providers of products and services, we may incur liability to our customers or additional costs related to the affected products and components, which could have a material adverse effect on our business, financial condition and operating results. Moreover, any delays, malfunctions, inefficiencies or interruptions in these products or services could adversely affect the quality and performance of our solutions and require considerable expense to establish alternate sources for such products and services. This could cause us to experience difficulty retaining current customers and attracting new customers, and could harm our brand, reputation and growth.

Prepayment arrangements to our suppliers, if any, may expose us to the credit risks of such suppliers and may also significantly increase our costs and expenses, which could in turn have a material adverse effect on our financial condition, results of operations and liquidity.

As we conduct our business in the ordinary course, we may incur prepayment obligations for the procurement of silicon raw materials or the construction of our projects. Our prepayments, secured or unsecured, may expose us to the credit risks of our suppliers, and reduce our chances of obtaining the return of such prepayments in the event that our suppliers become insolvent or bankrupt. Moreover, we may have difficulty recovering such prepayments if any of our suppliers fails to fulfil its contractual delivery obligations to us. Accordingly, a default by our suppliers to whom we have made substantial prepayment may have a material adverse effect on our financial condition, results of operations and liquidity.

Decreases in the price of solar power products, including solar modules, may result in additional provisions for inventory losses.

We typically plan our production and inventory levels based on our forecasts of customer demand, which may be unpredictable and can fluctuate materially. Recent market volatility has made it increasingly difficult for us to accurately forecast future product demand trends and the prices of solar power products. If the prices of solar power products continue to decrease, the carrying value of our existing inventory may exceed its market price in future periods, thus requiring us to make additional provisions for inventory valuation, which may have a material adverse effect on our financial position and results of operations.

Shortage or disruption of electricity supply may adversely affect our business.

We consume a significant amount of electricity in our operations. We cannot assure you that there will not be disruptions or shortages in our electricity supply or that there will be sufficient electricity available to us to meet our future requirements. Shortages or disruptions in electricity supply and any increases in electricity costs may significantly disrupt our normal operations, cause us to incur additional costs and adversely affect our profitability.

Computer malware, viruses, ransomware, hacking, phishing attacks and other network disruptions could result in security and privacy breaches, loss of proprietary information and interruption in service, which would harm our business.

Computer malware, viruses, physical or electronic break-ins and similar disruptions could lead to interruption and delays in our services and operations and loss, misuse or theft of data. Computer malware, viruses, ransomware, hacking, phishing attacks or denial of service, against online networks have become more prevalent and may occur on our systems. Any attempts by cyber attackers to disrupt our services or systems, if successful, could harm our business, introduce liability to data subjects, result in the misappropriation of funds, be expensive to remedy and damage our reputation or brand. Insurance may not be sufficient to cover significant expenses and losses related to cyber-attacks. In addition, cyber-attacks and malicious internet-based activity directed at supply chains have increased in frequency and severity, and we cannot guarantee that third parties in our supply chain or our third-party partners’ supply chains have not been compromised or that they do not contain exploitable defects or bugs that could result in a breach of or disruption to our information technology systems or the third-party information technology systems that support us and our operations. Notwithstanding the security measures we have implemented, such as managed security services, that are designed to detect and protect against cyber-attacks, and any additional measures we may implement or adopt in the future, our facilities and systems, and those of our third-party service providers, could be vulnerable to security breaches, computer viruses, lost or misplaced data, programming errors, scams, burglary, human errors, acts of vandalism, or other events. Efforts to prevent cyber attackers from entering computer systems are expensive to implement, and we may not be able to cause the implementation or enforcement of such preventions with respect to our third-party vendors. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security and availability of systems and technical infrastructure may, in addition to other losses, harm our reputation, brand and ability to attract customers.

There are several factors ranging from human error to data corruption that could materially impact the efficacy of any processes and procedures designed to enable us to recover from a disaster or catastrophe, including by lengthening the time services that are partially or fully unavailable to customers and users. It may be difficult or impossible to perform some or all recovery steps and continue normal business operations due to the nature of a particular cyber-attack, disaster or catastrophe or other disruption, especially during peak periods, which could cause additional reputational damages, or loss of revenues, any of which would adversely affect its business and financial results.

Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate.

Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. This is especially so at the present time due to the uncertain and rapidly changing projections of the market opportunity and growth. The estimates and forecasts included in this proxy statement/prospectus relating to the size and expected growth of the target market and market demand may also prove to be inaccurate. The estimated addressable market may not materialize in the timeframe of the projections included herein, if ever, and even if the markets meet the size estimates and growth estimates presented in this proxy statement, our business could fail to grow at similar rates.

We expect to operate in a highly competitive industry, and our current or future competitors may be able to compete more effectively than we do, which could have a material adverse effect on our business, revenues, growth rates and market share.

The markets and industries in which we expect to compete in are highly competitive, with many companies of varying size and business models, many of which have their own proprietary technologies, competing for the same business as we do. Many of our competitors have longer operating histories and greater resources than us and could focus their substantial financial resources to develop a competitive advantage. Our competitors may also offer energy solutions at prices below cost, devote significant sales forces to competing with us or attempt to recruit our key personnel by increasing compensation, any of which could improve their competitive positions. Additionally, we expect competition to intensify in the future as existing competitors and new market entrants introduce new products into our markets. Any of these competitive factors could make it more difficult for us to attract and retain customers, increase our sales and marketing expenses, reduce profit margins, cause us to lower our prices in order to compete, and reduce our market share and revenues, any of which could have a material adverse effect on our financial condition and operating results. We can provide no assurance that we will continue to effectively compete against our current competitors or additional companies that may enter our markets.

In addition, we may also face competition based on technological developments that compete with our products and services. Our competitors may develop technology that would make ours noncompetitive or obsolete. If we do not keep pace with product and technology advances and otherwise keep our product offerings competitive, there could be a material and adverse effect on our competitive position, revenue and prospects for growth. Some of our existing competitors have, and some of our potential competitors could have, substantial competitive advantages such as:

•        greater name recognition, longer operating histories and larger customer bases;

•        larger sales and marketing budgets and resources;

•        broader and deeper product lines;

•        greater customer support resources;

•        greater resources to make acquisitions;

•        lower labor and research and development costs;

•        substantially greater financial and other resources; and

•        larger scale manufacturing operations.

Some of our expected larger competitors may have substantially broader product offerings and may be able to leverage their relationships with partners and customers based on other products to gain business in a manner that discourages potential customers from purchasing our concentrated solar power plants, including by selling at zero or negative margins or product bundling. In addition, innovative start-up companies and larger companies that are making significant investments in research and development may invent similar or superior technologies that compete with ours. Our current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources. If we are unable to compete successfully, or if competing successfully requires us to take costly actions in response to the actions of our competitors, our business, financial condition and results of operations could be adversely affected.

The solar industry faces competition from other types of renewable and non-renewable power industries.

The solar industry faces competition from other renewable energy companies and non-renewable power industries, including nuclear energy and fossil fuels such as coal, petroleum and natural gas. Technological innovations in these other forms of energy may reduce their costs or increase their safety. Large-scale new deposits of fossil fuel may be discovered, which could reduce their costs. Local governments may decide to strengthen their support for other renewable energy sources, such as wind, hydro, biomass, geothermal and ocean power, and reduce their support for the solar industry. The inability to compete successfully against producers of other forms of power would reduce our market share and negatively affect our results of operations.

Technological changes in the solar power industry could render our products uncompetitive or obsolete, which could reduce our market share and cause our revenue and net income to decline.

The solar power industry is characterized by evolving technologies and standards. These technological evolutions and developments place increasing demands on the improvement of our products, such as solar cells with higher conversion efficiency and larger and thinner silicon wafers and solar cells. Other companies may develop production technologies that enable them to produce silicon wafers, solar cells and solar modules with higher conversion efficiencies at a lower cost than our products. Some of our competitors are developing alternative and competing solar technologies that may require significantly less silicon than crystalline silicon wafers and solar cells, or no silicon at all. Technologies developed or adopted by others may prove more advantageous than ours for commercialization of solar power products and may render our products obsolete. As a result, we may need to invest significant resources in research and development to maintain our market position, keep pace with technological advances in the solar power industry, and effectively compete in the future. Our failure to further refine and enhance our products and processes or to keep pace with evolving technologies and industry standards could cause our products to become uncompetitive or obsolete, which could materially adversely reduce our market share and affect our results of operations.

Existing regulations and policies and changes to these regulations and policies may present technical, regulatory and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for our products.

The market for electricity generation products is heavily influenced by government regulations and policies concerning the electric utility industry, as well as by policies adopted by electric utility companies. These regulations and policies often relate to electricity pricing and technical interconnection requirements for customer-owned electricity generation. In a number of countries, these regulations and policies are being modified and may continue to be modified. Customer purchases of, or further investment in the research and development of, alternative energy sources, including solar power technology, could be deterred by these regulations and policies, which could result in a significant reduction in the demand for our products. For example, without a regulatory mandated exception for solar power systems, utility customers may be charged interconnection or standby fees for putting distributed power generation on the electric utility grid. These fees could increase the cost of and reduce the demand for solar power, thereby harming our business, prospects, results of operations and financial condition.

In addition, we anticipate that solar power products and their installation will be subject to oversight and regulation in accordance with national and local regulations relating to building codes, safety, environmental protection, utility interconnection, and metering and related matters. Any new government regulations or utility policies pertaining to solar power products may result in significant additional expenses to the users of solar power products and, as a result, could eventually cause a significant reduction in demand for our products.

A drop in electricity prices may adversely affect our business, financial condition, and results of operations.

A decline in electricity prices could adversely affect the attractiveness of solar energy projects and consequently lead to a decrease in our product sales. Various factors might contribute to a reduction in electricity prices, including:

•        establishment of more efficient power generation plants that can produce electricity at a lower cost;

•        enhancements in transmission infrastructure, enabling more affordable or increased transmission of energy from distant, cost-effective sources;

•        a decrease in the cost of natural gas or other energy-producing fuels;

•        adjustments in utility rates and the reallocation of costs among customer classes;

•        drop in electricity demand, possibly driven by energy-saving technologies, initiatives to cut electricity usage, or economic downturns that reduce overall activity;

•        emergence of smart-grid technologies that can minimize peak energy demands;

•        innovations in customer-sited energy storage technologies that can lower a customer’s average electricity cost by utilizing off-peak times; and

•        the invention of new energy generation methods that can produce energy more affordably.

Should the expense of electricity produced by solar installations that incorporate our systems remain high in comparison to other energy sources, it may significantly impact our business, financial standing, and operational results negatively.

We may face termination and late charges and risks relating to the termination and amendment of certain equipment purchases contracts.

We transact with a limited number of equipment suppliers for all our principal manufacturing equipment and spare parts, including our diffusion furnaces, chemical vapor deposition systems, screen printers and solar cell testers and sorters. We may rely on certain major suppliers to provide a substantial portion of the principal manufacturing equipment and spare parts as part of our expansion plan in the future. If we fail to develop or maintain our relationships with these and other equipment suppliers, or should any of our major equipment suppliers encounter difficulties in the manufacturing or shipment of its equipment or spare parts to us, including due to natural disasters or otherwise failing to supply equipment or spare parts according to our requirements, it will be difficult for us to find alternative providers for such equipment on a timely basis and on commercially reasonable terms. As a result, our production and result of operation could be adversely affected.

If we choose to sell our products on credit terms, it may increase our working capital requirements and expose us to the credit risk of our customers.

To accommodate and retain customers in the negative market environment, many solar module manufacturers make credit sales and extend credit terms to customers, and this trend is expected to continue in the industry. If we choose to sell our products on credit terms, it may increase our working capital requirements and negatively affect our liquidity. We may not be able to maintain adequate working capital primarily through cash generated from our operating activities and may need to secure additional financing for our working capital requirements, which may not be available to us on commercially acceptable terms or at all. In addition, if we choose to sell our products on credit terms, we may be exposed to the credit risk of customers to which we have made credit sales in the event that any of such customers becomes insolvent or bankrupt or otherwise does not make timely payments. If these customers are not able to obtain satisfactory working capital, maintain adequate cash flow, or obtain construction financing for the projects where our solar products are used, they may be unable to pay for products they have ordered from us or for which they have taken delivery. Our legal recourse under such circumstances may be limited if the customers’ financial resources are already constrained or if we wish to continue to do business with these customers.

We may incur substantial indebtedness in the future which could adversely affect our business, financial condition and results of operations.

As we conduct our business in the ordinary course, we anticipate requiring a significant amount of cash to meet our capital requirements, including the expansion of our production capacity, as well as to fund our operations. We may incur substantial indebtedness in the future, and if so, we may not have sufficient funds available to meet our payment obligations in light of the amount of bank borrowings due in the near-term future, which could have significant consequences on our operations, including:

•        reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes as a result of our debt service obligations, and limiting our ability to obtain additional financing;

•        limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and the general economy; and

•        potentially increasing the cost of any additional financing.

Any of these factors and other consequences that may result from our substantial indebtedness could have an adverse effect on our business, financial condition and results of operations as well as our ability to meet our payment obligations under our debt.

In addition, we are exposed to various types of market risk in the normal course of business, including the impact of credit risk and foreign currency risk. We may incur gain or loss in relation to our change in the fair value of our financial instruments, if any. The change in fair value of financial instruments may fluctuate significantly from period to period due to factors that are largely beyond our control, and may result in us recording substantial gains or losses as a result of such changes.

PubCo relies principally on dividends and other distributions on equity paid by TOYO Solar, and limitations on their ability to pay dividends to us could have a material adverse effect on our business and results of operations.

As a result of the consummation of the Pre-Merger Reorganization, PubCo is a holding company holding 100% equity interest in SinCo, which in turn holds 100% equity interest in TOYO Solar, a principal operating subsidiary of PubCo and SinCo. As a result, PubCo relies principally on dividends paid by TOYO Solar, through SinCo, for cash requirements.

TOYO Solar can only distribute dividends/profits and remit such dividends/profits out of Vietnam to SinCo, provided that: (i) TOYO Solar is not permitted to distribute dividends/profits to its owner if it does not pay in full its debts and other financial obligations when due, (ii) TOYO Solar does not have any accumulated loss for the year of dividends/profits distribution, and (iii) TOYO Solar can only remit its dividends/profits offshore at the end of the financial year after fulfillment of all taxes and other financial obligations to the authority of Vietnam and submission of the audited financial statements and corporate income tax finalization form to the tax authorities. The dividend/profits must be remitted offshore through the direct capital account of TOYO Solar opened at a licensed bank in Vietnam. The tax authority must be notified at least seven working days prior to the date of remittance of dividends/profits offshore. In practice, the tax authority may object the dividend payment if TOYO Solar still has pending tax obligation.

In addition, in accordance with section 403 of the Companies Act 1967 of Singapore, no dividend is payable by SinCo to its shareholder(s) except out of profits; and any profits of SinCo applied towards the purchase or acquisition of its own shares and any gains derived by SinCo from the disposal of treasury shares shall not be payable as dividends. Payment of dividends must also be made in compliance with the constitution of SinCo, which provides that dividends may be declared at general meetings of shareholder(s) by ordinary resolution; however, any dividend declared must not exceed the amount recommended by SinCo’s directors. The directors may also from time to time pay to its shareholder(s) such interim dividend as appear to the directors to be justified by the profits of SinCo. Any dividends would be limited by the amount of profits and/or available distributable reserves of SinCo, which, under Singapore law, will be assessed on the basis of SinCo’s standalone unconsolidated accounts.

Failure to achieve satisfactory production volumes of our products could result in higher unit production costs.

The production of solar cells and solar modules involves complex processes. Deviations in the manufacturing process can cause a substantial decrease in output and, in some cases, disrupt production significantly or result in no output. From time to time, we may experience lower-than-anticipated manufacturing output during the ramp-up of production lines. This often occurs during the introduction of new products, the installation of new equipment or the implementation of new process technologies. As we bring additional lines or facilities into production, we may operate at less than intended capacity during the ramp-up period. In addition, if the demand in the global solar power product market may decrease, it may also cause us to operate at less than intended capacity. This would result in higher marginal production costs and lower output, which could have a material adverse effect on our business, financial condition and results of operations.

Unsatisfactory performance of or defects in our products may cause us to incur additional expenses and warranty costs, damage our reputation and cause our sales to decline.

Our products may contain defects that are not detected until after they are shipped or inspected by our customers. Our future sales contract for solar cells and/or solar modules may include warranty that is in line with the industry customary practice. If we experience a significant increase in warranty claims, we may incur significant repair and replacement costs associated with such claims. In addition, product defects could cause significant damage to our market reputation and reduce our product sales and market share, and our failure to maintain the consistency and quality throughout our production process could result in substandard quality or performance of our products.

If we deliver our products with defects, or if there is a perception that our products are of substandard quality, we may incur substantially increased costs associated with returns or replacements of our products, our credibility and market reputation could be harmed and our sales and market share may be materially adversely affected.

Pandemics and epidemics, extreme weather conditions and natural disasters, terrorist activities, political unrest and other geopolitical risks may adversely affect our business and results of operations.

Global pandemics, epidemics, or fear of spread of contagious diseases, as well as hurricanes, earthquakes, tsunamis, or other natural disasters could disrupt our business operations, incur significant costs to protect our employees and facilities, or result in regional or global economic distress, which may materially and adversely affect our business and results of operations. Our solar cell plant is situated in Phu Tho Province, Vietnam, and we serve potential customers in the United States and globally. A severe weather event or catastrophe at our production site could cause substantial damage and disrupt our business operations. Such events could also affect our supply chain, leading to delays in shipping and delivery of materials, components, and products, subsequently causing delays in our customers’ solar projects. Weather conditions, especially during winter, can also impact our customers’ ability to install solar energy systems. As of the date of this proxy statement/prospectus, our supply chain has not been impacted by such extreme weather conditions.

Furthermore, severe weather events like extreme cold, hail, hurricanes, tornadoes, heavy snowfall, as well as seismic activity, fires, floods, and other natural disasters could affect locations where our customers have other suppliers or solar projects. These events could lead to delays or even a complete halt in our operations, both regionally and worldwide, and cause significant damage to our products and equipment. Such disruptions would hinder our ability to deliver products and services, reduce demand, and potentially result in substantial warranty claims. These claims could exceed our available insurance coverage, having a material adverse effect on our business, financial condition, and results of operations. The risk of these events may be exacerbated by the effects of climate change.

Additionally, actual or threatened war, terrorist activities, political unrest, civil strife, and other geopolitical risks could have a similar adverse effect on our business and results of operations. Any one or more of these events may impede our production and delivery efforts and adversely affect our sales results, or even for a prolonged period of time, which could materially and adversely affect our business, financial condition, results of operations, cash flows and prospects. For example, the ongoing military action between Russia and Ukraine ongoing Israel-Hamas conflict, sanctions and other measures imposed against Russia, Belarus, the Crimea Region of Ukraine by the United States and other countries and bodies around the world, as well as the existing and potential further responses from Russia or other countries to such sanctions, tensions and military actions, has in the past and in the future could continue to adversely affect the global economy and financial markets and could adversely affect our business, financial condition and results of operations. Additional potential sanctions and penalties have also been proposed and/or threatened. Although our operations have not experienced material and adverse impact on supply chain, cybersecurity or other aspects of its business from the ongoing Russia-Ukraine conflict and Israel-Hamas conflict, during times of war and other major conflicts, we and the third parties upon which we rely may be vulnerable to a heightened risk of these attacks, including retaliatory cyber-attacks, that could materially disrupt our systems and operations, supply chain, and ability to produce, sell and distribute our products. We cannot predict the progress or outcome of the conflict in Ukraine or its impacts in Ukraine, Russia or Belarus or the progress or outcome of the Israel-Hamas conflict as these ongoing conflicts, and any resulting government reactions, are rapidly developing and beyond our control. The extent and duration of the military action, sanctions and resulting market disruptions could be significant, could result in increases in commodity, freight, logistics and input costs and could potentially have substantial impact on the global economy and our business.

We have limited insurance coverage and may incur losses resulting from product liability claims, business interruption or natural disasters.

We are exposed to risks associated with product liability claims in the event that the use of our products results in property damage or personal injury. Since our products are ultimately incorporated into electricity generating systems, it is possible that users could be injured or killed by devices that use our products, whether as a result of product malfunctions, defects, improper installations or other causes. Due to our limited operating history, we are unable to predict whether product liability claims will be brought against us in the future or to predict the impact of any resulting adverse publicity on our business. The successful assertion of product liability claims against us could result in potentially significant monetary damages and require us to make significant payments. Our product liability insurance coverage is limited and we may not have adequate resources to satisfy a judgment in the event of a successful claim against us. In addition, we do not carry any business interruption insurance. Any business interruption or natural disaster could result in substantial losses and diversion of our resources and materially adversely affect our business, financial condition and results of operations.

The grant of employee share options and other share-based compensation could adversely affect our net income.

We expect to adopt a share incentive plan upon closing of the Transactions and to issue share incentives to our directors, officers and employees. We believe the granting of share-based compensation is of significant importance to our ability to attract and retain key personnel and employees. As a result, our expenses associated with share-based compensation may increase, which may have an adverse effect on our results of operations.

Our lack of sufficient patent protection may undermine our competitive position and subject us to intellectual property disputes with third parties, both of which may have a material adverse effect on our business, results of operations and financial condition.

We have developed various production process related know-how and technologies in the production of our products. Such know-how and technologies play a critical role in our quality assurance and cost reduction. In addition, we have implemented a number of research and development programs with a view to developing techniques and processes that will improve production efficiency and product quality. Our intellectual property and proprietary rights from our research and development programs will be crucial in maintaining our competitive edge in the solar power industry. We rely on the production know-how, instead of patent protection, in maintaining our competitive position. As of the date of this proxy statement/prospectus, we have no patents or pending patent applications. In the future, we may seek to protect our intellectual property and proprietary knowledge by applying for patents for them. However, we cannot assure you that we will be successful in obtaining patents in the relevant jurisdictions in a timely manner or at all. Furthermore, as of the date of this proxy statement/prospectus, we have not entered into contractual arrangement with employees regarding trade secret protections to protect our proprietary rights.

In addition, others may obtain knowledge of our know-how and technologies through independent development. Our failure to protect our production process, related know-how and technologies, our intellectual property and proprietary rights or any combination of the above may undermine our competitive position. Third parties may infringe or misappropriate our proprietary technologies or other intellectual property and proprietary rights. Policing unauthorized use of proprietary technology can be difficult and expensive. Litigation, which can be costly and divert management attention and other resources away from our business, may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of our proprietary rights. We cannot assure you that the outcome of such potential litigation will be in our favor. An adverse determination in any such litigation will impair our intellectual property and proprietary rights and may harm our business, prospects and reputation.

We may be exposed to intellectual property infringement or misappropriation claims by third parties, which, if determined adversely to us, could cause us to pay significant damage awards and subject us to injunctions prohibiting sale of our products in certain markets.

Our success depends on our ability to use and develop our technology and know-how, and to manufacture and sell our solar cell and/or solar PV module products or otherwise operate our business in the solar industry without infringing the intellectual property or other rights of third parties. We may be subject to litigation involving claims of patent infringement or violation of intellectual property rights of third parties. The validity and scope of claims relating to solar power technology patents involve complex scientific, legal and factual questions and analyses and, therefore, may be highly uncertain. The defense and prosecution of intellectual property suits, patent opposition proceedings, trademark disputes and related legal and administrative proceedings can be both costly and time-consuming and may significantly divert our resources and the attention of our technical and management personnel. An adverse ruling in any such litigation or proceedings could subject us to significant liability to third parties, require us to seek licenses from third parties, to pay ongoing royalties, or to redesign our products or subject us to injunctions prohibiting the manufacture and sale of our products or the use of our technologies. Protracted litigation could also result in our customers or potential customers deferring or limiting their purchase or use of our products until resolution of such litigation.

Our business will depend on experienced and skilled personnel and substantial specialty subcontractor resources, and if we lose key personnel or if we are unable to attract and integrate additional skilled personnel, it will be more difficult for us to manage our business and complete projects.

The success of our business and construction projects will depend in large part on the skill of our personnel and on trade labor resources, including those with certain specialty subcontractor skills. Competition for personnel, particularly those with expertise in the energy services and renewable energy industries, is high. In the event we are unable to attract, hire and retain the requisite personnel and subcontractors, we may experience delays in completing projects in accordance with project schedules and budgets.

Further, any increase in demand for personnel and specialty subcontractors may result in higher costs, causing us to exceed the budget on a project. Either of these circumstances may have an adverse effect on our business, financial condition and operating results, harm our reputation among and relationships with our customers and cause us to curtail our pursuit of new projects.

Our future success is particularly dependent on the vision, skills, experience and effort of our senior management team. If we were to lose the services of any of our executive officers or key employees, our ability to effectively manage our operations and implement our strategy could be harmed and our business may suffer.

International expansion is one of our growth strategies, and our potential expansion into international markets may expose our business and operations to additional risks, which could have an adverse effect on our operating results.

While our focus remains on the U.S. market, we intend to continuously explore opportunities globally and further penetrate markets outside of the United States, especially in Europe, Middle East, Southeast Asia, and Africa. Operations in international markets may require us to respond to new and unanticipated regulatory, marketing, sales and other challenges. These efforts may be time-consuming and costly, and there can be no assurance that we will be successful in responding to these and other challenges we may face as we enter and attempt to expand in international markets, including:

•        building and managing a highly experienced foreign workforce and overseeing and ensuring the performance of foreign subcontractors;

•        difficulties in developing, staffing, and simultaneously managing a large number of varying foreign operations as a result of distance, language, and cultural differences;

•        increased travel, infrastructure and legal and compliance costs associated with multiple international locations;

•        additional withholding taxes or other taxes on our foreign income, and tariffs or other restrictions on foreign trade or investment;

•        imposition of, or unexpected adverse changes in, foreign laws or regulatory requirements;

•        increased exposure to foreign currency exchange rate risk;

•        longer payment cycles for sales in some foreign countries and potential difficulties in enforcing contracts and collecting accounts receivable;

•        difficulties in repatriating overseas earnings;

•        compliance with numerous legislative, regulatory or market requirements of foreign countries;

•        compliance with international and local laws prohibiting bribery and corrupt payments to government officials;

•        laws and business practices that favor local competitors or prohibit foreign ownership of certain businesses;

•        potentially adverse tax consequences;

•        compliance with laws of foreign countries, international organizations, such as the European Commission, treaties, and other international laws;

•        the inability to continue to benefit from local subsidies due to change in control;

•        unfavorable labor regulations; and

•        general economic conditions in the countries in which we operate.

Our future international operations will also be subject to general geopolitical risks, such as political, social and economic instability, war, incidents of terrorism, changes in diplomatic and trade relations, or responses to such events. One or more of these factors could adversely affect any of our international operations and result in lower revenue and/or greater operating expenses than we expect, and could significantly affect our results of operations and financial condition. Our overall success in international markets will depend, in part, on our ability to succeed in differing legal, regulatory, economic, social and political conditions. We may not be successful in developing and implementing policies and strategies that will be effective in managing these risks in each country where we do business. Our failure to manage these risks successfully could harm our international operations, reduce our international sales and increase our costs, thus adversely affecting our business, financial condition and operating results.

Risks Related to Regulations Applicable to TOYO Solar and PubCo

Unless the context otherwise requires, all references in this subsection to “we,” “us” or “our” refer to the business of TOYO Solar prior to the consummation of the Pre-Merger Reorganization, and the business of Transactions, and collectively to PubCo and its subsidiaries, including TOYO Solar, following the consummation of the Pre-Merger Reorganization.

We are subject to evolving laws, regulations, standards and policies, and any actual or perceived failure to comply could harm our reputation and brand, subject us to significant fines and liability, or otherwise adversely affect our business.

The laws, regulations, standards and policies are continuously evolving. The costs of compliance, including remediation of any discovered issues and any changes to our operations mandated by new or amended laws, may be significant, and any failures to comply could result in additional expenses, delays or fines. As we expands our business into the target markets, we are in the process of reviewing the applicable laws and regulations in each jurisdiction, including required approvals, licenses and permits. Such laws, regulations, standards and policies continue to rapidly change, which increases the likelihood of a patchwork of complex or conflicting regulations, or which could adversely increase our compliance costs or otherwise affect our business.

Our business could be adversely affected by trade tariffs, export control laws or other trade barriers.

Our business could be affected by the imposition of tariffs, export control laws and other trade barriers, which may make it more costly or difficult for us to export our products to the imposing country. We will become subject to additional tariffs, laws and barriers as we enter into new markets. We may experience cost increases as a result of existing or future tariffs, and may not be able to pass on such additional costs to our customers, or otherwise mitigate the costs. In the event that we raise prices to help cover the higher costs, we may face lower demand for our exported products. A violation of export control laws could subject us to whistleblower complaints, adverse media coverage, investigations, and severe administrative, civil and criminal penalties, collateral consequences, remedial measures and legal expenses. Any of the foregoing could materially and adversely affect our business, financial condition, results of operations, cash flows and prospects.

Our insurance coverage strategy may not be adequate to protect it from all business risks.

Incorporated in November 2022, we are in an early stage of developing our business. As of the date of this proxy statement/prospectus, we do not maintain any insurance policies. Any imposition of liability could materially and adversely affect our business, results of operations and financial condition. While we plan to purchase relevant insurance policies covering potential losses, we cannot be certain that our planned insurance coverage will be sufficient to cover all future claims against us and any other business-related risks, including any losses resulting from product defects, fires, natural calamities or acts of God. Any imposition of liability that is not covered by our planned insurance or is in excess of our planned insurance coverage could harm our business operations and results.

We are subject to various environmental, health and safety laws and regulations that could impose substantial costs on us and cause delays in expanding our production facilities.

Our operations are subject to environmental laws and regulations in the jurisdictions where we operate, including laws relating to the use, handling, storage, disposal of and human exposure to hazardous materials. Environmental, health and safety laws and regulations are complex and may require significant time, management attention and costs to ensure continued compliance. Changes in these laws or other new environmental, health and safety laws and regulations may require us to change our operations, potentially resulting in a material adverse effect on our business, financial condition, results of operations, cash flows and prospects. These laws can give rise to liability for administrative oversight costs, cleanup costs, property damage, bodily injury, fines and penalties. Violations of these laws could result in substantial fines and penalties, third-party damages, suspension of production, remedial actions or a cessation of our operations. Contamination at properties we own or operate or properties to which we send hazardous substances, or any noncompliance to environmental protection plans or reports that we have registered with competent authorities may result in liability for us under environmental laws and regulations. Before the construction of the 6GW cell plant in Phu Tho Province, Vietnam, we conducted the environmental impact assessment of the phase 1 project and obtained approval from the relevant Vietnamese authority on the environmental impact assessment report on February 9, 2023.

Our operations are also subject to workplace safety laws and regulations, which require compliance with various workplace safety requirements, including requirements related to environmental safety. These laws and regulations can give rise to liability for oversight costs, compliance costs, bodily injury (including workers’ compensation), fines, and penalties. Additionally, non-compliance could result in delay or suspension of production or cessation of operations. The costs required to comply with workplace safety laws can be significant, and non-compliance could adversely affect our production or other operations, which could have a material adverse effect on our business, prospects and results of operations.

As we expand into new markets, we will become subject to additional environmental, health and safety laws and regulations. We may incur additional costs to ensure compliance with such laws and regulations, as well as to manage local labor practices.

We may be subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions, and similar laws, and noncompliance with such laws can subject us to administrative, civil, and criminal penalties, collateral consequences, remedial measures, and legal expenses, all of which could adversely affect our brand and reputation and our business, financial condition, results of operations, cash flows and prospects.

We are or will be subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations in various jurisdictions in which we conduct or in the future may conduct activities, including the U.S. Foreign Corrupt Practices Act (“FCPA”) and other anti-corruption laws and regulations. A violation of these laws or regulations could adversely affect our brand and reputation and business, financial condition, results of operations, cash flows and prospects. We plan to adopt policies and procedures to ensure compliance with these regulations, but such policies and procedures may not be sufficient and our directors, officers, employees, representatives, consultants, agents, and business partners could engage in improper conduct for which we may be held responsible.

Non-compliance with applicable anti-corruption, anti-bribery, anti-money laundering or financial and economic sanctions laws could subject us to whistleblower complaints, adverse media coverage, investigations, contractual breaches, and severe administrative, civil and criminal sanctions, collateral consequences, remedial measures and legal expenses, all of which could materially and adversely affect our business, financial condition, results of operations, cash flows and prospects. In addition, changes in economic sanctions laws in the future could adversely impact our business and investments in our ordinary shares.

We may be subject to international trade restrictions imposed by various jurisdictions, which can include economic sanctions and export controls imposed by the United States, other target markets of us and our subsidiaries, and other applicable jurisdictions, and the failure of us and our subsidiaries to comply with such restrictions could adversely affect our reputation and results of operations.

We are subject to trade restrictions imposed by governments around the world to the extent that such authorities have jurisdiction over our operations. These restrictions include economic and trade sanctions administered and enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the U.S. Department of Defense, and the European Union, export controls administered and enforced by the U.S. Department of Commerce, as well as similar trade restrictions administered and enforced by governmental authorities in our other target markets outside of Vietnam. Such laws and regulations prohibit or restrict certain operations, trade practices, investment decisions, and partnering activities, including dealings with certain countries or territories, and with certain designated persons.

If we fail to comply with applicable trade restrictions, we could be subject to penalties or other remedial measures. In addition, our employees may engage in conduct for which we might be held responsible and expose us to reputational harm. Further, internal or governmental investigations could be expensive and disruptive. We and our subsidiaries cannot assure that the policies and procedures that we plan to implement to promote compliance with applicable trade restrictions will be effective in preventing possible violations.

We are subject to taxation in multiple jurisdictions. Tax laws in these jurisdictions are often complex and require us to make subjective determinations that may be scrutinized by tax regulators.

We are subject to many different forms of taxation in each of our countries of operation, including income tax, withholding tax, property tax, VAT and other payroll-related taxes. Tax law and administration is complex, subject to change and varying interpretations and often requires us to make subjective determinations. Relevant tax authorities in such jurisdictions may not agree with the terminations that are made or the positions taken by us with respect to the application of tax law. Such disagreements could result in lengthy legal disputes, an increased overall tax rate applicable to us and, ultimately, in the payment of substantial amounts of tax, interest and penalties, which could have a material adverse effect on our business, results of operations and financial condition.

Additional tax expenses could accrue in relation to previous or subsequent tax assessment periods, which are still subject to a pending tax audit or have not been subject to a tax audit yet. Tax authorities in relevant jurisdictions could revise original tax assessments and substantially increase the tax burden (including interest and penalty payments) of the relevant entities. They may have the authority to review and adjust net operating loss or tax credit carryforwards that were generated prior to these periods if utilized in an open tax year. These open years contain matters that could be subject to differing interpretations of applicable tax laws and regulations as they relate to the amount, character, timing or inclusion of revenue and expenses or the sustainability of income tax credits for a given audit cycle. The realization of any of these risks could have a material adverse effect on our business, results of operations and financial condition.

Our business operations are subject to the regulatory, economic, environmental, and competitive conditions and changes within the Southeast Asia region.

We may be governed by the laws, regulations and government policies in relevant Southeast Asia jurisdictions where we operate or plan to operate, and our business and future growth is dependent on the political, economic, regulatory and social conditions in these countries. There may also be political and social factors influencing government policy-making in the future that will lead to a major shift towards a higher degree of governmental control over renewable energy industry in the relevant jurisdictions. Such a shift may reduce our profitability in the long run and hence have an adverse effect on our financial condition, results of operations and prospects. In addition, competition laws and regulations of certain Southeast Asia countries may limit our growth and subject us to antitrust and merger control investigations. We may be subject to financial or other penalties or prohibited from engaging in certain types of businesses or practices as a result of such investigations. Any material changes in the regulatory, economic, environmental or competitive conditions in the relevant Southeast Asia countries may also have a material adverse effect on our business, financial condition, results of operations, cash flows and prospects.

Risks Related to Doing Business in Vietnam

The business of TOYO Solar is subject to general legal and political risks for operating a company in Vietnam.

As a company incorporated in Vietnam and having production facilities located in Vietnam, the business of TOYO Solar, PubCo’s operating subsidiary, would be exposed to the legal, political, and economic risks of an emerging market and a single-party political system. While the Vietnam regulatory framework is becoming more sophisticated and transparent together with the development of the economy, it is still not yet as well established compared to other developed jurisdictions such as the U.S., the U.K, or Singapore. Many of the laws and regulations of Vietnam are relatively new and remain untested, or still contain ambiguities or lack specific guiding regulations, which may result in uncertainties and limitations in the interpretation and enforcement of the law. The application of the law may also be affected by the political climate from time to time, or local policy in different geographic locations, and therefore, could be unpredictable.

Vietnam’s strict regulations on foreign exchange control may limit the flexibility of TOYO Solar to remit funding offshore.

Vietnam has strict regulations on foreign exchange control, which may limit the flexibility for remittance of funding from Vietnam to offshore. While Vietnamese laws generally allow a foreign invested enterprise such as TOYO Solar to purchase foreign currency at a licensed bank in Vietnam to remit dividends or other distributions of TOYO Solar offshore, such remittance is subject to a number of requirements, including fulfillment of tax and other financial obligations and satisfying conditions for dividend distribution. Besides, all inward contribution and outward payment relating to the investment in TOYO Solar must be made through a specialized investment account opened at a licensed bank in Vietnam for the purpose of tracking the cash flow and controlling foreign exchange risks. Supporting documents proving the legitimate purpose of the remittance and satisfaction of conditions for such remittance will be requested by the account bank and the request may vary depending on the relevant account bank.

In circumstances where a transaction is “suspicious” and there is reason to believe that it relates to criminal activity, the banks are obliged to suspend the transaction and report it to the State Bank of Vietnam. While the risk of TOYO Solar not being able to freely remit its revenues, dividends and other distributions offshore to SinCo is low under the current foreign exchange regulations, there is no certainty as to whether more stringent policy will be introduced and adopted in the future.

The business of TOYO Solar may be affected by Vietnam regulations and policy on renewable energy.

There is no single consolidated law for investing in renewable power projects in Vietnam. Therefore, investment in the renewable power sector must comply with a number of laws and regulations, including the national power development plan, which may change from time to time. The latest plan was recently issued May 2023 covering the period covering the period 2021-2030 with a vision to 2050.

Currently, Electricity Vietnam (EVN) and its subsidiaries have the monopoly over the transmission and distribution of electricity in Vietnam, and act as the only wholesale purchasers of electricity from generators. Renewable energy generators and EVN must negotiate and conclude their power purchase agreements on the basis of the standard agreement forms provided by law and market information suggests that EVN does not entertain negotiation outside the template. EVN is required to purchase the power generated by renewable energy projects at the feed-in tariff set by law (FiT). However, the previous FiT has expired while regulation on new FiT is still pending, leading to a temporary suspension period of new renewable energy projects in Vietnam.

If TOYO Solar is to conduct solar power projects in Vietnam, it would be subject to the above risks.

TOYO Solar is subject to Vietnam employment regulations which are generally pro-employees.

Vietnam’s regulations on employment provide high protection for employees and in generally, it is quite difficult for the employer to unilaterally terminate employment contracts with existing employees. This may limit TOYO Solar’s flexibility in using and managing its employees. TOYO Solar is also required to contribute social insurance for its employees, failure of which may subject to the company to administrative penalties and there could be criminal liability in case of repeated violation after having been imposed administrative sanction.

Besides, foreign employees are required to obtain work permit or work permit exemption when working in Vietnam, failure of which (if required) may result in monetary fines to the company and forced exit of the foreign employees from Vietnam. Currently, TOYO Solar has a number of Chinese employees who are still in the process of obtaining work permit.

TOYO Solar relies on third-party suppliers for imported component parts and raw materials, and there is a risk that these suppliers may not meet TOYO Solar delivery schedule.

TOYO Solar relies on third-party suppliers for key components and raw materials, including anode and cathode material, polysilicon and silicon wafers. These suppliers may face delivery failures or component shortages due to various factors beyond TOYO Solar’s control, such as price fluctuations and global demand for these materials. Further, TOYO Solar currently imports a portion of the components of its solar cells from China which may expose it to potential risks in cases there are changes in the political relationship between Vietnam and China. The import of materials is also required to follow procedures and regulations on import and export of Vietnam. Besides, if TOYO Solar’s suppliers are unable to provide components and raw materials or experience delays, it could disrupt TOYO Solar’s business, including their ability to meet scheduled product deliveries. In the future, TOYO Solar may import the components of its products from areas outside of China. However, any failure or delay in TOYO Solar finding a replacement supplier of comparable quality may lead to delays or increased costs for production.

Bankruptcy proceedings in Vietnam may be time-consuming and ineffective.

Vietnamese bankruptcy law is generally consistent with the international framework. However, despite the adoption of the law on bankruptcy since 2015, it has not been widely used in practice. Most bankruptcy cases so far suggest that it could be a prolonged and complicated process, where many creditors and judicial parties are involved. In fact, formal bankruptcy process has not been an effective tool for creditors to deal with potential insolvent debtors because Vietnamese courts generally have a high bar of proof in respect of bankruptcy petitions and bankruptcy proceedings can unpredictable and lengthy.

Foreign arbitral awards and/or court judgment may be difficult to enforce in Vietnam.

A foreign arbitration award is enforceable in Vietnam in accordance with the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards to which Vietnam is a party. However, such enforcement will be subject to the recognition and approval by the Vietnamese courts. Although there has been significant increase in the success rate of enforcement petitions in recent years, limited precedents to date indicate that enforcement of foreign arbitral awards can be a difficult and time-consuming process in Vietnam. Vietnamese courts may refuse the enforcement on technical grounds or on grounds that the recognition and enforcement of the foreign judgment in Vietnam is “contrary to the fundamental principles of Vietnamese laws.”. In practice, “the fundamental principles of Vietnamese law” has been construed to require compliance with the substantive laws of Vietnam and the relevant court of Vietnam may review issues de novo.

A foreign court judgment can only be enforced in Vietnam in very limited circumstances. By law, the Vietnamese court shall consider the recognition and enforcement of a foreign court’s judgment (i) on the basis of an international treaty between Vietnam and the relevant court’s country or (ii) on a “reciprocal basis” if no international treaty is available.

There is no international treaty on recognition and enforcement of court judgments between Vietnam and the U.S., the UK or other developed common law jurisdictions. Therefore, enforcement of judgments of the U.S. court can only be conducted on a “reciprocal basis” which will largely depend on the discretion of the Vietnamese court.

Recent new Vietnam regulations on lending and data protection may create difficulties in fund raising and business expansion of TOYO Solar.

The Government of Vietnam has recently issued the first ever consolidated regulation on data protection, which seeks to strengthen rules on the collection, processing, and transfer of personal data. A number of new rules have been introduced, including requirements on conducting and submitting to the authority an impact assessment on the process of personal data, or appointing an internal personnel in charge of personal data protection, which may impact the business operation and data collection or processing process of TOYO Solar. To date, these regulations are still relatively new and the application of each is still unclear in practice.

In 2022 and 2023, the Government and the State Bank of Vietnam have also issued a number of new regulations to tighten control over the permitted use for both onshore and offshore lending, and have imposed more stringent conditions and requirements for private issuance of bonds. This may create more difficulties in fund raising and business expansion of Vietnamese enterprises, including TOYO Solar.

Risks Relating to BWAQ and the Transactions

Unless the context otherwise requires, all references in this subsection to the “Company,” “BWAQ,” “we,” “us” or “our” refer to the business of BWAQ and its subsidiaries prior to the consummation of the Transactions.

BWAQ will incur significant transaction and transition costs in connection with the Transactions.

BWAQ has incurred and expects to incur significant, non-recurring costs in connection with consummating the Transactions. Certain transaction expenses incurred in connection with the Transactions, including all legal, accounting, consulting, investment banking and other fees, expenses, and costs, will be paid by PubCo at or following the closing of the Transactions.

BWAQ will have limited rights after the Merger Closing to make claims for damages against TOYO Solar or TOYO Solar’s shareholders for the breach of representations, warranties, or covenants made by TOYO Solar in the Business Combination Agreement.

The Business Combination Agreement provides that, except in the case of actual fraud, all of the representations, warranties and covenants, obligations or other agreements of the parties contained therein shall not survive the Merger Closing, except for a limited number of covenants, obligations or other agreements of the parties that by their terms apply or are to be performed in whole or in part after the Merger Closing, and then only with respect to breaches occurring after the Merger Closing. Accordingly, except in the case of fraud, BWAQ will have no rights to make damage claims against TOYO Solar after the Merger Closing with respect to any breach of the representations and warranties, and will have limited rights to make damage claims against TOYO Solar after the Closing with respect to covenants, or agreements contained in the Business Combination Agreement that survive and the covenants to be performed in whole or in part after the Closing.

After the Merger Closing, PubCo may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and the price of shares of PubCo Ordinary Shares, which could cause you to lose some or all of your investment.

Although BWAQ has conducted due diligence on TOYO Solar, BWAQ cannot assure you that this diligence revealed all material issues that may be present in TOYO Solar’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of BWAQ’s and TOYO Solar’s control will not later arise. As a result, after the Merger Closing, PubCo may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if BWAQ’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with BWAQ’s preliminary risk analysis. Even though these charges may be non-cash items and may not have an immediate impact on PubCo’s liquidity, the fact that PubCo may incur charges of this nature could contribute to negative market perceptions about PubCo’s securities. In addition, charges of this nature may cause PubCo to be unable to obtain future financing on favorable terms or at all. Accordingly, BWAQ shareholders who choose to remain a shareholder of PubCo following the Transactions could suffer a reduction in the value of their PubCo Ordinary Shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by BWAQ’s officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation relating to the Transactions contained an actionable material misstatement or material omission.

The BWAQ Initial Shareholders own BWAQ Ordinary Shares and BWAQ Private Units that will be worthless, may be unable to be repaid in full for the working capital loans provided to BWAQ, and may incur reimbursable expenses that may not be reimbursed or repaid if the Transactions are not approved. Such interests may have influenced their decision to approve and, in the case of the BWAQ Board, recommend, the Transactions with TOYO Solar.

The BWAQ Initial Shareholders and/or their affiliates beneficially own or have a pecuniary interest in the Founder Shares and Private Shares. As of the Record Date, the BWAQ Initial Shareholders owned and were entitled to vote 2,324,480 BWAQ Ordinary Shares (excluding 40,000 Representative Shares held by Maxim and 400,000 Founder Shares held by Fuji Solar), representing approximately 41.9% of the issued and outstanding BWAQ Ordinary Shares. The holders have no redemption rights with respect to these securities, as well as the Representative Shares held by Maxim, in the event a business combination is not effected in the required time period. Therefore, if the Transactions with TOYO Solar or another business combination is not approved within the required time period, such securities held by such persons will be worthless. Based upon the closing price of BWAQ Ordinary Shares of $11.25 per share on Nasdaq on the Record Date, such securities had an implied aggregate market value, assuming the Transactions are consummated, of approximately $26.15 million. Accordingly, the BWAQ Initial Shareholders may be incentivized to complete the Transactions, or an alternative business combination, with a less favorable target company or on terms less favorable to shareholders than they would otherwise recommend or approve, as the case may be, rather than allow BWAQ to wind up having failed to consummate a business combination and lose their entire investment.

Additionally, in order to finance transaction costs in connection with an intended initial business combination, the BWAQ Insiders and/or their designees may, but are not obligated to, loan BWAQ funds as may be required. If BWAQ completes the Transactions, BWAQ would repay such loaned amounts out of the proceeds of the Trust Account released to BWAQ. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the Transactions do not close, BWAQ may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. Such loans may be convertible into the Working Capital Units, at a price of $10.00 per unit at the option of the lender. As of December 31, 2023, BWAQ had borrowings of $2,402,085 under the Working Capital Loans.

Furthermore, the BWAQ Insiders are entitled to reimbursement of out-of-pocket expenses incurred by them related to identifying, investigating, and consummating an initial business combination. Any such expenses will be repaid upon completion of the Transactions with TOYO Solar. As of the date of this proxy statement/prospectus, no such reimbursable expenses have been incurred. If any such expenses are incurred, however, if BWAQ fails to consummate the Transactions, they will not have any claim against the Trust Account for repayment or reimbursement. Accordingly, BWAQ may not be able to repay or reimburse these amounts if the Transactions are not completed. See “Proposal No. 1 — The Business Combination Proposal — Interests of BWAQ’s Directors and Officers in the Transactions.”

These financial interests may have influenced the decision of BWAQ’s directors to approve the Transactions with TOYO Solar and to continue to pursue such Transactions. In considering the recommendations of BWAQ Board to vote for the Business Combination Proposal and the Merger Proposal, BWAQ Public Shareholders should consider these interests.

The BWAQ Public Shareholders will experience immediate dilution as a consequence of the issuance of PubCo Ordinary Shares immediately following consummation of the Transactions and Transaction Financing and in connection with the Transactions.

BWAQ Public Shareholders who do not redeem their BWAQ public shares will experience immediate dilution as a consequence of the issuance of PubCo Ordinary Shares immediately following consummation of the Transactions and Transaction Financing and may experience dilution from several additional sources to varying degrees in connection with and after the Transactions, including the following:

•        an aggregate of 41,000,000 PubCo Ordinary Shares held by the Sellers prior to the Merger Closing, representing all issued and outstanding share capital of PubCo;

•        the issuance of 2,744,480 PubCo Ordinary Shares converted from BWAQ Founder Shares, Private Units and Representative Shares issued prior to or in connection with its IPO;

•        the issuance of up to 359,916 PubCo Ordinary Shares underlying the Working Capital Units and Extension Loan Units (excluding up to 163,598 PubCo Ordinary Shares upon the conversion of the PubCo Warrants underlying the Working Capital Units), assuming the Sponsor, Fuji Solar and/or other lenders select to convert all the Sponsor Notes or other promissory notes into Working Capital Units and Extension Loan Units, as applicable;

•        the PubCo Ordinary Shares that will be reserved for issuance under PubCo ESOP, which will initially be equal to 8% of PubCo’s fully-diluted outstanding shares immediately after the Merger Closing;

•        the issuance of 962,448 PubCo Ordinary Shares upon the conversion of the BWAQ Rights;

•        up to 4,975,838 PubCo Ordinary Shares underlying BWAQ Warrants;

•        the issuance of 70,000 BWAQ Class A Ordinary Shares to three independent directors of BWAQ;

•        the issuance of 322,000 Deferred Underwriting Shares to be issued to Maxim upon the Merger Closing for the payment of the Deferred Underwriting Fee by BWAQ;

•        the issuance of 600,000 BWAQ Ordinary Shares to the PIPE Investor for $6 million in cash at or immediately prior to the consummation of the Transactions, and

•        the issuance of any PubCo Ordinary Shares in connection with any other Transaction Financing, if any.

The issuance of additional PubCo Ordinary Shares as discussed above will significantly dilute the equity interests of existing holders of BWAQ securities, diminish the relative voting strength of existing holders of BWAQ securities, and may adversely affect prevailing market prices for the PubCo Ordinary Shares.

The exercise of BWAQ’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination Agreement may result in a conflict of interest when determining whether such changes to the terms of the Business Combination Agreement or waivers of conditions are appropriate and in the best interests of BWAQ Public Shareholders.

In the period leading up to the Closing, events may occur that, pursuant to the Business Combination Agreement, would require BWAQ to agree to amend the Business Combination Agreement, to consent to certain actions taken by TOYO Solar or to waive rights that BWAQ is entitled to under the Business Combination Agreement. Such events could arise because of changes in the course of TOYO Solar’s business, a request by TOYO Solar to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement or the occurrence of other events that would have a material adverse effect on TOYO Solar’s business and would entitle BWAQ to terminate the Business Combination Agreement. In any of such circumstances, it would be at BWAQ’s discretion, acting through BWAQ Board, to grant its consent or waive those rights. The existence of the financial and personal interests of the directors described in the preceding risk factors may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is best for BWAQ and what he, she or they may believe is best for himself, herself, or themselves in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, BWAQ does not believe there will be any material changes or waivers that BWAQ’s directors and officers would be likely to make after the mailing of this proxy statement/prospectus. BWAQ will circulate a supplemental or amended proxy statement/prospectus if changes to the terms of the Transactions that would have a material impact on its shareholders are required prior to the vote on the Business Combination Proposal and the Merger Proposal.

If BWAQ is unable to complete the Transactions with TOYO Solar or another business combination by June 2, 2024, or up to November 2, 2024 if extended (or such later date if BWAQ extend the period of time to consummate a business combination), BWAQ Public Shareholders may receive only approximately $11.26 per public share, or less than such amount in certain circumstances based on the balance of the Trust Account(as of the Record Date, and BWAQ Warrants and BWAQ Rights will expire worthless.

Pursuant to the Business Combination Agreement, there are various closing conditions to be satisfied in order to complete the Transactions, some of which are beyond BWAQ’s control. Currently, BWAQ has until June 2, 2024 (or up to November 2, 2024, if fully extended, or such later date as may be approved by BWAQ Shareholders in an amendment to BWAQ Charter) to consummate a business combination. If BWAQ is unable to complete the Transactions or any other alternative business combination, to the extent that the Business Combination Agreement is terminated for any reason, within the required period under the Existing BWAQ Charter, Public Shareholders may only receive approximately $11.26 per BWAQ Public Share on the liquidation of the Trust Account, based on the balance of the Trust Account as of the Record Date, and BWAQ Warrants and BWAQ Rights will expire worthless.

If BWAQ is unable to complete the Transactions with TOYO Solar or another business combination by June 2, 2024 (or up to November 2, 2024, if extended), or such later date as may be approved by BWAQ Shareholders in an amendment to BWAQ Charter, BWAQ will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding BWAQ Public Shares for cash and, subject to the approval of its remaining shareholders and the BWAQ Board, dissolving and liquidating. In such event, third parties may bring claims against BWAQ and, as a result, the proceeds held in the Trust Account could be reduced and the per-share liquidation price received by BWAQ Public Shareholders could be less than $10.10 per Public Share, and the BWAQ Warrants and BWAQ Rights will expire worthless.

Under the terms of the BWAQ Charter, BWAQ must complete the Transactions with TOYO Solar or another business combination by June 2, 2024 (or up to November 2, 2024, if extended, or such later date may be approved by BWAQ shareholders in an amendment to the BWAQ Charter), BWAQ must (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the BWAQ Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to BWAQ to pay our taxes (less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding BWAQ Public Shares, which redemption will completely extinguish BWAQ Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and BWAQ Board, dissolve and liquidate, subject in each case to the BWAQ obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Although BWAQ seeks waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses it has negotiated with, whereby such parties will waive any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, there is no guarantee that vendors, regardless of whether they execute such waivers, will not seek recourse against the Trust Account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in the Trust Account could be subject to claims which could take priority over those of the BWAQ Public Shareholders. If BWAQ is unable to complete a business combination within the required time period, the Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to BWAQ, or a prospective target business with which BWAQ has discussed entering into a Business Combination Agreement, reduce the amount of funds in the Trust Account to below (i) $10.10 per BWAQ Public Share or (ii) such lesser amount per BWAQ Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the indemnity of the underwriters of the BWAQ IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then the Sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether the Sponsor have sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of BWAQ. Additionally, we have not asked the Sponsor to reserve for such indemnification obligations. Therefore, we cannot assure you that the Sponsor would be able to satisfy such indemnification obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for the Transactions and redemptions could be reduced to less than $10.10 per BWAQ Public Share. In such event, we may not be able to complete the Transactions, and you would receive such lesser amount per share in connection with any redemption of your BWAQ Public Shares. None of our officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Additionally, if BWAQ is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, or if BWAQ otherwise enters compulsory or court supervised liquidation, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of BWAQ Public Shareholders. To the extent any bankruptcy claims deplete the Trust Account, BWAQ may not be able to return to its Public Shareholders at least $10.10 per share of BWAQ Class A Ordinary Share. There will be no redemption rights or liquidating distributions with respect to the BWAQ Warrants and BWAQ Rights, which will expire worthless if BWAQ fails to complete an initial business combination within the required period.

If Transaction Financing or other equity financing is not available prior to or upon the closing of the Transactions to satisfy certain conditions to Closing, the Transactions may not be consummated.

As of the date of this proxy statement/prospectus, except that the PIPE Investor agrees to purchase a total of 600,000 PIPE Shares, at a purchase price of $10.00 per share, for an aggregate purchase price of $6,000,000 immediately prior to the Merger Closing, neither BWAQ nor any Group Companies obtained any firm commitment of financing prior to or upon the closing of the Transactions. Subject to BWAQ’s Available Closing Cash after the shareholder redemption, the lack of additional committed Transaction Financing prior to or upon the closing of the Transactions could potentially result in breach of certain conditions to the Merger Closing as stipulated in the Business Combination Agreement and could, if not waived by the relevant parties, prohibit the Merger Closing. For example, the net tangible assets of PubCo upon the Merger Closing should be no less than $5,000,001. In addition, Available Closing Cash should be at least $29,500,000 immediately prior to or upon the Merger Closing. For more information about the closing conditions to the Transactions, see “The Business Combination Agreement and Other Transaction Documents — Conditions to Merger Closing.” Neither BWAQ nor TOYO Solar can give any assurance that they will be able to obtain additional committed Transaction Financing on acceptable terms. Any Transaction Financing may significantly dilute the equity interest of the continuing shareholders of PubCo and may include unfavorable terms, including giving the investor(s) of such Transaction Financing the ability to acquire shares at a price which is less than the market price of the PubCo Ordinary Shares at the time of purchase. BWAQ and TOYO Solar can give no assurance that any of them will be able to enter into any other financing arrangement or agreement on terms that it considers reasonable or which could reasonably be expected to reduce redemption of BWAQ Public Shares by Public Shareholders.

BWAQ Public Shareholders may be held liable for claims by third parties against BWAQ to the extent of distributions received by them.

If BWAQ is unable to complete the Transactions with TOYO Solar or another business combination within the required time period, BWAQ will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the BWAQ Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to BWAQ to pay our taxes (less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding BWAQ Public Shares, which redemption will completely extinguish BWAQ Public Shareholders rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and BWAQ Board, dissolve and liquidate, subject in each case to the BWAQ obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. As such, BWAQ Public Shareholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of its shareholders may extend well beyond the third anniversary of the date of distribution. Accordingly, BWAQ cannot assure you that third parties will not seek to recover from its shareholders amounts owed to them by BWAQ.

If BWAQ files a bankruptcy petition or an involuntary bankruptcy petition is filed against BWAQ that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in BWAQ’s bankruptcy estate and subject to the claims of third parties with priority over the claims of BWAQ Public Shareholders. To the extent any bankruptcy claims deplete the Trust Account, BWAQ cannot provide any assurance that BWAQ will be able to return $10.10 per share to the Public Shareholders. Additionally, if BWAQ files a bankruptcy petition or an involuntary bankruptcy petition is filed against BWAQ that is not dismissed, any distributions received by BWAQ Public Shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by BWAQ Public Shareholders. Furthermore, the BWAQ Board may be viewed as having breached its fiduciary duty to BWAQ’s creditors and/or may have acted in bad faith, thereby exposing itself and BWAQ to claims of punitive damages, by paying BWAQ Public Shareholders from the Trust Account prior to addressing the claims of creditors. BWAQ cannot provide any assurance that claims will not be brought against BWAQ for these reasons.

Activities taken by existing BWAQ Shareholders to increase the likelihood of approval of the Business Combination Proposal and the Merger Proposal could have a depressive effect on BWAQ Ordinary Shares.

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding BWAQ or its securities, the BWAQ Shareholders, TOYO Solar, or TOYO Solar’s shareholders and/or their respective affiliates may enter into transactions with such investors and others to provide them with incentives to acquire BWAQ Ordinary Shares or vote their shares in favor of the Business Combination Proposal and the Merger Proposal. The purpose of such transactions would be to increase the likelihood of satisfaction of the requirements to consummate the Transactions where it appears that such requirements would otherwise not be met. Entering into any such arrangements may have a depressive effect on BWAQ Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he, she or it owns, either prior to or immediately after the Extraordinary General Meeting.

If the Adjournment Proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Transactions, the BWAQ Board will not have the ability to adjourn the Extraordinary General Meeting to a later date in order to solicit further votes, and, therefore, the Transactions will not be approved.

We are dependent upon our current executive officers and directors and their loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed the Transactions.

The BWAQ Initial Shareholders have agreed to vote in favor of the Transactions, regardless of how BWAQ Public Shareholders vote.

The BWAQ Initial Shareholders have agreed to vote the Founder Shares and BWAQ Private Units, as well as any BWAQ Public Shares purchased during or after the BWAQ IPO, in favor of the Transactions.

As of the Record Date, the BWAQ Initial Shareholders owned and were entitled to vote 2,324,480 BWAQ Ordinary Shares (excluding 40,000 Representative Shares held by Maxim), representing approximately 41.9% of the voting power of the BWAQ Ordinary Shares issued and outstanding. We reasonably believe that Fuji Solar will vote 400,000 Founder Shares it holds, representing approximately 7.2% the issued and outstanding BWAQ Ordinary Shares, in favor of the proposals being presented at the Extraordinary General Meeting. As a result, in addition to the Founder Shares and Private Units, (i) assuming all outstanding shares voted, BWAQ would need 47,051 BWAQ Ordinary Shares (or 1.7% of 2,778,580 BWAQ Public Shares) to vote in favor, or (ii) assuming only the quorum is present and voted, no additional shares to vote in favor, in order to have the Business Combination Proposal approved. Further, in addition to the Founder Shares and the Private Shares held by the BWAQ Initial Shareholders, (i) assuming all BWAQ Ordinary Shares are voted, BWAQ would need 970,894 BWAQ Ordinary Shares, representing 34.9% of 2,778,580 BWAQ Public Shares, to vote in favor to have the Merger Proposal approved; and (ii) assuming only the minimum of BWAQ Ordinary Shares representing a quorum are voted, BWAQ would need no BWAQ Public Shares to vote in favor to have the Merger Proposal approved. Accordingly, it is more likely that the necessary shareholder approval will be received than would be the case if such persons agreed to vote their shares in accordance with the majority of the votes cast by Public Shareholders.

The BWAQ Initial Shareholders may have interests in the Transactions different from the interests of BWAQ Public Shareholders.

The BWAQ Initial Shareholders include the Sponsor, BWAQ’s directors and officers and Maxim, who have financial interests in the Transactions that are different from, or in addition to, those of other BWAQ shareholders generally. Specifically: (i) the Sponsor paid an aggregate of approximately $20,434.78 for the 2,280,000 Founders Shares and $3,784,800 for the 378,480 Private Units, which will have a significantly higher value at the time of the Transactions, (ii) Maxim paid $460,000 for 46,000 Private Shares, (iii) Maxim is entitled to $3,220,000 Deferred Underwriting Fee upon the consummation of the Transactions pursuant to the underwriting agreement and has agreed to convert such Deferred Underwriting Fee into 322,000 PubCo Ordinary Shares at $10 per share pursuant to the Underwriting Agreement, (iv) Alfred “Trey” Hickey and Buhdy Sin Swee Bok each paid approximately $108.70, or $0.01 per share for 10,000 Founder Shares. If BWAQ does not consummate an initial business combination by the prescribed time period, then the proceeds from the sale of the Private Shares will be part of the liquidating distribution to the Public Shareholders and the Private Shares held by the BWAQ Initial Shareholders will be worthless. In addition, BWAQ has agreed to issue each of Alfred “Trey” Hickey and Buhdy Sin Swee Bok 20,000 BWAQ Class A Ordinary Shares and Zhenyu Li 30,000 BWAQ Class A Ordinary Shares immediately prior to or upon the closing of an initial business combination, respectively; provided that the independent directors remain with BWAQ until the closing of an initial business combination. As a result, the BWAQ Initial Shareholders may be incentivized to complete the Transactions, or an alternative initial business combination with a less favorable company or on terms less favorable to BWAQ shareholders, rather than to liquidate, in which case the BWAQ shareholders would lose their entire investment. As a result, the BWAQ Initial Shareholders may have a conflict of interest in determining whether TOYO Solar is an appropriate business with which to effectuate a business combination and/or in evaluating the terms of the Transactions. Additionally, given that the BWAQ Initial Shareholders collectively acquired 1,900,000 Founder Shares at a purchase price of approximately $0.01 per share and 424,480 Private Shares at a purchase price of $10.00 per share, representing 41.9% of issued and outstanding BWAQ Ordinary Shares prior to the Transactions, and the merger consideration of $410,000,000 based on the price of $10.00 per share, the BWAQ Initial Shareholders could make a substantial profit after the Transactions from their acquisition of Founder Shares and/or Private Units as discussed above, even if the Transactions subsequently declines in value or is unprofitable for the BWAQ Public Shareholders, or the BWAQ Public Shareholders experience substantial losses in their investment in PubCo. There are other factors that may motivate or incentivize the BWAQ Initial Shareholders in completing the Transactions, see “Proposal No. 1 — The Business Combination Proposal — Interests of BWAQ’s Directors and Officers in the Transactions” on page 132 of this proxy statement/prospectus for more details. In considering these facts and the other information contained in this proxy statement/prospectus, you should be aware that BWAQ Initial Shareholders may have financial interests in the Transactions that may be different from, or in addition to, the interests of BWAQ Public Shareholders.

Furthermore, in order to finance transaction costs in connection with an intended initial business combination, the BWAQ Insiders and/or their designees may, but are not obligated to, loan BWAQ funds as may be required. If BWAQ completes the Transactions, BWAQ would repay such Working Capital Loans out of the proceeds of the Trust Account released to BWAQ. Otherwise, such Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that the Transactions do not close, BWAQ may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. Such loans may be convertible into the Working Capital Units, at a price of $10.00 per unit at the option of the lender. As of the date hereof, BWAQ had $3,271,981 outstanding under the Working Capital Loans, including $1,270,000 for working capital purpose as evidenced by the Sponsor Notes, $33,333 for Valuation Firm Expenses as evidenced by the Fuji Expenses Note and $1,968,648 of the Extension Payments as evidenced by 11 Sponsor Extension Notes to the Sponsor and/or its designee, including ZENIN, and 4 Fuji Extension Notes to Fuji Solar in connection with the Extension, which may be convertible into Working Capital Units, at a price of $10.00 per unit. As of December 31, 2023, BWAQ has drawn $2,492,085 under the Promissory Notes. Pursuant to the Business Combination Agreement, BWAQ has agreed to obtain the Working Capital Loans Conversion Consent to cause the Sponsor or other persons entitled to receive repayment of the Working Capital Loans to convert the entire amounts due under the Working Capital Loans into Working Capital Units immediately prior to the Merger Closing.

Officers of BWAQ negotiated the terms of the Business Combination Agreement with their counterparts at TOYO Solar, and the BWAQ Board considered these interests, among other matters, including the recommendation of the Special Committee and Fairness Opinion, when making the determination that the Transactions are advisable and fair to, and in the best interests of, BWAQ and its unaffiliated shareholders. See “Proposal No. 1 — The Business Combination Proposal — Interests of BWAQ’s Directors and Officers in the Transactions” of this proxy statement/prospectus for a detailed discussion of the special interests that the BWAQ Initial Shareholders may have in the Transactions.

Our actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Transactions been completed on the dates indicated. The preparation of the pro forma financial information is based upon available information and certain assumptions and estimates that BWAQ and TOYO Solar currently believe are reasonable. The unaudited pro forma condensed combined information does not purport to indicate the results that would have been obtained had the Transactions and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. See “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete the Transactions with which a substantial majority of our shareholders do not agree.

The BWAQ Charter does not provide a specified maximum redemption threshold, except that in no event will BWAQ redeem the BWAQ Public Shares in an amount that would cause its net tangible assets, to be less than $5,000,001 either immediately prior to or upon the consummation of a business combination after taking into account the redemption for cash of all BWAQ Public Shares properly demanded to be redeemed by holders of BWAQ Ordinary Share (such that we do not then become subject to the SEC’s “penny stock” rules), or any greater net tangible asset or cash requirement that may be contained in the agreement relating to BWAQ’s initial business combination. As a result, BWAQ may be able to complete the Transactions even though a substantial majority of the BWAQ Public Shareholders do not agree with the Transactions and have redeemed their shares in connection with the consummation of the Transactions. In the event that the aggregate redemption requests we would be required to pay for all BWAQ Ordinary Share that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Business Combination Agreement exceed the aggregate amount of cash available to BWAQ, BWAQ will not complete the Transactions or redeem any shares, all BWAQ Public Shares submitted for redemption will be returned to the holders thereof, and BWAQ instead may search for an alternate business combination, provided BWAQ still has time to complete an alternative business combination under the Existing BWAQ Charter.

BWAQ Public Shareholders will have a reduced ownership and voting interest after the Transactions and will exercise less influence over management.

Upon the issuance of PubCo Ordinary Shares to the Sellers, current BWAQ Public Shareholders percentage ownership will be diluted. Immediately following the Merger Closing and excluding shares of PubCo Ordinary Share issuable upon the exercise of PubCo Warrants, (i) assuming that no BWAQ Public Shareholders exercise their redemption rights, current BWAQ Public Shareholders percentage ownership in PubCo would be 7.7%, (ii) assuming that BWAQ Public Shareholders holding 50% of BWAQ Public Shares exercise their redemption rights, current BWAQ Public Shareholders percentage ownership in PubCo would be 5.1%, (iii) assuming that BWAQ Public Shareholders holding 75% of the BWAQ Public Shares exercise their redemption rights, current BWAQ Public Shareholders’ percentage ownership in PubCo would be 3.6%, and (iv) assuming that all of the BWAQ Public Shares issued and outstanding as of the Record Date are redeemed, current BWAQ Public Shareholders’ percentage ownership in PubCo would be 2.1%. Additionally, of the seven (7) members of the board of directors of PubCo, six (6) of which will be current directors of TOYO Solar or designated by TOYO Solar. The percentage of the issued and outstanding PubCo Ordinary Shares that will be owned by current BWAQ Public Shareholders as a group will vary based on the number of shares of BWAQ Ordinary Share redeemed in connection with the Transactions. Because of the above, current BWAQ Public Shareholders, as a group, will have less influence on the board of directors, management, and policies of PubCo than they now have on the Board, management, and policies of BWAQ. See “Beneficial Ownership of Securities Following the Transactions” of this proxy statement/prospectus for an illustration of the number of shares and percentage interests outstanding under scenarios that assume no redemptions and redemptions of BWAQ Public Shares in the maximum amount.

BWAQ may redeem the unexpired BWAQ Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your BWAQ Warrants worthless.

BWAQ has have ability to redeem outstanding BWAQ Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of BWAQ Class A Ordinary Shares equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third business day prior to the date on which BWAQ gives proper notice of such redemption and provided certain other conditions are met. While BWAQ Class A Ordinary Share has not exceeded the $16.50 per share threshold at which BWAQ Warrants would become redeemable since the announcement of the Transactions, there is no assurance that the price of PubCo Ordinary Shares will not exceed the threshold in the future. If and when the BWAQ Warrants become redeemable by BWAQ, BWAQ may exercise its redemption right even if BWAQ is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Notice of redemption shall be mailed by first class mail, postage prepaid, by BWAQ not less than thirty (30) days prior to the date that fixed by BWAQ for the redemption to the registered holders of the BWAQ Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. BWAQ will not redeem the BWAQ Warrants unless a registration statement under the Securities Act covering the shares of the BWAQ Ordinary Share issuable upon exercise of the BWAQ Warrants is effective and a current prospectus relating to those BWAQ Ordinary Shares is available throughout the 30-day redemption period, except if the BWAQ Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the BWAQ Warrants become redeemable by BWAQ, BWAQ may exercise its redemption right even if BWAQ is unable to register or qualify the underlying securities for sale under all applicable state securities laws. If BWAQ elects to redeem the BWAQ Warrants on a cashless basis, then BWAQ will not receive any cash proceeds from the exercise of such BWAQ.

Redemption of the outstanding BWAQ Warrants could force you (i) to exercise BWAQ Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell BWAQ Warrants at the then-current market price when you might otherwise wish to hold BWAQ Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding BWAQ Warrants are called for redemption, is likely to be substantially less than the market value of BWAQ Warrants.

If the Transactions’ benefits do not meet the expectations of investors, shareholders or financial analysts, the market price of the BWAQ Ordinary Shares before the Closing and PubCo Ordinary Shares post-closing may decline.

If the benefits of the Transactions do not meet the expectations of investors or securities analysts, the market price of the BWAQ Ordinary Share prior to the Merger Closing may decline. The market value of the BWAQ Class A Ordinary Share at the time of the Transactions may vary significantly from its price on the date the Business Combination Agreement was executed, the date of this proxy statement/prospectus, or the date on which BWAQ Public Shareholders vote on the Transactions.

In addition, following the Transactions, fluctuations in the price of PubCo Ordinary Shares could contribute to the loss of all or part of your investment. Any of the factors listed below could have a material adverse effect on your investment in PubCo Ordinary Shares and PubCo Ordinary Shares may trade at a price significantly below the price you paid for it. In such circumstances, the trading price of PubCo Ordinary Shares may not recover and may experience a further decline.

Factors affecting the trading price of PubCo Ordinary Shares following the Transactions may include:

•        actual or anticipated fluctuations in PubCo quarterly financial results or the quarterly financial results of companies perceived to be similar to PubCo, if available;

•        changes in the market’s expectations about PubCo’s operating results;

•        success of competitors;

•        PubCo’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

•        changes in financial estimates and recommendations by securities analysts concerning PubCo or the market in general;

•        operating and stock price performance of other companies that investors deem comparable to PubCo;

•        changes in laws and regulations affecting PubCo’s business;

•        commencement of, or involvement in, litigation involving PubCo;

•        changes in PubCo’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•        the volume of shares available for public sale;

•        any major change in the board of directors or management of PubCo;

•        sales of substantial amounts of securities by PubCo’s directors, executive officers, or significant shareholders or the perception that such sales could occur;

•        general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations, and acts of war or terrorism; and

•        other developments affecting the industry.

Broad market and industry factors may materially harm the market price of PubCo Ordinary Shares irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of PubCo’s securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies, notably in the industry which investors perceive to be similar to PubCo could depress PubCo’s stock price regardless of its business, prospects, financial conditions or results of operations. A decline in the market price for PubCo Ordinary Shares also could adversely affect PubCo’s ability to issue additional securities and PubCo’s ability to obtain additional financing in the future.

BWAQ’s directors may decide not to enforce the indemnification obligations of the Sponsors, resulting in a reduction in the amount of funds in the Trust Account available for distribution to the Public Shareholders.

The Sponsor has agreed that it will be liable to BWAQ if and to the extent any claims by a third party for services rendered or products sold to BWAQ, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.10 per BWAQ Public Share and (ii) the actual amount per BWAQ Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.10 per public share due to reductions in the value of the trust assets, less taxes payable, provided, that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the funds held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under BWAQ’s indemnity of the underwriter of the BWAQ IPO against certain liabilities, including liabilities under the Securities Act. However, BWAQ has not asked the Sponsors to reserve for such indemnification obligations, nor has BWAQ independently verified whether the Sponsors have sufficient funds to satisfy its indemnity obligations and believe that the Sponsors’ only assets are securities of BWAQ. Therefore, we cannot provide any assurance that the Sponsors would be able to satisfy those obligations. None of BWAQ officers or directors will indemnify BWAQ for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

If the Sponsors assert that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While we currently expect that BWAQ’s independent directors would take legal action on behalf of BWAQ against the Sponsors to enforce its indemnification obligations to BWAQ, it is possible that BWAQ’s independent directors, in exercising their business judgment, may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. BWAQ has not asked the Sponsors to reserve for such indemnification obligations and we cannot provide any assurance that the Sponsors would be able to satisfy those obligations. Accordingly, we cannot provide any assurance that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.10 per BWAQ Public Share.

Members of BWAQ’s management team may be involved in governmental investigations, regulatory proceedings and civil litigation relating to the business affairs of companies with which they are, were or may in the future be affiliated.

Members of BWAQ’s management team may have been involved or in the future be involved in governmental investigations, regulatory proceedings and civil litigation relating to the business affairs of companies with which they are, were or may in the future be affiliated. Any such investigations or litigations may divert BWAQ’s management team’s attention and resources away from consummating the Transactions, may be detrimental to its reputation, and thus may negatively affect its ability to complete the Transactions. Moreover, there may also be negative publicity associated with such government investigations, regulatory proceedings or civil litigation that could foster speculations and reduce investor confidence, regardless of whether the allegations are valid or whether BWAQ’s management team prevails in such government investigations, regulatory proceedings or civil litigation. As a result, such investigation, proceeding or litigation may materially and adversely affect our business, financial condition, results of operations, reputation or trading price.

BWAQ may become involved in litigation that may materially adversely affect us.

From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including litigation and claims and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses or liability or require us to change our business practices.

Because of the potential risks, expenses, and uncertainties of litigation, we may, from time to time, settle disputes, even where we believe that we have meritorious claims or defenses. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business.

The securities price of BWAQ may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. We may be the target of this type of litigation in the future.

Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition, and results of operations. Any adverse determination in litigation could also subject us to significant liabilities.

The completion of the Transactions is subject to conditions, including certain conditions that may not be satisfied on a timely basis, if at all.

The completion of the Transactions is subject to a number of conditions. The completion of the Transactions is not assured and is subject to risks, including the risk that approval of the Transactions by BWAQ Shareholders is not obtained or that there are not sufficient funds in the Trust Account, in each case subject to certain terms specified in the Business Combination Agreement (as described in “The Business Combination Agreement — Conditions to Merger Closing”). If BWAQ does not complete the Transactions, BWAQ could be subject to several risks, including:

•        the parties may be liable for damages to one another under the terms and conditions of the Business Combination Agreement;

•        negative reactions from the financial markets, including declines in the price of our BWAQ Ordinary Shares because current prices reflect a market assumption that the Transactions will be completed;

•        the attention of our management will have been diverted to the Transactions rather than the pursuit of other opportunities in respect of an initial business combination; and

•        we will have a limited period of time, if any, to complete an alternative initial business combination and we may not be as attractive to potential alternative partners to an initial business combination if we are unable to complete the Transactions.

Either BWAQ or TOYO Solar may waive one or more of the conditions to the Transactions or certain of the other transactions contemplated by the Business Combination Agreement.

Either BWAQ or Group Companies may agree to waive, in whole or in part, some of the conditions to its obligations to consummate the Transactions or certain of the other transactions contemplated by the Business Combination Agreement, to the extent permitted by the BWAQ Charter and applicable laws. For example, it is a condition to BWAQ’s obligations to consummate the Transactions that certain of Group Companies’ representations and warranties are true and correct in all respects as of the date of Closing, except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect. However, if the BWAQ Board determines that it is in the best interest of BWAQ Shareholders to waive any such breach, then the BWAQ Board may elect to waive that condition and consummate the Transactions.

The existence of financial and personal interests of one or more of BWAQ’s directors may result in a conflict of interest on the part of such director(s) between what such director(s) may believe is in the best interests of BWAQ and its shareholders and such director(s) may believe is best for such director(s) in determining to recommend that shareholders vote for the proposals. In addition, BWAQ’s officers have interests in the Transactions that may conflict with your interests as a shareholder. As of the date of this proxy statement/prospectus, BWAQ does not believe there will be any changes or waivers that its directors and officers would be likely to make after shareholder approval of the Transactions has been obtained. While certain changes could be made without further shareholder approval, if there were a change to the terms of the transaction that would have a material impact on the shareholders, BWAQ will be required to circulate a new or amended proxy statement/prospectus or supplement thereto and resolicit the vote of its shareholders with respect to the Business Combination Proposal. See “Proposal No. 1 — The Business Combination Proposal — Interests of BWAQ’s Directors and Officers in the Transactions” of this proxy statement/prospectus for a further discussion of these considerations.

Termination of the Business Combination Agreement could negatively impact BWAQ and TOYO Solar.

If the Transactions are not completed for any reason, including as a result of BWAQ Shareholders declining to approve the Proposals required to effect the Transactions, the ongoing businesses of BWAQ and TOYO Solar may be adversely impacted and, without realizing any of the anticipated benefits of completing the Transactions, BWAQ and TOYO Solar would be subject to a number of risks, including the following:

•        BWAQ or TOYO Solar may experience negative reactions from the financial markets, including negative impacts on the price of BWAQ’s securities (including to the extent that the current market price reflects a market assumption that the Transactions will be completed);

•        BWAQ currently has until June 2, 2024 (or up to November 2, 2024, if extended, or such later date as may be approved by BWAQ Shareholders in an amendment to BWAQ Charter), to complete its initial business combination. This deadline may be extended but additional extension(s) face increased risk to unwind and liquidate if it does not complete its initial business combination by June 2, 2024 (or up to November 2, 2024, if extended, or such later date as may be approved by BWAQ Shareholders in an amendment to BWAQ Charter);

•        TOYO Solar may experience negative reactions from its investors;

•        BWAQ and TOYO Solar will have incurred substantial expenses and will be required to pay certain costs relating to the Transactions, whether or not the Transactions are consummated; and

•        since the Business Combination Agreement restricts the conduct of BWAQ’s and TOYO Solar’s businesses prior to completion of the Transactions, each of BWAQ and TOYO Solar may not have been able to take certain actions during the pendency of the Transactions that would have benefitted it as an independent company, and the opportunity to take such actions may no longer be available (see “Proposal No. 1 — The Business Combination Proposal” and “Summary of the Proxy Statement/Prospectus — Covenants and Agreements of the Parties” of this proxy statement/prospectus for a description of the restrictive covenants applicable to BWAQ and TOYO Solar).

If the Business Combination Agreement is terminated and the BWAQ Board seeks another merger or business combination, BWAQ Shareholders cannot be certain that BWAQ will be able to find another acquisition target that would constitute a business combination or that such other merger or business combination will be completed. See “The Business Combination Agreement and Other Transaction Documents — Termination” of this proxy statement prospectus for additional information.

The listing of PubCo’s securities on Nasdaq will not benefit from the process undertaken in connection with an underwritten initial public offering.

Upon the Closing, we intend to list the PubCo Ordinary Shares and PubCo Warrants on Nasdaq under the symbols “TOYO” and “TOYOW,” respectively. Unlike an underwritten initial public offering of PubCo’s securities, the listing of PubCo’s securities as a result of the Transactions will not benefit from the following:

•        the book-building process undertaken by underwriters, which helps to inform efficient price discovery with respect to opening trades of newly listed securities;

•        underwriter support to help stabilize, maintain, or affect the public price of the securities immediately after listing; and

•        underwriter due diligence review of the offering and potential liability for material misstatements or omissions of fact in a prospectus used in connection with the securities being offered, or for statements made by its securities analysts or other personnel.

The lack of such a process in connection with the listing of PubCo’s securities could result in diminished investor demand, inefficiencies in pricing and a more volatile public price for PubCo’s securities during the period immediately following the listing than would typically be experienced in connection with an underwritten initial public offering.

The ability of BWAQ Shareholders to exercise redemption rights with respect to a large number of shares of the BWAQ Ordinary Share could increase the probability that the Transactions would be unsuccessful and that BWAQ Shareholders would have to wait for liquidation in order to redeem their shares of the BWAQ Ordinary Share.

At the time we entered into the Business Combination Agreement and related transaction documents, we did not know how many shareholders would exercise their redemption rights, and therefore we structured the Transactions based on our expectations as to the number of shares that will be submitted for redemption. The Business Combination Agreement requires us to have at least $5,000,001 of net tangible assets upon the consummation of the Transactions, after giving effect to redemptions of BWAQ Public Shares, if any, but before any transaction expenses. If a larger number of shares are submitted for redemption than we initially expected, our ability to complete the Transactions or optimize our capital structure may be limited.

There is no guarantee that a shareholder’s decision to continue to hold shares of PubCo Ordinary Shares following the Transactions will put shareholders in a better future economic position than if they decided to redeem their BWAQ Public Shares for a pro rata portion of the Trust Account, and vice versa.

BWAQ and PubCo can give no assurance as to the price at which a shareholder may be able to sell its PubCo Ordinary Shares in the future following the completion of the Transactions or any alternative business combination. Certain events following the consummation of any initial business combination, including the Transactions, may cause an increase in BWAQ’s share price, and may result in a lower value realized now than a shareholder of BWAQ might realize in the future had the shareholder redeemed their shares. Similarly, if a shareholder does not redeem their shares, the shareholder will bear the risk of ownership of the BWAQ Public Shares after the consummation of any initial business combination, including the Transactions, and there can be no assurance that a shareholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A shareholder should consult the shareholder’s own tax and/or financial advisor for assistance on how this may affect such shareholder’s individual situation.

If BWAQ Shareholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their BWAQ Class A Ordinary Shares for a pro rata portion of the funds held in the Trust Account.

To exercise their redemption rights, holders of BWAQ Class A Ordinary Share are required to deliver their shares, either physically or electronically using Depository Trust Company’s DWAC System, to BWAQ’s transfer agent prior to the vote at the Special Meeting. If a Public Shareholder fails to properly seek redemption as described in this proxy statement/prospectus and the Transactions are consummated, such holder will not be entitled to redeem these shares for a pro rata portion of funds deposited in the Trust Account. See “Extraordinary General Meeting of BWAQ Shareholders — Redemption Rights” for additional information on how to exercise your redemption rights.

Shareholders of BWAQ who wish to redeem their shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline.

Public Shareholders who wish to redeem their shares for a pro rata portion of the Trust Account must, among other things, as fully described in “Extraordinary General Meeting of BWAQ Shareholders — Redemption Rights,” deliver their shares (either physically or electronically) to Continental (or through DTC to Continental) prior to or on May 24, 2024 (two (2) business days before the Extraordinary General Meeting).

If you or a “group” of shareholders of which you are a part are deemed to hold an aggregate of more than 15% of the aggregate BWAQ Public Shares, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of the BWAQ Public Shares.

A BWAQ Public Shareholder, together with any of such BWAQ Public Shareholder’s affiliates or any other person with whom such BWAQ Public Shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate such BWAQ Public Shareholder’s shares or, if part of such a group, the group’s shares, with respect to 15% or more of the aggregate BWAQ Public Shares. In order to determine whether a shareholder is acting in concert or as a group with another shareholder, BWAQ will require each BWAQ Public Shareholder seeking to exercise redemption rights to certify to BWAQ whether such shareholder is acting in concert or as a group with any other shareholder. Such certifications, together with other public information relating to stock ownership available to BWAQ at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which BWAQ makes the above-referenced determination. Your inability to redeem any such excess shares will reduce your influence over BWAQ’s ability to consummate the Transactions and you could suffer a material loss on your investment in BWAQ if you sell such excess shares in open market transactions. Additionally, BWAQ Public Shareholders will not receive redemption distributions with respect to such excess shares if BWAQ consummates the Transactions. As a result, you will continue to hold that number of shares aggregating to more than 15% of the BWAQ Public Shares and, in order to dispose of such excess shares, would be required to sell your stock in open market transactions, potentially at a loss. While BWAQ Class A Ordinary Shares have not exceeded the $16.50 per-share redemption price, BWAQ cannot assure you that the value of such excess shares will appreciate over time following the Transactions or that the market price of BWAQ Ordinary Share will exceed the per-share redemption price. Notwithstanding the foregoing, shareholders may challenge BWAQ’s determination as to whether a shareholder is acting in concert or as a group with another shareholder in a court of competent jurisdiction.

However, BWAQ Public shareholders’ ability to vote all of their shares (including such excess shares) for or against the Transactions are not restricted by this limitation on redemption.

BWAQ Public Shareholders will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate your investment, therefore, Public Shareholders may be forced to sell their BWAQ Public Shares and/or BWAQ Warrants, potentially at a loss.

Public Shareholders will be entitled to receive funds from the Trust Account only upon the earlier to occur of: of (1) the completion of BWAQ’s initial business combination, and then only in connection with those shares of BWAQ Ordinary Share that such shareholders properly elected to redeem, subject to the limitations described herein, (2) the redemption of any BWAQ Public Shares properly tendered in connection with a shareholder vote to amend the Existing BWAQ Charter (A) to modify the substance or timing of BWAQ’s obligation to provide holders of BWAQ Ordinary Share the right to have their shares redeemed in connection with BWAQ’s initial business combination or to redeem 100% of BWAQ Public Shares if BWAQ does not complete its initial business combination by June 2, 2024 (or up to November 2, 2024, if extended, or such later date as may be approved by BWAQ Shareholders in an amendment to BWAQ Charter) or (B) with respect to any other provision relating to the rights of holders of BWAQ Ordinary Share, and (3) the redemption of BWAQ Public Shares if it has not consummated its business combination by the prescribed time period, subject to applicable law. In no other circumstances will a BWAQ Public Shareholder have any right or interest of any kind in the Trust Account. Holders of the BWAQ Warrants and BWAQ Rights will not have any right to the proceeds held in the Trust Account with respect to the BWAQ Warrants or BWAQ Rights. Accordingly, to liquidate your investment, you may be forced to sell your BWAQ Public Shares, BWAQ Warrants, or BWAQ Rights potentially at a loss.

If BWAQ is deemed to be an investment company under the Investment Company Act, BWAQ may be required to institute burdensome compliance requirements and BWAQ’s activities may be restricted, which may make it difficult for BWAQ to complete BWAQ’s initial business combination.

If BWAQ is deemed to be an investment company under the Investment Company Act, BWAQ’s activities may be restricted, including:

•        restrictions on the nature of BWAQ’s investments; and

•        restrictions on the issuance of securities; each of which may make it difficult for BWAQ to complete BWAQ’s initial business combination.

In addition, BWAQ may have imposed upon BWAQ burdensome requirements, including:

•        registration as an investment company;

•        adoption of a specific form of corporate structure; and

•        reporting, record keeping, voting, proxy, and disclosure requirements and other rules and regulations.

BWAQ is currently assessing the relevant risks of BWAQ being deemed to have been operating as an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act).

Since the consummation of BWAQ IPO till January 2024, the proceeds held in the Trust Account had been invested by the trustee in United States government treasury bills with a maturity of 185 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds were restricted to these instruments, BWAQ believes BWAQ met the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. Nevertheless, it is possible that a claim could be made that BWAQ has been operating as an unregistered investment company. If BWAQ was deemed to be an investment company for purposes of the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which BWAQ has not allotted funds and may hinder BWAQ’s ability to complete the Transactions. BWAQ might be forced to abandon its efforts to complete the Transactions and instead be required to liquidate. If BWAQ is required to liquidate, its investors would not be able to realize the benefits of owning stock in a successor operating business, such as any appreciation in the value of the BWAQ’s securities following such a transaction, BWAQ Rights and BWAQ Warrants would expire worthless and BWAQ’s public shares would have no value apart from their pro rata entitlement to the funds then-remaining in the Trust Account.

The longer that the funds in the Trust Account are held in short-term U.S. government treasury obligations or in money market funds invested exclusively in such securities there is a greater risk that BWAQ may be considered an unregistered investment company, in which case BWAQ may be required to liquidate.

BWAQ is currently assessing the relevant risks. In January 2024, to mitigate the risk of BWAQ being deemed to have been operating as an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act), BWAQ instructed Continental, the trustee with respect to the Trust Account, to liquidate the U.S. government treasury obligations and money market funds held in the Trust Account by January 31, 2024, the expiry of the 24-month anniversary of the effective date of prospectus of BWAQ IPO, and to hold all funds in the Trust Account in cash at an interest bearing bank demand deposit account until the earlier of consummation of the Transactions or liquidation. Following such liquidation, BWAQ will continue to receive interest on the funds held at an interest bearing bank demand deposit account, which might be lesser than that from the U.S. government treasury obligations and money market funds and would reduce the dollar amount its Public Shareholders would receive upon any redemption or liquidation of BWAQ.

We may not be able to complete the Transactions if it is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.

CFIUS is an interagency committee authorized to review certain transactions involving foreign investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States. Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on, among other factors, the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved.

For example, investments that result in “control” of a “U.S. business” by a “foreign person” (in each case, as such terms are defined in 31 C.F.R. Part 800) that might be considered by CFIUS to be a covered transaction that CFIUS would have authority to review. Some of our directors and officers, and members of our Sponsors, are “foreign persons” as defined under the relevant regulations. Specifically:

Our Sponsor, Blue World Holdings Limited, is a Hong Kong private company limited by shares and is governed by a board of managers consisting of five members, all of which are non-U.S. persons. As of the date hereto, the Sponsor currently owns approximately 40.7% of issued and outstanding BWAQ Ordinary Shares. BWAQ is therefore likely considered a “foreign person” under the regulations administered by CFIUS and will continue to be considered as such in the future for so long as the Sponsors have the ability to exercise control over BWAQ for purposes of CFIUS’s regulations. Therefore, it could be subject to foreign ownership restrictions and/or CFIUS review if TOYO Solar is considered to be engaged in a regulated industry or which may affect national security.

Moreover, the scope of CFIUS review was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”), to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA’s implementing regulations, which became effective on February 13, 2020, expanded the scope of CFIUS’s jurisdiction to investments that do not result in control of a U.S. business by a foreign person but afford certain foreign investors certain information or governance rights in a U.S. business that has a nexus to “critical technologies,” “critical infrastructure” and/or “sensitive personal data.” In addition, the implementing regulations also subjects certain categories of investments to mandatory filings. If TOYO Solar’s business falls within CFIUS’s jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit a voluntary notice to CFIUS, or to proceed with the initial business combination without notifying CFIUS and risk CFIUS intervention, before or after closing the Transactions. CFIUS may decide to block or delay the Transactions, impose conditions to mitigate national security concerns with respect to the Transactions or order us to divest all or a portion of PubCo’s business without first obtaining CFIUS clearance.

As a result of, and upon consummation of the Transactions, each of BWAQ and TOYO Solar shall become a subsidiary of PubCo, and PubCo shall become a new public company owned by the prior holders of BWAQ Ordinary Share, the prior holders of BWAQ Rights, the prior holders of BWAQ Warrants, the Sellers, and certain third-party investors of a financing in connection with the Transactions. PubCo is a holding company incorporated in the Cayman Islands. In addition, TOYO Solar’s businesses are substantially based outside of the United States. As a result, we do not expect the Transactions to result in “control” of a “U.S. business” by a “foreign person” under the regulations administered by CFIUS. Additionally, we do not expect the business of BWAQ to be deemed to have a nexus to “critical technologies,” “covered investment critical infrastructure,” and/or “sensitive personal data” under the regulations administered by CFIUS.

Notwithstanding the above, if our determination is not correct, or if the regulations change or are interpreted differently in the future, the Transactions may be subject to CFIUS review or review by another U.S. governmental entity and ultimately prohibited. Even if it is not prohibited, any review by CFIUS or another government entity may have outsized impacts on, among other things, the certainty, timing and feasibility of the Transactions, which would significantly limit or completely hinder our ability to complete the Transactions and force BWAQ to liquidate and BWAQ Warrants and BWAQ Rights to expire worthless, preventing the possibility of any price appreciation that may have occurred in BWAQ’s securities following the Transactions.

The process of government review, whether by the CFIUS or otherwise, could be lengthy and BWAQ has limited time to complete the Transactions. If BWAQ cannot complete the Transactions by November 2, 2024 (assuming full extension, or such later date as may be approved by BWAQ Shareholders in an amendment to BWAQ Charter), because the review process drags on beyond such timeframe or because the Transactions are ultimately prohibited by CFIUS or another U.S. government entity, it may be required to liquidate. If BWAQ liquidates, its Public Shareholders may only receive $10.10 per share, and their BWAQ Warrants and BWAQ Rights will expire worthless. This will also cause you to lose the investment opportunity in TOYO Solar or another target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.

Changes in laws or regulations related to business combination transactions involving SPACs may materially adversely affect BWAQ’s ability to negotiate and complete an initial business combination (including the proposed Transactions with TOYO Solar).

BWAQ is subject to laws and regulations enacted by national, regional, and local governments. In particular, BWAQ will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly.

Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on BWAQ’s business, investments, and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on BWAQ’s business, including BWAQ’s ability to negotiate and complete BWAQ’s initial business combination and results of operations.

On January 24, 2024, the SEC adopted the SPAC Final Rules, relating to, among the others, enhancing disclosures in initial business combination transactions involving SPACs and private operating companies; amending the financial statement requirements applicable to transactions involving shell companies; enhancing disclosure requirements related to projections, including requiring disclosure of all material bases of the projections and all material assumptions underlying the projections; increasing the potential liability of certain participants in proposed initial business combination transactions; and the extent to which SPACs could become subject to regulation under the Investment Company Act. The SPAC Final Rules was published in the Federal Register on February 26, 2024 and will become effective on July 1, 2024. These rules may materially adversely affect BWAQ’s ability to (i) complete the Transactions with TOYO Solar, or (ii) if BWAQ does not complete the Transactions with TOYO Solar, to engage financial and capital market advisors and negotiate and complete an alternative initial business combination, and, in each case, may increase the costs and time related thereto.

Risks Related to PubCo and Ownership of PubCo’s Shares

Unless the context otherwise requires, all references in this subsection to “we,” “us” or “our” refer to the business of PubCo, which will be the business of PubCo following the consummation of the Transactions.

The price of PubCo securities may be volatile, and the value of PubCo securities may decline.

We cannot predict the prices at which our securities will trade. The price of our securities may not bear any relationship to the market price at which our securities will trade after the Transactions or to any other established criteria of the value of our business and prospects, and the market price of our securities following the Transactions may fluctuate substantially and may be lower than the price agreed by BWAQ and TOYO Solar in connection with the Transactions. In addition, the trading price of our securities following the Transactions could be subject to fluctuations in response to various factors, some of which are beyond our control. These fluctuations could cause you to lose all or part of your investment in our securities as you might be unable to sell these securities at or above the price you paid in the Transactions. Factors that could cause fluctuations in the trading price of our securities include the following:

•        actual or anticipated fluctuations in our financial condition or results of operations;

•        variance in our financial performance from expectations of securities analysts;

•        changes in our projected operating and financial results;

•        changes in laws or regulations applicable to our business;

•        announcements by us or our competitors of significant business developments, acquisitions or new offerings;

•        sales of our securities by us, our shareholders or our warrant holders, as well as the anticipation of lockup releases;

•        significant breaches of, disruptions to or other incidents involving our information technology systems or those of our business partners;

•        our involvement in litigation;

•        conditions or developments affecting the solar power industry in our major markets;

•        changes in senior management or key personnel;

•        the trading volume of our securities;

•        changes in the anticipated future size and growth rate of our markets;

•        publication of research reports or news stories about us, our competitors or our industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

•        general economic and market conditions; and

•        other events or factors, including those resulting from war, incidents of terrorism, global pandemics (such as COVID-19), currency fluctuations, natural disasters or responses to these events, including with respect to potential operational disruptions, labor disruptions, increased costs, and impacts to demand related thereto.

These broad market and industry fluctuations may adversely affect the market price of our securities, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our securities are low.

The sale of a significant number of the ordinary shares or other equity securities in the public market after the consummation of the Transactions, or the perception that such sales may occur, could materially and adversely affect the market price of the PubCo Ordinary Shares. These factors could also materially impair PubCo’s ability to raise capital through equity offerings in the future.

Furthermore, employees, consultants and directors of TOYO Solar are expected to be granted equity awards under the PubCo ESOP. You will experience additional dilution when those equity awards and purchase rights become vested and settled or exercised, as applicable, for PubCo Ordinary Shares. Sales of Ordinary Shares by holders after the vesting of awards or holders of options who have exercised their options under any incentive plan that PubCo may in the future implement could also cause the price of the PubCo Ordinary Shares to fall.

The process of taking a company public by means of a business combination with a special purpose acquisition company is different from taking a company public through an IPO and may create risks for our unaffiliated investors.

An IPO involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the registration statement unless they are able to sustain the burden of proving that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense and results in the underwriters undertaking a detailed review of an IPO company’s business, financial condition and results of operations. Going public via a business combination with a special purpose acquisition company (“SPAC”), such as BWAQ, does not involve any underwriters and may therefore result in less careful vetting of information that is presented to the public.

In addition, going public via a business combination with a SPAC does not involve a bookbuilding process as is the case in an IPO. In any IPO, the initial value of a company is set by investors who indicate the price at which they are prepared to purchase shares from the underwriters. In the case of a business combination involving a SPAC, the value of the target company is established by means of negotiations between the target company and the SPAC. The process of establishing the value of a target company in a SPAC business combination may be less effective than an IPO bookbuilding process and also does not reflect events that may have occurred between the date of the business combination agreement and the closing of the transaction. In addition, while IPOs are frequently oversubscribed, resulting in additional potential demand for shares in the aftermarket following an IPO, there is no comparable process of generating investor demand in connection with a business combination between a target company and a SPAC, which may result in lower demand for PubCo’s securities after closing, which could in turn decrease liquidity and trading prices as well as increase trading volatility.

Warrants will become exercisable for PubCo Ordinary Shares, which will increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

Outstanding warrants of BWAQ will be assumed by PubCo and converted into corresponding warrants to purchase an aggregate of 4,912,673 PubCo’s Ordinary Shares. Such warrants will become exercisable on the later of 30 days after the Closing or 12 months from the consummation of the BWAQ IPO. Each warrant will entitle the holder thereof to purchase one PubCo Ordinary Share at a price of $11.50 per whole share, subject to adjustment. Warrants may be exercised only for a whole number of PubCo Ordinary Shares. To the extent such warrants are exercised, additional PubCo Ordinary Shares will be issued, which will result in dilution to the then-existing holders of PubCo Ordinary Shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of PubCo Ordinary Shares.

We may redeem your unexpired public PubCo Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your PubCo Warrants worthless.

After the Closing, we will have the ability to redeem outstanding public PubCo Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of PubCo Ordinary Shares equals or exceeds $16.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption and there is an effective registration statement covering the issuance of the PubCo.

Redemption of the outstanding PubCo Warrants could force you (i) to exercise your PubCo Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your PubCo Warrants at the then-current market price when you might otherwise wish to hold your PubCo Warrants, or (iii) to accept the nominal redemption price, which, at the time the outstanding PubCo Warrants are called for redemption, is likely to be substantially less than the market value of your PubCo Warrants.

A market for our securities may not develop or be sustained, which would adversely affect the liquidity and price of our securities.

Following the Transactions, the price of our securities may fluctuate significantly due to the market’s reaction to the Transactions and general market and economic conditions. A substantial amount of our shares will be subject to transfer restrictions following the Transactions. An active trading market for our securities following the Transactions may never develop or, if developed, may not be sustained. In addition, the price of our securities after the Transactions may vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if the combined company’s securities are not listed on Nasdaq and are quoted on the OTC Bulletin Board (an inter-dealer automated quotation system for equity securities that is not a national securities exchange), the liquidity and price of our securities may be more limited than if we were quoted or listed on the Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

If we do not meet the expectations of equity research analysts, if they do not publish research reports about our business or if they issue unfavorable commentary or downgrade our securities, the price of our securities could decline.

The trading market for our securities will rely in part on the research reports that equity research analysts publish about us and our business. The analysts’ estimates are based upon their own opinions and are often different from our estimates or expectations. If our results of operations are below the estimates or expectations of equity research analysts and investors, the price of our securities could decline. Moreover, the price of our securities could decline if one or more equity research analysts downgrade our securities or if those analysts issue other unfavorable commentary or cease publishing reports about us or our business.

Our issuance of additional share capital in connection with financings, acquisitions, investments, our equity incentive plans or otherwise will dilute all other shareholders.

We expect to issue additional share capital in the future that will result in dilution to all other shareholders. We expect to grant equity awards to key employees under our equity incentive plans. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in companies, solutions or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional share capital may cause shareholders to experience significant dilution of their ownership interests and the per share value of PubCo Ordinary Shares to decline.

We do not intend to pay dividends for the foreseeable future, and as a result, your ability to achieve a return on your investment will depend on appreciation in the price of PubCo Ordinary Shares.

We do not intend to pay any cash dividends in the foreseeable future, and any determination to pay dividends in the future will be at the discretion of our board of directors. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends from future earnings for the foreseeable future. In addition, our ability to pay dividends is limited by our indebtedness and may be limited by covenants of any future indebtedness we incur. Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from the operating entities, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ordinary shares will likely depend entirely upon any future price appreciation of our ordinary shares. There is no guarantee that our ordinary shares will appreciate in value after this offering or even maintain the price at which you purchased the ordinary shares. You may not realize a return on your investment in our ordinary shares and you may even lose your entire investment in our ordinary shares.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting and disclosure requirements applicable to emerging growth companies will make our securities less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The combined company does not intend to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the combined company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the combined company’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Upon consummation of the Transactions, PubCo will be an “emerging growth company” as defined in the JOBS Act. PubCo will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Transactions, (b) in which PubCo has total annual gross revenue of at least $1.235 billion or (c) in which PubCo is deemed to be a large accelerated filer, which means the market value of PubCo Ordinary Shares held by non-affiliates exceeds $700 million as of the last business day of PubCo’s prior second fiscal quarter, PubCo has been subject to Exchange Act reporting requirements for at least 12 calendar months; and filed at least one annual report, and (ii) the date on which PubCo issued more than $1.0 billion in non-convertible debt during the prior three-year period. PubCo intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that PubCo’s independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation. We cannot predict if investors will find PubCo’s securities less attractive if PubCo chooses to rely on these exemptions. If some investors find PubCo’s securities less attractive as a result, there may be a less active trading market for PubCo’s securities, and the price of PubCo’s securities may be more volatile.

We will be a foreign private issuer, and as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

Upon the closing of the Transactions, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, among others, (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time, and (3) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year, and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.

As we are a “foreign private issuer” and intend to follow certain home country corporate governance practices, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

As a foreign private issuer, we have the option to follow certain home country corporate governance practices rather than those of Nasdaq, provided that we disclose the requirements we are not following and describe the home country practices we are following. We intend to rely on this “foreign private issuer exemption” with respect to Nasdaq rules for shareholder meeting quorums and shareholder approval requirements. We may in the future elect to follow home country practices with regard to other matters. As a result, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, a majority of our assets are located in the U.S., or our business is administered principally in the U.S. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. A U.S.-listed public company that is not a foreign private issuer will incur significant additional legal, accounting and other expenses that a foreign private issuer will not incur.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company, which we expect to further increase after we are no longer an “emerging growth company.” The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel are not experienced in managing a public company and will be required to devote a substantial amount of time to comply with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We cannot predict or estimate the amount of additional costs we will incur as a public company or the specific timing of such costs.

As a result of being a public company, we are obligated to develop and maintain proper and effective internal controls over financial reporting, and any failure to maintain the adequacy of these internal controls may adversely affect investor confidence in our company and, as a result, the value of our securities.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting as of the end of the fiscal year that coincides with the filing of our second annual report on Form 20-F. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting in our first annual report required to be filed with the SEC following the date we are no longer an “emerging growth company.”

Our current internal controls and any new controls that we develop may become inadequate because of changes in conditions in our business. In addition, changes in accounting principles or interpretations could also challenge our internal controls and require that we establish new business processes, systems and controls to accommodate such changes. Additionally, if these new systems, controls or standards and the associated process changes do not give rise to the benefits that we expect or do not operate as intended, it could materially and adversely affect our financial reporting systems and processes, our ability to produce timely and accurate financial reports or the effectiveness of our internal control over financial reporting. Moreover, our business may be harmed if we experience problems with any new systems and controls that result in delays in their implementation or increased costs to correct any post-implementation issues that may arise.

During the evaluation and testing process of our internal controls, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to certify that our internal control over financial reporting is effective. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition or results of operations. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines that we have a material weakness or significant deficiency in our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of our securities could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

The growth and expansion of our business places a continuous, significant strain on our operational and financial resources, and our internal controls and procedures may not be adequate to support our operations. As we continue to grow, we may not be able to successfully implement requisite improvements to these systems, controls and processes, such as system access and change. The growth and expansion of our business places a continuous, significant strain on our operational and financial resources. Further growth of our operations to support our customer base, our information technology systems and our internal controls and procedures may not be adequate to support our operations. As we continue to grow, we may not be able to successfully implement requisite improvements to these systems, controls and processes, such as system access and change management controls, in a timely or efficient manner. Our failure to improve our systems and processes, or their failure to operate in the intended manner, whether as a result of the growth of our business or otherwise, may result in our inability to accurately forecast our revenue and expenses, or to prevent certain losses. Moreover, the failure of our systems and processes could undermine our ability to provide accurate, timely and reliable reports on our financial and operating results and could impact the effectiveness of our internal control over financial reporting. In addition, our systems and processes may not prevent or detect all errors, omissions or fraud.

We have identified material weaknesses in our internal control over financial reporting. Following the consummation of the Transactions, in the event of any failure to maintain an effective system of disclosure controls and internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, holders of PubCo Ordinary Shares could lose confidence in PubCo’s financial and other public reporting, which is likely to negatively affect PubCo’s business and the market price of PubCo Ordinary Shares.

Prior to the Closing of the Transactions, we have been a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting.

In connection with the audit of our financial statements as of December 31, 2022 and 2023, and for the period from inception in November 2022 to December 31, 2022 and for the year ended December 31, 2023, we have identified material weaknesses in our internal controls over financial reporting, which we have a plan to further address. A material weakness is a deficiency, or a combination of deficiencies, in internal controls over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified relate to (i) our lack of sufficient competent financial reporting and accounting personnel with appropriate understanding of U.S. GAAP and financial reporting requirements set forth by the SEC required to formalize, design, implement and operate key controls over financial reporting processes to address complex U.S. GAAP accounting issues and related disclosures, in accordance with U.S. GAAP and SEC financial reporting requirements, and (ii) our lack of period end financial closing policies and procedures to formalize, design, implement and operate key controls over period end financial closing process for the preparation of financial statements, including disclosures, in accordance with U.S. GAAP and relevant SEC financial reporting requirements.

Furthermore, it is possible that, had our independent registered public accounting firm conducted an audit of our internal control over financial reporting, such firm might have identified additional material weaknesses and deficiencies. We plan to adopt measures to improve our internal controls over financial reporting, including, among others: (i) hiring additional qualified accounting and financial personnel with appropriate knowledge and experience in U.S. GAAP and SEC reporting requirements, (ii) organizing regular training for our accounting staff, especially training related to U.S. GAAP and SEC reporting requirements, (iii) formulating U.S. GAAP accounting policies and procedures manual, which will be maintained, reviewed and updated, on a regular basis, to the latest U.S. GAAP accounting standards, and (iv) establishing period end financial closing policies and procedures for preparation of financial statements. However, the implementation of these measures may not fully address these deficiencies in our internal control over financial reporting, and we cannot conclude that they have been fully remediated. Our failure to correct these deficiencies or failure to discover and address any other deficiencies could result in inaccuracies in our financial statements and impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting could significantly hinder our ability to prevent fraud.

We do not intend to make any determinations on whether we or our non-U.S. subsidiaries are controlled foreign corporations for U.S. federal income tax purposes.

We do not intend to make any determinations on whether we or any of our subsidiaries are treated as “controlled foreign corporations” within the meaning of Section 957(a) of the Code (“CFCs”), or whether any U.S. Holder of PubCo Ordinary Shares is treated as a “United States shareholder” within the meaning of Section 951(b) of the Code with respect to any such CFC. We do not expect to furnish to any U.S. Holder of PubCo Ordinary Shares information that may be necessary to comply with applicable reporting and tax paying obligations with respect to CFCs. The IRS has provided limited guidance regarding the circumstances in which investors may rely on publicly available information to comply with their reporting and taxpaying obligations with respect to CFCs. U.S. Holders of PubCo Ordinary Shares should consult their tax advisors regarding the potential application of these rules to their particular circumstances.

If we or any of our non-U.S. subsidiaries are characterized as a passive foreign investment company for U.S. federal income tax purposes, U.S. Holders (as defined below) may suffer adverse U.S. federal income tax consequences.

A non-U.S. corporation generally will be treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. We do not believe we will be treated as a PFIC for the taxable year that includes the Merger; however, there can be no assurances in this regard or any assurances that we will not be treated as a PFIC in any future taxable year. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure you that the Internal Revenue Service (the “IRS”) will not take a contrary position or that a court will not sustain such a challenge by the IRS.

Whether we or any of our non-U.S. subsidiaries are a PFIC for any taxable year is a factual determination that depends on, among other things, the composition of our income and assets, our market value and the market value of our subsidiaries’ shares and assets. Changes in our composition, the composition of our income or the composition of any of our non-U.S. subsidiaries assets may cause us to be or become a PFIC for the current or subsequent taxable years. Whether we are treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty.

If we are a PFIC for any taxable year, a U.S. Holder of our ordinary shares may be subject to adverse tax consequences and may incur certain information reporting obligations. U.S. Holders of our ordinary shares are strongly encouraged to consult their own advisors regarding the potential application of these rules to us and the ownership of our ordinary shares.

We may be subject to securities litigation, which is expensive and could divert management attention.

The market price of our securities may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm our business.

Subsequent to the consummation of the Transactions, we may be required to take write-downs or write-offs, or we may be subject to restructuring, impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

Although BWAQ has conducted due diligence on TOYO Solar, this diligence may not surface all material issues that may be present with TOYO Solar’s business. Factors outside of BWAQ’s and outside of TOYO Solar’s control may, at any time, arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if BWAQ’s due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and therefore not have an immediate impact on our liquidity, the fact that our reports charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by TOYO Solar or by virtue of us obtaining post-combination debt financing. Furthermore, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all. Accordingly, any holders who choose to retain their securities following the Transactions could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value.

Nasdaq may not list PubCo’s securities on its exchange, which could limit investors’ ability to make transactions in PubCo’s securities and subject PubCo to additional trading restrictions.

In connection with the Transactions, in order to continue to maintain the listing of securities on Nasdaq, we will be required to demonstrate PubCo’s compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements. We will apply to have PubCo’s securities listed on Nasdaq upon consummation of the Transactions. We cannot assure you that we will be able to meet all initial listing requirements. Even if PubCo’s securities are listed on Nasdaq, PubCo may be unable to maintain the listing of its securities in the future.

If PubCo fails to meet the initial listing requirements and Nasdaq does not list its securities on its exchange, PubCo would not be required to consummate the Transactions. In the event that PubCo elected to waive this condition, and the Transactions were consummated without PubCo’s securities being listed on Nasdaq or on another national securities exchange, PubCo could face significant material adverse consequences, including:

•        a limited availability of market quotations for PubCo’s securities;

•        reduced liquidity for PubCo’s securities;

•        a determination that PubCo’s shares is a “penny stock” which will require brokers trading in PubCo’s shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for PubCo’s securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If PubCo’s securities are not listed on Nasdaq, such securities would not qualify as covered securities and we would be subject to regulation in each state in which we offer our securities because states are not preempted from regulating the sale of securities that are not covered securities.

PubCo’s corporate actions that require shareholder approval will be substantially controlled by its controlling shareholder, WWB, who will have significant influence over such matters, and their interests may not be aligned with the interest of other shareholders.

Immediately following the consummation of the Transactions, WWB and Mr. Junsei Ryu, the chief executive officer and chairman of the board of directors of PubCo, are expected to control up to 65.4% of PubCo’s issued and outstanding ordinary shares, assuming a no redemption scenario (up to 70.9% assuming a maximum 100% redemption scenario). For so long as WWB continues to control shares representing a majority of PubCo’s voting power, it will generally be able to determine the outcome of all corporate actions requiring shareholder approval, and control or exert significant influence on the composition of the board of directors. WWB’s interests may not be aligned with the interests of other shareholders of PubCo following the closing of the Transactions. We might be prevented from entering into transactions that could be beneficial to us without the consent of WWB. This concentration of voting power may also discourage, delay or prevent a change in control of PubCo, which could deprive shareholders of an opportunity to receive a premium for the PubCo Ordinary Shares as part of a sale of PubCo and may significantly reduce the price of PubCo Ordinary Shares.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited as PubCo is incorporated under the law of the Cayman Islands. PubCo conducts substantially all of its operations, and a majority of its directors and executive officers reside, outside of the United States.

PubCo is an exempted company limited by shares incorporated under the laws of the Cayman Islands, and following the Transactions, will conduct a portion of its operations through its subsidiary, TOYO Solar, outside the United States. Substantially all of PubCo’s assets are located outside of the United States. A majority of PubCo’s officers and directors following the consummation of the Transactions reside outside the United States and a portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against PubCo or against these individuals outside of the United States in the event that you believe that your rights have been infringed upon under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands could render you unable to enforce a judgment against PubCo’s assets or the assets of PubCo’s directors and officers.

In addition, PubCo’s corporate affairs will be governed by the amended and restated memorandum and articles of association of PubCo, the Cayman Companies Act and the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of PubCo’s ordinary shareholders and the fiduciary duties of PubCo’s directors under Cayman Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States. Some U.S. states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands.

Shareholders of Cayman Islands exempted companies like PubCo have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies (other than the memorandum and articles of association, the registers of mortgages and charges, and copies of any special resolutions passed by the shareholders of such companies). The Registrar of Companies of the Cayman Islands shall make available the list of the names of the current directors of the Company (and where applicable the current alternate directors of the Company) for inspection by any person upon payment of a fee by such person. PubCo’s directors will have discretion under the amended and restated memorandum and articles of association of PubCo to determine whether or not, and under what conditions, PubCo’s corporate records may be inspected by its ordinary shareholders, but PubCo is not obliged to make them available to the ordinary shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder to motion or to solicit proxies from other shareholders in connection with a proxy contest. See “Description of PubCo Securities — Certain Differences in Corporate Law — Inspection of Books.”

Certain corporate governance practices in the Cayman Islands, which is PubCo’s home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent PubCo chooses to follow home country practice with respect to corporate governance matters, its shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers. See “Management of PubCo Following the Transactions — Foreign Private Issuer Status.”

As a result of all of the above, PubCo’s shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

PubCo may be a “controlled company” within the meaning of the Nasdaq listing rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies. If PubCo relies on these exemptions, you will not have the same protections afforded to shareholders of companies that are subject to such requirements.

Upon the closing of the Transactions, WWB and Mr. Junsei Ryu, the chief executive officer and chairman of the board of directors of PubCo, will, assuming a no redemption scenario, control approximately 65.4% of the voting power of PubCo’s outstanding ordinary shares (or 70.9% assuming a maximum redemption scenario), without taking into account of potential source of dilution. As a result, PubCo will be a “controlled company” within the meaning of applicable Nasdaq listing rules. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company.” For so long as PubCo remains a “controlled company,” it may elect not to comply with the following corporate governance requirements:

•        that a majority of the board of directors consists of independent directors;

•        that it has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        that it has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

Upon closing of the Transactions, PubCo expects to exempt from the requirements that a majority of the board of directors consists of independent directors, and that each of the nominating and corporate governance committee and the compensation committee is composed entirely of independent directors. As a result, you may not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Cayman Islands economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act, 2018 of the Cayman Islands (the “ES Act”), that came into force on January 1, 2019, a “relevant entity” conducting a “relevant entity” is required to satisfy the economic substance test set out in the ES Act. A “relevant entity” includes an exempted company incorporated in the Cayman Islands as is the PubCo. There are nine designated “relevant activities” under the ES Act, and for so long as PubCo is carrying on activities which fall within any of the designated relevant activities, it shall comply with all applicable requirements under the ES Act. If the only business activity that PubCo carries on is to hold equity participation in other entities and only earns dividends and capital gains, then based on the current interpretation of the ES Act, PubCo is a “pure equity holding company” and will therefore only be subject to the minimum substance requirements, which require us to (i) comply with the all applicable requirements under the Cayman Companies Act and (ii) have adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. However, there can be no assurance that PubCo will not be subject to more requirements under the ES Act. Uncertainties over the interpretation and implementation of the ES Act may have an adverse impact on PubCo’s business and operations.

EXTRAORDINARY GENERAL MEETING OF BWAQ SHAREHOLDERS

General

BWAQ is furnishing this proxy statement/prospectus to BWAQ Shareholders as part of the solicitation of proxies by BWAQ’s board of directors for use at the Extraordinary General Meeting of BWAQ Shareholders to be held on May 28, 2024, and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to BWAQ Shareholders on or about May 17, 2024 in connection with the vote on the proposals described in this proxy statement/prospectus. This proxy statement/prospectus provides BWAQ Shareholders with information they need to know to be able to vote or instruct their vote to be cast at the Extraordinary General Meeting.

Date, Time and Place

The Extraordinary General Meeting of shareholders shall be held on May 28, 2024, at 9:00 a.m., Eastern Time, at the offices of Robinson & Cole LLP located at 666 Third Avenue, 20th Floor, New York, NY 10017, and virtually via teleconference using the dial-in information: +1 813-308-9980 (Access Code: 173547), or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned.

Purpose of BWAQ Extraordinary General Meeting

At the Extraordinary General Meeting, BWAQ is asking holders of BWAQ Ordinary Shares to:

•        consider and vote upon the Business Combination Proposal;

•        consider and vote upon the Merger Proposal; and

•        if presented, consider and vote upon the Adjournment Proposal.

Under the Business Combination Agreement, the approval of the Business Combination Proposal and the Merger Proposal by the requisite vote of BWAQ Shareholders is a condition to the consummation of the Transactions. Each of the Business Combination Proposal and the Merger Proposal is cross-conditioned on the approval of each other.

Recommendation of BWAQ Board of Directors FOR the Business Combination Proposal, the Merger Proposal and the Adjournment Proposal

The BWAQ Board has unanimously determined that the Business Combination Proposal, and the Merger Proposal are fair to and in the best interests of BWAQ; has unanimously approved the Business Combination Proposal; unanimously recommends that shareholders vote “FOR” the Business Combination Proposal; unanimously recommends that shareholders vote “FOR” the Merger Proposal; and unanimously recommends that shareholders vote “FOR” the Adjournment Proposal if it is presented to the meeting.

The existence of financial and personal interests of one or more of BWAQ’s directors results in conflicts of interest on the part of such director(s) between what he, she or they may believe is in the best interests of BWAQ and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, BWAQ’s officers have interests in the Transactions that may conflict with your interests as a shareholder. See “Proposal No. 1 — The Business Combination Proposal — Interests of BWAQ’s Directors and Executive Officers in the Transactions” for a further discussion of these considerations.

Record Date; Outstanding Shares; Shareholders Entitled to Vote

BWAQ has fixed the close of business on April 24, 2024, as the “Record Date” for determining BWAQ Shareholders entitled to notice of and to attend and vote at the Extraordinary General Meeting. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. BWAQ units, BWAQ warrants and BWAQ rights do not have voting rights. As of the close of business on the Record Date, there were 5,002,246 BWAQ Class A Ordinary Shares and 1,600,000 BWAQ Class B Ordinary Shares outstanding and entitled to vote. Each BWAQ Ordinary Share is entitled to one vote per share at the Extraordinary General Meeting.

Quorum

The presence (which would include presence at the virtual Extraordinary General Meeting), in person or by proxy, or if a corporation or other non-natural person by its duly authorized representative or proxy, of one or more shareholders together hold not less than a majority of the issued and outstanding BWAQ Ordinary Shares entitled to attend and vote at the Extraordinary General Meeting constitutes a quorum at the Extraordinary General Meeting. As of the record date for the Extraordinary General Meeting, 2,771,531 BWAQ Ordinary Shares would be required to achieve a quorum.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to BWAQ but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters, but they will not be treated as shares voted on the matter. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe all the proposals presented to the shareholders will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction.

Vote Required

The approval of the Business Combination Proposal requires the affirmative vote of at least a simple majority of the votes cast by the holders of the issued and outstanding BWAQ Ordinary Shares, voting as a single class, who are present in person (including virtual presence) or represented by proxy and entitled to vote thereon at the Extraordinary General Meeting. The approval of Merger Proposal requires the affirmative vote of at least two-thirds of the votes cast by the holders of the issued and outstanding BWAQ Ordinary Shares, voting as a single class, who are present in person (including virtual presence) or represented by proxy and entitled to vote thereon at the Extraordinary General Meeting.

Each of the Business Combination Proposal and the Merger Proposal is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of the Business Combination Proposal set forth in this proxy statement/prospectus.

The approval of the Adjournment Proposal if presented will require the consent of the meeting, which means a simple majority of the votes which are cast by those shareholders of BWAQ who are present, in person or by proxy, and entitled to vote thereupon at the Extraordinary General Meeting.

Voting Your Shares

Each share of BWAQ Ordinary Shares that you own in your name entitles you to one vote. Your proxy card shows the number of shares of BWAQ Ordinary Shares that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

There are two ways to vote your BWAQ Ordinary Shares at the Extraordinary General Meeting:

•        You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the BWAQ board of directors “FOR” the Business Combination Proposal, “FOR” the Merger Proposal and “FOR” the Adjournment Proposal, in each case, if presented to the Extraordinary General Meeting. Votes received after a matter has been voted upon at the Extraordinary General Meeting will not be counted; or

•        You can attend the Extraordinary General Meeting virtually and vote electronically.

Beneficial shareholders who wish to attend the Extraordinary General Meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mailing a copy (a legible photograph is sufficient) of their legal proxy to Advantage Proxy, Inc. at ksmith@advantageproxy.com.

Beneficial shareholders who email a valid legal proxy shall be issued a meeting control number that shall allow them to register to attend and participate in the Extraordinary General Meeting. After contacting our transfer agent, a beneficial holder shall receive an email prior to the meeting with a link and instructions for entering the Extraordinary General Meeting. Beneficial shareholders should contact our transfer agent at least five business days prior to the meeting date.

Revoking Your Proxy

If you are a shareholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•        you may send another proxy card with a later date; or

•        you may notify BWAQ, in writing, before the Extraordinary General Meeting that you have revoked your proxy. (If you do so, you may attend the Extraordinary General Meeting virtually and vote via electronic communication, as indicated above.)

Who Can Answer Your Questions About Voting Your Shares

If you are a BWAQ shareholder and have any questions about how to vote or direct a vote in respect of your BWAQ shares, you may call Advantage Proxy, Inc., BWAQ’s proxy solicitor, at (877) 870-8565, or banks and brokers can call (206) 870-8565, or by email at ksmith@advantageproxy.com.

Redemption Rights

BWAQ Public Shareholders may seek to have their shares redeemed for cash, regardless of whether they vote or, if they do vote, irrespective of whether they vote for or against the Business Combination Proposal or the Merger Proposal. Any BWAQ Public Shareholder may demand that BWAQ redeem such shares for a per-share price, payable in cash, equal to the pro rata portion of the amount on deposit in the trust account (which was $11.256 per share as of April 24, 2024, the Record Date), calculated as of two business days prior to the anticipated consummation of the Transactions, including interest earned on the funds held in the trust account and not previously released to BWAQ to pay our taxes (less up to $50,000 of interest to pay dissolution expenses). If a BWAQ Public Shareholder properly seeks redemption as described in this section and the Transactions are consummated, BWAQ shall redeem these shares for a pro rata portion of funds deposited in the trust account and the holder shall no longer own these shares. A BWAQ Public Shareholder, together with any affiliate of such holder and any person with whom such holder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act) may not seek to have more than 15% of the aggregate BWAQ public shares redeemed without the consent of BWAQ.

The BWAQ Insiders shall not have redemption rights with respect to any BWAQ Ordinary Shares owned by them, directly or indirectly. Maxim does not have redemption rights with respect to the Private Shares and the Representative Shares held by it.

BWAQ Public Shareholders who seek to have their BWAQ public shares redeemed are required to (A) submit a redemption request in writing to Continental, BWAQ’s transfer agent, in which they (i) request that BWAQ redeem all or a portion of their BWAQ public shares for cash and (ii) identify themselves as the beneficial holders of the shares and provide their legal name, phone number and address, and (B) deliver their public shares, either physically or electronically using DTC’s DWAC System, to BWAQ’s transfer agent no later than 5:00 p.m. Eastern time on May 24, 2024 (two business days prior to the Extraordinary General Meeting). If you hold the shares in street name, you shall have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered (either physically or electronically) in accordance with these procedures shall not be converted into cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent shall typically charge the tendering broker $100.00 and it would be up to the broker whether or not to pass this cost on to the converting shareholder. In the event the proposed Transactions are not consummated, this may result in an additional cost to shareholders for the return of their shares.

Any request to have BWAQ public shares redeemed, once made by a BWAQ Public Shareholder, may be withdrawn at any time up to the vote on the Business Combination Proposal and the Merger Proposal, but only with the consent of the Board of Directors of BWAQ. If a BWAQ Public Shareholder delivers its public shares for redemption and later decides prior to the Extraordinary General Meeting not to elect redemption, such holder may request that BWAQ consent to the return of such shares to such holder. Such a request must be made by contacting Continental, BWAQ’s transfer agent, at the phone number or address set out elsewhere in this proxy statement/prospectus.

If the Transactions are not approved or completed for any reason, then BWAQ Public Shareholders who elected to exercise their redemption rights shall not be entitled to have their public shares redeemed for or upon electing to redeem their public shares in connection with a subsequent initial business combination which is consummated. BWAQ shall thereafter promptly return any shares delivered by BWAQ Public Shareholders. In such case, BWAQ Public Shareholders may only share in the assets of the trust account upon the liquidation of BWAQ. This may result in BWAQ Public Shareholders receiving less than they would have received if the Transactions were completed and they had exercised redemption rights in connection therewith due to potential claims of creditors.

The closing price of BWAQ Class A Ordinary Shares on the Record Date was $11.25. The cash held in the trust account on such date was approximately $31.276 million (approximately $11.256 per share). Prior to exercising redemption rights, BWAQ Public Shareholders should verify the market price of BWAQ Class A Ordinary Shares as they may receive higher proceeds from the sale of their BWAQ Class A Ordinary Shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. BWAQ cannot assure its shareholders that they shall be able to sell their BWAQ public shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares.

Appraisal or Dissenters’ Rights

BWAQ Shareholders may be entitled to give notice to BWAQ prior to the Extraordinary General Meeting that they wish to dissent to the Merger and to receive payment of fair market value for his or her shares if they follow the procedures set out in the Cayman Companies Act, noting that any such dissention rights may subsequently be lost and extinguished pursuant to Section 239 of the Cayman Companies Act which states that no such dissention rights shall be available in respect of shares of any class for which an open market exists on a recognized stock exchange at the expiry date of the period allowed for written notice of an election to dissent provided that the merger consideration constitutes inter alia shares of any company which at the effective date of the merger are listed on a national securities exchange. It is BWAQ’s view that such fair market value would equal the amount which shareholders would obtain if they exercised their redemption rights as described herein. See “Extraordinary General Meeting of BWAQ Shareholders — Appraisal Rights under the Cayman Companies Act.”

Proxy Solicitation Costs

BWAQ is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. BWAQ and its directors, officers and employees may also solicit proxies in person by telephone or by other electronic means. BWAQ shall bear the cost of the solicitation.

BWAQ has hired Advantage Proxy, Inc. to assist in the proxy solicitation process. BWAQ shall pay Advantage Proxy, Inc. a fixed fee of $12,500, plus disbursements. Such fee shall be paid with non-trust account funds. BWAQ shall pay the cost of soliciting proxies for the Extraordinary General Meeting.

BWAQ shall ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions, and shall reimburse such parties for their expenses in forwarding soliciting materials to beneficial owners of BWAQ shares and in obtaining voting instructions from those owners.

BWAQ’s directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

THE BUSINESS COMBINATION AGREEMENT AND OTHER TRANSACTION DOCUMENTS

The Business Combination Agreement

On August 10, 2023, BWAQ entered into the Business Combination Agreement with the Group Companies and Shareholders. Pursuant to the Business Combination Agreement, (a) the Group Companies, VSUN and Fuji Solar shall consummate a series of transactions involving the Group Companies, including (A) PubCo acquiring one hundred percent (100%) of the issued and paid-up share capital of SinCo from Fuji Solar at an aggregate consideration of SGD1.00, and (B) SinCo acquiring one hundred percent (100%) of the issued and outstanding shares of capital stock of TOYO Solar from VSUN at an aggregate consideration of no less than $50,000,000, as a result of which (i) SinCo shall become a wholly-owned subsidiary of PubCo, (ii) TOYO Solar shall become a wholly-owned subsidiary of SinCo, and (iii) immediately prior to the closing of the SinCo Acquisition, Fuji Solar shall hold an aggregate of 41,000,000 PubCo Ordinary Shares, representing all issued and outstanding share capital of PubCo, and (b) following the consummation of the Pre-Merger Reorganization, BWAQ shall merge with and into Merger Sub, with Merger Sub continuing as the surviving company, as a result of which, among other things, all of the issued and outstanding securities of BWAQ immediately prior to the Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive substantially equivalent securities of PubCo, in each case, upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of the Cayman Companies Act and other applicable laws.

On December 6, 2023, for the main purposes to (i) adjust the consideration of Share Exchange from one (1) PubCo Ordinary Share to SGD 1.00, and (ii) reflect additional funding support by Fuji Solar in connection with the costs and expenses incurred in connection with the Transactions, BWAQ entered into an amendment to the Business Combination Agreement (the “Frist Amendment to the Business Combination Agreement”) with the Group Companies and Shareholders.

Pursuant to the First Amendment to the Business Combination Agreement:

•        PubCo will acquire one hundred percent (100%) of the issued and paid-up share capital of SinCo from Fuji Solar at an aggregate consideration of SGD1.00;

•        Fuji Solar agrees to deposit into the Trust Account of (i) the total amount of the fund for BWAQ’s extension from December 2, 2023 to January 2, 2024, and (ii) the one-half (1/2) amount of the fund for the extension from January 2, 2024 to February 2, 2024, respectively, to be evidenced by unsecured promissory notes of BWAQ (the “Fuji Extension Notes”), the amount of which shall be fully repaid in cash at the Merger Closing or converted into the SPAC Units at US$10 per unit immediately prior to the Merger Closing at the discretion of Fuji Solar; and

•        The Group Companies agree to advance (i) one-third (1/3) of the expenses payable to a valuation firm selected by the special committee of the board of directors of BWAQ for the valuation of the Group Companies in connection with Transactions (the “Valuation Firm Expenses”) and (ii) one-third (1/3) of the expenses for a proxy solicitor mutually agreed by BWAQ, the Sponsor and the Shareholders for soliciting approval of the Transactions by shareholders of BWAQ (the “Proxy Solicitor Expenses”), provided that (x) the aggregate amount of Valuation Firm Expenses and Proxy Solicitor Expenses the Group Companies will be responsible for pursuant to this sentence shall not exceed $200,000, and (y) the Group Companies’ payment for its portion of the Valuation Firm Expenses and Proxy Solicitor Expenses shall be evidenced by one or more promissory notes of BWAQ (the “Fuji Expenses Notes,” together with the Fuji Extension Notes, collectively, the “Fuji Notes”) issued to the Group Companies’ designee, each of which shall be fully repaid in cash at the Merger Closing or converted into SPAC Units at US$10 per unit immediately prior to the Merger Closing at the discretion of the holder of such promissory note.

On February 6, 2024, to reflect that Fuji Solar agrees to provide additional funding support in connection with the Extension of BWAQ, BWAQ entered into the second amendment (the “Second Amendment to the Business Combination Agreement”) to the Business Combination Agreement with the Group Companies and the Shareholders, pursuant to which Fuji Solar agrees to additionally deposit into the Trust Account of the total amount of the fund for BWAQ’s extension from February 2, 2024 to March 2, 2024. Fuji Solar has further agreed to be responsible for the total amount of the funds for the extension of BWAQ’s term from March 2, 2024 to April 2, 2024 if the Merger Closing has not occurred by March 1, 2024 due to (x) the gross negligence or willful misconduct of any of the Group

Companies or the Shareholders, or (y) the termination of the Business Combination Agreement by the Company. Such total amount of the funds of the Extension Payments provided by Fuji Solar shall be evidenced by Fuji Extension Notes, the amount of which shall be fully repaid in cash at the Merger Closing or converted into the SPAC Units at US$10 per unit immediately prior to the Merger Closing at the discretion of Fuji Solar.

On February 29, 2024, the parties entered into the third amendment (the “Third Amendment to the Business Combination Agreement”) to the Business Combination Agreement to reflect the restructuring of PubCo. Fuji Solar, as the sole shareholder of PubCo, transferred all of the PubCo Ordinary Shares held by Fuji Solar to WAG and Belta, and Belta then further transferred a certain number of PubCo Ordinary Shares to BestToYo, each at a transfer price of US$0.0001 per share (collectively, the “PubCo Shareholder Transfer”), as a result of which WAG holds 6,200 PubCo Ordinary Shares, Belta holds 2,450 PubCo Ordinary Shares, and BestToYo holds 1,350 PubCo Ordinary Shares, respectively, immediately following the PubCo Shareholder Transfer.

Each of WAG, Belta and BestToYo is a newly incorporated holding company wholly owned and controlled by the beneficial owners of Fuji Solar. The beneficial owners of Fuji Solar established WAG, Belta and BestToYo to reflect their indirect beneficial ownerships in PubCo through the equity interests of these three separate entities in PubCo. As of result of the PubCo Shareholder Transfer, WAG, Belta and BestToYo became the only three shareholders of PubCo. Immediately prior to the Merger Closing and consistent with the Business Combination Agreement, WAG, Belta and BestToYo will collectively hold 41,000,000 PubCo Ordinary Shares, with WAG holding 25,420,000 PubCo Ordinary Shares, Belta holding 10,045,000 PubCo Ordinary Shares and BestToYo holding 5,535,000 PubCo Ordinary Shares, respectively (such transactions, the “PubCo Pre-Closing Restructuring”). The parties to the Third Amendment to the Business Combination Agreement also entered into a Joinder Agreement (the “Joinder Agreement”) in connection with the PubCo Pre-Closing Restructuring.

Pursuant to the Third Amendment to the Business Combination Agreement, as a result of Pre-Merger Reorganization (i) SinCo shall become a wholly-owned subsidiary of PubCo, (ii) TOYO Solar shall become a wholly-owned subsidiary of SinCo, and (iii) the Sellers shall become the only shareholders of PubCo. The Third Amendment to the Business Combination Agreement and the Pre-Closing Restructuring will have no substantive effect on the Merger, the Plan of Merger or the Merger Closing.

As a result of the Third Amendment to the Business Combination Agreement and the Joinder Agreement, each of WAG, Belta and BestToYo became a Shareholder and a Seller, and is subject to representations, warranties and covenants under the Business Combination Agreement that are substantially equivalent to those made by Fuji Solar under the Business Combination Agreement prior to the Third Amendment to the Business Combination Agreement. There are no changes to the conditions to consummate the Transactions (as defined below) as a result of the Third Amendment to the Business Combination.

The Merger, the Pre-Merger Reorganization and each of the other transactions contemplated by the Business Combination Agreement or any of the other relevant transactional documents are collectively referred to as “Transactions.”

Earnout Escrow

Pursuant to the Business Combination Agreement, at or prior to the Merger Closing, an aggregate of 13,000,000 Earnout Shares, consisting of 8,060,000 PubCo Ordinary Shares held by WAG, 3,185,000 PubCo Ordinary Shares held by Belta and 1,755,000 PubCo Ordinary Shares held by BestToYo, respectively, will be deposited with an escrow agent in the Earnout Escrow Account pursuant to an escrow agreement effective upon the Merger Closing and will be released from the Earnout Escrow Account and delivered to the Sellers as follows:

(a)    Following the Merger, if the 2024 Audited Net Profit is no less than $41,000,000, the Earnout Shares shall immediately become vested in full and be released from the Earnout Escrow Account to the Sellers, pro rata; and

(b)    If the 2024 Audited Net Profit is less than $41,000,000, then (X) the portion of the Earnout Shares in number equal to (i) the quotient of (a) the 2024 Audited Net Profit divided by (b) $41,000,000, multiplied by (ii) 13,000,000 PubCo Ordinary Shares, rounded up to the nearest whole number, shall become immediately vested and be released from the Earnout Escrow Account to the Sellers, pro rata, and (Y) the remaining portion of the Earnout Shares shall be surrendered or otherwise delivered by the Sellers to PubCo, pro rata, for no consideration or nominal consideration and cancelled by PubCo.

Representations and Warranties

Under the Business Combination Agreement, the Shareholders, the Group Companies and BWAQ, have each made customary representations and warranties to each other, including without limitation as to such parties’ organization and standing, due authorization, ownership, no conflict, governmental authorities and consents, litigation and proceedings, and in the case of the Group Companies, its capitalization, financial statements and internal control, liabilities, legal compliance, contracts, benefit plans, labor matters, taxes, insurance, licenses, equipment and tangible assets, real property, intellectual property, privacy and cybersecurity, environmental matters, anti-corruption compliance, anti-money laundering and trade compliance, vendor, government contracts, brokers’ fees, foreign private issuer and emerging growth company status, no China-based entity, and certain other matters, and in the case of BWAQ, its disclosure and listing compliance as a public company, internal control and financial statement, governmental authorities and consent, trust account, Investment Company Act matters, liabilities, capitalization, brokers’ fees, indebtedness, transaction financing, and certain other matters. Except in the case of actual fraud, the representations and warranties in the Business Combination Agreement will not survive the Merger Closing.

Covenants and Agreements of the Parties

The Business Combination Agreement also contains covenants of the parties regarding their conduct during the period between the signing of the Business Combination Agreement and the earlier of the Merger Closing or the termination of the Business Combination Agreement, including covenants regarding, among other things, (i) commercially reasonable efforts to obtain regulatory approvals required by relevant laws and regulations to consummate the Transactions, (ii) the provision of access to their books and records, preparation of registration statement including the proxy statement contained therein to be filed with the SEC, and holding shareholder meeting or soliciting written shareholders consent and obtaining their perspective shareholder approvals for the Transactions, as applicable, (iii) other support activities for consummation of the Transactions, (iv) public announcements related to the Transactions, (v) confidentiality, (vi) transfer taxes matters, (vii) tax matters, (viii) cooperation among the parties to search for and obtain financing to consummate the Transactions, (ix) using reasonable best efforts to take actions necessary, proper or advisable to consummate the Transaction Financings, (x) entry of employment agreements with each executive officers of TOYO Solar by TOYO Solar, (xi) appointment of officers and directors of PubCo, (xii) maintenance of indemnifications and insurances for officers and directors, (xiii) required filings or applications for compliance with antitrust related laws and regulations, and (xiv) promptly notification of litigations related to the Transactions and the officers and directors of the Group Companies or SPAC.

The Group Companies and the Shareholders also agreed, as applicable, (i) with respect to each of the Group Companies, except as otherwise contemplated by the Business Combination Agreement, to use reasonable best efforts to operate its business in the ordinary course consistent with past practice and comply with applicable corporate documents, (ii) with respect to the applicable Group Company, to provide audited financial statements, and, with respect to each Group Company, to assist BWAQ to prepare its financial statements in connection with the relevant SEC filings, (iii) with respect to each Group Company, not to solicit or respond to any alternative proposals, (iv) to provide reasonable assistance in connection with the consummation of the Transactions, (v) with respect to each Group Company, to provide updates with respect to their business developments, (vi) to comply with applicable laws and regulations with respect to material nonpublic information, (vii) to use best efforts to support the consummation of the Transactions, (viii) with respect to the Shareholders and SinCo, to obtain relevant regulatory approvals in connection with SinCo Acquisition, (ix) with respect to PubCo, to adopt the PubCo ESOP prior to the Merger Closing, (x) with respect to PubCo, to adopt amended and restated memorandum and articles of association, (xi) with respect to PubCo, to use reasonable best effort to support Nasdaq listing application and consummation of the Transactions.

The Business Combination Agreement also includes certain covenants on BWAQ requiring BWAQ to, among other things, (i) make appropriate arrangements for disbursements of the funds in the trust account of BWAQ in accordance with the Trust Agreement, (ii) use reasonable best efforts to ensure BWAQ remains listed as a public company and retain the listing for the BWAQ’s securities on Nasdaq through the Merger Closing, (iii) not solicit or respond to any alternative proposals, (iv) use reasonable best efforts to operate its business in the ordinary course consistent with past practice and comply with applicable corporate documents, (v) file reports with the SEC as required and comply with relevant reporting rules and regulations, (vi) notify the Group Companies of litigations related to the Transactions and the officers and directors of BWAQ, (vii) use best efforts to cause the Sponsor to support the monthly extensions of BWAQ’s terms until February 1, 2024, to obtain the Underwriter’s Consent to irrevocably consent to convert the entire amounts due to them for their Deferred Underwriting Fee into 322,000 PubCo Ordinary Shares at $10.00 per share upon the Merger Closing, and the Working Capital Loans Conversion Consent to have Sponsor or other persons entitled to receive repayment of the Working Capital Loans irrevocably consent to convert the entire amounts due under the Working Capital Loans into BWAQ Units immediately prior to the Merger Closing, (viii) use best efforts to obtain financing in connection with the Transactions, (ix) take reasonable steps to ensure compliance in accordance with Section 16 of the Exchange Act, and (x) provide updates with respect to its business developments.

Conditions to Consummation of the Transactions

Consummation of the Transactions is subject to the satisfaction or waiver by the respective parties of a number of conditions, including the approval of the Business Combination Agreement and the Transactions by BWAQ Shareholders.

Other conditions to each party’s obligations include, among other things: (i) the Business Combination Agreement and the Transactions having been approved by the shareholders of PubCo, (ii) the Proxy/Registration Statement having become effective, (iii) PubCo’s application as a foreign private issuer, PubCo’s listing applications and listing applicable of PubCo’s securities to be issued in connection with the Transactions having been approved by Nasdaq, subject only to official notice of issuance thereof, (iv) all relevant regulatory approvals necessary to consummate the Transactions having been obtained, (v) no order, judgment, injunction, decree, writ, stipulation, determination or award having been enacted or promulgated enjoining or prohibiting the consummation of the Transactions; (vi) completion of the Pre-Merger Reorganization, (vii) no Group Company Material Adverse Effect (as defined in the Business Combination Agreement), (viii) no less than $5,000,001 of the net tangible assets of PubCo upon the Merger Closing, (ix) adoption of the PubCo ESOP, (x) full execution and delivery of the relevant documents related to the Business Combination Agreement and the Transactions. Other conditions to BWAQ’s obligations include, among other things, delivery of the Audited Financial Statements (as defined in the Business Combination Agreement) by the Group Companies to BWAQ. Other conditions to the Group Companies’ and the Shareholders’ obligations include, among other things, (i) at least $29,500,000 Available Closing Cash immediately prior to or upon the Merger Closing, and (ii) consummation of the conversions pursuant to the Underwriter’s Consent and the Working Capital Loans Conversion Consent. The “Available Closing Cash” means an amount (that is not generated from any borrowing) equal to the sum of (a) the amount of cash available in the Trust Account following the Extraordinary General Meeting, after deducting the amount required to satisfy the redemptions by the shareholders of BWAQ Class Ordinary Shares in connection with the Extraordinary General Meeting and payments of (i) any out-of-pocket fees and expenses actually payable by BWAQ, the Sponsor or its affiliates as a result of or in connection with BWAQ’s negotiation, documentation and consummation of the Transactions as set forth in the Business Combination Agreement (the “BWAQ Transaction Expenses”) (not to exceed $2,500,000) and (ii) any fees and expenses payable by the Shareholders, the Group Companies or any of their affiliates as set forth in the Business Combination Agreement (the “Group Company Transaction Expenses”) (not to exceed $8,000,000), plus (b) the proceeds of any transactions pursuant to which investors commit to acquiring (i) PubCo Ordinary Shares, (ii) equity securities of Group Companies, or (iii) BWAQ’s securities convertible into PubCo’s securities prior to or upon the Merger Effective Time, subject to restrictions, terms and conditions as set forth in the Business Combination Agreement (the “Transaction Financings”) actually received by PubCo prior to or substantially concurrently with the Merger Closing. The Pre-Merger Reorganization has been completed as of the date of this proxy statement/prospectus.

Termination

The Business Combination Agreement may be terminated by BWAQ or TOYO Solar under certain circumstances, including, among other things, (i) by mutual written consent of TOYO Solar and BWAQ, (ii) by TOYO Solar or BWAQ, if any laws (whether temporary, preliminary or permanent) or governmental order makes the Transactions illegal or which otherwise prevents or prohibits consummation of the Transactions, other than any such restraint that is immaterial, (iii) by TOYO Solar, if BWAQ fails to obtain the required vote at a shareholder meeting duly convened therefor or at any adjournment or postponement thereof, (iv) by BWAQ, upon certain breach of the representation, warranty, covenant or agreement as set forth in the Business Combination Agreement by the Group Companies or Shareholders and failure to cure such breach within a certain period, or (v) by TOYO Solar, upon certain breach of the representation, warranty, covenant or agreement as set forth in the Business Combination Agreement and failure to cure such breach within a certain period.

Governing Law and Dispute Resolution

The Business Combination Agreement is governed by the laws of State of New York without giving effect to principles or rules of conflicts of law that would result in the application of the substantive law of another jurisdiction. All claims arising out of or related to the Business Combination Agreement or the Transactions shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The arbitration award shall be final and binding on the parties and the parties undertake to carry out any award without delay.

Related Agreements and Documents

Sponsor Support Agreement

In connection with the execution of the Business Combination Agreement, on August 10, 2023, the Sponsor entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”) with BWAQ and PubCo, pursuant to which the Sponsor agreed to vote all the Subject Shares (as defined in the Sponsor Support Agreement) (such shares, the “Sponsor Subject Shares”) in favor of each of the shareholder proposals in connection with the Transactions. The Sponsor has further agreed that, except as set forth in the Sponsor Support Agreement, the Sponsor will not transfer the Sponsor Subject Shares from the date of the Sponsor Support Agreement until the earlier of the date of termination of the Sponsor Support Agreement or the date on which the Merger Closing actually occurs (the “Merger Closing Date”). The Sponsor has also agreed on other matters to provide support for the Transactions as described below.

Sponsor Earnout Equities

Pursuant to the Sponsor Support Agreement, at the Merger Closing, the Sponsor will irrevocably surrender certain amount of the Sponsor Earnout Equities (as defined below) for cancellation pursuant to the applicable subsection below if any of the events described in the applicable subsection below occurs at the Merger Closing.

(i)     In the event that (a) the Aggregate Financing Amount is less than $20,000,000, and (b) the closing condition of Available Closing Cash (as defined in the Business Combination Agreement) set forth in Section 11.3(d) of the Business Combination Agreement is waived by TOYO Solar and the Shareholders, all of the Sponsor Earnout Equities shall be immediately surrendered by the Sponsor to BWAQ for cancellation without any consideration;

(ii)    in the event that (a) the Aggregate Financing Amount equals or exceeds $20,000,000 but is less than $40,000,000, (b) the closing condition of Available Closing Cash set forth in Section 11.3(d) of the Business Combination Agreement is waived by TOYO Solar and the Shareholders, and (c) the Sponsor has not made up the applicable shortfall (as described below) through subscription of newly issued BWAQ Class A Ordinary Shares prior to the Merger Closing, the number of the Sponsor Earnout Equities that shall automatically be converted into the right to receive PubCo Ordinary Shares at the Merger Effective Time shall equal the product of (x) the number of Sponsor Earnout Equities and (y) the ratio of (A) Aggregate Financing Amount divided by (B) $40,000,000, which product shall be rounded down to the nearest whole number, and all remaining Sponsor Earnout Equities shall be immediately surrendered by the Sponsor to BWAQ for cancellation without any consideration.

The “Sponsor Earnout Equities” include 2,280,000 Founder Shares held by the Sponsor, excluding (i) 400,000 Founder Shares to be distributed by the Sponsor to its employees or advisors prior to the Merger Closing, (ii) 100,000 Founder Shares to be transferred by the Sponsor to Fuji Solar immediately prior to or upon the Merger Closing, and (iii) 400,000 Founder Shares transferred to Fuji Solar promptly following the execution of the Sponsor Support Agreement in accordance with a share subscription agreement between the Sponsor and Fuji Solar pursuant to which Fuji Solar purchased 2,500 preference shares of the Sponsor for a total purchase price of $1,200,000, which entitles Fuji Solar to receive 400,000 Founder Shares from the Sponsor. The proceeds of such subscription have been used by the Sponsor to fund the trust account of BWAQ to effectuate the extensions of the period that BWAQ is permitted to complete the Transactions (as defined in the Business Combination Agreement) as a part of the agreed terms and conditions provided in a letter of intent dated January 31, 2023 between BWAQ, TOYO Solar and VSUN.

Shortfalls

The Sponsor has also agreed, in connection with the Transactions, to either subscribe newly issued BWAQ Class A Ordinary Shares or surrender a certain number of the Founder Shares, each valued at $10.00 per share, to make up the shortfall in the aggregate value equal to:

(i)     if the investors in the PIPE Financing seek to purchase PubCo Ordinary Shares at the Benchmark Price, the difference between the aggregate value of the PubCo Ordinary Shares issued to such investors in such PIPE Financing valued at the Benchmark Price and the proceeds actually received by PubCo in connection with such PIPE Financing;

(ii)    if the BWAQ Transaction Expenses (exceed $2,500,000, the difference between the BWAQ Transaction Expenses and $2,500,000; and

(iii)   if the Aggregate Financing Amount equals or exceeds $20,000,000 but is less than $40,000,000, the Sponsor may, prior to the Merger Closing, at its discretion, subscribe for additional BWAQ Class A Ordinary Shares at $10.00 per share, as adjusted if applicable, in cash in full in immediately available funds prior to the Merger Closing, at the aggregate value equal to the difference between $40,000,000 and the Aggregate Financing Amount.

Transaction Financing

Pursuant to the Sponsor Support Agreement, each of BWAQ, the Sponsor and PubCo agreed to ensure the terms and conditions of any Transaction Financing be mutually agreed by the PubCo and BWAQ. BWAQ and the Sponsor also agreed that the gross proceeds of any Private Financing pursuant to which investors will invest in BWAQ will be deposited in a segregated escrow account and be irrevocably and unconditionally released to PubCo at the Merger Closing (or another time mutually agreed by PubCo and the investors). PubCo has also agreed to cause the other Group Companies or its Shareholders not to consummate any equity financing of VSUN or TOYO Solar prior to the Merger Closing, other than the Transaction Financings.

Shareholder Lock-Up and Support Agreement

In connection with the execution of the Business Combination Agreement, BWAQ, PubCo, Fuji Solar, WAG, Belta and BestToYo entered into the Shareholder Lock-Up and Support Agreement dated August 10, 2023, as further amended on December 6, 2023 and February 29, 2024, pursuant to which, each of the Sellers has agreed not to, except as set for therein, among other things, transfer any of the Sellers Subject Shares or grant any proxies or enter into any voting arrangements with respect to the Sellers Subject Shares.

Further, each of the Sellers has irrevocably agreed not to transfer any Shareholder Lock-Up Securities or engage in any short sales with respect to any securities of PubCo during the Shareholder Lock-Up Period (as defined below).

The “Shareholder Lock-up Securities” include (A) PubCo Ordinary Shares held by each Seller immediately after the Merger Closing, (B) PubCo Ordinary Shares issuable upon the exercise of options or warrants to purchase PubCo Ordinary Shares held by each Seller immediately after the Merger Closing (along with such options or warrants themselves), and (C) any PubCo Ordinary Shares acquirable upon the conversion, exercise or exchange of any securities convertible into or exercisable or exchangeable for PubCo Ordinary Shares held each Seller immediately after the Merger Closing (along with securities themselves), and exclude (x) PubCo Ordinary Shares to be issued to any Seller upon conversion of any loan that has been or to be made to BWAQ by any Seller, Fuji Solar or their respective designee and evidenced by a promissory note, loan agreement or similar document, for the purpose of financing costs, expenses, extension related costs and deposits and other obligations incurred by BWAQ for the Transactions, including but not limited to the loans made or to be made pursuant to Section 9.7(a) and Section 10.2(a)(iv) of the Business Combination Agreement, and (y) PubCo Warrants that any Seller will hold immediately following the Merger Effective Time and any PubCo Ordinary Shares to be issued upon exercise of such PubCo Warrants (if any). The number of PubCo Ordinary Shares shall be adjusted for share splits, share dividends, reorganizations, recapitalizations and the like occurred after the date of the Shareholder Lock-Up and Support Agreement.

The “Shareholder Lock-up Period” means the period commencing on the Merger Closing Date and ending on the date that is the earlier to occur of (A)(i) for 20% of the PubCo Ordinary Shares held, issuable, exercisable, exchangeable, or acquirable in respect of any Shareholder Lock-up Securities, six (6) months after the Merger

Closing Date, (ii) for 30% of the PubCo Ordinary Shares held, issuable, exercisable, exchangeable, or acquirable in respect of any Shareholder Lock-up Securities, twelve (12) months after the Merger Closing Date, and (iii) for 50% of PubCo Ordinary Shares held, issuable, exercisable, exchangeable, or acquirable in respect of any Shareholder Lock-up Securities, eighteen (18) months after the Merger Closing Date, with the percentages set forth in this sentence applying to the aggregate holdings of the Shareholder Lock-Up Securities held by all entities and individuals constituting Shareholder; or (B) for all and any Shareholder Lock-up Securities, the Automatic Release. The “Automatic Release” occurs upon the earlier of the following events after the Merger Closing: (i) the date on which the closing price of each PubCo Ordinary Share as reported by Bloomberg or, if not available on Bloomberg, as reported by Morningstar equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Merger Closing Date, or (ii) the date there is a Change of Control (as defined in the Shareholder Lock-Up and Support Agreement).

In consideration that Fuji Solar has agreed to deposit certain amount of the Extension Payment and advance a portion of the Valuation Firm Expenses and Proxy Solicitor Expenses, the parties agreed that for the securities to be issued upon the conversion of the Fuji Notes will not be subject to the lock-up restriction. On December 6, 2023, BWAQ, PubCo and Fuji Solar entered into an amendment (the “Amendment to the Shareholder Lock-up and Support Agreement”) to the Shareholder Lock-up and Support Agreement, pursuant to which the PubCo Ordinary Shares PubCo Warrants and underlying PubCo Ordinary Shares to be issued to Fuji Solar upon the conversion of any Fuji Notes are excluded from the lock-up restrictions as provided under the Shareholder Lock-up and Support Agreement.

In connection with the Third Amendment to the Business Combination Agreement and the PubCo Pre-Closing Restructuring, on February 29, 2024, BWAQ, PubCo, Fuji Solar, WAG, Belta and BestToYo entered into an amended and restated Shareholder Lock-up and Support Agreement, pursuant to which each of WAG, Belta and BestToYo has agreed not to, except as set for therein, among other things, transfer any of the Sellers Subject Share or grant any proxies or enter into any voting arrangements with respect to the Sellers Subject Shares.

Sponsor Lock-Up Agreement

In connection with the Transactions, prior to the Merger Effective Time, the Sponsor and PubCo will enter into a Sponsor Lock-Up Agreement, pursuant to which, the Sponsor will irrevocably agree not to transfer any Sponsor Lock-Up Securities (as defined below) or engage in any short sales with respect to any securities of PubCo during the Sponsor Lock-Up Period. The “Sponsor Lock-Up Securities” include (i) PubCo Ordinary Shares issued to the Sponsor and its assignees in exchange for their BWAQ Ordinary Shares (as defined in the Business Combination Agreement) (including but not limited to BWAQ Ordinary Shares converted from BWAQ Units immediately prior to the Merger Effective Time) upon the Merger Closing, (ii) PubCo Warrants issued to the Sponsor and its assignees in exchange for their BWAQ Warrants (including but not limited to BWAQ Warrants converted from BWAQ Units immediately prior to the Merger Effective Time) upon the Merger Closing and PubCo Ordinary Shares issuable upon the exercise of such PubCo Warrants to purchase PubCo Ordinary Shares held by the Sponsor and its assignees immediately after the Merger Closing, and (iii) PubCo Ordinary Shares issued to the Sponsor and its assignees upon the cancellation of the right to receive PubCo Ordinary Shares in exchange for BWAQ Rights (as defined in the Business Combination Agreement) converted from the BWAQ Units upon the Merger Closing, and exclude 400,000 PubCo Ordinary Shares held by the Sponsor immediately after the Merger Closing upon distribution by the Sponsor of such shares to its employees or advisors, provided that, such excluded securities shall remain Sponsor Lock-up Securities prior to the above referenced distribution or transfer. The number of PubCo Ordinary Shares shall be adjusted for share splits, share dividends, reorganizations, recapitalizations and the like occurred after the date of the Sponsor Lock-Up Agreement.

The “Sponsor Lock-up Period” means the period commencing on the Merger Closing Date and ending on the date that is the earlier to occur of (A)(i) for 20% of the PubCo Ordinary Shares held, issuable, exercisable, exchangeable, or acquirable in respect of any Sponsor Lock-up Securities, six (6) months after the Merger Closing Date, (ii) for 30% of the PubCo Ordinary Shares held, issuable, exercisable, exchangeable, or acquirable in respect of any Sponsor Lock-up Securities, twelve (12) months after the Merger Closing Date, and (iii) for 50% of PubCo Ordinary Shares held, issuable, exercisable, exchangeable, or acquirable in respect of any Sponsor Lock-up Securities, eighteen (18) months after the Merger Closing Date, with the percentages set forth in this sentence applying to the aggregate holdings of the Sponsor Lock-Up Securities held by all entities and individuals constituting Sponsor; or (B) for all and any Sponsor Lock-up Securities, the Automatic Release.

Form of Registration Rights Agreement

The Business Combination Agreement contemplates that, prior to the Merger Effective Time, PubCo, Fuji Solar, WAG, Belta, BestToYo, the Sponsor, and certain other parties thereto will enter into a Registration Rights Agreement, pursuant to which PubCo will grant certain registration rights with respect to PubCo securities held by such holders following the Merger Closing.

Form of Warrant Assumption Agreement

The Business Combination Agreement contemplates that, immediately prior to or upon the Merger Effective Time, PubCo, BWAQ and THE Warrant Agent will enter into a Warrant Assumption Agreement, which amends Existing Warrant Agreement, pursuant to which (a) BWAQ will assign to PubCo, and PubCo will assume, all of BWAQ’s right, title and interest in and to the Existing Warrant Agreement, and (b) each whole BWAQ warrant shall be modified to no longer entitle the holder to purchase ordinary shares of BWAQ and instead acquire an equal number of PubCo Ordinary Shares per BWAQ warrant, subject to adjustment as described therein.

Equity Incentive Plan of PubCo

Effective upon the consummation of the Transactions, PubCo will adopt the PubCo ESOP under which PubCo may grant share incentive awards to eligible service providers in order to attract, retain and motivate the talent for which PubCo competes.

For more information about the PubCo ESOP, see “Management of PubCo Following the Transactions — Share Incentive Plan.”

Sponsor Preference Shares

In May 2023, the Sponsor issued 2,500 of its preference shares to Fuji Solar for an aggregate purchase price of $1,200,000. Each preference share of the Sponsor will entitle Fuji Solar to receive 160 Founder Shares, so Fuji Solar is entitled to obtain 400,000 Founder Shares immediately prior to or upon the consummation of the Transactions. The proceeds of such subscription have been used by the Sponsor to fund the Trust Account to effectuate the extensions of the period that BWAQ is permitted to complete an initial business combination as a part of the agreed terms and conditions provided in a letter of intent dated January 31, 2023, between BWAQ, TOYO Solar and VSUN. Fuji Solar obtained such 400,000 Founder Shares in October 2023, which are subject to the same lock-up terms of the Founder Shares.

Securities Transfer Agreement

In connection with the BWAQ IPO, on January 31, 2022, BWAQ, the Sponsor and each of the independent directors of BWAQ entered into a certain securities transfer agreement (the “Securities Transfer Agreement”). Pursuant to the Securities Transfer Agreement, the Sponsor transferred 10,000 Founder Shares to each of Messrs. Alfred “Trey” Hickey and Buhdy Sin Swee Bok at $108.70, or $0.01 per share, the same price originally paid by the Sponsor for such shares. Furthermore, subject to the consent of the relevant parties, BWAQ has agreed to issue each of Alfred “Trey” Hickey and Buhdy Sin Swee Bok 20,000 BWAQ Class A ordinary shares and Zhenyu Li 30,000 BWAQ Class A ordinary shares in connection with an initial business combination, respectively, and in the event that BWAQ cannot obtain consent from the relevant parties to the Transactions for such issuance, the Sponsor has agreed to transfer to Alfred “Trey” Hickey and Buhdy Sin Swee Bok each 20,000 Founder Shares and Zhenyu Li 30,000 Founder Shares upon the closing of an initial business combination, respectively; provided that in either case the independent directors remain with BWAQ until the closing of an initial business combination, the former of which has been agreed by PubCo.

PIPE Purchase Agreement

On March 6, 2024, BWAQ entered into the PIPE Purchase Agreement with PubCo and the PIPE Investor, NOTAM Co., Ltd., a Japanese corporation, in connection with the Transactions. Pursuant to the PIPE Purchase Agreement, the PIPE Investor agrees to purchase a total of 600,000 PIPE Shares, at a purchase price of $10.00 per share, for an aggregate purchase price of $6,000,000. Upon the written notice of BWAQ, at least three (3) business days prior to the reasonably expected closing date of the Transactions provided in such notice, the PIPE Investor will deliver or cause to be delivered the PIPE Purchase Price into an escrow account with Continental, as the escrow agent (the “Escrow Agent”).

The closing of the sale of the PIPE Shares (the “PIPE Closing”) will be held on the same date and immediately prior to the closing of the Transactions. At the PIPE Closing, BWAQ will issue and deliver to the PIPE Investor the PIPE Shares against the release of the PIPE Purchase Price by the Escrow Agent to BWAQ. If the closing of the Transactions does not occur or if the PIPE Shares are not converted into Converted PIPE Shares (as defined below) within thirty (30) days after the PIPE Purchase Price is delivered to the Escrow Agent, the Escrow Agent will automatically return to the PIPE Investor the PIPE Purchase Price.

Pursuant to the Business Combination Agreement, each ordinary share of BWAQ, including the PIPE Shares, issued and outstanding immediately prior to the Merger Effective Time will automatically be converted into the right to receive one (1) ordinary share of PubCo, par value $0.0001 per share (“Converted PIPE Shares”). The PIPE Investor is entitled to make up to two (2) demands that PubCo register such Converted PIPE Shares, if and only if the Converted PIPE Shares are not registered on this proxy statement/prospectus. In addition, NOTAM has certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Transactions. PubCo will bear the expenses incurred in connection with the filing of any such registration statements.

PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL

General

BWAQ Shareholders are being asked to (a) adopt and approve the Business Combination Agreement and other Transaction Documents (as defined in the Business Combination Agreement), and (b) approve the Transactions.

BWAQ Shareholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement, which is attached as Annex A-1, Annex A-2, Annex A-3 and Annex A-4 to this proxy statement/prospectus. See “The Business Combination Agreement and Other Transaction Documents” above, for additional information and a summary of certain terms of the Business Combination Agreement and other relevant agreements and documents. You are urged to read carefully the Business Combination Agreement in its entirety before voting on this proposal.

Under the Business Combination Agreement, the approval of the Business Combination Proposal and the Merger Proposal by the requisite vote of BWAQ shareholders is a condition to the consummation of the Transactions. The approval of the Business Combination Proposal requires the affirmative vote of at least a simple majority of the votes cast by the holders of the issued and outstanding BWAQ Ordinary Shares, voting as a single class, who are present in person (including virtual presence) or represented by proxy and entitled to vote thereon at the Extraordinary General Meeting. Each of the Business Combination Proposal and the Merger Proposal is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposals set forth in this proxy statement/prospectus.

Organizational Structure

The following diagrams illustrate in simplified terms the structure of each of BWAQ and TOYO Solar immediately prior to the consummation of the Transactions.

Abalance
WWB
Fuji Solar
WAG
Belta
BestToYo
BWAQ Shareholders
84.85%
100%
VSUN
PubCo
100%
100%
SinCo
Merger Sub
BWAQ
100%
Merge with and into
TOYO Solar

The following diagram illustrates in simplified terms the expected structure immediately after the consummation of the Transactions.

Abalance
WWB
Fuji Solar
WAG
Belta
BestToYo
BWAQ Shareholders
84.85%
VSUN
PubCo
100%
100%
SinCo
Merger Sub (BWAQ)
100%
TOYO Solar

Corporate Governance Documents of PubCo Following the Transactions

Pursuant to the Business Combination Agreement, immediately prior to the Merger Closing, PubCo’s memorandum and articles of association shall be amended. See “Description of PubCo Securities,” for a description of the amended and restated memorandum and articles of association of the PubCo (“Amended PubCo Charter”) and “Comparison of Corporate Governance and Shareholder Rights” for a comparison to the provisions of BWAQ’s organizational documents.

Stock Exchange Listing of PubCo Ordinary Shares

PubCo will apply for, and shall use reasonable best efforts to cause, the PubCo Ordinary Shares to be issued in connection with the Transactions to be approved for listing on the Nasdaq and accepted for clearance by DTC.

Delisting and Deregistration of BWAQ Ordinary Shares

If the Transactions are completed, BWAQ Class A Ordinary Shares, BWAQ Units, BWAQ Warrants and BWAQ Rights shall be delisted from Nasdaq and shall be deregistered under the Exchange Act.

Headquarters

After completion of the transactions contemplated by the Business Combination Agreement, the corporate headquarters and principal executive office of PubCo will be located at 5F, Tennoz First Tower, 2-2-4, Higashi-Shinagawa, Shinagawa-ku, Tokyo, Japan 140-0002.

Background of the Transactions

The terms of the Business Combination Agreement are the result of arms-length negotiations between BWAQ and TOYO Solar, and their respective representatives. The following is a brief description of the background of these negotiations.

BWAQ is a blank check company incorporated on July 19, 2021, under the laws of the Cayman Islands for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.

Initial Public Offering

The registration statement for the BWAQ IPO became effective on January 31, 2022. On February 2, 2022, BWAQ consummated the BWAQ IPO of 9,200,000 BWAQ Units (including 1,200,000 BWAQ Units issued upon the full exercise of the over-allotment option). Each BWAQ Unit consists of one BWAQ Class A Ordinary Share, one-half (1/2) of one BWAQ Warrant, and one BWAQ Right. The BWAQ Units were sold at an offering price of $10.00 per BWAQ Unit, generating gross proceeds of $92,000,000.

Substantially concurrently with the closing of the BWAQ IPO, BWAQ completed the private sale of 424,480 Private Units including 378,480 Private Units to the Sponsor, and 46,000 Private Units to Maxim. The Private Units were sold at a purchase price of $10.00 per Private Unit, generating gross proceeds of $4,244,800. The Private Units are identical to the BWAQ Units sold in the BWAQ IPO, except that the holders of the Private Units have agreed not to transfer, assign or sell any of the Private Units and the underlying securities (except to certain permitted transferees) until the completion of BWAQ’s initial business combination.

Upon the closing of the BWAQ IPO and the private placement on February 2, 2022, $92,920,000 (or $10.10 per share) from the net proceeds from the sale of the BWAQ Units the IPO and the sale of the Private Units were placed in the Trust Account with Continental acting as trustee and will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, and that invest only in direct U.S. government treasury obligations. These funds will not be released until the earlier of the completion of the initial business combination or the liquidation of BWAQ due to BWAQ’s failure to complete a business combination by May 2, 2024 (or up to November 2, 2024, if extended, or such later date as may be approved by BWAQ Shareholders in an amendment to BWAQ Charter). The proceeds deposited in the Trust Account could become subject to the claims of BWAQ’s creditors, if any, which could have priority over the claims of the Public Shareholders. In addition, interest income earned on the funds in the Trust Account may be released to BWAQ to pay its income or other tax obligations. With these exceptions, expenses incurred by BWAQ may be paid prior to a business combination only from the net proceeds of the IPO and private placement not held in the Trust Account.

February 2, 2023 Extension

BWAQ initially had until February 2, 2023 to consummate an initial business combination. Pursuant to BWAQ’s then effective Amended and Restated Memorandum and Articles of Association, if BWAQ anticipates that it may not be able to consummate an initial business combination by February 2, 2023, BWAQ may elect to extend the period to consummate a business combination up to three times, each by an additional three months, for a total of up to nine months to November 2, 2023, by depositing $920,000 into the Trust Account for each extension. Upon the notice of the Sponsor, BWAQ extended the period of time to consummate an initial business combination for additional three months until May 2, 2023, and deposited $920,000 into the Trust Account in connection with this extension. The extension payment was sourced from the loans provided by the Sponsor as evidenced by an unsecured promissory note in the principal amount of $920,000 issued to the Sponsor.

May 2, 2023 Extraordinary General Meeting and Subsequent Monthly Extensions

On May 2, 2023, BWAQ held the May 2023 Meeting at which the BWAQ shareholders approved the adoption of the Second Amended and Restated Memorandum and Articles of Association of BWAQ, which provides that BWAQ has until May 2, 2023 to complete an initial business combination, and may elect to extend the period to consummate an initial business combination up to nine times, each by an additional one month, for a total of up to nine months to February 2, 2024 by depositing $0.0295 per public share into the Trust Account for each monthly extension. As a result of May 2023 Meeting, upon the shareholders’ approval, on May 2, 2023, BWAQ and Continental, as the trustee of the Trust Account, entered into the amendment to the Investment Management Trust Agreement originally dated January 31, 2022.

On May 2, 2023, the Sponsor deposited $194,324 into the Trust Account to extend the period that BWAQ must complete an initial business combination from May 2, 2023 to June 2, 2023. On June 2, 2023, the Sponsor deposited $194,324 into the Trust Account to extend the period that BWAQ must complete an initial business combination from June 2, 2023 to July 2, 2023.

June 30, 2023 Extraordinary General Meeting and Subsequent Monthly Extensions

On June 30, 2023, BWAQ held a special meeting for its shareholders (the “June 2023 Meeting”), at which the BWAQ shareholders approved the adoption of the Third Amended and Restated Memorandum and Articles of Association of BWAQ, which provides that BWAQ has until July 2, 2023 to complete a business combination, and may elect to extend the period to consummate a business combination up to nine times, each by an additional one month, for a total of up to nine months to April 2, 2024, by depositing $60,000 each month to the Trust Account. As a result of the June 2023 Meeting, upon the shareholders’ approval, on June 30, 2023, BWAQ and Continental, as the trustee of the Trust Account, entered into the amendment to the Trust Agreement originally dated January 31, 2022 and amended on May 2, 2023.

On June 30, 2023, $60,000 was deposited into the Trust Account for Public Shareholders, which enabled BWAQ to extend the period of time it has to consummate its initial business combination by one month from July 2, 2023 to August 2, 2023. On July 31, 2023, another $60,000 was deposited into the Trust Account for Public Shareholders, which enabled BWAQ to extend the period of time it has to consummate its initial business combination by one month from August 2, 2023 to September 2, 2023. On September 1, 2023, $60,000 was deposited into the Trust Account enabling BWAQ to extend the period of time it has to consummate its initial business combination from September 2, 2023 to October 2, 2023. On September 1, 2023, a total of $60,000 was deposited into the Trust Account for Public Shareholders, which enabled BWAQ to extend the period of time it has to consummate its initial business combination by one month from September 2, 2023 to October 2, 2023. On September 27, 2023, a total of $60,000 was deposited into the Trust Account for Public Shareholders, which enabled BWAQ to extend the period of time it has to consummate its initial business combination by one month from October 2, 2023 to November 2, 2023. On November 1, 2023, a total of $60,000 was deposited into the Trust Account for Public Shareholders, which enabled BWAQ to extend the period of time it has to consummate its initial business combination by one month from November 2, 2023 to December 2, 2023.

At the June 2023 Meeting, among the other proposals, the shareholders of BWAQ also approved the release of the funds held in the escrow account (the “Escrow Account”) pursuant to the D&O Reserve Fund Escrow Agreement, dated January 31, 2022 (the “D&O Indemnity Escrow Agreement”), by and between BWAQ and Continental, as escrow agent, on July 2, 2023 or such a later date immediately following the purchase of an alternative D&O insurance. Upon the approval of shareholders, BWAQ secured an alternative D&O insurance, effective on July 1, 2023. On July 2, 2023, a total of $500,000 funds held in the Escrow Account was released to BWAQ, a portion of which was used to purchase the alternative D&O insurance.

March 26, 2024 Extraordinary General Meeting and Subsequent Monthly Extensions

On March 26, 2024, BWAQ held an extraordinary general meeting in lieu of an annual general meeting of shareholders of BWAQ (the “March 2024 Meeting”). At the March 2024 Meeting, the shareholders of BWAQ approved, among the others, the adoption of the Fourth Amended and Restated Memorandum and Articles of Association of BWAQ, which became effective upon such shareholders’ approval under Cayman Islands law and provides that BWAQ has until April 2, 2024 to complete a business combination, and may elect to extend the period to consummate a business combination up to seven times, each by an additional one month, for a total of up to seven months to, November 2, 2024, by depositing $60,000 each month to the Trust Account. As a result of the March 2024 Meeting, upon the shareholders’ approval, on March 26, 2026, BWAQ and Continental, as the trustee of the Trust Account, entered into the amendment to the Trust Agreement. In connection with the March 2024 Meeting, 1,059,186 BWAQ Class A Ordinary Shares were rendered for redemption, and approximately $11.86 million was released from the Trust Account to pay such redeeming shareholders.

On or about April 1, 2024, a total of $60,000 was deposited into the Trust Account for Public Shareholders by Fuji Solar, which enabled BWAQ to extend the period of time it has to consummate its initial business combination by one month from April 2, 2024 to May 2, 2024.

On or about April 29, 2024, a total of $60,000 was deposited into the Trust Account for Public Shareholders by ZENIN, one of the shareholders of the Sponsor, which enabled BWAQ to extend the period of time it has to consummate its initial business combination by one month from May 2, 2024 to June 2, 2024.

As of the date of this proxy statement/prospectus, an aggregate of $1,968,648 of extension payments had been deposited into the Trust Account for the extensions, for which BWAQ issued eleven (11) extension notes to the Sponsor and/or its designee, including ZENIN, respectively.

Target Search

After the consummation of the BWAQ IPO, BWAQ’s management began their search for a suitable target for a business combination. In addition, they were contacted by a number of individuals and entities with respect to potential business combination opportunities.

BWAQ has focused its search for a target business in the marine leisure, cruise, marine infrastructure and engineering, general hospitality, travel and tourism, marine services, logistics and supply chain, offshore energy solutions and related industry segments. During BWAQ’s search for potential targets, challenges arose due to the extended pandemic crisis of COVID-19 and other economic uncertainties in the U.S., Asia and around the world. BWAQ viewed and evaluated potential acquisition targets based on the criteria including, without limitation, businesses with (i) the potential for organic growth in cash flows, (ii) the ability to achieve cost savings, (iii) the ability to accelerate growth, including through the opportunity for follow-on acquisitions and (iv) the prospects for creating value through other value creation initiatives. BWAQ sought potential targets which it believed to have growth potential and profitable returns over a long period of time. BWAQ focused on sectors exhibiting secular growth or the potential for a near-term cyclical uptick, and within those sectors, focused only on companies that BWAQ management believed would benefit from being a publicly traded company.

Between February 2, 2022, and August 10, 2023, the execution date of the Business Combination Agreement, BWAQ and its representatives reviewed in varying degrees approximately 12 potential business combination candidates involved in various industries and sectors, including multiple cruise line owners and operators, broker-dealers of vessels, and integrated solution providers for subsea cable installation and maintenance projects. Following initial introduction conference calls with the 12 candidates it had evaluated, BWAQ executed non-disclosure agreements with 6 potential targets, which include a cruise operator, a ferry service provider, an owner and operator of cruise lines, a general hospital, a high-quality water treatment product provider and TOYO Solar. With regards to the 5 potential targets with which BWAQ signed non-disclosure agreements but did not pursue a business combination, below are the summaries of BWAQ management’s review and analysis process:

Candidate One:    on April 5, 2022, Candidate One was introduced to BWAQ through an independent financial advisor. Candidate One owns cruise line vessels and provides a wide range of shipping services. After the parties executed a non-disclosure agreement in early May 2022, BWAQ management and representatives of Candidate One had several conference calls where the business of Candidate One was presented and discussed. Upon review of Candidate One’s organizational chart, audited financial reports, projections and other related documents, BWAQ informed Candidate One in July 2022 that it decided not to proceed with Candidate One because BWAQ and Candidate One were not aligned on issues relating to the company’s debt restructuring plan.

Candidate Two:    on April 20, 2022, BWAQ was approached by Candidate Two, a ferry service company headquartered in South Korea, through an existing contact of Mr. Liang Shi (“Mr. Shi”), the CEO of BWAQ. On April 22, 2022, the parties executed a non-disclosure agreement. On May 10, 2022, the parties had a call to discuss the business of Candidate Two, and thereafter BWAQ received its business overview, financial statements, a financial forecast and a list of relevant business licenses. In June 2022, BWAQ and parties had various discussions on different aspects of a potential business combination including transaction expenses, auditing requirement of Candidate Two and others. On or about July 7, 2022, Candidate Two informed BWAQ that they decided not to pursue a business combination with BWAQ because the proposed transaction may not fit its development plan and timetable.

Candidate Three:    on May 31, 2022, a financial advisor representing the creditor of Candidate Three reached out to Mr. Shi. Candidate Three is an owner and operator of cruises under liquidation. After execution of a non-disclosure agreement, in early June 2022, Candidate Three provided BWAQ with an information package with documents and materials, including but not limited to, a company overview, a financial forecast and the construction status for a new building, and accordingly BWAQ conducted a due diligence review of those materials. From June 2022 to December 2022, the parties had various calls and discussions about the conditions of the vessels owned by Candidate Three and the feasibility of completing a business combination with a company in liquidation. Given that Candidate Three was in liquidation and would go through an auction process, with all the associated uncertainties and potential risks, the management of BWAQ concluded that it was too risky to conduct a business combination with Candidate Three. On or about January 6, 2023, BWAQ informed Candidate Three that BWAQ decided not to have further discussions with Candidate Three about a potential business combination.

Candidate Four:    on June 28, 2022, Candidate Four was introduced to BWAQ through a financial advisor by Maxim. Candidate Four is a hospital offering oncology, hematology, endocrinology, cardiovascular, wound care, neurology, and radiology services. After execution of a non-disclosure agreement, BWAQ received management presentation, three years audited financials and third-party evaluation report of Candidate Four in July 2022 and conducted reviews of those materials accordingly. The parties had several conference calls to discuss the business and financials of Candidate Four with a focus on the historical accounting adjustment of Candidate Four. On or about August 20, 2022, BWAQ decided not to pursue a business combination with Candidate Four because of the concern about a significant adjustment to Candidate Four’s historical financial accounts.

Candidate Five:    on January 5, 2023, Candidate Five was introduced to BWAQ through a contract of Mr. Shi. Candidate Five is a high-quality water treatment product provider for the residential and commercial water treatment. After execution of a non-disclosure agreement, on January 16, 2023, Mr. Liang (Simon) Shi had an in-person meeting with the Chief Financial Officer of Candidate Five where the Chief Financial Officer of Candidate Five presented to Mr. Shi a potential business combination opportunity with Candidate Five’s business located in Canada in an in-person meeting. Following such meeting, the parties had various calls to discuss, among others, Candidate Five’s market overview, business opportunities, financial condition, potential business combination terms and timetable, including but not limited to, options for the structuring of a merger and a proposed timetable for a business combination. On or about January 30, 2023, Candidate Five notified BWAQ that they decided not to proceed with a business combination with BWAQ as they might choose other funding opportunities.

Timeline of the Transactions

On June 20, 2022, VSUN was introduced to BWAQ through a mutual contact of Mr. Shi and Mr. Junsei Ryu (“Mr. Ryu”), the Chairman of VSUN and Fuji Solar, the parent company of VSUN. On the same day, a conference call was held among Mr. Ryu, other members of the management team of VSUN, and Mr. Shi, where VSUN’s management provided business overviews of VSUN and Abalance Corporation (“Abalance”). Abalance is a public company listed on the Tokyo Stock Exchange specialized in the investment, development, construction and operation of solar projects globally, and a majority shareholder of Fuji Solar and the ultimate owner of VSUN.

On June 22, 2022, BWAQ and VSUN executed a non-disclosure agreement (the “Confidentiality Agreement”) related to a potential business combination between the parties, with an initial term of one year and no standstill or exclusivity provisions. On June 25, 2022, Mr. Shi held a conference call with VSUN’s management team, on which BWAQ provided a preliminary due diligence list for VSUN to prepare relevant documents and materials. Additionally, VSUN shared, among other things, the audited financial statements of VSUN for the period from 2019 to 2021, VSUN’s future investment and business plans. The parties had several follow-up discussions about the materials received and business of VSUN, and additional materials were provided upon the request of BWAQ.

Following the discussions, on August 6, 2022, BWAQ and VSUN entered into a non-binding indication of interest for the stock acquisition of VSUN with an initial $330 million equity acquisition value. The valuation was proposed by BWAQ largely based on the historical financial statements of VSUN while VSUN countered a higher range of valuation given consideration of other factors such as the size and forecast of its business. Therefore, the parties mutually agreed to re-evaluate VSUN when financial statements for the year 2022 became available and market research on comparative companies was completed. In addition to valuation, during the period from August 2022 to October 2022, the parties also had preliminary discussions about the business plan of the combined entity, requirements of audited financial statements of VSUN, the deal structure of the business combination and potential regulatory approval or requirements to consummate the transaction, funding needs to further grow the business of the combined entity, support by founders of each entity on the transaction, transaction costs and timetable from each side.

In October 2022, each of BWAQ and VSUN commenced engagement of professionals in support of the proposed transactions including without limitation engagement of Robinson & Cole LLP (“R&C”) by BWAQ as its U.S. securities counsel and engagement of Cooley LLP (“Cooley”) by VSUN as its U.S. counsel with regards to the proposed transactions. On October 13, 2022, Mr. Shi paid his first onsite visit to VSUN’s site factory in Vietnam and met certain management of VSUN. Following the onsite visit, the parties focused on negotiations on some key terms of the proposed business combination. During October to December 2022, among other terms, the parties agreed (i) to utilize an aggregated valuation of VSUN which may be higher than the initial $330,000,000 equity acquisition value proposed by BWAQ, including a base valuation as of the closing and an earnout valuation based on three years’ performance of the combined entity following the closing in consideration of (1) the forecast of net income growth of VSUN, (2) the realized net profit in 2022, (3) VSUN’s realizable strategic development plan, and (4) the huge global market demand and promising trend of the photovoltaic industry; (ii) to establish an incentive award plan for the combined entity, and (iii) to use best efforts to seek financing in connection with the transaction. In support of the proposed transactions, the Sponsor and Fuji Solar, the founder of each entity agreed to make some arrangements including without limitation, that (i) the Sponsor agreed to transfer and Fuji Solar, the direct controlling shareholder of VSUN agreed to acquire, certain Founder Shares, the proceeds of which would be funded to BWAQ to extend the period that it must complete its initial business combination; (ii) the Sponsor would make up the shortfall if the transaction expenses of BWAQ exceeding a cap which was yet to be agreed on; (iii) the Sponsor would give up certain amount of Founder Shares if the transaction financing was not secured; and (iv) additional lock-up restrictions on shares of the combined entity held by the Sponsor and Fuji Solar.

In addition, during the same period, involving legal counsels from each side and tax advisor of VSUN, the parties had in-depth discussions about potential merger structure and assessed complexities and uncertainty around regulatory approval associated with the acquisition of VSUN, a Vietnamese joint stock company. Arising from this matter, the parties started exploring the possibility and feasibility of forming a new Vietnamese company holding certain business lines of VSUN focusing on the solar cell supply segment and well-positioned to tap into the upstream value chain to supply wafer and silicon materials. As a result of these discussions, in November 2022, Fuji Solar established TOYO Solar as a subsidiary of VSUN, to separate the aforementioned business lines of VSUN. Mr. Ryu was appointed as chairman of TOYO Solar and continued the negotiations with BWAQ, on behalf of both TOYO Solar and VSUN. Certain management of VSUN was also appointed as management of TOYO Solar to oversee the operations of TOYO Solar. Commencing from late November 2022 until end of December 2022, the parties had several conference calls regarding the pre-money valuation of TOYO Solar, exclusivity, the minimum cash requirement upon the consummation of the proposed Transactions, the treatment of the Sponsor’s equity interests and the arrangement of earnout consideration payable pursuant to the proposed Transactions.

On January 5, 2023, the parties had a virtual meeting at which they agreed the aggregated pre-money valuation of TOYO Solar was $410,000,000, based on a number of factors and considerations, including the 3 years’ forecast of TOYO Solar and the feasibility of TOYO Solar’s strategic development plan. Considering that TOYO Solar is a new corporation without established record of operation as well as the potential upstream value because of the increased demand for cell production and relatively higher profit margin compared to solar module production, the parties agreed to set aside approximately 30% of the valuation or $130,000,000 as an earn-out consideration based on the future performance of TOYO Solar or the combined entity.

On January 10, 2023, the parties had a virtual meeting, attended by Mr. Ryu, Mr. Shi and representatives from R&C and Cooley, during which they discussed and agreed on such key items of the proposed Transactions including lock-up, closing conditions including the available cash of $29.5 million as of the closing, the Sponsor earnout and shortfalls, respective cap of transaction expenses of BWAQ and TOYO Solar, the transfer of 600,000 Founder Shares at $3.00 per share from the Sponsor to Fuji Solar the proceeds of which would be used to fund BWAQ to extend the period that it must complete its initial business combination.

Following the discussions described above, a draft of the letter of intent (the “LOI”) prepared by Cooley was circulated by VSUN on or about January 28, 2023. Thereafter, the parties with their respective counsel, conducted review and revisions on the LOI. On January 31, 2023, BWAQ, TOYO Solar and VSUN entered into the LOI for the proposed Transactions, allowing the parties to further discuss and finalize the terms and conditions of a business combination.

Following the execution of the Amended and Restated Non-Binding Letter of Intent, a virtual data room was set up by Cooley to facilitate the due diligence of TOYO Solar by BWAQ and R&C. In February 2023, Mr. Shi made another onsite visit to the construction plant of TOYO Solar located at Cam Khe Industrial Park, Phu Tho province, Vietnam. Mr. Shi met Mr. Ryu at the site and discussed and inspected the phase 1 the construction of TOYO Solar’s solar cell plant, which was commenced in December 2022.

On March 17, 2023, the BWAQ Board held a virtual meeting to discuss the proposed Transactions and all the members of the BWAQ Board, as well as Mr. Shi, Mr. (Weixiong) Jeff Cheong, the Chief Operating Officer of BWAQ and representative R&C, attended the meeting. In consideration of the Sponsor support in the proposed Transactions and the transfer of certain Founder Shares to obtain funds from Fuji Solar to extend BWAQ’s lifespan, the BWAQ Board concluded that it would be advisable to establish a special committee (the “Special Committee”), consisting of three independent directors of BWAQ, to review the proposed Transactions. The BWAQ Board unanimously approved the establishment of the Special Committee to analyze the proposed Transactions and engage an independent financial advisor to render a fairness opinion regarding the valuation of TOYO Solar. Mr. Shi, on behalf of management, presented three potential candidates for the independent financial advisor and answered questions from the members of the BWAQ Board and the Special Committee. Following the board meeting, management sent brochures of the candidates to the Special Committee. The Special Committee interviewed those candidates, reviewed their experiences and qualifications and discussed their potential delivery schedules and recommended Primary Capital LLC (“Primary Capital”) to the management. On March 30, 2023, Primary Capital was engaged by BWAQ to provide a fairness opinion to the Special Committee in connection with the Transactions.

From February to March 2023, in addition to the activities described above, BWAQ, TOYO Solar, Beyond Capital, a financial advisor of TOYO Solar, R&C and Cooley had a number of virtual meetings to discuss potential merger structures and continued to assess tax and compliance implications of these structures. Allens also attended certain of these meetings to discuss potential issues from a Vietnamese law perspective. Based on those discussions, the parties agreed on the deal structure involving establishment of a holding entity PubCo to combine the businesses of BWAQ and TOYO Solar, PubCo will also be the listing company following the closing.

On March 28, 2023, R&C sent Cooley the initial draft of the Business Combination Agreement. The initial draft of the Business Combination Agreement contemplated, among the other things, (i) the completion of SinCo Acquisition and Pre-Merger Organization prior to the Merger, (ii) the Sponsor’s support in connection with the Transactions, (iii) the escrow arrangement of Earnout Shares.

On April 19, 2023, Cooley provided a revised draft of the Business Combination Agreement for R&C, including, among the other things, (i) adding the Sponsor Support Agreement, in addition to the Sponsor Lock-Up Agreement, as one of the related ancillary agreements, (ii) revising the definitions of the Sponsor Earnout Equities, (iii) changes to situations where the Sponsor makes up for shortfalls based on the BWAQ Transaction Expenses, and (iv) changes to the scope of representations and warranties of the Group Companies.

Between April 19, 2023, and August 10, 2023, R&C and Cooley exchanged drafts of Business Combination Agreement and related ancillary agreements including without limitation the Sponsor Support Agreement, the Shareholder Lock-Up and Support Agreement, form of Sponsor Lock-up Agreement, form of Registration Rights Agreement and form of Warrant Assumption Agreement, incorporating comments from BWAQ, TOYO Solar, along with their representatives, counsels including R&C, Ogier, Messina Madrid Law PA (with respect to BWAQ), and Cooley, Harney Westwood & Riegels, Allens (with respect to TOYO Solar) and Dentons Rodyk & Davidson LLP (with respect to SinCo), and advisors. Some business terms were further negotiated or developed: (i) given the costs for BWAQ to extend the period to complete its initial business combination are substantially reduced as a result of May 2023 Meeting, Fuji Solar and the Sponsor agreed to adjust the amount of the Founder Shares to be transferred to Fuji Solar from 600,000 to 400,000 and (ii) BWAQ also agreed to use best efforts to renegotiate with Maxim to convert cash payment of the Deferred Underwriting Commission into shares at the closing.

On May 10, 2023, as part of the business due diligence by BWAQ, Mr. Shi joined Mr. Ryu in a visit to a potential solar module site for TOYO Solar in the United States.

On August 7, 2023, the Special Committee held a virtual meeting, during which, the management of BWAQ, representative of R&C and Primary Capital attended as invited guests. At the meeting, Mr. Shi summarized the negotiations with TOYO Solar and its business updates. R&C presented summaries of material terms of the Business Combination Agreement and Transaction Documents. Primary Capital presented its analysis supporting its Fairness Opinion, the assumptions, limitations, qualifications, and other matters considered by Primary Capital in reaching the opinion that the merger consideration to be paid by BWAQ pursuant to the Business Combination Agreement is fair to BWAQ from a financial point of view. For more information about the Fairness Opinion, see “— Basis for the BWAQ Board’s Recommendation — Fairness Opinion” below. During and after the Primary Capital’s presentation, the members of

Special Committee had the opportunity to raise questions about Primary Capital’s analysis and fairness opinion, including but not limited to, the selections of comparable companies and their similarities and differences as compared to TOYO Solar and considerations of discount factors used in discounted cash flow analysis. Following the discussions, after considering the terms of the Business Combination Agreement, each Transaction Document and other related documents and taking into account other factors, the Special Committee unanimously approved the Business Combination Agreement, the Transaction Documents and the Transactions and recommended the BWAQ Board to approve the same.

Following the Special Committee’s meeting and receipt of the recommendation by the Special Committee, the BWAQ Board unanimously determined that it was advisable and in the best interest of BWAQ’s shareholders to enter into the Business Combination Agreement and consummate the Transactions. The BWAQ Board directed that the Business Combination Proposal and other proposals as described in this proxy statement/prospectus be submitted to BWAQ’s shareholders for approval, adoption, and recommended that BWAQ’s shareholders approve and adopt the Business Combination Proposal, the Merger Proposal and other proposals as applicable. Shortly after the Special Committee’s meeting, Primary Capital delivered its executed Fairness Opinion to the Special Committee which states that the merger consideration to be paid by BWAQ in the Transactions pursuant to the near final Business Combination Agreement is fair to BWAQ’s shareholders from a financial point of view.

On August 9, 2023, Cooley provided an updated draft of the Business Combination Agreement to R&C which did not contain material revisions to the Business Combination Agreement as provided to the Special Committee, the BWAQ Board and Primary Capital which was immediately shared with the relevant parties upon receipt.

On August 10, 2023, upon review of the final draft of the Business Combination Agreement and the related agreements, the Company Chairman of TOYO Solar, the sole director of PubCo, the respective board of directors of Merger Sub and SinCo, signed the written resolutions approving the Business Combination Agreement, the related agreements and the transactions contemplated thereby.

On August 10, 2023, BWAQ, TOYO Solar, Merger Sub, SinCo, TOYO Solar, VSUN and Fuji Solar entered into the Business Combination Agreement. In connection with the Business Combination Agreement, on the same day, BWAQ, the Sponsor and PubCo also entered into the Sponsor Support Agreement, and BWAQ, PubCo and Fuji Solar entered into the Shareholder Lock-Up and Support Agreement. Thereafter, BWAQ and TOYO Solar issued a joint press release announcing the execution of the definitive Business Combination Agreement and related agreements.

In October 2023, BWAQ, the Group Companies and the Shareholders discussed and agreed to change the consider for the Share Exchange from one (1) PubCo Ordinary Share to SGD 1.00. Fuji Solar agreed to provide additional supports to the Transactions by funding certain costs and expenses incurred in connection with the Transactions. On December 6, 2023, upon the approval of the Special Committee and the BWAQ Board, BWAQ entered into an amendment to the Business Combination Agreement (the “Frist Amendment to the Business Combination Agreement”) with the Group Companies and Shareholders. Pursuant to the First Amendment to the Business Combination Agreement: (A) PubCo will acquire one hundred percent (100%) of the issued and paid-up share capital of SinCo from Fuji Solar at an aggregate consideration of SGD1.00; (B) Fuji Solar agrees to deposit into the Trust Account (i) the total amount of the fund for BWAQ’s extension from December 2, 2023 to January 2, 2024, and (ii) the one-half (1/2) amount of the fund for the extension from January 2, 2024 to February 2, 2024, respectively, to be evidenced by Fuji Extension Notes, the amount of which shall be fully repaid in cash at the Merger Closing or converted into the SPAC Units at US$10 per unit immediately prior to the Merger Closing at the discretion of Fuji Solar; and (C) the Group Companies agree to advance (i) one-third (1/3) of the Valuation Firm Expenses and (ii) one-third (1/3) of the Proxy Solicitor Expenses, provided that (x) the aggregate amount of Valuation Firm Expenses and Proxy Solicitor Expenses the Group Companies will be responsible for pursuant to this sentence shall not exceed $200,000, and (y) the Group Companies’ payment for its portion of the Valuation Firm Expenses and Proxy Solicitor Expenses shall be evidenced by one or more Fuji Expenses Notes issued to the Group Companies’ designee, each of which shall be fully repaid in cash at the Merger Closing or converted into SPAC Units at US$10 per unit immediately prior to the Merger Closing at the discretion of the holder of such promissory note.

In connection with the First Amendment to the Business Combination Agreement, on December 6, 2023, BWAQ, PubCo and Fuji Solar entered into the Amendment to the Shareholder Lock-up and Support Agreement to exclude PubCo Ordinary Shares, PubCo Warrants and underlying PubCo Ordinary Shares to be issued to Fuji Solar upon the conversion of any Fuji Notes from the lock-up restrictions as provided under the Shareholder Lock-up and Support Agreement.

In connection with the First Amendment to the Business Combination Agreement, the parties to the Business Combination Agreement agreed that PubCo will grant certain registration rights with respect to PubCo’s securities issuable upon the conversion of the Fuji Notes.

In January 2024, Fuji Solar further agreed to provide additional supports to the Transactions by depositing the Extension Payment for one monthly Extension to allow BWAQ to extend the timeline to complete a business combination from February 2, 2024 to March 2, 2024. As a result, on February 6, 2024, BWAQ entered into the second amendment (the “Second Amendment to the Business Combination Agreement”) to the Business Combination Agreement with the Group Companies and the Shareholders, pursuant to which Fuji Solar agrees to additionally deposit into the Trust Account of the total amount of the fund for BWAQ’s extension from February 2, 2024 to March 2, 2024. Fuji Solar has further agreed to be responsible for the total amount of the funds for the extension of BWAQ’s term from March 2, 2024 to April 2, 2024 if the Merger Closing has not occurred by March 1, 2024 due to (x) the gross negligence or willful misconduct of any of the Group Companies or the Shareholders, or (y) the termination of the Business Combination Agreement by BWAQ. Such total amount of the funds of the Extension Payments provided by Fuji Solar shall be evidenced by Fuji Extension Notes, the amount of which shall be fully repaid in cash at the Merger Closing or converted into the SPAC Units at US$10 per unit immediately prior to the Merger Closing at the discretion of Fuji Solar.

In January 2024, PubCo underwent a restructuring, where Fuji Solar, as the sole shareholder of PubCo, transferred all of the PubCo Ordinary Shares held by Fuji Solar to WAG and Belta, and Belta then further transferred a certain number of PubCo Ordinary Shares to BestToYo, each at a transfer price of US$0.0001 per, as a result of which WAG holds 6,200 PubCo Ordinary Shares, Belta holds 2,450 PubCo Ordinary Shares, and BestToYo holds 1,350 PubCo Ordinary Shares, respectively, immediately following the PubCo Shareholder Transfer. Each of WAG, Belta and BestToYo is a newly incorporated holding company wholly owned and controlled by the beneficial owners of Fuji Solar. The beneficial owners of Fuji Solar established WAG, Belta and BestToYo to reflect their indirect beneficial ownerships in PubCo through the equity interests of these three separate entities in PubCo. As of result of the PubCo Shareholder Transfer, WAG, Belta and BestToYo became the only three shareholders of PubCo. Immediately prior to the Merger Closing and consistent with the Business Combination Agreement, WAG, Belta and BestToYo will collectively hold 41,000,000 PubCo Ordinary Shares, with WAG holding 25,420,000 PubCo Ordinary Shares, Belta holding 10,045,000 PubCo Ordinary Shares and BestToYo holding 5,535,000 PubCo Ordinary Shares, respectively.

On February 29, 2024, the parties entered into the Third Amendment to the Business Combination Agreement to reflect the PubCo Pre-Closing Restructuring. The Amendment to the Business Combination Agreement and the Pre-Closing Restructuring will have no substantive effect on the Merger, the Plan of Merger or the Merger Closing. As a result of the Third Amendment to the Business Combination Agreement and the Joinder Agreement, each of WAG, Belta and BestToYo became a Shareholder and a Seller, and is subject to representations, warranties and covenants under the Business Combination Agreement that are substantially equivalent to those made by Fuji Solar under the Business Combination Agreement prior to the Third Amendment to the Business Combination. There are no changes to the conditions to consummate the Transactions as a result of the Third Amendment to the Business Combination Agreement.

Pursuant to the Third Amendment to the Business Combination Agreement, an aggregate of 13,000,000 Earnout Shares are allocated among the Sellers, pro rata, consisting of 8,060,000 PubCo Ordinary Shares to be deposited by WAG, 3,185,000 PubCo Ordinary Shares to be deposited by Belta and 1,755,000 PubCo Ordinary Shares to be deposited by BestToYo, respectively.

In connection with the Third Amendment to the Business Combination Agreement and the PubCo Pre-Closing Restructuring, on February 29, 2024, BWAQ, PubCo, Fuji Solar, WAG, Belta and BestToYo entered into an amended and restated Shareholder Lock-up and Support Agreement, pursuant to which each of WAG, Belta and BestToYo has agreed not to, except as set for therein, among other things, transfer any of the Sellers Subject Share or grant any proxies or enter into any voting arrangements with respect to the Sellers Subject Shares.

On March 6, 2024, the BWAQ Board approved the $6 million PIPE Financing into BWAQ in exchange for a total of 600,000 BWAQ Class A Ordinary Shares to be issued to the NOTAM Co., Ltd., a Japanese corporation (the “PIPE Investor”) immediately prior to the Merger Closing, representing a purchase price of $10 per share. The PIPE Investor was introduced to TOYO Solar through an existing contact of Mr. Ryu to discuss the potential financing in March 2023. From April to June 2023, the parties discussed the potential investment in TOYO Solar but did not reach any preliminary agreement on the foregoing matters during this period. The discussion was temporarily paused after June 2023 given that TOYO Solar was focused on the Business Combination Agreement. Also in January 2024, in light of the progress of the Transactions, TOYO Solar, BWAQ and the PIPE Investor resumed the discussions for a potential Transaction Financing as provided in the Business Combination Agreement and agreed with the PIPE Financing of $6 million, to be closed around the Merger Closing at the Benchmark Price. To facilitate this, Cooley, R&C and outside legal counsel of the PIPE Investor, Nishimura Asahi (“Nishimura”) assisted to prepare and review a purchase agreement (the “PIPE Purchase Agreement”) from February 1 to February 29, 2024. On March 6, 2024, each of the PIPE Investor, BWAQ and PubCo executed the PIPE Purchase Agreement.

BWAQ Board’s Reasons for the Approval of the Transactions

BWAQ was organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. BWAQ’s efforts to identify a prospective target business were primarily in the marine leisure, cruise, marine infrastructure and engineering, general hospitality, travel and tourism, marine services, logistics and supply chain, offshore energy solutions and related industry segments. BWAQ is not limited to a particular region for purposes of consummating an initial business combination, thus BWAQ may focus on targets that, regardless of geographic location of operations or corporate offices, have viable synergies with the Asia Pacific and the U.S. markets for the above industry segments, either physically or virtually.

The Transactions resulted from a thorough search for a potential target, utilizing our resources along with the investment and operational experience of BWAQ’s management and the BWAQ Board. The terms of the Transactions are the result of extensive negotiations between BWAQ and TOYO Solar.

From the date of the BWAQ IPO through the execution of the Business Combination Agreement on August 10, 2023, BWAQ evaluated various potential target companies. BWAQ followed the initial set of criteria and guidelines outlined in the prospectus for the BWAQ IPO to assess the value and the growth of the potential target companies but did not limit itself to those criteria. BWAQ’s management evaluated business combination opportunities made available to BWAQ’s management based on the merits of a particular initial business combination which may be based, to the extent relevant, on these general guidelines as well as other considerations, factors, and criteria that BWAQ’s management deemed relevant.

Prior to reaching the decision to approve the Business Combination Agreement and the Transactions, the BWAQ Board reviewed the results of the business and financial due diligence conducted by BWAQ’s management and third-party legal and financial advisors, which included:

(1)    Extensive meetings with BWAQ’s management.

(2)    Research on the market of solar power solutions and the comparable selected public companies.

(3)    Analysis of TOYO Solar’s business models, business plans and strategies.

(4)    Assessment of TOYO Solar’s total addressable market, key competitors, competitive advantages, barriers of entry and target market share.

(5)    Onsite visiting of TOYO Solar’s solar cell site in Vietnam and potential factory in module site in the United States.

(6)    Several discussions with the principal shareholders of TOYO Solar and senior management of TOYO as well as management of Fuji Solar on the future growth strategy of TOYO Solar.

(7)    Review of TOYO Solar’s corporate documents, material business contracts and other relevant due diligence documents.

(8)    Analysis and review of TOYO Solar’s historical financial statements.

(9)    Review of TOYO Solar’s related party transactions.

(10)  Evaluation of prevailing industry changes and challenges during the COVID-19 pandemic.

(11)  Assessment of TOYO Solar’s public company readiness.

In evaluating the transaction with TOYO Solar, the BWAQ Board consulted with legal counsels of BWAQ, and Primary Capital with regards to valuation of TOYO Solar.

The members of the BWAQ Board are well qualified to evaluate the Transactions. The BWAQ Board and BWAQ’s management collectively have extensive transactional experience.

In particular, the BWAQ Board considered the following positive factors, although not weighted or in any order of significance:

•        Quality Production at Competitive Scale and Cost.    By locating its cell production in Southeast Asia and incorporating automatic guided vehicles (AGVs) and TOPCon technology in its cell manufacture, TOYO Solar is well positioned to produce high quality solar cells at a competitive scale and cost.

•        Support from VSUN.    TOYO Solar is an early-stage company incorporated in November 2022 to separate the solar cell and module businesses from VSUN, its affiliate and a majority-owned subsidiary of Fuji Solar and, in line with this overall strategy, TOYO Solar expects to receive support from VSUN, including valuable market knowledge, expertise and customer base.

•        Advanced Management System.    The management system and strict manufacturing protocols of its ultimate shareholder, Abalance, will be implemented on TOYO Solar to ensure consistent production of high-quality solar products with unrestricted access to worldwide markets.

•        Strategic Development Plans.    TOYO Solar is committed to becoming a reliable full service solar solutions provider in the United States and globally, integrating the upstream production of wafer and silicon, midstream production of solar cell, downstream production of photovoltaic modules, and potentially other stages of the solar power supply chain. TOYO Solar has development plan to achieve these goals and capture the growing opportunities in the solar industry. See “Information Related to PubCo — Our Strategies” for more details.

•        Management Team and Culture of Excellence.    Established by Fuji Solar as a subsidiary of VSUN, TOYO Solar inherited corporate culture from Fuji Solar and Abalance that values discipline and a down-to-earth attitude.

•        Recommendation of the Special Committee.    BWAQ has established the Special Committee consisting of Mr. Zhenyu Li, Mr. Alfred “Trey” Hickey, and Mr. Buhdy Sin Swee Bok, the independent directors of BWAQ, to analyze and evaluate any potential conflicts of interest arising from the proposed Transactions, engage a third-party financial advisor to analyze the Business Combination Agreement and the Transactions and render a fairness opinion. On August 7, 2023, at the meeting of the Special Committee, all the members of the Special Committee unanimously agreed that the Business Combination Agreement is fair and in the best interest of the BWAQ shareholders and recommended that the BWAQ Board approve the Business Combination Agreement and the Transactions accordingly.

•        Fairness opinion issued by a third-party.    The Special Committee engaged an independent third party, Primary Capital, to analyze the Business Combination Agreement and the Transactions and render a fairness opinion, pursuant to which it determined that the consideration to be paid by BWAQ in connection with the Transactions was fair to BWAQ from a financial point of view.

The BWAQ Board has also considered a number of other factors to approve the Business Combination Agreement and the Transactions, including, but not limited to:

•        the business, history, and management of TOYO Solar;

•        the likelihood that the Transactions will be completed;

•        the terms of the Business Combination Agreement and the belief that the terms of the Business Combination Agreement, including the representations, warranties, covenants, and conditions to the parties’ respective obligations, are reasonable in light of the entire transaction;

•        the view of BWAQ’s management as to the financial condition, results of operations, and business of TOYO Solar before and after the Transactions based on due diligence;

•        the fact that consummating the Transactions will mean BWAQ cannot pursue other alternatives that could potentially result in greater value for BWAQ;

•        the risk that the Transactions may not be completed in a timely manner or at all; and

•        various other risks associated with the Transactions.

The BWAQ Board also identified and considered the following factors and risks as weighing negatively against pursuing the Business Combination Agreement and the Transactions (although not weighted or in any order of significance):

•        Developmental stage company risk.    TOYO Solar was newly established in November 2022, and may not be able to execute or fully execute on its business plan as described in this proxy statement/prospectus.

•        Lack of operating history.    The fact that TOYO Solar is an early-stage company incorporated in November 2022 and has no operating history. As advised by TOYO Solar, they expect to commence commercial production at its solar cell site in October 2023.

•        Risk that the benefits from the positive factors described above may not be achieved.    There are uncertainties if benefits from the positive factors described above with respect to the potential Transactions will be fully achieved.

•        Forecasts and projections may prove incorrect.    The operating and financial results, forecasts and projections of TOYO Solar rely upon assumptions and analyses developed by TOYO Solar.

•        Risk of the liquidation of BWAQ.    BWAQ might be liquidated if not able to complete the Transactions within the prescribed time period, which might divert BWAQ’s management’s focus and resources from other business combination opportunities.

•        Redemption risks.    It is uncertain if and how many BWAQ shareholders may elect to redeem their BWAQ Public Shares prior to the consummation of the Transactions.

•        Other risks.    Various other risks associated with the Transactions and redemptions, the business of BWAQ and the business of TOYO Solar as described in “Risk Factors,” including TOYO Solar’s need to raise additional capital to finance its operations.

In addition to considering the factors described above, the Board also considered that BWAQ’s executive officers and directors may have financial interests in the Transactions that may be different from, or in addition to, the interests of BWAQ shareholders, including the fact that the BWAQ Initial Shareholders may experience a positive rate of return on their investment, even if Public Shareholders experience a negative rate of return on their investment, due to having purchased Founder Shares for approximately $0.01 per share. The BWAQ Board was aware of and considered these interests, among other matters, in reaching the determination that the consideration to be paid by BWAQ in connection with the Transactions was fair to BWAQ from a financial point of view. See “— Interests of BWAQ’s Directors and Officers in the Transactions” below. However, the BWAQ Board concluded that the potentially disparate interests would be mitigated because (i) these interests were disclosed in the prospectus for the BWAQ IPO and would be included in this proxy statement/prospectus, (ii) these disparate interests would exist with respect to a business combination with any target company, and (iii) the Transactions were structured so that the Transactions may be completed even if BWAQ Public Shareholders redeem a substantial portion of the BWAQ Public Shares.

After considering the foregoing factors, the BWAQ Board concluded, in its business judgment, that the potential benefits that it expected BWAQ and its shareholders to achieve as a result of the Transactions outweighed the potentially negative factors associated with the Transactions. The BWAQ Board also noted that BWAQ shareholders would have a substantial economic interest in PubCo (depending on the level of BWAQ shareholders that sought redemption of their BWAQ Public Shares for cash). Accordingly, the BWAQ Board unanimously determined that the Business Combination Agreement and the related agreements and the Transactions are advisable, fair to and in the best interests of BWAQ and its shareholders.

The preceding discussion of the information and factors considered by the BWAQ Board is not intended to be exhaustive but includes the material factors considered by the BWAQ Board. In view of the complexity and wide variety of factors considered by the BWAQ Board in connection with its evaluation of the Business Combination Agreement and the Transactions, the BWAQ Board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the different factors that it considered in reaching its decision. In addition, in considering the factors described above, individual members of the BWAQ Board may have given different weight to different factors. The BWAQ Board considered this information as a whole and overall considered the information and factors to be favorable to, and in support of, its determinations and recommendations.

This explanation of the BWAQ Board’s reasons for its approval of the Business Combination Agreement and the Transactions, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Forward-Looking Statements.”

Basis for the BWAQ Board’s Recommendation — Fairness Opinion

In addition to the foregoing factors, the BWAQ Board also considered the Fairness Opinion and supporting analysis provided by Primary Capital, an independent financial advisor. On March 30, 2023, BWAQ retained Primary Capital to provide to the Special Committee a fairness opinion on whether the consideration to be paid by BWAQ to BWAQ’s unaffiliated shareholders in connection with the Transactions is fair from a financial point of view. On August 7, 2023, Primary Capital delivered its Fairness Opinion, dated August 7, 2023, to the Special Committee that, as of the date of the Fairness Opinion and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in such Fairness Opinion, the consideration to be paid by TOYO Solar pursuant to the draft Agreement was fair, from a financial point of view, to the shareholders of BWAQ.

In selecting Primary Capital, the Special Committee considered, among other things, the fact that Primary Capital is a reputable investment banking firm with substantial experience in providing strategic advisory services in general. Primary Capital, as part of its investment banking business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

The full text of the Fairness Opinion is attached hereto as Annex C and is incorporated into this proxy statement/prospectus by reference. The summary of the Fairness Opinion set forth herein is qualified in its entirety by reference to the full text of the Fairness Opinion. BWAQ’s shareholders are urged to read the Fairness Opinion carefully and in its entirety for a discussion of the procedures followed, assumptions made, other matters considered, and limits of the review undertaken by Primary Capital in connection with such Fairness Opinion. Primary Capital’s Fairness Opinion was approved by its fairness committee. The Fairness Opinion was provided for the information of, and directed to, the Special Committee for its information and assistance in connection with its consideration of the financial terms of the Transactions.

The Fairness Opinion issued by Primary Capital was only one of many factors considered by the Special Committee and BWAQ Board in evaluating the Transactions. Neither the Fairness Opinion nor Primary Capital’s analyses were determinative of the aggregate merger consideration or of the views of the Special Committee, BWAQ Board or BWAQ’s management with respect to the Transactions or the aggregate merger consideration. The type and amount of consideration payable in the Transactions were determined through negotiations between BWAQ and TOYO Solar, and the decision to enter into the Business Combination Agreement was solely that of the Special Committee and the BWAQ Board.

In rendering its Fairness Opinion, Primary Capital, among other things:

1.      Reviewed the letter of intent by and among BWAQ, TOYO Solar and VSUN, dated January 31, 2023, and discussed the proposed Transaction with BWAQ’s management;

2.      Reviewed a near final form of the Business Combination Agreement as of August 5, 2023, and associated transactional documents relevant to the Fairness Opinion;

3.      Reviewed the unaudited financial statements of TOYO Solar from inception (November 8, 2022) through December 31, 2022, and year-to-date financial statements through February 28, 2023;

4.      Reviewed SEC filings and certain other publicly available information pertaining to BWAQ, TOYO Solar and the Shareholders;

5.      Reviewed certain non-publicly available information regarding TOYO Solar, including financial projections prepared by management of TOYO Solar and provided to Primary Capital by BWAQ’s management for the purpose of Primary Capital analysis;

6.      Discussed the historical financial performance and financial projections of TOYO Solar with representatives of BWAQ, TOYO Solar and the Shareholders;

7.      Reviewed and analyzed certain publicly available information and stock market data of selected public companies which Primary Capital believed to be relevant to its analysis;

8.      Reviewed and analyzed certain publicly available information regarding the terms of selected historical merger and acquisition transactions which Primary Capital believed to be relevant to its analysis;

9.      Evaluated the implied enterprise and equity value of TOYO Solar that resulted from the various methods of financial analysis Primary Capital conducted;

10.    Conducted such other financial studies, analyses and investigations Primary Capital has deemed appropriate based on Primary Capital’s other transactional experience as well as their experience in securities valuations.

The BWAQ Board has not obtained nor will obtain an additional updated fairness opinion prior to the Closing, and changes in the operations and prospects of TOYO Solar, general market and economic conditions and other factors that may be beyond the control of BWAQ and TOYO Solar, and on which the Fairness Opinion was based, may alter the value of BWAQ or TOYO Solar or the price of BWAQ’s securities by the time the Transactions are completed. The Fairness Opinion does not speak to any date other than the date of such opinion, and as such, the opinion will not address the fairness of the consideration, from a financial point of view, at any date after the date of such opinion, including at the time the Transactions are completed.

In rendering its Fairness Opinion, Primary Capital relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy, completeness and fair presentation of all of the financial and other information that was provided to Primary Capital by BWAQ or that was publicly available.

With respect to the financial forecasts regarding TOYO Solar, Primary Capital assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and good faith judgment of the management of BWAQ and TOYO Solar as to the future competitive, operating and regulatory environment and related financial performance of TOYO Solar and that the financial projections and the assumptions derived therefrom provided a reasonable basis upon which Primary Capital could form its Fairness Opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information was based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. Primary Capital relied on this projected information without independent verification or analysis and did not in any respect assume any responsibility for the accuracy or completeness thereof.

In rendering its Fairness Opinion, Primary Capital in all respects material to its analysis relied upon the representations and warranties of each party contained in the near final draft of the Business Combination Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the draft Agreement and that all conditions to the consummation of the Transactions will be satisfied without waiver thereof which would affect the amount or timing of the purchase. Primary Capital also relied upon representations made by the management that there will not, as a result of the consummation of the transactions contemplated by the near draft of the Business Combination Agreement, be any default, or event of default, under any indenture, credit agreement or other material agreement or instrument to which TOYO Solar or any of its subsidiaries or affiliates is a party, and that all material assets and liabilities (contingent or otherwise, known or unknown) of TOYO Solar were as set forth in the unaudited financial statements of TOYO Solar provided to Primary Capital passed by BWAQ from TOYO Solar as of the respective dates of such financial statements.

Primary Capital did not provide advice concerning the structure, the specific amount of the consideration, or any other aspects of the Transactions, or provide any services other than the delivery of the Fairness Opinion.

The Fairness Opinion was limited to whether, as of the date of the Fairness Opinion, the consideration payable pursuant to the near final draft of the Business Combination Agreement was fair, from a financial point of view, to BWAQ’s shareholders. The Fairness Opinion did not address the relative merits of the Transactions contemplated by the near final draft of the Business Combination Agreement as compared to any alternative transactions that might be available to BWAQ, nor did it address the underlying business decision by BWAQ to engage in the Transactions or the terms of the near final draft of the Business Combination Agreement or the documents referred to therein. The Fairness Opinion did not constitute a recommendation as to how any holder of BWAQ Ordinary Shares should vote or act on any matter relevant to the draft of the business combination agreement including whether or not to tender BWAQ Ordinary Shares in connection with an offer.

Primary Capital is not a legal, tax or accounting advisor and relied upon BWAQ and its legal, tax and accounting advisors to make its own assessment of all legal, tax and accounting matters related to BWAQ and the Transactions. Primary Capital did not take into account any tax consequences of the Transactions to BWAQ or its shareholders.

The summary set forth below does not purport to be a complete description of the analyses performed by Primary Capital, but describes, in summary form, the material elements of the presentation that Primary Capital made to the Special Committee on August 7, 2023, in connection with Primary Capital’s Fairness Opinion.

In accordance with customary investment banking practice, Primary Capital employed generally accepted valuation methods and financial analyses in reaching its Fairness Opinion. The following is a summary of the material financial analyses performed by Primary Capital in arriving at its Fairness Opinion. These summaries of financial analyses alone do not constitute a complete description of the financial analyses Primary Capital employed in reaching its conclusions. The summary text describing each financial analysis does not constitute a complete description of Primary Capital’s financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Primary Capital. The summary text set forth below does not represent and should not be viewed by anyone as constituting conclusions reached by Primary Capital with respect to any of the analyses performed by it in connection with its Fairness Opinion. Rather, Primary Capital made its determination as to the fairness to BWAQ of the purchase price to be paid by BWAQ in the Transactions, from a financial point of view, on the basis of its experience and professional judgment after considering the results of all of the analyses performed.

Except as otherwise noted, the information utilized by Primary Capital in its analyses, to the extent that it is based on market data, is based on market data as it existed on or before the date Primary Capital delivered its Fairness Opinion and is not necessarily indicative of current market conditions. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which any securities may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.

Selected Public Companies Analysis

Primary Capital reviewed, analyzed, and compared certain financial information relating to TOYO Solar to corresponding publicly available financial information and market multiples for twelve publicly traded companies producing solar cells, among other related products and services, to the solar energy sector — Motech Industries Inc., Trina Solar Co., Ltd, JinkoSolar Holding Co., Ltd., EGing Photovoltaic Technology Co., Ltd., Zhejiang Sunflower Great Health Limited Liability Company, SHENZHEN TOPRAYSOLAR Co., Ltd., Jolywood (Suzhou) Sunwatt Co., Ltd., TSEC Corporation, Tainergy Tech Co., Ltd., Risen Energy Co., Ltd., United Renewable Energy Co., Ltd., and Shanghai Aiko Solar Energy Co., Ltd. Primary Capital reviewed, among other things, the range of enterprise values (“EV”) of the selected publicly traded companies as a multiple of the last twelve months (“LTM”) ending on various filing dates in May and June 2023 provided in their latest periodic reports, respectively, and estimated next twelve months (“NTM”) revenue and EBITDA (estimates as provided by S&P Capital IQ).

The following table sets forth the enterprise values as a multiple of fiscal year LTM revenue and EBITDA and NTM estimated revenue and EBITDA for the selected publicly traded companies identified above.

$ in millions, except share prices

Company Name	Share Price 7/28/2023	Total Enterprise Value	ENTERPRISE VALUE AS A MULTIPLE OF LTM Revenue	LTM EBITDA	NTM Revenue	NTM EBITDA
Motech Industries Inc. (TPEX:6244)	$0.98	$368	2.06x	21.17x	NA	NA
Trina Solar Co., Ltd (SHSE:688599)	$5.30	$12,919	1.01x	11.68x	0.73x	7.50x
JinkoSolar Holding Co., Ltd. (NYSE:JKS)	$42.25	$9,563	0.75x	14.11x	0.59x	6.69x
EGing Photovoltaic Technology Co.,Ltd.	$0.93	$805	0.53x	11.03x	NA	NA
Zhejiang Sunflower Great Health Limited Liability Company (SZSE:300111)	$0.43	$496	10.55x	NM	NA	NA
SHENZHEN TOPRAYSOLAR Co.,Ltd. (SZSE:002218)	$0.66	$975	5.96x	15.63x	NA	NA
Jolywood (Suzhou) Sunwatt Co., Ltd. (SZSE:300393)	$1.82	$2,375	1.65x	20.26x	0.94x	7.65x
TSEC Corporation (TWSE:6443)	$1.00	$546	1.87x	18.19x	NA	NA
Tainergy Tech Co., Ltd. (TWSE:4934)	$1.10	$234	2.90x	NM	NA	NA
Risen Energy Co.,Ltd. (SZSE:300118)	$3.26	$3,202	0.74x	13.23x	0.53x	NA
United Renewable Energy Co., Ltd. (TWSE:3576)	$0.57	$1,148	1.91x	24.47x	NA	NA
Shanghai Aiko Solar Energy Co.,Ltd. (SHSE:600732)	$3.66	$6,797	1.39x	11.94x	1.32x	8.90x
		Median	**1.76x**	**14.87x**	**0.73x**	**7.57x**
		Mean	**2.61x**	**16.17x**	**0.82x**	**7.68x**
		High	**10.55x**	**24.47x**	**1.32x**	**8.90x**
		Low	**0.53x**	**11.03x**	**0.53x**	**6.69x**

	MEDIAN MULTIPLES AFTER DISCOUNT			
50.0%	**0.88x**	**7.43x**	**0.36x**	**3.79x**

When evaluating a subject company against a panel of comparable companies, Primary Capital will typically apply a discount to the calculated multiples when there are meaningful differences between the size and scope of the subject company and the selected comparables. In this case, since most of the comparable companies have already developed substantial businesses in the solar sector, Primary Capital determined a 50% discount to the median multiples was an appropriate discount to calculate a “discounted median multiple” that Primary Capital used in its valuation analysis. Also, since TOYO Solar does not have any historical operating results, Primary Capital treated 2023 projections as LTM and 2024 projections as NTM for TOYO Solar. Primary Capital accounted for the mismatch of TOYO Solar’s LTM and NTM results (as compared to the timing of the comparables LTM and NTM results) by applying the same discount factors used in our discounted cash flow analysis and calculating the present value of the implied enterprise value (EV).

The following table sets forth the range of implied enterprise, equity and share price values resulting from applying the discounted median multiples above to TOYO Solar’s LTM and NTM projected results.

Based on the projections for TOYO Solar, the 2024 Audited Net Profit will exceed $41 million. This amount is the hurdle necessary to achieve the Earnout Consideration of $130 million, or 13 million earnout shares. Since the projections show TOYO Solar will comfortably exceed $41 million in 2024 Audited Net Profit, Primary Capital assumed the earnout shares were issued and outstanding in all per share calculations used throughout its analysis.

Primary Capital selected the companies used in this analysis on the basis of its experience and knowledge of companies in the industry and various factors, including the size of the company and the similarity of the lines of business to TOYO Solar’s proposed lines of business, as well as the business models, product/service offerings, operating margin profiles and end-market exposure of such companies. As noted above, no company used as a comparison is identical to TOYO Solar. Accordingly, these analyses are not purely mathematical, but also involve complex considerations and judgments concerning the differences in financial and operating characteristics of the selected companies and other factors.

Selected Precedent Transactions Analysis

Primary Capital reviewed and analyzed certain publicly available information, including valuation metrics, for the following four acquisitions among companies producing solar cells, PV modules and related components to the solar energy sector over the last five years. In three of the four transactions identified, less than a 50% interest was acquired, indicating these were not change of control transactions. Consistent with the same methodology used in the comparable companies’ analysis, Primary Capital applied a 50% discount to the median multiples to calculate a “discounted median multiple” that Primary Capital used in its valuation analysis.

($ in millions)

Transaction Close Date	Target	Buyer	Transaction Value (EV)	Implied Enterprise Value (EV)	EV/LTM Revenue	EV/LTM EBITDA
Feb-23	Jolywood (Suzhou) Sunwatt Co., Ltd.	Zhejiang Zheneng Electric Power Co., Ltd.	$472.00	$2,818.40	2.2x	21.1x
Mar-21	Huangshan Fule New Energy Technology Co., Ltd.	Hangzhou Star Shuaier Electric Appliance Co., Ltd.	$4.70	$9.30	0.5x	-
Mar-21	Jolywood (Suzhou) Sunwatt Co., Ltd.	Taizhou Jiangyan Daode New Material Equity Investment Partnership Enterprise (Limited Partnership)	$51.70	$1,230.50	1.6x	13.4x
Dec-20	Pingmei Longji New Energy Technology Co., Ltd.	Henan Yicheng New Energy Co., Ltd.	$56.80	$189.50	0.5x	-
				Median	1.1x	17.3x
				Mean	1.2x	17.3x
				High	2.2x	21.1x
				Low	0.5x	13.4x

	MEDIAN MULTIPLES AFTER DISCOUNT	
Discount Applied to Median Multiples: 50.0%	0.53x	8.63x

Data Source: S&P Capital IQ

Primary Capital selected the precedent transactions based upon its experience and knowledge of companies in the industry. Although none of the transactions are directly comparable to the transaction between BWAQ and TOYO Solar, nor are any of the target companies directly comparable to TOYO Solar, selected transactions involving target companies with similar characteristics to the characteristics identified above in the comparable company analysis.

There was no NTM data on the selected precedent transactions, so only LTM data was used in Primary Capital’s analysis. Primary Capital used the same methodology in the precedent transaction analysis as the comparable companies’ analysis, whereby TOYO Solar’s 2023 projections were treated as LTM results and discounted a full year to calculate the present value. The following table sets forth the LTM Revenue and EBITDA multiples utilized by Primary Capital in performing its analysis, which were derived from the selected business combinations identified above, and the range of enterprise values, equity values and share prices for TOYO Solar implied by this analysis.

Because the market conditions, rationale, and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between TOYO Solar’s businesses, operations and prospects and those of the acquired companies above, Primary Capital believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis. Accordingly, Primary Capital also made qualitative judgments concerning the differences between the characteristics of these transactions (including market conditions, rationale, and circumstances surrounding each of the transactions, and the timing, type and size of each of the transactions) and TOYO Solar acquisition that could affect TOYO Solar’s acquisition value.

Discounted Cash Flow Analysis

Primary Capital utilized the financial projections and estimates regarding TOYO Solar prepared by TOYO Solar and supplied to Primary Capital by BWAQ, to perform a discounted cash flow analysis of TOYO Solar. The projections and estimates supplied to and utilized by Primary Capital are summarized below under “— Certain Projected Financial Information.” In conducting this analysis, Primary Capital assumed that TOYO Solar would perform in accordance with these projections and estimates. Primary Capital performed an analysis of the present value of the unlevered free cash flows that TOYO Solar’s management projected TOYO Solar will generate for the fiscal years 2023 through fiscal year 2026. Primary Capital utilized illustrative terminal values in the year 2026 based on a range of terminal multiples of 5.4x to 9.4x on projected fiscal year’s 2026 EBITDA. Primary Capital discounted the cash flows projected for the specified period using discount rates ranging from 24.1% to 28.1%, reflecting a range of estimates of TOYO Solar’s calculated weighted average cost of capital of 26.1%. Using discount rates of 24.1% to 28.1% and terminal multiples of 5.4x to 9.4x, this analysis resulted in implied enterprise values for TOYO Solar ranging from $441.1 million to $812.8 million. The implied share price, assuming the earnout shares were issued and outstanding, ranged from $10.81 to $19.88. Primary Capital compared the results of this analysis to the $410.0 million total consideration payable to TOYO Solar pursuant to the near final draft of the Business Combination Agreement. The total consideration payable to TOYO Solar was below the range of enterprise values resulting from this analysis, supporting a conclusion that, as of the date of Primary Capital’s Fairness Opinion, the transaction was fair to Primary Capital, from a financial point of view.

Conclusion

Typically, none of the analyses performed by Primary Capital is assigned a greater significance or weight given to those analyses. However, in certain situations Primary Capital will determine it is necessary to reallocate percentage weights when it believes there are inherent limitations among one or more components of its analyses. The goal is to apply weights which, in Primary Capital’s view, appropriately addresses identified weaknesses by reducing the component’s impact on the overall analysis. In this case, Primary Capital was concerned with the limited availability of quality precedent transaction data where three of the four transactions were more than two years old and three of the four were not change of control transactions. Primary Capital also noted that, unlike TOYO Solar, the companies included in the public companies’ analysis all had well established and sizeable businesses in the solar sector. Due to Primary Capital’s concerns regarding the relevance of the precedent transactions and comparable company analysis, it was determined to significantly underweight the results from the precedent transaction analysis (10%) and slightly underweight the results from the comparable company analysis (30%). The amount of the reduced weights applied to the precedent transaction and comparable companies analysis was added to the weight applied to the discounted cash flow analysis, resulting in a 60% weight for the discounted cash flow analysis. The resulting weighted average value is shown in the table below:

Based upon the foregoing analyses and the assumptions and limitations set forth in full in the text of Primary Capital’s Fairness Opinion, Primary Capital was of the opinion that, as of the date of Primary Capital’s Fairness Opinion, and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in such Fairness Opinion, the consideration to be paid by BWAQ in the Transactions pursuant to the near final draft of the Business Combination Agreement was fair, from a financial point of view, to BWAQ’s shareholders.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its Fairness Opinion, Primary Capital considered the results of all of its analyses as a whole and believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying Primary Capital’s analyses and the Fairness Opinion; therefore, the range of valuations resulting from any particular analysis described above should not be taken to be Primary Capital’s view of the actual value of BWAQ.

Primary Capital has received a fee of $60,000 in total, including $30,000 received upon the execution of the engagement letter and $30,000 received upon the completion of the final draft of its Fairness Opinion, and $40,000 will be payable to Primary Capital upon the filing of the amendment No. 1 to this proxy statement/prospectus. The payment to Primary Capital as provided above was not and will not be contingent upon consummation of the Transactions. Primary Capital will not receive any other significant payment or compensation contingent upon the successful consummation of the Transactions. In addition, BWAQ has agreed to indemnify Primary Capital for liabilities arising out of its engagement. Primary Capital may seek to provide investment banking services to BWAQ, the shareholders of BWAQ or their respective affiliates in the future, for which Primary Capital would seek customary compensation. In the ordinary course of business, Primary Capital and its clients may affect transactions in the equity securities of BWAQ and may at any time hold a long or short position in such securities.

Certain Projected Financial Information

BWAQ and TOYO Solar do not, as a matter of general practice, publicly disclose forecasts or internal projections of TOYO Solar’s future revenues, earnings or other results. However, in connection with the BWAQ Board’s consideration of the Transactions and Primary Capital’s financial analysis of TOYO Solar described under “— Basis for the BWAQ Board’s Recommendation — Fairness Opinion,” TOYO Solar’s management provided to BWAQ and Primary Capital, its non-public, four-year internal financial forecasts regarding TOYO Solar’s anticipated future operations for fiscal 2023 through fiscal 2026.

The financial forecasts provided to Primary Capital were developed following a process in which TOYO Solar provided draft financial forecasts and further updated with inputs and suggestions by BWAQ’s management. Initially, TOYO Solar provided financial forecast for the years from 2024 (with projected EBITDA of approximately $159.61 million), 2025 (with projected EBITDA of approximately $194.72 million) to 2026 (with projected EBITDA of approximately $191.94 million). Following the receipt of initial financial projections, BWAQ management had discussions with TOYO Solar regarding whether TOYO Solar’s financial projections would (i) include the projections for the fourth quarter of 2023, given its estimated timeline to complete Phase 1 construction of a cell plant in Vietnam and commence production by the end of 2023, and (ii) make reasonable adjustments when comparing R&D expenses against other solar energy solution companies that are more established, given that TOYO Solar is a newly established company and may incur relatively higher R&D expenses at the initial stage, including application of TOPCon (as defined below) technology in solar cell production. TOYO Solar’s management considered and analyzed these factors and modified the financial forecasts accordingly. The final financial forecast included the financial projections for the year 2023, increased the total operating expenses by approximately 10.7%, 9.8% and 5.8% for the years 2024, 2025 and 2026, respectively, and adjusted other relevant financial metrics accordingly. Consequently, the projected EBITDA for the years 2024, 2025 and 2026 in the final financial forecasts decreased by approximately 6.5%, 7.1% and 4.3%, respectively, as compared to the projected EBITDA in the initial financial forecasts for the same periods. The final financial forecast was provided to Primary Capital. BWAQ has included the below summary information from such financial forecasts to give its shareholders access to certain previously non-public information because such information was considered by Primary Capital, for purposes of rendering its Fairness Opinion. In light of the fact that TOYO Solar is a newly established solar solution company with limited operations which has not generated meaningful revenues to date, and the financial projections prepared by TOYO Solar are not supported by a sufficiently long operating history, the BWAQ Board did not rely upon the following financial projections in recommending the Transactions to its shareholders and did not consider the projections a determinative factor in entering into the Business Combination Agreement. Inclusion of summary information regarding the financial forecasts in this proxy statement/prospectus is not intended to influence your decision whether to vote for the Transactions.

Neither the inputs or assumptions provided by TOYO Solar to Primary Capital nor the unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward complying with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for the preparation and presentation of prospective financial information, or U.S. GAAP.

Neither BWAQ’s independent registered public accounting firm, nor the independent registered public accounting firm of TOYO Solar has audited, reviewed, compiled, or performed any procedures with respect to the accompanying unaudited prospective financial information for the purpose of its inclusion herein, and accordingly, neither of them expresses an opinion or provides any other form of assurance with respect thereto for the purpose of this proxy statement/prospectus. The report of the independent registered public accounting firm of TOYO Solar included elsewhere in this proxy statement/prospectus relates to the historical financial information of TOYO Solar. It does not extend to the unaudited prospective financial information and should not be read to do so.

Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/prospectus are strongly cautioned not to place undue reliance on the prospective financial information.

The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information, including, among others, risks and uncertainties set forth under “Risk Factors” and “Forward-Looking Statements” contained elsewhere in this proxy statement/prospectus. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of BWAQ or TOYO Solar or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this proxy statement/prospectus should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

Considering that BWAQ’s Extraordinary General Meeting will be held months after the date the financial forecast referenced above was prepared, as well as the uncertainties inherent in any forecasted information, shareholders are strongly cautioned not to place undue reliance on the financial forecast. This information constitutes “forward-looking statements,” and actual results likely will differ from it and the differences may be material. See “Forward-Looking Statements.”

BWAQ and TOYO Solar do not generally publish their business plans and strategies or make external disclosures of their anticipated financial condition or results of operations. EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, TOYO SOLAR HAS NOT UPDATED, AND DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE, THE PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING SINCE ITS PREPARATION INCLUDING ANY CHANGES IN GENERAL ECONOMIC OR INDUSTRY CONDITIONS, OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. NEITHER BWAQ, TOYO SOLAR NOR ANY OF PRIMARY CAPITAL’S RESPECTIVE REPRESENTATIVES OR ADVISERS MAKE ANY REPRESENTATION TO ANY BWAQ SHAREHOLDERS, TOYO SOLAR STOCKHOLDERS OR ANY OTHER PERSON WITH REGARD TO THE ULTIMATE PERFORMANCE OF BWAQ, TOYO SOLAR OR PUBCO. BWAQ DOES NOT INTEND TO REFERENCE THESE FINANCIAL PROJECTIONS IN ITS FUTURE PERIODIC REPORTS FILED UNDER THE EXCHANGE ACT.

Four years was selected as an appropriate forecast period since this period adequately shows the forecasted continued growth within the renewable energy industry and that PV solar installations will continue to support the increased demand for renewable energy sources through 2026. A summary of the four-year internal financial forecast information regarding TOYO Solar’s anticipated future operations for fiscal 2023 through fiscal 2026 provided by BWAQ to Primary Capital in connection with Primary Capital’s Fairness Opinion and related financial analyses is as follows:

The above financial metrics were included in TOYO Solar’s financial forecasts that were provided to Primary Capital solely for purpose of rendering its Fairness Opinion, which opinion is materially related to the Transactions. Further, the financial forecasts are disclosed in this prospectus/proxy statement in order to comply with Item 1015 of Regulation M-A regarding disclosure of Primary Capital’s analyses or substantive work. Accordingly, consistent with SEC guidance, the metrics provided to Primary Capital for purpose of rendering the Fairness Opinion are not deemed to be non-GAAP financial measures requiring reconciliation to GAAP and/or other additional disclosures.

Assumptions Utilized for the Financial Forecast Table

The financial forecasts were prepared in good faith by TOYO Solar’s management based on management’s reasonable best estimates and facts, circumstances and information available at the time. While presented with numerical specificity, the financial forecasts reflect numerous estimates and assumptions made by TOYO Solar’s management with respect to industry performance, competition, general business, economic, market and financial conditions and matters specific to TOYO Solar’s business, all of which are difficult to predict and many of which are beyond TOYO Solar’s control. TOYO Solar believes that its solar industry insights provide a reasonable basis for the estimates and assumptions underlying the financial forecasts. Changes in these estimates or assumptions, including assumptions regarding cell sale price fluctuations, silicon purchase price fluctuations, research and development expenses as a percentage of revenue and expanded production capacity could materially affect the financial forecasts. Specifically, the material assumptions and estimates include but are not limited to:

•        Revenue Growth

•        Production Facilities: The projected significant increase in revenue from 2023 to 2026 is based on increased product sales revenue from production facilities coming online during each of those years (as described below). These projections (i) are generally consistent with management’s executed strategies; (ii) take into account the 3GW Phase 1 capacity of the Vietnam solar cell factory coming online in the fourth quarter of 2023; (iii) assume the Vietnam solar cell factory will achieve full 3GW capacity in 2024; (iv) assume the 3GW Phase 2 capacity of the Vietnam solar cell factory coming online by the third quarter of 2025; and (v) take into account the 2GW annual capacity of the wafer slicing factory at a selected location and the 2GW annual capacity solar module factory in U.S. coming online afterwards.

•        Sales Volume: According to the CIC Report, U.S. domestic solar cell production is projected to be 0GW, 3.6GW, 15.9GW and 25.7GW in 2023 to 2026, respectively, while U.S. domestic solar module production is projected to be 8.0GW, 18.4GW, 40.3GW and 55.2GW in 2023 to 2026, respectively. This will lead to an undersupply of U.S. domestic solar cell capacity, requiring sourcing from other overseas supply chains. VSUN has more resources than TOYO Solar and a proven track record of success in the U.S. solar market, and TOYO Solar’s management believes that, by leveraging VSUN’s successful experience and market insights, as well as its strong presence and reputation in the solar industry, through a series of collaboration with VSUN, TOYO Solar will be able to quickly obtain access to the U.S. market with minimal upfront marketing and brand promotion, and build “TOYO Solar” as a trusted PV module supplier brand in the United States and even globally. In light of the above, TOYO Solar’s management believes all of the production capacity can be converted into effective sales volume without oversupply during the forecast period presented in the financial forecasts.

•        Raw Material Supply: In light of the current market environment, supply-demand dynamics, national policies and regulatory requirements, TOYO Solar’s management believes key raw material purchase prices will decline during the forecast period, auxiliary material purchase prices will remain unchanged, and overall raw material supply will remain sufficient without shortages.

•        The primary driver of growth comes from capacity expansion, with the impact on revenue outweighing the impact from the projected unit selling price decline of approximately 3% to 6% annually.

In view of the above assumptions, the compound annual revenue growth rate from 2023 to 2026 is approximately 110%.

•        Gross Margin

Given the rapid development of the solar industry and its gradual maturation, gross margins will gradually decrease. However, given the cyclical nature of the solar industry, TOYO Solar’s management expects profitability to gradually shift upstream, and thus gross margins in 2024 are expected to increase slightly due to the full production launch of wafer slicing.

•        Gross Profit

In the current supply-constrained solar industry environment, as production capacity increases thus driving sales growth and manufacturing efficiency year-over-year, gross profit is expected to increase annually.

•        EBITDA

EBITDA is expected to increase in line with increased revenue and scale, somewhat offset by higher operating expenses across the major expense categories as TOYO Solar continues to expand its operations to support its revenue growth.

•        Other Material Assumptions:

•        Manufacturing Efficiencies:    In line with solar industry development trends, solar cell conversion efficiency will gradually improve, thereby enhancing production efficiency and capacity.

•        Research and Development Expenses Ratio:    TOYO Solar’s R&D expenses as a percentage of revenue in 2023 is projected to be the highest percentage during the forecast period presented in the financial forecasts. This percentage is expected to gradually decline over the forecast period as revenue grows substantially, to be generally in line with R&D expense ratios at other publicly listed solar technology companies.

•        Corporate Income Tax:    In Vietnam, TOYO Solar’s is entitled to a corporate income tax exemption for four years and a 50% reduction for the following five years.

Satisfaction of 80% Test

BWAQ’s initial business combination must occur with one or more operating businesses or assets that together have an aggregate fair market value equal to at least 80% of the assets held in the Trust Account (excluding the amount of Deferred Underwriting Fee held in The Trust Account and taxes payable on the income earned on the Trust Account and less any interest earned thereon that is released to BWAQ for its taxes) at the time of signing a definitive agreement to enter into a business combination. BWAQ will not complete a business combination unless the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. The BWAQ Board determined that this test was met in connection with the proposed Transactions.

Interests of BWAQ’s Directors and Officers in the Transactions

When considering the BWAQ Board’s recommendation to vote in favor of approving the Business Combination Proposal, BWAQ Shareholders should keep in mind that the Sponsors and BWAQ’s directors and executive officers have interests in such proposals that are different from, or in addition to (and which may conflict with), those of BWAQ Shareholders generally. These interests include, among other things, the interests listed below:

•        the fact that the BWAQ Initial Shareholders, including the Sponsor, BWAQ’s officers and directors and Maxim have agreed, as part of the BWAQ IPO, and without any separate consideration provided by BWAQ for such agreement, not to redeem any BWAQ Ordinary Shares (including the Representative Shares held by Maxim) in connection with a shareholder vote to approve a proposed initial business combination;

•        the current beneficial ownership by the Sponsor of an aggregate of 1,800,000 Founder Shares and 378,480 Private Shares, which would become worthless if BWAQ does not complete a business combination within the applicable time period, as the Sponsor has waived any right to redemption with respect to these shares. The Sponsor paid an aggregate of approximately $20,434.78, or $0.01 per share, for the Founders Shares and $3,784,800, or $10.00 per share, for the Private Shares. The Founder Shares (on an as-converted basis) and the Private Shares currently held by the Sponsor have an aggregate market value of approximately $25.4 million, based on the closing price of BWAQ Class A Ordinary Shares on the Record Date of $11.25 per share, resulting in a theoretical gain of approximately $21.6 million (or $9.57 per share). Further, pursuant to the Sponsor Support Agreement, the Sponsor will transfer 100,000 Founder Shares to Fuji Solar immediately prior to or upon the Merger Closing and distribute 400,000 Founder Shares to the Sponsor’s employees or advisors prior to the Merger Closing. In the event that there is no or less than $20,000,000 Transaction Financing occurred on the closing of the Transaction, the Sponsor will cancel 1,380,000 Founder Shares. Therefore, it is likely that the Sponsor will only hold 378,480 Private Shares immediately prior to or upon the Merger Closing;

•        the fact that in connection with the Transactions, the Sponsor transferred 400,000 Founder Shares to Fuji Solar in October 2023, subject to the same lock-up terms of the Founder Shares, for the aggregate purchase price of $1,200,000, the proceed of which have been used by the Sponsor to fund the Trust Account to effectuate the extensions of the period that BWAQ is permitted to complete an initial business combination as a part of the agreed terms and conditions provided in a letter of intent dated January 31, 2023, between BWAQ, TOYO Solar and VSUN.

•        the fact that there are various sponsor support arrangements in connection with the Business Combination Agreement, including without limitation that certain amount of Founder Shares owned by the Sponsor are subject to earnout vesting schedule, shortfall markup and as provided in the Sponsor Support Agreement. For more information, see “The Business Combination Agreement and Other Transaction Documents — Related Agreements and Documents.”

•        The fact that, pursuant to a certain administrative services agreement (the “Administrative Services Agreement”) dated as of January 31, 2022 by and between BWAQ and the Sponsor, BWAQ is obligated, commencing from the effective date of the BWAQ IPO to pay the Sponsor, a monthly fee of $10,000 for general and administrative services until the earlier of the completion of initial business combination or the liquidation of the Trust Account to BWAQ Public Shareholders. BWAQ has been using a portion of the working capital held outside the Trust Account to repay such administrative service fees to the Sponsor, but no proceeds from the Trust Account would be used to repay such fees.

•        the beneficial ownership by Maxim of an aggregate of 46,000 Private Shares and 40,000 Representative Shares, which would become worthless if BWAQ does not complete a business combination within the applicable time period, as Maxim has waived any right to redemption with respect to these shares. Maxim paid an aggregate of $460,000, or $10.00 per share, for the Private Shares. The 40,000 Representative Shares were issued by BWAQ to Maxim and/or its designees as representative compensation in connection with the BWAQ IPO. The Private Shares and the Representative Shares have an aggregate market value of approximately $1.0 million, based on the closing price of BWAQ Class A Ordinary Shares on the Record Date of $11.25 per share, resulting in a theoretical gain of approximately $0.5 million (or $5.90 per share). BWAQ has agreed obtain the Underwriter’s Consent. Pursuant to the Underwriting Agreement, Maxim agrees to convert the total amount of the Deferred Underwriting Fee in an amount of $3,220,000, equal to 3.5% of the gross proceeds of the BWAQ IPO, into 322,00 Deferred Underwriting Shares, which is contingent on completion of a business combination. The Private Shares, the Representative Shares and the Deferred Underwriting Shares have an aggregate market value of approximately $4.6 million, based on the closing price of BWAQ Class A Ordinary Shares on the Record Date of $11.25 per share, resulting in a theoretical gain of approximately $4.1 million (or $10.12 per share);

•        each of Alfred “Trey” Hickey and Buhdy Sin Swee Bok, independent directors of BWAQ, holds 10,000 Founder Shares, which would become worthless if BWAQ does not complete a business combination within the applicable time period, as these independent directors have waived any right to redemption with respect to these shares. Each independent director of BWAQ paid approximately $108.70, or $0.01 per share for such 10,000 Founder Shares. Furthermore, as agreed by PubCo, BWAQ will issue each of Alfred “Trey” Hickey and Buhdy Sin Swee Bok 20,000 BWAQ Class A ordinary shares and Zhenyu Li 30,000 BWAQ Class A ordinary shares immediately prior to or upon the closing of an initial business combination, respectively; provided that the independent directors remain with BWAQ until the closing of an initial business combination;

•        in order to finance transaction costs in connection with an intended initial business combination, the BWAQ Insiders and/or its designee may, but are not obligated to, loan BWAQ funds as may be required. If BWAQ completes the Transactions, BWAQ would repay such loaned amounts out of the proceeds of the Trust Account released to BWAQ. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the Transactions do not close, BWAQ may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. Such loans (including the extension loans and convertible notes thereunder, if any, pursuant to the Business Combination Agreement) may be convertible into Working Capital Units, at a price of $10.00 per unit at the option of the lender. As of the date hereof, BWAQ had issued Promissory Notes in the principal amount of $3,271,981 under the Working Capital Loans, including $1,270,000 for working capital purpose as evidenced by the Sponsor Notes, $33,333 for Valuation Firm Expenses as evidenced by the Fuji Expenses Note and $1,968,648 of the Extension Payments as evidenced by 11 Sponsor Extension Notes to the Sponsor and/or its designees, including ZENIN, and 4 Fuji Extension Notes to Fuji Solar in connection with the Extension, which may be convertible into Working Capital Units, at a price of $10.00 per unit. As of December 31, 2023, BWAQ has drawn $2,492,085 under the Promissory Notes. BWAQ has the obligation to pay to the Sponsor the funds amounting to the principal amount of the Sponsor Notes and Extension Notes if the Transactions are terminated pursuant to the Business Combination Agreement. BWAQ may use a portion of the working capital held outside the Trust Account to repay such funds amounting to the principal amount of the Sponsor Notes and Extension Notes but no proceeds from the Trust Account would be used to repay such loaned amounts. In the event that BWAQ fails to complete a business combination by the prescribed time period, it is uncertain if BWAQ has sufficient working capital held outside the Trust Account to fully repay all the outstanding loans from the Sponsor Notes and Extension Notes. Pursuant to the Business Combination Agreement, BWAQ has agreed to obtain the Working Capital Loans Conversion Consent from the Sponsor or other persons entitled to receive repayment of the Working Capital Loans to convert the entire amounts due under the Working Capital Loans into Working Capital Units immediately prior to the Merger Closing;

•        the BWAQ Insiders, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred related to identifying, investigating, and consummating an initial business combination, provided, that, if BWAQ does not consummate the Transactions, a portion of the working capital held outside the Trust Account may be used by BWAQ to repay such reimbursements so long as no proceeds from the Trust Account are used for such repayment. From time to time, Mr. Liang Shi, BWAQ’s Chief Executive Officer and Director, would incur travel costs to search for targets. As of December 31, 2023, due to Mr. Liang Shi amounted to $3,558. Other than that, as of December 31, 2023, the BWAQ Insiders and their respective affiliates had incurred reimbursable out-of-pocket expenses in the amount of $30,084.96, among which, $26,526.96 has been reimbursed with balance of $2,538 due to them;

•        the continued indemnification of current directors and officers of BWAQ and the continuation of directors’ and officers’ liability insurance after the Transactions;

•        the fact that the BWAQ Initial Shareholders may be incentivized to complete the Transactions, or an alternative initial business combination with a less favorable company or on terms less favorable to shareholders, rather than to liquidate, in which case the BWAQ Initial Shareholders would lose their entire investment. As a result, the BWAQ Initial Shareholders may have a conflict of interest in determining whether TOYO Solar is an appropriate business with which to effectuate a business combination and/or in evaluating the terms of the Transactions;

•        the fact that the BWAQ Initial Shareholders collectively acquired 1,900,000 Founder Shares at a purchase price of approximately $0.01 per share and 424,480 Private Shares at a purchase price of $10.00 per share, representing 41.9% of issued and outstanding BWAQ Ordinary Shares prior to the Transactions. However, the total amount of PubCo Ordinary Shares to be held by the Sellers is based on a deemed price per share of $10.00 per share. Therefore, the BWAQ Initial Shareholders could make a substantial profit after the Transactions from their acquisition of Founder Shares and/or Private Shares as discussed above, even if the Transactions subsequently decline in value or are unprofitable for the BWAQ Public Shareholders, or the BWAQ Public Shareholders experience substantial losses in their investment in PubCo.

The BWAQ Initial Shareholders have agreed to, among other things, vote all of their Founder Shares and Private Shares in favor of the proposals being presented at the Extraordinary General Meeting and waive their redemption rights with respect to their BWAQ shares in connection with the consummation of the Transactions. As of the date of this proxy statement/prospectus, the BWAQ Initial Shareholders own approximately 41.9% of the issued and outstanding BWAQ shares (excluding the Representative Shares, which are not subject to any voting arrangement).

At any time at or before the Transactions, during a period when they are not then aware of any material nonpublic information regarding BWAQ or its securities, the Sponsors, TOYO Solar, and/or BWAQ’s or TOYO Solar’s directors, officers, advisors or respective affiliates may purchase public shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal or the Merger Proposal, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire public shares or vote their public shares in favor of the Business Combination Proposal or the Merger Proposal. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record or beneficial holder of BWAQ Ordinary Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights.

If the Sponsors, TOYO Solar, and/or BWAQ’s or TOYO Solar’s directors, officers, advisors, or respective affiliates purchase shares in privately negotiated transactions from BWAQ Public Shareholders who have already elected to exercise their redemption rights, then such selling shareholder would be required to revoke their prior elections to redeem their shares. The Sponsors, TOYO Solar, and/or BWAQ’s or TOYO Solar’s directors, officers, advisors or respective affiliates may also purchase public shares from institutional and other investors who indicate an intention to redeem BWAQ Ordinary Shares, or, if the price per share of BWAQ Ordinary Shares falls below $10.00 per share, then such parties may seek to enforce their redemption rights. The above-described activity could be especially prevalent in and around the time of Closing. The purpose of such share purchases and other transactions would be to (a) increase the likelihood that: (i) the Business Combination Proposal is approved by the affirmative vote of at least a simple majority of the votes cast by the holders of the issued and outstanding BWAQ Ordinary Shares, voting as a single class, who are present in person (including virtual presence) or represented by proxy and entitled to vote thereon at the Extraordinary

General Meeting; (ii) the Merger Proposal is approved by the affirmative vote of two-thirds of the votes cast by the holders of the issued and outstanding BWAQ Ordinary Shares, voting as a single class, who are present in person (including virtual presence) or represented by proxy and entitled to vote thereon at the Extraordinary General Meeting; and (iii) PubCo’s net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) being at least $5,000,001 after giving effect to the transactions contemplated by the Business Combination Agreement and the Transaction Financing; and (b) otherwise limit the number of public shares electing to redeem. The Sponsors, TOYO Solar and/or BWAQ’s or TOYO Solar’s directors, officers, advisors, or respective affiliates may also purchase shares from institutional and other investors for investment purposes.

Entering into any such arrangements may have a depressive effect on the BWAQ Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a lower-than-market price and may therefore be more likely to sell the shares he, she, or they own, either at or before the Transactions.

If such transactions are executed, then the Transactions could be completed in circumstances where such consummation could not have otherwise occurred. Share purchases by the persons described above would allow them to exert more influence over approving the proposals to be presented at the Extraordinary General Meeting and would likely increase the chances that such proposals would be approved. BWAQ will file or submit a Current Report on Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the persons mentioned in the preceding paragraph that would affect the vote on the proposals to be put to the Extraordinary General Meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

The existence of financial and personal interests of one or more of BWAQ’s directors results in conflicts of interest on the part of such director(s) between what he, she, or they may believe is in the best interests of BWAQ and what he, she, or they may believe is best for himself, herself, or themselves in determining to recommend that shareholders vote for the proposals. In addition, BWAQ’s officers have interests in the Transactions that may conflict with your interests as a shareholder.

In addition to the above, please see “Risk Factors — Risks Relating to BWAQ and the Transactions” and “Information Related to BWAQ — Conflicts of Interest” for additional information on interests of BWAQ’s directors and officers.

Anticipated Accounting Treatment

The Transactions are made up of the series of transactions provided for in the Business Combination Agreement as described elsewhere within this proxy statement/prospectus. The Transactions will be accounted for as a capital reorganization. Under this method of accounting, PubCo will be treated as the acquired company for financial reporting purposes. Accordingly, the Transactions will be treated as the equivalent of TOYO Solar issuing shares at the Closing for the net assets of BWAQ as of the Closing Date, accompanied by a recapitalization. The net assets of BWAQ will be stated at historical cost, with no goodwill or other intangible assets recorded and operations prior to the Transactions will be those of TOYO Solar. TOYO Solar has been determined to be the accounting acquiror for purposes of the Transactions based on an evaluation of the following facts and circumstances Notwithstanding the legal form, the Transactions will be accounted for as a reverse recapitalization in accordance with GAAP:

•        TOYO Solar’s operations prior to the Transactions will comprise the ongoing operations of PubCo;

•        TOYO Solar’s existing senior management team will comprise all or majority of the senior management team of PubCo; and

•        Sellers are expected to collectively have, assuming a no redemption scenario, up to 85.3% of the voting power of PubCo (or up to 92.5% assuming a maximum redemption scenario).

Regulatory Matters

The Business Combination Agreement and the transactions contemplated by the Business Combination Agreement are not subject to a closing condition that any additional federal, state or foreign regulatory requirement or approval be obtained, except for filings with the Registrar of Companies in the Cayman Islands necessary to effectuate the transactions contemplated by the Business Combination Agreement and filings with ACRA in connection with the Transactions.

Appraisal or Dissenters’ Rights

BWAQ Shareholders may be entitled to give notice to BWAQ prior to the Extraordinary General Meeting that they wish to dissent to the Merger and to receive payment of fair market value for his or her shares if they follow the procedures set out in the Cayman Companies Act, noting that any such dissention rights may subsequently be lost and extinguished pursuant to Section 239 of the Cayman Companies Act which states that no such dissention rights shall be available in respect of shares of any class for which an open market exists on a recognized stock exchange at the expiry date of the period allowed for written notice of an election to dissent provided that the merger consideration constitutes inter alia shares of any company which at the effective date of the merger are listed on a national securities exchange. It is BWAQ’s view that such fair market value would equal the amount which shareholders would obtain if they exercised their redemption rights as described herein. See “Extraordinary General Meeting of BWAQ Shareholders — Appraisal Rights under the Cayman Companies Act.”

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as an ordinary resolution, that Blue Word Acquisition Corporation (“BWAQ”)’s entry into the Agreement and Plan of Merger (as the same may be amended, restated or supplemented, the “Business Combination Agreement”) on August 10, 2023, with TOYO Co., Ltd, a Cayman Islands exempted company (“PubCo”), TOYOone Limited, a Cayman Islands exempted company (“Merger Sub”), TOPTOYO INVESTMENT PTE. LTD., a Singapore private company limited by shares (“SinCo”), Vietnam Sunergy Cell Company Limited, a Vietnamese company, (“TOYO Solar”, together with PubCo, Merger Sub and SinCo, the “Group Companies”, or each individually, a “Group Company”), Vietnam Sunergy Joint Stock Company, a Vietnam joint stock company (“VSUN”), and Fuji Solar Co., Ltd, a Japanese company, WA Global Corporation, a Cayman Islands exempted company (“WAG”), Belta Technology Company Limited, a Cayman Islands exempted company (“Belta”), and BestToYo Technology Company Limited, a Cayman Islands exempted company (“BestToYo”), a copy of which is included as Annex A-1, Annex A-2, Annex A-3 and Annex A-4 to the accompanying proxy statement/prospectus, pursuant to which, among other things, (i) the Group Companies, VSUN, Fuji Solar, WAG, Belta and BestToYo shall consummate a series of transactions involving the reorganization of the Group Companies (the “Pre-Merger Reorganization”); and (ii) following the Pre-Merger Reorganization, BWAQ will merge with and into Merger Sub, with Merger Sub surviving the merger as the surviving entity (the “Surviving Entity”) and becoming a wholly-owned subsidiary of PubCo (the “Merger”), which will become the parent/public company following the Transactions, in accordance with the terms and subject to the conditions of the Business Combination, and the transactions contemplated thereby be approved, ratified and confirmed in all respects.”

Votes Required for Approval

The approval of the Business Combination Proposal requires the affirmative vote of the holders of at least a simple majority of the votes cast by the holders of the issued and outstanding BWAQ Ordinary Shares, voting as a single class, who are present in person (including virtual presence) or represented by proxy and entitled to vote thereon at the Extraordinary General Meeting.

The approval of the Business Combination Proposal is a condition to the consummation of the Transactions. Each of the Business Combination Proposal and the Merger Proposal is cross-conditioned on the approval of each other. If the Business Combination Proposal is not approved, the Merger Proposal (except the Adjournment Proposal, as described below) shall not be presented to the BWAQ shareholders for a vote.

An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting.

Recommendation of BWAQ Board of Directors

THE BWAQ BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE BWAQ SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2 — THE MERGER PROPOSAL

Overview

As required by the Cayman Companies Act and the BWAQ Charter, holders of BWAQ Ordinary Shares are being asked to authorize the Merger and the Plan of Merger.

By authorizing the Merger and the Plan of Merger, holders of BWAQ Ordinary Shares will also authorize that the memorandum and articles of association of Merger Sub as in effect immediately prior to the effective date of the Merger as the memorandum and articles of association of the surviving company, which will take effect from the effective date of the Merger in accordance with the Plan of Merger.

The full text of the resolutions to be passed is as follows:

“RESOLVED, as a special resolution, that the Merger and the Plan of Merger, a copy of which is included as Annex C to the accompanying proxy statement/prospectus, and any and all transactions provided for in the Plan of Merger, including, without limitation (a) the Merger; (b) at the effective time of the Merger (the “Merger Effective Time”), the memorandum and articles of association of the Surviving Company shall be amended and restated in the form attached as Annex B to the accompanying proxy statement/prospectus, be approved and authorized in all respects.”

Votes Required for Approval

The approval of the Merger Proposal requires the affirmative vote of at least two-thirds of the votes cast by the holders of the issued and outstanding BWAQ Ordinary Shares, voting as a single class, who are present in person (including virtual presence) or represented by proxy and entitled to vote thereon at the Extraordinary General Meeting.

The approval of the Merger Proposal is a condition to the consummation of the Transactions. Each of the Business Combination Proposal and the Merger Proposal is cross-conditioned on the approval of each other. If the Merger Proposal is not approved, the Business Combination Proposal (except the Adjournment Proposal, as described below) shall not be presented to the BWAQ shareholders for a vote.

An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting.

A copy of the Plan of Merger, as will be in effect assuming approval of the Merger Proposal and upon consummation of the Transactions and filing with the Registrar of Companies of the Cayman Islands, is attached to this proxy statement/prospectus as Annex C.

Recommendation of BWAQ Board of Directors

THE BWAQ BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE BWAQ SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL.

The existence of financial and personal interests of one or more of BWAQ’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of BWAQ and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, BWAQ’s directors and officers have interests in the Transactions that may conflict with or be in addition to your interests as a shareholder. See “Proposal No. 1 — The Business Combination Proposal — BWAQ Board’s Reasons for the Approval of the Transactions” for a further discussion of these considerations.

PROPOSAL NO. 3 — THE ADJOURNMENT PROPOSAL

General

BWAQ Shareholders are being asked to adopt the Adjournment Proposal, if presented.

The Adjournment Proposal, if adopted, shall allow BWAQ’s board of directors to adjourn the Extraordinary General Meeting to a later date or dates, if necessary. In no event shall BWAQ solicit proxies to adjourn the Extraordinary General Meeting or consummate the Transactions beyond the date by which it may properly do so under the BWAQ Charter and the Cayman Islands laws. The purpose of the adjournment proposal is to provide more time to meet the requirements that are necessary to consummate the Transactions. See “Proposal No. 1 — The Business Combination Proposal — Interests of BWAQ’s Directors and Officers in the Transactions.”

Consequences If the Adjournment Proposal Is Not Approved

If the Adjournment Proposal is presented to the meeting and is not approved by the shareholders, BWAQ’s Board may not be able to adjourn the Extraordinary General Meeting to a later date or dates. In such event, the Transactions would not be completed.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as an ordinary resolution, that the adjournment of the Extraordinary General Meeting to a later date or dates to be determined by the chairman of the Extraordinary General Meeting, if necessary, to permit further solicitation, and vote of proxies is hereby confirmed, ratified and approved in all respects.”

Votes Required for Approval

The approval of the Adjournment Proposal will require the consent of the meeting, which means a simple majority of the votes which are cast by those shareholders of BWAQ who are present, in person or by proxy, and vote thereupon at the Extraordinary General Meeting.

An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting.

Recommendation of BWAQ Board of Directors

THE BWAQ BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE BWAQ SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

MATERIAL TAX CONSIDERATIONS

United States Federal Income Tax Considerations

The following is a discussion of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) that either (i) participate in the Transactions, including of owning and disposing of BWAQ shares, or (ii) elect to have their BWAQ public shares redeemed for cash. To the extent that the discussion below relates to matters of U.S. federal income tax consequences of the Transactions, it is the opinion of BWAQ’s tax counsel, Messina Madrid Law PA. This discussion addresses only those holders of BWAQ shares that hold their BWAQ Ordinary Shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not discuss all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or status including:

•        the BWAQ Initial Shareholders;

•        financial institutions or financial services entities;

•        broker-dealers;

•        taxpayers that are subject to the mark-to-market accounting rules;

•        tax-exempt entities;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        regulated investment companies or real estate investment trusts;

•        expatriates or former long-term residents of the United States;

•        persons that actually or constructively own five percent or more of our voting shares or five percent or more of the total value of any class of our shares;

•        persons that acquired our ordinary shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•        persons that hold our ordinary shares as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

•        persons whose functional currency is not the U.S. dollar.

This discussion is based on the Code, proposed, temporary and final Treasury Regulations promulgated under the Code, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which could apply retroactively and affect the tax considerations described herein. This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax provisions of the Code or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.

We have not and do not intend to seek any rulings from the IRS regarding the Transactions or an exercise of redemption rights. There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our ordinary shares through such entities. If a partnership (or any entity or arrangement so characterized for U.S. federal income tax purposes) holds our ordinary shares, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding any of our ordinary shares and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the Transactions and an exercise of redemption rights to them.

EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE TRANSACTIONS AND AN EXERCISE OF REDEMPTION RIGHTS, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.

As used herein, a “U.S. Holder” is a beneficial owner of BWAQ Ordinary Shares or PubCo Ordinary Shares following the Closing (as the case may be) who or that is, for U.S. federal income tax purposes:

•        an individual citizen or resident of the United States,

•        a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia,

•        an estate whose income is subject to U.S. federal income tax regardless of its source, or

•        a trust if (i) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

Effects of the Transactions to U.S. Holders

Effects of the Transactions to U.S. Holders

Subject to the discussion below of Section 367(a) of the Code under “— Additional Requirements for Tax Deferral,” the cancellation of and exchange by U.S. Holders of their BWAQ Ordinary Shares for PubCo Ordinary Shares pursuant to the Business Combination Agreement, taken together with the related Transactions, should qualify either as a transfer of property to a corporation under Section 351 of the Code or as a reorganization under Section 368 of the Code. BWAQ has received the Tax Opinion from Messina Madrid Law PA, which concludes that, subject to the limitations and qualifications set forth therein, in the Registration Statement, and Section 367(a) of the Code, the exchange by a U.S. Holder of their BWAQ Ordinary Shares for PubCo Ordinary Shares pursuant to the Merger will, taken together with the related Transactions, qualify as a transaction governed by Section 351 of the Code. Such Tax Opinion is filed as Exhibit 8.1 to the registration statement of which this proxy statement/prospectus forms a part and is based on customary assumptions, representations and covenants.

Receipt of the Tax Opinion is not a condition to the obligations of BWAQ and other parties to the Business Combination Agreement to complete the Transactions. The Tax Opinion is based upon representations, warranties and covenants provided by BWAQ and other relevant parties and certain assumptions (including those related to Section 367(a) of the Code), all of which must continue to be true and accurate as of the effective time of the Merger. In addition, the Tax Opinion is subject to certain qualifications and limitations as set forth in the Tax Opinion. If any of the assumptions, representations, warranties or covenants upon which the Tax Opinion is based are inconsistent with the actual facts, the conclusions set forth in the Tax Opinion could be invalid. Also, given the complex nature of the tax rules applicable to the Business Combination Agreement and the related Transactions and the absence of authorities directly on point or an advance ruling from the IRS, the conclusions stated in the Tax Opinion are not free from doubt, and there is a risk that the IRS could take a contrary position to those described in the Tax Opinion and that a court will agree with such contrary position in the event of litigation.

U.S. Holders Exchanging Only BWAQ Ordinary Shares for PubCo Ordinary Shares.    A U.S. Holder that owns only BWAQ Ordinary Shares but not BWAQ Warrants and that exchanges such BWAQ Ordinary Shares for PubCo Ordinary Shares as a result of the Merger and related Transactions generally should not recognize gain or loss. The aggregate tax basis of the PubCo Ordinary Shares received by such U.S. Holder should be the same as the aggregate adjusted tax basis of the BWAQ Ordinary Shares exchanged therefor. The holding period of the PubCo Ordinary Shares received by such U.S. Holder will include the period during which the BWAQ Ordinary Shares exchanged therefor were held by such U.S. Holder.

U.S. Holders whose BWAQ Warrants Become PubCo Warrants.    BWAQ and PubCo have agreed, pursuant to the Business Combination Agreement, to report the Merger as a tax-free exchange under Section 351 of the Code unless otherwise required by applicable law. To qualify as a reorganization under Section 368 of the Code (which it may not), a transaction must satisfy certain requirements, including, among others, that the acquiring corporation continue, either directly or indirectly through certain controlled corporations, either a significant line of the acquired corporation’s historic business or use a significant portion of the acquired corporation’s historic business assets in a business, in each case, within the meaning of Treasury Regulations Section 1.368-1(d). However, due to the absence of guidance bearing directly on how the above rules apply in the case of an acquisition of stock of a corporation with no active business and only investment-type assets, such as BWAQ, the qualification of the Merger as a reorganization under Section 368 of the Code is not free from doubt. Though BWAQ has received the Tax Opinion, Messina Madrid Law PA is not providing an opinion regarding whether the Merger will qualify as a reorganization under Section 368 of the Code.

If the Merger qualifies as a reorganization under Section 368 of the Code, a U.S. Holder of BWAQ Warrants that are converted to PubCo Warrants likely would not recognize gain or loss. The aggregate tax basis of the PubCo Warrants received by such U.S. Holder should be the same as the aggregate adjusted tax basis of BWAQ Warrants exchanged therefor. The holding period of the PubCo Warrants received by such U.S. Holder will include the period during which BWAQ Warrants exchanged therefor were held by such U.S. Holder.

If the Merger qualifies as a transfer of property to a corporation under Section 351 of the Code but not as a reorganization under Section 368 of the Code, a U.S. Holder that owns only BWAQ Warrants but not BWAQ Ordinary Shares should recognize gain or loss upon the conversion of those BWAQ Warrants to PubCo Warrants equal to the difference between the fair market value of the PubCo Warrants received and such U.S. Holder’s adjusted tax basis in such U.S. Holder’s BWAQ Warrants. A U.S. Holder’s tax basis in the PubCo Warrants received in the Merger will equal the fair market value of such PubCo Warrants. A U.S. Holder’s holding period in the PubCo Warrants received in the Merger should begin on the day after the BWAQ Merger.

If the Merger qualifies as a transfer of property to a corporation under Section 351 of the Code but not as a reorganization under Section 368 of the Code, the treatment of a U.S. Holder that owns both BWAQ Ordinary Shares that are exchanged for PubCo Ordinary Shares and BWAQ Warrants that are converted into PubCo Warrants in the Business Combination depends on whether the conversion of BWAQ Warrants into PubCo Warrants in the Business Combination is treated as part of the transfer of property to a corporation under Section 351 of the Code or as a separate transaction. If the conversion of BWAQ Warrants into PubCo Warrants is treated as a separate transaction, then the U.S. federal income tax treatment of the U.S. Holder’s exchange of BWAQ Ordinary Shares for PubCo Ordinary Shares should be treated as described above under “— U.S. Holders Exchanging BWAQ Ordinary Shares for PubCo Ordinary Shares,” and the U.S. federal income tax treatment of the conversion of BWAQ Warrants for PubCo Warrants should generally be treated as described in the previous paragraph.

If the conversion of BWAQ Warrants into PubCo Warrants in the Business Combination Agreement is treated as part of the transfer of property to a corporation under Section 351 of the Code, a U.S. Holder would generally be treated as transferring each of (i) its BWAQ Ordinary Shares and (ii) its BWAQ Warrants for a combination of PubCo Ordinary Shares and PubCo Warrants received by such U.S. Holder in the Merger. The PubCo Warrants received by such U.S. Holder in the Merger would be allocated ratably between the BWAQ Ordinary Shares and the BWAQ Warrants in proportion to their relative fair market values, and the U.S. Holder would generally recognize gain (but not loss) with respect to each share of its BWAQ Ordinary Shares and each of its Warrants equal to the lesser of (i) the excess (if any) of the fair market value of such share or warrant over such U.S. Holder’s tax basis in such share or warrant or (ii) the fair market value of such PubCo Warrants allocated to such share or warrant. Any loss realized by a U.S. Holder would not be recognized. The holding period of the PubCo Ordinary Shares received by such U.S. Holder should include the period during which the BWAQ Ordinary Shares exchanged therefor were held by such U.S. Holder. A U.S. Holder’s holding period in the PubCo Warrants received in the Merger should begin on the day after the Merger.

Gain, if any, described in the previous paragraphs that is recognized by a U.S. Holder will generally be long-term capital gain to the extent it is allocated to exchanged BWAQ Ordinary Shares, or BWAQ Warrants converted into PubCo Warrants, that were held by such U.S. Holder for more than one-year at the time of the Business Combination Agreement. Long-term capital gains recognized by a non-corporate U.S. Holder generally would be eligible to be taxed at reduced rates under current law, but there are legislative proposals which, if enacted, could change this result, and it cannot be determined with certainty whether or not such proposals will be enacted. The deductibility of capital losses is subject to limitations. It is unclear whether the redemption rights with respect to the BWAQ Ordinary Shares described in this proxy statement/prospectus could toll a U.S. holder’s holding period.

Alternative Treatment of the Business Combination.    If the Merger is not treated as a transfer of property to a corporation under Section 351 of the Code or as a reorganization under Section 368 of the Code, the Merger will generally be treated as a taxable exchange of BWAQ Ordinary Shares and/or BWAQ Warrants for PubCo Ordinary Shares and/or PubCo Warrants. A U.S. Holder of BWAQ Ordinary Shares and/or BWAQ Warrants would generally recognize gain or loss in an amount equal to the excess of (i) the fair market value of the PubCo Ordinary Shares (and, if such holder also holds BWAQ Warrants that convert into PubCo Warrants, the converted PubCo Warrants) received over (ii) such holder’s adjusted tax basis in such BWAQ Ordinary Shares (and BWAQ Warrants).

Any such gain would be capital gain, and generally would be long-term capital gain if the U.S. Holder’s holding period for the BWAQ Ordinary Shares (and/or BWAQ Warrants, as applicable) exceeded one year at the time of the BWAQ Merger. Long-term capital gains recognized by a non-corporate U.S. holder generally would be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. It is unclear whether the redemption rights with respect to the BWAQ Ordinary Shares described in this proxy statement/prospectus could toll a U.S. Holder’s holding period.

A U.S. Holder’s holding period for the PubCo Ordinary Shares (and/or PubCo Warrants, as applicable) would begin on the day after the BWAQ Merger and the U.S. Holder’s tax basis in the PubCo Ordinary Shares and PubCo Warrants received in the exchange should equal the fair market value of such PubCo Ordinary Shares and PubCo Warrants at the time of the exchange.

U.S. Holders of BWAQ Ordinary Shares or BWAQ Warrants are urged to consult their tax advisors regarding the proper U.S. federal income tax treatment of the Business Combination Agreement, including with respect to its qualification as a “reorganization” under Section 368 of the Code, or, alternatively, as part of a tax-deferred transaction pursuant to Section 351 of the Code.

Additional Requirements for Tax Deferral.    Section 367(a) of the Code and the Treasury regulations promulgated thereunder impose certain additional requirements to qualify for nonrecognition of gain under Section 351 or Section 368 of the Code with respect to transactions where a U.S. person transfers stock or securities (or is deemed to transfer stock or securities) in a foreign corporation to a foreign corporation in exchange for stock or securities in a foreign corporation. U.S. Holders of BWAQ Ordinary Shares will be deemed to transfer shares of such stock to PubCo in exchange for PubCo Ordinary Shares for purposes of the rules under Section 367(a) of the Code.

In general, for the Business Combination Agreement to meet these additional requirements, certain reporting requirements must be satisfied and each of the following conditions must be met: (i) no more than 50% of both the total voting power and the total value of the stock of PubCo is received in the exchange, in the aggregate, by “U.S. transferors” (as defined in the Treasury regulations and computed taking into account direct, indirect and constructive ownership); (ii) no more than 50% of each of the total voting power and the total value of the stock of PubCo is owned, in the aggregate, immediately after the exchange by “U.S. persons” (as defined in the Treasury regulations) that are either officers or directors or “five-percent target shareholders” (as defined in the Treasury regulations and computed taking into account direct, indirect and constructive ownership) of BWAQ; (iii) either (A) the U.S. holder is not a “five-percent transferee shareholder” (as defined in the Treasury regulations and computed taking into account direct ownership and ownership as a result of attribution rules) of PubCo or (B) the U.S. Holder is a “five-percent transferee shareholder” of PubCo and enters into an agreement with the IRS to recognize gain on the transferred shares under certain circumstances; and (iv) the “active trade or business test” as defined in Treasury Regulations Section 1.367(a)-3(c)(3) is satisfied. The active trade or business test generally requires (A) PubCo, or any qualified subsidiary of PubCo, to be engaged in an “active trade or business” outside of the U.S. for the 36-month period immediately before the transfer and neither the transferors nor PubCo to have an intention to substantially dispose of or discontinue such trade or business and (B) the fair market value of PubCo to be at least equal to the fair market value of BWAQ, as specifically determined for purposes of Section 367 of the Code, at the time of the transfer. It is currently expected that conditions (i), (ii), and (iii) will be met, and (iv) will be met as a result of the activities of PubCo’s subsidiaries. As a result, it is expected that the BWAQ Merger and related transactions will not be taxable under Section 367 of the Code on account of such conditions. It should be noted, however, that there is limited guidance regarding the application of these requirements to facts similar to the Business Combination. In addition, the determination of whether Section 367(a) of the Code will apply to holders of BWAQ Ordinary Shares and BWAQ Warrants cannot be made until the Business Combination is completed. Accordingly, there can be no assurance that Section 367(a) of the Code will not apply to U.S. Holders of BWAQ Ordinary Shares that participate in the Business Combination.

If the exchange of BWAQ Ordinary Shares and/or the conversion of BWAQ Warrants pursuant to the Business Combination Agreement, taken together with the Transactions, would otherwise qualify for nonrecognition treatment under Section 351 of the Code or Section 368 of the Code, but it is determined that Section 367(a) of the Code applies, then a U.S. Holder of BWAQ Ordinary Shares and/or BWAQ Warrants would generally recognize gain with respect to each BWAQ Ordinary Share or BWAQ Warrant in an amount equal to the excess, if any, of (i) the fair market value of each PubCo Ordinary Shares and/or PubCo Warrant received over (ii) such holder’s adjusted tax basis in such BWAQ Ordinary Share or BWAQ Warrant. Any such gain would be capital gain, and generally would be long-term capital gain if the U.S. Holder’s holding period for the BWAQ Ordinary Shares (and/or BWAQ Warrants, as applicable) exceeded one-year at the time of the BWAQ Merger. Long-term capital gains recognized by a non-corporate U.S. Holder generally would be eligible to be taxed at reduced rates. The U.S. Holder would not recognize any loss in such holder’s BWAQ Ordinary Shares (and/or BWAQ Warrants, if applicable) and would not be permitted to net any such losses against any gain recognized with respect to other BWAQ Ordinary Shares (or BWAQ Warrants, if any). It is unclear whether the redemption rights with respect to the BWAQ Ordinary Shares described in this proxy statement/prospectus could toll a U.S. Holder’s holding period.

The rules dealing with Section 367(a) of the Code discussed above are very complex and are affected by various factors in addition to those described above. Accordingly, you are strongly urged to consult your tax advisor concerning the application of these rules to your exchange of BWAQ Ordinary Shares and/or deemed exchange of BWAQ Warrants under your particular circumstances, including, if you believe you will be a “five percent transferee shareholder,” the possibility of entering into a “gain recognition agreement” under applicable Treasury regulations.

U.S. Federal Income Tax Considerations of Owning PubCo Ordinary Shares

Taxation of Dividends and Other Distributions on PubCo Ordinary Shares

Subject to the PFIC rules discussed below, if PubCo makes a distribution of cash or other property to a U.S. Holder of PubCo Ordinary Shares, such distributions will generally be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of PubCo’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Distributions in excess of such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in its PubCo Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such PubCo Ordinary Shares. Because PubCo does not expect to determine its earnings and profits on the basis of U.S. federal income tax principles, any distribution paid by PubCo will generally be reported as a dividend.

With respect to non-corporate U.S. Holders, dividends will generally be taxed at preferential long-term capital gains rates only if (i) PubCo Ordinary Shares are readily tradable on an established securities market in the United States or (ii) PubCo is eligible for the benefits of an applicable income tax treaty, in each case provided that PubCo is not treated as a PFIC in the taxable year in which the dividend was paid or in any previous year and certain other requirements are met. U.S. Holders should consult their tax advisors regarding the availability of the lower rate for any dividends paid with respect to PubCo Ordinary Shares.

Taxation on the Disposition of PubCo Ordinary Shares

Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of PubCo Ordinary Shares, a U.S. Holder will generally recognize capital gain or loss. The amount of gain or loss recognized will generally be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in such ordinary shares.

Under tax law currently in effect, long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares exceeds one year. However, it is unclear whether the redemption rights with respect to the BWAQ Ordinary Shares may prevent the holding period of the PubCo Ordinary Shares from commencing prior to the termination of such rights. The deductibility of capital losses is subject to various limitations.

PFIC Considerations

Definition of a PFIC

A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the foreign corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years.

PFIC Status of BWAQ and PubCo

Although a foreign corporation’s PFIC determination will be made annually, a determination that BWAQ or PubCo is a PFIC will generally continue to apply to subsequent years in which a U.S. Holder continues to hold shares in such entity (including a successor entity), whether or not such entity is a PFIC in those subsequent years. Because, following the Transactions, PubCo will be treated as the successor to BWAQ for U.S. federal income tax purposes, any PubCo Ordinary Shares received in exchange for BWAQ Ordinary Shares in the Transactions may, in the absence of certain elections described below, be treated as stock of a PFIC if BWAQ was treated as a PFIC during the holding period of a U.S. Holder.

Based on the anticipated timing of the Transactions, the anticipated assets and income of the combined company and the application of the start-up exception, neither BWAQ nor PubCo (as the case may be) are currently expected to be treated as a PFIC for the current taxable year ending on December 31, 2023 (the “Current Taxable Year”) or the foreseeable future. However, as further discussed below, the facts on which any determination of PFIC status are based may not be known until the close of each taxable year in question, and, in the case of the Current Taxable Year, until as late as the close of two subsequent taxable years. Additionally, there is uncertainty regarding the application of the start-up exception.

Although BWAQ or PubCo (as the case may be) will likely meet the PFIC income or asset tests for the Current Taxable Year, the start-up exception is expected to apply to prevent such entity from being treated as a PFIC for the Current Taxable Year provided that the combined company does not meet either test in the two years subsequent to the Current Taxable Year. Based on the anticipated timing of the Transactions and the anticipated assets and income of the combined company, PubCo is not expected to meet either test for the year following the Current Taxable Year or the foreseeable future. However, the timing of the Transactions is not certain. If the Transactions are completed later than expected, it is possible that PubCo is treated as a PFIC for the taxable year following the Current Taxable Year, in which case the start-up exception will not apply. Additionally, if the Transactions are completed in the Current Taxable Year, it is possible that the Service takes the position that the start-up exception does not apply to the Current Taxable Year based on the view, consistent with a 2002 Field Service Advisory, that BWAQ was a PFIC for the taxable year ending December 31, 2022, despite the fact that BWAQ (PubCo’s predecessor) had no gross income in such taxable year. Moreover, because PFIC status is an annual factual determination, PubCo may become a PFIC in future if the composition of its income or assets, or the market price of the PubCo Ordinary Shares, were to change, regardless of whether the Transactions are completed within the expected timing or the start-up exception applies. Accordingly, there can be no assurance with respect to the PFIC status of BWAQ or PubCo for the Current Taxable Year or any future taxable year.

Application of PFIC Rules to Ordinary Shares

If (i) BWAQ or PubCo is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder and (ii) the U.S. Holder did not make a timely and effective QEF election for BWAQ’s or PubCo’s (as the case may be) first taxable year as a PFIC in which the U.S. Holder held ordinary shares (whether BWAQ Ordinary Shares or PubCo Ordinary Shares) (such taxable year as it relates to each U.S. Holder, the “First PFIC Holding Year”), a QEF election along with a purging election, or a “mark-to-market” election, each as described below under “QEF Election, Mark-to-Market Election and Purging Election,” then such holder will generally be subject to special rules (the “Default PFIC Regime”) with respect to:

•        any gain recognized by the U.S. Holder on the sale or other disposition of its PubCo Ordinary Shares; and

•        any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of its ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such ordinary shares).

Under the Default PFIC Regime:

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for its PubCo Ordinary shares (taking into account the relevant holding period of the BWAQ shares exchanged therefor);

•        the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of the first taxable year in which BWAQ was or PubCo is a PFIC, will be taxed as ordinary income;

•        the amount of gain allocated to other taxable years (or portions thereof) of the U.S. Holder and included in such U.S. Holder’s holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•        an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder in respect of the tax attributable to each such other taxable year of such U.S. Holder.

ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE EFFECTS OF THE PFIC RULES ON THE REDEMPTION OF BWAQ SHARES OR ON THE OWNERSHIP OR DISPOSITION OF PUBCO ORDINARY SHARES, INCLUDING THE IMPACT OF ANY PROPOSED OR FINAL TREASURY REGULATIONS.

QEF Election, Mark-to-Market Election and Purging Election

In general, if BWAQ or PubCo is determined to be a PFIC, a U.S. Holder may avoid the Default PFIC Regime with respect to its ordinary shares by making a timely and effective “qualified electing fund” election under Section 1295 of the Code (a “QEF Election”) for such holder’s First PFIC Holding Year. In order to comply with the requirements of a QEF election with respect to PubCo Ordinary Shares, a U.S. Holder must receive certain information from PubCo. Because PubCo does not intend to provide such information, however, the QEF Election will not be available to U.S. Holders with respect to PubCo Ordinary Shares. U.S. Holders are urged to consult their tax advisors with respect to any QEF Election previously made with respect to BWAQ shares.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for such holder’s First PFIC Holding Year, such holder will generally not be subject to the Default PFIC Regime in respect to its ordinary shares as long as such shares continue to be treated as marketable shares. Instead, the U.S. Holder will generally include as ordinary income for each year in its holding period that PubCo or BWAQ is treated as a PFIC the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its PubCo Ordinary Shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares in a taxable year in which BWAQ or PubCo is treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after such holder’s First PFIC Holding Year.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect of BWAQ Ordinary Shares or PubCo Ordinary Shares under their particular circumstances.

PubCo Ordinary Shares treated as stock of a PFIC under the Default PFIC Regime (including PubCo Ordinary Shares received in exchange for BWAQ Ordinary Shares that were so treated at the time of the Transactions) will continue to be treated as stock of a PFIC, including in taxable years in which PubCo ceases to be a PFIC, unless the applicable U.S. Holder makes a “purging election” with respect to such shares. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value on the last day of the last year in which BWAQ or PubCo, as applicable, is treated as a PFIC, and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of this election, the U.S. Holder will have additional basis (to the extent of any gain recognized in the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in such holder’s PubCo Ordinary Shares. U.S. Holders are urged to consult their tax advisors regarding the application of the purging elections rules to their particular circumstances.

If PubCo is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, U.S. Holders would generally be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if PubCo receives a distribution from, or disposes of all or part of PubCo’s interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. A mark-to-market election generally would not technically be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621(whether or not a QEF or market-to-market election is made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department. The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of PubCo Ordinary Shares should consult their own tax advisors concerning the application of the PFIC rules to PubCo Ordinary Shares under their particular circumstances.

THE RULES DEALING WITH PFICS ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE. ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING, WITHOUT LIMITATION, WHETHER A QEF ELECTION, A MARK-TO-MARKET ELECTION OR ANY OTHER ELECTION IS AVAILABLE AND THE CONSEQUENCES TO THEM OF ANY SUCH ELECTION, AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.

Effects to U.S. Holders of Exercising Redemption Rights

Subject to the PFIC rules discussed above, the U.S. federal income tax consequences to a U.S. Holder of BWAQ Ordinary Shares that exercises its redemption rights to receive cash in exchange for all or a portion of such ordinary shares will depend on whether the redemption qualifies as a sale of such shares redeemed under Section 302 of the Code or is treated as a distribution under Section 301 of the Code, as well as on whether such holder has made a timely QEF Election or mark-to-market election (each as discussed above).

It is expected that a redeeming U.S. Holder will generally be treated as selling its ordinary shares. The redemption of ordinary shares will generally qualify as a sale of the ordinary shares that are redeemed if such redemption (i) is “substantially disproportionate” with respect to the redeeming U.S. Holder, (ii) results in a “complete termination” of such U.S. Holder’s interest or (iii) is “not essentially equivalent to a dividend” with respect to such U.S. Holder. These tests are explained more fully below.

For purposes of such tests, a U.S. Holder takes into account not only ordinary shares actually owned by such U.S. Holder, but also ordinary shares that are constructively owned by such U.S. Holder. A redeeming U.S. Holder may constructively own, in addition to ordinary shares owned directly, ordinary shares owned by certain related individuals and entities in which such U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any ordinary shares such U.S. Holder has a right to acquire by exercise of an option, which would generally include shares which could be acquired pursuant to the exercise of the warrants.

The redemption of ordinary shares will generally be “substantially disproportionate” with respect to a redeeming U.S. Holder if the percentage of the respective entity’s outstanding voting shares that such U.S. Holder actually or constructively owns immediately after the redemption is less than 80% of the percentage of the respective entity’s outstanding voting shares that such U.S. Holder actually or constructively owned immediately before the redemption. Prior to the Transactions, the ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of such U.S. Holder’s interest if either (i) all of the ordinary shares actually or constructively owned by such U.S. Holder are redeemed or (ii) all of the ordinary shares actually owned by such U.S. Holder are redeemed and such U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of ordinary shares owned by certain family members and such U.S. Holder does not constructively own any other ordinary shares. The redemption of ordinary shares will not be essentially equivalent to a dividend if it results in a “meaningful reduction” of such U.S. Holder’s proportionate interest in the respective entity. Whether the redemption will result in a meaningful reduction in such U.S. Holder’s proportionate interest will depend on the particular facts and circumstances applicable to it. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the above tests is satisfied, a redemption will be treated as a distribution under Section 301 of the Code with respect to ordinary shares, and the tax effects will be as described for distributions on PubCo Ordinary Shares under “— Taxation of Dividends and Other Distributions on PubCo Ordinary Shares” above. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed ordinary shares will be added to the adjusted tax basis in such holder’s remaining ordinary shares. If there are no remaining ordinary shares, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.

Information Reporting, Backup Withholding and Additional Reporting Requirements.    The information reporting and backup withholding requirements applicable to the sale or other taxable disposition of BWAQ Ordinary Shares, described above in “Material U.S. Federal Income Tax Considerations of the Redemption to the Holders of BWAQ Ordinary Shares — U.S. Holders — Information Reporting and Backup Withholding”, would apply to the Merger to the extent it results in a taxable exchange of BWAQ Ordinary Shares and/or BWAQ Warrants (which would be treated similarly to BWAQ Ordinary Shares for this purpose).

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property to PubCo or other special reporting requirements with respect to a redemption of ordinary shares. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Such holders should consult with their own tax advisors with respect to their reporting requirements.

Non-U.S. Holders

The U.S. federal income tax consequences of the Merger to Non-U.S. holders generally will correspond to the U.S. federal income tax consequences of the BWAQ Merger to U.S. Holders, as described under “— Effects of the Transactions to U.S. Holders” above, although to the extent the Merger results in a taxable exchange of BWAQ Ordinary Shares or BWAQ Warrants, the consequences would be similar to those described above under the heading “Material U.S. Federal Income Tax Considerations of the Redemption to the Holders of BWAQ ordinary shares — Non-U.S. Holders — Gain on Redemption Treated as a Sale of BWAQ Ordinary Shares.”

ALL U.S. HOLDERS CONSIDERING EXERCISING REDEMPTION RIGHTS WITH RESPECT TO THEIR ORDINARY SHARES ARE URGED TO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF AN EXERCISE OF REDEMPTION RIGHTS, INCLUDING THE POTENTIAL TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS.

Cayman Islands Tax Considerations

The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.

Prospective investors should consult their professional advisors on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the BWAQ Ordinary Shares and PubCo Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws:

Payments of dividends and capital in respect of BWAQ Securities and PubCo Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of BWAQ Ordinary Shares or PubCo Ordinary Shares, as the case may be, nor will gains derived from the disposal of the BWAQ Ordinary Shares or PubCo Ordinary Shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of BWAQ securities or PubCo Ordinary Shares or on an instrument of transfer in respect of a BWAQ security or a PubCo Ordinary Share save certain stamp duties which may be applicable, from time to time, on instruments executed in, or, after execution, brought within the jurisdiction or produced before a court of the Cayman Islands.

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to PubCo levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on instruments executed in, or, after execution, brought within the jurisdiction or produced before a court of the Cayman Islands.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (2021 Revision) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

PubCo is providing the following selected unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the transactions.

The unaudited pro forma combined balance sheet as of December 31, 2023 gives pro forma effect to the Transactions as if they had been consummated as of that date. The unaudited pro forma combined statements of operations for the twelve months ended December 31, 2023 give pro forma effect to the Transactions as if they had occurred as of the beginning of the earliest period presented. The unaudited pro forma combined balance sheet is presented as of December 31, 2023 and the unaudited pro forma combined statements of operations are presented for the year ended December 31, 2023.

This information should be read together with PubCo’s and BWAQ’s audited financial statements and related notes, “PubCo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “BWAQ’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined balance sheet as of December 31, 2023 has been prepared using the following:

•        PubCo’s historical audited consolidated balance sheet as of December 31, 2023, as included elsewhere in this proxy statement/prospectus,

•        BWAQ’s historical unaudited condensed balance sheet as of December 31, 2023, as included elsewhere in this proxy statement/prospectus, and,

The unaudited pro forma combined statements of operations for the twelve months ended December 31, 2023 has been prepared using the following:

•        PubCo’s historical audited consolidated statements of operations for the year ended December 31, 2023, as included elsewhere in this proxy statement/prospectus,

•        BWAQ’s historical statements of operations for the year ended June 30, 2023, as included elsewhere in this proxy statement/prospectus, and

•        BWAQ’s historical statements of operations for the six months ended December 31, 2023 and 2022, as included elsewhere in this proxy statement/prospectus.

Description of the Transactions

On August 10, 2023, (“BWAQ”) entered into the Agreement and Plan of Merger (as the same may be amended, restated or supplemented, the “Business Combination Agreement”) with TOYO Co., Ltd, a Cayman Islands exempted company (“PubCo”), TOYOone Limited, a Cayman Islands exempted company (“Merger Sub”), TOPTOYO Investment Pte. Ltd., a Singapore private company limited by shares (“SinCo”), Vietnam Sunergy Cell Company Limited, a Vietnamese company (“TOYO Solar,” together with PubCo, Merger Sub and SinCo, the “Group Companies,” or each individually, a “Group Company”), Vietnam Sunergy Joint Stock Company, a Vietnam joint stock company (“VSUN”), and Fuji Solar Co., Ltd, a Japanese company (“Fuji Solar’’), WA Global Corporation, a Cayman Islands exempted company (“WAG”), Belta Technology Company Limited, a Cayman Islands exempted company (“Belta”), and BestToYo Technology Company Limited, a Cayman Islands exempted company (“BestToYo”).

Pursuant to the Business Combination Agreement, (a) the Group Companies, VSUN, Fuji Solar, WAG, Belta and BestToYo shall consummate a series of transactions involving the Group Companies, including (A) PubCo acquiring one hundred percent (100%) of the issued and paid-up share capital of SinCo from Fuji Solar at an aggregate consideration of SGD1.00 (such transaction, the “Share Exchange”), and (B) SinCo acquiring one hundred percent (100%) of the issued and outstanding shares of capital stock of TOYO Solar from VSUN at an aggregate consideration of no less than $50,000,000 (the “SinCo Acquisition,” and together with the Share Exchange, the “Pre-Merger Reorganization”), as a result of which (i) SinCo shall become a wholly-owned subsidiary of PubCo, (ii) TOYO Solar shall become a wholly-owned subsidiary of SinCo, and (iii) immediately prior to the closing of the SinCo Acquisition, WAG, Belta and BestToYo (collectively, the “Sellers”) shall hold an aggregate of 41,000,000 PubCo Ordinary Shares, representing all issued and outstanding share capital of PubCo, and (b) following the consummation of the Pre-Merger Reorganization, BWAQ shall merge with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Merger”), as a result of which, among other things, all of the issued and outstanding securities of BWAQ immediately prior to the filing of the plan of merger with respect to the Merger (the “Plan of Merger”) to the Registrar of Companies of the Cayman Islands, or such later time as may be specified in the Plan of Merger (the “Merger Effective Time”) shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive substantially equivalent securities of PubCo, in each case, upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of the Companies Act (Revised) of the Cayman Islands and other applicable laws. The Merger, the Pre-Merger Reorganization and each of the other transactions contemplated by the Business Combination Agreement or any of the other relevant Transaction Documents (as defined in the Business Combination Agreement) are collectively referred to as “Transactions.”

The board of directors (the “BWAQ Board”) of BWAQ, has unanimously approved (i) the Business Combination Agreement, (ii) each Transaction Document, and (iii) the Transactions.

Consummation of the Transactions (the “Merger Closing”) is subject to the satisfaction or waiver by the respective parties of a number of conditions, including, among other things: (i) the approval of the Business Combination Agreement and the Transactions by BWAQ Shareholders, (ii) the Business Combination Agreement and the Transactions having been approved by the shareholders of PubCo, (iii) this proxy/registration statement having become effective, (iv) PubCo’s application as a foreign private issuer, PubCo’s listing applications and listing applicable of PubCo’s securities to be issued in connection with the Transactions having been approved by Nasdaq, subject only to official notice of issuance thereof, (v) all relevant regulatory approvals necessary to consummate the Transactions having been obtained, (vi) no order, judgment, injunction, decree, writ, stipulation, determination or award having been enacted or promulgated enjoining or prohibiting the consummation of the Transactions; (vii) completion of the Pre-Merger Reorganization, (viii) no Group Company Material Adverse Effect (as defined in the Business Combination Agreement), (ix) PubCo having net tangible assets of no less than $5,000,001 upon the Merger Closing, (x) adoption of an equity incentive plan by PubCo, and (xi) full execution and delivery of the relevant documents related to the Business Combination Agreement and the Transactions. Other conditions to BWAQ’s obligations include, among other things, delivery of the Audited Financial Statements (as defined in the Business Combination Agreement) by the Group Companies to BWAQ. Other conditions to the Group Companies’ and the Shareholders’ obligations include, among other things, (i) having Available Closing Cash (as defined in the Business Combination Agreement) at least $29,500,000 immediately prior to or upon the Merger Closing, and (ii) consummation of the conversions pursuant to the Underwriter’s Consent and the Working Capital Loans Conversion Consent (each as defined in the Business Combination Agreement). The Pre-Merger Reorganization has been completed as of the date of this proxy statement/prospectus.

Accounting for the Transactions

The Transactions will be accounted for as a reverse merger in accordance with U.S. GAAP. Under this method of accounting, BWAQ will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on PubCo’s ultimate shareholders expecting to have a majority of the voting power of the combined company, PubCo comprising the ongoing operations of the combined entity, PubCo comprising a majority of the governing body of the combined company, and PubCo’s senior management comprising the senior management of the combined company. Accordingly, for accounting purposes, the Transactions will be treated as the equivalent of PubCo issuing share for the net assets of BWAQ, accompanied by a recapitalization. The net assets of BWAQ will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be those of PubCo.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Transactions, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Transaction.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. PubCo and BWAQ have not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

There is no historical activity with respect to PubCo or Merger Sub, accordingly, no adjustments were required with respect to these entities in the pro forma combined financial statements.

In connection with the March 2024 Meeting, 1,059,186 Class A ordinary shares were rendered for redemption.

The unaudited pro forma combined financial information has been prepared assuming two alternative levels of redemption into cash of BWAQ’s ordinary shares:

•        Scenario 1 — Assuming no other BWAQ shareholders exercise their redemption rights, except for 1,059,186 Class A Ordinary Shares were rendered for redemption in connection with March 2024 Meeting, remaining BWAQ shares previously subject to redemption for cash amounting to approximately $30.5 million would be transferred to shareholders’ equity;

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are (i) approximately 41,000,000 PubCo Ordinary Shares to be issued to the Sellers, including 13,000,000 Earnout Shares, based on the price of $10.00 per share; (ii) 322,000 ordinary shares to be issued to the underwriter to settle the deferred underwriting fees; (iii) 70,000 ordinary shares to be issued to three independent directors of BWAQ; (iv) 600,000 ordinary shares to be issued to the PIPE Investor, and (v) 421,390 ordinary shares to be forfeited assuming no redemption of ordinary shares and $27,785,800 Transaction Financing occurred on the closing of the Transaction; and

•        Scenario 2 — Assuming 100% of BWAQ shares of 3,837,766 shares, including 1,059,186 shares the redemption rights with respect to which were rendered in connection with the March 2024 Meeting, are redeemed for cash by BWAQ shareholders, cash required at approximately $42.4 million would be paid out in cash.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are (i) approximately 41,000,000 PubCo Ordinary Shares to be issued to the Sellers, including 13,000,000 Earnout Shares, based on the price of $10.00 per share; (ii) 322,000 ordinary shares to be issued to the underwriter to settle the deferred underwriting fees; (iii) 70,000 ordinary shares to be issued to three independent directors of BWAQ; (iv) 600,000 ordinary shares to be issued to the PIPE Investor, and (v) 1,380,000 ordinary shares to be forfeited assuming maximum redemption of ordinary shares and less than $20,000,000 Transaction Financing occurred on the closing of the Transaction.

The pro forma combined financial statements do not take into consideration (i) the Sponsor Earnout Equities to be surrendered to PubCo at the Merger Closing, or (ii) securities to be issued or surrendered to make up for the SPAC Expenses or dilutions caused by certain Transaction Financings.

Upon the completion of the Transactions, assuming, among other things, that except for the redemption of 1,059,186 ordinary shares rendered in connection with the March 2024 Meeting, no Public Shareholder exercises redemption rights (prior to giving effect to any warrant exercises, assuming automatic conversion of rights into ordinary shares), BWAQ Public Shareholders, the BWAQ Initial Shareholders including the Sponsor, the PIPE Investor and other BWAQ Initial Shareholders, and the Sellers and Fuji Solar will own approximately 7.7%, 6.0% and 86.3% of the outstanding shares of PubCo, respectively, with such percentages calculated assuming that the Sellers and their affiliates receive approximately 41,000,000 PubCo Ordinary Shares, derived from the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements.

If 3,837,766 ordinary shares of BWAQ, including 1,059,186 ordinary shares rendered for redemption in connection with the March 2024 Meeting, are ultimately redeemed, BWAQ Public Shareholders, the BWAQ Initial Shareholders including the Sponsor, the PIPE Investor and other BWAQ Initial Shareholders, and the Sellers and Fuji Solar are expected to own approximately 2.1%, 4.3% and 93.6%, respectively, of the PubCo Ordinary Shares. As such, BWAQ shareholders who do not redeem their ordinary shares of BWAQ will experience immediate and material dilution following the consummation of the Transactions.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2023

			Scenario 1			Scenario 2
			Assuming No Redemptions into Cash in Except for 1,059,186 Ordinary Shares Rendered Redemption in March 2024 Meeting			Assuming Maximum Redemptions into Cash
	(A) BWAQ	(B) PubCo	Pro Forma Adjustments		Pro Forma Balance Sheet	Pro Forma Adjustments		Pro Forma Balance Sheet
ASSETS
Current Assets
Cash and cash equivalents	$70,134	$18,035,405	$42,400,931	(a)	$60,422,866	$(30,783,994)	(f)	$29,638,872
	—	—	(11,856,937)	(b)	—	—		—
	—	—	5,000,000	(e)	—	—		—
	—	—	6,000,000	(j)	—	—		—
	—	—	773,333	(l)	—	—		—
Restricted cash	—	82,195	—		82,195	—		82,195
Prepayments	—	149,304	—		149,304	—		149,304
Prepayments – related parties	—	24,400,798	—		24,400,798	—		24,400,798
Inventories	—	39,999,992	—		39,999,992	—		39,999,992
Other current assets	75,024	85,702	—		160,726	—		160,726
Total Current Assets	145,158	82,753,396	42,317,327		125,215,881	(30,783,994)		94,431,887

Non-current Assets
Investment held in Trust Account	42,400,931	—	(42,400,931)	(a)	—	—		—
Restricted cash, noncurrent	—	879,893	—		879,893	—		879,893
Deferred offering cost	—	1,864,389	(1,864,389)	(d)	—	—		—
Long-term prepaid expenses	—	7,757,193	—		7,757,193	—		7,757,193
Deposits for property and equipment	—	1,466,878	—		1,466,878	—		1,466,878
Property and equipment, net	—	142,781,558	—		142,781,558	—		142,781,558
Right of use assets	—	537,032	—		537,032	—		537,032
Other noncurrent assets	—	22,250	—		22,250	—		22,250
Total assets	$42,546,089	$238,062,589	$(1,947,993)		$278,660,685	$(30,783,994)		$247,876,691

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
LIABILITIES
Accounts payable	$—	$37,221,124	$—		$37,221,124	$—		$37,221,124
Advance from customers	—	530,817	—		530,817	—		530,817
Advance from customers – a related party	—	28,815,934	—		28,815,934	—		28,815,934
Due to a related party	63,558	96,867,739	—		96,931,297	—		96,931,297
Promissory notes	90,000	—	153,333	(l)	243,333	—		243,333
Promissory notes – related party	2,402,085	—	620,000	(l)	3,022,085	—		3,022,085
Accrued expenses and other liabilities	101,524	4,690,026	3,856,700	(d)	8,648,250	—		8,648,250
Lease liabilities	—	151,260	—		151,260	—		151,260
Total Current Liabilities	2,657,167	168,276,900	4,630,033		175,564,100	—		175,564,100

Lease liabilities, noncurrent	—	372,725	—		372,725	—		372,725
Long-term bank borrowings	—	11,819,527	—		11,819,527	—		11,819,527
Deferred underwriting discounts and commissions	3,220,000	—	(3,220,000)	(c)	—	—		—
Total Liabilities	5,877,167	180,469,152	1,410,033		187,756,352	—		187,756,352

Commitments and Contingencies
Class A ordinary shares subject to possible redemption	42,400,931	—	(11,856,937)	(b)	—	—	—
	—	—	(30,543,994)	(f)	—	—		—

UNAUDITED PRO FORMA COMBINED BALANCE SHEET — (Continued)
AS OF DECEMBER 31, 2023

			Scenario 1			Scenario 2
			Assuming No Redemptions into Cash in Except for 1,059,186 Ordinary Shares Rendered Redemption in March 2024 Meeting			Assuming Maximum Redemptions into Cash
	(A) BWAC	(B) PubCo	Pro Forma Adjustments		Pro Forma Balance Sheet	Pro Forma Adjustments		Pro Forma Balance Sheet
SHAREHOLDERS’ (DEFICIT) EQUITY
Preference shares, $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding	—	—	—		—	—		—
Class A ordinary shares	46	—	32	(c)	4,807	(278)	(f)	4,433
	—	—	278	(f)	—	(96)	(h)	—
	—	—	4,196	(g)	—	—		—
	—	—	7	(i)	—	—		—
	—	—	60	(j)	—	—		—
	—	—	70	(k)	—	—		—
	—	—	118	(m)	—	—		—
Class B ordinary shares	230	—	(42)	(h)	—	—		—
	—	—	(70)	(k)	—	—		—
	—	—	(118)	(m)	—	—		—
Additional paid-in capital	—	50,000,000	3,219,968	(c)	84,079,589	(30,783,994)	(f)	53,295,969
			(5,721,089)	(d)	—	—		—
	—	—	5,000,000	(e)	—	—		—
	—	—	30,543,716	(f)	—	278	(f)	—
	—	—	(5,736,481)	(g)	—	—		—
	—	—	42	(h)	—	96	(h)	—
	—	—	773,493	(i)	—	—		—
	—	—	5,999,940	(j)	—	—		—
(Accumulated deficit) retained earnings	(5,732,285)	10,398,632	5,732,285	(g)	9,625,132	—		9,625,132
			(773,500)	(i)	—	—
Accumulated other comprehensive loss	—	(2,805,195)	—		(2,805,195)	—		(2,805,195)
Total Shareholders’ (Deficit) Equity	(5,732,009)	57,593,437	39,042,905		90,904,333	(30,783,994)		60,120,339
Total Liabilities, Mezzanine Equity and Shareholders’ (Deficit) Equity	$42,546,089	$238,062,589	$(1,947,993)		$278,660,685	$(30,783,994)		$247,876,691

Unaudited Pro Forma Combined Balance Sheet Adjustments

The pro forma adjustment to the unaudited combined pro forma balance sheet consists of the following:

(A)    Derived from the unaudited condensed balance sheet of BWAQ as of December 31, 2023.

(B)    Derived from the audited balance sheet of PubCo as of December 31, 2023.

a.      Reflects the release of cash from cash and investment held in the Trust Account.

b.      Reflects the redemption of an aggregate of 1,059,186 ordinary shares in connection with March 2024 Meeting.

c.      Reflects the settlement of approximately $3.2 million of deferred underwriting commission incurred during the BWAQ IPO due upon completion of the business combination, by issuance of 322,000 ordinary shares at price of $10 per share.

d.      Reflects accrual of professional expenses related to the Transactions, among which $3,306,700 was offering costs incurred by PubCo which were deducted against additional paid-in capital, and $550,000 was professional expenses incurred by BWAQ which were charged to statement of income as incurred and subsequently debited to additional paid-in capital upon closing of business combination.

e.      Reflects capital injection of $5,000,000 from Fuji Solar in connection with Pre-Merger Reorganization, and founder transferred 500,000 ordinary shares to Fuji Solar.

f.       In Scenario 1, which assumes that no BWAQ shareholders exercise their redemption rights, except for 1,059,186 ordinary shares were rendered for redemption in connection with March 2024 Meeting, the BWAQ shares previously subject to redemption for cash amounting to approximately $30.5 million would be transferred to shareholders’ equity.

In Scenario 2, which assumes the same facts as described in Scenario 1 above, but also assumes that the maximum number of BWAQ shares at 2,778,580 are redeemed, excluding the redemption of 1,059,186 ordinary shares rendered in connection with March 2024 Meeting, for cash by BWAQ shareholders, cash required at approximately $30.7 million would be paid out in cash.

g.      Reflects recapitalization of PubCo through issuance of BWAQ shares and eliminates BWAQ historical accumulated earnings.

h.      In Scenario 1, which assumes no BWAQ shareholders exercise their redemption rights, except for 1,059,186 ordinary shares were rendered for redemption in connection with March 2024 Meeting, forfeiture of 421,390 BWAQ shares assuming there is $27,785,800 Aggregate Financing Amount at the closing of the Transactions.

In Scenario 2, which assumes the same facts as described in Scenario 1 above, but also assumes that the maximum number of BWAQ shares at 2,778,580 are redeemed, excluding the redemption of 1,059,186 ordinary shares rendered in connection with March 2024 Meeting, forfeiture of 1,380,000 BWAQ shares assuming there is less than $20,00,000 Aggregate Financing Amount at the closing of the Transactions.

i.       Reflects issuance of 70,000 BWAQ shares to three independent directors at the closing of the Transaction.

j.       Reflects issuance of 600,000 BWAQ Class A ordinary shares to the PIPE Investor

k.      Reflects conversion of 700,000 BWAQ Class B ordinary shares held by Fuji Solar and another shareholder to BWAQ Class A ordinary shares in January 2024.

l.       Reflects the non-interest bearing working capital loans of $500,000 from the Sponsor and $33,333 from Fuji Solar deposited into the Trust Account in order to extend the available time to complete the Transactions, and non-interest bearing extension loans of $120,000 from Fuji Solar, $60,000 from the Sponsor, and $60,000 from Zenin Investments Limited, one of the shareholders of the Sponsor, to support operations of BWAQ.

m.     In Scenario 1, reflects conversion of 1,178,610 BWAQ Class B ordinary shares to Class A ordinary shares upon closing of the Transactions.

In Scenario 2, reflects conversion of 220,000 BWAQ Class B ordinary shares to Class A ordinary shares upon closing of the Transactions.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2023

			Scenario 1			Scenario 2
			Assuming No Redemptions into Cash in Except for 1,059,186 Ordinary Shares Rendered Redemption in March 2024 Meeting			Assuming Maximum Redemptions into Cash
	(A) BWAC	(B) PubCo	Pro Forma Adjustments		Pro Forma Balance Sheet	Pro Forma Adjustments		Pro Forma Balance Sheet
Account Name
Revenues	$—	$62,377,390	$—		$62,377,390	$—		$62,377,390
Cost of revenues	—	45,740,860	—		45,740,860	—		45,740,860
Gross profit	—	16,636,530	—		16,636,530	—		16,636,530

Operating expenses
Selling expenses	—	17,573	—		17,573	—		17,573
General and administrative expenses	994,141	4,632,009	773,500	(b)	6,949,650	—		6,949,650
	—	—	550,000	(c)	—	—		—
Total operating expenses	994,141	4,649,582	1,323,500		6,967,223	—		6,967,223
(Loss) income from operations	(994,141)	11,986,948	(1,323,500)		9,669,307	—		9,669,307

Other Income
Interest income (expenses), net	8	(3,261,459)	—		(3,261,451)	—		(3,261,451)
Other income, net	—	1,163,666	—		1,163,666	—		1,163,666
Dividend earned on investment held in Trust Account	3,124,523	—	(3,124,523)	(a)	—	—		—
Total other income, net	3,124,531	(2,097,793)	(3,124,523)		(2,097,785)	—		(2,097,785)
Loss Before Income Taxes	2,130,390	9,889,155	(4,448,023)		7,571,522	—		7,571,522

Income tax expenses	—	—	—		—	—		—
Net loss	$2,130,390	$9,889,155	$(4,448,023)		$7,571,522	$—		$7,571,522

Weighted average shares outstanding of redeemable ordinary shares	8,846,896		39,229,222	(b)	48,076,118	(3,737,190)	(b)	44,338,928
Basic and diluted net income per ordinary share	0.24		(0.08)	(d)	0.16	0.01	(d)	0.17

Notes and adjustment to Unaudited Pro Forma Condensed Combined Statement of Operations

The notes and pro forma adjustments to the unaudited condensed combined pro forma statements of operations consist of the following:

A.     Unaudited Pro Forma Condensed Combined Statement of Operations for the twelve months ended December 31, 2023 was derived from BWAQ’s audited statement of operations for the year ended June 30, 2023, condensed unaudited statements of operations for the six months ended December 31, 2023 and 2022.

B      Unaudited Pro Forma Condensed Combined Statement of Operations for the twelve months ended December 31, 2023 was derived from PubCo’s audited statements of operations for the year ended December 31, 2023

(a)     Represents an adjustment to eliminate interest income related to cash and investment held in Trust Account.

(b)    Reflects conversion of 700,000 BWAQ Class B ordinary shares held by Fuji Solar and another shareholder to BWAQ Class A ordinary shares in January 2024.

(c)     Reflects estimated professional expenses of $550,000 incurred by BWAQ after December 31, 2023.

(d)    The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the initial public offering occurred as of January 1, 2023. In addition, as the Transactions are being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Transactions for the entire period. There may be possible changes in shares related to the Sponsor Earnout Equities in connection with Sponsor Support Agreement dated August 10, 2023.

The calculation of weighted average shares outstanding for the twelve months ended December 31, 2023, assuming no redemption into cash, is set forth in below table:

	Assuming No Redemptions into Cash	Assuming Maximum Redemptions into Cash
The Sellers	41,000,000	41,000,000
Fuji Solar	500,000	500,000
BWAQ’s Public Shareholders	3,698,580	920,000
The BWAQ Insiders	1,864,938	906,328
PIPE Investor	600,000	600,000
Maxim	412,600	412,600
Weighted average shares outstanding of ordinary shares	48,076,118	44,338,928
Less: BWAQ’s Weighted average shares outstanding of ordinary shares	(8,846,896)	(8,846,896)
Adjustment (b)	39,229,222	35,492,032

INFORMATION RELATED TO BWAQ

Unless the context otherwise requires, all references in this section to the “Company,” “BWAQ,” “we,” “us” or “our” refer to BWAQ prior to the consummation of the Transactions.

Introduction

BWAQ is a blank check company incorporated on July 19, 2021, under the laws of the Cayman Islands for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this proxy statement/prospectus as our initial business combination. Based on its business activities, BWAQ is a “shell company” as defined under the Exchange Act, because it has no operations and nominal assets consisting almost entirely of cash.

Initial Public Offering

The registration statement for BWAQ IPO became effective on January 31, 2022. On February 2, 2022, BWAQ consummated the BWAQ IPO of 9,200,000 BWAQ Units (including 1,200,000 BWAQ Units issued upon the full exercise of the over-allotment option). Each BWAQ Unit consists of one BWAQ Class A Ordinary Share, one-half of one BWAQ Warrant, and one BWAQ Right. The BWAQ Units were sold at an offering price of $10.00 per BWAQ Unit, generating gross proceeds of $92,000,000.

Substantially concurrently with the closing of BWAQ IPO and exercise of the over-allotment option, BWAQ completed the private sale of 424,480 Private Units including 378,480 Private Units to the Sponsor, and 46,000 Private Units to Maxim. The Private Units were sold at a purchase price of $10.00 per Private Unit, generating gross proceeds of $ $4,244,800. The Private Units are identical to BWAQ Units sold in the BWAQ IPO, except that the holders of the Private Units have agreed not to transfer, assign or sell any of the Private Units and the underlying securities (except to certain permitted transferees) until the completion of BWAQ’s initial business combination.

Upon the closing of the BWAQ IPO and the private placement on February 2, 2022, the proceeds of $92,920,000 (or $10.10 per share) in the aggregate from the IPO and the private placement were placed in the Trust Account with Continental acting as trustee and will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, and that invest only in direct U.S. government treasury obligations. These funds will not be released until the earlier of the completion of the initial business combination or the liquidation due to BWAQ’s failure to complete a business combination by April 2, 2024 (or such later date as may be approved by BWAQ Shareholders in an amendment to BWAQ Charter). The proceeds deposited in the Trust Account could become subject to the claims of BWAQ’s creditors, if any, which could have priority over the claims of the Public Shareholders. In addition, interest income earned on the funds in the Trust Account may be released to BWAQ to pay its income or other tax obligations. With these exceptions, expenses incurred by BWAQ may be paid prior to a business combination only from the net proceeds of the IPO and private placement not held in the Trust Account.

February 2, 2023 Extension

BWAQ initially had until February 2, 2023 to consummate an initial business combination. Pursuant to BWAQ’s then effective Amended and Restated Memorandum and Articles of Association adopted by special resolution passed on January 28, 2022, if BWAQ anticipates that it may not be able to consummate an initial business combination by February 2, 2023, it may elect to extend the period to consummate a business combination up to three times, each by an additional three-month extension, for a total of up to nine months to November 2, 2023, by depositing $920,000 into the Trust Account for each extension. Upon the notice of the Sponsor, BWAQ extended the period of time to consummate an initial business combination for additional three months till May 2, 2023, and deposited $920,000 into the Trust Account in connection with this extension. The extension payment was sourced from the loans provided by the Sponsor as evidenced by an unsecured promissory note in the principal amount of $920,000 issued to the Sponsor.

May 2, 2023 Extraordinary General Meeting and Subsequent Monthly Extensions

On May 2, 2023, BWAQ held the May 2023 Meeting at which the BWAQ Shareholders approved the adoption of the Second Amended and Restated Memorandum and Articles of Association of BWAQ, which provides that BWAQ has until May 2, 2023 to complete an initial business combination, and may elect to extend the period to consummate an initial business combination up to nine times, each by an additional one-month extension, for a total of up to nine months to February 2, 2024, by depositing $0.0295 per public share into the Trust Account for each monthly extension. As a result of the May 2023 Meeting, upon the shareholders’ approval, on May 2, 2023, BWAQ and Continental, as the trustee of the Trust Account, entered into the amendment to the Investment Management Trust Agreement originally dated January 31, 2022.

On May 2, 2023, the Sponsor deposited $194,324 into the Trust Account to extend the period that BWAQ must complete an initial business combination from May 2, 2023 to June 2, 2023. On June 2, 2023, the Sponsor deposited $194,324 into the Trust Account to extend the period that BWAQ must complete an initial business combination from June 2, 2023 to July 2, 2023.

June 30, 2023 Extraordinary General Meeting and Subsequent Monthly Extensions

On June 30, 2023, BWAQ held the June 2023 Meeting, at which the BWAQ shareholders approved the adoption of the Third Amended and Restated Memorandum and Articles of Association of BWAQ, which provides that BWAQ has until July 2, 2023 to complete a business combination, and may elect to extend the period to consummate a business combination up to nine times, each by an additional one-month extension, for a total of up to nine months to April 2, 2024, by depositing $60,000 each month to the Trust Account. As a result of the June 2023 Meeting, upon the shareholders’ approval, on June 30, 2023, BWAQ and Continental, as the trustee of the Trust Account, entered into the amendment to the Trust Agreement originally dated January 31, 2022 and amended on May 2, 2023.

On June 30, 2023, $60,000 was deposited into the Trust Account for Public Shareholders, which enabled BWAQ to extend the period of time it has to consummate its initial business combination by one month from July 2, 2023 to August 2, 2023. On July 31, 2023, another $60,000 was deposited into the Trust Account for Public Shareholders, which enabled BWAQ to extend the period of time it has to consummate its initial business combination by one month from August 2, 2023 to September 2, 2023. On September 1, 2023, a total of $60,000 was deposited into the Trust Account for Public Shareholders, which enabled BWAQ to extend the period of time it has to consummate its initial business combination by one month from September 2, 2023 to October 2, 2023. On September 27, 2023, a total of $60,000 was deposited into the Trust Account for Public Shareholders, which enabled BWAQ to extend the period of time it has to consummate its initial business combination by one month from October 2, 2023 to November 2, 2023. On November 1, 2023, a total of $60,000 was deposited into the Trust Account for Public Shareholders, which enabled BWAQ to extend the period of time it has to consummate its initial business combination by one month from November 2, 2023 to December 2, 2023. On December 4, 2023, a total of $60,000 was deposited into the Trust Account for Public Shareholders by Fuji Solar, which enabled BWAQ to extend the period of time it has to consummate its initial business combination by one month from December 2, 2023 to January 2, 2024. At the end of December 2023, a total of $60,000 was deposited into the Trust Account for Public Shareholders, among which $30,000 from the Sponsor and $30,000 from Fuji Solar, which enabled BWAQ to extend the period of time it has to consummate its initial business combination by one month from January 2, 2024 to February 2, 2024. On February 2, 2024, a total of $60,000 was wired to the Trust Account for Public Shareholders by Fuji Solar, which enabled BWAQ to extend the period of time it has to consummate its initial business combination by one month from February 2, 2024 to March 2, 2024. On March 1, 2024, a total of $60,000 was wired to the Trust Account for Public Shareholders by the Sponsor, which enabled BWAQ to extend the period of time it has to consummate its initial business combination by one month from March 2, 2024 to April 2, 2024.

At the June 2023 Meeting, among the other proposals, the shareholders of BWAQ also approved the release of the funds held in the Escrow Account pursuant to the D&O Indemnity Escrow Agreement, on July 2, 2023 or such a later date immediately following the purchase of an alternative D&O insurance. Upon the approval of shareholders, BWAQ secured an alternative D&O insurance, effective on July 1, 2023. On July 2, 2023, a total of $500,000 funds held in the Escrow Account was released to BWAQ, a portion of which was used to purchase the alternative D&O insurance.

March 26, 2024 Extraordinary General Meeting and Subsequent Monthly Extensions

On March 26, 2024, BWAQ held the March 2024 Meeting. At the March 2024 Meeting, the shareholders of BWAQ approved, among the others, the adoption of the Fourth Amended and Restated Memorandum and Articles of Association of BWAQ, which became effective upon such shareholders’ approval under Cayman Islands law and provides that BWAQ has until April 2, 2024 to complete a business combination, and may elect to extend the period to consummate a business combination up to seven times, each by an additional one month, for a total of up to seven months to, November 2, 2024, by depositing $60,000 each month to the Trust Account. As a result of the March 2024 Meeting, upon the shareholders’ approval, on March 26, 2026, BWAQ and Continental, as the trustee of the Trust Account, entered into the amendment to the Trust Agreement.

On or about April 1, 2024, a total of $60,000 was deposited into the Trust Account for Public Shareholders by Fuji Solar, which enabled BWAQ to extend the period of time it has to consummate its initial business combination by one month from April 2, 2024 to May 2, 2024.

On or about April 29, 2024, a total of $60,000 was deposited into the Trust Account for Public Shareholders by ZENIN, one of the shareholders of the Sponsor, which enabled BWAQ to extend the period of time it has to consummate its initial business combination by one month from May 2, 2024 to June 2, 2024.

As of the date of this proxy statement/prospectus, an aggregate of $1,968,648 Extension Payments had been deposited into the Trust Account for the Extensions, for which BWAQ issued a total of 15 Extension Notes, including 11 Sponsor Extension Notes to the Sponsor and/or its designees, and 4 Fuji Extension Notes to Fuji Solar, respectively.

Nasdaq Noncompliance Letter

On December 5, 2023, BWAQ received a letter (the “Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC that, for the previous 30 consecutive business days, the Market Value of Listed Securities (“MVLS”) for BWAQ was below the $50 million minimum MVLS requirement for continued listing on the Nasdaq Global Market (the “Global Market”) under Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Rule”). The Letter is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of BWAQ’s securities.

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), BWAQ will have 180 calendar days, or until June 3, 2024 (the “Compliance Period”), to regain compliance with the MVLS Rule. To regain compliance with the MVLS Rule, the MVLS for BWAQ must be at least $50 million for a minimum of 10 consecutive business days at any time during this Compliance Period. If BWAQ regains compliance with the MVLS Rule, Nasdaq will provide BWAQ with written confirmation and will close the matter.

If BWAQ does not regain compliance with the MVLS Rule during the Compliance Period, Nasdaq will provide written notification that its securities will be subject to delisting. In the event of such notification, the Nasdaq rules permit BWAQ an opportunity to appeal Nasdaq’s determination. The Letter notes that BWAQ may be eligible to transfer the listing of its securities to the Nasdaq Capital Market (the “Capital Market”), provided that it then satisfies the requirements for continued listing on the Capital Market.

On January 12, 2024, the Sponsor and Fuji Solar (collectively, the “Converting Shareholders”) notified BWAQ that they elected to convert a total of 700,000 BWAQ Class B Ordinary Shares held by them to the same number of BWAQ Class A Ordinary Shares, among which 400,000 shares held by the Sponsor and 300,000 shares held by Fuji Solar, respectively. On January 17, 2024, 700,000 BWAQ Class B Ordinary Shares held by the Converting Shareholders were converted into the same number of BWAQ Class A Ordinary Shares (the “Class B Conversion”). As a result of the Class B Conversion, BWAQ currently has 5,002,246 BWAQ Class A Ordinary Shares and 1,600,000 BWAQ Class B Ordinary Shares issued and outstanding, respectively. BWAQ Class A Ordinary Shares are currently traded on the Global Market under symbol “BWAQ” and deemed by Nasdaq to be BWAQ’s “Listed Securities” for purposes of Rule 5450(b)(2)(A)

On February 20, 2024, the Company received a written notice from the staff of Nasdaq notifying the Company that the staff has determined that for the last 22 consecutive business days, from January 18, 2024 to February 16, 2024, the Company’s MVLS has been $50 million or greater. Accordingly, the Company has regained compliance with the MVLS Rule and the staff has indicated that the matter is now closed.

Investment Company Act and Liquidation of Investments in the Trust Account into Cash

Since the consummation of the BWAQ IPO till January 2024, BWAQ had deposited the proceeds of the BWAQ IPO and the Private Placement in connection with the BWAQ IPO (including proceeds of the full exercise of over-allotment options and the Private Placement in connection with such exercise), net of certain expenses and working capital, into the Trust Account to invest in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. As a result, it is possible that a claim could be made that BWAQ has been operating as an unregistered investment company. If BWAQ was deemed to be an investment company for purposes of the Investment Company Act, it might be forced to abandon its efforts to complete an initial business combination and instead be required to liquidate. If BWAQ is required to liquidate, its investors would not be able to realize the benefits of owning stock in a successor operating business, such as any appreciation in the value of BWAQ’s securities following such a transaction, BWAQ Warrants and BWAQ Rights would expire worthless and BWAQ Class A Ordinary Shares would have no value apart from their pro rata entitlement to the funds then-remaining in the Trust Account.

The longer that the funds in the Trust Account are held in short-term U.S. government treasury obligations or in money market funds invested exclusively in such securities, there is a greater risk that BWAQ may be considered an unregistered investment company, in which case BWAQ may be required to liquidate. BWAQ is currently assessing the relevant risks. To mitigate the risk of BWAQ being deemed to have been operating as an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act), BWAQ have instructed Continental, the trustee with respect to the Trust Account, to liquidate the U.S. government treasury obligations and money market funds held in the Trust Account by January 31, 2024, the expiry of the 24-month anniversary of the effective date of prospectus of BWAQ IPO, and to hold all funds in the Trust Account in cash at an interest bearing bank demand deposit account until the earlier of consummation of the Transactions or liquidation. Following such liquidation, BWAQ will continue to receive interest on the funds held at an interest bearing bank demand deposit account, which might be lesser than that from the U.S. government treasury obligations and money market funds and would reduce the dollar amount its BWAQ Public Shareholders would receive upon any redemption or liquidation of BWAQ.

Effecting Our Transactions

Fair Market Value of TOYO Solar’s Business

Pursuant to Nasdaq listing rules, the initial business combination must occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the funds in the Trust Account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the Trust Account), which BWAQ refers to as the 80% test, at the time of the execution of a definitive agreement for its initial business combination. If BWAQ is no longer listed on Nasdaq, it will not be required to satisfy the 80% test. BWAQ will only complete a business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

Voting Restrictions in Connection with Extraordinary General Meeting

The BWAQ Initial Shareholders have agreed (A) to vote their Founder Shares, Private Shares, and any BWAQ public shares they may own with respect to BWAQ Insiders in favor of any proposed business combination, (B) not to propose, or vote in favor of, prior to and unrelated to an initial business combination, an amendment to the BWAQ Charter that would affect the substance or timing of BWAQ’s redemption obligation to redeem all public shares if BWAQ cannot complete an initial business combination by the prescribed time periods, unless BWAQ provides Public Shareholders an opportunity to redeem their BWAQ Public Shares in conjunction with any such amendment, (C) not to redeem any BWAQ shares (including 40,000 Representative Shares held by Maxim) they own into the right to receive cash from the Trust Account in connection with a shareholder vote to approve BWAQ’s proposed initial business combination or sell any shares to BWAQ in any tender offer in connection with its proposed initial business combination, and (D) that the Founder Shares, Private Shares and Representative Shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

Redemption Rights for BWAQ Public Shareholders upon Completion of the Transactions

BWAQ Public Shareholders may redeem all or a portion of their BWAQ Public Shares upon consummation of the Transactions at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days before the closing of the Transactions, including interest earned on the funds held in the Trust Account (net of taxes payable), if any, divided by the number of then issued and outstanding BWAQ Public Shares, subject to the limitations described herein. The amount in the Trust Account is initially anticipated to be $10.10 per share. The per share amount BWAQ will distribute to investors who properly redeem their shares will not be reduced by the Deferred Underwriting Fees BWAQ will pay to the underwriters of BWAQ IPO. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Further, BWAQ will not proceed with redeeming BWAQ Public Shares, even if a BWAQ Public Shareholder has properly elected to redeem its public shares, if the Transactions do not close. See the section titled “Extraordinary General Meeting of BWAQ Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Limitations on Redemption Rights

The BWAQ Charter provides that in no event will BWAQ redeem BWAQ Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 either before or upon closing of an initial business combination (so that it does not then become subject to the SEC’s “penny stock” rules). In the event the aggregate cash consideration it would be required to pay for all BWAQ Ordinary Shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Transactions exceed the aggregate amount of cash available to PubCo, we will not complete the Transactions or redeem any shares, and all BWAQ Public Shares submitted for redemption will be returned to the holders thereof.

Redemption of Public Shares and Liquidation if No Transactions

The BWAQ Charter provides that BWAQ will have only until November 2, 2024, if extended, to consummate an initial business combination. If we have not consummated an initial business combination within such prescribed time periods, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the BWAQ Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes or for working capital purposes (less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding BWAQ Public Shares, which redemption will completely extinguish BWAQ Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

BWAQ Initial Shareholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any BWAQ Founder Shares and Private Shares held by them, as well as the Representative Shares held by Maxim, if we fail to complete our business combination by the prescribed time periods. However, if any of BWAQ Initial Shareholders acquire BWAQ public shares after the BWAQ IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such BWAQ Public Shares if we fail to complete our business combination by the prescribed time periods.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining held outside the Trust Account plus up to $50,000 of funds from the Trust Account available to us to pay dissolution expenses, although we cannot assure you that there will be sufficient funds for such purpose.

For illustrative purposes, as of the Record Date, this would have amounted to approximately $11.26 per share less any owed but unpaid taxes on the funds in the Trust Account. There are currently no owed but unpaid income taxes on the funds in the Trust Account. However, the proceeds deposited in the Trust Account could become subject to the claims of BWAQ’s creditors, if any, which would have priority over the claims of BWAQ shareholders. Therefore, the per share distribution from the Trust Account in such a situation may be less than originally expected due to such claims. It is expected that the funds to be distributed to BWAQ shareholders electing to redeem their shares shall be distributed promptly after the consummation of the Transactions.

Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest and claim of any kind in or to any monies held in the Trust Account for the benefit of the BWAQ Public Shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver.

In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. The Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.10 per BWAQ Public Share or (ii) such lesser amount per BWAQ Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of the BWAQ IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then the Sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsors have sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of BWAQ. We have not asked the Sponsor to reserve for such indemnification obligations. Therefore, we cannot assure you that the Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for our initial business combination and redemptions could be reduced to less than $$10.10 per BWAQ Public Share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your BWAQ Public Shares. None of our officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the Trust Account are reduced below (i) $10.10 per BWAQ Public Share or (ii) such lesser amount per BWAQ Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against the Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. We have not asked the Sponsor to reserve for such indemnification obligations and we cannot assure you that the Sponsor would be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.10 per BWAQ Public Share.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the Trust Account, we cannot assure you we will be able to return $10.10 per BWAQ Public Share to the Public Shareholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. Furthermore, the BWAQ Board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

The Public Shareholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of BWAQ Public Shares if we do not complete the initial business combination by the prescribed time periods, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to provide for the redemption of BWAQ Public Shares in connection with an initial business combination or to redeem 100% of BWAQ Public Shares if we have not consummated an initial business combination by the prescribed time periods or (iii) if they redeem their respective shares for cash upon the completion of the initial business combination. In no other circumstances will a shareholder have any right or interest of any kind to or in the Trust Account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the Trust Account. Such shareholder must have also exercised its redemption rights described above. These provisions of the BWAQ Charter, like all provisions of the BWAQ Charter, may be amended if approved by special resolution by holders of at least two-thirds of BWAQ Ordinary Shares who are eligible to vote and attend and vote in a general meeting.

See “Risk Factors — Risks Relating to BWAQ and the Transactions.”

Employees

We currently have three officers. Members of our management team are not obligated to devote any specific number of hours to our matters, but they will devote as much of their time as they deem necessary to our affairs and intend to continue doing so until we have completed our initial business combination. The amount of time that our officers or any other members of our management team devotes in any time period may vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.

Officers and Directors

Our officers and directors are as follows:

Name	Age	Position
Liang Shi	45	Director, Chief Executive Officer, Secretary and Chairman
Tianyong Yan	45	Chief Financial Officer and Director
Weixiong (Jeff) Cheong	42	Chief Operating Officer
Alfred “Trey” Hickey	61	Independent Director
Buhdy Sin Swee Bok	51	Independent Director
Zhenyu Li	49	Independent Director

Mr. Liang Shi is our Chief Executive Officer, Chairman of the board of directors, and Secretary. Mr. Shi has over 14 years’ experience in investment management leadership. Since January 2017, Mr. Shi has served as a Partner at Zenin, an investment fund focusing on growth capital investments in emerging sectors in China, where he oversees the fund’s daily business operations. Zenin provides extensive strategic and operational assistance to its highly selective investment portfolio of companies. From March 2007 to December 2016, Mr. Shi served as the China President at Barron Partners Fund, where he was in charge of managing the fund’s investment portfolio in Asia and completed over 50 investments for the fund. From February 2006 to February 2007, Mr. Shi worked as a senior consultant at IBM Global Services (formerly PWC consulting). Mr. Shi received his Bachelor’s degree in Finance from Shanghai Jiaotong University in 2001. We believe Mr. Shi qualifies as our executive director and Chairman of the board because of his asset management experience and past successful investments.

Mr. Tianyong Yan is our Chief Financial Officer and director. Mr. Yan has over 20 years of corporate finance experience. Since January 2016, Mr. Yan has served as a general manager at Shanghai Green Storm Asset Management Ltd., a company focusing on asset management. From August 2010 to July 2011, Mr. Yan served as a Vice President of finance at Standard Chartered Bank (China), where he focused on financial reporting and other finance related projects such as markets, planning, commodities and derivatives. From August 2011 to July 2014, Mr. Yan served as a Vice President of finance at JP Morgan China, where he led tax planning practices over the greater China JP Morgan business including, but not limited to, commodity related financing, commercial banking and derivatives. Mr. Yan received his MBA degree from University of Virginia in 2010 and his Bachelor’s degree in Finance from Shanghai Jiao Tong University in 2001. Mr. Yan is a China CPA and chartered CFA. We believe Mr. Yan qualifies as our executive director because of his extensive corporate finance experience.

Mr. Weixiong (Jeff) Cheong is our Chief Operating Officer. Mr. Cheong has over 15 years of experience in private and public capital markets. Since July 2022, Mr. Cheong has served as the chief operating officer of Prime Number Acquisition I Corp., a Delaware special acquisition corporation company (Nasdaq: BWAQ). Since November 2015, Mr. Cheong has served as a director at Fortune Asia Long Short Fund, an investment fund. Since November 2011, Mr. Cheong has served as a director at Longfor Pte Ltd., a real estate developer in Singapore. Since August 2009, Mr. Cheong has served as the chief executive officer at Sinjia Land Ltd. (SGX: 5HH), a property development and hospitality management company. From April 2014 to May 2020, Mr. Cheong served as the chairman at CapAllianz Holdings Ltd (former name CWX Global Ltd) (SGX: 594), a company focusing on investment and oil exploration business. Mr. Cheong received a Master’s degree of business administration at Singapore Management University in June 2017. He also has passed the exam of Capital Markets and Financial Advisory Services (“CMFAS”) in Module 1 (December 2003), Module 4A (Rules and Regulations for Advising on Corporate Finance, June 2005), Module 5 (Rules And Regulations for Financial Advisory Services, January 2004), Module 6 (January 2004), and Module 8 (Collective Investment Schemes, February 2004). Mr. Cheong completed the program of Executive Skills for Board Members in Challenging Times in 2011 and obtained SMU-SID Executive Certificates in Directorship in 2012 at Singapore Management University.

Mr. Alfred “Trey” Hickey serves as our independent director. Mr. Hickey has more than 20 years of experience at leading tourism companies, specializing in the cruise industry. Since 2020, Mr. Hickey has served as the Managing Partner at Global Distribution Solutions Pte. Ltd., the parent company of Discover River Cruises, a boutique river cruise company operating in Europe’s Danube and Rhine Rivers. From February 2000 to June 2020, Mr. Hickey served as Senior Vice President at Princess Cruises, Cunard Line, Seabourn Cruise and Carnival PLC. Mr. Hickey also served as Carnival Corp’s Chief Representative in China, President of Carnival Corp Japan, and served on the boards of Carnival Corp Taiwan, the Pacific Asia Travel Association and the Cruise Line International Association, Asia. Mr. Hickey received a Bachelor’s degree in Economics from University of Rhode Island in 1988, and a Bachelor’s degree in Asian Studies from Seinan Gakuin University in 1988. We believe Mr. Hickey qualifies as our independent director because of his management experience and knowledge in the cruise industry.

Mr. Buhdy Sin Swee Bok serves as our independent director. Over the past 25 years Mr. Bok has assumed various leadership positions in the travel and tourism industry with a wide range of sectors including cruise, airlines and attractions in Asia. Since September 2018, Mr. Bok has served as the Managing Director at Mount Faber Leisure Group Pte. Ltd., a reputable attraction company in Singapore, managing its overall operations. From October 2017 to September 2018, Mr. Bok served as the Chief Commercial Officer of NokScoot Airlines, a Thailand-based airline, where he oversaw the company’s commercial operations including sales and marketing, revenue and yield management, reservations, and operation of overseas offices. From May 2017 to September 2017, Mr. Bok served as the President of Carnival Asia at Carnival Corporation & PLC, overseeing the group’s operations in Asia. From October 2015 to April 2017, Mr. Bok served as the President of Costa Group Asia at Costa Crociere S.p.A., a wholly owned subsidiary of Carnival Corp & PLC, in charge of the Italian-brand’s operations in Asia Pacific and China. Mr. Bok received a Bachelor’s degree in Accountancy from Singapore Nanyang Technological University in 1996, a Bachelor’s degree in Law from the University of London in 1999, and an MBA degree from Duke University’s Fuqua School of Business in 2003. We believe Mr. Bok qualifies as our independent director because of his management experience and knowledge in the travel industry.

Mr. Zhenyu Li serves as our independent director. Mr. Li has over 20 years of experience in telecom communication technology industry. Mr. Li has been a self-employed investor actively investing in technologies, media and telecom since July 2017. From March 2016 to July 2017, Mr. Li served as a general manager of Le Canada Ltd. From August 2007 to March 2016, Mr. Li served as the Chief Executive Officer at Sinotel Technologies Ltd, a company providing a wide range of wireless telecommunication applications and solutions. From May 2003 to August 2007, Mr. Li served as the Chief Technology Officer at Sinotel Technologies Ltd, in charge of technology and product designing. From December 2001 to May 2003, Mr. Li served as a technology director at the Beijing office of RTI International, a US company specialized in the research, development and service of CDMA technologies for commercial clients worldwide. Mr. Li received a Bachelor’s degree in Automation from Tianjin University of Technology and Education in 1996.

Number and Terms of Officers and Directors

The BWAQ Board consists of five members. Prior to our initial business combination, holders of our BWAQ Class B Ordinary Shares will have the right to appoint all of our directors and remove members of the board of directors for any reason, and holders of our public shares will not have the right to vote on the appointment of directors during such time. These provisions of our fourth amended and restated memorandum and articles of association may only be amended by a special resolution passed by a majority of at least two thirds of shareholders attending and voting in a general meeting. Our board of directors is divided into three classes, with only one class of directors being elected in each year, and with each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a three-year term: Class I, with a term expiring at the 2023 annual general meeting — Mr. Buhdy Sin Swee Bok; Class II, with a term expiring at the 2024 annual general meeting — Messrs. Alfred J. Hickey and Zhenyu Li; and Class III, with a term expiring at the 2025 annual general meeting — Messrs. Liang Shi and Tianyong Yan. Prior to the completion of an initial business combination, any vacancies on our board of directors may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our board of directors or by a majority of the holders of our BWAQ Class B Ordinary Shares. After completion of the Transactions, subject to any other special rights applicable to the shareholders, any vacancies on our board of directors may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our board of directors or by a majority of the holders of PubCo Ordinary Shares.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors will be authorized to appoint persons to the offices as set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our fourth amended and restated memorandum and articles of association provides that our officers may consist of a Chairman, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, Vice Presidents, a Secretary, Assistant Secretaries, a Treasurer and such other offices as may be determined by the board of directors.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Mr. Hickey, Mr. Bok, and Mr. Li are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our audit committee is entirely composed of independent directors meeting Nasdaq’s additional requirements applicable to members of the audit committee. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Committees of the Board of Directors

Our board of directors have two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

We have established an audit committee of the board of directors. Mr. Zhenyu Li, Mr. Alfred “Trey” Hickey, and Mr. Buhdy Sin Swee Bok serve as members of our audit committee, with Mr. Buhdy Sin Swee Bok serving as the Chairman of the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent, and subject to certain phase-in provisions. Each such person meets the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate, and our board of directors has determined that Mr. Buhdy Sin Swee Bok qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•        pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•        setting clear hiring policies for employees or former employees of the independent auditors;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

We have established a compensation committee of the board of directors. Mr. Zhenyu Li, Mr. Alfred “Trey” Hickey, and Mr. Buhdy Sin Swee Bok serve as members of our compensation committee, with Mr. Alfred “Trey” Hickey serving as the chairman of the compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent, subject to certain phase-in provisions. Each such person meets the independent director standard under Nasdaq listing standards applicable to members of the compensation committee.

We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and approving on an annual basis the compensation of all of our other officers;

•        reviewing on an annual basis our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        if required, producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to complete the consummation of a business combination although we may consider cash or other compensation to officers or advisors we may hire subsequent to this offering to be paid either prior to or in connection with our initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee. In accordance with Rule 5605(e)(2) of the Nasdaq Rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, an Extraordinary General Meeting of shareholders). Our shareholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, and in the past year have not served, as a member of the compensation committee of any entity that has one or more officers serving on our board of directors.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. You will be able to review these documents by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See the section of this prospectus entitled “Where You Can Find Additional Information.”

Conflicts of Interest

Although we do not believe any conflict currently exists between us and our Sponsor, directors and officers (the “founders”), affiliates of our founders may compete with us for acquisition opportunities. If such entities decide to pursue an opportunity, we may be precluded from procuring such opportunity. In addition, investment ideas generated within our founders may be suitable for both of us and for an affiliate of founders and may be directed to such entity rather than to us. Neither our founders nor members of our management team who are also employed by or affiliated with our founders will have any obligation to present us with any opportunity for a potential business combination of which they become aware, unless presented to such member specifically in his or her capacity as an officer or director of the company. Our founders and/or our management team, in their capacities as employees or affiliates of our founders or in their other endeavors, may be required to present potential business combinations to future founders’ affiliates or third parties, before they present such opportunities to us.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present business combination opportunities to such entity. Accordingly, in the future, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We do not believe, however, that any fiduciary duties or contractual obligations of our officers arising in the future would materially undermine our ability to complete our business combination. The BWAQ Charter provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Our officers or directors may become an officer or director of any other special purpose acquisition company with a class of securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, even before we enter into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within the prescribed time period.

When considering the BWAQ Board’s recommendation to vote in favor of approving the Business Combination Proposal and the Merger Proposal, BWAQ Shareholders should keep in mind that the Sponsors and BWAQ’s directors and executive officers have interests in such proposals that are different from, or in addition to (and which may conflict with), those of BWAQ Shareholders generally. These interests include, among other things, the interests listed below:

•        the fact that the BWAQ Initial Shareholders, including the Sponsor, BWAQ’s officers and directors and Maxim have agreed, as part of the BWAQ IPO, and without any separate consideration provided by BWAQ for such agreement, not to redeem any BWAQ Ordinary Shares (including the Representative Shares held by Maxim) in connection with a shareholder vote to approve a proposed initial business combination;

•        the current beneficial ownership by the Sponsor of an aggregate of 1,800,000 Founder Shares and 378,480 Private Shares, which would become worthless if BWAQ does not complete a business combination within the applicable time period, as the Sponsor has waived any right to redemption with respect to these shares. The Sponsor paid an aggregate of approximately $20,434.78, or $0.01 per share, for the Founders Shares and $3,784,800, or $10.00 per share, for the Private Shares. The Founder Shares (on an as-converted basis) and the Private Shares currently held by the Sponsor have an aggregate market value of approximately $25.4 million, based on the closing price of BWAQ Class A Ordinary Shares on the Record Date of $11.25 per share, resulting in a theoretical gain of approximately $21.6 million (or $9.57 per share). Further, pursuant to the Sponsor Support Agreement, the Sponsor will transfer 100,000 Founder Shares to Fuji Solar immediately prior to or upon the Merger Closing and distribute 400,000 Founder Shares to the Sponsor’s employees or advisors prior to the Merger Closing. In the event that there is no or less than $20,000,000 Transaction Financing occurred on the closing of the Transaction, the Sponsor will cancel 1,380,000 Founder Shares. Therefore, it is likely that the Sponsor will only hold 378,480 Private Shares immediately prior to or upon the Merger Closing;

•        the fact that in connection with the Transactions, the Sponsor transferred 400,000 Founder Shares to Fuji Solar in October 2023, subject to the same lock-up terms of the Founder Shares, for the aggregate purchase price of $1,200,000, the proceed of which have been used by the Sponsor to fund the Trust Account to effectuate the extensions of the period that BWAQ is permitted to complete an initial business combination as a part of the agreed terms and conditions provided in a letter of intent dated January 31, 2023 between BWAQ, TOYO Solar and VSUN;

•        the fact that there are various sponsor support arrangements in connection with the Business Combination Agreement, including without limitation that a certain amount of Founder Shares owned by the Sponsor are subject to an earnout vesting schedule and shortfall markup as provided in the Sponsor Support Agreement. For more information, see “The Business Combination Agreement and Other Transaction Documents — Related Agreements and Documents”;

•        The fact that, pursuant to a certain administrative services agreement (the “Administrative Services Agreement”) dated as of January 31, 2022, by and between BWAQ and the Sponsor, BWAQ is obligated, commencing from the effective date of the BWAQ IPO, to pay the Sponsor a monthly fee of $10,000 for general and administrative services until the earlier of the completion of initial business combination or the liquidation of the Trust Account to BWAQ Public Shareholders. BWAQ has been using a portion of the working capital held outside the Trust Account to repay such administrative service fees to the Sponsor, but no proceeds from the Trust Account would be used to repay such fees;

•        the beneficial ownership by Maxim of an aggregate of 46,000 Private Shares and 40,000 Representative Shares, which would become worthless if BWAQ does not complete a business combination within the applicable time period, as Maxim has waived any right to redemption with respect to these shares. Maxim paid an aggregate of $460,000, or $10.00 per share, for the Private Shares. The 40,000 Representative Shares were issued by BWAQ to Maxim and/or its designees as representative compensation in connection with the BWAQ IPO. The Private Shares and the Representative Shares have an aggregate market value of approximately $1.0 million, based on the closing price of BWAQ Class A Ordinary Shares on the Record Date of $11.25 per share, resulting in a theoretical gain of approximately $0.5 million (or $5.9 per share). BWAQ has agreed to obtain the Underwriter’s Consent. Pursuant to the underwriting agreement dated as of January 31, 2022, between BWAQ and Maxim in connection with the BWAQ IPO, Maxim is entitled to the Deferred Underwriting Fee in an amount of $3,220,000, equal to 3.5% of the gross proceeds of the BWAQ IPO, which is contingent on completion of a business combination. Furthermore, BWAQ has agreed to obtain the Underwriter’s Consent. The Private Shares, the Representative Shares and the Deferred Underwriting Shares have an aggregate market value of approximately $4.6 million, based on the closing price of BWAQ Class A Ordinary Shares on the Record Date of $11.25 per share, resulting in a theoretical gain of approximately $4.1 million (or $10.12 per share);

•        each of Alfred “Trey” Hickey and Buhdy Sin Swee Bok, independent directors of BWAQ, holds 10,000 Founder Shares, which would become worthless if BWAQ does not complete a business combination within the applicable time period, as these independent directors have waived any right to redemption with respect to these shares. Each independent director of BWAQ paid approximately $108.70, or $0.01 per share for such 10,000 Founder Shares. Furthermore, as agreed by PubCo, BWAQ will issue to each of Alfred “Trey” Hickey and Buhdy Sin Swee Bok 20,000 BWAQ Class A ordinary shares and Zhenyu Li 30,000 BWAQ Class A ordinary shares immediately prior to or upon the closing of an initial business combination, respectively; provided, that in either case the independent directors remain with BWAQ until the closing of an initial business combination;

•        in order to finance transaction costs in connection with an intended initial business combination, the BWAQ Insiders and/or its designee may, but are not obligated to, loan BWAQ funds as may be required. If BWAQ completes the Transactions, BWAQ would repay such loaned amounts out of the proceeds of the Trust Account released to BWAQ. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the Transactions do not close, BWAQ may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. Such loans (including the extension loans and convertible notes thereunder, if any pursuant to the Business Combination Agreement) may be convertible into Working Capital Units, at a price of $10.00 per unit at the option of the lender. As of the date hereof, BWAQ had issued Promissory Notes in the principal amount of $3,271,981 under the Working Capital Loans, including, $33,333 for Valuation Firm Expenses as evidenced by the Fuji Expenses Note for working capital purpose as evidenced by the Sponsor Notes and $1,968,648 of the Extension Payments as evidenced by 11 Sponsor Extension Notes to the Sponsor and/or it designee, including ZENIN, and 4 Fuji Extension Notes to Fuji Solar in connection with the Extension, which may be convertible into Working Capital Units, at a price of $10.00 per unit. As of December 31, 2023, BWAQ has drawn $2,492,085 under the Promissory Notes. BWAQ has the obligation to pay to the Sponsor the funds amounting to the principal amount of the Sponsor Notes and Extension Notes if the Transactions are terminated pursuant to the Business Combination Agreement. BWAQ may use a portion of the working capital held outside the Trust Account to repay such funds amounting to the principal amount of the Sponsor Notes and Extension Notes but no proceeds from the Trust Account would be used to repay such loaned amounts. In the event that BWAQ fails to complete a business combination by the prescribed time period, it is uncertain if BWAQ has sufficient working capital held outside the Trust Account to fully repay all the outstanding loans from the Sponsor Notes and Extension Notes. Pursuant to the Business Combination Agreement, BWAQ has agreed to obtain the Working Capital Loans Conversion Consent from the Sponsor or other persons entitled to receive repayment of the Working Capital Loans to convert the entire amounts due under the Working Capital Loans into Working Capital Units immediately prior to the Merger Closing;

•        the BWAQ Insiders, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred related to identifying, investigating, and consummating an initial business combination, provided, that, if BWAQ does not consummate the Transactions, a portion of the working capital held outside the Trust Account may be used by BWAQ to repay such reimbursements so long as no proceeds from the Trust Account are used for such repayment. From time to time, Mr. Liang Shi, BWAQ’s Chief Executive Officer and Director, would incur travel costs to search for targets. As of December 31, 2023, due to Mr. Liang Shi amounted to $3,558. Other than that, as of December 31, 2023, the BWAQ Insiders and their respective affiliates had incurred reimbursable out-of-pocket expenses in the amount of $30,084.96, among which, $26,526.96 has been reimbursed with balance of $2,538 due to them;

•        the continued indemnification of current directors and officers of BWAQ and the continuation of directors’ and officers’ liability insurance after the Transactions;

•        the fact that the BWAQ Initial Shareholders may be incentivized to complete the Transactions, or an alternative initial business combination with a less-favorable company or on terms less favorable to shareholders, rather than to liquidate, in which case the BWAQ Initial Shareholders would lose their entire investment. As a result, the BWAQ Initial Shareholders may have a conflict of interest in determining whether TOYO Solar is an appropriate business with which to effectuate a business combination and/or in evaluating the terms of the Transactions; and

•        the fact that the BWAQ Initial Shareholders collectively acquired 1,900,000 Founder Shares at a purchase price of approximately $0.01 per share and 424,480 Private Shares at a purchase price of $10.00 per share, representing 41.9% of issued and outstanding BWAQ Ordinary Shares prior to the Transactions. However, the total amount of PubCo Ordinary Shares to be held by the Sellers is based on a deemed price per share of $10.00 per share. Therefore, the BWAQ Initial Shareholders could make a substantial profit after the Transactions from their acquisition of Founder Shares and/or Private Shares as discussed above, even if the Transactions subsequently decline in value or are unprofitable for the BWAQ Public Shareholders, or the BWAQ Public Shareholders experience substantial losses in their investment in PubCo.

The BWAQ Initial Shareholders have agreed to, among other things, vote all of their BWAQ Founder Shares and BWAQ Private Shares in favor of the proposals being presented at the Extraordinary General Meeting and waive their redemption rights with respect to their BWAQ shares in connection with the consummation of the Transactions. As of the date of this proxy statement/prospectus, the BWAQ Initial Shareholders own approximately 41.9% of the issued and outstanding BWAQ Ordinary Shares (excluding 40,000 Representative Shares held by Maxim).

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. The BWAQ Charter provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We have entered into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in the BWAQ Charter.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

We believe that these provisions and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Legal Proceedings

To the knowledge of our management team, there is no litigation currently pending or contemplated against us, any of our officers or directors in their capacity as such or against any of our property.

Properties

Our executive office is located at 244 Fifth Avenue, Suite B-88, New York, NY 10001 and our telephone number is +1 (212)-726-2880.

Competition

In identifying, evaluating and selecting a target business for the Transactions, we encountered intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses is limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights may reduce the resources available to us for the Transactions.

Periodic Reporting and Financial Information

BWAQ Units, BWAQ Class A Ordinary Shares, BWAQ Warrants and BWAQ Rights are registered under the Exchange Act, and we have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

We will be required to evaluate our internal control procedures for the fiscal year ending June 30, 2023 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company, will we be required to have our internal control procedures audited. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors do find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION OF BWAQ

The following discussion and analysis of BWAQ’s financial condition and results of operations should be read in conjunction with BWAQ’s audited financial statements and the related notes to those statements included elsewhere in this proxy statement/prospectus. In addition to historical financial information, the following discussion contains forward-looking statements that involve risks and uncertainties. BWAQ’s actual results could differ materially from those discussed in the forward-looking statements as a result of many factors, including those factors set forth in the sections titled “Risk Factors” and “Forward-Looking Statements,” which you should review for a discussion of some of the factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis and elsewhere in this proxy statement/prospectus.

Overview

BWAQ is a blank check company incorporated on July 19, 2021, as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. BWAQ will not undertake its initial business combination with any entity that conducts a majority of its business or is headquartered in China (including Hong Kong and Macau). Based on its business activities, BWAQ is a “shell company,” as defined under the Exchange Act, because it has no operations and nominal assets consisting almost entirely of cash.

On February 2, 2022, BWAQ consummated its initial public offering (the “BWAQ IPO”) of 9,200,000 units (including 1,200,000 units issued upon the full exercise of the over-allotment option, the “BWAQ Units”). Each BWAQ Unit consists of one Class A ordinary share of BWAQ (“BWAQ Class A Ordinary Share”), one-half of redeemable warrant (the “BWAQ Warrants”), each whole BWAQ Warrant entitling the holder thereof to purchase one BWAQ Class A Ordinary Share at an exercise price of $11.50 per share, and one right (the “BWAQ Rights”), each BWAQ Right entitling the holder thereof to receive one-tenth (1/10) of one BWAQ Class A Ordinary Share upon the completion of an initial business combination. The BWAQ Units were sold at an offering price of $10.00 per BWAQ Unit, generating gross proceeds of $92,000,000.

Substantially concurrently with the closing of the BWAQ IPO, BWAQ completed private sale of 424,480 private units (the “Private Units”) including 378,480 Private Units to Blue World Holdings Limited, a Hong Kong private company limited by shares, the sponsor of BWAQ (the “Sponsor”), and 46,000 Private Units to Maxim Group LLC, the representative of several underwriters of the BWAQ IPO (“Maxim”), respectively. Each Private Unit consists of one BWAQ Class A Ordinary Share, one-half of warrant (the “Private Warrants”), and one right (the “Private Rights”). The Private Units were sold at a purchase price of $10.00 per Private Unit, generating gross proceeds of $4,244,800. The Private Units are identical to the BWAQ Units sold in the BWAQ IPO, except that the holders of the Private Units have agreed not to transfer, assign or sell any of the Private Units and the underlying securities (except to certain permitted transferees) until the completion of BWAQ’s initial business combination.

The proceeds of $92.9 million ($10.10 per BWAQ Unit) in the aggregate from the IPO and the private sales of the Private Units, were placed in a trust account (the “Trust Account”) established for the benefit of BWAQ’s public shareholders (the “Public Shareholders) and the underwriter of the IPO with Continental Stock Transfer & Trust Company (“Continental”) acting as trustee.

On March 11, 2022, BWAQ announced that holders of BWAQ Units may elect to separately trade BWAQ public shares, BWAQ Warrants and BWAQ Rights included in the BWAQ Units, commencing on or about March 16, 2022.

The BWAQ Public Shares, BWAQ Warrants and BWAQ Rights are traded on the Nasdaq Global Market under the symbols “BWAQ,” “BWAQW,” and “BWAQR” respectively. BWAQ Units not separated are traded on Nasdaq under the symbol “BWAQU.”

Recent Development

Entry into Business Combination Agreement

On August 10, 2023, BWAQ entered into the Agreement and Plan of Merger (as the same may be amended, restated or supplemented, the “Business Combination Agreement”) with TOYO Co., Ltd, a Cayman Islands exempted company (“PubCo”), TOYOone Limited, a Cayman Islands exempted company (“Merger Sub”), TOPTOYO INVESTMENT PTE. LTD., a Singapore private company limited by shares (“SinCo”), Vietnam Sunergy Cell Company Limited, a Vietnamese company, (the “TOYO Solar,” together with PubCo, Merger Sub and SinCo, the “Group Companies,” or each individually, a “Group Company”), Vietnam Sunergy Joint Stock Company, a Vietnam joint stock company (“VSUN”), and Fuji Solar Co., Ltd, a Japanese company (“Fuji Solar”).

Pursuant to the Business Combination Agreement, (a) the Group Companies, VSUN and Fuji Solar shall consummate a series of transactions involving the Group Companies, including (A) PubCo acquiring one hundred percent (100%) of the issued and paid-up share capital of SinCo from Fuji Solar in exchange for one (1) ordinary share of PubCo, par value $0.0001 per share (the “PubCo Ordinary Shares” and such transaction, the “Share Exchange”), and (B) SinCo acquiring one hundred percent (100%) of the issued and outstanding shares of capital stock of TOYO Solar from VSUN at an aggregate consideration of no less than $50,000,000 (the “SinCo Acquisition,” and together with the Share Exchange, the “Pre-Merger Reorganization”), as a result of which (i) SinCo shall become a wholly-owned subsidiary of PubCo, (ii) TOYO Solar shall become a wholly-owned subsidiary of SinCo; and (iii) immediately prior to the closing of the SinCo Acquisition, the Sellers shall hold an aggregate of 41,000,000 PubCo Ordinary Shares, representing all issued and outstanding share capital of PubCo, and (b) following the consummation of the Pre-Merger Reorganization, BWAQ shall merge with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Merger”), as a result of which, among other things, all of the issued and outstanding securities of BWAQ immediately prior to the filing of the plan of merger with respect to the Merger (the “Plan of Merger”) to the Registrar of Companies of the Cayman Islands, or such later time as may be specified in the Plan of Merger (the “Merger Effective Time”) shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive substantially equivalent securities of PubCo, in each case, upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of the Companies Act (Revised) of the Cayman Islands and other applicable laws.

First Amendment to the Business Combination Agreement

On December 6, 2023, for the main purposes to (i) adjust the consideration of Share Exchange from one (1) PubCo Ordinary Share to SGD 1.00, and (ii) reflect additional funding support by Fuji Solar in connection with the costs and expenses incurred in connection with the Transactions, BWAQ entered into an amendment (the “First Amendment to the Business Combination Agreement”) to the Business Combination Agreement with the Group Companies and the Shareholders.

Pursuant to the First Amendment to the Business Combination Agreement:

•        PubCo will acquire one hundred percent (100%) of the issued and paid-up share capital of SinCo from Fuji Solar at an aggregate consideration of SGD1.00;

•        Fuji Solar agrees to deposit into the Trust Account of (i) the total amount of the fund for BWAQ’s extension from December 2, 2023 to January 2, 2024, and (ii) the one-half (1/2) amount of the fund for the extension from January 2, 2024 to February 2, 2024, respectively, to be evidenced by unsecured promissory notes of BWAQ (the “Fuji Extension Notes”), the amount of which shall be fully repaid in cash at the Merger Closing or converted into the SPAC Units at US$10 per unit immediately prior to the Merger Closing at the discretion of Fuji Solar; and

•        The Group Companies agree to advance (i) one-third (1/3) of the expenses payable to a valuation firm selected by the special committee of the board of directors of BWAQ for the valuation of the Group Companies in connection with Transactions (the “Valuation Firm Expenses”) and (ii) one-third (1/3) of the expenses for a proxy solicitor mutually agreed by BWAQ, the Sponsor and the Shareholders for soliciting approval of the Transactions by shareholders of BWAQ (the “Proxy Solicitor Expenses”), provided that (x) the aggregate amount of Valuation Firm Expenses and Proxy Solicitor Expenses the Group Companies will be responsible for pursuant to this sentence shall not exceed $200,000, and (y) the Group Companies’

payment for its portion of the Valuation Firm Expenses and Proxy Solicitor Expenses shall be evidenced by one or more promissory notes of BWAQ (the “Fuji Expenses Notes,” together with the Fuji Extension Notes, collectively, the “Fuji Notes”) issued to the Group Companies’ designee, each of which shall be fully repaid in cash at the Merger Closing or converted into SPAC Units at US$10 per unit immediately prior to the Merger Closing at the discretion of the holder of such promissory note.

In connection with the First Amendment to the Business Combination Agreement, on December 6, 2023, BWAQ, PubCo and Fuji Solar entered into an amendment (the “Amendment to the Shareholder Lock-up and Support Agreement”) to the Shareholder Lock-up and Support Agreement by and among BWAQ, PubCo and Fuji Solar dated August 10, 2023. Pursuant to the Amendment to the Shareholder Lock-up and Support Agreement (as the same may be amended, restated or supplemented, the “Shareholder Lock-up and Support Agreement”), the PubCo Ordinary Shares, warrants of PubCo and underlying PubCo Ordinary Shares to be issued to Fuji Solar upon the conversion of any unsecured promissory notes issued to Fuji Solar pursuant to the Business Combination Agreement with respect to its portion of BWAQ’s extension fee and Valuation Firm Expenses and Proxy Solicitor Expenses are excluded from the lock-up restrictions as provided under the Shareholder Lock-up and Support Agreement.

In connection with the First Amendment to the Business Combination Agreement, the parties to the Business Combination Agreement also agreed to revise certain terms of the form of the Registration Rights Agreement attached as Exhibit D to the Business Combination Agreement (the “Registration Rights Agreement”) to stipulate that PubCo will grant certain registration rights with respect to PubCo’s securities issuable upon the conversion of the unsecured promissory notes issued to Fuji Solar in connection with the payment for its portion of the extension fee, the Valuation Firm Expenses and Proxy Solicitor Expenses pursuant to the Business Combination Agreement.

Second Amendment to the Business Combination Agreement

On February 6, 2024, to reflect that Fuji Solar agrees to provide additional funding support in connection with the Extension of BWAQ, BWAQ entered into the second amendment (the “Second Amendment to the Business Combination Agreement”) to the Business Combination Agreement with the Group Companies and the Shareholders, pursuant to which Fuji Solar agrees to additionally deposit into the Trust Account of the total amount of the fund for BWAQ’s extension from February 2, 2024 to March 2, 2024. Fuji Solar has further agreed to be responsible for the total amount of the funds for the extension of BWAQ’s term from March 2, 2024 to April 2, 2024 if the Merger Closing has not occurred by March 1, 2024 due to (x) the gross negligence or willful misconduct of any of the Group Companies or the Shareholders, or (y) the termination of the Business Combination Agreement by the Company. Such total amount of the funds of the Extension Payments provided by Fuji Solar shall be evidenced by Fuji Extension Notes, the amount of which shall be fully repaid in cash at the Merger Closing or converted into the SPAC Units at US$10 per unit immediately prior to the Merger Closing at the discretion of Fuji Solar.

Third Amendment to the Business Combination Agreement

On February 29, 2024, in order to reflect the restructuring of PubCo, BWAQ entered into the third amendment (the “Third Amendment to the Business Combination Agreement”) to the Business Combination Agreement with TOYO Solar, PubCo, Merger Sub, SinCo, VSUN, Fuji Solar, WA Global Corporation, a Cayman Islands exempted company (“WAG”), Belta Technology Company Limited, a Cayman Islands exempted company (“Belta”), and BestToYo Technology Company Limited, a Cayman Islands exempted company (“BestToYo”).

Fuji Solar, as the sole shareholder of PubCo, transferred all of the PubCo Ordinary Shares held by Fuji Solar to WAG and Belta, and Belta then further transferred a certain number of PubCo Ordinary Shares to BestToYo, each at a transfer price of US$0.0001 per share (collectively, the “PubCo Shareholder Transfer”), as a result of which WAG holds 6,200 PubCo Ordinary Shares, Belta holds 2,450 PubCo Ordinary Shares, and BestToYo holds 1,350 PubCo Ordinary Shares, respectively, immediately following the PubCo Shareholder Transfer.

Each of WAG, Belta and BestToYo is a newly incorporated holding company wholly owned and controlled by the beneficial owners of Fuji Solar. The beneficial owners of Fuji Solar established WAG, Belta and BestToYo to reflect their indirect beneficial ownerships in PubCo through the equity interests of these three separate entities in PubCo. As of result of the PubCo Shareholder Transfer, WAG, Belta and BestToYo became the only three shareholders of PubCo. Immediately prior to the Merger Closing and consistent with the Business Combination Agreement, WAG, Belta and BestToYo will collectively hold 41,000,000 PubCo Ordinary Shares, with WAG holding 25,420,000 PubCo Ordinary Shares, Belta holding 10,045,000 PubCo Ordinary Shares and BestToYo holding 5,535,000 PubCo Ordinary Shares, respectively (such transactions, the “PubCo Pre-Closing Restructuring”). The parties to the Third Amendment to the Business Combination Agreement also entered into a Joinder Agreement (the “Joinder Agreement”) in connection with the PubCo Pre-Closing Restructuring.

Pursuant to the Third Amendment to the Business Combination Agreement, as a result of Pre-Merger Reorganization (i) SinCo shall become a wholly-owned subsidiary of PubCo, (ii) TOYO Solar shall become a wholly-owned subsidiary of SinCo; and (iii) WAG, Belta and BestToYo (collectively, the “Sellers”) shall become the only shareholders of PubCo. The Third Amendment to the Business Combination Agreement and the Pre-Closing Restructuring will have no substantive effect on the Merger, the Plan of Merger or the Merger Closing. The Amendment to the Merger Agreement and the Pre-Closing Restructuring will have no substantive effect on the Merger, the Plan of Merger or the Merger Closing.

As a result of the Third Amendment to the Business Combination Agreement and the Joinder Agreement, each of WAG, Belta and BestToYo became a Shareholder and a Seller, and is subject to representations, warranties and covenants under the Business Combination Agreement that are substantially equivalent to those made by Fuji Solar under the Business Combination Agreement prior to the Third Amendment to the Business Combination Agreement. There are no changes to the conditions to consummate the Transactions (as defined below) as a result of the Third Amendment to the Business Combination.

The Merger, the Pre-Merger Reorganization and each of the other transactions contemplated by the Business Combination Agreement or any of the other relevant transactional documents are collectively referred to as “Transactions.”

Extension Meetings and Extensions

BWAQ initially had until February 2, 2023 to consummate an initial business combination. Pursuant to BWAQ’s then effective Amended and Restated Memorandum and Articles of Association, if BWAQ anticipates that it may not be able to consummate an initial business combination by May 2, 2023, may elect to extend the period to consummate a business combination up to three times, each by an additional three-month extension, for a total of up to nine months to November 2, 2023, by depositing $920,000 into the Trust Account for each extension. Upon the notice of the Sponsor, BWAQ extended the period of time to consummate an initial business combination for additional three months till May 2, 2023, and deposited $920,000 into the Trust Account in connection with this extension. The extension payment was sourced from the loans provided by the Sponsor as evidenced by an unsecured promissory note in the principal amount of $920,000 issued to the Sponsor.

May 2023 Meeting

On May 2, 2023, BWAQ held an extraordinary general meeting (the “May 2023 Meeting”) at which the BWAQ Shareholders approved the adoption of the Second Amended and Restated Memorandum and Articles of Association of BWAQ, which provides that BWAQ has until February 2, 2023 to complete an initial business combination, and may elect to extend the period to consummate an initial business combination up to nine times, each by an additional one-month extension, for a total of up to nine months to February 2, 2024 by depositing $0.0295 per public share into the Trust Account for each monthly extension. As a result of May 2023 Meeting, upon the shareholders’ approval, on May 2, 2023, BWAQ and Continental, as the trustee of the Trust Account, entered into the amendment to the Investment Management Trust Agreement originally dated January 31, 2022 (the “Trust Agreement”). On May 2, 2023, the Sponsor deposited $194,324 into the Trust Account to extend the period that BWAQ must complete an initial business combination from May 2, 2023 to June 2, 2023. On June 2, 2023, the Sponsor deposited $194,324 into the Trust Account to extend the period that BWAQ must complete an initial business combination from June 2, 2023 to July 2, 2023.

June 2023 Meeting

On June 30, 2023, BWAQ held an extraordinary general meeting (the “June 2023 Meeting”) at which the BWAQ Shareholders approved the adoption of the Third Amended and Restated Memorandum and Articles of Association of BWAQ, which provides that BWAQ has until July 2, 2023 to complete a business combination, and may elect to extend the period to consummate a business combination up to nine times, each by an additional one-month extension, for a total of up to nine months to April 2, 2024, by depositing $60,000 each month to the Trust Account. As a result of June 30 Extension Meeting, upon the shareholders’ approval, on June 30, 2023, BWAQ and Continental entered into the amendment to the Trust Agreement.

On June 30, 2023, $60,000 was deposited into the Trust Account for BWAQ Public Shareholders, which enabled BWAQ to extend the period of time it has to consummate its initial business combination by one month from July 2, 2023 to August 2, 2023. On July 31, 2023, another $60,000 was deposited into the Trust Account for BWAQ Public Shareholders, which enabled BWAQ to extend the period of time it has to consummate its initial business combination by one month from August 2, 2023 to September 2, 2023. On September 1, 2023, another $60,000 was deposited into the Trust Account for BWAQ Public Shareholders, which enabled BWAQ to extend the period of time it has to consummate its initial business combination by one month from September 2, 2023 to October 2, 2023. On September 28, 2023, a total of $60,000 was deposited into the Trust Account for BWAQ Public Shareholders, which enabled BWAQ to extend the period of time it has to consummate its initial business combination by one month from October 2, 2023 to November 2, 2023. On November 1, 2023, a total of $60,000 was deposited into the Trust Account for BWAQ Public Shareholders, which enabled BWAQ to extend the period of time it has to consummate its initial business combination by one month from November 2, 2023 to December 2, 2023.

At the June 2023 Meeting, among the other proposals, the shareholders of BWAQ also approved the release of the funds held in the Escrow Account pursuant to the D&O Indemnity Escrow Agreement, on July 2, 2023 or such a later date immediately following the purchase of an alternative D&O insurance. Upon the approval of shareholders, BWAQ secured an alternative D&O insurance, effective on July 1, 2023. On July 2, 2023, a total of $500,000 funds held in the Escrow Account was released to BWAQ, a portion of which was used to purchase the alternative D&O insurance.

March 2024 Meeting

On March 26, 2024, BWAQ held an extraordinary general meeting in lieu of an annual general meeting of shareholders of BWAQ (the “March 2024 Meeting”). At the March 2024 Meeting, the shareholders of BWAQ approved, among the others, the adoption of the Fourth Amended and Restated Memorandum and Articles of Association of BWAQ, which became effective upon such shareholders’ approval under Cayman Islands law and provides that BWAQ has until April 2, 2024 to complete a business combination, and may elect to extend the period to consummate a business combination up to seven times, each by an additional one month, for a total of up to seven months to, November 2, 2024, by depositing $60,000 each month to the Trust Account. As a result of the March 2024 Meeting, upon the shareholders’ approval, on March 26, 2026, BWAQ and Continental, as the trustee of the Trust Account, entered into the amendment to the Trust Agreement. In connection with the March 2024 Meeting, 1,059,186 BWAQ Class A Ordinary Shares were rendered for redemption, and approximately $ 11.86 million was released from the Trust Account to pay such redeeming shareholders.

PIPE Purchase Agreement

On March 6, 2024, BWAQ entered into the PIPE Purchase Agreement with PubCo and the PIPE Investor, NOTAM Co., Ltd., a Japanese corporation, in connection with the Transactions. Pursuant to the PIPE Purchase Agreement, the PIPE Investor agrees to purchase a total of 600,000 PIPE Shares, at a purchase price of $10.00 per share, for an aggregate purchase price of $6,000,000. Upon the written notice of BWAQ, at least three (3) business days prior to the reasonably expected closing date of the Transactions provided in such notice, the PIPE Investor will deliver or cause to be delivered the PIPE Purchase Price into an escrow account with Continental, as the Escrow Agent.

The PIPE Closing will be held on the same date and immediately prior to the closing of the Transactions. At the PIPE Closing, BWAQ will issue and deliver to the PIPE Investor the PIPE Shares against the release of the PIPE Purchase Price by the Escrow Agent to BWAQ. If the closing of the Transactions does not occur or if the PIPE Shares are not converted into Converted PIPE Shares within thirty (30) days after the PIPE Purchase Price is delivered to the Escrow Agent, the Escrow Agent will automatically return to the PIPE Investor the PIPE Purchase Price.

Pursuant to the Business Combination Agreement, each ordinary share of BWAQ, including the PIPE Shares, issued and outstanding immediately prior to the Merger Effective Time will automatically be converted into the right to receive one (1) Converted PIPE Shares. The PIPE Investor is entitled to make up to two (2) demands that PubCo register such Converted PIPE Shares, if and only if the Converted PIPE Shares are not registered on this proxy statement/prospectus. In addition, NOTAM has certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Transactions. PubCo will bear the expenses incurred in connection with the filing of any such registration statements.

Working Capital Notes

On November 30, 2022, BWAQ issued an unsecured promissory note to the Sponsor in the amount of $400,000 (the “Sponsor Note A”). On July 31, 2023, BWAQ issued an unsecured promissory note to the Sponsor in the amount of $120,000 (the “Sponsor Note B”). On November 15, 2023, BWAQ issued an unsecured promissory note to the Sponsor in the amount of $250,000 (the “Sponsor Note C”, and together with Sponsor Note A, and the Sponsor Note B, the “Sponsor Notes”). The proceeds of the Notes, which may be drawn down from time to time until BWAQ consummates its initial business combination, will be used for general working capital purposes.

On December 28, 2023, BWAQ issued the Fuji Expenses Note (as defined below) in the principal amount of $33,333 to Fuji Solar for its advancement of one-third (1/3) of the Valuation Firm Expenses (as defined below) pursuant to the Business Combination Agreement.

As of the date of this proxy statement/prospectus, an aggregate of $1,968,648 has been deposited into the Trust Account in connection with the extensions (the “Extension Payments”). BWAQ has issued 15 unsecured promissory notes, among which 11 notes to the Sponsor and/or its designees, including ZENIN (the “Sponsor Extension Notes”) in the total principal amount of $1,968,648 and 4 notes to Fuji Solar in the total principal amount of $210,000 (the “Fuji Extension Notes,” together with the “Sponsor Extension Note,” the “Extension Notes”) for their Extension Payment. Each payee of the Sponsor Notes, Fuji Expenses Note, the Extension Notes (collectively, the “Promissory Notes”) has the right, but not the obligation, to convert the Promissory Notes into units, each consisting of one BWAQ Class A Share, one BWAQ Warrant and one BWAQ Right. BWAQ has the obligation to pay to the payees the funds amounting to the principal amount of the Promissory Notes if the Transactions are terminated pursuant to the Business Combination Agreement.

As of the date hereof, BWAQ had issued Promissory Notes in the principal amount of $3,271,981 under the Working Capital Loans, including $1,270,000 for working capital purpose as evidenced by the Sponsor Notes, $33,333 for Valuation Firm Expenses as evidenced by the Fuji Expenses Note and $1,968,648 of the Extension Payments as evidenced by 11 Sponsor Extension Notes to the Sponsor and/or its designees, including ZENIN, and 4 Fuji Extension Notes to Fuji Solar in connection with the Extension, which may be convertible into BWAQ Units (the “Working Capital Units”), at a price of $10.00 per unit. Each payee of the Promissory Notes has the right, but not the obligation, to convert the Promissory Notes, in whole or in part, respectively, into Working Capital Units, at a price of $10.00 per unit at the option of the lender. As of December 31, 2023, BWAQ has drawn $2,492,085 under the Promissory Notes. Pursuant to the Business Combination Agreement, BWAQ has agreed to cause the Sponsor or other persons entitled to receive repayment of the Working Capital Loans to irrevocably consent to convert the entire amounts due under the Working Capital Loans into Working Capital Units immediately prior to the Merger Closing (the “Working Capital Loans Conversion Consent”).

Amendment to Underwriting Agreement

On October 2, 2023, BWAQ entered into an amendment to the underwriting agreement dated as of January 31, 2022 with Maxim, in connection with the Transactions (the “Underwriting Agreement”). Pursuant to the Underwriting Agreement, Maxim agrees to convert the total amount of its deferred underwriting commission in the amount of $3,220,000, or 3.5% of the gross proceeds from the IPO, into 322,000 ordinary shares of the post-combination entity at $10.00 per share (the “Deferred Underwriting Shares”) immediately prior to the consummation of BWAQ’s initial business combination. BWAQ agrees to register the Deferred Underwriting Shares in the proxy statement/prospectus to be filed in connection with the initial business combination under the Securities Act of 1933, as amended. If BWAQ fails to register such Deferred Underwriting Shares, Maxim is entitled for up to three demand registration rights and unlimited piggyback registration rights with respect to such Deferred Underwriting Shares.

Nasdaq Noncompliance Letter

On December 5, 2023, BWAQ received a letter (the “Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC that, for the previous 30 consecutive business days, the Market Value of Listed Securities (“MVLS”) for BWAQ was below the $50 million minimum MVLS requirement for continued listing on the Nasdaq Global Market (the “Global Market”) under Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Rule”). The Letter is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of BWAQ’s securities.

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), BWAQ will have 180 calendar days, or until June 3, 2024 (the “Compliance Period”), to regain compliance with the MVLS Rule. To regain compliance with the MVLS Rule, the MVLS for BWAQ must be at least $50 million for a minimum of 10 consecutive business days at any time during this Compliance Period. If BWAQ regains compliance with the MVLS Rule, Nasdaq will provide BWAQ with written confirmation and will close the matter.

If BWAQ does not regain compliance with the MVLS Rule during the Compliance Period, Nasdaq will provide written notification that its securities will be subject to delisting. In the event of such notification, the Nasdaq rules permit BWAQ an opportunity to appeal Nasdaq’s determination. The Letter notes that BWAQ may be eligible to transfer the listing of its securities to the Nasdaq Capital Market (the “Capital Market”), provided that it then satisfies the requirements for continued listing on the Capital Market.

On January 12, 2024, the Sponsor and Fuji Solar (collectively, the “Converting Shareholders”) notified BWAQ that they elected to convert a total of 700,000 BWAQ Class B Ordinary Shares held by them to the same number of BWAQ Class A Ordinary Shares, among which 400,000 shares held by the Sponsor and 300,000 shares held by Fuji Solar, respectively. On January 17, 2024, 700,000 BWAQ Class B Ordinary Shares held by the Converting Shareholders were converted into the same number of BWAQ Class A Ordinary Shares (the “Class B Conversion”). As a result of the Class B Conversion, BWAQ currently has 5,002,246 BWAQ Class A Ordinary Shares and 1,600,000 BWAQ Class B Ordinary Shares issued and outstanding, respectively. BWAQ Class A Ordinary Shares are currently traded on the Global Market under symbol “BWAQ” and deemed by Nasdaq to be BWAQ’s “Listed Securities” for purposes of Rule 5450(b)(2)(A).

On February 20, 2024, the Company received a written notice from the staff of Nasdaq notifying the Company that the staff has determined that for the last 22 consecutive business days, from January 18, 2024 to February 16, 2024, the Company’s MVLS has been $50 million or greater. Accordingly, the Company has regained compliance with the MVLS Rule and the staff has indicated that the matter is now closed.

Investment Company Act and Liquidation of Investments in the Trust Account into Cash

On January 26, 2024, BWAQ entered into an amendment to the Trust Agreement (the “Amendment to the Trust Agreement”), by and between BWAQ and Continental, as the trustee. Pursuant to the Amendment to the Trust Agreement, BWAQ may instruct Continental to (i) hold the funds in the Trust Account uninvested, (ii) hold funds in an interest-bearing bank demand deposit account, or (iii) invest in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.

To mitigate the risk of BWAQ being deemed to have been operating as an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act), BWAQ have instructed Continental, the trustee with respect to the Trust Account, to liquidate the U.S. government treasury obligations and money market funds held in the Trust Account by January 31, 2024, the expiry of the 24-month anniversary of the effective date of prospectus of BWAQ IPO, and to hold all funds in the Trust Account in cash at an interest bearing bank demand deposit account until the earlier of consummation of the Transactions or liquidation.

Results of Operations

BWAQ has neither engaged in any operations nor generated any operating revenues to date except the preparation and completion of the BWAQ IPO and search for target candidate following the consummation of the BWAQ IPO. BWAQ’s only activities from inception through December 31, 2023 were organizational activities and those necessary to prepare for the BWAQ IPO, search for targets and prepare the Transactions, described below. BWAQ does not expect to generate any operating revenue until after the completion of the Transactions. BWAQ expects to generate non-operating income in the form of interest income on marketable securities held after the BWAQ IPO. BWAQ expects that it will incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for completing the business combination.

For the three months ended December 31, 2023, we had a net income of $236,568, which consisted of dividend earned on investment held in Trust Account and interest income of $554,386 offset by formation and operations costs of $317,818.

For the three months ended December 31, 2022, we had a net income of $440,377, which consisted of dividend earned on investment held in Trust Account and interest income of $786,027 offset by formation and operations costs of $345,650.

For the six months ended December 31, 2023, we had a net income of $637,187, which consisted of dividend earned on investment held in Trust Account and interest income of $1,160,289 offset by formation and operations costs of $523,102.

For the six months ended December 31, 2022, we had a net income of $688,702, which consisted of dividend earned on investment held in Trust Account and interest income of $1,205,434 offset by formation and operations costs of $516,732.

For the year ended June 30, 2023, we had a net income of $2,181,905, which mainly consisted of dividend earned on investment held in the Trust Account of $3,169,667 and interest income of $9 offset by formation and operations costs of $987,771.

For the period from July 19, 2021 (inception) through June 30, 2022, we had a net loss of $246,892, which consists of formation and operating costs of $230,926 and share-based compensation expense of $150,379, offset by dividend earned on marketable securities held in the Trust Account of $134,401 and interest income of $12.

Liquidity and Capital Resources

As of December 31, 2023, we had cash outside the Trust Account of $70,134 available for working capital needs. All remaining cash is held in the Trust Account and is generally unavailable for our use, prior to an initial business combination, and is restricted for use either in a business combination or to redeem the ordinary shares. As of September 30, 2023, none of the amount on deposit in the Trust Account was available to be withdrawn as described above.

As of December 31, 2023, we had cash of $70,134 and a working deficit of $2,512,009. We have incurred and expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of a business combination. In connection with our assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that these conditions raise substantial doubt about our ability to continue as a going concern. The management’s plan in addressing this uncertainty is through the working capital loans. In addition, if we are unable to complete a business combination within the combination period by June 2, 2024 or up to November 2, 2024, if extended, our board of directors would proceed to commence a voluntary liquidation and thereby a formal dissolution of us. There is no assurance that our plans to consummate a business combination will be successful within the combination period by June 2, 2024 or up to November 2, 2024, if extended. As a result, management has determined that such additional condition also raise substantial doubt about our ability to continue as a going concern. The unaudited condensed financial statement does not include any adjustments that might result from the outcome of this uncertainty.

For the six months ended December 31, 2023, net cash used in operating activities was $690,612 resulted from non-cash dividend earned on investment held in Trust Account of $1,160,282, increase in prepaid expenses of $39,162, and decrease in accounts payable and accrued expenses of $128,409, and offset by net income of $637,187, and increase in due to related parties of $54.

For the six months ended December 31, 2022, net cash used in operating activities was $474,134 resulted from non-cash dividend earned on investment held in Trust Account of $1,205,426, increase in prepaid expenses — related party of $5,097, and offset by net income of $688,702, decrease in prepaid expenses of $33,750, and increase in accounts payable and accrued expenses of $13,937.

For the six months ended December 31, 2023, net cash provided by investing activities was $28,945,912 resulted from the withdrawals of investment held in Trust Account of $29,305,912 offset by the purchases of investment held in Trust Account of $360,000.

For the six months ended December 31, 2022, we did not incur any investing activities.

For the six months ended December 31, 2023, net cash used in financing activities was $28,185,912 resulted from the redemption of Class A Ordinary Shares of $29,305,912 offset by the proceeds from issuance of promissory notes to a third party of $90,000, the proceeds from issuance of promissory notes to a related party of $530,000 and withdrawals from our Escrow Account of $500,000.

For the six months ended December 31, 2022, net cash provided by financing activities was $250,000 resulted from the proceeds from issuance of promissory notes to a related party of $250,000.

Promissory Notes — Related Party

In November 2022, July 2023 and November 2023, BWAQ had issued a total of three unsecure promissory notes (the “Sponsor Notes”) in the total principal amount of $1,270,000 to the Sponsor. The proceeds of the Sponsor Notes may be drawn down from time to time until BWAQ consummates its initial business combination, will be used as general working capital purposes.

In December 2023, the Company issued the Fuji Expenses Note in the principal amount of $33,333 to Fuji Solar for its advancement of one-third (1/3) of the Valuation Firm Expenses pursuant to the Business Combination Agreement. The principal amount of the Fuji Expenses Note was received on January 19, 2024.

From January 2023 to December 2023, BWAQ had issued a total of eleven (11) Extension Notes in the total principal amount of $1,728,648 in connection with the extension of the BWAQ’s timeline to compete its initial business combination, among which, nine (9) were issued to the Sponsor in the total principal amount of $1,638,648 and two (2) were issued to Fuji Solar in the total principal amount of $90,000. The proceeds of the Extension Notes was deposited into BWAQ’s Trust Account for the public shareholders, which enables BWAQ to extend the period of time it has to consummate its initial business combination.

The Promissory Notes issued to the Sponsor and Fuji Solar have the same payment and conversion term as discussed below.

The Promissory Notes bear no interest and are payable in full upon the earlier to occur of (i) the consummation of the business combination or (ii) the date of expiry of the term of the Company (the “Maturity Date”). The following shall constitute an event of default: (i) a failure to pay the principal within five business days of the Maturity Date; (ii) the commencement of a voluntary or involuntary bankruptcy action, (iii) the breach of the Company’s obligations thereunder; (iv) any cross defaults; (v) an enforcement proceedings against the Company; and (vi) any unlawfulness and invalidity in connection with the performance of the obligations thereunder, in which case the Promissory Notes may be accelerated.

Each payee of the Promissory Notes has the right, but not the obligation, to convert the Promissory Notes, in whole or in part, respectively, into private units (the “Conversion Units”) of Company, each consisting of one Class A Ordinary Share, one-half of one warrant, and one right to receive one-tenth (1/10) of one Class A Ordinary Share upon the consummation of a business combination, as described in the prospectus of the Company (File Number 333-261585), by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the business combination. The number of Conversion Units to be received by such payee in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to such payee by (y) $10.00.

Until consummation of the business combination, we will be using the funds not held in the Trust Account, and any additional funding that may be loaned to us by the Sponsor, for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination.

If our estimates of the costs of undertaking in-depth due diligence and negotiating business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to the business combination and will need to raise additional capital. In this event, our officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. If we consummate an initial business combination, we would repay such loaned amounts out of the proceeds of the Trust Account released to us upon consummation of the business combination, or, at the lender’s discretion, such loans may be convertible into units of the post business combination entity at a price of $10.00 per unit.

Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

As of December 31, 2023 and June 30, 2023, BWAQ had borrowings of $2,492,085 and $1,872,085 under the Promissory Notes, respectively.

Due to Related Parties

From time to time, Mr. Liang Shi, the Company’s Director, Chief Executive Officer, Secretary and Chairman, would incur travel costs to search for targets. As of December 31, 2023 and June 30, 2023, due to Mr. Liang Shi amounted to $3,558 and $3,504, respectively.

Administrative Services Agreement

The Company is obligated, commencing from the effective date of the Initial Public Offering to pay the Sponsor, a monthly fee of $10,000 for general and administrative services. This agreement was signed by the Company and the Sponsor on January 31, 2022 and it will terminate upon completion of the Company’s business combination or the liquidation of the Trust Account to public shareholders. The Company has recognized operating costs under the Administrative Services Agreement in the amount of $30,000 in each of the six months ended December 31, 2023 and 2022. As of December 31, 2023 and June 30, 2023, the Company had $60,000 and $60,000, respectively, accrued under the Administrative Services Agreement due to the Sponsor.

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities that would be considered off-balance sheet arrangements as of December 31, 2023. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

As of December 31, 2023, we do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities.

We are obligated to pay Maxim an aggregate of $3,220,000 Deferred Underwriting Fee, equal to 3.5% of the gross proceeds of the BWAQ IPO and the underwriter’s full exercise of the over-allotment. The Deferred Underwriting Fee will become payable to Maxim from the amounts held in the Trust Account solely in the event that we complete a business combination. Pursuant to the Underwriting Agreement, Maxim agrees to convert the total amount of the Deferred Underwriting Fee into 322,000 Deferred Underwriting Shares in the event that we complete a business combination.

The holders of the BWAQ Founder Shares, BWAQ Private Shares, and any ordinary shares that may be issued upon conversion of working capital loans (and any underlying securities) will be entitled to registration rights pursuant to a registration and shareholder rights agreement entered into in connection with the IPO. The holders of these securities are entitled to make up to three demands, excluding short-form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Critical Accounting Policies

Use of estimates

In preparing the financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, Actual results may differ from these estimates.

Investments held in Trust Account

As of December 31, 2023, the assets held in the Trust Account were held in money market funds, which are invested in U.S. Treasury securities.

We classify our U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which we have the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheet and adjusted for the amortization or accretion of premiums or discounts.

Class A ordinary shares subject to possible redemption

We account for our ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity.

Warrants

We account for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity” (“ASC 480”), and ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to our own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of our control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. As our warrants meet all of the criteria for equity classification, so we will classify each warrant as its own equity.

Fair Value of Financial Instruments

The fair value of our assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Our financial instruments are classified as either Level 1, Level 2 or Level 3. These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.

Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Our management determined that the Cayman Islands is our major tax jurisdiction. We recognize accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense.

We are considered to be an exempted Cayman Islands company, and are presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

Net Income (Loss) per Share

We have two classes of shares, which are referred to as redeemable ordinary shares and non-redeemable ordinary shares. Earnings and losses are shared pro rata between the two classes of shares.

Recent Accounting Pronouncements

In August 2020, the FASB issued a new standard (ASU 2020-06) to reduce the complexity of accounting for convertible debt and other equity-linked instruments. For certain convertible debt instruments with a cash conversion feature, the changes are a trade-off between simplifications in the accounting model (no separation of an “equity” component to impute a market interest rate, and simpler analysis of embedded equity features) and a potentially adverse impact to diluted earnings per share by requiring the use of the if-converted method. The new standard will also impact other financial instruments commonly issued by both public and private companies. For example, the separation model for beneficial conversion features is eliminated simplifying the analysis for issuers of convertible debt and convertible preferred stock. Also, certain specific requirements to achieve equity classification and/or qualify for the derivative scope exception for contracts indexed to an entity’s own equity are removed, enabling more freestanding instruments and embedded features to avoid mark-to-market accounting. The new standard is effective for companies that are SEC filers (except for smaller reporting companies) for fiscal years beginning after December 15, 2021 and interim periods within that year, and two years later for other companies. Companies can early adopt the standard at the start of a fiscal year beginning after December 15, 2020. The standard can either be adopted on a modified retrospective or a full retrospective basis. The adoption of ASU 2020-06 on July 1, 2022 did not have a material effect on our financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.

TOYO SOLAR’S MARKET OPPORTUNITIES

The information presented in this section has been derived from an industry report (the “CIC Report”) commissioned by TOYO Solar and issued by CIC, an independent research firm to provide information regarding the industry and market position of TOYO Solar in Southeast Asia and the United States. The CIC Report was issued in September 2023 prior to the consummation of the Pre-Merger Reorganization. As a result and following the consummation of the Pre-Merger Reorganization, TOYO Solar became a wholly owned subsidiary of PubCo.

Overview of Global Market Trends for Renewable Energy

With its clean, secure, independent and controllable characteristics, renewable energy is increasingly playing a dominant role in driving the global transition to low-carbon energy. According to the International Energy Agency (IEA), under its Announced Pledges Scenario (APS), which assumes governments will meet their ambitious targets, including achieving net-zero emissions and ensuring energy access, renewables are projected to contribute 50.7% of the total energy supply by 2050. Furthermore, the IEA’s Net Zero Emissions by 2050 Scenario (NZE) presents a roadmap for eliminating carbon dioxide emissions in the energy sector by 2050, with renewables expected to account for 70.1% of the total energy supply in the same time frame. The following diagrams illustrate the historical and projected global energy supply structure (in terms of renewable vs non-renewable energy) under APS and NZE, respectively, up to the year of 2050.

Source: IEA, CIC Report

Overview of Global Market Trends for Solar Energy

Solar energy is a rapidly growing and attractive source of renewable energy that offers many economic and environmental advantages, according to CIC. Based on a forecast made by IEA in June 2023, solar power is expected to account for two-thirds of the renewable electricity net capacity additions worldwide in 2023 and is expected to keep growing in 2024. The growing use of battery energy storage has also further increased demand for solar energy by providing utilities with greater flexibility to store solar-generated power and dispatch it as needed, according to CIC.

The cost of generating electricity from PV solar power systems has decreased significantly, making it competitive with or cheaper than traditional forms of energy production. For instance, the cost of solar generation has decreased approximately 90% over the last decade, according to CIC. According to CIC, the improvements in the levelized costs of energy (LCOE) for utility scale solar PV are mainly due to technological improvements and greater economies of scale. Further, according to a report published by Lazard in April 2023, the solar electricity competes with both natural gas and wind, and costs much less than traditional technologies such as coal and nuclear. The following diagram compares the LCOE among various forms of energy production in April 2023, excluding the impact of subsidies. LCOE measures the average lifetime cost of electricity generation for a power plant, and is derived by dividing the discounted lifetime costs by the discounted total amount of actual energy produced.

Comparison of Levelized Cost of Energy, Excluding Subsidies

Source: Lazard (April 2023), CIC Report

The cost reduction of solar electricity has enabled the development of solar systems in areas without financial incentives, promoting widespread adoption. Advancements in energy storage technology have further improved the potential of solar energy as a substitute for traditional energy sources, according to CIC. Additionally, solar energy has significant environmental benefits, including zero greenhouse gas emissions and minimal water usage. As a result, solar markets worldwide are expanding and evolving.

Overview of Supply Chain of Solar Power

The decrease in the LCOE for solar power can be attributed to several factors, including the increased maturity of the solar industry’s supply chain, ongoing technological advancements, and economies of scale achieved at each stage of the supply chain.

The solar power supply chain, as illustrated in the diagram below, consists of (i) production of polycrystalline silicon materials, (ii) pulling and slicing of monocrystalline ingots and wafers, (iii) production of solar cells, (iv) encapsulation of solar modules, and (vi) and provision of services for solar PV application systems.

Polysilicon	Ingot	Wafer	Cell	Module	Installation

Source: U.S. Department of Energy

Polysilicon Production

The process of polysilicon production involves converting polycrystalline silicon material into ingots or monocrystalline silicon rods through casting or melting. These ingots or rods are then sliced into wafers using wire saws.

As of the end of 2022, the annual manufacturing production for PV-grade polysilicon reached 0.9 million metric tonnes, which can meet the demand for approximately 370GW of crystalline silicon wafers, according to CIC. China dominated the global market for polysilicon production, accounting for approximately 87.4% of the market in 2022, while Europe, Southeast Asia and the United States held the remaining market share, according to CIC. The global polysilicon production is expected to increase from 0.9 million metric tonnes in 2022 to a projected 3.3 million metric tonnes by 2027, indicating substantial growth in the coming years. The following diagram illustrates the historical and projected polysilicon production by region:

Polysilicon Production by Region, 2018 – 2027E

Source: CIC Report

Notes: SEA = Southeast Asia; ROW = Rest of the World

The diagram below illustrates the historical and projected annual average cost of polysilicon. According to CIC, the cost of polysilicon has experienced a significant growth since 2020, rising from $9.7/kg in 2019 to $35.5/kg in 2022. The cost increase is mainly driven by supply disruptions due to COVID-19 restrictions limiting polysilicon production capacity in China, the largest global supplier, and strong ongoing demand growth in the solar PV industry with increasing PV installations globally. According to CIC, the cost is expected to decrease from $35.5/kg in 2022 to $15.5/kg by 2023, and further to $7.2/kg by 2027. This anticipated decrease in cost is primarily driven by a significant increase in polysilicon supply in China and a corresponding decline in the comprehensive energy cost associated with polysilicon production, which encompasses the expenses incurred in the utilization of natural gas, coal, electricity, steam, water, and other resources during the production.

Annual Average Cost of Polysilicon, 2018 – 2027E

Source: CIC Report

Note: Annual average cost refers to annul average selling price or annal average spot price

Notably, the improvements in manufacturing techniques, such as the implementation of fluidized bed reactors and upgraded metallurgical-grade silicon (UMG-Si) production, are expected to contribute significantly to this expected reduction in energy costs. These advancements allow for greater efficiency in polysilicon production and subsequently lead to cost savings.

Wafer Production

The production of silicon wafers involves the conversion of polycrystalline silicon into ingots or monocrystalline silicon rods, which are subsequently sliced into wafers. The global wafer production is expected to increase from 368.0GW in 2022 to a projected 1,137.3GW by 2027, indicating substantial growth in the coming years. The historical and projected wafer production by region is further illustrated by the diagram below:

Wafer Production by Region, 2018 – 2027E

Source: CIC Report

Notes: SEA = Southeast Asia; ROW = Rest of the World

The United States currently lacks wafer production capacity; however, once construction is completed, the volume of production is estimated to reach 48.6GW by 2027. In Southeast Asia, wafer production is relatively limited, contributing only 2.1% to the overall wafer production in 2022. Nevertheless, manufacturers in Southeast Asia are anticipated to accelerate their growth, with volume projected to reach 29.1GW in 2027, as suggested by CIC. Comparatively, Europe accounted for a relatively small proportion of global wafer production, totaling 1.4GW in 2022, but this is expected to grow significantly to 22.8GW by 2027. Meanwhile, China has perpetuated its dominance in global wafer production, representing a substantial market share of 97.0% in 2022.

The shifts in wafer production methods and technologies have substantially reduced manufacturing costs of silicon wafers. The use of diamond wire saws since 2015 has led to reduced silicon consumption. From 2010 to 2022, the average polysilicon usage per watt of finished wafer decreased by 58.2% according to CIC. The shift to monocrystalline wafer production and the wide adoption of larger wafer sizes (182mm and above) since 2020 have also led to reduced cost of silicon wafers, according to CIC. The shift to monocrystalline wafer production has facilitated cost-effective manufacturing of high-efficiency cells, contributing to a reduction in the per-watt cost of solar PV modules. According to CIC, the proportion of monocrystalline wafer in the overall production rapidly increased from less than 45.0% in 2018 to 97.5% in 2022, as illustrated in the diagram below. Also, by directly increasing the size of wafers, the equipment and labor costs of the various sectors of the solar PV industry value chain can be diluted, directly reducing the manufacturing costs of solar cells and modules, which in turn will lower the LCOE of solar power. According to CIC, the proportion of large size wafers (182mm and above) in the overall production rapidly increased from less than 1.0% in 2018 to 82.8% in 2022, and is expected to continue increasing rapidly to 98.6% in 2027.

Proportion of Monocrystalline Wafers and Large-size Wafers (182mm and Above) in Global Wafer Production, 2018 – 2027E

Source: CIC Report

Solar Cell Production

Solar cells are crucial in the conversion of sunlight into electricity. Their production involves intricate processes that demand technical expertise and substantial investments. The manufacturing steps for solar cells vary based on the cell architecture and encompass a range of activities such as pre-check and pretreatment, texturing, acid cleaning, diffusion, etching and edge isolation, post-etching washing, anti-reflective coating deposition, contact printing and drying, as well as testing and cell sorting. Rigorous inspections and electrical testing are conducted to ensure the quality of cells, with automation playing a significant role in streamlining the manufacturing industry. The following diagram illustrates the historical and projected solar cell production by region:

Solar Cell Production by Region, 2018 – 2027E

Source: CIC Report

Notes: SEA = Southeast Asia; ROW = Rest of the World

According to CIC, the United States currently lacks crystalline silicon solar cell production but is anticipated to produce 32.4GW of solar cells by 2027. Manufacturers in Southeast Asia accounted for 7.5% of global solar cell production in 2022, and their production is projected to increase substantially from 26.5GW in 2022 to an estimated 108.6GW by 2027. In terms of Europe, its production capacity remains limited, representing only 0.3% of total cell production in 2022. However, it is expected to grow to 2.0% in 2027, with an estimated solar cell capacity of 22.1GW. China has played a significant role in solar cell production, boasting a dominant market share of 89.5% in 2022. The volume of solar cell production in China has witnessed substantial growth, rising from 87.2GW in 2018 to 318.0GW in 2022, representing a CAGR of 38.2%, and is further expected to reach 857.1GW by 2027, representing a CAGR of 21.9% from 2022 to 2027.

Solar Cell Technology

Crystalline silicon solar cells are categorized into either P-type cells or N-type cells.

•        P-Type Cells.    P-type cells with Passivated Emitter and Rear Cell (PERC) technology have gained significant traction and are widely adopted by the industry. In 2022, PERC solar cells achieved a conversion efficiency of 23.2% for mass production, according to CIC.

•        N-Type Cells.    N-type cells are projected to become the mainstream technology in the solar cell industry. N-type cells offer several advantages, including high efficiency levels, resistance to degradation, and low temperature coefficients, according to CIC. These features not only enhance solar energy generation but also contribute to cost reduction, making N-type cells a promising avenue for future advancements in solar cell technology.

The representative features of the type P-type cells and N-type cells are summarized as follows:

Type	Cell Technology	Features
P-Type	Passivated Emitter and Rear Cell (“PERC”)

The addition of a dielectric passivation layer on the backside of the cell, along with the use of localized metal contacts, effectively reduces electron recombination on the rear surface and enhances light reflection. This unique design enables the cell to generate electricity from both sides, a feature known as double-sided power generation.

N-type	Tunnel Oxide Passivated Contact (“TOPCon”)

A thin layer of tunnel oxide and a highly doped polycrystalline silicon layer are prepared on the backside of the cell, forming a passivating contact structure. This structure can inhibit minority carrier recombination, thereby enhancing the open-circuit voltage and short-circuit current of the cell. TOPCon and PERC technologies share multiple manufacturing processes, and it is expected that TOPCon will be the preferred technology for upgrading and retrofitting PERC production lines.

Passivated Emitter Rear Totally-diffused (“PERT”)

Similar to the P-type PERC cell structure, the main difference lies in the use of an N-type substrate instead of a P-type substrate, resulting in a cell capable of generating electricity from both sides.

Heterojunction Technology (“HJT”)

The combination of thin-film and high-quality silicon cell technologies has led to the development of an efficient cell technology. Heterojunction cells offer wider bandgap and greater potential for improving cell efficiency compared to homojunction cells, making them a potential mainstream technology in the future.

Interdigitated Back Contact (“IBC”)

The front and back electrodes of the cell are arranged in a cross-shaped pattern, known as a back-contact cell structure. This design eliminates front-side busbars, maximizing the utilization of incident light. However, this technology involves complex manufacturing processes and high production costs, currently offering lower cost-effectiveness compared to other cell technologies.

The advancement of solar cell technology is centered around enhancing light absorption and optimizing the efficiency of converting solar energy into electricity, all while minimizing energy losses. By focusing on the development of N-type cells and leveraging their inherent strengths, researchers and manufacturers can pave the way for improved solar energy generation, increased efficiency, and greater cost-effectiveness, thus driving meaningful progress in the field of solar cell technology, according to CIC.

In particular, the advancements in N-type TOPCon cell technology are driving considerable developments in the solar industry, with increased manufacturing capacity, improvements in efficiency, and cost advantages, as discussed in more details below. These trends are expected to reshape the landscape of solar cell production, contributing to enhanced performance and cost-effectiveness in the field of solar energy generation.

According to CIC, manufacturers produced around 19.9GW TOPCon cells, capturing a substantial 5.6% market share of total module production in 2022. Leading TOPCon cell manufacturers achieved an approximate efficiency of 25% in 2022 and anticipate even further enhancements through the utilization of surface engineering (SE) techniques, with a potential efficiency increase of 0.2% to 0.3%, according to CIC. These efficiency and yield advancements are projected to play a pivotal role in reducing the cost of solar cells and improving the LCOE for solar power generation. Consequently, the TOPCon technology is expected to witness substantial growth and holds significant potential for advancements in the solar industry, according to CIC and as illustrated in the diagram below:

Solar Cell Market Share by Technology, 2018 – 2027E

Source: CIC Report

Notes: TOPCon = Tunnel Oxide Passivated Contact; HJT = Heterojunction Technology; PERC = Passivated Emitter and Rear Cell; IBC = Interdigitated Back Contact

Furthermore, considering the rapid expansion of TOPCon capacity and its anticipated timeline for online deployment, TOPCon cell production is expected to reach 134.8GW in 2023, accounting for 28.7% of the total module production, according to CIC. By 2024, TOPCon cell production is projected to surpass that of PERC technology, leading to a faster transition away from PERC products due to various factors like TOPCon’s efficiency and cost advantages, according to CIC.

Solar Module

Solar modules, which consist of interconnected solar cells, are critical components in solar power systems and have a significant impact on the cost of solar energy generation. Over the years, there have been considerable advancements in solar module technology, resulting in increased efficiency and improved performance, according to CIC.

Between 2010 and 2016, the annual efficiency of solar modules saw an average increase of approximately 0.3% to 0.4%, while from 2017 to 2020, this rate accelerated to about 0.5% to 1% per year, signifying a significant shift in the pace of technological advancement. These advancements have been achieved through improvements in optical, electrical, and structural aspects of solar module technology, according to CIC.

Optical optimization techniques aim to minimize light reflection and enhance light absorption through optimization of materials and solder ribbons. Electrical optimization focuses on reducing resistance losses by employing current distribution and interconnection methods such as half-cell design and multi-busbar configurations. Structural optimization involves layout changes and breakthroughs like bifacial modules and large wafer technology.

During the assembly process, solar cells are connected into strings, creating an array that is then encapsulated between glass or back sheet layers. Modules typically feature junction boxes with diodes and extruded aluminum frames. Additionally, there are alternative options available, such as frameless and glass-glass modules, which may incorporate bifacial cells.

Solar module production integrates these advancements and options to continuously enhance the power generation capacity of modules, ultimately driving down energy costs. In 2022, the global solar PV module production capacity reached an impressive 523.6 GW, with crystalline silicon technology accounting for 98.1% of this capacity and thin-film manufacturing making up the remaining 1.9%, according to CIC. The following diagram illustrates the historical and projected solar module production by region:

Solar Module Production by Region, 2018 – 2027E

Source: CIC Report

Notes: SEA = Southeast Asia; ROW = Rest of the World

According to CIC, among the 38 countries with module assembly facilities, China accounted for approximately 85.3% of the total production. Southeast Asian manufacturers contributed 7.2% to the global production volume. It is worth noting that a significant portion of the manufacturing capacity in these 38 countries was established by Chinese companies with a focus on exporting to the United States. Meanwhile, the United States and Europe had limited module production capabilities, representing only 1.5% and 1.6% of the total production in 2022, respectively. Their production primarily aimed to meet domestic market demands, often facing limitations in PV cell and wafer manufacturing capacity.

The volume of global solar module production is expected to reach 1,072.4GW by 2027, representing a CAGR of 25.9% from 2022. This growth will be primarily driven by technological advancements and increased manufacturing capacity. By 2027, the United States and Southeast Asia are projected to account for 6.3% and 9.1% of the global module production, respectively.

Solar Installation

Improvements throughout the PV supply chain have significantly reduced unit costs of power generation and created up solar PV’s dominant position in the era of green energy, according to CIC. Global solar capacity installations have been growing significantly in recent years. According to CIC, solar capacity installations reached 130GW in 2020, followed by 170GW in 2021 and 230GW in 2022, with year-on-year growth rates of 30.8% and 35.3% respectively. It is projected that solar capacity installations in 2023 will increase by 52.2% compared to 2022, reaching 350GW globally.

The United States is the second-largest market in terms of annual and cumulative installations, according to CIC. Solar capacity annual installations in the United States are expected to reach 36.0GW in 2023, according to CIC. The total installed U.S. solar fleet is expected to grow three times larger than it is today, from 140.6GW at the end of 2022 to more than 450.0GW by 2027, according to CIC.

Our Opportunity

Over the past decade, China has emerged as a dominant player in the solar PV manufacturing landscape, particularly in the production of wafers, cells, and modules. China’s global share of polysilicon production capacity has nearly tripled during this period, reflecting its significant role and influence in the global solar PV industry, holding a share of over 80% in all manufacturing stages. However, intense competition and excess capacity in the industry have compelled Chinese companies to adopt a low-price strategy. Furthermore, the United States has launched anti-dumping and countervailing duty investigations against Chinese solar companies since November 2011. The subsequent U.S.-China trade war, decoupling efforts, and concerns over the origin of products from Xinjiang Uygur Autonomous Region of China have affected Chinese solar companies’ exports to the U.S. market.

The implementation of the Uyghur Forced Labor Prevention Act (UFLPA) by the U.S. Customs and Border Protection has significantly impacted solar panel imports to the United States. According to the UFLPA, goods produced in the Xinjiang Uyghur Autonomous Region of China or by certain entities are presumed prohibited, unless compliance conditions are met to demonstrate the absence of forced labor. However, compliance challenges and uncertainties, such as traceability issues, have affected solar panel imports, potentially causing delays.

In addition to the UFLPA, the Commerce Department initiated anticircumvention inquiries of the Solar 1 Orders on April 1, 2022. These inquiries cover merchandise from countries including Vietnam, Malaysia, Thailand, and Cambodia. Preliminary determinations, issued on December 1, 2022, found that certain PV solar cells and modules produced in these countries using parts from China circumvented the Solar 1 Orders, subjecting them to antidumping and countervailing duty (AD/CVD) liabilities. The Commerce Department announced its final determinations on the circumvention inquiries of solar cells and modules from China on August 18, 2023. The department found that certain Chinese producers were shipping their solar products through Cambodia, Malaysia, Thailand, and/or Vietnam for minor processing to avoid paying AD/CVD. However, on June 6, 2022, President Biden issued an emergency declaration that delayed cash deposit or duty payment obligations until the expiration of the order on June 6, 2024, or termination of the emergency declaration. Importers and exporters who comply with certification procedures can avoid these additional duties.

Further, in April 2021, the Biden administration announced a commitment to cut U.S. greenhouse gas emissions by 50% by 2030, necessitating the addition of 50GW of new solar power generation capacity annually. However, the United States had module production capacities of approximately 9.0GW in 2022, according to CIC. The AD/CVD policy, coupled with China’s dominance in the global solar market, has resulted in supply shortages in the U.S. solar market, which heavily relies on imports, according to CIC. To address this shortage, the U.S. government exempted Cambodia, Malaysia, Thailand, and Vietnam from the AD/CVD in September 2022.

At the backdrop of the above regulatory developments, upon commissioning of its 3GW TOPCon solar cell production capacity, TOYO Solar is positioned to become one of the few suppliers that are capable to provide TOPCon solar cell outside of China. With the second phase of the project, adding another 3GW solar cell capacity and totaling up to 6GW, TOYO Solar will further expand its scale advantage and establish a strong position in the market. Additionally, TOYO Solar plans to achieve vertical integration by establishing module and wafer slicing plants. The solar module factory, with a 2GW annual capacity, will be located in the United States, reducing policy risks and better catering to the U.S. market. The 2GW annual capacity wafer slicing factory will be at a selected location. This strategic global supply chain system ensures supply stability, reduced policy risk, and cost-effective production in Southeast Asia.

Competitive Landscape

The U.S. market is a significant focus for us as it is one of the largest solar PV markets globally and continues to grow. However, despite the notable increase in demand, with PV panel imports rising from 5GW in 2018 to 38GW in 2023, according to Bloomberg NEF, domestic production in the United States has not been able to keep up with the expanding demand. Local suppliers only accounted for approximately 15% of the total solar module demand in 2022, revealing a significant supply-demand disparity. This situation has been intensified by the lack of wafer production capacity in 2014 and cell production capacity in 2020. Consequently, there has been no domestic PV cell production since 2021, and solar module production was limited to around 5.0GW in 2022, highlighting the constraints faced by local manufacturers, according to CIC.

In Europe, local suppliers also face challenges in exporting their products due to insufficient local capacity, according to CIC. Although there is some capacity available in 2022, such as 16.1GW of module production capacity, 2.8GW of solar cell production capacity, and 2.4GW of wafer production capacity, these figures only represent 3.1% of the global module production capacity and less than 1% of the global solar cell and wafer production capacities, according to CIC. This falls short of meeting the demand both domestically and in other regions.

Trade policies and tariffs imposed on Chinese PV manufacturers impact their exports to the U.S. market to a certain extent. Tariffs imposed are traced back to polysilicon, with China’s polysilicon production capacity accounting for more than 90% of the world. Therefore, in the short term it will make Chinese module products lose part of the price advantage. At the same time, U.S. Customs and Border Protection has banned the import of any products related to Xinjiang Uygur Autonomous Region of China in terms of UFLPA and a number of Chinese PV manufacturers have been included in the ban list.

Manufacturers from Southeast Asia, particularly Malaysia, Vietnam, and Thailand, have emerged as the primary sources of PV panel and cell imports for the United States. These Southeast Asia suppliers offer competitive pricing, ample manufacturing capabilities, and the capacity to meet the growing demand for solar cells and solar modules in the U.S. market. Consequently, they have become the most viable option in the current competitive landscape. The following table illustrates TOYO Solar and its competitors from Southeast Asia:

TOPCon Cell Production Capacity Outside of China, GW, 2023E

Location	Company	Headquarters	Production capacity	Time of roll-off, as of August 18, 2023
Thailand	Trina Solar Co., Ltd	China	2.0	Before April 2023
Vietnam	TOYO Solar	Japan	3.0	August 2023
Thailand	Canadian Solar Inc.	China	8.0	Not Rolled Off
Vietnam	Jinko Solar	China	8.0	Not Rolled Off
India	Adani Green Energy Ltd	India	2.0	Not Rolled Off
India	Waaree Energies Ltd	India	4.0	Not Rolled Off

Source: CIC Report

INFORMATION RELATED TO PUBCO

Unless the context otherwise requires, all references in this section to “PubCo” refer to TOYO Co., Ltd. All references to “TOYO Solar” refer to Vietnam Sunergy Cell Company Limited. All references to the “Company,” our “Company,” “we,” “us” or “our” refer to TOYO Solar prior to the consummation of the Pre-Merger Reorganization, and collectively to PubCo and its subsidiaries, including TOYO Solar, following the consummation of the Pre-Merger Reorganization. All references to “Fuji Solar” refer to Fuji Solar Co., Ltd. All references to “VSUN” refer to Vietnam Sunergy Joint Stock Company and its direct and indirect subsidiaries. All references to “WWB” refer WWB Corporation. All references to “Abalance” refer to Abalance Corporation.

Overview

Our mission is to power the world with green and clean energy.

We are an early-stage company incorporated in November 2022 to separate the solar cell and module production businesses from VSUN, our affiliate and a majority-owned subsidiary of Fuji Solar. We are committed to becoming a reliable full service solar solutions provider in the United States and globally, integrating the upstream production of wafer and silicon, midstream production of solar cell, downstream production of photovoltaic (PV) modules, and potentially other stages of the solar power supply chain.

We are headquartered in Japan. To date, we have completed the phase 1 construction of a cell plant in Vietnam with a designed annual capacity of 3GW, which has commenced commercial production since the second half of 2023. The phase 2 construction is expected to commence in the second half of 2024, the completion of which is expected to extend our annual solar cell production capacity to a total of 6GW. By locating our solar cell production in Vietnam, Southeast Asia and incorporating automatic guided vehicles (AGVs) and TOPCon technology in our cell plant, we are well positioned to produce high quality solar cells at a competitive scale and cost. We aim to fully utilize our targeted 6GW annual solar cell production capacity and supply our solar cells under the “TOYO Solar” brand to our affiliate VSUN and a select group of PV module manufacturers. We have entered into supply agreements with certain solar cell customers.

In line with the overall strategy of Fuji Solar and its controlling shareholder, WWB, we are preparing ourselves for the manufacturing of solar PV modules for sales in the United States, allowing our affiliate VSUN to focus on ex-U.S. PV module markets. Specifically, we plan to build a 2GW PV module plant in the United States and allocate a portion of our self-produced solar cells to module production at this plant. We intend to manufacture and supply our solar PV modules, initially in collaboration with VSUN, leveraging its certification and brand name, and, after we obtain the requisite certifications, independently manufacture and supply PV modules under “TOYO Solar.” Thereafter, we also plan to construct our own wafer slicing plant at a selected location, and continue to be dedicated to becoming a reliable full service solar solutions provider in the United States and globally.

We derive competitive edge from our relationship with Fuji Solar, WWB, Abalance and VSUN. Fuji Solar, our affiliate, is a majority-owned subsidiary of WWB, a Japanese company that develops photo voltaic systems and sells construction equipment and related parts. WWB is a subsidiary of Abalance, a public company listed on the Tokyo Stock Exchange that has extensive experience and expertise in the investment, development, construction and operation of solar energy projects globally. VSUN, our affiliate and a majority-owned subsidiary of Fuji Solar, is a specialized PV modules producer with an established presence and brand recognition in regions including the United States, Europe and Asia. Since the third quarter of 2019, VSUN has been listed by Bloomberg New Energy Finance (NEF) as one of Tier 1 PV module manufacturers. VSUN’s solar modules are recognized as the core assets of efficient and reliable PV power stations, which would be beneficial for solar market players who utilize VSUN’s solar modules to obtain financing from such banks and financial institutions. We believe that, by leveraging VSUN’s successful experience and market insights, as well as its strong presence and reputation in the solar industry, we are able to quickly obtain access to the U.S. market with minimal upfront marketing and brand promotion, and build “TOYO Solar” as a trusted PV module supplier brand in the United States and even globally.

We inherited corporate culture from Fuji Solar, WWB and Abalance, which we believe will enable us to strive for and sustain operational excellence. This Japanese-style corporate culture values discipline and a down-to-earth attitude, aligns corporate growth and personal career goals, and encourages employees to be self-driven. Further, we intend to implement the Japanese-style management system that was proven to be effective by Fuji Solar, WWB, Abalance and VSUN, which is centered around the manufacturing sites and intended to resolve issues arising from the sites in the most efficient and effective manner. We believe sharing the same corporate culture and management style with Fuji Solar, WWB, Abalance and VSUN and leveraging their successful experience will enable us to quickly grow as an independent entity and achieve our operational objectives.

Following the consummation of the Transactions, we are expected to become the first Japanese solar cell company listed in the United States, uniquely positioned to combine the U.S. capital markets, Japanese products, brands and management team, as well as Southeast Asia’s manufacturing resources, to enhance its competitiveness in the solar industry and become a reliable supplier of quality solar cells and PV modules to the global solar energy community.

Our Market Opportunity

Solar energy is a rapidly growing and attractive source of renewable energy that offers many economic and environmental advantages, according to CIC. Due to the continuous progress of PV power generation technology, the levelized cost of energy (LCOE) of utility-scaled solar PV power generation continues to decrease, which is lower than that of coal power generation, stimulating the rapid growth of the global PV power generation market. Based on the forecast of International Energy Agency (IEA) in 2022, solar power is expected to account for two-thirds of the renewable electricity net capacity additions worldwide in 2023 and is expected to keep growing in 2024.

The solar energy market in the United States is one of the largest solar PV markets globally and continues to grow. However, despite the notable increase in demand, with PV panel imports rising from 5GW in 2018 to 38GW in 2023, according to Bloomberg NEF, domestic production in the United States has not been able to keep up with the expanding demand. Local suppliers only account for approximately 15% of the total solar module demand, indicating a significant supply-demand disparity. This situation has been intensified by the lack of wafer production capacity in 2014 and cell production capacity in 2020. Consequently, there has been no domestic PV cell production since 2021, and solar module production has been limited to around 5GW in 2022, highlighting the constraints faced by local manufacturers, according to CIC.

Manufacturers from Southeast Asia, particularly Malaysia, Vietnam, and Thailand, have emerged as the primary sources of PV panel and cell imports for the United States. These Southeast Asia suppliers not only offer competitive pricing, ample manufacturing capabilities, and the capacity to meet the growing demand for solar cells and solar modules in the U.S. market, but they also benefit from the U.S. government’s exemption of Cambodia, Malaysia, Thailand, and Vietnam from antidumping and countervailing duties (AD/CVD). Consequently, approximately 80% of U.S. solar modules are sourced from the exempted countries in 2022, according to National Renewable Energy Laboratory (NREL).

We believe that focusing on the U.S. market will in long run provide abundant opportunities for growth, with the projected cumulative installed capacity of the U.S. solar market reaching over 450GW by 2027, according to CIC. By proactively addressing supply shortages and aligning with clean energy goals through the planned local module plant in the United States, we believe we are capable of navigating the challenges faced by other solar companies and enhancing our market presence. With an unwavering commitment to quality, innovation, and customer satisfaction, we believe we will establish “TOYO Solar” as a recognized global solar solutions provider that can drive sustainable growth.

Our Strengths

We believe that the following strengths contribute to our success and differentiate us from our competitors:

Quality production at competitive scale and cost

We have completed the phase 1 construction of a cell plant in Vietnam with a designed annual capacity of 3GW, which has commenced commercial production since the second half of 2023. The phase 2 construction is expected to commence in the second half of 2024, the completion of which is expected to extend our annual solar cell production capacity to a total of 6GW. By locating our cell production in Southeast Asia and incorporating AGVs and TOPCon technology in our cell manufacture, we are well positioned to produce high-quality solar cells at a competitive scale and cost. We expect AGVs to significantly reduce human labor requirement at our plant. Further, advancements in TOPCon technology are driving considerable developments in the solar industry, with increased manufacturing capacity, improvements in efficiency and cost advantages, according to CIC. As a result, the TOPCon technology is expected to witness substantial growth, creating an increasing demand for TOPCon cells. We are one of the largest TOPCon solar cell manufacturers in the Southeast Asia in terms of annual production capacity, which differentiates us from our competitors from Southeast Asia who are also exploring the U.S. market. To extend our production capabilities into the production of PV modules and wafers, we also have plans to build a 2GW PV module plant and a wafer slicing plant at a selected location.

Unique access to the U.S. market supported by collaboration with VSUN

We believe that a collaboration with VSUN, our affiliate and strategic partner, will allow us unique access to the U.S. market, which is one of the largest solar PV markets globally and continues to grow. VSUN is a majority-owned subsidiary of Fuji Solar, our affiliate, and a well-established PV module producer in the United States and Southeast Asia as evidenced by its inclusion in Bloomberg NEF’s Tier 1 Solar Market List since 2019. In line with the overall strategy of Fuji Solar and its controlling shareholder, WWB, we are preparing ourselves for the manufacturing of solar PV modules for sales in the United States, allowing VSUN to focus on ex-U.S. PV module markets. Specifically, we plan to build a 2GW PV module plant in the United States and allocate a portion of our self-produced solar cells to module production at this plant. We intend to manufacture and supply our solar PV modules, initially in collaboration with VSUN, leveraging its certification and brand name, and, after we obtain the requisite certifications, independently manufacture and supply PV modules independently under the “TOYO Solar” brand. See “— Existing and Future Arrangements with VSUN” below for more details. This collaboration model allows us to leverage VSUN’s experience, market insights, strong presence and reputation in the industry, and to bypass the upfront marketing and brand promotion efforts and smoothly transition from a solar cell supplier to a PV module supplier in the United States and even globally.

Efficiency-driven Japanese style management system

We are in the process of implementing a Japanese-style management system, which has been proven effective by Fuji Solar, WWB, Abalance, and VSUN. This system is characterized by three key principles:

•        Factory-Centric Approach.    The management system is centered around the manufacturing sites, ensuring that decisions are made close to where the actual work is being done. This proximity allows for real-time adjustments and improvements, enhancing overall operational efficiency.

•        Rapid Problem-Solving.    The Japanese-style management system is designed to quickly identify and resolve issues that arise on the manufacturing floor. By empowering employees at all levels to contribute to problem-solving, the system ensures that issues are addressed promptly, minimizing disruptions and maintaining productivity.

•        Focus on Quality and Customer Service.    The system places a strong emphasis on production quality and customer service. Rigorous manufacturing standards are upheld to ensure the highest quality of products. Similarly, stringent customer service standards are maintained to ensure customer satisfaction and loyalty.

We believe that sharing the same corporate culture and management style with Fuji Solar, WWB, Abalance, and VSUN, and leveraging their successful experience, will enable us to quickly grow as an independent entity and achieve our operational objectives.

Dedicated management team and a culture of excellence

We have a dedicated and experienced management team with an average of 20 years in the solar industry, which is currently undergoing rapid development and technological advancements. This is further complicated by the tense trade relations between China and the United States, presenting a stringent test for our management. Our leadership has proven success in various aspects of the solar industry, including:

•        Market Understanding.    Our management team has a deep understanding of market trends and consumer needs, enabling us to position our products effectively against competitors.

•        Production Expertise.    With hands-on experience in manufacturing, our leadership knows how to optimize production processes, ensuring high-quality products while minimizing costs.

•        Cost Control.    Our management has a track record of effective cost management, which is crucial in a competitive and rapidly evolving industry.

•        Technological Acumen.    Given the fast-paced technological advancements in the solar industry, our management’s expertise in staying ahead of the curve is invaluable.

We inherited corporate culture from Fuji Solar, WWB and Abalance that values discipline and a down-to-earth attitude. This culture aligns corporate growth with personal career goals and encourages employees to be self-driven. We believe that this unique Japanese-style corporate culture, combined with our management’s extensive expertise, will enable us to strive for and sustain operational excellence, setting us apart from our competitors.

Our Strategies

We intend to achieve our mission and drive the growth of our business by pursuing the following strategies:

•        Continue to focus on the U.S. market and strive to achieve a leadership position.    We intend to continue to focus on the U.S. market which, according to CIC, is one of the largest solar PV markets globally and continues to grow. We also intend to continue the construction of our cell plant to achieve full production in order to capture the unmet market in the United States and strive to achieve a leadership position in the U.S. market.

•        Enhance operational efficiency through vertical integration.    We intend to enhance our operational efficiency by integrating the upstream production of wafer and silicon, midstream production of solar cell, and downstream production of PV modules. Specifically, in addition to the 6GW cell plant for the midstream production, we also intend to build a 2GW module plant for the downstream production and a wafer slicing plant for the upstream production. We believe this integration, once achieved, would further streamline process, reduce costs and improve efficiency for our production.

•        Extend our global footprint.    While our focus remains on the U.S. market, we intend to continuously explore opportunities globally and further penetrate markets outside of the United States, especially in Europe, the Middle East, Southeast Asia, and Africa. We believe that a global operation will help us diversify our revenue sources, capture the growth potential in emerging growth markets and manage risks associated with a particular market.

•        Continue to invest in our technology capabilities.    We are committed to continually enhancing our technological capabilities by increasing our investment in research and development. We aim to expand our research and development team by specifically targeting top engineering talents with a background in solar energy. We believe that recruiting engineers with specialized knowledge in solar technologies will accelerate our research and development efforts, enabling us to stay ahead of industry trends and maintain a competitive edge. This focus on attracting solar energy experts will not only bolster our existing team but also infuse our projects with cutting-edge ideas and solutions, thereby contributing to our long-term success.

Customers and Sales

Demand and Production Capacity

Solar Cell Production by Technology, 2018-2027E

Source: CIC Report

Notes: TOPCon = Tunnel Oxide Passivated Contact; HJT = Heterojunction Technology; PERC = Passivated Emitter and Rear Cell; IBC = Interdigitated Back Contact

For solar cell products, TOPCon technology is poised to replace older generation technologies in the solar cell market. This shift not only involves replacing existing capacities but also coincides with a growing market demand for solar cells, thereby creating a huge demand for TOPCon cells, the type of solar cells we manufacture. According to CIC, TOPCon module productions are projected to capture a market share of approximately 30% in 2023. This share is expected to further increase to around 60% in 2024, and is estimated to reach approximately 80% by 2026. We believe that with our 3GW TOPCon cell production capacity, which is expected to increase to 6GW following completion of phase 2 of solar plant construction, we are well-positioned to meet this substantial demand. We are in the process of negotiating long-term contracts with external customers, aligning with our production capabilities.

Customer Segmentation and Sales Strategy

For our solar cell business line, we primarily target large, standalone PV module manufacturers who lack their own solar cell production and aim to penetrate the U.S. market, known for its high margins yet complex and rapidly changing policies and regulations. The PV manufacturing industry’s nature requires these module plants to place orders well in advance, leading to a robust, stable, and highly predictable demand for solar cells. Our sales approach focuses on securing long-term contracts with a select group of solar PV manufacturers, with a view to securing continuous demand for our solar cells for the next one to two years.

For our planned 2GW solar module plant in the United States, we intend to target large strategic customers in the U.S. market, which offers high margins but also demands compliance with strict brand and certification standards. Our strategy in securing these customers may include, among other things, demonstrating successful project implementations, obtaining endorsements from major financial institutions, and positioning ourselves as a preferred supplier to well-established companies. Initially, we will leverage the VSUN brand to enter the U.S. market, capitalizing on VSUN’s decade of success and its strong customer base. We aim to acquire all required certifications and establish “TOYO Solar” as an independent brand in the U.S. as swiftly as possible. Once this is achieved, VSUN will focus its module capacity on emerging markets such as Europe, Southeast Asia, and South America. If demand surpasses our 2GW capacity, VSUN will stand ready to provide Original Equipment Manufacturer (OEM) services to fulfill additional customer needs.

Pricing Strategy

Our pricing strategy varies depending on the type of customer:

•        Utility-scaled.    Strategic customers are approached through direct sales by top management, and pricing is determined based on production costs. Other utility customers are priced based on lead times.

•        Commercial and Industrial.    These customers are valuable for demonstration purposes and are approached through direct sales. Prices for this segment are slightly higher compared to utility-scaled customers.

•        Residential.    Sales for residential customers are generally conducted through distributors, with prices higher than those for commercial and industrial customers.

We are committed to delivering reliable and high-quality solar module products from our U.S. plant. With a local supply chain and the support of our reputable brand, we are dedicated to building long-term partnerships and meeting the evolving demands of the markets in the United States and globally. See “Certain Relationships and Related Person Transactions — TOYO Solar Relationships and Related Party Transactions — Other Related Party Transactions — Sales of Solar Cells to VSUN” for specific pricing method for sales of solar cells to VSUN, our affiliate.

Existing and Future Arrangements with VSUN

•        Loan received from VSUN.    For the year ended December 31, 2023, we borrowed loans of approximately $93.6 million (VND 2.2 trillion) from VSUN as working capital and payment for property and equipment. Each loan is matured in one year from borrowing. The interest rate of borrowings were 9.5% before August 2023, and reduced to 8% for August 2023 and further reduced to 7% since September 2023. For the year ended December 31, 2023, we accrued interest expenses of approximately $3.2 million on the borrowings. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of PubCo –– Liquidity, Capital Resources and Going Concern –– Related Party Borrowing” for further details.

•        Supply of solar cells to VSUN.    For the year ended December 31, 2023, we derived revenue from sales of solar cells to VSUN in an amount of approximately $61.5 million. We have entered into two framework agreements with VSUN in August and November 2023, respectively. Under each framework agreement, if our delivery is overdue, we will be responsible for a daily penalty as a percentage of the overdue solar cell products, up to 5% of the total value under the relevant purchase order; VSUN shall have the right to terminate the Framework Agreement if our delivery is overdue for more than 10 days or if we violate applicable laws and regulations; and the price of the purchase will be determined on an order-by-order basis. Under the framework agreement entered into in November 2023, VSUN agrees to purchase solar cells from us and make a prepayment in the amount of $15 million, to be deducted from the monthly purchase orders. See “Certain Relationship and Related Person Transactions –– PubCo Relationships and Related Party Transactions” for further details.

•        Purchase of raw materials from VSUN’s subsidiary.    For the year ended December 31, 2023, we purchased raw materials from VSUN’s subsidiary in an amount of approximately $49.6 million, which accounted for approximately 64.5% of our total purchase of inventories, and made approximately $24.8 million in prepayment. We do not have a long-term or framework agreement with VSUN’s subsidiary and place orders on a per-transaction basis. Based on our customary form of sales contract with VSUN’s subsidiary, in the event of payment delay, we will incur a daily penalty of 0.5% of the outstanding payment, with the cumulative penalty capping at 20% of the total contract value. If VSUN’s subsidiary delivers goods overdue, it will be liable for a daily penalty as a percentage of the overdue, up to 20% of the total value of the relevant contract. See “Certain Relationship and Related Person Transactions –– PubCo Relationships and Related Party Transactions” for further details.

•        Bank Credit Facility guaranteed by VSUN.    We have entered into a three-year bank credit facility with Joint Stock Commercial Bank for Investment and Development of Vietnam (“BIDV”), under which we can draw-down up to $90 million by April 25, 2026. The interest rate for this credit facility was 9.5% per annum, subject to vary every six months. The interest rate was reduced to 8% since August 2023. As of December 31, 2023, the credit facility was collateralized by all of our property, equipment, and equity interest of $50 million owned by VSUN. As of the date of this proxy statement/prospectus, we have drawn down approximately $15.2 million (VND 385.0 billion) from BIDV and have unused credit facility of approximately $74.8 million. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of PubCo –– Liquidity, Capital Resources and Going Concern –– Entry into a Bank Credit Facility” for further details.

•        Collaboration with VSUN in manufacturing and supply of solar modules.    Before we obtain the requisite certifications to independently manufacture and supply solar PV modules, we intend to manufacture and supply our solar PV modules in collaboration with VSUN, leveraging the latter’s certification and brand name.

•        Non-compete arrangement with VSUN.    We are in the process of negotiating a non-compete arrangement with VSUN, under which our affiliate VSUN will focus on ex-U.S. PV module markets.

Our Constructed and Pipeline Manufacturing Plants

We are committed to taking advantage of the historical opportunity of the solar industry chain formation in Southeast Asia and quickly establishing our presence in the solar cell industry chain, becoming a recognized solar cell manufacturer in Southeast Asia. In the future, we plan to expand into the upstream and downstream sectors of the industry and transition into a global top-tier solar manufacturer.

A New 6GW Solar Cell Plant (First Production Base)

We plan to build a 6GW cell plant in Phu Tho Province, Vietnam, in two phases, which is expected to cover a total area of 130,000 square meters. Phase 1 has commenced commercial production since the second half of 2023 and has reached its full production capacity by the end of 2023. The phase 1 production adopts N-type TOPCon technology and produces a 3GW annual capacity. The phase 2 construction is expected to commence in the second half of 2024 and be completed and put into production in 2025. At the present stage, the PV supply chain in Vietnam and Southeast Asia is more mature and cheaper, so we chose to build our first production base in Vietnam.

Our factory is located in Cam Khe Industrial Park, Phu Tho Province, Vietnam, covering a land area of 84,697 square meters and a building area of 68,124 square meters. The factory houses two cell production lines, an R&D center and an office building. The location of our plant is about 3 kilometers from Phu Tho Railway Station, 60 kilometers from Noi Bai International Airport and 190 kilometers from Haiphong Port, making it very convenient for us to deliver products to customers.

Land Lease Agreement for the 6GW Solar Cell Plant in Phu Tho Province, Vietnam

On November 8, 2022, we entered into a Sublease Contract for Land with Infrastructure (the “Land Lease Agreement”) in Cam Khe Industrial Park, Phu Tho Province, with DUC ANH Construction Joint Stock Company (“DUC ANH”), pursuant to which we lease the land with certain infrastructure on the land for the construction of the 6GW solar cell plant which, after completion, will house two cell production lines, an R&D center and an office building. The term of the lease agreement is until October 30, 2067, renewable pursuant to the approval of relevant authority of Vietnam and within the three months after the end of the lease term. The land is free of charge for the first five years and will be charged of rental fee of approximately $33,300 per annum. Upon termination of the Land Lease Agreement, our interest in relevant land will revert to DUC ANH.

A New 2GW Module Plant in United States (Second Production Base)

We are planning to establish a new 2GW module manufacturing capacity in the United States, as our second production base. This strategic move is aimed at better serving the U.S. market by positioning the manufacturing closer to customers. We believe a local presence will enable us to be more responsive to customer demand and be quicker to adjust to production and delivery schedules. This proximity to the market can enhance relationships with customers and provide a competitive edge in terms of lead times and shipping costs. The timing of the plant’s construction and operation will be carefully aligned with market development and customer needs in the United States.

A New 2GW Wafer Slicing Plant (Production Base for Silicon Wafer and Polysilicon Material to Achieve Vertical Integration)

In addition to the U.S. expansion, we are also planning to build a new 2GW wafer-slicing capacity at a selected location. This plant is intended to be vertically integrated into the upstream supply chain, ensuring a stable supply of essential materials and optimizing the overall cost structure. By controlling more stages of the production process, we can achieve greater efficiency, quality control, and cost savings. The wafer slicing plant will play a vital role in supporting our global operations and enhancing our competitive position in the market. The timing of this plant’s development will also depend on market conditions and the company’s strategic objectives.

Manufacturing

Automatic Guided Vehicle

Our Vietnam cell plant incorporates state-of-the-art, computer-controlled and wheel-based AGVs.

Typical AGVs Used in Our Solar Cell Production

AGVs utilize navigation and sensor technology to travel between locations and offer the following key benefits:

•        Increased Productivity.    AGVs are able to operate 24/7 and in conditions that humans cannot effectively work, which ultimately increases productivity.

•        Enhanced Consistency and Reliability.    AGVs are consistent in their function and have relatively consistent costs, compared to manual labor, and are affordable to maintain.

•        Increased Facility Maintenance.    AGVs offer advantages such as reduced wear and tear on factory floors due to their optimized travel paths. Their electric operation also supports a cleaner and more sustainable manufacturing environment.

•        Increased Flexibility.    AGVs provide operational flexibility, easily integrating into existing systems and adapting to new production layouts or routes as needed. This adaptability is vital for meeting the evolving demands of a fast-paced industry like solar cell manufacturing.

•        Reduced Utility Costs.    We expect that adding AGVs to our workforce will reduce our utility costs, because AGVs can operate in temperatures higher or lower than humans find comfortable and in low-light environments.

•        Increased Workplace Safety.    Using AGVs increases workplace safety as AGVs operate in a controlled manner, reducing human errors and the risk of accidents. Our AGVs are also equipped with advanced safety features like collision avoidance systems. Increasing workplace safety lowers a number of costs including insurance rates, and time lost due to industry or structural repair.

By incorporating AGVs into our cell plant, we expect our production to require significantly less human labor as compared to traditional plants with a similar production capacity.

TOPCon Technology

Our plant has adopted the latest Tunnel Oxide Passivated Contact (TOPCon) solar cell technology. Compared to the widely-adopted Passivated Emitter and Rear Contact (PERC) solar cells, TOPCon solar cells are expected to provide improvements to conversion efficiency, temperature coefficient, and bifacial performance, as evidenced by data and research results published by key industry players.

•        Higher Conversion Efficiency.    In 2022, Jinko Solar reported 26.4% efficiency for its high-efficiency N-type TOPCon monocrystalline silicon cell, while Trina Solar reported only 24.5% efficiency for its 210 mm P-type PERC solar cell.

•        Superior Temperature Coefficient.    TOPCon cells have demonstrated superior temperature coefficients, enabling excellent power generation even at high temperatures. For example, the Tiger Neo N-Type TOPCon module exhibits a temperature coefficient of -0.30% per °C, surpassing the typical P-Type modules.

•        Improved Bifacial Performance.    TOPCon technology improves the bifacial factor, which indicates the module’s ability to generate electricity from both the front and rear sides. For example, the Tiger Neo N-Type TOPCon module demonstrates an increased bifacial factor of 85% compared to the original PERC module’s 70%, resulting in a power gain of approximately 2.03%.

TOPCon merely adds an extra layer of processes to already existing and well-mature PERC manufacturing processes and production lines. This compatibility means that TOPCon solar cells can be upgraded from existing PERC production lines with a small increase in cost.

The key difference between TOPCon solar cells and PERC solar cells lies in the inclusion of an ultra-thin tunnel oxide layer and a phosphorous-doped polycrystalline silicon layer in TOPCon cells, which enhance efficiency by reducing recombination. Despite the advantages over PERC solar cells, TOPCon is beset by its own challenges, such as cost and silver (Ag) consumption. TOPCon solar cells require a larger amount of silver for production compared to PERC solar cells, potentially leading to higher manufacturing costs. However, ongoing developments aim to reduce the required amount of silver while maintaining or improving efficiencies, which could reduce production costs in the future.

While TOPCon technology currently represents a small portion of the PV market, it represents solar cell technology’s fastest-growing frontier. Since 2019, manufacturers have begun reserving spaces in new production lines for upgrading into TOPCon. This has given TOPCon the prospects of fast industrialization. Major manufacturers and major market movers like Trina Solar, Canadian Solar, LONGi and Jinko are now embracing TOPCon and scaling their production lines.

Process of Production

The above illustrative diagram presents our standard production process of TOPCon solar cells, which include the following key steps:

•        Chemical Texturing.    The wafer surface is chemically-textured using potassium hydroxide (KOH) to remove saw damage from the cutting process of the c-Si wafer.

•        Emitter Formation.    The diffusion method is used to form the emitter on the front side of the cell using boron tribromide (BBr3) gas. The backside emitter is then removed using a nitric acid and hydrofluoric acid (HF/HNO3) solution, and an ultra-thin oxide layer is created through wet chemical dipping.

•        N+ Poly-Si Layer Growth.    A phosphorous-doped amorphous silicon (n-a-Si:H) layer is grown through plasma-enhanced chemical vapor deposition (PECVD) to create the n+ Poly-Si layer. This layer is then transformed into the n+ Poly-Si layer through annealing at 900ºC.

•        Passivation and Coating.    The solar cell undergoes further cleaning, and passivation and coating layers are applied using PECVD.

•        Metallization.    The Ag/Al contacts are applied through screen printing, and metallization is achieved using a quick-firing method with a maximum temperature of 760ºC.

Raw Materials

Our procurement of raw materials for N-type TOPCon solar cell production is carefully executed to ensure quality and compliance with strict U.S. importing policies. We procure both polysilicon and silicon wafers from third-party suppliers. In obtaining polysilicon, we only partner with suppliers that are pre-approved by the United States and comply with the necessary standards and regulations. To strengthen our supply chain and gain greater control over the production process, we plan to establish our own 2GW wafer slicing plant. See “— Our Constructed and Pipeline Manufacturing Plants” above for more details regarding our construction plan. We believe having a proprietary wafer slicing plant will enable us to produce our own silicon wafers, reducing dependence on external suppliers and ensuring quality.

By focusing on quality raw materials, establishing in-house production capabilities, and strategically locating manufacturing facilities, we aim to optimize our operations and provide high-quality solar cells and modules to customers in Southeast Asia and the U.S. market.

Research and Development

We are implementing a two-fold research and development (“R&D”) strategy to ensure that we apply the latest technologies to production in the shortest time and strengthen our ability to innovate.

•        Cooperative R&D with equipment manufacturers.    We closely monitor technical developments of the photovoltaic industry. Equipment manufacturers are playing a crucial role in applying cutting-edge technologies from laboratories to new generation production equipment and achieve mass production. We maintain close communication with major equipment manufacturers through which we aim to keep up with the latest technology, provide feedback and improvement suggestions to issues identified during the production process, which we believe would enhance the efficiency of our production. We also propose improvement plans to equipment suppliers for problems found in the production process. Through continuous communication with equipment manufacturers, we keep iterating current equipment to lower costs and increasing production efficiency.

•        Independent R&D to boost innovation.    We are aiming to independently research innovative technologies such as HJT and IBC (both as defined below) and establish our own intellectual property rights. We strive to transform intellectual property rights into commercial results ahead of competitors and apply them to next-generation production equipment.

Intellectual Property

We rely on the production know-how, instead of patent protection, in maintaining our competitive position. As of the date of this proxy statement/prospectus, we have no patents or pending patent applications. In the future, we may seek to protect our intellectual property and proprietary knowledge by applying for patents for them. However, we cannot assure you that we will be successful in obtaining patents in the relevant jurisdictions in a timely manner or at all. Furthermore, as of the date of this proxy statement/prospectus, we have not entered into a contractual arrangement with employees regarding trade secret protections to protect our proprietary rights. As we execute our business strategies in expanding our international operations, effective intellectual property, copyright, trademark, and trade secret protection may be unavailable or limited in foreign countries. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Further, companies in the communications and technology industries own large numbers of patents, copyrights, and trademarks and frequently threaten litigation, or file suit based on allegations of infringement or other violations of intellectual property rights. While we currently are not subject to allegations that we have infringed the intellectual property rights of third parties, we may be subject to such allegations in the future. See “Risk Factors — Risks Related to TOYO Solar and PubCo’s Business and Industry — Our lack of sufficient patent protection may undermine our competitive position and subject us to intellectual property disputes with third parties, both of which may have a material adverse effect on our business, results of operations and financial condition.”

Competition

The solar energy and renewable energy sectors are highly competitive and continually evolving as participants in these sectors strive to distinguish themselves within their markets and compete with the larger electric power industry. We are primarily focused on the U.S. market, which is not only one of the largest solar PV markets in the world but is also expected to continue to grow and relies significantly on imports from overseas and increasingly from Southeast Asia. Our primary sources of competition are solar cell manufacturers in Southeast Asia, including Trina Solar Co., Ltd, Canadian Solar Inc., Jinko Solar, Adani Green Energy Ltd and Waaree Energies Ltd, as well as solar PV module manufactures. See “TOYO Solar’s Market Opportunities — Competitive Landscape” for additional information.

We also expect to compete with future entrants into the PV solar industry and existing market participants that offer new or differentiated technological solutions.

Employees

We had 8 and 814 full-time employees as of December 31, 2022 and December 31, 2023, respectively. Almost all full-time employees as of December 31, 2023 are located in Vietnam. The following table sets forth the number of our employees categorized by function as of December 31, 2023:

	Number	% of Total Employees
Function:
Manufacturing	595	73.0
Technology and development	130	16.0
Operation	38	4.7
Purchasing, warehousing and logistics	35	4.3
General and administration	16	2.0
Total Number of Employees	814	100

Our success depends on our ability to attract, retain and motivate qualified personnel. We believe we offer our employees competitive compensation packages and comprehensive training programs that encourage talent development. None of our employees are subject to a collective bargaining agreement. We believe that we maintain a good working relationship with our employees, and we have not experienced any material disputes with our employees in our history.

Facilities

Our corporate headquarters is located in Shinagawa-ku, Tokyo, Japan. In addition, we leased approximately 134,213 square meters of space under operating leases for the construction of our solar cell plant in Phu Tho Province, Vietnam, and the lease term is until October 30, 2067. We lease all of our facilities and do not own any real property. We expect to add facilities as we grow our employee base and expand geographically. We believe that our facilities are sufficient to meet our needs for the immediate future, and that, should it be needed, suitable additional space will be available to accommodate expansion of our operations. See “— Our Constructed and Pipeline Manufacturing Plants” above for more information regarding our existing cell plant.

Legal Proceedings

We are not currently a party to any litigation or legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. From time to time, we may become involved in litigation or other legal proceedings. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Regulatory, Environmental, Health and Safety Matters

We are currently or, in the future, may be subject to various federal, state, local, and international laws and regulations, as well as oversight and regulation in accordance with national and local ordinances relating to building codes, safety, and other matters. The impact of these laws and requirements may increase our overall costs and may delay, prevent, or increase the cost of manufacturing in solar energy market. As we are preparing ourselves for the manufacturing of solar PV modules for sales in the United States, we may also be subject to the application of U.S. trade laws and trade laws of other countries. Such tariffs and policies, or any other U.S. or global trade remedies or other trade barriers that apply to us given our global operations, may directly or indirectly affect our business, financial condition, and results of operations. In addition, as a company incorporated in Vietnam and having production facilities located in Vietnam, our businesses would also be exposed to the legal, political, and economic risks of an emerging market and a single-party political system. For more details, see “Risk Factors — Risks Related to Doing Business in Vietnam.”

We are also subject to the application of various anti-bribery laws, some of which prohibit improper payments to government and non-government persons and entities, and others (for example, the U.S. Foreign Corrupt Practices Act) that extend their application to activities outside their country of origin. While our focus remains on the U.S. market, we intend to continuously explore opportunities globally and further penetrate markets outside of the United States, especially in Europe, the Middle East, Southeast Asia, and Africa. If we do expand our operations into these regions, we may compete against companies for contracts in these regions, where norms can differ from U.S. standards, and not all competitors are subject to compliance with the same anti-bribery laws. For more details, see “Risk Factors — Risks Related to Regulations Applicable to TOYO Solar and PubCo — We may be subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions, and similar laws, and noncompliance with such laws can subject us to administrative, civil, and criminal penalties, collateral consequences, remedial measures, and legal expenses, all of which could adversely affect our brand and reputation and our business, financial condition, results of operations, cash flows and prospects.”

In addition, we are currently or, in the future may be, subject to various federal, state, local, and international laws and regulations relating to the protection of the environment, including those governing the discharge of pollutants into the air and water; the use, management, and disposal of hazardous materials and wastes; occupational health and safety; and the cleanup of contaminated sites. Our operations include the use, handling, storage, transportation, generation, and disposal of hazardous materials and wastes. Therefore, we could incur substantial costs, including cleanup costs, fines, and civil or criminal sanctions and costs arising from third-party property damage or personal injury claims as a result of violations of, or liabilities under, environmental and occupational health and safety laws and regulations or non-compliance with environmental permits required for our operations. We believe we are currently in substantial compliance with applicable environmental and occupational health and safety requirements and do not expect to incur material expenditures for environmental and occupational health and safety controls in the foreseeable future. However, future developments such as the implementation of new, more stringent laws and regulations, more aggressive enforcement policies, or the discovery of unknown environmental conditions may require expenditures that could have a material adverse effect on our business, financial condition, or results of operations. For more details, see “Risk Factors — Risks Related to Regulations Applicable to TOYO Solar and PubCo — We are subject to various environmental, health and safety laws and regulations that could impose substantial costs on us and cause delays in expanding our production facilities.”

From time to time, we may also be subject to government policies or laws intended to protect human rights. For example, in late 2021 the U.S. President signed the Uyghur Forced Labor Prevention Act, which bans the import of goods from China’s Xinjiang region into the United States due to concerns about forced labor practices in the region, which provides approximately half of the world’s polysilicon supply. While we do not have operations in China and only partner with suppliers that are pre-approved by the United States and comply with the necessary standards and regulations, which mitigates the potential supply chain disruptions and human rights risks associated with such import ban, the implementation of similar restrictions or trade embargoes on the purchase of certain materials or equipment necessary to sustain our manufacturing operations may require expenditures and process changes to ensure our supply chain remains free of such materials, which could have a material adverse effect on our business, financial condition, or results of operations. We are committed to protecting human rights, enforcing fair labor practices, and addressing the potential risks of forced labor across our own operations and the operations of our suppliers.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF PUBCO

Unless the context otherwise requires, all references in this section to “PubCo” refer to TOYO Co., Ltd. All references to “TOYO Solar” refer to Vietnam Sunergy Cell Company Limited. All references to the “Company,” our “Company,” “we,” “us” or “our” refer to TOYO Solar prior to the consummation of the Pre-Merger Reorganization, and collectively to PubCo and its subsidiaries, including TOYO Solar, following the consummation of the Pre-Merger Reorganization. All references to “Fuji Solar” refer to Fuji Solar Co., Ltd. All references to “VSUN” refer to Vietnam Sunergy Joint Stock Company and its direct and indirect subsidiaries. All references to “WWB” refer to WWB Corporation. All references to “Abalance” refer to Abalance Corporation.

You should read the following discussion and analysis of our financial condition and results of operations together with our combined and consolidated financial statements and the related notes included elsewhere in this proxy statement/prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this proxy statement/prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under the “Risk Factors” and “Forward-Looking Statements” sections and elsewhere in this proxy statement/prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Overview

Our mission is to power the world with green and clean energy.

We are an early-stage company incorporated in November 2022 to separate the solar cell and module production businesses from VSUN, a majority-owned subsidiary of Fuji Solar and our affiliate. We are committed to becoming a reliable full service solar solutions provider in the United States and globally, integrating the upstream production of wafer and silicon, midstream production of solar cell, downstream production of photovoltaic (PV) modules, and potentially other stages of the solar power supply chain.

We are headquartered in Japan. To date, we have completed the phase 1 construction of a cell plant in Vietnam with a designed annual capacity of 3GW, which has commenced commercial production since the second half of 2023. The phase 2 construction is expected to commence in the second half of 2024, the completion of which is expected to extend our annual solar cell production capacity to a total of 6GW. By locating our solar cell production in Vietnam, Southeast Asia and incorporating automatic guided vehicles (AGVs) and TOPCon technology in our cell plant, we are well positioned to produce high quality solar cells at a competitive scale and cost. We aim to fully utilize our targeted 6GW annual solar cell production capacity and supply our solar cells under the “TOYO Solar” brand to our affiliate VSUN and a select group of PV module manufacturers. We have entered into supply agreements with over 15 solar cell customers and are in active negotiation with several potential customers to supply our solar cells.

In line with the overall strategy of Fuji Solar and its controlling shareholder WWB, we are preparing ourselves for the manufacturing of solar PV modules for sales in the United States, allowing our affiliate VSUN to focus on ex-U.S. PV module markets. Specifically, we plan to build a 2GW PV module plant in the United States and allocate a portion of our self-produced solar cells to module production at this plant. We intend to manufacture and supply our solar PV modules, initially in collaboration with VSUN, leveraging its certification and brand name, and, after we obtain the requisite certifications, independently manufacture and supply PV modules under “TOYO Solar.” Thereafter, we also plan to construct our own wafer slicing plant at a selected location, and continue to be dedicated to becoming a reliable full service solar solutions provider in the United States and globally.

Proposed Business Combination

On August 10, 2023, BWAQ entered into the Business Combination Agreement with PubCo, Merger Sub, SinCo, the Company (together with PubCo, Merger Sub and SinCo, the “Group Companies,” or each individually, a “Group Company”), VSUN, and Fuji Solar (Fuji Solar together with VSUN, the “Shareholders,” or individually, a “Shareholder”).

Pursuant to the Business Combination Agreement, (a) the Group Companies, VSUN and Fuji Solar shall consummate a series of transactions involving the Group Companies, including (A) PubCo acquiring one hundred percent (100%) of the issued and paid-up share capital of SinCo from Fuji Solar in exchange for one (1) ordinary share of PubCo, par value $0.0001 per share (such ordinary share, “PubCo Ordinary Share” and such transaction, the “Share Exchange”), and (B) SinCo acquiring one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company from VSUN at an aggregate consideration of no less than $50,000,000 (the “SinCo Acquisition,” and together with the Share Exchange, the “Pre-Merger Reorganization”), as a result of which (i) SinCo shall become a wholly-owned subsidiary of PubCo, (ii) the Company shall become a wholly-owned subsidiary of SinCo, and (iii) immediately prior to the closing of the SinCo Acquisition, WAG, Belta and BestToYo (collectively, the “Sellers”) shall hold an aggregate of 41,000,000 PubCo Ordinary Shares, representing all issued and outstanding share capital of PubCo, and (b) following the consummation of the Pre-Merger Reorganization, BWAQ shall merge with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Merger”), as a result of which, among other things, all of the issued and outstanding securities of BWAQ immediately prior to the filing of the plan of merger with respect to the Merger (the “Plan of Merger”) to the Registrar of Companies of the Cayman Islands, or such later time as may be specified in the Plan of Merger (the “Merger Effective Time”) shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive substantially equivalent securities of PubCo, in each case, upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of the Companies Act (Revised) of the Cayman Islands and other applicable laws.

On March 26, 2024, the Registration Statement filed by PubCo on March 22, 2024 was declared effective by the SEC. As of the date of this proxy statement/prospectus, the Pre-Merger Reorganization has been completed, as a result of which, we became a wholly-owned subsidiary of the PubCo. As of the date of this proxy statement/prospectus, the Extraordinary General Meeting was not scheduled.

Key Factors Affecting Our Results of Operations

We believe that our performance and future success will depend on several factors, including those key factors discussed below and other factors in the section of this proxy statement/prospectus titled “Risk Factors.”

Our ability to retain VSUN as customer for our solar cells and obtain new customers

We expect to fully utilize our targeted 6GW annual capacity at our cell plant in Vietnam. Our ability to retain VSUN as a solar cell customer and to obtain new solar cell customers will affect our short-term profitability and financial prospects. As of the date of this proxy statement/prospectus, we have signed supply contracts with more than 15 third-party customers, and are in active negotiation with several potential customers to supply our solar cells. We derived revenue from sales of solar cells to these customers since the second half of 2023, almost entirely of which was from the sales to VSUN, our affiliate, during the year ended December 31, 2023. For risks if we do not obtain new customers or diversify our customer base as soon as we expect or lose VSUN as our customer, see “Risk Factors — Risks Related to TOYO Solar and PubCo’s Business and Industry — We derived revenue from sales of solar cells since the second half of 2023, almost entirely of which was from sales of solar cells to VSUN, our affiliate, during the year ended December 31, 2023, with whom we do not enter into long-term contracts. If we do not diversify our customer base in the near future, or if we lose VSUN as our customer, our business may be materially adversely affected.”

Our ability to acquire new customers for our solar PV module products

We expect that our mid-term revenue generation will primarily depend on our ability to capture the solar PV module market in the United States. Specifically, it depends on our ability to acquire new customers for our solar PV module products, both through leveraging our relationship and collaboration with VSUN, who has existing presence and market recognition in the United States, and through independent marketing efforts.

Our ability to control material, transportation and manufacturing costs

We expect that our profitability will significantly depend on our ability to control costs of sales, mainly comprised of cost of product sold, which is affected by fluctuations in prices of raw materials, including but not limited to polysilicon, silicon wafers, labor costs and costs associated with the transportation of raw materials. As we expand our production outside of Vietnam, we will also incur significant capital expenditure to fund the expansion of our sales and manufacturing facilities, including the construction of new solar module plants.

Our ability to extend our production capacity and integrate additional stages of the solar product supply chain

Our ability to become a reliable supplier of solar cell and module products at a competitive price will depend on our ability to extend our production capacity and achieve vertical integration. Specifically, we plan to integrate the upstream production of wafer and silicon, midstream production of solar cell, and downstream production of PV modules. To that end, in addition to the ongoing project to complete the 6GW cell plant in Vietnam, we also plan to build a 2GW module plant in the United States and a wafer slicing plant at a selected location, and whether we are successful in our future endeavor in constructing these plants will affect our ability to extend our production capacity. Additionally, executing capacity expansion also depends on our ability to secure necessary approvals, permits and adequate funding.

Our ability to price solar cell products competitively, which depends primarily on our ability to enhance conversion efficiency of solar cells

The price of our solar cells, which are our main products in the near-term, is determined by their electricity generation capacity, measured in watts. Our ability to offer competitive prices is dependent on our ability to optimize the conversion efficiency of our solar cells, utilizing effective manufacturing technologies. We are dedicated to ongoing research and development efforts to boost conversion efficiency while reducing production costs. We aim to expand our research and development team by specifically targeting top engineering talents with a background in solar energy.

Current supply-demand disparity in the United States and regulatory environment

Our ability to profit also depends on the market in United States as well as the regulatory environment for the solar industry. The U.S. market is a significant focus for us as it is one of the largest solar PV markets globally and continues to grow, and local suppliers in the United States only account for approximately 15% of the total solar module demand in 2022, according to CIC, indicating a significant supply-demand disparity. Our business and operations will also be affected by regulatory initiatives in the United States and elsewhere. For example, the U.S. Customs and Border Protection has banned the import of any products related to Xinjiang Uygur Autonomous Region of China in terms of UFLPA and a number of Chinese PV manufacturers have been included in the ban list. As a result of this regulatory development, manufacturers from Southeast Asia, particularly Malaysia, Vietnam, and Thailand, have emerged as the primary sources of PV panel and cell imports for the United States.

Impact of Macroeconomic Factors and COVID-19 Recovery

Recently, the COVID-19 pandemic and conflict between Russia and Ukraine have caused supply chain disruptions and challenges for many companies. For example, following the launch of a military action in Ukraine by Russia, commodity prices, including the price of oil, gas, nickel, copper and aluminum, increased. Such impacts may also be exacerbated by recent developments in the Israel-Hamas conflict. Our result of operations have not been materially impacted by either COVID-19-related supply chain constraints or the Russia-Ukraine conflict or the Israel-Hamas conflict for a number of reasons: (i) as Vietnam emerged from the pandemic in 2022, re-opened its economy and removed most of its COVID-related restrictions, the pandemic did not have a significant impact on our business or results of operations for the period since our inception in November 2022 until December 31, 2022 and the year ended December 31, 2023, (ii) we have implemented COVID-19 prevention measures and ensure that all of our employees are fully vaccinated, (iii) we utilize AGVs in our solar cell plant, which have reduced our reliance on manpower and the risk of production stoppages and delay, (iv) we recruit employees for our Vietnam solar cell plant primarily from Vietnam, minimizing the impact of global supply chain, if any, on our labor supply, and (iv) in obtaining polysilicon — raw materials for our solar cells — we only partner with suppliers that are pre-approved by the United States and comply with the necessary standards and regulations.

Components of Operating Results

Revenue

We commenced sales of solar cells to customers in October 2023. We recognize revenue generated from sales of solar cells at a point in time following the transfer of control of the solar cells to the customers, which typically occurs upon shipment or delivery depending on the terms of the underlying contracts. The contracts with customers may contain provisions that require us to make liquidated damage payments to the customer if we fail to ship or deliver solar cells before scheduled dates. We recognize these liquidated damages as a reduction of revenue. For the year ended December 31, 2023, we did not incur such liquidation damages.

Cost of Revenues

The cost of revenues primarily consists of cost of materials, direct labor cost and manufacturing overheads, which were attributable to the solar cells sold in the relevant periods.

General and Administrative Expenses

General and administrative expenses primarily consist of employee salary and welfare expenses, amortization of usage of infrastructure expenses and other expenses related to administrative functions. Over the next several years, we anticipate an increase in our general and administrative expenses. This is primarily due to the expansion of our workforce as our new solar cell plant commences operation. Additionally, we expect to incur higher costs related to accounting, auditing, legal, regulatory compliance, director and officer insurance, as well as investor relations, public relations, and other expenses associated with being a publicly traded company.

Interest Income/(Expenses), Net

Interest income consists of interest earned on our cash. Interest expenses consist of interest accrued on loans.

Income Tax Expenses

To date, we have not recognized significant income tax expense or reserves for uncertain tax positions. We follow the asset and liability method for accounting for income taxes, which involves the recognition of deferred tax assets and liabilities based on the differences between financial statement carrying amounts and tax bases of assets and liabilities. The realization of our deferred tax assets depends on generating future taxable income, the timing and amount of which are uncertain. We continuously evaluate the recoverability of our deferred tax assets and establish valuation allowances if necessary.

Results of Operations

We are an early-stage company incorporated in November 2022. Accordingly, our financial statements and results of operations for the period from our inception to December 31, 2022 reflect only approximately one-and-a-half months of operation, during which our activities were limited. Similarly, our financial statements and results of operations for the year ended December 31, 2023 reflect twelve months of operation. For that reason, there is limited comparability of our results of operations for the period from our inception to December 31, 2022 and for the year ended December 31, 2023.

This information should be read together with our consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus. The results of operations in any particular period are not necessarily indicative of our future trends.

The following table summarizes our results of operations for the period from inception to December 31, 2022 and for the year ended December 31, 2023:

	For the Period from Inception to December 31, 2022	For the Year Ended December 31, 2023
Revenues	$—	$62,377,390
Revenues from a related party	—	61,504,724
Revenues from third parties	—	872,666
Cost of revenues	—	(45,740,860)
Cost of revenues – a related party	—	(35,923,151)
Cost of revenues – third parties	—	(9,823,709)
Gross profit	—	16,636,530

Operating expenses:
Selling and marketing expenses	—	(17,573)
General and administrative expenses	(187,422)	(4,632,009)
Total operating expenses	(187,422)	(4,649,582)
Income (loss) from operations	(187,422)	11,986,948

Other income/(expenses), net:
Interest income/(expenses), net	583	(3,261,459)
Other income/(expenses), net	—	1,163,666
Total other income/(expenses), net	583	(2,097,793)

Income (loss) before income taxes	(186,839)	9,889,155
Income tax expenses	—	—
Net income (loss)	(186,839)	9,889,155

Period from Inception to December 31, 2022

General and Administrative Expenses.    We incurred general and administrative expenses of $187,422 for the period from inception to December 31, 2022. As we just started to build our management team to manage the operations, the general and administrative expenses are expected to increase as our operation expand.

Interest Income, Net.    We recorded interest income of $583 for the period from inception to December 31, 2022. We strategically allocate a substantial portion of our cash reserves towards future plant construction, allowing us to generate interest income from these reserves.

Net loss.    As a result of the foregoing, we incurred a net loss of approximately $0.2 million for the period from inception to December 31, 2022. From our inception on November 8, 2022 to December 31, 2022, our cell plant was still under construction, and we had not yet commenced production, resulting in no revenue generated during this period. Consequently, we incurred a loss at the end of 2022.

Year Ended December 31, 2023

Revenue    We recorded revenue of approximately $62.4 million for the year ended December 31, 2023, primarily generated from sales of solar cells. Of this amount, revenues generated from related parties amounted to $61.5 million and revenues generated from other third-party customers amounted to $0.9 million. During the year ended December 31, 2023, we achieved the completion of phase 1 construction for a cell plant in Vietnam, designed with an annual capacity of 3GW. The commercial production and sales only commenced from the second half of 2023, coinciding with the introduction of our brand “TOYO Solar” to the market. We were in pilot production phase while most of our third-party customers were in the trial purchase stage, so the revenue generated from them accounted for a relatively small proportion. We anticipate a significant uptick in revenue from third-party customers once we successfully navigate and complete the pilot production phase. Our revenue growth is dependent on (i) our ability to maintain and expand our market share, (ii) total market growth and (iii) our ability to develop and introduce new products driving performance enhancements and cost efficiencies throughout the solar power plant.

Cost of Revenues    We incurred cost of revenue of approximately $45.7 million for the year ended December 31, 2023, primarily attributable to the sales of solar cells. Of this amount, cost of revenue from related parties amounted to $45.7 million and cost of revenue from other third-party customers amounted to $9.8 million. Cost of revenue consists primarily of purchased material components, shipping and other logistics costs, applicable tariffs, standard product warranty costs and direct labor cost. Silicon prices, transportation costs and labor costs all impact our cost of sales in countries where our suppliers conduct manufacturing activities. Our ability to reduce our cost of revenues depends on our cooperation with raw material suppliers to reduce silicon prices, as well as with our machinery suppliers to drive more cost-effective production processes. Most of our cost of sales are directly affected by sales volume. Direct labor costs represent expenses of personnel directly related to project execution such as supply chain, logistics, quality, tooling, operations and customer satisfaction.

Gross Profit    As a result of the foregoing, we recorded a gross profit of approximately $16.6 million for the year ended December 31, 2023. Gross profit is primarily affected by our revenue and cost of revenues.

Selling and Marketing Expenses    We incurred selling and marketing expenses of approximately $0.02 million for the year ended December 31, 2023, primarily attributable to the sales of solar cells. As we commenced commercial operations in the second half of 2023, we incurred selling and marketing expenses, including advertising and promotion expenses and sales staff compensation expenses, which represent 0.4% of total operating expense in 2023. In order to expand our customers to increase our revenues, we expect sales and marketing expense to increase in the future.

General and Administrative Expenses.    The general and administrative expenses for the year ended December 31, 2023 were approximately $4.6 million, which was primarily consisted of employee salary and welfare expenses, amortization of usage of infrastructure expenses and other expenses related to administrative functions. Our general and administrative expenses accounted for 99.6% of total operating expenses. We have expanded our management organization and expect to continue growing our management headcount to support our planned growth. After the consummation of the Transactions, we expect to incur on an ongoing basis certain new costs related to the requirements of being a publicly-traded company, including insurance, accounting, tax, legal and other professional services costs, which could be material.

Interest Expenses, Net.    We incurred interest expenses of approximately $3.3 million for the year ended December 31, 2023, which was primarily consisted of interest expenses incurred on loans we borrowed from a related party, partially offset by interest income from deposits in banks. For the year ended December 31, 2023, we borrowed loans of approximately $93.6 million from VSUN as working capital and payment for property and equipment. Each loan is matured in one year from borrowing. The interest rate of borrowings was 9.5% before August 2023, and reduced to 8% for August 2023 and further reduced to 7% since September 2023.

Net Income.    As a result of the foregoing, we recorded a net income of approximately $9.9 million for the year ended December 31, 2023.

Liquidity, Capital Resources and Going Concern

Since our inception, our principal source of liquidity was cash generated from financing activities in 2022 and 2023, which represented investment proceeds received from our affiliate, VSUN. As of December 31, 2023, we have received aggregate cash proceeds of $143.6 million from VSUN, including $93.6 million loans and $50.0 million capital injection.

As of December 31, 2023, we had cash and restricted cash of approximately $18.1 million and working capital deficits of approximately $86.4 million. As of December 31, 2023, we entered into certain construction agreements with vendors to build our cell plant in Vietnam. Future minimum capital payment under non-cancellable agreements are totally $113,252,143. The current restricted cash was restricted from withdrawal for a period less than 12 months from date of deposit. The non-current restricted cash represented bank deposit which was restricted from withdrawal for a period of three years from the date of deposit.

We have experienced operating losses and negative operating cash flows during the period from our inception in November 2022 to December 31, 2022, but recorded positive income for the year ended December 31, 2023. For the period since inception to December 31, 2022, we reported a net loss of $0.2 million. For the year ended December 31, 2023, we reported a net income of $9.9 million. These conditions raise substantial doubt about our ability to continue as a going concern.

Our liquidity is based on our ability to generate cash from operating activities to fund our general operations and capital expansion needs. Our ability to continue as a going concern is dependent on our management’s ability to successfully execute our business plan, which includes increasing revenue while controlling operating cost and expenses to generate positive operating cash flows and obtain financing from outside sources.

As of the date of this proxy statement/prospectus, we launched six production lines, and started manufacturing solar cell products in the second half of 2023. Since the second half of 2023, we commenced sales of solar cells and generated revenues from such sales. In addition, we expect to raise funds from banks and our parent company to support our operating activities. On April 26, 2023, we entered into a three-year bank credit facility with BIDV, under which we can draw-down up to $90,000,000 by April 25, 2026. As of the date of this proxy statement/prospectus, we have drawn down approximately $15.2 million (VND 385.0 billion) from BIDV and have unused credit facility of approximately $74.8 million. On January 31, 2024, we entered into a one-year bank credit facility with BIDV, under which we can draw-down up to $100,000,000 by January 30, 2025. Each loan is repayable in five months. As of the date of this proxy statement/prospectus, we have drawn down approximately $24.7 million (VND 626.4 billion) from BIDV and have unused credit facility of approximately $75.3 million.

To fulfil our daily operational requirements for the construction of the Phase 2 solar cell plant with a designed annual capacity of 3GW and to support business development initiatives, we will require additional capital. The extent of our future funding requirements will be contingent upon various factors, including:

•        The progress and timeline of the construction of the new solar cell plant will have implications for our operations and resource allocation;

•        As we expand our production capacity, there will be considerations related to workforce management and associated costs;

•        Market demand and growth potential for solar cell products will influence our business prospects and long-term viability;

•        The competitive landscape and pricing dynamics in the solar industry will affect our market positioning and financial performance;

•        The conversion efficiency of TOPCon technology will be a key factor in determining the effectiveness and competitiveness of our solar cells;

•        Fluctuations in raw material costs may impact our production costs and overall financial performance;

•        The availability of skilled labor and industry expertise will impact our ability to execute projects and meet operational objectives;

•        Changes in government policies and incentives for renewable energy will shape the regulatory and business environment in which we operate;

•        Our ability to secure partnerships and strategic alliances will contribute to our growth strategies and potential expansion opportunities.

•        Operating as a public company entails compliance obligations, additional administrative expenses, and potential impact on our financial resources.

Further, because of the numerous risks and uncertainties associated with our path to continued profitability, we are unable to estimate the amounts of increased capital outlays and operating expenditures associated with our business development. There can be no assurance that our future cashflows from operating activities or financing activities including equity financing will be sufficient to support our ongoing operations, or that any additional financing will be available in a timely manner or on acceptable terms, if at all. If we are unable to generate sufficient revenue or events or circumstances occur such that we do not meet our strategic plans, we will be required to reduce certain discretionary spending, or be unable to fund capital expenditures, which would have a material adverse effect on our financial position, results of operations, cash flows, and ability to achieve its intended business objectives. We had commenced operations in the second half of 2023, and we need to implement our business plan to obtain the necessary operational liquidity on a sustainable basis. Failure to successfully implement the plans will have a material adverse effect on our business, results of operations and financial position, and may materially and adversely affect our ability to continue as a going concern.

The financial statements included elsewhere in this proxy statement/prospectus do not include any adjustments that might result from the outcome of this uncertainty. Accordingly, the financial statements included elsewhere in this proxy statement/prospectus have been prepared on a basis that assumes that we will continue to operate as a going concern, which contemplate the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Cash Flows

The following table shows a summary of our cash flows:

	For the Period from Inception on November 8 to December 31, 2022	For the Year Ended December 31, 2023
	($ in thousands)
Net cash used in operating activities	(5,589)	(12,529)
Net cash used in investing activities	(244)	(114,240)
Net cash provided by financing activities	7,639	146,150
Effect of exchange rate changes on cash	259	(2,449)
Net increase/(decrease) in cash	2,065	16,932
Cash at beginning of period	—	2,065
Cash at end of period	2,065	18,997

Operating Activities

Net cash used in operating activities in the year ended December 31, 2023 was $12.5 million, primarily due to a net income of $9.9 million with (i) changes in operating assets and liabilities that negatively affected cash flow which primarily included prepayments to a related party of $24.8 million and inventories of $40.7 million, and (ii) changes in operating assets and liabilities that positively affected cash flow which primarily included due to a related party contract liabilities of $29.3 million and accrued expenses and other liabilities of $5.4 million.

Net cash used in operating activities in the period since inception on November 8, 2022 to December 31, 2022 was $5.6 million, primarily due to a net loss of $0.2 million with (i) changes in operating assets and liabilities that negatively affected cash flow which primarily included long-term prepaid expenses of $8.0 million, and (ii) changes in operating assets and liabilities that positively affected cash flow which primarily included due to related parties of $1.7 million and accounts payable of $0.8 million.

Investing Activities

Net cash used in investing activities in the year ended December 31, 2023 was $114.2 million, which was primarily attributable to payments to third party for purchase and construction of property and equipment of $114.1 million.

Net cash used in investing activities in the period since inception on November 8, 2022 to December 31, 2022 was $0.2 million which represented purchase of property and equipment.

Financing Activities

Net cash provided by financing activities in the year ended December 31, 2023 was $146.2 million, which was primarily due to capital injection from shareholders of $42.4 million and borrowings from a related party of $93.6 million.

Net cash provided by financing activities in the period since inception on November 8, 2022 to December 31, 2022 was $7.6 million which represented capital injection from shareholders.

Entry into a Bank Credit Facility

On April 26, 2023, we entered into a three-year bank credit facility with BIDV, under which we can draw-down up to $90,000,000 by April 25, 2026. The interest rate for this credit facility was 9.5% per annum, subject to vary every six months. The interest rate was reduced to 8% since August 2023. As of December 31, 2023, the credit facility was collateralized by all of our property and equipment, and equity interest of $50 million owned by VSUN. As of the date of this proxy statement/prospectus, we have drawn down approximately $15.2 million (VND 385.0 billion) from BIDV and have unused credit facility of approximately $74.8 million. For the year ended December 31, 2023, we recognized interest expenses of $212,064, among which $90,526 was capitalized in property and equipment.

Related Party Borrowing

During the period from January 1, 2023 through December 31, 2023, we borrowed loans of an aggregate of approximately $93.6 million (VND 2.2 trillion) from VSUN as working capital and payment for property and equipment. Each loan is matured in one year from borrowing, bearing interest rate of borrowings were 9.5% before August 2023, and reduced to 8% for August 2023 and further reduced to 7% since September 2023.

Capital Expenditures

We incur capital expenditures primarily for the purchase of property and equipment. Our capital expenditures were $0.2 million and $114.2 million for the period since inception on November 8, 2022 to December 31, 2022 and for the year ended December 31, 2022 and 2023, respectively. We will continue to make capital expenditures to meet the expected growth of its business.

Contractual Obligations

The following table sets forth our contractual obligations as of December 31, 2022 and 2023, respectively:

December 31, 2023
For the year ending December 31, 2024	168,109
For the year ending December 31, 2025	166,049
For the year ending December 31, 2026	—
For the year ending December 31, 2027	33,180
For the year ending December 31, 2028	33,180
Thereafter	1,260,839
Total lease payments	1,661,357

Off-Balance Sheet Arrangements

Since the date of our inception, we have not engaged in any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Critical Accounting Estimates

Our financial statements have been prepared in accordance with generally accepted accounting principles generally accepted in the United States (“U.S. GAAP”). The preparation of financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities on the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, we review these estimates and assumptions using the currently available information. Changes in facts and circumstances may cause us to revise our estimates. We base our estimates on past experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.

The descriptions of critical accounting policies, judgments and estimates should be read in conjunction with our financial statements and other disclosures included in this proxy statement/prospectus. We believe that the following accounting policies including (i) revenue recognition, (ii) inventories, (iii) property and equipment, net, and (iv) impairment of long-lived assets are deemed “critical”, as they require management’s highest degree of judgment, estimates and assumptions.

We believe that the following critical accounting estimates involve the most significant judgments used in the preparation of our financial statements.

Inventories

Inventories are stated at the lower of cost or net realizable value. The net realizable value is the estimated selling price in the ordinary course of business. less estimated costs of completion and the estimated costs necessary to make the sale. Cost of inventories is determined using the monthly weighted average cost method. Adjustments are recorded to write down the cost of inventories to the estimated net realizable value due to damaged and slow-moving goods, which is dependent upon factors such as historical and forecasted consumer demand, and specific customer requirements. We take ownership, risks and rewards of the products. Write downs are recorded in cost of revenues in the statements of operations and comprehensive income. As of December 31, 2023 and 2022, we did not provide inventory write downs.

Property and equipment, net

Property and equipment primarily consist of building, machinery, office equipment, vehicles and construction in progress. Building, machinery, office equipment, vehicles are stated at cost less accumulated depreciation less any provision required for impairment in value. Depreciation is computed using the straight-line method with nil residual value rate based on the estimated useful lives. The estimation of useful lives of property and equipment involves assessing the period over which the assets are expected to provide economic benefits, factoring in the wear and tear from production processes, technological advancements, and potential obsolescence specific to the solar industry. The useful lives of our property and equipment in different categories are as follows:

Building	25 years
Machinery	2 – 6 years
Office equipment	2 – 5 years
Vehicle	5 – 6 years

The construction in progress was not depreciated until completion of construction and ready for use.

Costs of repairs and maintenance are expensed as incurred and asset improvements are capitalized.

Impairment of long-lived assets

We review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable or that the useful life is shorter than we had originally estimated. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset.

We primarily consider the following factors when evaluating impairment:

•        significant underperformance relative to projected operating results;

•        significant changes in the overall business strategy;

•        significant adverse changes in legal or business environment; and

•        significant competition, unfavorable industry trends, or economic outlook.

When these events occur, we evaluate the impairment for the long-lived assets by comparing the carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, we recognize an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets. No impairment of long-lived assets was recognized for the year ended December 31, 2023 and for the period from our inception on November 8, 2022 through December 31, 2022.

Recent Accounting Pronouncements

A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in “Note 2. Summary of Significant Accounting Policies” to our audited condensed financial statements included elsewhere in this proxy statement/prospectus.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to “opt out” of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least $1.235 billion; (b) the last day of its fiscal year following the fifth anniversary of the completion of the Transactions; (c) the date on which we have, during the preceding three-year period, issued more than $1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of its ordinary shares that are held by non-affiliates is at least $700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, it will not be entitled to the exemptions provided in the JOBS Act discussed above.

Quantitative and Qualitative Disclosures about Market Risk

Credit Risk

Assets that potentially subject us to significant concentration of credit risk primarily consist of cash, accounts receivable and amounts due from related parties. The maximum exposure of such assets to credit risk is their carrying amount as at the balance sheet dates. As of December 31, 2022 and 2023, respectively, we held cash and restricted cash of $2,065,448 and $18,997,493, all of which were deposited in financial institutions located in Vietnam and are not insured. To limit exposure to credit risk relating to deposits, we primarily place cash deposits with large financial institutions in Vietnam which we believe are of high credit quality and we also continually monitor their credit worthiness.

Foreign Currency Risk

As of December 31, 2022 and 2023, respectively, substantially all of our operating activities and our assets and liabilities are denominated in VND, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the State Bank of Vietnam (“SBV”) or other authorized financial institutions at exchange rates quoted by SBV. Approval of foreign currency payments by the SBV or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices and signed contracts. The value of VND is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the Vietnam Foreign Exchange Trading System market.

Concentration risk

We have a concentration of our revenues with specific customers and accounts payable with specific vendors.

For the year ended December 31, 2023, one related party customer accounted for 99% of our total revenues. For the year ended December 31, 2023, one third party customer accounted for 86% of revenues generated from third parties.

As of December 31, 2023, four third-party suppliers accounted for 30%, 15%, 12% and 11% of accounts payable, respectively.

For the year ended December 31, 2023, one related party supplier accounted for 100% of total purchases of inventories from a related party. For the year ended December 31, 2023, three third party suppliers accounted for 42%, 13% and 10% of purchases of inventories from third parties, respectively.For the year ended December 31, 2023, two third party suppliers accounted for 58% and 13% of purchases of property and equipment, respectively. For the year ended December 31, 2023, one related party supplier and one third party supplier accounted for 64.5% and 14.8% of total purchases of inventories, respectively.

Internal Control Over Financial Reporting

Prior to the consummation of the Transactions, we are a private company preparing separate financials statements only. We have limited accounting and financial reporting personnel and other resources with which to address our internal controls and procedures required for public companies. Becoming a U.S. public company, TOYO Co., Ltd will operate in an increasingly demanding regulatory environment, which requires us to comply with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), Nasdaq regulations, SEC rules and regulations, expanded disclosure requirements, accelerated reporting requirements and more complex accounting rules. Company responsibilities required by the Sarbanes-Oxley Act include establishing corporate oversight and adequate internal control over financial reporting and disclosure controls and procedures. Effective internal controls in accordance with the Sarbanes-Oxley Act are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.

We identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses relate to (i) our lack of sufficient competent financial reporting and accounting personnel with appropriate understanding of U.S. GAAP accounting standards and financial reporting requirements set forth by the SEC to address complex U.S. GAAP accounting issues and to prepare and review our financial statements, including disclosure notes, in accordance with U.S. GAAP and SEC financial reporting requirements, and (ii) our lack of period end financial closing policies and procedures for preparation of financial statements, including disclosure notes, which are in compliance with U.S. GAAP and relevant SEC financial reporting requirements.

We are in the process of designing and implementing measures to improve our internal control over financial reporting to remediate the material weaknesses, including by implementing new information technology and systems for the preparation of the financial statements, implementing additional review procedures within our accounting and finance department, hiring additional staff and engaging external accounting experts to support improving our accounting processes and procedures and supplement our internal resources in our computation processes. While we are designing and implementing measures to remediate the material weaknesses, we cannot predict the success of such measures or the outcome of our assessment of these measures at this time. These measures may not remediate the deficiencies in internal control or prevent additional material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Our failure to implement and maintain effective internal control over financial reporting could result in errors in our financial statements that may lead to a restatement of our financial statements or cause us to fail to meet our reporting obligations.

We anticipate that the process of building our accounting and financial functions and infrastructure will result in substantial costs, including significant additional professional fees and internal costs. Any disruptions or difficulties in implementing or using such a system could adversely affect our controls and harm our business. Moreover, such disruption or difficulties could result in unanticipated costs and diversion of management’s attention.

If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if we are unable to maintain proper and effective internal controls, we may not be able to produce timely and accurate financial statements as part of the consolidated group. If we cannot provide reliable financial reports or prevent fraud, our business and results of operations could be harmed, investors could lose confidence in our reported financial information and we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities.

MANAGEMENT OF PUBCO FOLLOWING THE TRANSACTIONS

The following table sets forth certain information relating to the executive officers and directors of PubCo immediately after the consummation of the Transactions:

Name	Age	Position
Junsei Ryu	53	Chief Executive Officer and Director
Taewoo Chung	48	Chief Financial Officer and Director Appointee
Aihua Wang	70	Chief Technology Officer and Director Appointee
Alfred “Trey” Hickey	61	Director Appointee
Anders Karlsson	59	Director Appointee
Hiroyuki Tahara	71	Director Appointee
June Han	48	Director Appointee

Mr. Junsei Ryu has served as the representative of TOYO Solar since November 2022 and is currently a Director of PubCo. Mr. Ryu will serve as the Chief Executive Officer and Chairman of Board of Directors of PubCo following the consummation of the Transactions. Mr. Ryu has nearly 20 years of experience in the solar solution industry. Since November 2011, Mr. Ryu has been the director of Abalance Corporation, which is now a public company listed on the Tokyo Stock Exchange that has extensive experience and expertise in the investment, development, construction and operation of solar energy projects globally. In addition, Mr. Ryu has been the director, representative or joint representative of a number of affiliates of Abalance Corporation since their inception, including WWB Corporation, VSUN, Fuji Solar, VALORS Corporation and Birdy Fuel Cells LLC which engage in the green energy business, and Japan Photocatalyst Center Corporation which engages in manufacturing photocatalyst coating. Mr. Ryu received his Bachelor’s degree in Economics from Nagoya City University in March 1998, and a Master’s degree in International Management from Waseda University in March 2003.

Mr. Taewoo Chung joined PubCo as the Chief Financial Officer on March 1, 2024 and will serve as the Director of PubCo following the consummation of the Transactions. Mr. Chung has over twenty years’ experience within the financial industry, encompassing roles in investment banking and equity sales. He joined Abalance as an executive officer responsible for finance matter in January 2024. From August 2017 to December 2023, Mr. Chung was the managing partner in Golden Equator Group, a Singaporean holding group of businesses focusing on finance, where he was primarily engaged in fund raising and financing advise. From June 2016 to July 2017, Mr. Chung established Powergene Assets Pte. Ltd., with its principal activity as portfolio management and corporate finance advisory services. From May 2007 to May 2016, Mr. Chung served in Nomura Group with his last position as the vice president of asset finance department at Nomura Securities Co., Ltd, where he primarily advised equity & debt financing for domestic and overseas clients on different type of structured transaction related to solar and wind power projects, such as Softbank Energy, Canadian Solar, Sun Edison, Looop, Hanwha, Shinhan BNP Paribas Asset, KB Asset. He served as a director on the board of directors at Nomura-Rifa Asset Management Co., Ltd, a subsidiary of the Nomura Group, responsible for overlooking financial management, from May 2010 to April 2014. Mr. Chung obtained his bachelor’s degrees in economics and molecular & cell biology from the University of California, Berkeley in 1999.

Dr. Aihua Wang, Ph.D. joined PubCo as the Chief Technology Officer in January 2024 and will serve as the Director of PubCo following the consummation of the Transactions. Prior to joining us, Dr. Wang served as the head of research and vice president at China Sunergy, a manufacturer of high-efficiency solar photovoltaic modules in Nanjing, China, from 2007 to 2015, and vice chief engineer at CEEG (Nanjing) PV-Tech Co., Ltd, from 2004 to 2007. Focusing on high efficiency PERL cells and associated technologies, Dr. Wang served successively as a professional officer at the Centre for Photovoltaic Devices and Systems in the University of New South Wales from 1991 to 1995, project scientist from 1995 to 2000, and senior research fellow from 2000 to 2015 at the Photovoltaics Special Research Centre of the University of New South Wales. Dr. Wang received a Ph.D. in Electrical Engineering from University of New South Wales in 1993 and a Bachelor of Engineering in Microelectronics from Nanjing Institute of Technology in1978.

Mr. Alfred “Trey” Hickey will serve on the board of directors of PubCo following the consummation of the Transactions. Mr. Hickey has more than 20 years of experience at leading tourism companies specializing in the cruise industry. Mr. Hickey served as the independent director of BWAQ since February 2022. Since 2020, Mr. Hickey has served as the Managing Partner at Global Distribution Solutions Pte. Ltd., the parent company of Discover River Cruises, a boutique river cruise company operating in Europe’s Danube and Rhine Rivers. From February 2000 to June 2020, Mr. Hickey served as the Senior Vice President at Princess Cruises, Cunard Line, Seabourn Cruises and Carnival Corporation & plc.

Mr. Hickey also served as Carnival Corp’s Chief Representative Officer in China, President of Carnival Corp Japan, and served on the board of Carnival Corp Taiwan. Mr. Hickey also served on the board of the Pacific Asia Travel Association and the Cruise Line International Association, Asia. Mr. Hickey received a Bachelor’s degree in Economics from University of Rhode Island in 1988, and a Bachelor’s degree in Asian Studies from Seinan Gakuin University in Fukuoka, Japan, in 1988.

Dr. Anders Karlsson, Ph.D. will serve on the board of directors of PubCo following the consummation of the Transactions. Dr. Karlsson has 30 years of academic experience in academia, government and industry related to science, technology and innovation policy, and more than ten years of experience related to renewable energy, sustainability and corporate governance policies. Dr. Karlsson joined Elsevier in 2012 as Vice President, Global Strategic Networks in charge of the Asia Pacific Region. Before Elsevier, Dr. Karlsson was the Counselor for Science and Innovation at the Embassy of Sweden in Tokyo, Japan for five years. Dr. Karlsson is the Japan chapter chair of the International Association of Scientific, Technical and Medical Publishers and a steering committee member of the International Network for Government Science Advice Asia Chapter. From March 2023, Dr. Karlsson is also a member of the board of the non-profit Swedish Foundation for the Internationalization of Higher Education and Research. Dr. Karlsson has been a member of Elsevier’s sustainability board and contributed to several of Elsevier’s analytical reports, including on Sustainability Research. Dr. Karlsson has been professor in Quantum Photonics at the KTH Royal Institute of Technology, Stockholm, Sweden. His work leading a consortium on quantum information technology was awarded the EU René Descartes Research Prize in 2004. Dr. Karlsson has been Visiting Scientist at NTT Basic Research Labs, Stanford University, École Polytechnique Paris, Zhejiang University and Senior Advisor at Osaka University. Dr. Karlsson received a Ph.D. in Electrical Engineering and a Master degree of Science in Engineering Physics, both from KTH Royal Institute of Technology.

Mr. Hiroyuki Tahara will serve on the board of directors of PubCo following the consummation of the Transactions. In July 2003, Mr. Tahara founded the Core Competence Corporation, a boutique mergers and acquisitions firm and has served as its President and Chief Executive Officer since then. Prior to that, Mr. Tahara worked in investment banking for more than 25 years, primarily in mergers and acquisitions area. From February 1998 to June 2003, Mr. Tahara served at the Nikko Securities Co., Ltd primarily handling the mergers and acquisitions matters. From April 1975 to January 1998, Mr. Tahara served at Yamaichi Securities Co., Ltd. with a focus on mergers and acquisitions field. Mr. Tahara obtained his Bachelor’s degree in Law from Sophia University in March 1975.

Ms. June Han will serve on the board of directors of PubCo following the consummation of the Transactions. Ms. Han has extensive experience in providing legal advisory service to renewable energy companies, manufacturing companies and other public companies. From February 2020 to May 2023, Ms. Han served as senior corporate counsel at Renesas Electronics Corporation, a Japanese semiconductor manufacturer headquartered in Tokyo, where she was mainly responsible for providing legal advice on joint venture, acquisitions, financing and manufacturing arrangements. She served as senior legal counsel at Trina Solar Japan Energy Co., Ltd., a company specializing in the development, engineering and operation of solar plants in Japan, from August 2017 to January 2020, where she was primarily responsible for the strategic and transactional matters related to utility-scale renewable energy business in Japan, including greenfield development, brown field origination etc. Prior to that, she worked successively at Skadden, Arps, Slate, Meagher & Flom LLP, Morrison & Foerster LLP, and Hogan Lovells LLP as associate from March 2013 to July 2017, with her focus on structured finance, U.S. capital market, infrastructure and energy. Ms. Han received her Juris Doctor from New York Law School in December 2012, Master of Business Administration from Hitotsubashi University in May 2003, and a Bachelor’s degree in Mass Communication Studies from University of California, Los Angeles in March 1999.

Board of Directors

The board of directors of PubCo will initially consist of seven (7) directors immediately after the consummation of the Transactions. Of these initial seven (7) directors, the majority will be independent. A director is not required to hold any shares in PubCo by way of qualification. A director may vote with respect to any contract, proposed contract or arrangement in which he is materially interested provided (i) such director, if his interest in such contract or arrangement is material, has declared the nature of his interest at the earliest meeting of the board at which it is practicable for him to do so, either specifically or by way of a general notice, (ii) such director has not been disqualified by the chairman of the relevant board meeting, and (iii) if such contract or arrangement is a transaction with a related party, such transaction has been approved by the audit committee in accordance with the Nasdaq rules. The directors may exercise all the powers of PubCo to borrow money, mortgage its undertaking, property and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of PubCo or of any third party. None of PubCo’s non-executive directors has a service contract with PubCo that provides for benefits upon termination of service.

Duties of Directors

Under the laws of the Cayman Islands, directors have fiduciary duties to the company, including a duty of loyalty, a duty to act honestly and a duty to act in good faith with a view to the company’s best interests. PubCo directors must also exercise their powers only for a proper purpose. PubCo directors also have a duty to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with PubCo’s memorandum and articles of association, as amended and restated from time to time. A shareholder has the right to seek damages if a duty owed by the directors is breached.

The functions and powers of PubCo’s board of directors include, among others:

•        convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of officers; and

•        exercising the borrowing powers of our company and mortgaging the property of our company.

Terms of Directors and Executive Officers

The PubCo directors may be appointed by an ordinary resolution of PubCo’s shareholders. In addition, PubCo’s board of directors may, by the affirmative vote of a simple majority of the directors present and voting at a board meeting appoint any person as a director either to fill a casual vacancy on PubCo’s board or as an addition to the existing board. Unless otherwise determined by PubCo in general meeting, PubCo shall have no more than seven (7) directors. A director will cease to be a director automatically if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to PubCo; (iv) is removed from office pursuant to any other provisions of the Amended PubCo Charter; (v) without consent of the other directors, is absent from meetings of PubCo directors for a continuous period of six months; or (vi) is prohibited by the laws of the Cayman Islands from acting as a director.

PubCo’s officers are elected by and serve at the discretion of the board of directors of PubCo.

Board Committees

The PubCo board of directors will have an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee’s members and functions are described below.

Audit Committee

The PubCo audit committee will initially consist of Hiroyuki Tahara, Alfred “Trey” Hickey and Anders Karlsson. Hiroyuki Tahara will be the chairperson of PubCo’s audit committee. Each of Hiroyuki Tahara, Alfred “Trey” Hickey and Anders Karlsson satisfies the independence requirements under Rule 5605(c)(2) of the Nasdaq Stock Market Rules and meets the criteria for independence set forth in Rule 10A-3 of the Exchange Act. Each member of the audit committee is financially literate, and the board of directors of PubCo has determined that Hiroyuki Tahara as an “audit committee financial expert” as defined in applicable SEC rules.

The PubCo audit committee will oversee PubCo’s accounting and financial reporting processes and the audits of PubCo’s financial statements. The audit committee will be responsible for, among other things:

•        selecting the independent auditor;

•        pre-approving audit and non-audit services permitted to be performed by the independent auditor;

•        annually reviewing the independent auditor’s report describing the auditing firm’s internal quality control procedures, any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors and all relationships between the independent auditor and PubCo;

•        reviewing responsibilities, budget and staffing of PubCo’s internal audit function;

•        reviewing with the independent auditor any audit problems or difficulties and management’s response;

•        reviewing and, if material, approving all related party transactions on an ongoing basis;

•        reviewing and discussing the annual audited financial statements with management and the independent auditor;

•        reviewing and discussing with management and the independent auditors major issues regarding accounting principles and financial statement presentations;

•        reviewing analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments;

•        discussing with management and the independent auditors earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies;

•        reviewing with management and the independent auditors the effect of significant regulatory or accounting initiatives or developments, as well as off-balance sheet structures, on PubCo’s financial statements;

•        discussing policies with respect to risk assessment and risk management with management and internal auditors;

•        timely reviewing reports from the independent auditor regarding all critical accounting policies and practices to be used by PubCo, all alternative treatments of financial information within U.S. GAAP that have been discussed with management and all other material written communications between the independent auditor and management;

•        establishing procedures for the receipt, retention and treatment of complaints received from PubCo’s employees regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by PubCo’s employees of concerns regarding questionable accounting or auditing matters;

•        such other matters that are specifically delegated to PubCo’s audit committee by PubCo’s board of directors from time to time; and

•        meeting separately, periodically, with management, internal auditors and the independent auditor.

Compensation Committee

The PubCo compensation committee will initially consist of Junsei Ryu, Alfred “Trey” Hickey and Hiroyuki Tahara. Junsei Ryu will be the chairperson of the compensation committee. Each of Alfred “Trey” Hickey and Hiroyuki Tahara satisfies the independence requirements under Rule 5605(a)(2) of the Nasdaq Stock Market Rules.

PubCo’s compensation committee will be responsible for, among other things:

•        overseeing and assessing PubCo’s overall compensation practices and objectives;

•        reviewing and approving, or recommending to the board of directors, corporate goals and objectives relevant to PubCo’s executive officers’ compensation;

•        reviewing and approving, or recommending to the board of directors, PubCo’s executive officers’ employment or post-employment agreement or arrangement with PubCo;

•        reviewing and recommending to the board of directors the form and amount of PubCo’s director compensation.

•        administering PubCo’s equity-based compensation plans in accordance with the terms thereof; and

•        such other matters that are specifically delegated to the compensation committee by PubCo’s board of directors from time to time.

Nominating and Corporate Governance Committee

The PubCo nominating and corporate governance committee will initially consist of Junsei Ryu, Alfred “Trey” Hickey and June Han. Junsei Ryu will be the chairperson of the nominating and corporate governance committee. Each of Alfred “Trey” Hickey and June Han satisfies the independence requirements under Rule 5605(a)(2) of the Nasdaq Stock Market Rules.

The PubCo nominating and corporate governance committee will be responsible for, among other things:

•        selecting and recommending to PubCo’s board of directors nominees for election by the shareholders or appointment by the board;

•        considering questions of independence and possible conflicts of interest of members of PubCo’s board of directors and executive officers;

•        reviewing and recommending to PubCo’s board of directors concerning the size, structure, composition and functioning of the board of directors and its committees; and

•        evaluating developments in corporate governance and shareholder engagement, reviewing PubCo’s governance documents, disclosures and other actions related thereto, and recommending to PubCo’s board of directors, as conditions dictate, proposed amendments to the governance documents.

Foreign Private Issuer Status

PubCo is an exempted company limited by shares incorporated in 2023 under the laws of the Cayman Islands. After the consummation of the Transactions, PubCo will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Under Rule 405 of the Securities Act, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to PubCo on June 30, 2024. For as long as PubCo qualifies as a foreign private issuer, it will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material nonpublic information under Regulation Fair Disclosure, or Regulation FD, which regulates selective disclosure of material non-public information by issuers.

PubCo will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, PubCo intends to publish its results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information PubCo is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, after the Transactions, PubCo shareholders will receive less or different information about PubCo than a shareholder of a U.S. domestic public company would receive.

PubCo is a non-U.S. company with foreign private issuer status, and, after the consummation of the Transactions, will be listed on Nasdaq. Nasdaq market rules permit a foreign private issuer like PubCo to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is PubCo’s home country, may differ significantly from Nasdaq corporate governance listing standards. PubCo may elect to follow home country practice in lieu of the following requirements:

•        the requirement that a majority of the board of directors must be comprised of independent directors as defined in Nasdaq Rule 5605(a)(2);

•        the requirement that each member of the compensation committee must be an independent director as set forth in Nasdaq Rule 5605(d)(2)(A);

•        the requirement that director nomination should be made by a vote in which only independent directors participate or by a nominations committee comprised solely of independent directors as set forth in Nasdaq Rule 5605(e)(1);

•        the requirement to obtain shareholder approval for certain issuances of securities, including shareholder approval of stock option plans;

•        the requirement that the board of directors shall have regularly scheduled meetings at which only independent directors are present as set forth in Nasdaq Rule 5605(b)(2); and

•        the requirement that an annual shareholders meeting must be held no later than one year after the end of the fiscal year-end as set forth in Nasdaq Rule 5620(a).

PubCo expects to rely on certain of the exemptions listed above. As a result, you may not be provided with the benefits of certain corporate governance requirements of Nasdaq applicable to U.S. domestic public companies.

Controlled Company Status

After the completion of the Transactions, WWB and Mr. Junsei Ryu, the chief executive officer and chairman of the board of directors of PubCo, will, assuming a no redemption scenario, control approximately 65.4% of the voting power of PubCo’s outstanding ordinary shares (or 70.9% assuming a maximum redemption scenario), without taking into account of potential source of dilution. As a result, PubCo will be a “controlled company” within the meaning of applicable Nasdaq listing rules. Under these corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with the following corporate governance standards (i) that a majority of its board of directors consist of independent directors, (ii) that its board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (iii) that its board of directors have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Upon closing of the Transactions, PubCo expects to exempt from the requirements that a majority of the board of directors consists of independent directors, and that each of the nominating and corporate governance committee and the compensation committee is composed entirely of independent directors. Pending such determination, you may not have the same protections afforded to shareholders of companies that are subject to all of these corporate governance requirements. If PubCo ceases to be a “controlled company” and a “foreign private issuer” and its shares continue to be listed on Nasdaq, PubCo will be required to comply with these standards and, depending on the board’s independence determination with respect to its then-current directors, PubCo may be required to add additional directors to its board in order to achieve such compliance within the applicable transition periods.

Director Independence

As a result of its securities being listed on Nasdaq following consummation of the Transactions, PubCo will adhere to the rules of such exchange and applicable SEC rules, as applicable to foreign private issuers, in determining whether a director is independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The PubCo board of directors has determined that Alfred “Trey” Hickey, Anders Karlsson, Hiroyuki Tahara and June Han are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. The PubCo audit committee is entirely composed of independent directors meeting Nasdaq’s additional requirements applicable to members of the audit committee. The independent directors of PubCo will have regularly scheduled meetings at which only independent directors are present.

Code of Business Conduct and Ethics

Prior to the consummation of the Transactions, PubCo will adopt a Code of Business Conduct and Ethics, which will cover a broad range of matters including the handling of conflicts of interest, compliance issues and other corporate policies such as equal opportunity and nondiscrimination standards. This Code of Business Conduct and Ethics will apply to all of PubCo’s directors, officers and employees.

Employment Agreements and Indemnification Agreements

PubCo intends to enter into employment agreements with each of PubCo’s executive officers prior to the consummation of the Transactions. Under these agreements, each of PubCo’s executive officers is employed for a specified time period. PubCo may terminate employment for cause, at any time, for certain acts of the executive officer, such as continued failure by the executive officer to satisfactorily perform his/her duties, or the executive officer’s conviction or entry of a guilty or nolo contendere plea of any felony or any misdemeanor involving moral turpitude. PubCo may also terminate an executive officer’s employment without cause upon three-month advance written notice.

Each executive officer has agreed to hold, both during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of PubCo’s confidential information or trade secrets, any confidential information or trade secrets of PubCo’s clients or prospective clients, or the confidential or proprietary information of any third party received by PubCo and for which PubCo has confidential obligations. The executive officers have also agreed to disclose in confidence to PubCo all inventions, designs and trade secrets which they conceive, develop or reduce to practice during the executive officer’s employment with PubCo and to assign all rights, title and interest in them to PubCo, and assist PubCo in obtaining and enforcing patents, copyrights and other legal rights for these inventions, designs and trade secrets.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of his or her employment and typically for one year following the last date of employment. Specifically, each executive officer has agreed not to (i) engage in, or otherwise directly or indirectly being employed by or acting as a consultant or lender to, or being a director, officer, employee, principal, agent, stockholder, member, owner or partner of, or permitting the executive officer’s name to be used in connection with the activities of, any other business or organization which competes, directly or indirectly, with PubCo, (ii) solicit from any customer doing business with PubCo during the term, or (iii) otherwise interfere with the business or accounts of PubCo.

PubCo has also entered into indemnification agreements with each of PubCo’s directors and executive officers. Under these agreements, PubCo agrees to indemnify PubCo’s directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of PubCo.

Compensation of Directors and Executive Officers

The aggregate compensation paid to the directors and executive officers in cash and benefits in kind was $280,000 for the year ended December 31, 2023. PubCo has not set aside or accrued any amount to provide pension, retirement or other similar benefits to its executive officers and directors. The directors are not entitled, pursuant to their service contracts with PubCo, to receive any benefits upon termination or resignation from their respective positions as directors.

Share Incentive Plan

Effective upon the consummation of the Transactions, PubCo will adopt a share incentive plan (the “PubCo ESOP”), under which PubCo may grant share incentive awards to eligible service providers in order to attract, retain and motivate the talent for which PubCo competes. The material terms of the PubCo ESOP are summarized below.

Eligibility and Administration.    The employees, consultants and directors of PubCo or any parent, subsidiary or Related Entity (as defined in the PubCo ESOP) of PubCo will be eligible to receive awards under the PubCo ESOP. The PubCo ESOP will be administered by a committee of one or more members of the PubCo board to whom the PubCo board shall delegate the authority to grant or amend awards to service providers other than any of such committee members, subject to certain limitations that may be imposed under applicable law and stock exchange rules.

Limitation on Awards and Shares Available.    The number of ordinary shares initially be approved for issuance under the PubCo ESOP (the “Share Limit”) represents 8% of the aggregate number of PubCo Ordinary Shares outstanding immediately after the Merger Closing, on a fully diluted basis. Subject to the authorized share capital as provided in the memorandum of association and articles of association of PubCo then in effect, the Share Limit will be increased automatically on January 1st of each calendar year during the term of the PubCo ESOP commencing on January 1st 2025 (each, an “Evergreen Date”), by an amount equal to one percent (1%) of the total number of outstanding shares of PubCo on the end of the calendar year immediately preceding the applicable Evergreen Date. The shares that PubCo issues under the PubCo ESOP may be newly issued shares, treasury shares or shares purchased on the open market. If an award is terminated, forfeited, expires or lapses for any reason, any shares subject to such award may be used again for new grants under the PubCo ESOP.

Awards.    The PubCo ESOP will provide for the grant of options, restricted shares and restricted share units. Each award under the PubCo ESOP will be set forth in a notice of grant, which will detail the terms and conditions of awards, including, among others, the term of the award, the vesting schedule, and the provisions that are applicable in the event that the grantee’s employment or service terminates.

Transfer Restrictions.    Unless otherwise expressly provided in the PubCo ESOP, by applicable laws and by the notice of grant, an award is non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance, or charge.

Plan Amendment and Termination.    With the approval of the board of directors, the committee may amend or terminate the PubCo ESOP at any time; however, no termination or amendment may adversely affect in any material way an award outstanding under the PubCo ESOP without the consent of the affected participant.

BENEFICIAL OWNERSHIP OF BWAQ SECURITIES BEFORE THE Transactions

The following table sets forth information regarding the beneficial ownership of BWAQ Ordinary Shares as of the date of this proxy statement/prospectus pre-Transactions by:

•        each person known by BWAQ to be the beneficial owner of more than 5% of outstanding BWAQ Ordinary Shares;

•        each of BWAQ’s officers and directors; and

•        all of BWAQ’s officers and directors as a group.

Unless otherwise indicated, BWAQ believes that all persons named in the table have sole voting and investment power with respect to all BWAQ Ordinary Shares beneficially owned by them.

The beneficial ownership of BWAQ Ordinary Shares is based on an aggregate of 5,543,060 BWAQ Ordinary Shares issued and outstanding as of the date hereof, consisting of (i) 3,943,060 BWAQ Class A Ordinary Shares, (ii) 1,600,000 BWAQ Class B Ordinary Shares and (iii) the record of beneficial ownership as indicated in the statements filed with the SEC pursuant section 13(d) or 13(g) as of the date of this proxy statement/prospectus. On all matters to be voted upon, except for the election or removal of directors of the board prior to the initial business combination, holders of the BWAQ Class A Ordinary Shares and BWAQ Class B Ordinary Shares vote together as a single class. Currently, all of the BWAQ Class B Ordinary Shares are convertible into BWAQ Class A Ordinary Shares on a one-for-one basis.

Name and Address of Beneficial Owner(1)	Number of BWAQ Ordinary Shares Beneficially Owned(2)	Percentage of BWAQ Outstanding Ordinary Shares
Officers and Directors
Liang Shi	—	—
Tianyong Yan	—	—
Weixiong (Jeff) Cheong	—	—
Alfred “Trey” Hickey	10,000	*
Buhdy Sin Swee Bok	10,000	*
Zhenyu Li	—	—
All officers and directors as a group (6 individuals)	20,000	*
5% Holders
Blue World Holdings Limited(2)(3)	2,258,480	40.7%
Glazer Capital, LLC(4)	360,409	6.5%
Paul J. Glazer(4)	360,409	6.5%
Mizuho Financial Group, Inc.(5)	298,591	5.4%

____________

*        Less than one percent

(1)      Unless otherwise noted, the business address of each of the following is c/o Blue World Acquisition Corporation, 244 Fifth Avenue, Suite B-88, New York, NY 10001.

(2)      Shares include 1,880,000 BWAQ Founder Shares, or BWAQ Class B Ordinary Shares (including 400,000 BWAQ Class A Ordinary Shares issued upon conversion from such BWAQ Class B Ordinary Shares on a one-for-one basis), that will automatically convert into BWAQ Class A Ordinary Shares concurrently with or immediately following the consummation of BWAQ’s initial business combination on a one-for-one basis, subject to certain adjustment.

(3)      Blue World Holdings Limited, a Hong Kong private company limited by shares, is the record holder of the insider shares reported herein. Our Sponsor is governed by a board of managers consisting of five members, Liang Shi, Fubin Shi, Hongyang Wang, Jianyong Xie, and Cunli Cheng. Each member has one vote, and the approval of a majority of the board is required to approve an action of our Sponsor. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based upon the foregoing analysis, no director of our Sponsor exercises voting or dispositive control over any of the securities held by our Sponsor, even those in which he or she directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares.

(4)      According to a Schedule 13G filed on February 14, 2024, on behalf of Glazer Capital, LLC and Paul J. Glazer. The business address of each of these shareholders is 250 West 55th Street, Suite 30A, New York, New York 10019.

(5)      According to a Schedule 13G filed on February 13, 2024 by Mizuho Financial Group, Inc. The business address is 244 Fifth Avenue, Suite B-88, New York, NY 10001.

BENEFICIAL OWNERSHIP OF PUBCO SECURITIES FOLLOWING THE Transactions

The following table sets forth information regarding the expected beneficial ownership of PubCo Ordinary Shares immediately following the consummation of the Transactions by:

•        each person who is expected to beneficially own 5.0% or more of the outstanding PubCo Ordinary Shares;

•        each executive officer and director nominee of PubCo; and

•        all of those executive officers and director nominees of PubCo as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to, or the power to receive the economic benefit of ownership of, the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares that the person has the right to acquire within 60 days are included, including through the exercise of any option or other right or the conversion of any other security. However, these shares are not included in the computation of the percentage ownership of any other person.

The total number of PubCo Ordinary Shares expected to be outstanding after the consummation of the Transactions will be (i) assuming a No Redemption Scenario, 48,076,118 PubCo Ordinary Shares, and (ii) assuming a Maximum Redemption Scenario, 44,338,928 PubCo Ordinary Shares, which does not take into consideration of potential sources of dilution. If the actual facts differ from these assumptions, these amounts will differ.

	PubCo Ordinary Shares Beneficially Owned Immediately After Closing of the Transactions
	No Redemption Scenario			Maximum Redemption Scenario
	Number		%	Number		%
Principal Shareholder:
WWB and Affiliated Entities(1)	31,455,000	(2)	65.4	31,455,000	(2)	70.9
Belta(3)	10,045,000		20.9	10,045,000		22.7
Directors and Executive Officers(4):
Junsei Ryu	31,455,000	(2)	65.4	31,455,000	(2)	70.9
Taewoo Chung	—		—	—		—
Aihua Wang	—		—	—		—
Alfred “Trey” Hickey	—		—	—		—
Anders Karlsson	—		—	—		—
Hiroyuki Tahara	—		—	—		—
June Han	—		—	—		—
All Directors and Executive Officers as a Group	31,455,000		65.4	31,455,000		70.9

____________

Notes:

(1)      The business address for WWB is Tennozu First Tower F5, 2-2-4, Higashishinagawa, Shinagawa-ku, Tokyo 140-0002. The business address for Fuji Solar is Tennoz First Tower, 2-2-4, Higashi-Shinagawa, Shinagawa-ku, Tokyo, Japan 140-0002. The registered address for WAG is 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, George Town, Cayman Islands. The registered address for BestToYo is 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, George Town, Cayman Islands.

(2)      Represents (i) 25,420,000 PubCo Ordinary Shares directly held by WAG, (ii) 5,535,000 PubCo Ordinary Shares directly held by BestToYo, and (iii) 500,000 PubCo Ordinary Shares to be issued in exchange for Fuji Solar’s ownership of Founder Shares immediately prior to the consummation of the Transactions. As of the date of this proxy statement/prospectus, WWB holds approximately 51% of the voting securities of Fuji Solar and approximately 82% of the voting securities of WAG. WWB is a wholly-owned subsidiary of Abalance Corporation (3856: TYO) (“Abalance”). Abalance is a Japanese public company listed on Tokyo Stock Exchange. Mr. Junsei Ryu holds approximately 31.4% of the voting securities of Abalance and approximately 50.1% of the voting securities of BestToYo. Mr. Ryu also serves as a director of Abalance, representative of directors of WWB, representative of directors of Fuji Solar, and sole director of WAG.

(3)      Represents 10,045,000 PubCo Ordinary Shares directly held by Belta, which is controlled by Mr. Jianfeng Cai. The registered address for Belta is 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, George Town, Cayman Islands.

(4)      The business address for each director, director appointee and officer of PubCo will be 5F, Tennoz First Tower, 2-2-4, Higashi-Shinagawa, Shinagawa-ku, Tokyo, Japan 140-0002.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

BWAQ Relationships and Related Party Transactions

Due to Related Parties

From time to time, Mr. Liang Shi, BWAQ’s Director, Chief Executive Officer, Secretary and Chairman, would incur travel costs to search for targets. As of December 31, 2023, due to Mr. Liang Shi amounted to $3,558.

Promissory Note — Related Party

On August 5, 2021, the Sponsor agreed to loan BWAQ up to an aggregate amount of $500,000 to be used, in part, for transaction costs incurred in connection with the IPO. For the period from July 19, 2021 (inception) through February 2, 2022, the date of the completion of the BWAQ IPO, the Sponsor loaned BWAQ in the amount of $287,547. On February 7, 2022, the related party promissory note was repaid in full.

On November 30, 2022, BWAQ issued the Sponsor Note A in the principal amount of $400,000 to the Sponsor. The proceeds of the Sponsor Note A was used as general working capital purposes.

On January 31, 2023, BWAQ issued an unsecured promissory note (the “Extension Note 1”) in the principal amount of $920,000 to the Sponsor. The proceeds of the Extension Note 1 was deposited into the Trust Account for the public shareholders in connection with the Extension.

On May 2, 2023, BWAQ issued an unsecured promissory note (the “Extension Note 2”) in the principal amount of $194,324 to the Sponsor. The proceeds of the Extension Note 2 was deposited into the Trust Account for the public shareholders in connection with the Extension.

On June 2, 2023, BWAQ issued an unsecured promissory note (the “Extension Note 3”) in the principal amount of $194,324 to the Sponsor. The proceeds of the Extension Note 3 was deposited into the Trust Account for the public shareholders in connection with the Extension.

On June 30, 2023, BWAQ issued an unsecured promissory note (the “Extension Note 4”) in the principal amount of $60,000 to the Sponsor. The proceeds of the Extension Note 4 was deposited into the Trust Account for the public shareholders in connection with the Extension.

On July 31, 2023, BWAQ issued an unsecured promissory note (the “Extension Note 5”) in the principal amount of $60,000 to the Sponsor. The proceeds of the Extension Note 5 was deposited into the Trust Account for the public shareholders in connection with the Extension.

On July 31, 2023, BWAQ issued the Sponsor Note B in the principal amount of $120,000 to the Sponsor. The proceeds of the Sponsor Note B, which may be drawn down from time to time until the Company consummates its initial business combination, will be used as general working capital purposes.

On September 1, 2023, BWAQ issued an unsecured promissory note (the “Extension Note 6”) in the principal amount of $60,000 to the Sponsor. The proceeds of the Extension Note 6 was deposited into the Trust Account for the public shareholders in connection with the Extension.

On September 28, 2023, BWAQ issued an unsecured promissory note (the “Extension Note 7”) in the principal amount of $60,000 to the Sponsor. The proceeds of the Extension Note 7 was deposited into the Trust Account for the public shareholders in connection with the Extension.

On November 1, 2023, BWAQ issued an unsecured promissory note (the “Extension Note 8”) in the principal amount of $60,000 to the Sponsor. The proceeds of the Extension Note 8 was deposited into the Trust Account for the public shareholders in connection with the Extension.

On November 15, 2023, BWAQ issued the Sponsor Note C in the principal amount of $250,000 to the Sponsor. The proceeds of the Sponsor Note C, which may be drawn down from time to time until the Company consummates its initial business combination, will be used as general working capital purposes.

On December 26, 2023, BWAQ issued an unsecured promissory note (the “Extension Note 9”) in the principal amount of $30,000 to the Sponsor. The proceeds of the Extension Note 9 was deposited into the Trust Account for the public shareholders in connection with the Extension.

On March 1, 2024, BWAQ issued an unsecured promissory note (the “Extension Note 10”) in the principal amount of $60,000 to the Sponsor. The proceeds of the Extension Note 10 was deposited into the Trust Account for the public shareholders in connection with the Extension.

On April 1, 2024, BWAQ issued the Sponsor Note D in the principal amount of $180,000 to the Sponsor. The proceeds of the Sponsor Note D, which may be drawn down from time to time until the Company consummates its initial business combination, will be used as general working capital purposes.

On April 19, 2024, BWAQ issued the Sponsor Note E in the principal amount of up to $320,000 to the Sponsor. The proceeds of the Sponsor Note E, which may be drawn down from time to time until the Company consummates its initial business combination, will be used as general working capital purposes.

On May 2, 2024, BWAQ issued an unsecured promissory note (the “Extension Note 11”) in the principal amount of $60,000 to ZENIN, one of the shareholders of the Sponsor. The proceeds of the Extension Note 11 was deposited into the Trust Account for the public shareholders in connection with the Extension.

The Extensions Notes 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11 (collectively, the “Extension Notes”) together with the Sponsor Notes issued to the Sponsor have the same payment and conversion term as discussed below.

The Promissory Notes bear no interest and is payable in full upon the earlier to occur of (i) the consummation of a business combination or (ii) the date of expiry of the term of BWAQ (the “Maturity Date”). The following shall constitute an event of default: (i) a failure to pay the principal within five business days of the Maturity Date, (ii) the commencement of a voluntary or involuntary bankruptcy action, (iii) the breach of BWAQ’s obligations thereunder, (iv) any cross defaults, (v) an enforcement proceedings against BWAQ, and (vi) any unlawfulness and invalidity in connection with the performance of the obligations thereunder, in which case the Promissory Notes may be accelerated.

Each payee of the Promissory Notes has the right, but not the obligation, to convert the Promissory Notes, in whole or in part, respectively, into private units (the “Conversion Units”) of BWAQ, each consisting of one Class A Ordinary Share, one-half of one warrant, and one right to receive one-tenth (1/10) of one Class A Ordinary Share upon the consummation of a business combination, as described in the prospectus of BWAQ (File Number 333-261585), by providing BWAQ with written notice of the intention to convert at least two business days prior to the closing of the business combination. The number of Conversion Units to be received by the Sponsor in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to such Payee by (y) $10.00.

As of December 31, 2023 and June 30, 2023, BWAQ had borrowings of $2,492,085 and $1,872,085 under the Promissory Notes, respectively.

Founder Shares

On August 5, 2021, the Sponsor acquired 2,300,000 Founder Shares for an aggregate purchase price of $25,000.

As of June 30, 2022, there were 2,300,000 Founder Shares issued and outstanding. The aggregate capital contribution was $25,000, or approximately $0.01 per share.

Simultaneously with the effectiveness of the registration statement and closing of the BWAQ IPO (including the full exercise of over-allotment option), the Sponsor transferred 10,000 Founder Shares to each of Messrs. Alfred “Trey” Hickey and Buhdy Sin Swee Bok at the same price originally paid by the Sponsor for such shares, pursuant to a certain securities transfer agreement (the “Securities Transfer Agreement”) dated January 31, 2022 among the Company, the transferees and the Sponsor.

Furthermore, subject to the consent of the relevant parties, BWAQ has agreed to issue each of Alfred “Trey” Hickey and Buhdy Sin Swee Bok 20,000 BWAQ Class A ordinary shares and Zhenyu Li 30,000 BWAQ Class A ordinary shares immediately prior to or upon the closing of an initial business combination, respectively; provided that the independent directors remain with BWAQ until the closing of an initial business combination

In connection with the Transactions, the Sponsor issued 2,500 of its preference shares to Fuji Solar for an aggregate purchase price of $1,200,000 in May 2023. Each preference share of the Sponsor will entitle Fuji Solar to receive 160 Founder Shares, so Fuji Solar is entitled to obtain 400,000 Founder Shares immediately prior to or upon the consummation of the Transactions. The proceeds of such subscription have been used by the Sponsor to fund the Trust Account to effectuate the extensions of the period that BWAQ is permitted to complete an initial business combination as a part of the agreed terms and conditions provided in a letter of intent dated January 31, 2023 between BWAQ, TOYO Solar and VSUN. Fuji Solar obtained such 400,000 Founder Shares in October 2023, which are subject to the same lock-up terms of the Founder Shares.

On January 12, 2024, in connection with the Letter dated December 5, 2023 from Nasdaq related to BWAQ’s noncompliance with MVLS Rule, the Sponsor and Fuji Solar notified BWAQ that they elected to convert a total of 700,000 BWAQ Class B Ordinary Shares held by them to the same number of BWAQ Class A Ordinary Shares, among which 400,000 shares held by the Sponsor and 300,000 shares held by Fuji Solar, respectively. On January 17, 2024, 700,000 BWAQ Class B Ordinary Shares held by the Converting Shareholders were converted into the same number of BWAQ Class A Ordinary Shares.

Private Units

On February 2, 2022, simultaneously with the consummation of the BWAQ IPO, BWAQ completed the private placement of 424,480 Private Units including 378,480 Private Units to the Sponsor and 46,000 Private Units to Maxim, respectively, at a purchase price of $10.00 per Private Unit.

Administrative Services Agreement

BWAQ is obligated, commencing from the effective date of the BWAQ IPO to pay the Sponsor, a monthly fee of $10,000 for general and administrative services pursuant to the Administrative Services Agreement. This Administrative Services Agreement was signed by BWAQ and the Sponsor on January 31, 2022 and it will terminate upon completion of initial business combination or the liquidation of the Trust Account to BWAQ Public Shareholders. BWAQ has recognized operating costs under the Administrative Services Agreement in the amount of $30,000 in each of the six months ended December 31, 2023 and 2022. As of December 31, 2023 and June 30, 2023, BWAQ had $60,000 and $60,000, respectively, accrued under the Administrative Services Agreement due to the Sponsor.

Sponsor Support Agreement

Pursuant to the Sponsor Support Agreement, the Sponsor has agreed to irrevocably surrender certain amount of the Sponsor Earnout Equities for cancellation pursuant to the applicable subsections if any of the events described in the applicable subsection below occurs at the Merger Closing. See “The Business Combination Agreement and Other Transaction Documents — Related Agreements and Documents — Sponsor Support Agreement.”

PubCo Relationships and Related Party Transactions

Employment Agreements and Indemnification Agreements

See “Management of PubCo following the Transactions — Employment Agreements and Indemnification Agreements.”

Share Incentive Plan

See “Management of PubCo following the Transactions — Share Incentive Plan.”

Other Related Party Transactions

Sales of Solar Cells to VSUN

For the year ended December 31, 2023, PubCo derived revenue from sales of solar cells to VSUN in an amount of approximately $61.5 million.

Through its operating subsidiary, TOYO Solar, PubCo is committed to building a diversified customer base, and intends to manufacture and supply its solar cells under the “TOYO Solar” brand to its affiliate VSUN and a select group of PV module manufactures. In dealings with VSUN, PubCo operates primarily under a contract manufacturing model, fulfilling specific orders placed by VSUN. This arrangement minimizes PubCo’s exposure to broader market risks while still subjecting it to the typical risks associated with contract manufacturing. Notably, factors such as VSUN’s production capacity, utilization rates, raw material costs, and product quality directly influence the financial outcomes of these transactions, bearing implications for PubCo’s revenue streams.

The pricing strategy for these related-party transactions is meticulously structured around the cost-plus method, which involves the following procedural steps:

Step 1: Calculation of PubCo’s cost base for producing solar cells.

Step 2: Establishment of a mark-up rate to be applied to the cost base.

Step 3: Determination of the transfer prices for the solar cell products, calculated as the cost base multiplied by the sum of 1 plus the mark-up rate.

The pricing approach outlined above is informed by an analysis conducted by an independent research entity commissioned by TOYO Solar, PubCo’s operating subsidiary. The analysis was aimed at establishing a robust pricing policy for transactions between TOYO Solar, as the seller of solar cells, and VSUN, as the buyer of solar cells. The recommendations from the independent research entity’s report also endorsed the utilization of the cost-plus method for determining the transfer prices for the solar cell products.

Other transactions with VSUN and its Subsidiary

For the period from its inception on November 8, 2022 through December 31, 2022, VSUN and its subsidiary paid, on behalf of PubCo, relevant operating expenses incurred by PubCo as a result of its daily operations in a total amount of $88,065. In addition, VSUN paid, on behalf of PubCo, the purchase amount of relevant infrastructure equipment in relation to the 6GW cell plant construction in Phu Tho Province, Vietnam, in a total amount of approximately $1.6 million.

For the year ended December 31, 2023, VSUN paid, on behalf of PubCo, relevant operating expenses incurred by PubCo as a result of its daily operations in a total amount of $104,113.

For the year ended December 31, 2023, PubCo purchased raw materials from VSUN’s subsidiary in an amount of approximately $49.6 million, and made approximately $24.8 million in prepayment. For the year ended December 31, 2023, PubCo also purchased machinery from VSUN’s subsidiary in an amount of $126,272.

For the year ended December 31, 2023, PubCo borrowed loans of approximately $93.6 million (VND 2.2 trillion) from VSUN as working capital and payment for property and equipment. Each loan is matured in one year from borrowing. The interest rate of borrowings was 9.5% before August 2023, which was reduced to 8% for August 2023 and further reduced to 7% since September 2023. For the year ended December 31, 2023, PubCo accrued interest expenses of approximately $3.2 million on the borrowings.

In connection with the Pre-Merger Reorganization, PubCo issued a $45 million unsecured promissory note to SinCo, and SinCo issued a $45 million unsecured promissory note to VSUN, each in February 2024. Each note bears an interest rate of 3.5% per annum and was subsequently settled in full in March 2024 by PubCo and SinCo, respectively. As a result, such unsecured promissory notes are no longer outstanding.

Transactions with Fuji Solar

For the year ended December 31, 2023, Fuji Solar paid, on behalf of PubCo, offering costs in connection with the Transactions in a total amount of approximately $1.2 million, approximately $1.1 million of which has been repaid by PubCo to Fuji Solar during the same period.

DESCRIPTION OF PUBCO SECURITIES

A summary of the material provisions governing PubCo’s share capital immediately following the consummation of the Transactions is described below. This summary is not complete and should be read together with the Amended PubCo Charter, a copy of which is appended to this proxy statement/prospectus as Annex B. PubCo is a Cayman Islands exempted company, and immediately following the consummation of the Transactions, its affairs will be governed by the Amended PubCo Charter, the Cayman Companies Act and the common law of the Cayman Islands.

PubCo was initially incorporated with an aggregate share capital of $50,000.00 divided into 50,000 ordinary shares of a par value of $1.00 per share, and one (1) such share was issued and outstanding at incorporation. At incorporation, its assets consisted of the par value contributed for its sole outstanding share. On July 26, 2023, PubCo effectuated a 1:10,000 share split, following which PubCo’s aggregate share capital is $50,000.00 divided into 500,000,000 ordinary shares of a par value of $0.0001 per share, and ten thousand (10,000) shares are currently issued and outstanding.

PubCo currently has only one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another. As of the date of this proxy statement/prospectus, there are 41,000,000 PubCo Ordinary Shares issued and outstanding.

The Amended PubCo Charter will become effective upon consummation of the Transactions. The following are summaries of material provisions of the Amended PubCo Charter and the Cayman Companies Act insofar as they relate to the material terms of the PubCo Ordinary Shares.

Ordinary Shares

General

Holders of PubCo Ordinary Shares will be entitled to one vote for each share held of record on all matters to be voted on by shareholders. Except as disclosed otherwise in this proxy statement/prospectus, none of the holders of PubCo Ordinary Shares have different voting rights from the other holders after the completion of this offering.

Dividends

Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of PubCo’s board of directors and will depend upon such factors as earnings levels, capital requirements, contractual restrictions, PubCo’s overall financial condition, available distributable reserves and any other factors deemed relevant by PubCo’s board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profits (including retained earnings) or share premium, provided that in no circumstances may a dividend be paid if this would result in PubCo being unable to pay its debts as they fall due in the ordinary course of its business.

Even if PubCo’s board of directors decides to pay dividends, the form, frequency and amount will depend upon PubCo’s future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that PubCo’s board of directors may deem relevant. In addition, PubCo is a holding company and depends on the receipt of dividends and other distributions from its subsidiaries to pay dividends on PubCo Ordinary Shares. When making recommendations on the timing, amount and form of future dividends, if any, PubCo’s board of directors will consider, among other things:

•        PubCo’s results of operations and cash flow;

•        PubCo’s expected financial performance and working capital needs;

•        PubCo’s future prospects;

•        PubCo’s capital expenditures and other investment plans

•        other investment and growth plans;

•        dividend yields of comparable companies globally;

•        restrictions on payment of dividend that may be imposed on us by financing arrangements; and

•        the general economic and business conditions and other factors deemed relevant by our board of directors and statutory restrictions on the payment of dividends.

Liquidation

On the winding up of PubCo, if the assets available for distribution amongst PubCo shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of winding up, the surplus shall be distributed amongst PubCo shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to PubCo for unpaid calls or otherwise. If PubCo’s assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that the losses are borne by PubCo shareholders in proportion to the par value of the shares held by them.

General Meetings of Shareholders

As a Cayman Islands exempted company, PubCo is not obliged by law to call shareholders’ annual general meetings. PubCo, however, will hold an annual shareholders’ meeting during each fiscal year, as required by the Nasdaq listing standards. At least seven (7) calendar days’ notice shall be given for any general meeting. The board of directors of PubCo or the chairman of the board may call general meetings, and must convene an extraordinary general meeting upon the requisition of shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all the issued and outstanding shares that as at the date of the deposit carry the right to vote at general meetings of PubCo. One or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third (1/3) of all votes attaching to all shares in issue and entitled to vote at such general meeting present in person or by proxy and entitled to vote will be a quorum for all purposes.

Transfers of Shares

Subject to the restrictions set out below, any of PubCo shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by PubCo board of directors.

PubCo board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which the PubCo has a lien. PubCo board of directors may also decline to register any transfer of any ordinary share unless:

•        the instrument of transfer is lodged with PubCo, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as PubCo board of directors may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of ordinary shares;

•        the instrument of transfer is properly stamped, if required;

•        in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•        a fee of such maximum sum as the Nasdaq Global Market may determine to be payable, or such lesser

•        sum as PubCo board of directors may from time to time require is paid to PubCo in respect thereof.

The registration of transfers may, after compliance with any notice required of the Nasdaq Global Market, be suspended and the register closed at such times and for such periods as PubCo board of directors may from time to time determine, provided always that the registration of transfers shall not be suspended nor the register closed for more than thirty (30) calendar days in any calendar year.

If PubCo directors refuse to register a transfer, they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

Calls on Shares and Forfeiture of Shares

PubCo’s board of directors may from time to time make calls upon shareholders for any amounts unpaid on their PubCo Ordinary Shares. Any PubCo Ordinary Shares that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.

Redemption and Repurchase of Shares

Subject to the provisions of the Cayman Companies Act, PubCo may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or PubCo. The redemption of such shares will be effected in such manner and upon such other terms as PubCo’s directors determine before the issue of the shares. PubCo may also purchase its own shares (including any redeemable shares) on such terms and in such manner and terms have been approved by the PubCo board or by the PubCo shareholders by an ordinary resolution, or are otherwise authorised by the Amended PubCo Charter.

Warrants

Upon the consummation of the Transactions, pursuant to the Warrant Assumption Agreement, each BWAQ Warrant outstanding immediately prior to the Merger Effective Time shall cease to be a warrant with respect to BWAQ Ordinary Shares, and shall be assumed by PubCo and converted into a warrant of PubCo to purchase one PubCo Ordinary Share, subject to substantially the same terms and conditions set forth in the BWAQ Warrants (the “PubCo Warrants”). Each PubCo Warrant entitles its holder to purchase one PubCo Ordinary Share at $11.50 per share, subject to certain adjustments. The PubCo Warrants will become exercisable on 30 days after the date of the Warrant Assumption Agreement, and will terminate on the earlier to occur of (i) five years from the date of the Warrant Assumption Agreement and (ii) 5:00 p.m., New York City time on the Redemption Date (as defined in the Warrant Assumption Agreement).

If PubCo’s management has elected to force all holders of the PubCo Warrants to exercise the PubCo Warrants on a cashless basis in the event of redemption pursuant to the Warrant Assumption Agreement, such holders would pay the exercise price by surrendering its PubCo Warrants for that number of PubCo Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of PubCo Ordinary Shares underlying the PubCo Warrants, multiplied by the difference between the “fair market value” (defined below) and the exercise price of the PubCo Warrants by (y) the fair market value. The term “fair market value” is defined as the average reported last sale price of the PubCo Ordinary Shares for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of the Warrants pursuant to the Warrant Assumption Agreement.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Cayman Companies Act. The Cayman Companies Act is modelled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Cayman Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

In certain circumstances, the Cayman Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (i) a special resolution (usually a majority of not less than two thirds of the voting shares voted at a general meeting or a unanimous written resolution of all of the shareholders entitled to vote at a general meeting of the relevant company) of the shareholders of each company; and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that holds issued shares that together represent at least 90% of the votes at a general meeting of its subsidiary) and its subsidiary company where the parent and subsidiary company are both incorporated under the Cayman Companies Act.

The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Registrar of Companies of the Cayman Islands is satisfied that the requirements of the Cayman Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies of the Cayman Islands will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Cayman Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of their shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (i) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (ii) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (iii) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (iv) within seven days following the date of the expiration of the period set out in paragraph (iii) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (v) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company must (and any dissenting shareholder may) file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, by way of schemes of arrangement, which will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by (i) 75% in value of the members or class of members or (ii) a majority in number representing 75% in value of the creditors or class of creditors, in each case depending on the circumstances, as are present at a meeting called for such purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•        the company is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to majority vote have been complied with;

•        the shareholders have been fairly represented at the meeting in question;

•        the arrangement is such as a businessman would reasonably approve; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions.

When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders Suits

Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, PubCo will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) PubCo’s officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•        a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•        the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•        those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Special Considerations for Exempted Companies

PubCo is an exempted company with limited liability under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•        an exempted company(other than an exempted company holding a license to carry on business in the Cayman Islands) does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

•        an exempted company’s register of members is not open to inspection;

•        an exempted company does not have to hold an annual general meeting;

•        an exempted company may issue shares with no par value;

•        an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        an exempted company may register as a limited duration company; and

•        an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Amended PubCo Charter permits indemnification of officers and directors for any action, proceeding, costs, charges, expenses, losses, damages or liabilities, including legal expenses, incurred in their capacities as such, other than by reason of such indemnified person’s own dishonesty, willful default or fraud, in or about the conduct of PubCo’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning PubCo or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, PubCo intends to enter into indemnification agreements with PubCo’s directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in the Amended PubCo Charter.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to PubCo’s directors, officers or persons controlling us under the foregoing provisions, PubCo has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Amended PubCo Charter

Some provisions of the Amended PubCo Charter may discourage, delay or prevent a change of control of PubCo or management that shareholders may consider favorable, including provisions that limit the ability of shareholders to requisition and convene general meetings of shareholders.

Such provisions could be applied to delay or prevent a change in control of PubCo or make removal of management more difficult. This may cause the price of PubCo Ordinary Shares to fall.

However, under Cayman Islands law, PubCo’s directors may only exercise the rights and powers granted to them under the Amended PubCo Charter for a proper purpose and for what they believe in good faith to be in the best interests of PubCo.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

•        duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•        duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•        directors should not improperly fetter the exercise of future discretion;

•        duty to exercise powers fairly as between different sections of shareholders;

•        duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•        duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Amended PubCo Charter provides that shareholders may approve corporate matters by way of a written resolution signed by or on behalf of all shareholders who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. An extraordinary general meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling extraordinary general meetings.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Amended PubCo Charter permits PubCo’s shareholders together holding one-third (1/3) of all votes attaching to all the issued and outstanding shares that as at the date of the deposit carry the right to vote at general meetings of the PubCo to requisition a general meeting. As a Cayman Islands exempted company, PubCo is not obliged by law to call shareholders’ annual general meetings. PubCo, however, will hold an annual shareholders’ meeting during each fiscal year, as required by the Nasdaq listing standards.

Matters Requiring Shareholder Approval

A special resolution, requiring not less than a two-thirds vote (or a unanimous written resolution), is required to:

•        amend the Amended PubCo Charter;

•        register PubCo by way of continuation in a jurisdiction outside the Cayman Islands;

•        merge or consolidate PubCo by way of a Cayman Islands statutory merger or consolidation;

•        reduce PubCo’s share capital or any capital redemption reserve in any manner authorized by law; or

•        change PubCo’s name;

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, the Amended PubCo Charter does not provide for cumulative voting. As a result, PubCo’s shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute under its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either a business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, PubCo cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Amended PubCo Charter, if PubCo is wound up, the liquidator of PubCo may distribute the assets with the sanction of a special resolution of the shareholders and any other sanction required by law.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Under the Amended PubCo Charter, if PubCo’s share capital is divided into different classes (and as otherwise determined by the directors in accordance with the Amended PubCo Charter), the variation in the relative rights as between the difference classes may be fixed and determined by the directors or by an ordinary resolution of the shareholders.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote on the matter, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, the Amended PubCo Charter may only be amended by a special resolution of the shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by the Amended PubCo Charter on the rights of non-resident or foreign shareholders to hold or exercise voting rights on PubCo’s shares. In addition, there are no provisions in the Amended PubCo Charter governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, PubCo’s board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, or other rights or restrictions.

Inspection of Books

Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.

Holders of PubCo’s shares have no general right under Cayman Islands law to inspect or obtain copies of PubCo’s register of members or PubCo’s corporate records (other than the PubCo’s memorandum and articles of association, as amended and restated from time to time, and its register of mortgages and charges).

Changes in Capital

PubCo may from time to time by ordinary resolution:

•        increase the share capital by new shares of such amount as it thinks expedient;

•        consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

•        subdivide its shares, or any of them, into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

•        cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the share so canceled.

Enforceability of Civil Liability under Cayman Islands Law

The Cayman Islands Grand Court will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against PubCo (other than a sum of money payable in respect of taxes or other charges of a like nature, or in respect of a fine or other penalty (which may include a multiple damages judgment in an anti-trust action)). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against PubCo, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court will exercise its discretion in the enforcement of non-money judgments by applying the law of equity and determining whether the principle of comity requires recognition. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within 12 years of the judgment becoming enforceable, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The Cayman Islands courts are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature, or if such judgment was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Such a determination has not yet been made by the Grand Court of the Cayman Islands, and it is therefore uncertain whether such civil liability judgments from the Foreign Court would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Anti-Money Laundering — Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (as revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism

Act (as revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection — Cayman Islands

PubCo has certain duties under the Data Protection Act (as revised) of the Cayman Islands (the “DPL”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts PubCo’s shareholders on notice that through your investment in PubCo you will provide us with certain personal information which constitutes personal data within the meaning of the DPL (“personal data”). In the following discussion, the “company” refers to PubCo and PubCo’s affiliates and/or delegates, except where the context requires otherwise.

Investor Data

PubCo will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. PubCo will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct PubCo’s activities of on an ongoing basis or to comply with legal and regulatory obligations to which PubCo is subject. PubCo will only transfer personal data in accordance with the requirements of the DPL, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In PubCo’s use of this personal data, PubCo will be characterized as a “data controller” for the purposes of the DPL, while PubCo’s affiliates and service providers who may receive this personal data from us in the conduct of PubCo’s activities may either act as PubCo’s “data processors” for the purposes of the DPL or may process personal information for their own lawful purposes in connection with services provided to us.

PubCo may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

•        where this is necessary for the performance of PubCo’s rights and obligations under any purchase agreements;

•        where this is necessary for compliance with a legal and regulatory obligation to which PubCo is subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

•        where this is necessary for the purposes of PubCo’s legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should PubCo wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), PubCo will contact you.

Why PubCo May Transfer Your Personal Data

In certain circumstances PubCo may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

PubCo anticipates disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on PubCo’s behalf.

The Data Protection Measures PubCo Takes

Any transfer of personal data by PubCo or PubCo’s duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPL.

PubCo and PubCo’s duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

PubCo shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

COMPARISON OF CORPORATE GOVERNANCE AND SHAREHOLDER RIGHTS

Pursuant to the Business Combination Agreement, the shareholders of BWAQ will become the shareholders of PubCo upon the Merger Closing. This section describes the material differences between the rights of BWAQ Shareholders before the consummation of the Transactions, and the rights of PubCo shareholders after the Transactions. These differences in shareholder rights result from the differences between the respective governing documents of BWAQ and PubCo.

This section does not include a complete description of all differences among such rights, nor does it include a complete description of such rights. Furthermore, the identification of some of the differences of these rights as material is not intended to indicate that other differences that may be equally important do not exist. BWAQ Shareholders are urged to carefully read the relevant provisions of the Amended PubCo Charter that will be in effect immediately prior to the consummation of the Transactions to be compared against the BWAQ Charter. Unless otherwise specified herein, terms and expressions defined in or construed for the purposes of the BWAQ Charter or the Amended PubCo Charter have the same meanings in the summary table below:

BWAQ	PubCo
Authorized Share Capital

Share capital of BWAQ is $50,000 divided into 470,000,000 BWAQ Class A Ordinary shares of par value $0.0001 each, 20,000,000 BWAQ Class B Ordinary shares of par value $0.0001 each and 10,000,000 preference shares of par value $0.0001.

The authorised share capital of PubCo is $50,000 divided into 500,000,000 ordinary shares of a par value of $0.0001 each.
Rights of Preference Shares
Subject to the provisions of the Articles, the rights attaching to all Shares shall rank pari passu in all respects.	Not applicable.
Rights of Class A Ordinary Shares, Class B Ordinary Shares and Preference Shares

Save and except for the conversion rights of BWAQ Class B Ordinary Shares into Class A Ordinary Shares under particular circumstances and as otherwise set out in the BWAQ’s articles of association, the rights attaching to all BWAQ Class A Ordinary Shares, BWAQ Class B Ordinary Shares and BWAQ Preference Shares shall rank pari passu in all respects.

BWAQ may issue shares conferring the right upon the holders thereof to subscribe for, purchase or receive any class of shares in BWAQ at such times and on such terms and conditions as the directors may decide. Directors may deal with the unissued shares of BWAQ with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise.

If the share capital is divided into different classes, the directors may pay dividends on shares which confer preferential rights with regard to dividends, but no dividend shall be paid on shares carrying non-preferred rights if, at the time of payment, any preferential dividend is in arrears.

Not applicable.

BWAQ	PubCo
Number and Qualification of Directors

Unless otherwise determined by ordinary resolution, the minimum number of directors shall be one and there shall be no maximum.

The directors shall be divided into three classes: Class I, Class II and Class III, and the number of directors in each class shall be as nearly equal as possible.

Unless a shareholding qualification for directors is fixed by ordinary resolution, no director shall be required to own shares as a condition of his appointment.

Unless otherwise determined by PubCo in general meeting, the number of directors shall be up to seven (7) and the majority of whom shall be independent directors under the Designated Stock Exchange Rules (as defined in the Amended PubCo Charter), the exact number of directors to be determined from time to time by the board of directors.

A director shall not be required to hold any shares in PubCo. A director who is not a shareholder of PubCo shall nevertheless be entitled to attend and speak at general meetings.

Appointment/Removal of Directors

Prior to the closing of a business combination, BWAQ may by ordinary resolution of the holders of the BWAQ Class B Ordinary Shares appoint any person to be a director or may by ordinary resolution of the holders of the Class B shares remove any director. Prior to the closing of a business combination, holders of BWAQ Class A Ordinary Shares shall have no right to vote on the appointment or removal of any director.

The directors shall have power at any time to appoint any person to be a director who is recommended as a director nominee by a majority of the independent directors and is willing to act as a director to fill a vacancy or as an additional director.

The board may, by the affirmative vote of a simple majority of the directors present and voting at a board meeting, or PubCo may by ordinary resolution, appoint any person to be a director.

A director may be removed from office by the affirmative vote of two-thirds (2/3) of the directors then in office (except with regard to the removal of the chairman, who may be removed from office by the affirmative vote of all directors), or by ordinary resolution (except with regard to the removal of the chairman, who may be removed from office by special resolution), notwithstanding anything in the Amended PubCo Charter or in any agreement between PubCo and such director (but without prejudice to any claim for damages under such agreement).

Vacancies on the Board of Directors

The directors shall have power at any time to appoint any person to be a director who is recommended as a director nominee by a majority of the independent directors and is willing to act as a director to fill a vacancy of the board of directors.

A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

A vacancy on the board created by the removal of a director under the previous clause may be filled by ordinary resolution or by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting. The notice of any meeting at which a resolution to remove a director shall be proposed or voted upon must contain a statement of the intention to remove that director and such notice must be served on that director not less than ten (10) calendar days before the meeting. Such director is entitled to attend the meeting and be heard on the motion for his removal.

The board may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person as a director, to fill a casual vacancy on the board or as an addition to the existing board.

Amendment to Governing Documents

BWAQ may by special resolution change the provisions of its memorandum of association with respect to its objects, powers or any other matter specified therein, or its articles of association in whole or in part, save that no amendment may be made thereto to amend (i) the provisions in connection with business combination under Article 37 of BWAQ’s articles of association unless the holders of the BWAQ Public Shares are provided with the opportunity to redeem their BWAQ Public Shares upon the approval of any such amendment in the manner

Subject to the Cayman Companies Act, PubCo may at any time and from time to time by special resolution alter or amend the Amended PubCo Charter in whole or in part.

BWAQ	PubCo
and for the price as set out in BWAQ’s articles of association and (ii) the provisions in connection with the power to amend the articles under Article 34.2 of BWAQ’s articles of association.
Quorum of General Meeting

One or more shareholders who together hold not less than a majority of the issued and outstanding shares entitled to attend and vote at such meeting being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum.

One or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third (1/3) of all votes attaching to all shares in issue and entitled to vote at such general meeting present, shall be a quorum for all purposes.

Shareholder Meetings

To the extent required by the relevant stock exchange, an annual general meeting of BWAQ shall be held in each year at such time as determined by the directors and BWAQ may, but shall not (unless required by the Cayman Companies Act or the rules and regulations of the relevant stock exchange) be obliged to, in each year hold any other general meeting. Annual general meetings shall be held in New York, USA or in such other places as the directors may determine. The directors may call a general meeting at any time and must also call a general meeting if requisitioned in writing by one or more shareholders who together hold at least 10% of the rights to vote at such general meeting.

Shareholders seeking to bring business before the annual general meeting must deliver notice to the principal executive offices of BWAQ not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the scheduled date of the annual general meeting.

All general meetings other than annual general meetings shall be called extraordinary general meetings which shall be specified as such in the notices calling it.

A resolution put to a vote of the meeting shall be decided on a poll. Every shareholder shall have one vote for each share he holds, unless any share carries special voting rights. The BWAQ Class A Ordinary Shares and BWAQ Class B Ordinary Shares shall vote together as a single class on all matters, unless the proposed transaction seeks to vary the class rights of a particular class of shares.

If the votes on a resolution are equal, the chairman may if he wishes exercise a casting vote.

All general meetings other than annual general meetings shall be called extraordinary general meetings.

PubCo may (but shall not be obliged to) in each calendar year hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as may be determined by the directors. At these meetings the report of the directors (if any) shall be presented.

The chairman or the directors (acting by a resolution of the board) may call general meetings, and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of PubCo.

A shareholders’ requisition is a requisition of shareholders of PubCo holding at the date of deposit of the requisition shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all the issued and outstanding shares that as at the date of the deposit carry the right to vote at general meetings of PubCo.

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

If there are no directors as at the date of the deposit of the shareholders’ requisition, or if the directors do not within twenty-one (21) calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further forty-five (45) calendar days, the requisitionists, or any of them representing more than one-half (1/2) of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) calendar months after the expiration of the said forty-five (45) calendar days.

A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by directors.

BWAQ	PubCo
Notice of Shareholder Meetings

At least five (5) clear days’ notice of a general meeting must be given to shareholders, provided that a general meeting of BWAQ shall be deemed to have been duly convened if it is so agreed: (a) in the case of an annual general meeting, by all of the shareholders entitled to attend and vote thereat; and (b) in the case of an extraordinary general meeting, by a majority in number of the shareholders having a right to attend and vote at the meeting, together holding not less than 95% in par value of the shares giving that right.

At least seven (7) calendar days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by PubCo, provided that a general meeting of PubCo shall, whether or not the notice specified in the Amended PubCo Charter has been given and whether or not the provisions of the Amended PubCo Charter regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)     in the case of an annual general meeting, by all the shareholders (or their proxies) entitled to attend and vote thereat; and

(b)    in the case of an extraordinary general meeting, by holders of two-thirds (2/3) of the shareholders having a right to attend and vote at the meeting, present at the meeting or, in the case of a corporation or other non-natural person, represented by its duly authorised representative or proxy.

The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

Indemnification, liability insurance of Directors and Officers

To the maximum extent permitted by the applicable law, BWAQ shall indemnify each existing or former secretary, director (including alternate director), and other officer of BWAQ (including an investment adviser or an administrator or liquidator) and their personal representatives against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons (a) in or about the conduct of BWAQ’s business or affairs or in the execution or discharge of their respective duties, powers, authorities or discretions, and (b) in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning BWAQ or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former secretary or officer, however, shall be indemnified in respect of any matter arising out of his own actual fraud, wilful default or wilful neglect.

To the maximum extent permitted by applicable law, PubCo shall indemnify each existing or former secretary, director (including alternate director), and other officer of PubCo (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)     all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former secretary or officer in or about the conduct of PubCo’s business or affairs or in the execution or discharge of the existing or former secretary’s or officer’s duties, powers, authorities or discretions; and

(b)    without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning PubCo or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former secretary or officer, however, shall be indemnified in respect of any matter arising out of his own actual fraud, willful default or willful neglect.

BWAQ	PubCo
Dividends

BWAQ may by ordinary resolution declare dividends in accordance with the respective rights of the shareholders but no dividend shall exceed the amount recommended by the directors.

The directors may pay interim dividends or declare final dividends in accordance with the respective rights of the shareholders if it appears to them that they are justified by the financial position of BWAQ and that such dividends may lawfully be paid.

Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid.

Subject to any rights and restrictions for the time being attached to any shares, the directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorize payment of the same out of the funds of PubCo lawfully available therefor.

Subject to any rights and restrictions for the time being attached to any shares, PubCo by ordinary resolution may declare dividends, but no dividend shall exceed the amount recommended by the directors.

Any dividend payable in cash to the holder of shares may be paid in any manner determined by the directors. The directors may determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution.

Subject to any rights and restrictions for the time being attached to any shares, all dividends shall be declared and paid according to the amounts paid up on the shares, but if and for so long as nothing is paid up on any of the shares dividends may be declared and paid according to the par value of the shares. No amount paid on a share in advance of calls shall, while carrying interest, be treated for the purposes of the Amended PubCo Charter as paid on the share.

No dividend shall bear interest against PubCo. Any dividend unclaimed after a period of six calendar years from the date of declaration of such dividend may be forfeited by the board of directors and, if so forfeited, shall revert to PubCo.

Winding up

The directors have the authority to present a petition for the winding up of BWAQ to the Grand Court of the Cayman Islands on behalf of BWAQ without the sanction of a resolution passed at a general meeting.

Shareholders may also, subject to its articles of association and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to divide in specie among the shareholders the assets of BWAQ and/or vest the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

If PubCo shall be wound up the liquidator may, with the sanction of a special resolution of PubCo and any other sanction required by the Cayman Companies Act, divide amongst the shareholders of PubCo in species or in kind the whole or any part of the assets of PubCo (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and, subject to the provisions of Amended PubCo Charter, determine how the division shall be carried out as between the shareholders of PubCo or different classes of shareholders of PubCo. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders of PubCo as the liquidator, with the like sanction, shall think fit, but so that no shareholder of PubCo shall be compelled to accept any asset upon which there is a liability.

BWAQ	PubCo

If PubCo shall be wound up, and the assets available for distribution amongst the shareholders of PubCo shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders of PubCo in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst the shareholders of PubCo shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders of PubCo in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to PubCo for unpaid calls or otherwise. This article is without prejudice to the rights of the holders of shares issued upon special terms and conditions.

Exclusive Jurisdiction and Forum

Unless BWAQ consents in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with the BWAQ’s memorandum or articles of association or otherwise related in any way to each shareholder’s shareholding in BWAQ.

This shall not apply to any action or suits brought to enforce any liability or duty created by the U.S. Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim.

For the avoidance of doubt and without limiting the jurisdiction of the courts of the Cayman Islands to hear, settle and/or determine disputes related to PubCo, the courts of the Cayman Islands shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of PubCo, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of PubCo to PubCo or PubCo’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or these Articles including but not limited to any purchase or acquisition of shares, security or guarantee provided in consideration thereof, or (iv) any action asserting a claim against PubCo which if brought in the United States of America would be a claim arising under the internal affairs doctrine (as such concept is recognized under the laws of the United States from time to time).

Unless PubCo consents in writing to the selection of an alternative forum, the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States, regardless of whether such legal suit, action, or proceeding also involves parties other than PubCo. Any person or entity purchasing or otherwise acquiring any share or other securities in PubCo, or purchasing or otherwise acquiring the shares issued pursuant to deposit agreements, cannot waive compliance with the federal securities laws of the United States and the rules and regulations thereunder with respect to claims arising under the Securities Act and shall be deemed to have notice of and consented to the provisions.

PRICE RANGE OF SECURITIES AND DIVIDEND INFORMATION

BWAQ Units, BWAQ Class A Ordinary Shares, BWAQ Warrants, and BWAQ Rights are separately listed in the Nasdaq Global Market under the symbols “BWAQU,” “BWAQ,” “BWAQW,” and “BWAQR,” respectively.

The closing price of the BWAQ Units, BWAQ Class A Ordinary Shares, BWAQ Warrants and BWAQ Rights on August 9, 2023, the last trading day before announcement of the execution of the Business Combination Agreement, was $10.94, $10.72, $0.07 and $0.14, respectively. As of April 24, 2024, the Record Date for the Extraordinary General Meeting, the most recent closing price for each BWAQ Unit, BWAQ Class A Ordinary Share, BWAQ Warrant and BWAQ Right was $10.72, $11.25, $0.16, $0.29, respectively.

Holders of the BWAQ Units, BWAQ Class A Ordinary Shares, BWAQ Warrants, and BWAQ Rights should obtain current market quotations for their securities. The market price of BWAQ’s securities could vary at any time before the Transactions.

Historical market price information regarding TOYO Solar is not provided because there is no public market for their securities.

Historical market price information regarding PubCo is not provided because there is no public market for its securities. PubCo will apply to list the PubCo Ordinary Shares and PubCo Warrants on the Nasdaq under the symbols “TOYO” and “TOYOW,” respectively. It is a condition to consummation of the Transactions in the Business Combination Agreement that the PubCo Ordinary Shares to be issued in connection with the Transactions shall have been approved for listing on the Nasdaq, subject only to official notice of issuance thereof. PubCo, TOYO Solar and BWAQ have certain obligations in the Business Combination Agreement to use reasonable best efforts in connection with the Transactions, including with respect to satisfying this Nasdaq listing condition. The Nasdaq listing condition in the Business Combination Agreement may be waived by the parties to the Business Combination Agreement.

Holders

As of the Record date, there were three holders of record of BWAQ Units, five holders of record of BWAQ Class A Ordinary Shares, four holders of record of BWAQ Class B Ordinary Shares, one holder of record of BWAQ Warrants, and one holder of record of BWAQ Rights. As of the Record Date, TOYO Solar had one holder of record. As of the Record Date, PubCo had three holders of record. See “Beneficial Ownership of PubCo Securities Following The Transactions.”

Dividend Policy

BWAQ has not previously declared or paid any cash dividends on BWAQ Ordinary Shares to date and does not intend to declare or pay any dividends prior to the completion of the Transactions. In addition, TOYO Solar has not paid any dividends to its shareholders. The payment of any cash dividends after consummation of the Transactions shall be dependent upon the revenue, earnings and financial condition of PubCo from time to time. The payment of any dividends subsequent to the Transactions shall be within the discretion of the board of directors of PubCo, subject to certain restrictions under Cayman Islands law.

ANNUAL MEETING SHAREHOLDER PROPOSALS

If the Transactions are consummated, you shall be entitled to attend and participate in PubCo’s annual meetings of shareholders. If PubCo holds a 2023 annual meeting of shareholders, it shall provide notice of or otherwise publicly disclose the date on which the 2023 annual meeting shall be held. As a foreign private issuer, PubCo will not be subject to the SEC’s proxy rules.

OTHER SHAREHOLDER COMMUNICATIONS

Shareholders and interested parties may communicate with BWAQ’s board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of BWAQ, at 244 Fifth Avenue, Suite B-88New York, NY 10001, United States. Following the Transactions, such communications should be sent in care of PubCo, at Tennoz First Tower F5, 2-2-4, Higashi-shinagawa, Shinagawa-ku, Tokyo, Japan 140-0002. Each communication shall be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

LEGAL MATTERS

TOYO Solar is being represented by Cooley LLP with respect to certain legal matters as to United States federal securities and New York State law. BWAQ is being represented by Robinson & Cole LLP with respect to certain legal matters as to United States federal securities and New York State law and is being represented by Messina Madrid Law PA with respect to certain United States tax law matters. Ogier is representing BWAQ with respect to certain Cayman Islands law matters. Harney Westwood & Riegels is representing PubCo with respect to certain Cayman Islands law matter.

EXPERTS

The financial statements for BWAQ as of June 30, 2023 and 2022, and for the year ended June 30, 2023 and for the period from July 19, 2021 (inception) through June 30, 2022, appearing in this proxy statement/prospectus have been audited by Marcum Asia CPAs LLP (formerly known as Marcum Bernstein & Pinchuk LLP), an independent registered public accounting firm, as set forth in their report thereon, which contains an explanatory paragraph relating to substantial doubt about the ability of BWAQ to continue as a going concern as described in Note 1 to the financial statements, appearing elsewhere in this proxy statement/prospectus, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

The consolidated financial statements of PubCo as of December 31, 2023 and 2022, for the year ended December 31, 2023 and for the period from November 8, 2022 (inception) to December 31, 2022 included in this proxy statement/prospectus have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as set forth in their report thereon, which contains an explanatory paragraph relating to substantial doubt about the ability of PubCo to continue as a going concern as described in Note 3 to the financial statements, appearing elsewhere in this proxy statement/prospectus, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

PubCo is incorporated under the laws of the Cayman Islands as an exempted company with limited liability. PubCo is incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

•        political and economic stability;

•        an effective judicial system;

•        tax neutrality;

•        the absence of exchange control or currency restrictions; and

•        the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:

•        the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to those of the United States; and

•        Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

A majority of PubCo’s directors are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

PubCo has appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711 as its agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

The Cayman Islands Grand Court will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against PubCo (other than a sum of money payable in respect of taxes or other charges of a like nature, or in respect of a fine or other penalty (which may include a multiple damages judgment in an anti-trust action)). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against PubCo, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court will exercise its discretion in the enforcement of non-money judgments by applying the law of equity and determining whether the principle of comity requires recognition. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within 12 years of the judgment becoming enforceable, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The Cayman Islands courts are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature, or if such judgment was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Such a determination has not yet been made by the Grand Court of the Cayman Islands, and it is therefore uncertain whether such civil liability judgments from the Foreign Court would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Singapore

SinCo is incorporated under the laws of the Republic of Singapore, and certain of its officers and directors are residents outside the United States. There is no treaty between the U.S. and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the U.S. based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Singapore. In making a determination as to enforceability of a foreign judgment, the Singapore courts need to be satisfied that the foreign judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, a foreign judgment would be enforceable in Singapore unless procured by fraud, or if the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or if the enforcement thereof would be contrary to the public policy of Singapore, or if the judgment would conflict with earlier judgments from Singapore or earlier foreign judgments recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws.

Civil liability provisions of the federal and state securities law of the U.S. permit the award of punitive damages against SinCo and its directors and officers. The Singapore courts do not allow the enforcement of foreign judgments which amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the U.S. awarding such punitive damages would be regarded by the Singapore courts as being pursuant to foreign, penal, revenue or other public laws. Such determination has yet to be conclusively made by a Singapore court in a reported decision.

Vietnam

Vietnam is a party to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the “New York Convention”), and a few bilateral treaties relating to the recognition and enforcement of foreign judgments but not to any other multinational treaty in this regard. Foreign arbitral awards can be enforceable in Vietnam under the New York Convention after being recognized by Vietnamese courts in accordance with statutory procedures. However, in principle, Vietnam’s Civil Procedure Code provides that a civil judgment or decision of a foreign court is enforceable in Vietnam only if there is a treaty in this regard between Vietnam and such foreign country (including international treaties) or on a reciprocal basis. Vietnam’s Civil Procedure Code also sets out several grounds for Vietnamese courts to refuse the recognition and enforcement of foreign judgments and decisions or foreign arbitral awards. Therefore, it may be difficult to enforce in Vietnam any judgment or decision issued by a U.S. court against TOYO Solar or its directors and officers who are citizens of Vietnam.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, BWAQ and services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of each of BWAQ’s annual report to shareholders and BWAQ’s proxy statement. Upon written or oral request, BWAQ shall deliver a separate copy of the annual report to shareholder and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Shareholders receiving multiple copies of such documents may likewise request that BWAQ deliver single copies of such documents in the future. Shareholders receiving multiple copies of such documents may request that BWAQ deliver single copies of such documents in the future. Shareholders may notify BWAQ of their requests by writing to BWAQ at its principal executive offices at 244 Fifth Avenue, New York, NY 10001, United States. Following the Transactions, such requests should be made by writing to PubCo at its principal executive office at Tennoz First Tower F5, 2-2-4, Higashi-shinagawa, Shinagawa-ku, Tokyo, Japan 140-0002.

WHERE YOU CAN FIND MORE INFORMATION

As a foreign private issuer, after the consummation of the Transactions, PubCo shall be required to file its annual report on Form 20-F with the SEC no later than four months following its fiscal year end. BWAQ files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on BWAQ at the SEC website containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.

All information contained in this document relating to BWAQ has been supplied by BWAQ, and all such information relating to TOYO Solar has been supplied by TOYO Solar. Information provided by one entity does not constitute any representation, estimate or projection of the other entity.

TOYO Solar does not file any annual, quarterly or current reports, proxy statements or other information with the SEC.

If you would like additional copies of this document or if you have questions about the Transactions, you should contact via phone or in writing BWAQ’s proxy solicitation agent at the following address, telephone number and email:

Advantage Proxy, Inc.
P.O. Box 13581
Des Moines, WA 98198
Attn: Karen Smith
Toll Free: (877) 870-8565
Collect: (206) 870-8565
Email: ksmith@advantageproxy.com

If you are a BWAQ shareholder and would like to request documents, please do so by May 21, 2024 to receive them before the Extraordinary General Meeting of BWAQ Shareholders. If you request any documents from us, we shall mail them to you by first class mail, or another equally prompt means.

None of BWAQ, PubCo or TOYO Solar has authorized anyone to give any information or make any representation about the Transactions or their companies that is different from, or in addition to, that which is contained in this proxy statement/prospectus or in any of the materials that have been incorporated in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you.

The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

INDEX OF FINANCIAL STATEMENTS

TOYO CO., LTD.

Page
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2023 and December 31, 2022	F-3
Consolidated Statements of Operations and Comprehensive Income for the year ended December 31, 2023 and for the Period from its inception on November 8, 2022 through December 31, 2022	F-4
Consolidated Statements of Changes in Shareholders’ Equity	F-5
Consolidated Statements of Cash Flows for the year ended December 31, 2023 and for the Period from its inception on November 8, 2022 through December 31, 2022	F-6
Notes to Consolidated Financial Statements	F-8

BLUE WORLD ACQUISITION CORPORATION

Report of Independent Registered Public Accounting Firm (ID: 5395)	F-49
Balance Sheets as of June 30, 2023 and 2022	F-50
Statement of Operations for the Year Ended June 30, 2023 and for the Period from July 19, 2021 (Inception) through June 30, 2022	F-51
Statements of Changes in Shareholders’ Deficit for the Year Ended June 30, 2023 and for the Period from July 19, 2021 (Inception) through June 30, 2022	F-52
Statement of Cash Flows for the Year Ended June 30, 2023 and for the Period from July 19, 2021 (Inception) through June 30, 2022	F-53
Notes to Financial Statements	F-54

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Toyo Co., Ltd

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Toyo Co., Ltd (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for the year ended December 31, 2023 and for the period from its inception on November 8, 2022 through December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the year ended December 31, 2023 and for the period from its inception on November 8, 2022 through December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 3 the Company has a significant working capital deficiency, has incurred significant cash outflow from operating activities and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum Asia CPAs llp

Marcum Asia CPAs llp

We have served as the Company’s auditor since 2022.

New York, NY
April 30, 2024

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001
Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com

TOYO Co., Ltd.
CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. dollar)

	December 31, 2023	December 31, 2022
ASSETS
Current Assets
Cash	$18,035,405	$2,065,448
Restricted cash	82,195	—
Prepayments	149,304	—
Prepayments – a related party	24,400,798	—
Inventories	39,999,992	—
Other current assets	85,702	—
Total Current Assets	82,753,396	2,065,448

Non-current Assets
Restricted cash, non-current	879,893	—
Deferred offering costs	2,084,810	—
Long-term prepaid expenses	7,757,193	8,148,020
Deposits for property and equipment	1,466,878	—
Property and equipment, net	142,781,558	516,410
Right of use assets	537,032	194,929
Other non-current assets	22,250	—
Total Non-current Assets	155,529,614	8,859,359
Total Assets	$238,283,010	$10,924,807

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$37,221,124	$1,084,407
Contract liabilities	530,817	—
Contract liabilities – related parties	28,815,934	—
Due to related parties	96,867,739	1,725,862
Other payable and accrued expenses	5,606,763	67,582
Lease liabilities, current	151,260	—
Total Current Liabilities	169,193,637	2,877,851

Lease liabilities, non-current	372,725	198,718
Long-term bank borrowings	11,819,527	—
Total Non-current Liabilities	12,192,252	198,718
Total Liabilities	181,385,889	3,076,569

Commitments and Contingencies (Note 13)

Shareholders’ Equity
Ordinary shares (par value $0.0001 per share, 500,000,000 shares authorized, 41,000,000 and 41,000,000 shares issued and outstanding as of December 31, 2023 and 2022, respectively)*	4,100	4,100
Additional paid-in capital	49,995,900	7,635,319
Retained earnings (accumulated deficit)	9,702,316	(186,839)
Accumulated other comprehensive (loss) income	(2,805,195)	395,658
Total Shareholders’ Equity	56,897,121	7,848,238
Total Liabilities and Shareholders’ Equity	$238,283,010	$10,924,807

____________

*        The share information is presented on a retroactive basis to reflect the reorganization effected on February 27, 2024 (Note 1).

The accompanying notes are an integral part of the consolidated financial statements.

TOYO Co., Ltd.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Expressed in U.S. dollar)

	For the Year Ended December 31, 2023	For the Period from its inception on November 8, 2022 through December 31, 2022
Revenues from a related party	$61,504,724	$—
Revenues from third parties	872,666	—
Revenues	62,377,390	—

Cost of revenues – a related party	(35,923,151)	—
Cost of revenues – third parties	(9,823,709)	—
Cost of revenues	(45,740,860)	—
Gross profit	16,636,530	—

Operating expenses
Selling and marketing expenses	(17,573)	—
General and administrative expenses	(4,632,009)	(187,422)
Total operating expenses	(4,649,582)	(187,422)

Income (loss) from operations	11,986,948	(187,422)

Other (expenses) income, net
Interest expenses, net	(3,261,459)	583
Other income, net	1,163,666	—
Total other (expenses) income, net	(2,097,793)	583

Income (loss) before income taxes	9,889,155	(186,839)

Income tax expenses	—	—
Net income (loss)	$9,889,155	$(186,839)

Other comprehensive (loss) income
Foreign currency translation adjustment	(3,200,853)	395,658
Comprehensive income	$6,688,302	$208,819

Weighted average number of ordinary share outstanding – basic and diluted*	41,000,000	41,000,000
Earnings (loss) per share – basic and diluted*	$0.24	$(0.00)

____________

*        The shares and per share information are presented on a retroactive basis to reflect the reorganization effected on February 27, 2024 (Note 1).

The accompanying notes are an integral part of the financial statements.

TOYO Co., Ltd.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(Expressed in U.S. dollar)

	Ordinary shares		Additional paid-in capital	Retained Earnings (Accumulated deficit)	Accumulated other comprehensive income (loss)	Total shareholders’ equity
	Number of shares*	Amount
Balance as of its inception on November 8, 2022	41,000,000	$4,100	$(4,100)	$—	$—	$—
Capital injection from shareholders	—	—	7,639,419	—	—	7,639,419
Net loss	—	—	—	(186,839)	—	(186,839)
Foreign currency translation adjustments	—	—	—	—	395,658	395,658
Balance as of December 31, 2022	41,000,000	$4,100	$7,635,319	$(186,839)	$395,658	$7,848,238
Capital injection from shareholders	—	—	42,360,581	—	—	42,360,581
Net income	—	—	—	9,889,155	—	9,889,155
Foreign currency translation adjustments	—	—	—	—	(3,200,853)	(3,200,853)
Balance as of December 31, 2023	41,000,000	$4,100	$49,995,900	$9,702,316	$(2,805,195)	$56,897,121

____________

*        The share information is presented on a retroactive basis to reflect the reorganization effected on February 27, 2024 (Note 1).

The accompanying notes are an integral part of the consolidated financial statements.

TOYO Co., Ltd.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. dollar)

	For the Year Ended December 31, 2023	For the Period from its inception on November 8, 2022 through December 31, 2022
Cash flows from operating activities:
Net income (loss)	$9,889,155	$(186,839)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation of property and equipment	2,607,276	16
Loss from disposal of property and equipment	13,511	—
Amortization of right of use assets	114,614	1,060
Amortization of long-term prepaid expenses	180,192	29,573
Changes in operating assets and liabilities:
Prepayments	(152,023)	—
Prepayments – a related party	(24,845,082)	—
Inventories	(40,728,301)	—
Other current assets	(87,263)	—
Long-term prepaid expenses	—	(7,984,714)
Other non-current assets	(22,655)	—
Accounts payable	2,079,725	798,471
Contract liabilities	540,481	—
Contract liabilities – a related party	29,340,608	—
Due to related parties	3,267,670	1,685,008
Other payable and accrued expenses	5,404,730	65,983
Lease liabilities	(131,655)	2,639
Net cash used in operating activities	(12,529,017)	(5,588,803)

Cash flows from investing activities:
Purchase of property and equipment	(114,113,439)	(243,937)
Purchase of property and equipment from a related party	(126,272)	—
Net cash used in investing activities	(114,239,711)	(243,937)

Cash flows from financing activities:
Capital injection from shareholders	42,360,581	7,639,419
Proceeds from bank borrowings	12,034,734	—
Proceeds from borrowings from a related party	93,571,624	—
Payments of offering costs	(1,817,310)	—
Net cash provided by financing activities	146,149,629	7,639,419

Effect of exchange rate changes on cash	(2,448,856)	258,769

Net increase in cash	16,932,045	2,065,448
Cash and restricted cash at beginning of year	2,065,448	—
Cash and restricted cash at end of year	$18,997,493	$2,065,448

TOYO Co., Ltd.
CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)
(Expressed in U.S. dollar)

	For the Year Ended December 31, 2023	For the Period from its inception on November 8, 2022 through December 31, 2022
Supplemental cash flow information
Cash paid for interest expense	$—	$—
Cash paid for income tax	$—	$—

Noncash investing and financing activities
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$473,014	$186,950
Change in payables related to purchase of property and equipment	$34,743,940	$—
Payment of offering costs by a related party	$81,025	$—
Accrual of offering costs	$892,976	$—

Reconciliation of cash and restricted cash to the consolidated balance sheets
Cash	$18,035,405	$2,065,448
Restricted cash	82,195	—
Restricted cash, non-current	879,893	—
	$18,997,493	$2,065,448

The accompanying notes are an integral part of the consolidated financial statements.

TOYO Co., Ltd.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.      ORGANIZATION AND BUSINESS DESCRIPTION

TOYO Co., Ltd. (“TOYO”) was incorporated on May 16, 2023, under the laws of the Cayman Islands as an exempted company with limited liability. The Company commenced operations on November 8, 2022, through its a wholly owned subsidiary Vietnam Sunergy Cell Company Limited (“TOYO Solar”), which is a limited liability company established under the laws of the Socialist Republic of Vietnam (“Vietnam”). TOYO and its subsidiaries (the “Company”) are primarily engaged in design, manufacture and sales of solar cells and solar modules and related businesses.

The accompanying consolidated financial statements reflect the activities of TOYO and each of the following entities:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
Parent company:
TOYO	May 16, 2023	Cayman Islands	Parent	Investment holding
Wholly owned subsidiaries of TOYO
TOPTOYO Investment Pte. Ltd. (“TOYO SinCo”)	April 26, 2023	Singapore	100	Investment holding
TOYO Solar	November 8, 2022	Vietnam	100	Design, manufacture and sales of solar cells and solar modules and related businesses

Reorganization

On February 27, 2024, TOYO completed the reorganization of entities under common control of its then existing shareholders, who collectively owned 100% of the equity interests of TOYO Solar prior to the reorganization. TOYO and TOYO SinCo were established as holding companies of TOYO Solar, and all of these entities are under common control which results in the consolidation of TOYO Solar, which have been accounted for as a reorganization of entities under common control at carrying value.

The Company believed that it was appropriate to reflect the reorganization on a retroactive basis as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. The Company has retroactively adjusted all share and per share data for all periods presented. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first year presented in the consolidated financial statements.

Business Combination with a SPAC

On August 10, 2023, Blue World Acquisition Corporation, a Cayman Islands exempted company (“BWAQ”) entered into the Agreement and Plan of Merger (the “Business Combination Agreement”) with TOYO, TOYOone Limited, a Cayman Islands exempted company (“Merger Sub”), TOYO SinCo, and TOYO Solar (together with TOYO, Merger Sub and TOYO SinCo, the “Group Companies”, or each individually, a “Group Company”), VSun Joint Venture Stock Company (“VSun JV”), and Fuji Solar Co., Ltd, a Japanese company (“Fuji Solar”, together with VSun JV, the “Shareholders”, or individually, a “Shareholder”).

Pursuant to the Business Combination Agreement, (a) the Group Companies, VSun JV and Fuji Solar shall consummate a series of transactions involving the Group Companies, including (A) PubCo acquiring one hundred percent (100%) of the issued and paid-up share capital of SinCo from Fuji Solar in exchange for one (1) ordinary share of PubCo, par value $0.0001 per share (such ordinary share, “PubCo Ordinary Share” and such transaction, the “Share Exchange”), and (B) SinCo acquiring one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company from VSun JV at an aggregate consideration of no less than $50,000,000 (the “SinCo

TOYO Co., Ltd.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.      ORGANIZATION AND BUSINESS DESCRIPTION (cont.)

Acquisition,” and together with the Share Exchange, the “Pre-Merger Reorganization”), as a result of which (i) SinCo shall become a wholly-owned subsidiary of PubCo, (ii) the Company shall become a wholly-owned subsidiary of SinCo; and (iii) immediately prior to the closing of the SinCo Acquisition, Fuji Solar (the “Seller”) shall hold an aggregate of 41,000,000 PubCo Ordinary Shares, representing all issued and outstanding share capital of PubCo, and (b) following the consummation of the Pre-Merger Reorganization, BWAQ shall merge with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Merger”), as a result of which, among other things, all of the issued and outstanding securities of BWAQ immediately prior to the filing of the plan of merger with respect to the Merger (the “Plan of Merger”) to the Registrar of Companies of the Cayman Islands, or such later time as may be specified in the Plan of Merger (the “Merger Effective Time”) shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive substantially equivalent securities of PubCo, in each case, upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of the Companies Act (Revised) of the Cayman Islands and other applicable laws. The Merger, the Pre-Merger Reorganization and each of the other transactions contemplated by the Business Combination Agreement or any of the other relevant Transaction Documents (as defined in the Business Combination Agreement) are collectively referred to as “Transactions.”

On March 26, 2024, the Transactions were announced effective by the Securities and Exchange Commission. The Merger continues to progress and is expected to be completed after the extraordinary general meeting of its shareholders, subject to the satisfaction of all other closing conditions. As of the date of this report, the extraordinary general meeting of its shareholders was not scheduled.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The consolidated financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) and regulations of the Securities Exchange Commission (the “SEC”).

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities on the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews these estimates and assumptions using the currently available information. Changes in facts and circumstances may cause the Company to revise its estimates. The Company bases its estimates on past experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Estimates are used when accounting for items and matters including, but not limited to, determinations of the useful lives and valuation of long-lived assets, and incremental borrowing rate used in measurement of operating lease right-of-use assets and lease liabilities.

Foreign currency translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing on the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates on the date of the balance sheet.

TOYO Co., Ltd.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The reporting currency of the Company is U.S. dollars (“$”) and the accompanying consolidated financial statements have been expressed in $.

In general, assets and liabilities of the Company whose functional currency is not the $, are translated into $, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of the Company is recorded as a separate component of accumulated other comprehensive income within the statement of shareholders’ equity.

Translation of amounts from VND into $ has been made at the following exchange rates for the respective periods:

	December 31, 2023	December 31, 2022
VND exchange rate for balance sheet items, except for equity accounts	24,270	23,633
	For the Year Ended December 31, 2023	For the Period from its inception on November 8, 2022 through December 31, 2022
VND exchange rate for items in the statement of operations and comprehensive income, and statement of cash flows	23,836	23,633

No representation is made that the VND amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

Fair value of financial instruments

The Company’s financial instruments are accounted for at fair value on a recurring basis. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The three levels of the fair value hierarchy are described below:

Level 1	—	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2	—

inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3	—	inputs to the valuation methodology are unobservable and significant to the fair value.

The Company’s financial instruments approximate their fair values because of the short-term nature of these instruments.

Cash

Cash primarily consist of bank deposits with original maturities of three months or less, which are unrestricted as to withdraw and use.

Allowance for credit losses

On January 1, 2023, the Company adopted Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), using the modified retrospective transition method. ASU 2016-13 replaces the existing incurred loss impairment model

TOYO Co., Ltd.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

with an expected loss methodology, which will result in more timely recognition of credit losses. Upon adoption, the Company changed the impairment model to utilize a forward-looking current expected credit losses (CECL) model in place of the incurred loss methodology for financial instruments measured at amortized cost and receivables resulting from the application of ASC 606, including contract assets. As of December 31, 2022, the Company had no accounts receivable or other receivable, and the adoption of the guidance had no impact on the consolidated balance sheets or consolidated statements of operations and comprehensive income.

The management maintains an allowance for credit losses and records the allowance for credit losses as an offset to accounts receivable and the estimated credit losses charged to the allowance is classified as “General and administrative expenses” in the consolidated statements of income and comprehensive income. In determining the amount of the allowance for credit losses, the Company considers historical collectability based on past due status, the age of the balances, credit quality of the Company’s customers based on ongoing credit evaluations, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect the Company’s ability to collect from customers. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. As of December 31, 2023 and 2022, the Company had no accounts receivable or other receivable, and accordingly the Company did not provide expected credit losses.

Prepayments and prepayments to a related party

The prepayments represented advance payments for raw materials for the cell production. The Company initially recognizes prepayments when cash is advanced to suppliers. Subsequently, the Company derecognizes and reclassifies prepayments to inventories when control over the assets is transferred to and obtained by the Company.

Inventories

Inventories are stated at the lower of cost or net realizable value. Cost of inventories is determined using the monthly weighted average cost method. Adjustments are recorded to write down the cost of inventories to the estimated net realizable value due to damaged and slow-moving goods, which is dependent upon factors such as historical and forecasted consumer demand, and specific customer requirements. The Company takes ownership, risks and rewards of the products. Write downs are recorded in cost of revenues in the statements of operations and comprehensive income. As of December 31, 2023 and 2022, the Company did not provide inventory write downs.

Deferred offering costs

In the event of offering of equity securities, incremental costs that otherwise would not have been incurred, including legal expenses incurred for preparation of the registration statements, financial advisor fees, registration fees and others, are deferred and capitalized in the balance sheet as deferred offering costs which will be later deducted against additional paid-in capital upon completion of offering of equity securities.

Restricted cash, current and non-current

As of December 31, 2023, the restricted cash represented bank deposits pledged for a bank borrowing. The current restricted cash was restricted from withdrawal for a period less than 12 months from the date of deposit. The non-current restricted cash was restricted from withdrawal for a period of 3 years from the date of deposit.

Deposits for property and equipment

The deposits for property and equipment represented advance payments for construction of plants and for machinery to be installed in the plants. The Company initially recognizes deposits for property and equipment when cash is advanced to suppliers. Subsequently, the Company derecognizes and reclassifies deposits for property and equipment to property and equipment when control over these construction services and machinery is transferred to and obtained by the Company.

TOYO Co., Ltd.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Property and equipment, net

Property and equipment primarily consist of building, machinery, office equipment, vehicles and construction in progress. Building, machinery, office equipment and vehicles are stated at cost less accumulated depreciation less any provision required for impairment in value. Depreciation is computed using the straight-line method with nil residual value rate based on the estimated useful lives. The useful lives of property and equipment as follows:

Building	25 years
Machinery	2 – 6 years
Office equipment	2 – 5 years
Vehicle	5 – 6 years

The construction in progress was not depreciated until completion of construction and ready for use.

Costs of repairs and maintenance are expensed as incurred and asset improvements are capitalized.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment of long-lived assets was recognized for the year ended December 31, 2023 and for the period from its inception on November 8, 2022 through December 31, 2022.

Revenue recognition

The Company adopted ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) since its setup. In accordance with ASC 606, revenue is recognized when the control of the promised goods or services is transferred to the customers, and the performance obligations under the contract have been satisfied, in an amount that reflects the consideration expected to be entitled to in exchange for those goods or services (excluding sales taxes collected on behalf of government authorities). The Company’s revenue contracts generally do not include a right of return in relation to the delivered products or services.

The Company determines revenue recognition through the following steps: (1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation.

The Company primarily generated revenues from sales of solar cells.

The Company officially commenced sales of solar cells to customers in the second half of 2023. The Company recognizes revenue generated from sales of solar cells at a point in time following the transfer of control of the solar cells to the customers, which typically occurs upon shipment or delivery depending on the terms of the underlying contracts. The contracts with customers may contain provisions that require the Company to make liquidated damage payments to the customer if the Company fails to ship or deliver solar cells before scheduled dates. The Company recognizes these liquidated damages as a reduction of revenue. For the year ended December 31, 2023, the Company did not incur such liquidation damages.

Sales agreements typically contain the assurance-type customary product warranties if defects in solar cells exceeds 0.4% of delivered quantity. The assurance-type product warranties are subject to ASC 450, Contingencies. As of December 31, 2023, the Company did not accrue warranty liabilities.

TOYO Co., Ltd.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Contract liabilities

Contract liabilities are recognized if the Company receives consideration prior to satisfying the performance obligations, which include customer advances and deferred revenue under service arrangements. As of December 31, 2023 and 2022, the Company had contract liabilities of $530,817 and $nil from third party customers, respectively. As of December 31, 2023 and 2022, the Company had contract liabilities of $28,815,934 and $nil from a related party customer, respectively.

Cost of revenues

Cost of revenues primarily consist of cost of materials, employee salary and welfare expenses, and overheads which were attributable to the solar cells sold in the relevant periods.

General and administrative expenses

General and administrative expenses primarily consist of employee salary and welfare expenses, amortization of usage of infrastructure expenses and other expenses related to administrative functions.

Income taxes

The Company accounts for income taxes in accordance with the U.S. GAAP for income taxes. Under the asset and liability method as required by this accounting standard, the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred taxes.

The charge for taxation is based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis. Deferred tax assets are recognized to the extent that it is more likely than not these items will be utilized against taxable income in the future. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. As of December 31, 2023, income tax returns for the tax year ended December 31, 2023 and 2022 remain open for statutory examination.

Earnings (loss) per Share

In accordance with ASC 260, Earnings Per Share, basic earnings (loss) per share is computed by dividing net income (loss) attributable to the holders of ordinary shares by the weighted average number of ordinary shares outstanding during period presented. Diluted income (loss) per share is calculated by dividing net income (loss) attributable to the holders of ordinary shares as adjusted for the effect of dilutive ordinary share equivalents, if any, by the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period. However, ordinary share equivalents are not included in the denominator of the diluted earnings per share calculation when inclusion of such shares would be anti-dilutive.

TOYO Co., Ltd.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Operating leases

The Company adopted the ASU 2016-02, Leases (Topic 842) on its inception on November 8, 2022.

The Company leases its land use rights, which are classified as operating leases in accordance with Topic 842. Operating leases are required to record in the balance sheet as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. The Company has elected the package of practical expedients, which allows the Company not to reassess (1) whether any expired or existing contracts as of the adoption date are or contain a lease, (2) lease classification for any expired or existing leases as of the adoption date, and (3) initial direct costs for any expired or existing leases as of the adoption date. The Company elected the short-term lease exemption as the lease terms are 12 months or less.

At the commencement date, the Company recognizes the lease liability at the present value of the lease payments not yet paid, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate on a collateralized basis for a similar term as the underlying lease.

The right-of-use asset is recognized initially at cost, which primarily comprises the initial amount of the lease liability, plus any initial direct costs incurred, consisting mainly of brokerage commissions, less any lease incentives received. All right-of-use assets are reviewed for impairment. There was no impairment for right-of-use lease assets as of December 31, 2023 and 2022.

Related party transactions

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence. Transactions between related parties commonly occurring in the normal course of business are considered to be related party transactions.

Comprehensive income

A Comprehensive income includes net income (loss) and other comprehensive income arising from foreign currency adjustments. Comprehensive income is reported in the statements of operations and comprehensive income.

Commitments and contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC 450, Contingencies, the Company records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major clients in financial statements for details on the Company’s business segments. The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as the Chief Executive Officer, who reviews results when making decisions about allocating resources and assessing performance of the Company. Based on the management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280. The Company’s assets are substantially all located in the Vietnam and substantially all of the Company’s revenues and expenses are derived in the Vietnam. Therefore, no geographical segments are presented.

TOYO Co., Ltd.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recently issued accounting standards

The Jumpstart Our Business Startups Act (“JOBS Act”) provides that an emerging growth company (“EGC”) as defined therein can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an EGC to delay adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company qualifies as an EGC as of December 31, 2023 and has elected to apply the extended transition period.

In December 2023, the FASB issued ASU 2023-09, which is an update to Topic 740, Income Taxes. The amendments in this update related to the rate reconciliation and income taxes paid disclosures improve the transparency of income tax disclosures by requiring (1) adding disclosures of pretax income (or loss) and income tax expense (or benefit) to be consistent with U.S. Securities and Exchange Commission (SEC) Regulation S-X 210.4-08(h), Rules of General Application — General Notes to Financial Statements: Income Tax Expense, and (2) removing disclosures that no longer are considered cost beneficial or relevant. For public business entities, the amendments in this Update are effective for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments in this Update should be applied on a prospective basis. Retrospective application is permitted. The Company does not expect the adoption of ASU 2023-09 would have a significant impact on the Company’s consolidated balance sheets, consolidated statements of operations and comprehensive income (loss) and consolidated statements of cash flows.

In November 2023, the FASB issued ASU 2023-07. The amendments improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. In addition, the amendments enhance interim disclosure requirements, clarify circumstances in which an entity can disclose multiple segment measures of profit or loss, provide new segment disclosure requirements for entities with a single reportable segment, and contain other disclosure requirements. The purpose of the amendments is to enable investors to better understand an entity’s overall performance and assess potential future cash flows. The ASU applies to all public entities that are required to report segment information in accordance with ASC 280.

Recently issued accounting standards

In March 2023, the FASB issued new accounting guidance, ASU 2023-01, for leasehold improvements associated with common control leases, which is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been made available for issuance. The new guidance introduced two issues: terms and conditions to be considered with leases between related parties under common control and accounting for leasehold improvements. The goals for the new issues are to reduce the cost associated with implementing and applying Topic 842 and to promote diversity in practice by entities within the scope when applying lease accounting requirements. The Company does not expect the adoption of ASU 2023-01 would have a significant impact on the Company’s consolidated balance sheets, consolidated statements of operations and comprehensive income (loss) and consolidated statements of cash flows.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material impact on its the financial position, statements of operations and cash flows.

Significant risks and uncertainties

1)      Credit risk

Assets that potentially subject the Company to significant concentration of credit risk primarily consist of cash. The maximum exposure of such assets to credit risk is their carrying amount as at the balance sheet dates. As of December 31, 2023 and 2022, the Company held cash and restricted cash of $18,997,493 and $2,065,448, respectively. All of cash and restricted cash were deposited in financial institutions located in Vietnam and are not insured. To limit exposure to credit risk relating to deposits, the Company primarily place cash deposits with large financial institutions in Vietnam which management believes are of high credit quality and the Company also continually monitors their credit worthiness.

TOYO Co., Ltd.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

2)      Foreign currency risk

As of December 31, 2023 and 2022, substantially all of the Company’s purchase and operating expenses activities and the Company’s assets and liabilities are denominated in VND, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the State Bank of Vietnam (“SBV”) or other authorized financial institutions at exchange rates quoted by SBV. Approval of foreign currency payments by the SBV or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices and signed contracts. The value of VND is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the Vietnam Foreign Exchange Trading System market.

3)      Concentration risk

The Company commenced sales to customers since the second half of 2023. The Company has a concentration of its revenues with specific customers and accounts payable with specific vendors.

For the year ended December 31, 2023, one related party customer accounted for 99% of total revenues. For the year ended December 31, 2023, one third party customer accounted for 86% of revenues generated from third parties.

As of December 31, 2023, four suppliers from third parties accounted for 30%, 15%, 12% and 11% of accounts payable, respectively.

For the year ended December 31, 2023, one related party supplier accounted for 100% of total purchases of inventories from a related party. For the year ended December 31, 2023, three third party suppliers accounted for 42%, 13% and 10% of purchases of inventories from third parties, respectively. For the year ended December 31, 2023, one related party supplier and one third party supplier accounted for 64.5% and 14.8% of total purchases of inventories, respectively.

For the year ended December 31, 2023, two third party suppliers accounted for 58% and 13% of purchases of property and equipment, respectively.

3.      LIQUIDITY CONDITION AND GOING CONCERN

As of December 31, 2023, the Company had cash of $18,035,405 and working capital deficits of $86,440,241. For the year ended December 31, 2023 and for the period from its inception on November 8, 2022 through December 31, 2022, the Company reported cash outflows of $12,529,017 and $5,588,803 from operating activities. These conditions raised substantial doubt about the Company’s ability to continue as a going concern.

The Company’s liquidity is based on its ability to generate cash from operating activities and obtain financing from investors to fund its general operations and capital expansion needs. The Company’s ability to continue as a going concern is dependent on management’s ability to successfully execute its business plan, which includes increasing revenue while controlling operating cost and expenses to generate positive operating cash flows and obtain financing from outside sources.

As of April 30, 2024, the Company launched six production lines and had cash of approximately $22.5 million, which is placed with financial institutions and is unrestricted as to withdrawal or use. In addition, the Company expected to raise funds from banks and its parent company to support its operating activities. On April 26, 2023, the Company entered into a three-year bank credit facility with Joint Stock Commercial Bank for Investment and Development of Vietnam (“BIDV”), under which the Company can draw-down up to $90,000,000 by April 25, 2026. As of the date of this report, the Company has drawn down approximately $15.2 million (VND 385.0 billion) from BIDV and had unused credit facility of approximately $74.8 million. On January 31, 2024, the Company entered into a one-year bank credit facility with BIDV, under which the Company can draw-down up to $100,000,000 by January 30, 2025. Each loan is repayable in five months from its borrowing. As of the date of this proxy statement/prospectus, the Company has drawn down approximately $24.7 million (VND 626.4 billion) from BIDV and has unused credit facility of approximately $75.3 million.

TOYO Co., Ltd.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.      LIQUIDITY CONDITION AND GOING CONCERN (cont.)

There can be no assurance that the Company future cashflows from operating activities or financing activities including equity financing will be sufficient to support its ongoing operations, or that any additional financing will be available in a timely manner or on acceptable terms, if at all. If the Company is unable to raise sufficient financing or events or circumstances occur such that the Company does not meet its strategic plans, the Company will be required to reduce certain discretionary spending, or be unable to fund capital expenditures, which would have a material adverse effect on the Company’s financial position, results of operations, cash flows, and ability to achieve its intended business objectives. As of the date of this report, the Company has commenced manufacture and sales of solar cell products for three months, and the Company needs to raise additional capital to finance its future operations. Accordingly, the Company has concluded that there is substantial doubt about its ability to continue as a going concern for a period of one year from the date that these consolidated financial statements are issued.

The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Accordingly, the consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

4.      INVENTORIES

Inventories consisted of the following:

	December 31, 2023	December 31, 2022
Raw materials	$24,695,737	$—
Finished goods	15,296,147	—
Goods in transit	8,108	—
	$39,999,992	$—

5.      PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	December 31, 2023	December 31, 2022
Construction in progress	$44,139,576	$516,072
Machinery	84,976,059	—
Building	14,996,749	—
Office equipment	847,144	355
Vehicle	382,000	—
	145,341,528	516,427
Less: accumulated depreciation	(2,559,970)	(17)
	$142,781,558	$516,410

Depreciation expense was $2,607,276 and $16 for the year ended December 31, 2023 and for the period from its inception on November 8, 2022 through December 31, 2023.

The Company commenced its operations since November 2022. For the year ended December 31, 2023, the Company incurred costs in designing plants, construction of plants, installation of machinery in the plants, which were incremental costs to construct a plant. As of December 31, 2023, all of the property and equipment were collateralized for the borrowings from BIDV.

As of December 31, 2023, the Company has drawn down loans of approximately $11.8 million from BIDV and had unused line of credit of approximately $78.2 million.

TOYO Co., Ltd.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.      LONG-TERM PREPAID EXPENSES

In November 2022, the Company entered into an agreement with a third party. The agreement conveys the Company the right to use a piece of designated land (“land use rights”) and the right to use certain public infrastructures within the industrial zones, for a period of 45 years maturing in October 2067. Pursuant to the agreement, the third party charged a total fee of $1.4 million for the land use rights, which was accounted for as an operating lease right-of-use asset (Note 7), and a total fee of $8.2 million for the public infrastructures, respectively.

For the public infrastructures service fees, the Company is obliged to make 85% of total payments or $7.0 million, upon acquisition the land use rights, and make the remaining 15% of total payments or $1.2 million, upon obtain the certificate of land use rights. As of December 31, 2022, the Company has made payments of $7.2 million for the public infrastructure based on the contract terms, among which $1.6 million was paid by a related party on behalf of the Company (Note 10). For the year ended December 31, 2023, the Company paid the remaining service fees of $0.8 million. As of December 31, 2023, the Company fully paid the service fees.

Because these public infrastructures were shared among all lessees in the industrial zone, the Company has no rights to obtain substantially all of the economic benefits from these public infrastructure. The Company recorded the total public infrastructure service fee as long-term prepaid expenses, and amortized the long-term prepaid expenses over 45 years in straight-line method.

Long-term prepaid expenses was comprised of the following:

	December 31, 2023	December 31, 2022
Prepaid expenses for public infrastructure	$7,963,659	$8,178,310
Less: accumulated amortization	(206,466)	(30,290)
	$7,757,193	$8,148,020

For the years ended December 31, 2023 and for the period from its inception on November 8, 2022 through December 31, 2022, the amortization expenses for long-term prepaid expenses is $180,192 and $29,573, respectively.

7.      OPERATING LEASE

In November 2022, the Company leased land use rights in Vietnam under non-cancelable operating leases, with lease term of 45 years. The land is free of charge for the first five years and will be charged of rental fee of approximately $33,300 per annum. The Company constructed plants for manufacturing cells on the land use rights. For the year ended December 31, 2023, the Company entered into certain staff dormitory lease agreements with third party lessors, all with a lease term of 3 years.

The table below presents the operating lease related assets and liabilities recorded on the consolidated balance sheets.

	December 31, 2023	December 31, 2022
Right of use assets	$537,032	$194,929
Operating lease liabilities, current	151,260	—
Operating lease liabilities, noncurrent	372,725	198,718
Total operating lease liabilities	$523,985	$198,718

TOYO Co., Ltd.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.      OPERATING LEASE (cont.)

Other information about the Company’s leases is as follows:

	For the Year Ended December 31, 2023	For the Period from its Inception on November 8, 2022 through December 31, 2022
Operating cash flows used in operating leases	$173,267	$—
Weighted average remaining lease term (years)	32.4	44.9
Weighted average discount rate	10%	11%

For the year ended December 31, 2023, operating lease expenses were $357,300, among which $216,177 was incurred for short-term lease. For the period from its inception on November 8, 2022 through December 31, 2022, operating lease expenses were $3,700, all of which was incurred for long-term lease.

The following is a schedule, by years, of maturities of lease liabilities as of December 31, 2023:

December 31, 2023
For the year ending December 31, 2024	168,109
For the year ending December 31, 2025	166,049
For the year ending December 31, 2026	—
For the year ending December 31, 2027	33,180
For the year ending December 31, 2028	33,180
Thereafter	1,260,839
Total lease payments	1,661,357
Less: Imputed interest	(1,137,372)
Present value of operating lease liabilities	$523,985

8.      LINE OF CREDIT

On April 26, 2023, the Company entered into a three-year bank credit facility with BIDV, under which the Company can draw-down up to $90,000,000 by April 25, 2026. The interest rate for this credit facility was 9.5% per annum, subject to vary every six months. The interest rate was reduced to 8% since August 2023. As of December 31, 2023, the credit facility was collateralized by all of the Company’s property and equipment (Note 5) and equity interest of $50 million owned by VSun JV.

As of December 31, 2023, the Company has drawn down loans of approximately $11.8 million from BIDV and had unused line of credit of approximately $78.2 million. For the year ended December 31, 2023, the Company recognized interest expenses of $212,064, among which $90,526 was capitalized in property and equipment.

TOYO Co., Ltd.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.      INCOME TAXES

Cayman Islands

Under the current laws of the Cayman Islands, TOYO is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

Singapore

TOYO SinCo is subject to corporate income tax for its business operation in Singapore. Tax on corporate income is imposed at a flat rate of 17%.

Vietnam

TOYO Solar is subject to Vietnam Enterprise Income Tax (“EIT”) on the taxable income in accordance with the relevant Vietnam income tax laws. The Vietnam’s statutory, Enterprise Income Tax (“EIT”) rate is 20%.

Qualified as a High and New Technology Enterprise, the Company received the preferential tax treatments since its inception, and is exempt from income taxes for the years ended December 31, 2022 and 2023. The Company is entitled to a preferential income tax rate of 10% for the years ended December 31, 2024 through 2027.

For the year ended December 31, 2023 and for the period from its inception on November 8, 2022 through December 31, 2022, the Company did not incur any current or deferred income tax expenses.

The reconciliation of income tax expenses computed at the statutory tax rate applicable to income tax expenses is as follows:

	For the Year Ended December 31, 2023	For the Period from its inception on November 8, 2022 through December 31, 2022
Net income (loss) before tax	$9,889,155	$(186,839)
Provision for income taxes at Vietnam statutory income tax rate (20%)	1,997,831	(37,368)
Effect of non-deductible expenses(a)	99,413	29,844
Effect of preferential income taxes	(2,077,244)	7,524
Effective income tax expenses	$—	$—

____________

(a)      For the year ended December 31, 2023, the effect of non-deductible expenses of $99,413 arose from other non-deductible expenses. For the period from its inception on November 8, 2022 through December 31, 2022, the effect of non-deductible expenses of $29,844 was comprised of non-deductible payroll expenses of $19,824 and other non-deductible expenses of $10,020, respectively. For the year ended December 31, 2023 and for the period from its inception on November 8, 2022 through December 31, 2022, the tax saving as the result of the favorable tax rate amounted to $2,077,244 and $nil, respectively, and per share effect of the favorable tax rate were $0.05 and $nil.

Uncertain tax positions

The Company evaluates the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. For the year ended December 31, 2023 and for the period from its inception on November 8, 2022 through December 31, 2022, the Company had no unrecognized tax benefits. The Company does not believe that its uncertain tax position will materially change over the next twelve months.

TOYO Co., Ltd.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.    RELATED PARTY TRANSACTIONS AND BALANCES

1) Nature of relationships with related parties

The table below sets forth the major related parties and their relationships with the Company, with which the Company entered into transactions for the year ended December 31, 2023 and for the period from its inception on November 8, 2022 through December 31, 2022, or recorded balances as of December 31, 2023 and December 31, 2022.

Name	Relationship with the Company
Fuji Solar Co., Ltd. (“Fuji Solar”)	Controlled by the controlling shareholder of the Company
VSun JV	Controlled by Fuji Solar
VSun China Co., Ltd. (“VSun China”)	Wholly owned by VSun JV

2) Transactions with related parties

	For the Year Ended December 31, 2023	For the Period from its inception on November 8, 2022 through December 31, 2022
Sales to a related party
VSun JV	$61,504,724	$—
	$61,504,724	$—
Purchase of raw materials from a related party
VSun China	$49,601,203	$—
	$49,601,203	$—
Purchase of machinery from a related party
VSun China	$126,272	$—
	$126,272	$—
Payment of operating expenses by related parties on behalf of the Company
VSun JV	$104,113	$61,069
VSun China(a)	—	26,996
	$104,113	$88,065
Payment of offering cost by a related party on behalf of the Company
Fuji Solar(b)	$1,179,129	$—
Repayment of offering cost paid by a related party on behalf of the Company
Fuji Solar(b)	$1,098,104	$—
Prepayments of raw materials to a related party
VSun China(c)	$24,845,082	$—
Payment of long-term prepaid expenses by a related party on behalf of the Company
VSun JV	$—	$1,596,943
Borrowings from a related party(d)
VSun JV	$93,571,624	$—
Accrual of interest expenses on borrowings from a related party(d)
VSun JV	$3,163,557	$—

____________

(a)      For the year ended December 31, 2023 and for the period from its inception on November 8, 2022 through December 31, 2022, the operating expenses paid by VSun China on behalf of the Company represented the payroll expenses made to certain Chinese staff who worked for the Company.

TOYO Co., Ltd.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.    RELATED PARTY TRANSACTIONS AND BALANCES (cont.)

(b)      For the year ended December 31, 2023, Fuji Solar paid offering cost of $1,179,129 on behalf of the Company. In the same year, the Company repaid offering cost of $1,098,104 to Fuji Solar.

(c)      For the year ended December 31, 2023, the Company also made prepayments of $24,845,082 to VSUN China for raw materials, all which were expected to be delivered to the Company in the first half of 2024.

(d)      For the year ended December 31, 2023, the Company borrowed loans of approximately $93.6 million (VND 2.2 trillion) from VSun JV as working capital and payment for property and equipment. Each loan is matured in one year from borrowing. The interest rate of borrowings were 9.5% before August 2023, and reduced to 8% for August 2023 and further reduced to 7% since September 2023. For the year ended December 31, 2023, the Company accrued interest expenses of $3,163,557 on the borrowings. Interest expenses are payable on demand.

3) Balances with related parties

Prepayments — a related party

Related party	Nature of balance	December 31, 2023	December 31, 2022
VSun China	Prepayments for raw materials	$24,400,798	$—

Contract liabilities — a related party

Related party	Nature of balance	December 31, 2023	December 31, 2022
VSun JV	Advance for solar cells	$28,815,934	$—

Due to related parties

Related party	Nature of balance	December 31, 2023	December 31, 2022
VSun JV	Borrowings	$91,898,361	$—
VSun JV	Interest payable	3,106,985	—
VSun JV(a)	Payment of public infrastructure services on behalf of the Company	1,592,732	1,635,662
VSun JV	Payment of other operating expenses on behalf of the Company	163,159	62,550
VSun China	Payment of other operating expenses on behalf of the Company	26,925	27,650
Fuji Solar	Payment of offering costs on behalf of the Company	79,577	—
		$96,867,739	$1,725,862

____________

(a)      Pursuant to the agreement of using public infrastructure (Note 6), the Company was obliged to pay public infrastructure service fees of approximately $8.2 million (VND 193.3billion). In November 2022, VSun JV paid $1.6 million on behalf of the Company. As of December 31, 2023 and 2022, the Company had payables of $1.6 million and $1.6 million, respectively, due to VSun JV.

TOYO Co., Ltd.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.    EQUITY

Ordinary shares

TOYO’s authorized share capital is 500,000,000 ordinary shares of par value of US$0.0001 per share.

On February 23, 2024, the Company issued 41,000,000 shares of ordinary shares, at par value of $0.0001 per share, to all existing shareholders on a pro rata basis. The issuance was considered as being part of the reorganization of the Company and was retroactively applied as if the transaction occurred at the beginning of the period presented. No cash or other consideration was paid for the issuance of 41,000,000 ordinary shares. All the existing shareholders and directors of the Company consider this share issuance was part of the Company’s reorganization to result in 41,000,000 ordinary shares issued and outstanding prior to completion of this offering.

As of December 31, 2023 and 2022, the Company had 41,000,000 ordinary shares issued and outstanding.

Capital injection from shareholders

For the year ended December 31, 2023 and for the period from its inception on November 8, 2022 through December 31, 2022, VSUN JV made capital injection of $42,360,581 and $7,639,419 to the Company, respectively. The Company recorded the capital injection in the account of additional paid-in capital.

12.    EARNINGS (LOSS) PER SHARE

The following table sets forth the computation of basic and diluted earnings (loss) per share for the fiscal years ended December 31, 2023 and 2022:

	For the Year Ended December 31, 2023	For the Period from its inception on November 8, 2022 through December 31, 2022
Net income (loss)	$9,889,155	$(186,839)
Weighted average number of ordinary share outstanding – basic and diluted	41,000,000	41,000,000
Earnings (loss) per share – basic and diluted	$0.24	$(0.00)

13.    COMMITMENTS AND CONTINGENCIES

Capital commitments

As of December 31, 2023, the Company entered into certain construction agreements with vendors to build its plant in Vietnam. Future minimum capital payment under non-cancellable agreements are as follows:

Twelve months ending December 31,	Minimum capital payments
2024	$112,956,097
2025	296,046
$113,252,143

TOYO Co., Ltd.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.    SUBSEQUENT EVENTS

On January 31, 2024, the Company entered into a one-year bank credit facility with BIDV, under which the Company can draw-down up to $100,000,000 by January 30, 2025. The bank credit facility was collateralized with the Company’s machinery. Each loan is repayable in five months. As of the date of this proxy statement/prospectus, the Company has drawn down approximately $24.7 million (VND 626.4 billion) from BIDV and has unused credit facility of approximately $75.3 million.

On February 27, 2024, TOYO completed the reorganization of entities under common control of its then existing shareholders, who collectively owned 100% of the equity interests of TOYO Solar prior to the reorganization. For details, please see Note 1.

On March 26, 2024, the merger transaction with BWAQ (Note 1) was announced effective by the Securities and Exchange Commission. The merger continues to progress and is expected to be completed after the extraordinary general meeting of its shareholders, subject to the satisfaction of all other closing conditions. As of the date of this report, the extraordinary general meeting of its shareholders was not scheduled.

The Company evaluated subsequent events through April 30, 2024, the date on which the consolidated financial statements were issued, except for those items mentioned above, the Company did not identify any subsequent events that require recognition and disclosure in the consolidated financial statements.

15.    CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

Regulation S-X requires the condensed financial information of registrant shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the registrant’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) of which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party. The condensed parent company financial statements have been prepared in accordance with Rule 12-04, Schedule I of Regulation S-X as the restricted net assets of TOYO Solar, the Company’s Vietnam subsidiary exceed 25% of the consolidated net assets of the Company.

Certain information and footnote disclosures normally included in financial statements prepared in conformity with U.S. GAAP have been condensed or omitted. The Company’s investment in subsidiary is stated at cost plus equity in undistributed earnings of subsidiaries.

Investment in subsidiaries on the Condensed Balance Sheets, is comprised of the parent company’s net investment in its subsidiaries under the equity method of accounting. As the reorganization was not completed until February 27, 2024, financial statements of the parent company are not required until February 27, 2024.

BLUE WORLD ACQUISITION CORPORATION
CONDENSED BALANCE SHEETS

	December 31, 2023	June 30, 2023
	(Unaudited)	(Audited)
Assets
Current assets:
Cash	$70,134	$746
Prepaid expenses	75,024	35,862
Total Current Assets	145,158	36,608

Investment held in Trust Account	42,400,931	70,186,561
Cash held in Escrow Account	—	500,000
Total Assets	$42,546,089	$70,723,169

Liabilities, Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit
Current liabilities
Accounts payable and accrued expenses	$101,524	$229,933
Due to related parties	63,558	63,504
Promissory notes	90,000	—
Promissory notes – related party	2,402,085	1,872,085
Total Current Liabilities	2,657,167	2,165,522
Deferred underwriting discounts and commissions	3,220,000	3,220,000
Total Liabilities	5,877,167	5,385,522

Commitments and Contingencies (Note 8)

Class A ordinary shares subject to possible redemption, 3,837,766 shares and 6,587,231 shares at redemption value of $11.05 and $10.65 per share as of December 31, 2023 and June 30, 2023, respectively	42,400,931	70,186,561

Shareholders’ Deficit:
Preference shares, $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value, 470,000,000 shares authorized, 464,480 shares issued and outstanding (excluding 3,837,766 shares and 6,587,231 shares subject to possible redemption as of December 31, 2023 and June 30, 2023, respectively)	46	46
Class B ordinary shares, $0.0001 par value, 20,000,000 shares authorized, 2,300,000 shares issued and outstanding	230	230
Additional paid-in capital	—	—
Accumulated deficit	(5,732,285)	(4,849,190)
Total Shareholders’ Deficit	(5,732,009)	(4,848,914)
Total Liabilities, Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$42,546,089	$70,723,169

The accompanying notes are an integral part of these unaudited condensed financial statements.

BLUE WORLD ACQUISITION CORPORATION
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended December 31,		For the Six Months Ended December 31,
	2023	2022	2023	2022
Formation and operating costs	$317,818	$345,650	$523,102	$516,732
Loss from operations	(317,818)	(345,650)	(523,102)	(516,732)

Other income:
Dividend earned on investment held in Trust Account	554,384	786,025	1,160,282	1,205,426
Interest income	2	2	7	8
Total other income	554,386	786,027	1,160,289	1,205,434

Net income	$236,568	$440,377	$637,187	$688,702

Basic and diluted weighted average redeemable Class A ordinary shares outstanding	3,837,766	9,200,000	4,090,420	9,200,000
Basic and diluted net income per redeemable Class A ordinary shares	$0.04	$0.04	$0.09	$0.06
Basic and diluted weighted average non-redeemable Class A and Class B ordinary shares outstanding	2,764,480	2,764,480	2,764,480	2,764,480
Basic and diluted net income per non-redeemable Class A and Class B ordinary share	$0.04	$0.04	$0.09	$0.06

The accompanying notes are an integral part of these unaudited condensed financial statements.

BLUE WORLD ACQUISITION CORPORATION
UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	For the Three and Six Months Ended December 31, 2023
	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance as of June 30, 2023	464,480	$46	2,300,000	$230	$—	$(4,849,190)	$(4,848,914)
Remeasurement of Class A ordinary shares subject to possible redemption	—	—	—	—	—	(785,898)	(785,898)
Net income	—	—	—	—	—	400,619	400,619
Balance as of September 30, 2023	464,480	46	2,300,000	230	—	(5,234,469)	(5,234,193)
Remeasurement of Class A ordinary shares subject to possible redemption	—	—	—	—	—	(734,384)	(734,384)
Net income	—	—	—	—	—	236,568	236,568
Balance as of December 31, 2023	464,480	$46	2,300,000	$230	$—	$(5,732,285)	$(5,732,009)
	For the Three and Six Months Ended December 31, 2022
	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance as of June 30, 2022	464,480	$46	2,300,000	$230	$—	$(2,492,780)	$(2,492,504)
Remeasurement of Class A ordinary shares subject to possible redemption	—	—	—	—	—	(419,401)	(419,401)
Net income	—	—	—	—	—	248,325	248,325
Balance as of September 30, 2022	464,480	46	2,300,000	230	—	(2,663,856)	(2,663,580)
Remeasurement of Class A ordinary shares subject to possible redemption	—	—	—	—	—	(786,025)	(786,025)
Net income	—	—	—	—	—	440,377	440,377
Balance as of December 31, 2022	464,480	$46	2,300,000	$230	$—	$(3,009,504)	$(3,009,228)

The accompanying notes are an integral part of these unaudited condensed financial statements.

BLUE WORLD ACQUISITION CORPORATION
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the Six Months Ended December 31, 2023	For the Six Months Ended December 31, 2022
Cash Flows from Operating Activities:
Net income	$637,187	$688,702
Adjustments to reconcile net loss to net cash used in operating activities:
Dividend earned on investment held in Trust Account	(1,160,282)	(1,205,426)
Changes in operating assets and liabilities:
Prepaid expenses	(39,162)	33,750
Prepaid expenses – related party	—	(5,097)
Accounts payable and accrued expenses	(128,409)	13,937
Due to related parties	54	—
Net Cash Used in Operating Activities	(690,612)	(474,134)

Cash Flows from Investing Activities:
Purchases of investment held in Trust Account	(360,000)	—
Withdrawals of investment held in Trust Account	29,305,912	—
Net Cash Provided by Investing Activities	28,945,912	—

Cash Flows from Financing Activities:
Redemption of Class A ordinary shares	(29,305,912)	—
Proceeds from issuance of promissory notes	90,000	—
Proceeds from issuance of promissory notes to related party	530,000	250,000
Withdrawals from Escrow Account	500,000	—
Net Cash (Used in) Provided by Financing Activities	(28,185,912)	250,000

Net Change in Cash	69,388	(224,134)

Cash, beginning of period	746	276,284
Cash, end of period	$70,134	$52,150

Supplemental Disclosure of Cash Flow Information:
Remeasurement of Class A ordinary shares subject to possible redemption	$1,520,282	$1,205,426

The accompanying notes are an integral part of these unaudited condensed financial statements.

BLUE WORLD ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION, BUSINESS OPERATIONS, AND GOING CONCERN

Blue World Acquisition Corporation (the “Company”) is a blank check exempted company incorporated on July 19, 2021, under the laws of the Cayman Islands for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (“Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and is subject to all risks associated with emerging growth companies (See Note 2). The Company’s efforts to identify a prospective target business will primarily in the marine leisure, cruise, marine infrastructure and engineering, general hospitality, travel and tourism, marine services, logistics and supply chain, offshore energy solutions and related industry segments. The Company is not limited to a particular region for purposes of consummating an initial Business Combination, however, the Company may focus on targets that, regardless of geographic location of operations or corporate offices, have viable synergies with the Asia Pacific and the U.S. markets for the above industry segments, either physically or virtually. The Company will not undertake its initial Business Combination with any entity that conducts a majority of its business or is headquartered in China (including Hong Kong and Macau).

As of December 31, 2023, the Company had not commenced any operations. For the period from July 19, 2021 (inception) through December 31, 2023, the Company’s efforts have been limited to organizational activities as well as activities related to its initial public offering (the “Initial Public Offering”) as described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of dividend/interest income from the proceeds derived from the Initial Public Offering. The Company has selected June 30 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering became effective on January 31, 2022. On February 2, 2022, the Company consummated the Initial Public Offering of 9,200,000 units (including 1,200,000 units issued upon the full exercise of the over-allotment option, the “Public Units”). Each Public Unit consists of one Class A ordinary share, $0.0001 par value per share (the “Class A Ordinary Shares”), one-half of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, and one right (the “Public Rights”), each one Public Right entitling the holder thereof to exchange for one-tenth of one Class A Ordinary Share upon the completion of the Company’s initial Business Combination. The Public Units were sold at an offering price of $10.00 per Public Unit, generating gross proceeds of $92,000,000 on February 2, 2022.

Simultaneously with the closing of the Initial Public Offering, the Company completed the private sale of 424,480 units (the “Private Units”) including 378,480 Private Units to the Company’s sponsor, Blue World Holdings Limited (the “Sponsor”), and 46,000 Private Units to Maxim Group LLC (or its designees) (“Maxim”), the representative of the several underwriters (the “Representative”), respectively. Each Private Unit consists of one Class A Ordinary Share, one-half of one redeemable warrant (the “Private Warrants”), each whole Private Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, and one right (the “Private Rights”), each one Private Right entitling the holder thereof to exchange for one-tenth of one Class A Ordinary Share upon the completion of the Company’s initial Business Combination. The Private Units were sold at a purchase price of $10.00 per Private Unit, generating gross proceeds to the Company of $4,244,800. The Private Units are identical to the Public Units sold in the Initial Public Offering, except that the holders of the Private Units have agreed not to transfer, assign or sell any of the Private Units and the underlying securities (except to certain permitted transferees) until the completion of the Company’s initial Business Combination.

The Company also issued 40,000 shares of Class A Ordinary Shares (the “Representative Shares”) to Maxim as part of representative compensation. The Representative Shares are identical to the Class A Ordinary Shares sold as part of the Public Units, except that Maxim has agreed not to transfer, assign or sell any such Representative Shares until the completion of the Company’s initial Business Combination. In addition, Maxim has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of the Company’s initial Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete its initial Business Combination within the prescribed time period. The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period

BLUE WORLD ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION, BUSINESS OPERATIONS, AND GOING CONCERN (cont.)

of 180 days immediately following the date of the effectiveness of the registration statement pursuant to FINRA Rule 5110 (e)(1). Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their officers, partners, registered persons or affiliates.

Transaction costs amounted to $5,919,648, consisting of $1,840,000 of underwriting discounts and commissions, $3,220,000 of deferred underwriting commissions, $551,390 of other offering costs and $308,258 fair value of the Representative Shares issued to Maxim.

Following the closing of the Initial Public Offering and the issuance and the sale of Private Units on February 2, 2022, $92,920,000 ($10.10 per Public Unit) from the net proceeds of the sale of the Public Units in the Initial Public Offering and the sale of Private Units was placed in a trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company, LLC as a trustee (the “Trustee”) and invested the proceeds in U.S. government treasury bills, bonds or notes having a maturity of 185 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in United States government treasuries, so that we are not deemed to be an investment company under the Investment Company Act. The proceeds held in the Trust Account will not be released until the earlier of: (1) the completion of the Company’s initial Business Combination within the required time period and (2) its redemption of 100% of the outstanding public shares if the Company has not completed a Business Combination in the required time period. Therefore, unless and until the Company’s initial Business Combination is consummated, the proceeds held in the Trust Account will not be available for the Company’s use for any expenses related to the Initial Public Offering or expenses which the Company may incur related to the investigation and selection of a target business and the negotiation of an agreement in connection with its initial Business Combination.

The Company will provide its public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of an initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of its initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding public shares, subject to certain limitations. The amount in the Trust Account is initially anticipated to be $10.10 per public share. The per-share amount the Company will distribute to investors who properly redeem their shares will not be reduced by deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). The ordinary shares subject to redemption is being recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Company’s founders and Maxim (the “Initial Shareholders”) have agreed (a) to vote their Founder Shares (as defined below), the Class A Ordinary Shares included in the Private Units (the “Private Shares”), the Representative Shares and any Class A Ordinary Shares included in the Public Units (the “Public Shares”) purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would stop the

BLUE WORLD ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION, BUSINESS OPERATIONS, AND GOING CONCERN (cont.)

public shareholders from redeeming or selling their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) unless the Company provides dissenting public shareholders with the opportunity to redeem their Public Shares into the right to receive cash from the Trust Account in connection with any such vote; (c) not to redeem any Founder Shares, Private Share, and Representative Shares (as well as any Public Shares purchased during or after the Initial Public Offering) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or sell any shares in a tender offer in connection with a Business Combination) or a vote to amend the provisions of the Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights of pre-Business Combination activity and (d) that the Founder Shares, Private Shares, and Representative Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the initial shareholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

The Company initially had until February 2, 2023 to consummate its initial Business Combination. Upon the notice of the Sponsor, the Company extended the period of time to consummate a Business Combination for additional three months till May 2, 2023 and deposited $920,000 into the Trust Account in connection with this extension sourced from the loans provided by the Sponsor as evidenced by the Sponsor Extension Note (as defined below). If the Company anticipated that it may not be able to consummate the initial Business Combination by May 2, 2023, the Company may, but is not obligated to, further extend the period of time to consummate a Business Combination another two times by an additional three months each time by depositing $920,000 into the Trust Account for each extension and may have until November 2, 2023 to consummate its initial Business Combination.

On May 2, 2023, the Company held a an extraordinary general meeting (the “May 2023 Meeting”) at which the shareholders approved the adoption of the second amended and restated memorandum and articles of association of the Company, which provided that the Company had until May 2, 2023 to complete a Business Combination, and may elect to extend the period to consummate a Business Combination up to nine times, each by an additional one-month extension, for a total of up to nine months to February 2, 2024 by depositing $0.0295 per public share into the Trust Account for each monthly extension.

On June 30, 2023, the Company held an extraordinary general meeting (the “June 2023 Meeting”), where the shareholders of the Company approved the adoption of the third amended and restated memorandum and articles of association, which provides that the Company has until July 2, 2023 to complete a Business Combination, and may elect to extend the period to consummate a Business Combination up to nine times, each by an additional monthly extension, for a total of up to nine months to April 2, 2024, by depositing $60,000 each month to the Trust Account.

As of the date hereof, a total of $1,788,648 had been deposited in the Trust Account for extension of the Company’s timeline to complete a Business Combination (the “Extension Fee”), which have enabled the Company to extend the period of time it has to consummate its initial Business Combination up to March 2, 2024.

As of the date hereto, the Company has issued twelve unsecured promissory notes for the payment of Extension Fees in the total amount of $1,788,648, among which nine were issued to the Sponsor for the total principal amount of $1,638,648 (collectively, the “Sponsor Extension Notes”) and three were issued to Fuji Solar (as defined below) for the total principal amount of $150,000 (the “Fuji Extension Notes” and together with Sponsor Extension Notes, collectively, the “Extension Notes”).

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of less up to $50,000 of interest to pay dissolution expenses and taxes payable), which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval

BLUE WORLD ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION, BUSINESS OPERATIONS, AND GOING CONCERN (cont.)

of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations under Cayman Island law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.10 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.10 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor have its independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Redemptions

On May 2, 2023, the Company held the May 2023 Meeting at which its shareholders approved the adoption of the Second Amended and Restated Memorandum and Articles of Association of the Company, which provides that the Company has until May 2, 2023 to complete an initial Business Combination, and may elect to extend the period to consummate an initial Business Combination up to nine times, each by an additional one-month extension, for a total of up to nine months to February 2, 2024 by depositing $0.0295 per public share into the Trust Account for each monthly extension. In connection with the May 2023 Meeting, 2,612,769 Class A Ordinary Shares were rendered for redemption, and approximately $27.4 million was released from the Trust Account to pay such redeeming shareholders in May 2023.

On June 30, 2023, the Company held the June 2023 Meeting at which the Company’s shareholders approved the adoption of the Third Amended and Restated Memorandum and Articles of Association of the Company, which provides that the Company has until July 2, 2023 to complete a business combination, and may elect to extend the period to consummate a Business Combination up to nine times, each by an additional one-month extension, for a total of up to nine months to April 2, 2024, by depositing $60,000 each month to the Trust Account. As a result of June 30 Meeting, upon the shareholders’ approval, on June 30, 2023, the Company and the Trustee entered into the amendment to the Trust Agreement. In connection with the June 2023 Meeting, 2,749,465 Class A Ordinary Shares were rendered for redemption, and approximately $29.3 million was released from the Trust Account to pay such redeeming shareholders in July 2023.

Merger Agreement

On August 10, 2023, the Company entered into an Agreement and Plan of Merger (as the same may be amended, restated or supplemented, the “Merger Agreement”) with TOYO Co., Ltd, a Cayman Islands exempted company (“PubCo”), TOYOone Limited, a Cayman Islands exempted company (“Merger Sub”), TOPTOYO INVESTMENT PTE. LTD., a Singapore private company limited by shares (“SinCo”), Vietnam Sunergy Cell Company Limited, a Vietnamese company, (the “Company”, together with PubCo, Merger Sub and SinCo, the “Group Companies”, or each individually, a “Group Company”), Vietnam Sunergy Joint Stock Company, a Vietnam joint stock company (“VSUN”), and Fuji Solar Co., Ltd, a Japanese company (“Fuji Solar”, together with VSUN, the “Shareholders”, or individually, a “Shareholder”).

BLUE WORLD ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION, BUSINESS OPERATIONS, AND GOING CONCERN (cont.)

Pursuant to the Merger Agreement, (a) the Group Companies, VSUN and Fuji Solar shall consummate a series of transactions involving the Group Companies, including (A) PubCo acquiring one hundred percent (100%) of the issued and paid-up share capital of SinCo from Fuji Solar in exchange for one (1) ordinary share of PubCo, par value US$0.0001 per share (the “PubCo Ordinary Shares” and such transaction, the “Share Exchange”), and (B) SinCo acquiring one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company from VSUN at an aggregate consideration of no less than US$50,000,000 (the “SinCo Acquisition,” and together with the Share Exchange, the “Pre-Merger Reorganization”), as a result of which (i) SinCo shall become a wholly-owned subsidiary of PubCo, (ii) the Company shall become a wholly-owned subsidiary of SinCo; and (iii) immediately prior to the closing of the SinCo Acquisition, Fuji Solar (the “Seller”) shall hold an aggregate of 41,000,000 PubCo Ordinary Shares, representing all issued and outstanding share capital of PubCo, and (b) following the consummation of the Pre-Merger Reorganization, the Company shall merge with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Merger”), as a result of which, among other things, all of the issued and outstanding securities of the Company immediately prior to the filing of the plan of merger with respect to the Merger (the “Plan of Merger”) to the Registrar of Companies of the Cayman Islands, or such later time as may be specified in the Plan of Merger (the “Merger Effective Time”) shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive substantially equivalent securities of PubCo, in each case, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the provisions of the Companies Act (Revised) of the Cayman Islands and other applicable laws.

On December 6, 2023, the Company entered into an amendment (the “First Amendment to the Merger Agreement”) to the Agreement and Plan of Merger, dated as of August 10, 2023 (as the same may be amended, restated or supplemented, the “Merger Agreement”) with TOYO Co., Ltd, a Cayman Islands exempted company (“PubCo”), TOYOone Limited, a Cayman Islands exempted company (“Merger Sub”), TOPTOYO INVESTMENT PTE. LTD., a Singapore private company limited by shares (“SinCo”), Vietnam Sunergy Cell Company Limited, a Vietnamese company, (“TOYO Solar”, together with PubCo, Merger Sub and SinCo, the “Group Companies”, or each individually, a “Group Company”), Vietnam Sunergy Joint Stock Company, a Vietnam joint stock company (“VSUN”), and Fuji Solar (Fuji Solar together with VSUN, the “Shareholders”, or individually, a “Shareholder”).

Pursuant to the First Amendment to the Merger Agreement:

•        PubCo will acquire one hundred percent (100%) of the issued and paid-up share capital of SinCo from Fuji Solar at an aggregate consideration of SGD1.00;

•        Fuji Solar agrees to deposit into the Trust Account of the Company (i) the total amount of the fund for the Company’s extension from December 2, 2023 to January 2, 2024, and (ii) the one-half (1/2) amount of the fund for the extension from January 2, 2024 to February 2, 2024, respectively, to be evidenced by unsecured promissory notes of the Company, the amount of which shall be fully repaid in cash at the Merger Closing (as defined in the Merger Agreement) or converted into the SPAC Units (as defined in the Merger Agreement) at US$10 per unit immediately prior to the Merger Closing at the discretion of Fuji Solar; and

•        The Group Companies agree to advance (i) one-third (1/3) of the expenses payable to a valuation firm selected by the special committee of the board of directors of the Company for the valuation of the Group Companies in connection with Transactions (as defined in the Merger Agreement) (the “Valuation Firm Expenses”) and (ii) one-third (1/3) of the expenses for a proxy solicitor mutually agreed by the Company, the Sponsor (as defined below) and the Shareholders for soliciting approval of the Transactions by shareholders of the Company (the “Proxy Solicitor Expenses”), provided that (x) the aggregate amount of Valuation Firm Expenses and Proxy Solicitor Expenses the Group Companies will be responsible for pursuant to this sentence shall not exceed $200,000, and (y) the Group Companies’ payment for its portion of the Valuation Firm Expenses and Proxy Solicitor Expenses shall be evidenced by one or more promissory notes of the Company issued to the Group Companies’ designee, each of which shall be fully repaid in cash at the Merger Closing or converted into SPAC Units at US$10 per unit immediately prior to the Merger Closing at the discretion of the holder of such promissory note.

BLUE WORLD ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION, BUSINESS OPERATIONS, AND GOING CONCERN (cont.)

Liquidity and Going Concern

As of December 31, 2023, the Company had cash of $70,134 and a working deficit of $2,512,009. The Company has incurred and expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of a Business Combination. In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. The management’s plan in addressing this uncertainty is through the Working Capital Loans, as defined below (see Note 6). In addition, if the Company is unable to complete a Business Combination within the Combination Period by March 2, 2024, unless further extended, the Company’s board of directors would proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company. There is no assurance that the Company’s plans to consummate a Business Combination will be successful within the Combination Period. As a result, management has determined that such additional condition also raise substantial doubt about the Company’s ability to continue as a going concern. The unaudited condensed financial statement does not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

As a result of the military action commenced in February 2022 by the Russian Federation and Belarus in the country of Ukraine and related economic sanctions, the Company’s ability to consummate a Business Combination, or the operations of a target business with which the Company ultimately consummates a Business Combination, may be materially and adversely affected. In addition, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of this action and related sanctions on the world economy and the specific impact on the Company’s financial position, results of operations and/or ability to consummate a Business Combination are not yet determinable. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

•        Basis of presentation

These accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information or footnote disclosures normally included in unaudited condensed financial statements prepared in accordance with US GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The interim results for the three and six months ended December 31, 2023 are not necessarily indicative of the results to be expected for the year ending June 30, 2024 or for any future interim periods. These unaudited condensed consolidated financial statements and accompanying notes should be read in conjunction with the Company’s annual consolidated financial statements and accompanying notes included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2023.

BLUE WORLD ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Emerging growth company status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

•        Use of estimates

In preparing these unaudited condensed financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, actual results may differ from these estimates.

•        Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $70,134 and $746 in cash as of December 31, 2023 and June 30, 2023, respectively. The Company did not have any cash equivalents as of December 31, 2023 and June 30, 2023.

•        Investment held in Trust Account

As of December 31, 2023 and June 30, 2023, the assets held in the Trust Account include $42,400,931 and $70,186,561, respectively, of investments held in money market funds, which are invested in U.S. Treasury securities and characterized as Level 1 investments within the fair value hierarchy under ASC 820 (as defined below). For the three months ended December 31, 2023 and 2022, dividend earned and held in the Trust Account amounted to $554,384 and $786,025, respectively. For the six months ended December 31, 2023 and 2022, dividend earned and held in the Trust Account amounted to $1,160,282 and $1,205,426, respectively.

BLUE WORLD ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheet and adjusted for the amortization or accretion of premiums or discounts.

•        Cash held in Escrow Account

The Company has entered into a certain escrow agreement with Continental Stock Transfer & Trust Company who acts as the escrow agent pursuant to which the Company agreed to deposit the aggregated amount of $1,000,000 ($500,000 payable upon the closing of Initial Public Offering and $500,000 payable one business day prior to the entry of a definitive agreement in connection with an initial Business Combination) into the escrow account until the earlier of (i) one year of the closing of an initial Business Combination; (ii) one year of the Company’s liquidation or windup in accordance with the Company’s Amended and Restated Memorandum and Articles of Association; and (iii) such date as may be approved by the Company’s shareholders in accordance with the amended and restated memorandum and articles of association (such arrangement is referred as “indemnity escrow”). The escrow fund will be released by the escrow agent under joint instruction by the Company and its claim manager Andros Risk Services LLC, who would act pursuant to the claim coverage guidelines provided thereof, which, among others, include indemnification for (i) loss from any claims first made against the Company’s directors, officers and risk manager for a Wrongful Act (as defined in escrow agreement) during the period from the effectiveness of the Company’s registration statement on January 31, 2022 until the earlier of (A) the closing of an initial Business Combination and (B) the Company’s liquidation or windup (the “Coverage Period”), loss or inquiry costs from any investigations of or Inquiry (as defined in escrow agreement) received by the Company’s directors, officers and risk manager during the Coverage Period; (ii) loss of the Company, the Sponsor, or the Company’s successor to indemnify its directors officers and risk manager for item (i) above; (iii) loss from any Securities Claim (as defined in the escrow agreement) first made against the Company during the Coverage Period for a wrongful act and its costs, charges, or expenses in seeking dismissal of any Derivative Suit (as defined in escrow agreement), subject to certain conditions, and other certain coverage guidelines against the Company; and (iv) any costs incurred by the Company in connection with Security Holder Demand Investigation (as defined in the as defined in the escrow agreement) for a wrongful act and Books and Records Demand (as defined in the indemnity escrow) first received by the Company during the Coverage Period.

At the June 2023 Meeting, among the other proposals, the shareholders of the Company also approved the release of the funds held in the Escrow Account pursuant to the D&O Reserve Fund Escrow Agreement, dated January 31, 2022 (the “D&O Indemnity Escrow Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as escrow agent, on July 2, 2023 or such a later date immediately following the purchase of an alternative D&O insurance. Upon the approval, the Company secured an alternative D&O insurance, effective on July 1, 2023. On July 4, 2023, a total of $500,000 funds held in the Escrow Account was released to the Company, a portion of which was used to purchase the alternative D&O insurance.

As of December 31, 2023 and June 30, 2023, the Company had $0 and $500,000, respectively, in cash held in the Escrow Account.

•        Net income (loss) per ordinary share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. The Company has two classes of shares, which are referred to as redeemable shares and non-redeemable shares. Earnings and losses are shared pro rata between the two classes of shares. In order to determine the net loss attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable ordinary shares and non-redeemable ordinary shares and the undistributed income (loss) is calculated using the total net income (loss) less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number

BLUE WORLD ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

of shares outstanding between the redeemable and non-redeemable ordinary shares. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income (loss) per share for each class of ordinary shares:

	For the Three Months Ended December 31, 2023		For the Three Months Ended December 31, 2022
	Redeemable Class A Ordinary Shares	Non- Redeemable Class A and Class B Ordinary Shares	Redeemable Class A Ordinary Shares	Non- Redeemable Class A and Class B Ordinary Shares
Basic and diluted net income per share:
Numerators:
Allocation of net income	$137,513	$99,055	$338,625	$101,752
Denominators:
Weighted-average shares outstanding	3,837,766	2,764,480	9,200,000	2,764,480
Basic and diluted net income per share	$0.04	$0.04	$0.04	$0.04
	For the Six Months Ended December 31, 2023		For the Six Months Ended December 31, 2022
	Redeemable Class A Ordinary Shares	Non- Redeemable Class A and Class B Ordinary Shares	Redeemable Class A Ordinary Shares	Non- Redeemable Class A and Class B Ordinary Shares
Basic and diluted net income per share:
Numerators:
Allocation of net income	$380,219	$256,968	$529,572	$159,130
Denominators:
Weighted-average shares outstanding	4,090,420	2,764,480	9,200,000	2,764,480
Basic and diluted net income per share	$0.09	$0.09	$0.06	$0.06

•        Class A ordinary shares subject to possible redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A Ordinary Shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, 3,837,766 and 6,587,231 Class A Ordinary Shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets as of December 31, 2023 and June 30, 2023, respectively.

BLUE WORLD ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of Class A Ordinary Shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Class A Ordinary Shares are affected by charges against additional paid in capital and accumulated deficit.

As of December 31, 2023 and June 30, 2023, the amount of Class A Ordinary Shares reflected on the balance sheet are reconciled in the following table:

Class A ordinary shares subject to possible redemption, June 30, 2022	$93,054,401
Less:
Redemptions of Class A ordinary shares	(27,406,155)
Plus:
Re-measurement adjustment on redeemable ordinary shares	4,538,315
Class A ordinary shares subject to possible redemption, June 30, 2023	70,186,561
Less:
Redemptions of Class A ordinary shares	(29,305,912)
Plus:
Re-measurement adjustment on redeemable ordinary shares	1,520,282
Class A ordinary shares subject to possible redemption, December 31, 2023	$42,400,931

•        Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. The Company determined that upon further review of the warrant agreements, the Company concluded that its warrants qualify for equity accounting treatment.

•        Convertible Promissory Note

The Company accounts for its convertible promissory notes as debt (liability) on the balance sheet based on an assessment of the embedded conversion feature (see Note 5 — Related Party Transactions) and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”). The assessment considers the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity.

•        Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.

BLUE WORLD ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2023 and June 30, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position.

The Company’s tax provision is zero for the three and six months ended December 31, 2023 and 2022.

The Company is considered to be an exempted Cayman Islands company, and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

•        Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of December 31, 2023 and June 30, 2023, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

•        Fair value of financial instrument

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The Company’s financial instruments are classified as either Level 1, Level 2 or Level 3. These tiers include:

—     Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

—     Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

—     Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

•        Recent accounting pronouncements

In August 2020, the FASB issued a new standard (ASU 2020-06) to reduce the complexity of accounting for convertible debt and other equity-linked instruments. For certain convertible debt instruments with a cash conversion feature, the changes are a trade-off between simplifications in the accounting model (no separation of an “equity” component to impute a market interest rate, and simpler analysis of embedded equity features) and a potentially adverse

BLUE WORLD ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

impact to diluted earnings per share by requiring the use of the if-converted method. The new standard will also impact other financial instruments commonly issued by both public and private companies. For example, the separation model for beneficial conversion features is eliminated simplifying the analysis for issuers of convertible debt and convertible preferred stock. Also, certain specific requirements to achieve equity classification and/or qualify for the derivative scope exception for contracts indexed to an entity’s own equity are removed, enabling more freestanding instruments and embedded features to avoid mark-to-market accounting. The new standard is effective for companies that are SEC filers (except for smaller reporting companies) for fiscal years beginning after December 15, 2021 and interim periods within that year, and two years later for other companies. Companies can early adopt the standard at the start of a fiscal year beginning after December 15, 2020. The standard can either be adopted on a modified retrospective or a full retrospective basis. The adoption of ASU 2020-06 on July 1, 2022 did not have a material effect on the Company’s unaudited condensed financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING

On February 2, 2022, the Company consummated the Initial Public Offering of 9,200,000 Public Units (including 1,200,000 Public Units issued upon the full exercise of the over-allotment option). Each Public Unit consists of one Class A Ordinary Share, one-half of one redeemable Public Warrants, each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, and one Public Right, each one Public Right entitling the holder thereof to exchange for one-tenth of one Class A Ordinary Share upon the completion of the Company’s initial Business Combination. The Public Units were sold at an offering price of $10.00 per unit, generating gross proceeds of $92,000,000 on February 2, 2022.

NOTE 4 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company completed the private sale of 424,480 Private Units, including 378,480 Private Units to the Sponsor, and 46,000 Private Units to Maxim, the representative of the several underwriters, respectively. Each Private Unit consists of one Class A Ordinary Share, one-half of one Private Warrant, and one Private Right. The Private Units were sold at a purchase price of $10.00 per Private Unit, generating gross proceeds to the Company of $4,244,800. The Private Units are identical to the Public Units sold in the Initial Public Offering, except that the holders of the Private Units have agreed not to transfer, assign or sell any of the Private Units and the underlying securities (except to certain permitted transferees) until the completion of the Company’s initial Business Combination.

NOTE 5 — PROMISSORY NOTES

On December 4, 2023 and December 26, 2023, the Company had issued two unsecured promissory notes to Fuji Solar (“Fuji Extension Notes”) for the payment of Extension Fees in the total principal amount of $90,000.

On December 28, 2023, pursuant to the Merger Agreement, the Company issued an unsecured promissory note in the principal amount of $33,333 to Fuji Solar (“Fuji Expenses Note” and together with Fuji Extension Notes, collectively, the “Fuji Notes”) in connection with Fuji Solar’s advancement of one-third (1/3) of the Valuation Firm Expenses in connection with transactions contemplated by the Merger Agreement. The Company received the principal amount of $33,333 of the Fuji Expenses Note on January 19, 2024.

The payees of the Fuji Notes, respectively, have the right, but not the obligation, to convert the Fuji Notes, in whole or in part, respectively, into private units (the “Conversion Units”), each consisting of one Class A ordinary share, one-half of one warrant, and one right to receive one-tenth (1/10) of one Class A ordinary share upon the consummation of a Business Combination, as described in in the prospectus of the Company (File Number 333-261585),

BLUE WORLD ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 5 — PROMISSORY NOTES (cont.)

by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the Business Combination. The number of Conversion Units to be received by such payee in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to such payee by (y) $10.00.

As of December 31, 2023 and June 30, 2023, the Company had borrowings of $90,000 and $0 under the Fuji Notes, respectively.

NOTE 6 — RELATED PARTY TRANSACTIONS

Founder Shares

On August 5, 2021, the Sponsor acquired 2,300,000 Class B ordinary shares, par value $0.0001 per share, (“Founder Shares”) for an aggregate purchase price of $25,000.

As of December 31, 2023 and 2022, there were 2,300,000 Founder Shares issued and outstanding. The aggregate capital contribution was $25,000, or approximately $0.01 per share.

Simultaneously with the effectiveness of the registration statement and closing of the Initial Public Offering (including the full exercise of over-allotment option), the Sponsor transferred 10,000 Founder Shares to each of Messrs. Alfred “Trey” Hickey and Buhdy Sin Swee Bok at the same price originally paid by the Sponsor for such shares, pursuant to a certain securities transfer agreement (the “Securities Transfer Agreement”) dated January 31, 2022 among the Company, the transferees and the Sponsor. The transfer was considered to be part of the transferees’ compensation to become the Company’s independent directors. The transfer of the Founders Shares to the Company’s independent directors, as described above, is within the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”).

Due to Related Parties

From time to time, Mr. Liang Shi, the Company’s Director, Chief Executive Officer, Secretary and Chairman, would incur travel costs to search for targets. As of December 31, 2023 and June 30, 2023, due to Mr. Liang Shi amounted to $3,558 and $3,504, respectively.

Promissory Notes — Related Party

In order to meet the Company’s working capital needs following the consummation of the Initial Public Offering, the Sponsor, officers and directors or their affiliates may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion (the “Working Capital Loans”). Each loan would be evidenced by a promissory note.

In November 2022, July 2023 and November 2023, the Company had issued a total of three unsecure promissory notes (the “Sponsor Working Capital Notes”) in the total principal amount of $770,000 to the Sponsor. The proceeds of the Sponsor Working Capital Notes may be drawn down from time to time until the Company consummates its initial business combination, will be used as general working capital purposes.

From January 2023 to December 2023, the Company had issued a total of nine unsecured promissory notes (the “Sponsor Extension Notes”) in the total principal amount of $1,638,648 to the Sponsor in connection with the extension of the Company’s timeline to compete its initial Business Combination. The proceeds of the Sponsor Extension Notes was deposited into the Company’s Trust Account for the public shareholders, which enables the Company to extend the period of time it has to consummate its initial Business Combination.

BLUE WORLD ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 6 — RELATED PARTY TRANSACTIONS (cont.)

The Sponsor Extension Notes together with the Sponsor Working Capital Notes (collectively refer herein as “Sponsor Promissory Notes”) issued to the Sponsor have the same payment and conversion term as discussed below.

The Sponsor Promissory Notes bear no interest and is payable in full upon the earlier to occur of (i) the consummation of the Business Combination or (ii) the date of expiry of the term of the Company (the “Maturity Date”). The following shall constitute an event of default: (i) a failure to pay the principal within five business days of the Maturity Date; (ii) the commencement of a voluntary or involuntary bankruptcy action, (iii) the breach of the Company’s obligations thereunder; (iv) any cross defaults; (v) an enforcement proceedings against the Company; and (vi) any unlawfulness and invalidity in connection with the performance of the obligations thereunder, in which case the Sponsor Promissory Notes may be accelerated.

The payee of the Sponsor Promissory Notes, the Sponsor, has the right, but not the obligation, to convert the Sponsor Promissory Notes, in whole or in part, respectively, into Conversion Units of the Company, each consisting of one Class A Ordinary Share, one-half of one warrant, and one right to receive one-tenth (1/10) of one Class A Ordinary Share upon the consummation of a Business Combination, as described in the prospectus of the Company (File Number 333-261585), by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the Business Combination. The number of Conversion Units to be received by the Sponsor in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to such Payee by (y) $10.00.

As of December 31, 2023 and June 30, 2023, the Company had borrowings of $2,402,085 and $1,872,085 under the Sponsor Promissory Notes, respectively.

Administrative Services Agreement

The Company is obligated, commencing from the effective date of the Initial Public Offering to pay the Sponsor, a monthly fee of $10,000 for general and administrative services. This agreement was signed by the Company and the Sponsor on January 31, 2022 and it will terminate upon completion of the Company’s Business Combination or the liquidation of the Trust Account to public shareholders. The Company has recognized operating costs under the Administrative Services Agreement in the amount of $30,000 in each of the three months ended December 31, 2023 and 2022 and in the amount of $60,000 in each of the six months ended December 31, 2023 and 2022. As of December 31, 2023 and June 30, 2023, the Company had $60,000 and $60,000, respectively, accrued under the Administrative Services Agreement due to the Sponsor.

NOTE 7 — SHAREHOLDERS’ EQUITY

Preference Shares — The Company is authorized to issue 10,000,000 preference shares with a par value of $0.0001 per share. As of December 31, 2023 and June 30, 2023, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 470,000,000 Class A Ordinary Shares with a par value of $0.0001 per share. As of December 31, 2023 and June 30, 2023, there were 464,480 Class A Ordinary Shares issued and outstanding, excluding 3,837,766 shares and 6,587,231 shares, respectively, subject to possible redemption.

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. On August 5, 2021, the Company issued 2,300,000 Class B ordinary shares. Of the 2,300,000 Class B ordinary shares outstanding, an aggregate of up to 300,000 shares are subject to forfeiture to the Company by the Sponsor for no consideration to the extent that the underwriter’s over-allotment option is not exercised in full or in part, so that the initial shareholders will collectively own 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering (assuming they do not purchase any units in the Initial Public Offering and excluding the Class A Ordinary Shares underlying the Private Units). If the Company increases or decreases the size of the Initial Public Offering, it will effect a share dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to Class B ordinary shares immediately prior to the consummation of the offering in such

BLUE WORLD ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 7 — SHAREHOLDERS’ EQUITY (cont.)

amount as to maintain the ownership of the initial shareholders at 20% of the issued and outstanding ordinary shares of the Company upon the consummation of the Initial Public Offering (assuming they do not purchase Units in the Initial Public Offering and excluding the Private Shares). As a result of the underwriters’ election to fully exercise their over-allotment option on February 2, 2022, no Class B ordinary shares are currently subject to forfeiture.

Rights

As of December 31, 2023 and June 30, 2023, there were 9,200,000 Public Rights and 424,480 Private Rights outstanding. Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Public Right will automatically receive one-tenth (1/10) of one Class A Ordinary Share upon consummation of a Business Combination, even if the holder of a Public Right redeemed all Class A Ordinary Shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Memorandum and Articles of Association with respect to its pre-business combination activities. In the event the Company will not be the surviving company upon completion of the initial Business Combination, each registered holder of a right will be required to affirmatively redeem his, her or its rights in order to receive the kind and amount of securities or properties of the surviving company that the one-tenth (1/10) of one Class A Ordinary Share underlying each right is entitled to upon consummation of the Business Combination. No additional consideration will be required to be paid by a holder of Public Rights in order to receive his, her or its additional ordinary shares upon consummation of a Business Combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company). If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of Public Rights to receive the same per share consideration the holders of Class A Ordinary Shares will receive in the transaction on an as-converted into ordinary shares basis.

The Company will not issue fractional shares in connection with an exchange of Public Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Companies Act and any other applicable. As a result, the holders of the Public Rights must hold rights in multiples of 10 in order to receive shares for all of the holders’ rights upon closing of a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Rights will not receive any of such funds with respect to their Public Rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Rights, and the Public Rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the Public Rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.

Redeemable Warrants

As of December 31, 2023 and June 30, 2023, there were 4,600,000 Public Warrants and 212,240 Private Warrants outstanding. Each whole redeemable warrant entitles the registered holder to purchase one Class A Ordinary Shares at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of the thirty (30) days after the completion of an initial Business Combination and one (1) year from the consummation of the Initial Public Offering. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares. However, except as set forth below, no warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the Class A Ordinary Shares issuable upon exercise of the warrants and a current prospectus relating to such Class A Ordinary Shares. Notwithstanding the foregoing, if a registration statement covering the Class A Ordinary Shares issuable upon exercise of the warrants is not effective within 90 days from the consummation of the Company’s initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years from the consummation of the Initial Public Offering at 5:00 p.m., Eastern Standard Time.

BLUE WORLD ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 7 — SHAREHOLDERS’ EQUITY (cont.)

The Company may call the warrants for redemption (excluding the private warrants), in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the warrants are exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•        if, and only if, the reported last sale price of the Class A Ordinary Shares equals or exceeds $16.50 per share (as adjusted for share dividends, share splits, share aggregation, extraordinary dividends, reorganizations, recapitalizations and the like), for any 20 trading days within any 30-trading day period commencing after the warrant become exercisable and ending one the third trading day prior to the date on which notice of redemption is given to warrant holders (the “Force-Call Provision”), and

•        if, and only if, there is a current registration statement in effect with respect to the Class A Ordinary Shares underlying such warrants at the time of redemption and for the entire 30-days trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for the Company’s warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of the Company’s redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If the Company call the warrants for redemption as described above, its management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Whether the Company will exercise its option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of its Class A Ordinary Shares at the time the warrants are called for redemption, its cash needs at such time and concerns regarding dilutive share issuances.

In addition, if the Company (a) issues additional Class A Ordinary Shares or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s initial shareholders or their affiliates, without taking into account any Class B ordinary shares issued prior to the offering and held by the initial shareholders or their affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (b) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of its initial Business Combination on the date of the consummation of its initial Business Combination (net of redemptions), and (c) the volume weighted average trading price of the Company’s Class A Ordinary Shares during the 20 trading day period starting on the trading day prior to the date of the consummation of the Company’s initial Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the Newly Issued Price, and the $16.50 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the greater of (i) the Market Value or (ii) the Newly Issued Price.

BLUE WORLD ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 7 — SHAREHOLDERS’ EQUITY (cont.)

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to the Company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Ordinary Shares and any voting rights until they exercise their warrants and receive Class A Ordinary Shares. After the issuance of Class A Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

The Private Warrants have terms and provisions that are identical to those of the Public Warrants being sold as part of the Public Units in the Initial Public Offering except that the Private Warrants will be entitled to registration rights. The Private Warrants (including the Class A Ordinary Shares issuable upon exercise of the Private Warrants) will not be transferable, assignable or saleable until the completion of the Company’s initial Business Combination except to permitted transferees, subject to certain exceptions.

NOTE 8 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares issued and outstanding on the date of the Company’s prospectus, as well as the holders of the Private Units (and all underlying securities) and any securities its initial shareholders, officers, directors or their affiliates may be issued in payment of working capital loans made to the Company, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the Initial Public Offering. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the Private Units (and underlying securities) and securities issued in payment of Working Capital Loans (or underlying securities) or extension loans can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

As of June 30, 2023, the Representative will be entitled to a deferred fee of 3.5% of the gross proceeds of the Initial Public Offering, or $3,220,000 upon consummation of the Company’s initial Business Combination.

On October 2, 2023, the Company entered into an amendment to the underwriting agreement dated as of January 31, 2022 (the “UA Amendment”) with Maxim in connection with the transactions contemplated by the Merger Agreement.

Pursuant to the UA Amendment, Maxim agrees to convert the total amount of its deferred underwriting commission in the amount of $3,220,000, or 3.5% of the gross proceeds from the Initial Public Offering, into 322,000 ordinary shares of the post-combination entity (“Granted Shares”) at $10.00 per share (the “Deferred Underwriting Shares”) immediately prior to the consummation of the Company’s initial Business Combination. The Company agrees to register the Deferred Underwriting Shares in the proxy statement/prospectus to be filed in connection with the initial Business Combination under the Securities Act of 1933, as amended. If the Company fails to register such Deferred Underwriting Shares, Maxim is entitled for up to three demand registration rights and unlimited piggyback registration rights with respect to such Deferred Underwriting Shares.

The settlement of the UA Amendment is representative of a share-based payment transaction in which the Company is acquiring services to be used within the Company’s operations and upon settlement agreeing to issue ordinary shares of the post-combination entity. In this case, the share settlement of the UA Amendment is within the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the UA Agreement executed

BLUE WORLD ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 8 — COMMITMENTS AND CONTINGENCIES (cont.)

date (the “Grant Date”). The Company used the Business Combination Merger Consideration price of $10 per share and the PIPE financing price to be sold at the consummation of the Business Combination of $10.00 per share to determine the fair value of the 322,000 Granted Shares at $3,220,000. The fair value of Granted Shares equal to the carrying value of the deferred underwriting discounts and commission as of the settlement date on October 2, 2023. Therefore, no gain or loss shall be recognized within the condensed statements of operations for the three and six months ended December 31, 2023.

Representative Shares

The Company issued 40,000 Representative Shares to Maxim as part of Representative compensation. The Representative Shares are identical to the Public Shares except that Maxim has agreed not to transfer, assign or sell any such Representative Shares until the completion of the Company’s initial Business Combination. In addition, Maxim has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of the Company’s initial Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete its initial Business Combination within the Combination Period.

The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to FINRA Rule 5110 (e)(1). Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following January 31, 2022, the effective date of the Company’s registration statement except to any underwriter and selected dealer participating in the offering and their officers, partners, registered persons or affiliates.

Right of First Refusal

Subject to certain conditions, the Company granted Maxim, for a period of 12 months after the date of the consummation of its Business Combination, a right of first refusal to act as book running manager with at least 50% of the economics; for any and all future public and private equity and debt offerings. In accordance with FINRA Rule 5110(g)(6), such right of first refusal shall not have a duration of more than three years from the commencement of sales of the offering.

NOTE 9 — FAIR VALUE MEASUREMENTS

As of December 31, 2023 and June 30, 2023, investment securities in the Company’s Trust Account consisted of a treasury securities fund in the amount of $42,400,931 and $70,186,561, respectively, which was held as money market funds. The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of December 31, 2023 and June 30, 2023, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

December 31, 2023	Carrying Value	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account – Money Market Funds	$42,400,931	$42,400,931	$—	$—
Total	$42,400,931	$42,400,931	$—	$—

BLUE WORLD ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 9 — FAIR VALUE MEASUREMENTS (cont.)

June 30, 2023	Carrying Value	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account – Money Market Funds	$70,186,561	$70,186,561	$—	$—
Total	$70,186,561	$70,186,561	$—	$—

NOTE 10 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that these unaudited condensed financial statements were issued. Except as discussed below, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the unaudited condensed financial statements.

Fuji Expenses Note

On January 19, 2024, the Company received the principal amount of $33,333 of the Fuji Expenses Note. See Note 5 for the detail Fuji Expenses Note.

Amendment to the Trust Agreement

On January 26, 2024, the Company entered into an amendment to the Investment Management Trust Agreement, dated January 31, 2022, as further amended on May 2, 2023 and June 30, 2023 (the “Amendment to the Trust Agreement”), by and between the Company and the Trustee. Pursuant to the Amendment to the Trust Agreement, the Company may instruct the Trustee to (i) hold the funds in the Trust Account uninvested, (ii) hold funds in an interest-bearing bank demand deposit account, or (iii) invest in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.

On January 26, 2024, in order to mitigate the risks of the Company being deemed to have been operating as an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act), the Company instructed the Trustee to liquidate the U.S. government treasury obligations and money market funds held in the Trust Account by January 31, 2024, the expiry of the 24-month anniversary of the effective date of the Company’s Initial Public Offering Registration Statement, and to hold all funds in the Trust Account in cash in an interest-bearing bank demand deposit account until the earlier of consummation of the Company’s initial Business Combination or liquidation of the Company.

Conversion of Class B Ordinary Shares to Class A Ordinary Shares

On January 17, 2024, 700,000 Class B ordinary Shares held by two shareholders, the Sponsor and Fuji Solar, were converted into the same number of Class A Ordinary Shares.

Amendment No. 2 to the Merger Agreement

On February 6, 2024, to reflect that Fuji Solar agreed to provide additional funding support in connection with the Extension of the Company, the Company entered into the second amendment (the “Second Amendment to the Merger Agreement”) to the Merger Agreement with the Group Companies and the Shareholders, pursuant to which Fuji Solar agrees to additionally deposit into the Trust Account of the total amount of the fund for the Company’s extension from February 2, 2024 to March 2, 2024. Fuji Solar has further agrees to be responsible for the total amount of the funds for the extension of BWAQ’s term from March 2, 2024 to April 2, 2024 if the Merger Closing has not occurred by March 1, 2024 due to (x) the gross negligence or willful misconduct of any of the Group Companies or

BLUE WORLD ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 10 — SUBSEQUENT EVENTS (cont.)

the Shareholders, or (y) the termination of the Merger Agreement by the TOYO Solar. Such total amount of funds Fuji Solar shall be responsible for shall be evidenced by the Fuji Extension Notes, the amount of which shall be fully repaid in cash at the Merger Closing or converted into the SPAC Units at US$10 per unit immediately prior to the Merger Closing at the discretion of Fuji Solar.

Extension Notes

On February 6, 2024, pursuant to the Second Amendment to the Merger Agreement, the Company issued an unsecured promissory note in the principal amount of $60,000 to the Fuji Solar. The proceeds of this extension note was deposited into the Company’s Trust Account for the public shareholders, which enables the Company to extend the period of time it has to consummate its initial Business Combination from February 2, 2024 to March 2, 2024.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Blue World Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Blue World Acquisition Corporation (the “Company”) as of June 30, 2023 and 2022, the related statements of operations, change in shareholders’ deficit and cash flows for the year ended June 30, 2023 and for the period from July 19, 2021 (Inception) through June 30, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2023 and 2022, and the results of its operations and its cash flows for the year ended June 30, 2023 and for the period from July 19, 2021 (Inception) through June 30, 2022 in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the company’s liquidation date is less than one year from the date of the financial statements is issued. This condition raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum Asia CPAs llp

Marcum Asia CPAs llp

We have served as the Company’s auditor since 2021.

New York, NY

September 28, 2023

Firm ID#: 5395

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com

BLUE WORLD ACQUISITION CORPORATION

BALANCE SHEETS

	June 30, 2023	June 30, 2022
Assets
Current assets:
Cash	$746	$276,284
Prepaid expenses	35,862	33,946
Total Current Assets	36,608	310,230

Investment held in Trust Account	70,186,561	93,054,401
Cash held in Escrow Account	500,000	500,000
Total Assets	$70,723,169	$93,864,631

Liabilities, Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit
Current liabilities
Accounts payable and accrued expenses	$229,933	$62,734
Due to related parties	63,504	20,000
Promissory notes – related party	1,872,085	—
Total Current Liabilities	2,165,522	82,734
Deferred underwriting discounts and commissions	3,220,000	3,220,000
Total Liabilities	5,385,522	3,302,734

Commitments and Contingencies (Note 7)

Class A ordinary shares subject to possible redemption, 6,587,231 shares and 9,200,000 shares at redemption value of $10.65 and $10.11 per share as of June 30, 2023 and 2022, respectively	70,186,561	93,054,401

Shareholders’ Deficit:
Preference shares, $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value, 470,000,000 shares authorized, 464,480 shares issued and outstanding (excluding 6,587,231 shares and 9,200,000 shares subject to possible redemption as of June 30, 2023 and 2022, respectively)	46	46
Class B ordinary shares, $0.0001 par value, 20,000,000 shares authorized, 2,300,000 shares issued and outstanding	230	230
Additional paid-in capital	—	—
Accumulated deficit	(4,849,190)	(2,492,780)
Total Shareholders’ Deficit	(4,848,914)	(2,492,504)
Total Liabilities, Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$70,723,169	$93,864,631

The accompanying notes are an integral part of these financial statements.

BLUE WORLD ACQUISITION CORPORATION

STATEMENTS OF OPERATIONS

	For the Year Ended June 30, 2023	For the Period from July 19, 2021 (inception) through June 30, 2022
Formation and operating costs	$987,771	$230,926
Share-based compensation expense	—	150,379
Loss from operations	(987,771)	(381,305)

Other income:
Dividend earned on investment held in Trust Account	3,169,667	134,401
Interest income	9	12
Total other income	3,169,676	134,413

Net income (loss)	$2,181,905	$(246,892)

Basic and diluted weighted average redeemable Class A ordinary shares outstanding	8,771,677	3,950,432
Basic and diluted net income per redeemable Class A ordinary shares	$0.19	$(0.04)
Basic and diluted weighted average non-redeemable Class A and Class B ordinary shares outstanding	2,764,480	2,328,264
Basic and diluted net income (loss) per non-redeemable Class A and Class B ordinary share	$0.19	$(0.04)

The accompanying notes are an integral part of these financial statements.

BLUE WORLD ACQUISITION CORPORATION

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance as of July 19, 2021 (inception)	—	$—	—	$—	$—	$—	$—
Founder shares issued to initial shareholder	—	—	2,300,000	230	24,770	—	25,000
Fair value of public rights and warrants, net of allocated offering costs	—	—	—	—	8,255,323	—	8,255,323
Sale of private placement units	424,480	42	—	—	4,244,758	—	4,244,800
Issuance of representative shares	40,000	4	—	—	308,254	—	308,258
Share-based compensation expense	—	—	—	—	150,379	—	150,379
Remeasurement of Class A ordinary shares subject to possible redemption	—	—	—	—	(12,983,484)	(2,245,888)	(15,229,372)
Net loss	—	—	—	—	—	(246,892)	(246,892)
Balance as of June 30, 2022	464,480	46	2,300,000	230	—	(2,492,780)	(2,492,504)
Remeasurement of Class A ordinary shares subject to possible redemption	—	—	—	—	—	(4,538,315)	(4,538,315)
Net income	—	—	—	—	—	2,181,905	2,181,905
Balance as of June 30, 2023	464,480	$46	2,300,000	$230	$—	$(4,849,190)	$(4,848,914)

The accompanying notes are an integral part of these financial statements.

BLUE WORLD ACQUISITION CORPORATION

STATEMENTS OF CASH FLOWS

	For the Year Ended June 30, 2023	For the Period from July 19, 2021 (inception) through June 30, 2022
Cash Flows from Operating Activities:
Net income (loss)	$2,181,905	$(246,892)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	—	150,379
Dividend earned on investment held in Trust Account	(3,169,667)	(134,401)
Changes in operating assets and liabilities:
Prepaid expenses	(1,916)	(33,946)
Accounts payable and accrued expenses	167,199	62,734
Due to related parties	43,504	20,000
Net Cash Used in Operating Activities	(778,975)	(182,126)

Cash Flows from Investing Activities:
Purchases of investment held in Trust Account	(1,368,648)	(92,920,000)
Withdrawals of investment held in Trust Account	27,406,155	—
Net Cash Provided by (Used in) Investing Activities	26,037,507	(92,920,000)

Cash Flows from Financing Activities:
Redemption of Class A ordinary shares	(27,406,155)	—
Proceeds from sale of public units through public offerings, net of underwriters’ discount	—	90,160,000
Proceeds from sale of private placement units	—	4,244,800
Proceeds from issuance of promissory notes to related party	1,872,085	287,547
Repayment of promissory note to related party	—	(287,547)
Payment of offering costs	—	(526,390)
Deposits made to Escrow Account	—	(500,000)
Net Cash (Used in) Provided by Financing Activities	(25,534,070)	93,378,410

Net Change in Cash	(275,538)	276,284

Cash, beginning of year	276,284	—
Cash, end of year	$746	$276,284

Supplemental Disclosure of Cash Flow Information:
Offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$—	$25,000
Deferred underwriter’s discount	$—	$3,220,000
Issuance of representative shares	$—	$308,258
Remeasurement of Class A ordinary shares subject to possible redemption	$4,538,315	$15,229,372

The accompanying notes are an integral part of these financial statements.

BLUE WORLD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION, BUSINESS OPERATIONS, AND GOING CONCERN

Blue World Acquisition Corporation (the “Company”) is a blank check exempted company incorporated on July 19, 2021, under the laws of the Cayman Islands for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (“Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and is subject to all risks associated with emerging growth companies (See Note 2). The Company’s efforts to identify a prospective target business will primarily in the marine leisure, cruise, marine infrastructure and engineering, general hospitality, travel and tourism, marine services, logistics and supply chain, offshore energy solutions and related industry segments. The Company is not limited to a particular region for purposes of consummating an initial Business Combination, however, the Company may focus on targets that, regardless of geographic location of operations or corporate offices, have viable synergies with the Asia Pacific and the U.S. markets for the above industry segments, either physically or virtually. The Company will not undertake its initial Business Combination with any entity that conducts a majority of its business or is headquartered in China (including Hong Kong and Macau).

As of June 30, 2023, the Company had not commenced any operations. For the period from July 19, 2021 (inception) through June 30, 2023, the Company’s efforts have been limited to organizational activities as well as activities related to its initial public offering (the “Initial Public Offering”) as described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of dividend/interest income from the proceeds derived from the Initial Public Offering. The Company has selected June 30 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering became effective on January 31, 2022. On February 2, 2022, the Company consummated the Initial Public Offering of 9,200,000 units (including 1,200,000 units issued upon the full exercise of the over-allotment option, the “Public Units”). Each Public Unit consists of one Class A ordinary share, $0.0001 par value per share (the “Class A Ordinary Shares”), one-half of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, and one right (the “Public Rights”), each one Public Right entitling the holder thereof to exchange for one-tenth of one Class A Ordinary Share upon the completion of the Company’s initial Business Combination. The Public Units were sold at an offering price of $10.00 per Public Unit, generating gross proceeds of $92,000,000 on February 2, 2022.

Simultaneously with the closing of the Initial Public Offering, the Company completed the private sale of 424,480 units (the “Private Units”) including 378,480 Private Units to the Company’s sponsor, Blue World Holdings Limited (the “Sponsor”), and 46,000 Private Units to Maxim Group LLC (or its designees) (“Maxim”), the representative of the several underwriters (the “Representative”), respectively. Each Private Unit consists of one Class A Ordinary Share, one-half of one redeemable warrant (the “Private Warrants”), each whole Private Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, and one right (the “Private Rights”), each one Private Right entitling the holder thereof to exchange for one-tenth of one Class A Ordinary Share upon the completion of the Company’s initial Business Combination. The Private Units were sold at a purchase price of $10.00 per Private Unit, generating gross proceeds to the Company of $4,244,800. The Private Units are identical to the Public Units sold in the Initial Public Offering, except that the holders of the Private Units have agreed not to transfer, assign or sell any of the Private Units and the underlying securities (except to certain permitted transferees) until the completion of the Company’s initial Business Combination.

The Company also issued 40,000 shares of Class A Ordinary Shares (the “Representative Shares”) to Maxim as part of representative compensation. The Representative Shares are identical to the Class A Ordinary Shares sold as part of the Public Units, except that Maxim has agreed not to transfer, assign or sell any such Representative Shares until the completion of the Company’s initial Business Combination. In addition, Maxim has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of the Company’s initial Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete its initial Business Combination within the prescribed time period. The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period

BLUE WORLD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION, BUSINESS OPERATIONS, AND GOING CONCERN (cont.)

of 180 days immediately following the date of the effectiveness of the registration statement pursuant to FINRA Rule 5110 (e)(1). Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their officers, partners, registered persons or affiliates.

Transaction costs amounted to $5,919,648, consisting of $1,840,000 of underwriting discounts and commissions, $3,220,000 of deferred underwriting commissions, $551,390 of other offering costs and $308,258 fair value of the Representative Shares issued to Maxim.

Following the closing of the Initial Public Offering and the issuance and the sale of Private Units on February 2, 2022, $92,920,000 ($10.10 per Public Unit) from the net proceeds of the sale of the Public Units in the Initial Public Offering and the sale of Private Units was placed in a trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company, LLC as a trustee and invested the proceeds in U.S. government treasury bills, bonds or notes having a maturity of 185 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in United States government treasuries, so that we are not deemed to be an investment company under the Investment Company Act. The proceeds held in the Trust Account will not be released until the earlier of: (1) the completion of the Company’s initial Business Combination within the required time period and (2) its redemption of 100% of the outstanding public shares if the Company has not completed a Business Combination in the required time period. Therefore, unless and until the Company’s initial Business Combination is consummated, the proceeds held in the Trust Account will not be available for the Company’s use for any expenses related to the Initial Public Offering or expenses which the Company may incur related to the investigation and selection of a target business and the negotiation of an agreement in connection with its initial Business Combination.

The Company will provide its public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of an initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of its initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding public shares, subject to certain limitations. The amount in the Trust Account is initially anticipated to be $10.10 per public share. The per-share amount the Company will distribute to investors who properly redeem their shares will not be reduced by deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). The ordinary shares subject to redemption is being recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Company’s founders and Maxim (the “Initial Shareholders”) have agreed (a) to vote their Founder Shares (as defined below), the Class A Ordinary Shares included in the Private Units (the “Private Shares”), the Representative Shares and any Class A Ordinary Shares included in the Public Units (the “Public Shares”) purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would stop the public

BLUE WORLD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION, BUSINESS OPERATIONS, AND GOING CONCERN (cont.)

shareholders from redeeming or selling their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) unless the Company provides dissenting public shareholders with the opportunity to redeem their Public Shares into the right to receive cash from the Trust Account in connection with any such vote; (c) not to redeem any Founder Shares, Private Share, and Representative Shares (as well as any Public Shares purchased during or after the Initial Public Offering) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or sell any shares in a tender offer in connection with a Business Combination) or a vote to amend the provisions of the Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights of pre-Business Combination activity and (d) that the Founder Shares, Private Shares, and Representative Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the initial shareholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

The Company initially had until February 2, 2023 to complete an initial Business Combination. However, if the Company anticipates that it may not be able to consummate a Business Combination by February 2, 2023, the Company may, but is not obligated to, extend the period of time to consummate a Business Combination three times by an additional three months each time (for a total of up to November 2, 2023 to complete a Business Combination). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliates or designees must deposit into the Trust Account $920,000 ($0.10 per share in either case), on or prior to the applicable deadline. On February 2, 2023, $920,000 was deposited into the Trust Account to extend the period of time it has to consummate its initial business combination for additional three months from February 2, 2023 to May 2, 2023.

On May 2, 2023, the Company held an extraordinary general meeting (the “May 2023 Meeting”) at which its shareholders approved the adoption of the Second Amended and Restated Memorandum and Articles of Association of the Company, which provides that the Company has until May 2, 2023 to complete an initial Business Combination, and may elect to extend the period to consummate an initial Business Combination up to nine times, each by an additional one-month extension, for a total of up to nine months to February 2, 2024 by depositing $0.0295 per public share into the Trust Account for each monthly extension. As a result of May 2023 Meeting, on May 2, 2023, a total of $194,324 was deposited into the Trust Account for the public shareholders, representing $0.0295 per remaining public share, which enables the Company to extend the period of time it has to consummate its initial business combination by one month from May 2, 2023 to June 2, 2023.

On June 2, 2023, a total of $194,324 was deposited into the Trust Account for the public shareholders, representing $0.0295 per remaining public share, which enables the Company to extend the period of time it has to consummate its initial business combination by one month from June 2, 2023 to July 2, 2023.

On June 30, 2023, the Company held an extraordinary general meeting (the “June 2023 Meeting”), where the shareholders of the Company approved the adoption of the Third Amended and Restated Memorandum and Articles of Association of the Company, which provides that the Company has until July 2, 2023 to complete a Business Combination, and may elect to extend the period to consummate a Business Combination up to nine times, each by an additional one-month extension, for a total of up to nine months to April 2, 2024, by depositing $60,000 each month to the Trust Account.

On June 30, 2023, a total of $60,000 of the Monthly Extension Payment was deposited into the Trust Account for the public shareholders, which enables the Company to extend the period of time it has to consummate its initial business combination by one month from July 2, 2023 to August 2, 2023.

On July 31, 2023, a total of $60,000 of the Monthly Extension Payment was deposited into the Trust Account for the public shareholders, which enables the Company to extend the period of time it has to consummate its initial business combination by one month from August 2, 2023 to September 2, 2023.

BLUE WORLD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION, BUSINESS OPERATIONS, AND GOING CONCERN (cont.)

On September 1, 2023, a total of $60,000 of the Monthly Extension Payment was deposited into the Trust Account for the public shareholders, which enables the Company to extend the period of time it has to consummate its initial business combination by one month from September 2, 2023 to October 2, 2023.

On September 27, 2023, a total of $60,000 of the Monthly Extension Payment was deposited into the Trust Account for the public shareholders, which enables the Company to extend the period of time it has to consummate its initial business combination by one month from October 2, 2023 to November 2, 2023 (the “Combination Period”).

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of less up to $50,000 of interest to pay dissolution expenses and taxes payable), which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations under Cayman Island law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.10 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.10 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor have its independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Redemptions

On May 2, 2023, the Company held an extraordinary general meeting (the “May 2023 Meeting”) at which its shareholders approved the adoption of the Second Amended and Restated Memorandum and Articles of Association of the Company, which provides that the Company has until May 2, 2023 to complete an initial Business Combination, and may elect to extend the period to consummate an initial Business Combination up to nine times, each by an additional one-month extension, for a total of up to nine months to February 2, 2024 by depositing $0.0295 per public share into the Trust Account for each monthly extension. In connection with the May 2023 Meeting, 2,612,769 Class A Ordinary Shares were rendered for redemption, and approximately $27.4 million was released from the Trust Account to pay such redeeming shareholders in May 2023.

On June 30, 2023, the Company held an extraordinary general meeting (the “June 2023 Meeting”) at which the Company’s shareholders approved the adoption of the Third Amended and Restated Memorandum and Articles of Association of the Company, which provides that the Company has until July 2, 2023 to complete a business combination, and may elect to extend the period to consummate a Business Combination up to nine times, each by an additional one-month extension, for a total of up to nine months to April 2, 2024, by depositing $60,000 each month to the Trust Account. As a result of June 30 Meeting, upon the shareholders’ approval, on June 30, 2023, the

BLUE WORLD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION, BUSINESS OPERATIONS, AND GOING CONCERN (cont.)

Company and Continental entered into the amendment to the Trust Agreement. In connection with the June 2023 Meeting, 2,749,465 Class A Ordinary Shares were rendered for redemption, and approximately $29.3 million was released from the Trust Account to pay such redeeming shareholders in July 2023.

Merger Agreement

On August 10, 2023, the Company entered into an Agreement and Plan of Merger (as the same may be amended, restated or supplemented, the “Merger Agreement”) with TOYO Co., Ltd, a Cayman Islands exempted company (“PubCo”), TOYOone Limited, a Cayman Islands exempted company (“Merger Sub”), TOPTOYO INVESTMENT PTE. LTD., a Singapore private company limited by shares (“SinCo”), Vietnam Sunergy Cell Company Limited, a Vietnamese company, (the “Company”, together with PubCo, Merger Sub and SinCo, the “Group Companies”, or each individually, a “Group Company”), Vietnam Sunergy Joint Stock Company, a Vietnam joint stock company (“VSUN”), and Fuji Solar Co., Ltd, a Japanese company (“Fuji Solar”, together with VSUN, the “Shareholders”, or individually, a “Shareholder”).

Pursuant to the Merger Agreement, (a) the Group Companies, VSUN and Fuji Solar shall consummate a series of transactions involving the Group Companies, including (A) PubCo acquiring one hundred percent (100%) of the issued and paid-up share capital of SinCo from Fuji Solar in exchange for one (1) ordinary share of PubCo, par value US$0.0001 per share (the “PubCo Ordinary Shares” and such transaction, the “Share Exchange”), and (B) SinCo acquiring one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company from VSUN at an aggregate consideration of no less than US$50,000,000 (the “SinCo Acquisition,” and together with the Share Exchange, the “Pre-Merger Reorganization”), as a result of which (i) SinCo shall become a wholly-owned subsidiary of PubCo, (ii) the Company shall become a wholly-owned subsidiary of SinCo; and (iii) immediately prior to the closing of the SinCo Acquisition, Fuji Solar (the “Seller”) shall hold an aggregate of 41,000,000 PubCo Ordinary Shares, representing all issued and outstanding share capital of PubCo, and (b) following the consummation of the Pre-Merger Reorganization, BWAQ shall merge with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Merger”), as a result of which, among other things, all of the issued and outstanding securities of BWAQ immediately prior to the filing of the plan of merger with respect to the Merger (the “Plan of Merger”) to the Registrar of Companies of the Cayman Islands, or such later time as may be specified in the Plan of Merger (the “Merger Effective Time”) shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive substantially equivalent securities of PubCo, in each case, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the provisions of the Companies Act (Revised) of the Cayman Islands and other applicable laws.

Liquidity and Going Concern

As of June 30, 2023, the Company had cash of $746 and a working deficit of $2,128,914. The Company has incurred and expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of a Business Combination. In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. The management’s plan in addressing this uncertainty is through the Working Capital Loans, as defined below (see Note 5). In addition, if the Company is unable to complete a Business Combination within the Combination Period by November 2, 2023, unless further extended, the Company’s board of directors would proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company. There is no assurance that the Company’s plans to consummate a Business Combination will be successful within the Combination Period. As a result, management has determined that such additional condition also raise substantial doubt about the Company’s ability to continue as a going concern. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

BLUE WORLD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION, BUSINESS OPERATIONS, AND GOING CONCERN (cont.)

Risks and Uncertainties

As a result of the military action commenced in February 2022 by the Russian Federation and Belarus in the country of Ukraine and related economic sanctions, the Company’s ability to consummate a Business Combination, or the operations of a target business with which the Company ultimately consummates a Business Combination, may be materially and adversely affected. In addition, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of this action and related sanctions on the world economy and the specific impact on the Company’s financial position, results of operations and/or ability to consummate a Business Combination are not yet determinable. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

•        Basis of presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

•        Emerging growth company status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

•        Use of estimates

In preparing these financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, actual results may differ from these estimates.

BLUE WORLD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $746 and $276,284 in cash as of June 30, 2023 and 2022, respectively. The Company did not have any cash equivalents as of June 30, 2023 and 2022.

•        Investment held in Trust Account

As of June 30, 2023 and 2022, the assets held in the Trust Account include $70,186,561 and $93,054,401, respectively, of investments held in money market funds, which are invested in U.S. Treasury securities and characterized as Level 1 investments within the fair value hierarchy under ASC 820 (as defined below). For the years ended June 30, 2023 and 2022, dividend earned and held in the Trust Account amounted to $3,169,667 and $134,401, respectively.

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheet and adjusted for the amortization or accretion of premiums or discounts.

•        Cash held in Escrow Account

The Company has entered into a certain escrow agreement with Continental Stock Transfer & Trust Company who acts as the escrow agent pursuant to which the Company agreed to deposit the aggregated amount of $1,000,000 ($500,000 payable upon the closing of Initial Public Offering and $500,000 payable one business day prior to the entry of a definitive agreement in connection with an initial Business Combination) into the escrow account until the earlier of (i) one year of the closing of an initial Business Combination; (ii) one year of the Company’s liquidation or windup in accordance with the Company’s Amended and Restated Memorandum and Articles of Association; and (iii) such date as may be approved by the Company’s shareholders in accordance with the amended and restated memorandum and articles of association (such arrangement is referred as “indemnity escrow”). The escrow fund will be released by the escrow agent under joint instruction by the Company and its claim manager Andros Risk Services LLC, who would act pursuant to the claim coverage guidelines provided thereof, which, among others, include indemnification for (i) loss from any claims first made against the Company’s directors, officers and risk manager for a Wrongful Act (as defined in escrow agreement) during the period from the effectiveness of the Company’s registration statement on January 31, 2022 until the earlier of (A) the closing of an initial Business Combination and (B) the Company’s liquidation or windup (the “Coverage Period”), loss or inquiry costs from any investigations of or Inquiry (as defined in escrow agreement) received by the Company’s directors, officers and risk manager during the Coverage Period; (ii) loss of the Company, the Sponsor, or the Company’s successor to indemnify its directors officers and risk manager for item (i) above; (iii) loss from any Securities Claim (as defined in the escrow agreement) first made against the Company during the Coverage Period for a wrongful act and its costs, charges, or expenses in seeking dismissal of any Derivative Suit (as defined in escrow agreement), subject to certain conditions, and other certain coverage guidelines against the Company; and (iv) any costs incurred by the Company in connection with Security Holder Demand Investigation (as defined in the as defined in the escrow agreement) for a wrongful act and Books and Records Demand (as defined in the indemnity escrow) first received by the Company during the Coverage Period

As of June 30, 2023 and 2022, the Company had $500,000 in cash held in the Escrow Account.

BLUE WORLD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Net income (loss) per ordinary share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. The Company has two classes of shares, which are referred to as redeemable shares and non-redeemable shares. Earnings and losses are shared pro rata between the two classes of shares. In order to determine the net loss attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable ordinary shares and non-redeemable ordinary shares and the undistributed income (loss) is calculated using the total net income (loss) less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable ordinary shares. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income (loss) per share for each class of ordinary shares:

	For the Year Ended June 30, 2023		For the Period from July 19, 2021 (inception) through June 30, 2022
	Redeemable Class A Ordinary Shares	Non-Redeemable Class A and Class B Ordinary Shares	Redeemable Class A Ordinary Shares	Non-Redeemable Class A and Class B Ordinary Shares
Basic and diluted net income (loss) per share:
Numerators:
Allocation of net income (loss)	$1,659,042	$522,863	$(155,340)	$(91,552)
Denominators:
Weighted-average shares outstanding	8,771,677	2,764,480	3,950,432	2,328,264
Basic and diluted net income (loss) per share	$0.19	$0.19	$(0.04)	$(0.04)

•        Class A ordinary shares subject to possible redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A Ordinary Shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, 6,587,231 and 9,200,000 Class A Ordinary Shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets as of June 30, 2023 and 2022, respectively.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of Class A Ordinary Shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Class A Ordinary Shares are affected by charges against additional paid in capital and accumulated deficit.

BLUE WORLD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

As of June 30, 2023 and 2022, the amount of Class A Ordinary Shares reflected on the balance sheet are reconciled in the following table:

Gross proceeds	$92,000,000
Less:
Proceeds allocated to Public Warrants and Public Rights	(8,841,200)
Offering costs of Public Shares	(5,333,771)
Plus:
Initial measurement adjustment on redeemable ordinary shares	14,174,971
Re-measurement adjustment on redeemable ordinary shares	1,054,401
Class A ordinary shares subject to possible redemption, June 30, 2022	93,054,401
Less:
Redemptions of Class A ordinary shares	(27,406,155)
Plus:
Re-measurement adjustment on redeemable ordinary shares	4,538,315
Class A ordinary shares subject to possible redemption, June 30, 2023	$70,186,561

•        Share-based compensation expense

The Company accounts for share-based compensation expense in accordance with ASC 718, “Compensation — Stock Compensation” (“ASC 718”). Under ASC 718, share-based compensation associated with equity-classified awards is measured at fair value upon the grant date and recognized over the requisite service period. To the extent a share-based award is subject to a performance condition, the amount of expense recorded in a given period, if any, reflects an assessment of the probability of achieving such performance condition, with compensation recognized once the event is deemed probable to occur. Forfeitures are recognized as incurred (see Note 5 for more discussion about the details). For the year ended June 30, 2023, the Company did not recognize any share-based compensation expense. The Company has recognized share-based compensation expense in the amount of $150,379 for the period from July 19, 2021 (inception) through June 30, 2022.

•        Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. The Company determined that upon further review of the warrant agreements, the Company concluded that its warrants qualify for equity accounting treatment.

•        Convertible Promissory Note

The Company accounts for its convertible promissory notes as debt (liability) on the balance sheet based on an assessment of the embedded conversion feature (see Note 5 — Related Party Transactions) and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06,

BLUE WORLD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”). The assessment considers the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity.

•        Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.

Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2023 and 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company’s tax provision is zero for the year ended June 30, 2023 and for the period from July 19, 2021 (inception) through June 30, 2022.

The Company is considered to be an exempted Cayman Islands company, and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

•        Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of June 30, 2023 and 2022, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

•        Fair value of financial instrument

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The Company’s financial instruments are classified as either Level 1, Level 2 or Level 3. These tiers include:

—	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
—

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

BLUE WORLD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

—

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

•        Recent accounting pronouncements

In August 2020, the FASB issued a new standard (ASU 2020-06) to reduce the complexity of accounting for convertible debt and other equity-linked instruments. For certain convertible debt instruments with a cash conversion feature, the changes are a trade-off between simplifications in the accounting model (no separation of an “equity” component to impute a market interest rate, and simpler analysis of embedded equity features) and a potentially adverse impact to diluted earnings per share by requiring the use of the if-converted method. The new standard will also impact other financial instruments commonly issued by both public and private companies. For example, the separation model for beneficial conversion features is eliminated simplifying the analysis for issuers of convertible debt and convertible preferred stock. Also, certain specific requirements to achieve equity classification and/or qualify for the derivative scope exception for contracts indexed to an entity’s own equity are removed, enabling more freestanding instruments and embedded features to avoid mark-to-market accounting. The new standard is effective for companies that are SEC filers (except for smaller reporting companies) for fiscal years beginning after December 15, 2021 and interim periods within that year, and two years later for other companies. Companies can early adopt the standard at the start of a fiscal year beginning after December 15, 2020. The standard can either be adopted on a modified retrospective or a full retrospective basis. The adoption of ASU 2020-06 on July 1, 2022 did not have a material effect on the Company’s financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING

On February 2, 2022, the Company consummated the Initial Public Offering of 9,200,000 Public Units (including 1,200,000 Public Units issued upon the full exercise of the over-allotment option). Each Public Unit consists of one Class A Ordinary Share, one-half of one redeemable Public Warrants, each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, and one Public Right, each one Public Right entitling the holder thereof to exchange for one-tenth of one Class A Ordinary Share upon the completion of the Company’s initial Business Combination. The Public Units were sold at an offering price of $10.00 per unit, generating gross proceeds of $92,000,000 on February 2, 2022.

NOTE 4 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company completed the private sale of 424,480 Private Units, including 378,480 Private Units to the Sponsor, and 46,000 Private Units to Maxim, the representative of the several underwriters, respectively. Each Private Unit consists of one Class A Ordinary Share, one-half of one Private Warrant, and one Private Right. The Private Units were sold at a purchase price of $10.00 per Private Unit, generating gross proceeds to the Company of $4,244,800. The Private Units are identical to the Public Units sold in the Initial Public Offering, except that the holders of the Private Units have agreed not to transfer, assign or sell any of the Private Units and the underlying securities (except to certain permitted transferees) until the completion of the Company’s initial Business Combination.

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares

On August 5, 2021, the Sponsor acquired 2,300,000 Class B ordinary shares, par value $0.0001 per share, (“Founder Shares”) for an aggregate purchase price of $25,000.

BLUE WORLD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 5 — RELATED PARTY TRANSACTIONS (cont.)

As of June 30, 2023 and 2022, there were 2,300,000 Founder Shares issued and outstanding. The aggregate capital contribution was $25,000, or approximately $0.01 per share.

Simultaneously with the effectiveness of the registration statement and closing of the Initial Public Offering (including the full exercise of over-allotment option), the Sponsor transferred 10,000 Founder Shares to each of Messrs. Alfred “Trey” Hickey and Buhdy Sin Swee Bok at the same price originally paid by the Sponsor for such shares, pursuant to a certain securities transfer agreement (the “Securities Transfer Agreement”) dated January 31, 2022 among the Company, the transferees and the Sponsor. The transfer was considered to be part of the transferees’ compensation to become the Company’s independent directors.

The transfer of the Founders Shares to the Company’s independent directors, as described above, is within the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, share-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The Company used a Finnerty put model that values the Founder Shares granted to the directors. The key inputs into the Finnerty put model were (i) risk- free interest rate of 1.33%, (ii) volatility of 8.50%, (iii) estimated term of 2.37 years. According to the Finnerty put model, the fair value of the 20,000 shares transferred to the Company’s independent directors was approximately $150,379 or $7.519 per share.

Due to Related Parties

From time to time, Mr. Liang Shi, the Company’s Director, Chief Executive Officer, Secretary and Chairman, would incur travel costs to search for targets. As of June 30, 2023, due to Mr. Liang Shi amounted to $3,504.

Promissory Notes — Related Party

On August 5, 2021, the Sponsor has agreed to loan the Company up to an aggregate amount of $500,000 to be used, in part, for transaction costs incurred in connection with the Initial Public Offering. For the period from July 19, 2021 (inception) through February 2, 2022, the date of the completion of the Initial Public Offering, the Sponsor loaned the Company in the amount of $287,547. On February 7, 2022, the related party promissory note was repaid in full.

On November 30, 2022, the Company issued an unsecured promissory note (the “Sponsor Note 1”) in the principal amount of $400,000 to the Sponsor. The proceeds of the Sponsor Note 1 was used as general working capital purposes.

On January 31, 2023, the Company issued an unsecured promissory note (the “Extension Note 1”) in the principal amount of $920,000 to the Sponsor. The proceeds of the Extension Note 1 was deposited into the Company’s Trust Account for the public shareholders, which enables the Company to extend the period of time it has to consummate its initial Business Combination by three months from February 2, 2023 to May 2, 2023.

On May 2, 2023, the Company issued an unsecured promissory note (the “Extension Note 2”) in the principal amount of $194,324 to the Sponsor. The proceeds of the Extension Note 2 was deposited into the Company’s Trust Account for the public shareholders, which enables the Company to extend the period of time it has to consummate its initial Business Combination from May 2, 2023 to June 2, 2023.

On June 2, 2023, the Company issued an unsecured promissory note (the “Extension Note 3”) in the principal amount of $194,324 to the Sponsor. The proceeds of the Extension Note 3 was deposited into the Company’s Trust Account for the public shareholders, which enables the Company to extend the period of time it has to consummate its initial Business Combination from June 2, 2023 to July 2, 2023.

On June 30, 2023, the Company issued an unsecured promissory note (the “Extension Note 4” together with Extension Note 1, 2, and 3, collectively, the “Extension Notes”) in the principal amount of $60,000 to the Sponsor.

BLUE WORLD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 5 — RELATED PARTY TRANSACTIONS (cont.)

The proceeds of the Extension Note 4 was deposited into the Company’s Trust Account for the public shareholders, which enables the Company to extend the period of time it has to consummate its initial Business Combination from July 2, 2023 to August 2, 2023.

On July 31, 2023, the Company issued an unsecured promissory note (the “Sponsor Note 2,” together with the Sponsor Note 1, collectively, the “Sponsor Notes”) in the principal amount of $120,000 to the Sponsor. The proceeds of the Sponsor Note 2, which may be drawn down from time to time until the Company consummates its initial business combination, will be used as general working capital purposes. As of June 30, 2023, the Company has drawn down $103,437 prior to the issuance of the Sponsor Note 2 on July 31, 2023.

The Extension Notes together with the Sponsor Notes (collectively refer herein as “Promissory Notes”) issued to the Sponsor have the same payment and conversion term as discussed below.

The Promissory Notes bear no interest and is payable in full upon the earlier to occur of (i) the consummation of the Business Combination or (ii) the date of expiry of the term of the Company (the “Maturity Date”). The following shall constitute an event of default: (i) a failure to pay the principal within five business days of the Maturity Date; (ii) the commencement of a voluntary or involuntary bankruptcy action, (iii) the breach of the Company’s obligations thereunder; (iv) any cross defaults; (v) an enforcement proceedings against the Company; and (vi) any unlawfulness and invalidity in connection with the performance of the obligations thereunder, in which case the Promissory Notes may be accelerated.

The payee of the Promissory Notes, the Sponsor, has the right, but not the obligation, to convert the Promissory Notes, in whole or in part, respectively, into private units (the “Conversion Units”) of the Company, each consisting of one Class A Ordinary Share, one-half of one warrant, and one right to receive one-tenth (1/10) of one Class A Ordinary Share upon the consummation of a Business Combination, as described in the prospectus of the Company (File Number 333-261585), by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the Business Combination. The number of Conversion Units to be received by the Sponsor in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to such Payee by (y) $10.00.

In order to meet the Company’s working capital needs following the consummation of the Initial Public Offering, the Sponsor, officers and directors or their affiliates may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion (the “Working Capital Loans”). Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of the Company initial Business Combination, without interest, or, at the lender’s discretion, may be converted upon consummation of the Company’s Business Combination into private units at a price of $10.00 per unit. If the Company does not complete a Business Combination, the loans would be repaid out of funds not held in the Trust Account, and only to the extent available. The Company’s shareholders have approved the issuance of the units and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of its initial Business Combination. If the Company does not complete a Business Combination, the loans will not be repaid.

As of June 30, 2023 and 2022, the Company had borrowings of $1,872,085 and $0 under the Promissory Notes, respectively.

Administrative Services Agreement

The Company is obligated, commencing from the effective date of the Initial Public Offering to pay the Sponsor, a monthly fee of $10,000 for general and administrative services. This agreement was signed by the Company and the Sponsor on January 31, 2022 and it will terminate upon completion of the Company’s Business Combination or the liquidation of the Trust Account to public shareholders. The Company has recognized operating costs under the Administrative Services Agreement in the amount of $120,000 and $50,000 for the year ended June 30, 2023 and for the period from July 19, 2021 (inception) through June 30, 2022, respectively. As of June 30, 2023 and 2022, the Company had $60,000 and $20,000, respectively, accrued under the Administrative Services Agreement due to the Sponsor.

BLUE WORLD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 6 — SHAREHOLDERS’ EQUITY

Preference Shares — The Company is authorized to issue 10,000,000 preference shares with a par value of $0.0001 per share. As of June 30, 2023 and 2022, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 470,000,000 Class A Ordinary Shares with a par value of $0.0001 per share. As of June 30, 2023 and 2022, there were 464,480 Class A Ordinary Shares issued and outstanding, excluding 6,587,231 shares and 9,200,000 shares, respectively, subject to possible redemption.

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. On August 5, 2021, the Company issued 2,300,000 Class B ordinary shares. Of the 2,300,000 Class B ordinary shares outstanding, an aggregate of up to 300,000 shares are subject to forfeiture to the Company by the Sponsor for no consideration to the extent that the underwriter’s over-allotment option is not exercised in full or in part, so that the initial shareholders will collectively own 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering (assuming they do not purchase any units in the Initial Public Offering and excluding the Class A Ordinary Shares underlying the Private Units). If the Company increases or decreases the size of the Initial Public Offering, it will effect a share dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of the initial shareholders at 20% of the issued and outstanding ordinary shares of the Company upon the consummation of the Initial Public Offering (assuming they do not purchase Units in the Initial Public Offering and excluding the Private Shares). As a result of the underwriters’ election to fully exercise their over-allotment option on February 2, 2022, no Class B ordinary shares are currently subject to forfeiture.

Rights

As of June 30, 2023 and 2022, there were 9,200,000 Public Rights and 424,480 Private Rights outstanding. Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Public Right will automatically receive one-tenth (1/10) of one Class A Ordinary Share upon consummation of a Business Combination, even if the holder of a Public Right redeemed all Class A Ordinary Shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Memorandum and Articles of Association with respect to its pre-business combination activities. In the event the Company will not be the surviving company upon completion of the initial Business Combination, each registered holder of a right will be required to affirmatively redeem his, her or its rights in order to receive the kind and amount of securities or properties of the surviving company that the one-tenth (1/10) of one Class A Ordinary Share underlying each right is entitled to upon consummation of the Business Combination. No additional consideration will be required to be paid by a holder of Public Rights in order to receive his, her or its additional ordinary shares upon consummation of a Business Combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company). If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of Public Rights to receive the same per share consideration the holders of Class A Ordinary Shares will receive in the transaction on an as-converted into ordinary shares basis.

The Company will not issue fractional shares in connection with an exchange of Public Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Companies Act and any other applicable. As a result, the holders of the Public Rights must hold rights in multiples of 10 in order to receive shares for all of the holders’ rights upon closing of a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Rights will not receive any of such funds with respect to their Public Rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Rights, and the Public Rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the Public Rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.

BLUE WORLD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 6 — SHAREHOLDERS’ EQUITY (cont.)

Redeemable Warrants

As of June 30, 2023 and 2022, there were 4,600,000 Public Warrants and 212,240 Private Warrants outstanding. Each whole redeemable warrant entitles the registered holder to purchase one Class A Ordinary Shares at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of the thirty (30) days after the completion of an initial Business Combination and one (1) year from the consummation of the Initial Public Offering. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares. However, except as set forth below, no warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the Class A Ordinary Shares issuable upon exercise of the warrants and a current prospectus relating to such Class A Ordinary Shares. Notwithstanding the foregoing, if a registration statement covering the Class A Ordinary Shares issuable upon exercise of the warrants is not effective within 90 days from the consummation of the Company’s initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years from the consummation of the Initial Public Offering at 5:00 p.m., Eastern Standard Time.

The Company may call the warrants for redemption (excluding the private warrants), in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the warrants are exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•        if, and only if, the reported last sale price of the Class A Ordinary Shares equals or exceeds $16.50 per share (as adjusted for share dividends, share splits, share aggregation, extraordinary dividends, reorganizations, recapitalizations and the like), for any 20 trading days within any 30-trading day period commencing after the warrant become exercisable and ending one the third trading day prior to the date on which notice of redemption is given to warrant holders (the “Force-Call Provision”), and

•        if, and only if, there is a current registration statement in effect with respect to the Class A Ordinary Shares underlying such warrants at the time of redemption and for the entire 30-days trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for the Company’s warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of the Company’s redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If the Company call the warrants for redemption as described above, its management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

BLUE WORLD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 6 — SHAREHOLDERS’ EQUITY (cont.)

Whether the Company will exercise its option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of its Class A Ordinary Shares at the time the warrants are called for redemption, its cash needs at such time and concerns regarding dilutive share issuances.

In addition, if the Company (a) issues additional Class A Ordinary Shares or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s initial shareholders or their affiliates, without taking into account any Class B ordinary shares issued prior to the offering and held by the initial shareholders or their affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (b) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of its initial Business Combination on the date of the consummation of its initial Business Combination (net of redemptions), and (c) the volume weighted average trading price of the Company’s Class A Ordinary Shares during the 20 trading day period starting on the trading day prior to the date of the consummation of the Company’s initial Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the Newly Issued Price, and the $16.50 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the greater of (i) the Market Value or (ii) the Newly Issued Price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to the Company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Ordinary Shares and any voting rights until they exercise their warrants and receive Class A Ordinary Shares. After the issuance of Class A Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

The Private Warrants have terms and provisions that are identical to those of the Public Warrants being sold as part of the Public Units in the Initial Public Offering except that the Private Warrants will be entitled to registration rights. The Private Warrants (including the Class A Ordinary Shares issuable upon exercise of the Private Warrants) will not be transferable, assignable or saleable until the completion of the Company’s initial Business Combination except to permitted transferees, subject to certain exceptions.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares issued and outstanding on the date of the Company’s prospectus, as well as the holders of the Private Units (and all underlying securities) and any securities its initial shareholders, officers, directors or their affiliates may be issued in payment of working capital loans made to the Company, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the Initial Public Offering. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the Private Units (and underlying securities) and securities issued in payment of Working Capital Loans (or underlying securities) or extension loans can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

BLUE WORLD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 7 — COMMITMENTS AND CONTINGENCIES (cont.)

Underwriting Agreement

The Representative will be entitled to a deferred fee of 3.5% of the gross proceeds of the Initial Public Offering, or $3,220,000 upon consummation of the Company’s initial Business Combination.

Representative Shares

The Company issued 40,000 Representative Shares to Maxim as part of Representative compensation. The Representative Shares are identical to the Public Shares except that Maxim has agreed not to transfer, assign or sell any such Representative Shares until the completion of the Company’s initial Business Combination. In addition, Maxim has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of the Company’s initial Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete its initial Business Combination within the Combination Period.

The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to FINRA Rule 5110 (e)(1). Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following January 31, 2022, the effective date of the Company’s registration statement except to any underwriter and selected dealer participating in the offering and their officers, partners, registered persons or affiliates.

Right of First Refusal

Subject to certain conditions, the Company granted Maxim, for a period of 12 months after the date of the consummation of its Business Combination, a right of first refusal to act as book running manager with at least 50% of the economics; for any and all future public and private equity and debt offerings. In accordance with FINRA Rule 5110(g)(6), such right of first refusal shall not have a duration of more than three years from the commencement of sales of the offering.

NOTE 8 — FAIR VALUE MEASUREMENTS

As of June 30, 2023 and 2022, investment securities in the Company’s Trust Account consisted of a treasury securities fund in the amount of $70,186,561 and $93,054,401, respectively, which was held as money market funds. The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of June 30, 2023 and 2022, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

June 30, 2023	Carrying Value	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account – Money Market Funds	$70,186,561	$70,186,561	$—	$—
Total	$70,186,561	$70,186,561	$—	$—

BLUE WORLD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 8 — FAIR VALUE MEASUREMENTS (cont.)

June 30, 2022	Carrying Value	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account – Money Market Funds	$93,054,401	$93,054,401	$—	$—
Total	$93,054,401	$93,054,401	$—	$—

The following table presents information about the Company’s equity instrument that are measured at fair value on a non-recurring basis at February 2, 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Level	February 2, 2022
Equity instrument:
Representative shares	3	$308,258

The Company used a Finnerty put model that values the Representative Shares granted to Maxim Group LLC. The key inputs into the Finnerty put model were (i) risk- free interest rate of 0.94%, (ii) volatility of 8.50%, (iii) estimated term of 1.45 years. According to the Finnerty put model, the fair value of the 40,000 Representative Shares was approximately $308,258 or $7.706 per share.

NOTE 9 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that these financial statements were issued. Except as discussed below, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements.

Escrow Account

At the June 2023 Meeting, among the other proposals, the shareholders of the Company also approved the release of the funds held in the Escrow Account pursuant to the D&O Reserve Fund Escrow Agreement, dated January 31, 2022 (the “D&O Indemnity Escrow Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as escrow agent, on July 2, 2023 or such a later date immediately following the purchase of an alternative D&O insurance. Upon the approval, the Company secured an alternative D&O insurance, effective on July 1, 2023. On July 4, 2023, a total of $500,000 funds held in the Escrow Account was released to the Company, a portion of which was used to purchase the alternative D&O insurance.

Extension Notes

On July 31, 2023, the Company issued an unsecured promissory note (the “Extension Note 5”) in the principal amount of $60,000 to the Sponsor. The proceeds of the Extension Note 5 was deposited into the Company’s Trust Account for the public shareholders, which enables the Company to extend the period of time it has to consummate its initial Business Combination from August 2, 2023 to September 2, 2023.

On September 1, 2023, the Company issued an unsecured promissory note (the “Extension Note 6”) in the principal amount of $60,000 to the Sponsor. The proceeds of the Extension Note 6 was deposited into the Company’s Trust Account for the public shareholders, which enables the Company to extend the period of time it has to consummate its initial Business Combination from September 2, 2023 to October 2, 2023.

BLUE WORLD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 9 — SUBSEQUENT EVENTS (cont.)

On September 28, 2023, the Company issued an unsecured promissory note (the “Extension Note 7”) in the principal amount of $60,000 to the Sponsor. The proceeds of the Extension Note 7 was deposited into the Company’s Trust Account for the public shareholders, which enables the Company to extend the period of time it has to consummate its initial Business Combination from October 2, 2023 to November 2, 2023.

Redemptions

On June 30, 2023, the Company held the June 2023 Meeting at which the Company’s shareholders approved the adoption of the Third Amended and Restated Memorandum and Articles of Association of the Company, which provides that the Company has until July 2, 2023 to complete a Business Combination, and may elect to extend the period to consummate a Business Combination up to nine times, each by an additional one-month extension, for a total of up to nine months to April 2, 2024, by depositing $60,000 each month to the Trust Account. As a result of June 30 Meeting, upon the shareholders’ approval, on June 30, 2023, the Company and Continental Stock Transfer & Trust Company entered into the amendment to the Trust Agreement. In connection with the June 2023 Meeting, 2,749,465 Class A Ordinary Shares were rendered for redemption, and approximately $29.3 million was released from the Trust Account to pay such redeeming shareholders in July 2023.

Merger Agreement

On August 10, 2023, the Company entered into an Agreement and Plan of Merger (as the same may be amended, restated or supplemented, the “Merger Agreement”) with TOYO Co., Ltd, a Cayman Islands exempted company (“PubCo”), TOYOone Limited, a Cayman Islands exempted company (“Merger Sub”), TOPTOYO INVESTMENT PTE. LTD., a Singapore private company limited by shares (“SinCo”), Vietnam Sunergy Cell Company Limited, a Vietnamese company, (the “Company”, together with PubCo, Merger Sub and SinCo, the “Group Companies”, or each individually, a “Group Company”), Vietnam Sunergy Joint Stock Company, a Vietnam joint stock company (“VSUN”), and Fuji Solar Co., Ltd, a Japanese company (“Fuji Solar”, together with VSUN, the “Shareholders”, or individually, a “Shareholder”).

Pursuant to the Merger Agreement, (a) the Group Companies, VSUN and Fuji Solar shall consummate a series of transactions involving the Group Companies, including (A) PubCo acquiring one hundred percent (100%) of the issued and paid-up share capital of SinCo from Fuji Solar in exchange for one (1) ordinary share of PubCo, par value US$0.0001 per share (the “PubCo Ordinary Shares” and such transaction, the “Share Exchange”), and (B) SinCo acquiring one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company from VSUN at an aggregate consideration of no less than US$50,000,000 (the “SinCo Acquisition,” and together with the Share Exchange, the “Pre-Merger Reorganization”), as a result of which (i) SinCo shall become a wholly-owned subsidiary of PubCo, (ii) the Company shall become a wholly-owned subsidiary of SinCo; and (iii) immediately prior to the closing of the SinCo Acquisition, Fuji Solar (the “Seller”) shall hold an aggregate of 41,000,000 PubCo Ordinary Shares, representing all issued and outstanding share capital of PubCo, and (b) following the consummation of the Pre-Merger Reorganization, BWAQ shall merge with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Merger”), as a result of which, among other things, all of the issued and outstanding securities of BWAQ immediately prior to the filing of the plan of merger with respect to the Merger (the “Plan of Merger”) to the Registrar of Companies of the Cayman Islands, or such later time as may be specified in the Plan of Merger (the “Merger Effective Time”) shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive substantially equivalent securities of PubCo, in each case, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the provisions of the Companies Act (Revised) of the Cayman Islands and other applicable laws.

Annex A-1

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

BLUE WORLD ACQUISITION CORPORATION,

as SPAC,

and

TOYO CO., LTD

TOPTOYO INVESTMENT PTE. LTD.

TOYOONE LIMITED

VIETNAM SUNERGY CELL COMPANY LIMITED,

each as a Group Company,

and

CERTAIN SHAREHOLDERS OF THE GROUP COMPANIES NAMED HEREIN,

each as a Shareholder

dated as of August 10, 2023

Annex A-1 Page No.
ARTICLE I CERTAIN DEFINITIONS		A-1-3
Section 1.1.	Definitions	A-1-3
Section 1.2.	Other Definitions	A-1-11
Section 1.3.	Construction.	A-1-13
Section 1.4.	Knowledge	A-1-13

ARTICLE II PRE-MERGER REORGANIZATION		A-1-13
Section 2.1.	Share Exchange	A-1-13
Section 2.2.	SinCo Acquisition.	A-1-14

ARTICLE III THE MERGER; MERGER CLOSING		A-1-14
Section 3.1.	The Merger	A-1-14
Section 3.2.	Effects of the Merger	A-1-14
Section 3.3.	Merger Closing; Merger Effective Time.	A-1-15
Section 3.4.	Effect of Merger on Issued Securities of SPAC, PubCo and Merger Sub	A-1-15
Section 3.5.	Governing Documents of Surviving Company	A-1-16
Section 3.6.	Directors and Officers of the Surviving Company	A-1-16
Section 3.7.	Directors and Officers of PubCo	A-1-17
Section 3.8.	Transaction Expense Statements	A-1-17

ARTICLE IV EARNOUT SHARES		A-1-17
Section 4.1.	Earnout Shares	A-1-17
Section 4.2.	Earnout Escrow	A-1-17

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS		A-1-18
Section 5.1.	Organization and Standing	A-1-18
Section 5.2.	Due Authorization	A-1-18
Section 5.3.	Ownership	A-1-18
Section 5.4.	No Conflict	A-1-18
Section 5.5.	Governmental Authorities; Consents	A-1-19
Section 5.6.	Litigation	A-1-19
Section 5.7.	No Additional Representations or Warranties	A-1-19

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE GROUP COMPANIES		A-1-19
Section 6.1.	Company Organization	A-1-19
Section 6.2.	Due Authorization.	A-1-19
Section 6.3.	No Conflict	A-1-20
Section 6.4.	Governmental Authorities; Consents	A-1-20
Section 6.5.	Capitalization of Group Company.	A-1-20
Section 6.6.	Statutory Registers	A-1-21
Section 6.7.	Financial Statements; Internal Controls.	A-1-21
Section 6.8.	Undisclosed Liabilities	A-1-21
Section 6.9.	Litigation and Proceedings	A-1-22
Section 6.10.	Legal Compliance.	A-1-22
Section 6.11.	Contracts; No Defaults.	A-1-22
Section 6.12.	Group Company Benefit Plans.	A-1-24
Section 6.13.	Labor Relations; Employees.	A-1-24
Section 6.14.	Taxes.	A-1-25
Section 6.15.	Insurance	A-1-26
Section 6.16.	Licenses	A-1-26

Annex A-1-i

Annex A-1 Page No.
Section 6.17.	Equipment and Other Tangible Property	A-1-26
Section 6.18.	Real Property	A-1-26
Section 6.19.	Intellectual Property.	A-1-27
Section 6.20.	Privacy and Cybersecurity.	A-1-28
Section 6.21.	Environmental Matters	A-1-28
Section 6.22.	Absence of Changes	A-1-28
Section 6.23.	Anti-Corruption Compliance.	A-1-28
Section 6.24.	Anti-Money Laundering, Sanctions and International Trade Compliance.	A-1-29
Section 6.25.	Proxy/Registration Statement	A-1-29
Section 6.26.	Vendors.	A-1-29
Section 6.27.	Government Contracts	A-1-29
Section 6.28.	Investment Company	A-1-29
Section 6.29.	Brokers’ Fees	A-1-30
Section 6.30.	No Additional Representations or Warranties	A-1-30
Section 6.31.	Foreign Private Issuer and Emerging Growth Company	A-1-30
Section 6.32.	No Reliance	A-1-30
Section 6.33.	No China-Based Entity	A-1-30

ARTICLE VII REPRESENTATIONS AND WARRANTIES OF SPAC		A-1-30
Section 7.1.	SPAC Organization	A-1-30
Section 7.2.	Due Authorization.	A-1-30
Section 7.3.	No Conflict	A-1-31
Section 7.4.	Litigation and Proceedings	A-1-31
Section 7.5.	SEC Filings	A-1-31
Section 7.6.	Internal Controls; Listing; Financial Statements.	A-1-32
Section 7.7.	Governmental Authorities; Consents	A-1-32
Section 7.8.	Trust Account	A-1-32
Section 7.9.	Investment Company Act; JOBS Act	A-1-33
Section 7.10.	Absence of Changes	A-1-33
Section 7.11.	No Undisclosed Liabilities	A-1-33
Section 7.12.	Capitalization of SPAC.	A-1-33
Section 7.13.	Brokers’ Fees	A-1-34
Section 7.14.	Indebtedness	A-1-34
Section 7.15.	Taxes.	A-1-34
Section 7.16.	Business Activities.	A-1-35
Section 7.17.	Nasdaq Stock Market Quotation	A-1-35
Section 7.18.	Proxy/Registration Statement	A-1-36
Section 7.19.	Transaction Financings	A-1-36
Section 7.20.	No Outside Reliance	A-1-36
Section 7.21.	No Additional Representations or Warranties	A-1-36

ARTICLE VIII COVENANTS OF THE GROUP COMPANIES AND THE SHAREHOLDERS		A-1-36
Section 8.1.	Group Company Conduct of Business	A-1-36
Section 8.2.	Inspection	A-1-38
Section 8.3.	Preparation and Delivery of Group Company Financial Statements.	A-1-39
Section 8.4.	Alternative Proposals	A-1-39
Section 8.5.	Exchange Listing	A-1-39
Section 8.6.	Notice of Developments	A-1-40
Section 8.7.	No Trading	A-1-40
Section 8.8.	Support of Transactions	A-1-40

Annex A-1-ii

Annex A-1 Page No.
Section 8.9.	Regulatory Application for SinCo Acquisition	A-1-40
Section 8.10.	PubCo Equity Plan	A-1-40
Section 8.11.	PubCo Charter	A-1-40
Section 8.12.	Nasdaq Listing	A-1-40

ARTICLE IX COVENANTS OF SPAC		A-1-40
Section 9.1.	Trust Account Proceeds	A-1-40
Section 9.2.	Nasdaq Listing	A-1-41
Section 9.3.	No Solicitation	A-1-41
Section 9.4.	Conduct of Business	A-1-41
Section 9.5.	Public Filings	A-1-42
Section 9.6.	Shareholder Litigation	A-1-42
Section 9.7.	Support of Merger.	A-1-42
Section 9.8.	Transaction Financings.	A-1-43
Section 9.9.	Section 16 Matters	A-1-43
Section 9.10.	Inspection	A-1-43
Section 9.11.	Notice of Developments	A-1-43

ARTICLE X JOINT COVENANTS		A-1-44
Section 10.1.	Regulatory Approvals; Other Filings.	A-1-44
Section 10.2.	Proxy/Registration Statement.	A-1-44
Section 10.3.	Support of Transactions	A-1-46
Section 10.4.	Public Announcements.	A-1-46
Section 10.5.	Confidential Information.	A-1-47
Section 10.6.	Transfer Taxes	A-1-48
Section 10.7.	Tax Matters	A-1-48
Section 10.8.	Cooperation; Consultation.	A-1-48
Section 10.9.	Transaction Financings	A-1-48
Section 10.10.	Key Person Agreements	A-1-48
Section 10.11.	Post-Merger Closing Directors and Officers of PubCo	A-1-48
Section 10.12.	D&O Indemnification and Insurance.	A-1-49
Section 10.13.	Antitrust Laws	A-1-49
Section 10.14.	Shareholder Litigation.	A-1-49

ARTICLE XI CONDITIONS TO OBLIGATIONS		A-1-50
Section 11.1.	Conditions of Each Party’s Obligations	A-1-50
Section 11.2.	Conditions to Obligations of SPAC at Merger Closing	A-1-51
Section 11.3.	Conditions to the Obligations of the Group Companies and the Shareholders at Merger Closing	A-1-51
Section 11.4.	Frustration of Conditions	A-1-52

ARTICLE XII TERMINATION/EFFECTIVENESS		A-1-52
Section 12.1.	Termination	A-1-52
Section 12.2.	Effect of Termination	A-1-52

ARTICLE XIII MISCELLANEOUS		A-1-53
Section 13.1.	Trust Account Waiver	A-1-53
Section 13.2.	Waiver	A-1-54
Section 13.3.	Notices	A-1-54
Section 13.4.	Assignment	A-1-55
Section 13.5.	Rights of Third Parties	A-1-55
Section 13.6.	Expenses	A-1-55

Annex A-1-iii

Annex A-1 Page No.
Section 13.7.	Headings; Counterparts	A-1-55
Section 13.8.	Electronic Execution of the Agreement and Certain Other Documents	A-1-55
Section 13.9.	Group Companies Disclosure Letter	A-1-55
Section 13.10.	Entire Agreement	A-1-55
Section 13.11.	Amendments	A-1-55
Section 13.12.	Severability	A-1-56
Section 13.13.	Governing Law	A-1-56
Section 13.14.	Jurisdiction; Arbitration	A-1-56
Section 13.15.	Waiver of Jury Trial	A-1-56
Section 13.16.	Enforcement	A-1-56
Section 13.17.	Non-Recourse	A-1-56
Section 13.18.	Non-Survival of Representations, Warranties and Covenants	A-1-57
Annexes
I	Vesting Schedule of Earnout Shares
Exhibits
Exhibit A	Form of Sponsor Support Agreement
Exhibit B	Form of Shareholder Lock-Up and Support Agreement
Exhibit C	Form of Sponsor Lock-up Agreement
Exhibit D	Form of Registration Rights Agreement
Exhibit E	Form of A&R Warrant Agreement
Exhibit F	Form of Plan of Merger
Exhibit G	Form of PubCo ESOP
Exhibit H	Form of Post-Merger Closing PubCo Charter
Exhibit I	Form of Shareholder Irrevocable Surrender Notice

Annex A-1-iv

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger, dated as of August 10, 2023 (this “Agreement”), is made and entered into by and among Blue World Acquisition Corporation, a Cayman Islands exempted company (“SPAC”), TOYO Co., Ltd, a Cayman Islands exempted company (“PubCo”), TOYOone Limited, a Cayman Islands exempted company (“Merger Sub”), TOPTOYO INVESTMENT PTE. LTD., a Singapore private company limited by shares (“SinCo”), Vietnam Sunergy Cell Company Limited, a Vietnamese company (the “Company”, together with PubCo, Merger Sub and SinCo, the “Group Companies”, or each individually, a “Group Company”), Vietnam Sunergy Joint Stock Company, a Vietnam joint stock company (“VSUN”), and Fuji Solar Co., Ltd, a Japanese company (“Fuji Solar”, together with VSUN, the “Shareholders”, or individually, a “Shareholder”). SPAC, the Group Companies and the Shareholders are collectively referred to herein as the “Parties” and individually as a “Party.” All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Article I or as otherwise defined elsewhere in this Agreement.

RECITALS

WHEREAS, SPAC is a blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities;

WHEREAS, PubCo is a newly incorporated, wholly-owned, direct subsidiary of Fuji Solar and a Cayman Islands exempted company that was formed for the purpose of consummating the Transactions, and following the consummation of the Merger, PubCo will be the publicly traded holding company for its subsidiaries;

WHEREAS, Merger Sub is a newly incorporated, wholly-owned, direct subsidiary of PubCo and a Cayman Islands exempted company that was formed for the purpose of consummating the Transactions;

WHEREAS, SinCo is a newly incorporated, wholly-owned, direct subsidiary of Fuji Solar and a Singapore private company limited by shares that was formed for the purpose of consummating the Transactions;

WHEREAS, VSUN is the sole owner of the Company, and Fuji Solar holds 51,637,275 shares of VSUN, representing approximately 84.85% of the total issued and outstanding shares capital of VSUN;

WHEREAS, the Parties desire and intend to effect a business combination transaction whereby upon the terms and subject to the conditions of this Agreement, (a) the Group Companies, VSUN and Fuji Solar shall consummate a series of transactions involving the Group Companies, including (A) PubCo acquiring one hundred percent (100%) of the issued and paid-up share capital of SinCo from Fuji Solar in exchange for one ordinary share of PubCo (the “Share Exchange”), and (B) SinCo acquiring one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company from VSUN at an aggregate consideration of no less than $50,000,000 (the “SinCo Acquisition,” and together with the Share Exchange, the “Pre-Merger Reorganization”), as a result of which (i) SinCo shall become a wholly-owned subsidiary of PubCo, (ii) the Company shall become a wholly-owned subsidiary of SinCo; and (iii) Fuji Solar shall become the sole shareholder of PubCo, and (b) following the consummation of the Pre-Merger Reorganization, SPAC shall merge with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Merger”), as a result of which, among others, all of the issued and outstanding securities of SPAC immediately prior to the Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive substantially equivalent securities of PubCo, in each case, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of the Cayman Companies Act and other applicable laws;

WHEREAS, each of the Parties intends that, for U.S. federal income tax purposes, the formation of PubCo, the Share Exchange and Merger, taken together, qualify as an exchange described in Section 351 of the Code and the Treasury Regulations thereunder (the “Intended Tax Treatment”);

WHEREAS, the board of directors of SPAC has unanimously (i) determined that it is advisable for SPAC to enter into this Agreement and the other Transaction Documents to which it is or will be a party, (ii) approved the execution and delivery of this Agreement and the other Transaction Documents to which it is or will be a party and the Transactions, including the Merger, and (iii) recommended the adoption and approval of this Agreement and the other Transaction Documents to which it is or will be a party and the Transactions by the SPAC Shareholders;

Annex A-1-1

WHEREAS, the board of directors of PubCo has unanimously (i) determined that it is advisable for PubCo to enter into this Agreement and the other Transaction Documents to which it is or will be a party, (ii) approved the execution and delivery of this Agreement and the other Transaction Documents to which it is or will be a party and Transactions, including the Merger, and (iii) recommended the adoption and approval of this Agreement and the other Transaction Documents to which it is or will be a party and the Transactions by PubCo’s shareholders (the “PubCo Board Recommendation”);

WHEREAS, (A) the board of directors of Merger Sub has unanimously (i) determined that it is advisable for Merger Sub to enter into this Agreement and the other Transaction Documents to which it is or will be a party, (ii) approved the execution and delivery of this Agreement and the other Transaction Documents to which it is or will be a party and the transactions contemplated hereby and thereby, and (B) PubCo, as the sole shareholder of Merger Sub, has adopted a resolution by written consent approving this Agreement and the other Transaction Documents to which Merger Sub is or will be a party and the Transactions;

WHEREAS, (A) the board of directors of SinCo has unanimously (i) determined that it is advisable for SinCo to enter into this Agreement and the other Transaction Documents to which it is or will be a party, and (ii) approved the execution and delivery of this Agreement and the other Transaction Documents to which it is or will be a party, and the Transactions, and (B) Fuji Solar, as the sole shareholder of SinCo, has passed a resolution in writing approving SinCo’s entry into this Agreement and the other Transaction Documents to which SinCo is or will be a party, and the Transactions;

WHEREAS, the board of directors of VSUN has unanimously (i) determined that it is advisable for VSUN to enter into this Agreement and the other Transaction Documents to which it is or will be a party, (ii) approved the execution and delivery of this Agreement and the other Transaction Documents to which it is or will be a party and the Transactions, including but not limited to the SinCo Acquisition;

WHEREAS, (A) the company chairman of the Company has (i) determined that it is advisable for the Company to enter into this Agreement and the other Transaction Documents to which it is or will be a party, (ii) approved the execution and delivery of this Agreement and the other Transaction Documents to which it is or will be a party and the Transactions, and (iii) submitted the same to VSUN for approval, and (B) VSUN, as the sole owner of the Company, has approved this Agreement and the other Transaction Documents to which the Company is or will be a party and the Transactions;

WHEREAS, Fuji Solar has duly approved the execution and delivery of this Agreement and the other Transaction Documents to which it is or will be a party and the Transactions;

WHEREAS, in furtherance of the Merger and in accordance with the terms hereof, SPAC shall provide an opportunity to its shareholders to have their outstanding SPAC Ordinary Shares redeemed on the terms and subject to the conditions set forth in this Agreement, and SPAC’s Governing Documents and the Trust Agreement in connection with obtaining the SPAC Shareholder Approval;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Sponsor, PubCo and SPAC have entered into the Sponsor Support Agreement attached hereto as Exhibit A (the “Sponsor Support Agreement”);

WHEREAS, concurrently with the execution and delivery of this Agreement, Fuji Solar, PubCo and SPAC have entered into the Shareholder Lock-Up and Support Agreement attached hereto as Exhibit B (the “Shareholder Lock-Up and Support Agreement”);

WHEREAS, prior to the Merger Effective Time, the definitive agreements will have been executed and delivered by the investors in connection with the Transaction Financing;

WHEREAS, prior to the Merger Effective Time, the Sponsor shall have entered into a lock-up agreement with PubCo substantially in the form attached hereto as Exhibit C (the “Sponsor Lock-up Agreement”);

WHEREAS, prior to the Merger Effective Time, Fuji Solar, the Sponsor, PubCo and certain other parties thereto shall have entered into a registration rights agreement substantially in the form attached hereto as Exhibit D (the “Registration Rights Agreement”);

Annex A-1-2

WHEREAS, immediately prior to or upon the Merger Effective Time, PubCo, SPAC and Continental Stock Transfer & Trust Company, LLC shall have entered into an Assignment, Assumption and Amended & Restated Warrant Agreement in the form attached hereto as Exhibit E (the “A&R Warrant Agreement”); and

WHEREAS, prior to the Merger Effective Time, SPAC and the Group Companies shall negotiate in good faith and agree on the form of the standard employment agreement form of the Company (the “Company Employment Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, SPAC, each Group Company, and each Shareholder agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1. Definitions. As used herein, the following terms shall have the following meanings:

“Action” means any charge, claim, action, complaint, petition, prosecution, investigation, appeal, suit, litigation, arbitration or other similar proceeding initiated or conducted by a mediator, arbitrator or Governmental Authority, whether administrative, civil, regulatory or criminal, and whether at law or in equity, or otherwise under any applicable Law.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether through one or more intermediaries or otherwise. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise; provided that in no event shall Fuji Solar, VSUN or any Group Company be deemed an Affiliate of the Sponsor.

“Alternative Proposal” means, with respect to any Group Company and the Shareholders, other than the Transactions, the transactions contemplated in connection with the Transaction Financing or any transaction relating to backstop financing of the Transactions, (i) any acquisition or purchase by any third party of any shares of any class of outstanding voting or equity securities of such Group Company, or any tender offer (including a self-tender) or exchange offer that, if consummated, would result in any third-party beneficially owning any shares of any class of outstanding voting or equity securities of such Group Company, (ii) any merger, acquisition, amalgamation, consolidation, business combination, joint venture or other similar transaction involving such Group Company, the business of which constitutes 15% or more of the net revenues, net income or assets of the Group Companies, (iii) making any filing or submission for an initial public offering with any stock exchange or regulator or (iv) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of such Group Company, the business of which constitutes 15% or more of the net revenues, net income or assets of the Group Companies.

“Anti-Bribery Laws” means the anti-bribery and accounting provisions of the Foreign Corrupt Practices Act of 1977, as amended, and all other applicable anti-corruption and bribery Laws (including the U.K. Bribery Act 2010, and any rules or regulations promulgated thereunder or other Laws of other countries implementing the OECD Convention on Combating Bribery of Foreign Officials).

“Anti-Money Laundering Laws” means, the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which any Group Company operates, the rules and regulations thereunder.

“Audited Financial Statements” means the PCAOB Financial Statements and if any, the PCAOB Consolidated Financial Statements delivered pursuant to Section 8.3.

“Available Closing Cash” means an amount (that is not generated from any borrowing) equal to the sum of (a) the amount of cash available in the Trust Account following the SPAC Shareholders’ Meeting, after deducting the amount required to satisfy the SPAC Share Redemption and payments of (i) SPAC Transaction Expenses (not to exceed $2,500,000) and (ii) Group Company Transaction Expenses (not to exceed $8,000,000), plus (b) the proceeds of Transaction Financings actually received by PubCo prior to or substantially concurrently with the Merger Closing.

Annex A-1-3

“Business Combination” has the meaning set forth in SPAC’s Amended & Restated Memorandum of Association as in effect on the date hereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the Cayman Islands, Japan, Singapore, Vietnam or New York or Governmental Authorities in the Cayman Islands, Japan, Singapore, Vietnam or New York are authorized or required by Law to close.

“Cayman Companies Act” the Companies Act (Revised) of the Cayman Islands.

“Cayman Registrar” means the Registrar of Companies of the Cayman Islands.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Contracts” means any legally binding contracts, agreements, subcontracts, leases, and purchase orders.

“Copyleft License” means any license that requires, as a condition of use, modification and/or distribution of software subject to such license, that such software subject to such license, or other software incorporated into, derived from, or used or distributed with such software subject to such license (i) in the case of software, be made available or distributed in a form other than binary (e.g., source code form), (ii) be licensed for the purpose of preparing derivative works, (iii) be licensed under terms that allow products or portions thereof or interfaces therefor of any Group Company to be reverse engineered, reverse assembled or disassembled (other than by operation of Law) or (iv) be redistributable at no license fee. Copyleft Licenses include the GNU General Public License, the GNU Lesser General Public License, the Mozilla Public License, the Common Development and Distribution License, the Eclipse Public License and all Creative Commons “share alike” licenses.

“COVID-19” means SARS-CoV-2 or COVID-19.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, closure, sequester, safety or similar Law, direction or guidelines promulgated by any Governmental Authority, including the Vietnamese Ministry of Health, the Singapore Ministry of Health, the Japan Ministry of Health, Labor and Welfare, U.S. Centers for Disease Control and Prevention or the World Health Organization, in each case, arising following the date hereof in connection with or in response to COVID-19 for similarly situated companies.

“Dollars”, “$” or “$” means lawful money of the United States.

“DTC” means The Depository Trust Company.

“Earnout Shares” means the aggregate of 13,000,000 PubCo Ordinary Shares that the Sellers shall deposit into the Earnout Escrow Account at or prior to the Merger Closing pursuant to Section 4.2, subject to the other terms set forth on Annex I hereto.

“Environmental Laws” means any and all applicable Laws relating to Hazardous Material, pollution, or the protection or management of the environment or natural resources, or solely with respect to exposure to Hazardous Material, protection of human health.

“Equity Securities” means, with respect to any Person, any capital stock, shares, equity interests, membership interests, partnership interests or registered capital, or other ownership interests in such Person and any options, warrants or other securities (for the avoidance of doubt, including debt securities) that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, shares, equity interests, membership interests, partnership interests or registered capital, or other ownership interests, in each case, issued by or with the approval of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence, or which govern its internal affairs, including the articles of incorporation, charter, certificate of incorporation, enterprise registration certificate, investment registration certificate, memorandum of association,

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articles of association, bylaws, articles of organization, certificate of formation, limited liability company agreement, operating agreement, or similar or other constitution, governing, or charter documents, or equivalent documents, of such Person.

“Government Official” means any officer, employee or any other individual acting in an official capacity for any Governmental Authority (including any political party), any candidate for political office, or any employee of a government owned or controlled entity.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, taxing, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Governmental Authorization” means any consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Group Company Benefit Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA or any similar plan subject to laws of a jurisdiction outside of the United States (whether or not subject to ERISA), or any other plan, policy, program, practice, or agreement (including any employment, bonus, incentive or deferred compensation, employee loan, note or pledge agreement, equity or equity-based compensation, severance, retention, supplemental retirement, change in control or similar plan, policy, program, practice or agreement) providing compensation or other benefits to any current or former director, officer, individual consultant, worker or employee, which are maintained, sponsored or contributed to by any Group Company, or to which such Group Company is a party or has or may have any liability, and in each case whether or not (i) subject to the Laws of the United States, (ii) in writing or (iii) funded, but excluding in each case any statutory plan, program, practice or arrangement that is required under applicable Law and maintained by any Governmental Authority.

“Group Company Confidential Information” means all confidential or proprietary documents and information concerning any of the Group Companies or any of the Shareholders furnished in connection with this Agreement or the Transactions, excluding any information which, (i) at the time of disclosure by SPAC or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement, any other Contract between on the one hand, any of the Group Companies, VSUN, Fuji Solar, and on the other hand, SPAC or its Affiliates, or any other confidentiality obligation, (ii) at the time of the disclosure by any of the Group Companies, VSUN, Fuji Solar or their respective Representatives to SPAC or its Representatives was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Group Company Confidential Information.

“Group Company Convertible Securities” means any options, warrants or rights to subscribe for or purchase any capital shares of any Group Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any capital shares of such Group Company, in each case, issued by or with the approval by such Group Company.

“Group Company Material Adverse Effect” means any event, fact, development, circumstance, or effect (collectively, “Events”) that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, results of operations or financial condition of the Group Companies, taken as a whole; provided, however, that in no event would any of the following (or the effect of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Group Company Material Adverse Effect”: (a) any change in applicable Laws, accounting standards or principles (including GAAP) or any guidance relating thereto or any interpretation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally (including any changes in credit, financial, commodities, securities, or banking markets), (c) the taking of any action required to be taken under this Agreement, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), epidemic or pandemic (including any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of this Agreement), acts of nature or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, (f) any failure in and of itself of the Group Companies to meet any projections

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or forecasts (provided that the exception in this clause (f) shall not prevent or otherwise affect a determination that any Event underlying such failure to meet projections or forecasts has resulted in or contributed to a Group Company Material Adverse Effect except where such Event is otherwise excluded under any of clauses (a) through (e) or clauses (g) through (j) of this definition), (g) any Events generally applicable to the industries or markets in which the Group Companies operate, (h) any action taken or not taken by, or at the written request of, or consented to in writing by, SPAC, PubCo or the Sponsor, (i) the announcement of this Agreement and consummation of the Transactions, including any termination of, reduction in or similar adverse impact (but in each case only to the extent attributable to such announcement or consummation) on the Group Companies’ relationships, contractual or otherwise, with third parties or employees; or (j) any action taken by SPAC or its Affiliates; provided, further, that in the case of each of clauses (b), (d) and (g), any such Event to the extent such Event disproportionately and adversely affects the business, results of operations or condition of the Group Companies, taken as a whole, relative to other similarly situated participants in the industries in which such Persons operate shall not be excluded from and shall be taken into account in the determination of whether there has been, or would reasonably be expected to be, a Group Company Material Adverse Effect, but only to the extent of the incremental disproportionate effect on the Group Companies, taken as a whole, relative to such similarly situated participants; provided, however, that in determining whether or not a Group Company Material Adverse Effect would occur, there shall be taken into account any right to insurance or other third party contribution or indemnification in respect of the Event giving rise thereto available to the Group Companies.

“Group Company Ordinary Shares” means the ordinary shares of any Group Company, as defined in such Group Company’s Governing Documents.

“Group Company Related Party” means any:

(a) member, shareholder or equity interest holder who, together with its Affiliates, directly or indirectly holds no less than 5% of the total outstanding share capital of any Group Company, or

(b) any director, officer or employee of any Group Company with a title of Director (for the avoidance of doubt such title does not refer to a member of the board of directors) or higher or any immediate family member of the foregoing Persons, in each case of clauses (a) and (b), excluding such Group Company and any of its Subsidiaries.

“Group Company Shareholders” means any holder of any Group Company Ordinary Shares.

“Group Company Transaction Expenses” means without duplication, (a) any out-of-pocket fees and expenses paid or payable by the Group Companies or any of their Affiliates as a result of or in connection with the negotiation, documentation and consummation of the Transactions, including without limitation (i) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, including consultants and public relations firms, all expenses that the Group Companies are responsible for as set forth in Section 10.2(a)(iv) and the cost of the “tail” policy contemplated by Section 10.12, (ii) any and all filing fees of the Governmental Authorities in connection with the Transactions (including without limitation, the Pre-Merger Reorganization), (iii) all fees, costs, expenses and disbursements incurred in connection with the establishment of PubCo, Merger Sub and SinCo and other related organization and maintenance expenses arising with respect to PubCo, Merger Sub and SinCo, (b) any stamp duty payable by the Shareholders or the Group Companies in connection with the Transactions, and (c) all Transfer Taxes payable by the Shareholders or the Group Companies in connection with the Transactions.

“Hazardous Material” means any (i) pollutant, contaminant, chemical, (ii) industrial, solid, liquid or gaseous toxic or hazardous substance, material or waste, (iii) petroleum or any fraction or product thereof, (iv) asbestos or asbestos-containing material, (v) polychlorinated biphenyl, (vi) chlorofluorocarbons, or (vii) other substance, material or waste, in each case, which are regulated under any Environmental Law.

“Hong Kong” means the Hong Kong Special Administration Region of the People’s Republic of China.

“Indebtedness” means with respect to any Person, without duplication, any obligations, contingent or otherwise, in respect of (a) the principal of and premium (if any) in respect of all indebtedness for borrowed money, including accrued interest and any per diem interest accruals, (b) the principal and interest components of capitalized lease obligations under GAAP, (c) amounts drawn (including any accrued and unpaid interest) on letters of credit, bank guarantees, bankers’ acceptances and other similar instruments (solely to the extent such amounts have actually been drawn), (d) the principal of and premium (if any) in respect of obligations evidenced by bonds, debentures, notes and similar instruments, (e) the termination value of interest rate protection agreements and currency obligation swaps,

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hedges or similar arrangements (without duplication of other indebtedness supported or guaranteed thereby), (f) the principal component of all obligations to pay the deferred and unpaid purchase price of property and equipment which have been delivered, including “earn outs” and “seller notes” and (g) breakage costs, prepayment or early termination premiums, penalties, or other fees or expenses payable as a result of the consummation of the Transactions in respect of any of the items in the foregoing clauses (a) through (f), and (h) all Indebtedness of another Person referred to in clauses (a) through (g) above guaranteed by such Person directly or indirectly, jointly or severally.

“Intellectual Property” means any rights in or to intellectual property of any type or nature, throughout the world, including all: (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof; (ii) registered and unregistered trademarks, logos, service marks, trade dress and trade names, slogans, pending applications therefor, and internet domain names and social media handles, together with the goodwill of any Group Company or its business symbolized by or associated with any of the foregoing; (iii) registered and unregistered copyrights, and applications for registration of copyright, including such corresponding rights in software and other works of authorship; and (iv) trade secrets, know-how, processes, and similar proprietary information.

“International Trade Laws” means all applicable export, import, customs, anti-boycott, and other trade Laws or programs administered, enacted or enforced by any relevant Governmental Authority in the jurisdiction to the extent they are applicable to the Group Company or any of its Subsidiaries, including but not limited to: (a) the U.S. Export Administration Regulations, the U.S. International Traffic in Arms Regulations, and the import Laws and regulations administered by U.S. Customs and Border Protection; and (b) the anti-boycott Laws administered by the U.S. Departments of Commerce and Treasury.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Key Person Agreements” means the Contracts described in Section 10.10.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Leased Real Property” means all real property leased, licensed, subleased or otherwise used or occupied by any Group Company.

“Licenses” means any approvals, authorizations, consents, licenses, registrations, permits or certificates of a Governmental Authority.

“Lien” means all liens, mortgages, deeds of trust, pledges, hypothecations, encumbrances, security interests, rights of pre-emption, licenses, restrictions, or other liens of any kind whether consensual, statutory or otherwise (other than, in the case of a security, any restriction on transfer of such security arising under any securities Laws).

“Long Stop Date” means April 2, 2024, or such a later date which SPAC is permitted to consummate a Business Combination in accordance with its Amended & Restated Memorandum of Association then in effect.

“Open Source License” means any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license, including any license approved by the Open Source Initiative or any Creative Commons License. “Open Source Licenses” shall include Copyleft Licenses.

“Open Source Materials” means any software subject to an Open Source License.

“Owned Intellectual Property” means Intellectual Property owned by a Group Company.

“PCAOB” means the U.S. Public Company Accounting Oversight Board.

“Permitted Liens” means (i) mechanic’s, materialmen’s and similar Liens arising in the ordinary course of business with respect to any amounts (A) not yet due and payable or which are being contested in good faith through appropriate proceedings and (B) for which adequate accruals or reserves have been established in accordance with GAAP, (ii) Liens for Taxes (A) not yet due and payable or (B) which are being contested in good faith through appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP, (iii) Liens, defects or

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imperfections on title, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that are matters of record or would be discovered by a current, accurate survey or physical inspection of such real property, in all cases, that do not materially impair the value or materially interfere with the present uses of such real property, (iv) with respect to any Leased Real Property (A) the interests and rights of the respective lessors with respect thereto, including any statutory landlord liens and any Lien thereon, (B) any Lien permitted under a Real Property Lease, and (C) any Liens encumbering the underlying fee title of the real property of which the Leased Real Property is a part, (v) zoning, building, entitlement and other land use and environmental regulations promulgated by any Governmental Authority that do not, in the aggregate, materially interfere with the current use of, or materially impair the value of, the Leased Real Property, (vi) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business consistent with past practice, (vii) ordinary course purchase money Liens and Liens securing rental payments under operating or capital lease arrangements for amounts not yet due or payable, (viii) other Liens arising in the ordinary course of business consistent with past practice with respect to the borrowing of money in connection with workers’ compensation, unemployment insurance or other types of social security, (ix) reversionary rights in favor of landlords under any Leased Real Property with respect to any of the buildings or other improvements owned by the Company or any of its Subsidiaries, (x) Liens that secure obligations that are reflected as liabilities on the Interim Financial Statements or Audited Financial Statements (which such Liens are referenced, or the existence of which such Liens is referred to, in the notes to the Audited Financial Statements), (xi) Liens arising under applicable securities laws, (xii) with respect to an entity, Liens arising under the Governing Documents of such entity, and (xiii) other Liens incurred in the ordinary course of business consistent with past practice that do not, individually or in the aggregate, materially and adversely affect the use of the property affected by such Lien, or materially disrupt, the ordinary course operation of the businesses of any Group Company and its Subsidiaries, taken as a whole.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

“PubCo Ordinary Shares” means the ordinary shares, par value $0.0001 per share of PubCo.

“PubCo Securities” means the Equity Securities in the capital of PubCo.

“PubCo Shareholder Approval” means the approval of this Agreement and the Transactions pursuant to the terms and subject to the conditions of PubCo’s Governing Documents and applicable Law.

“PubCo Warrant” means each whole warrant entitling the holder thereof to purchase one (1) PubCo Ordinary Share at a purchase price of $11.50 per share (as adjusted pursuant to the A&R Warrant Agreement).

“Redeeming SPAC Shares” means SPAC Ordinary Shares in respect of which its holder thereof has validly exercised (and not validly revoked, withdrawn or lost) his, her or its SPAC Share Redemption.

“Representatives” of a Person means, collectively, officers, directors, employees, accountants, consultants, legal counsel, advisors, agents and other representatives of such Person.

“Restricted Person” means any Person identified on the U.S. Department of Commerce’s Denied Persons List, Unverified List or Entity List or the U.S. Department of State’s Debarred List.

“Sanctioned Jurisdiction” means any country or territory subject to comprehensive Sanctions (at the time of this Agreement, are the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine and Sevastopol).

“Sanctioned Person” means any Person that is (a) organized under the Laws of, or resident or located in, any Sanctioned Jurisdiction, (b) included on any list of Persons subject to Sanctions (including, but not limited to, the U.S. Department of Treasury’s Specially Designated Nationals and Blocked Persons List and the Sectoral Sanctions Identification List; or any similar list maintained or administered by the United Nations Security Council, HM Treasury of the United Kingdom, the European Union, any European Union member state, or any other Governmental Authority where the Company or any of its Subsidiaries operates), or (c) owned fifty percent (50%) or more, directly or indirectly, controlled by, or acting on behalf or at the direction of any Person or Persons described in clauses (a) or (b).

“Sanctions” means those trade, economic and financial sanctions Laws, embargoes, and restrictive measures administered, enacted or enforced from time to time by (a) the United States (including through the Department of the Treasury’s Office of Foreign Assets Control or the Department of State), (b) the European Union or any European Union member state, (c) the United Nations Security Council, (d) Her Majesty’s Treasury of the United Kingdom, or (e) any other Governmental Authority where the Company or any of its Subsidiaries operates.

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“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” means the sole holder of PubCo Ordinary Shares issued and outstanding immediately prior to the Merger Effective Time.

“SinCo Sale Share” means one (1) ordinary share in the share capital of SinCo, representing 100% of the issued and paid-up share capital of SinCo.

“SGD” means Singapore dollars, being the lawful currency of the Republic of Singapore.

“SPAC Acquisition Proposal” means (i) any Business Combination, in one transaction or a series of transactions, involving SPAC or any of its current or future controlled Affiliates or involving all or a material portion of the assets, equity securities or businesses of SPAC or its current or future controlled Affiliates (whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, purchase of assets, tender offer or otherwise); or (ii) any equity or similar investment in or by SPAC and/or any of its controlled Affiliates, in each case, other than the Transactions.

“SPAC Class A Ordinary Share” means each Class A ordinary share, par value $0.0001 per share, of SPAC.

“SPAC Class B Ordinary Share” means each Class B ordinary share, par value $0.0001 per share, of SPAC.

“SPAC Ordinary Shares” means collectively the SPAC Class A Ordinary Shares and the SPAC Class B Ordinary Shares.

“SPAC Confidential Information” means all confidential or proprietary documents and information concerning SPAC, excluding any information which, (i) at the time of disclosure by any of the Group Companies, VSUN, Fuji Solar or any of their respective Representatives, is generally available publicly and was not disclosed in breach of this Agreement or any other Contract between any of the Group Companies, VSUN, Fuji Solar and SPAC or (ii) at the time of the disclosure by SPAC or its Representatives to the any of the Group Companies, VSUN, Fuji Solar or any of their respective Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such SPAC Confidential Information.

“SPAC Expenses” means the SPAC Transaction Expenses plus amounts due to the underwriters of SPAC IPO with respect to deferred underwriting commissions that will be converted into PubCo Ordinary Shares pursuant to Section 9.7(b) .

“SPAC IPO” means the initial public offering of the SPAC Units pursuant to the SPAC IPO Prospectus.

“SPAC IPO Prospectus” the Registration Statement on Form S-1 (File No. 333-261585) relating to SPAC that was declared effective by the SEC on January 31, 2022.

“SPAC Preference Share” means each preference share, par value $0.0001 per share, of SPAC.

“SPAC Redemption Price” means a per-share price, payable in cash, equal to a pro rata share of the aggregate amount on deposit in the Trust Account (including any interest earned on the funds held in the Trust Account) as determined in accordance with SPAC’s Governing Documents in connection with the Transaction Proposals.

“SPAC Rights” means each such right that entitles the holder thereof to receive one-tenth (1/10) of one share of SPAC Class A Ordinary Share at the closing of a Business Combination (as such term is defined in SPAC’s Governing Documents).

“SPAC Securities” means the Equity Securities of SPAC.

“SPAC Shares” means, collectively, the SPAC Ordinary Shares and SPAC Preference Shares.

“SPAC Share Redemption” means the election of an eligible (as determined in accordance with SPAC’s Governing Documents) holder of SPAC Class A Ordinary Shares to redeem all or a portion of the SPAC Class A Ordinary Shares held by such holder at the SPAC Redemption Price.

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“SPAC Shareholder Approval” means (a) the authorization and approval of this Agreement, the other Transaction Documents and the Transactions, and (b) the authorization and approval of any other proposals as the SEC (or staff member thereof) indicates (i) are necessary in its comments to the Proxy/Registration Statement or correspondence related thereto and (ii) are required to be approved by the SPAC Shareholders in order for the Merger to be consummated, in each case with the requisite number of votes required under the Cayman Companies Act and the SPAC’s Governing Documents.

“SPAC Shareholders” means the holders of SPAC Ordinary Shares as of immediately prior to the Merger Effective Time.

“SPAC Transaction Expenses” means, without duplication, any out-of-pocket fees and expenses actually payable by SPAC, the Sponsor or its Affiliates as a result of or in connection with SPAC’s negotiation, documentation and consummation of the Transactions, including (a) cash repayment of any Working Capital Loans, if any, (b) costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, including consultants and public relations firms, (c) all expenses SPAC is responsible for as set forth in Section 10.2(a)(iv), (d) any and all filing fees to the Governmental Authorities in connection with the Transactions, and (e) amounts due to Sponsor for general and administrative services for the period from February 1, 2023 until the Merger Closing pursuant to a certain administrative services agreement by and between SPAC and Sponsor dated January 31, 2022. For the avoidance of doubt, SPAC Transaction Expenses shall exclude cash repayment of the underwriters of SPAC IPO with respect to deferred underwriting commissions, if any.

“SPAC Units” means the units of SPAC issued at SPAC IPO (including overallotment units acquired by the underwriters of the SPAC IPO) consisting of one SPAC Class A Ordinary Share, one-half of one SPAC Warrant, and one SPAC Right.

“SPAC Warrants” means one whole redeemable warrant of which one-half (1/2) was included as part of each SPAC Unit, entitling the holder thereof to purchase one (1) SPAC Class A Ordinary Share at a purchase price of $11.50 per share, subject to adjustments as provided for in the SPAC IPO Prospectus.

“Sponsor” means Blue World Holdings Limited, a Hong Kong private company limited by shares.

“Subsidiary” means, with respect to a Person, a corporation or other entity of which more than fifty percent (50%) of the voting power of the Equity Securities or equity interests is owned, directly or indirectly, by such Person and, in case of a limited partnership, limited liability company or similar entity, such Person is a general partner or managing member or has the power to direct the policies, management and affairs of such entity, and a subsidiary is a “wholly-owned Subsidiary” of such Person when substantially all of the voting power of its Equity Securities or equity interests is owned or controlled by such Person.

“Tax Return” means any return, declaration, report, statement, information statement or other document filed or required to be filed with any Governmental Authority with respect to Taxes, including any claims for refunds of Taxes, any information returns and any schedules, attachments, amendments or supplements of any of the foregoing.

“Taxes” means any and all federal, state, local, and non-U.S. taxes, including all income, gross receipts, license, payroll, recapture, net worth, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, alternative or add-on minimum or estimated taxes, as well as all governmental charges, duties, levies and other similar charges in the nature of the tax, in each case imposed by a Governmental Authority, and including any interest, penalty, or addition relating thereto.

“Transaction Documents” means, collectively, this Agreement, the Plan of Merger, the Shareholder Lock-Up and Support Agreement, the Sponsor Support Agreement, the Sponsor Lock-up Agreement, the Registration Rights Agreement, the A&R Warrant Agreement and any other agreements, documents or certificates entered into or delivered pursuant hereto or thereto, and the expression “Transaction Document” means any one of them.

“Transaction Financing” means any transaction pursuant to which investors commit to acquiring (x) PubCo Ordinary Shares, (y) Equity Securities of any Group Company , or (z) subject to the restrictions set forth in Section 9.8, SPAC Securities which will be converted into PubCo’s Equity Securities prior to or upon the Merger Effective Time,

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in each case on terms and conditions acceptable to the Company and SPAC, including without limitation, the PIPE Financing, Private Financing and Redemption Waiver.

“Transaction Financing Agreement” means the definitive agreement of Transaction Financing.

“Transactions” means, collectively, the Merger, the Pre-Merger Reorganization and each of the other transactions contemplated by this Agreement or any of the other Transaction Documents.

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of the Treasury (whether in final, proposed or temporary form), as the same may be amended from time to time.

“Warrant Agreement” means the Warrant Agreement, dated as of January 31, 2022 between SPAC and Continental Stock Transfer & Trust Company, as warrant agent.

“Working Capital Loans” means any loan that has been or to be made to SPAC by the Sponsor and/or its designee and evidenced by a promissory note, loan agreement or similar document, for the purpose of financing costs, expenses, extension related costs and deposits and other obligations incurred by SPAC for the Transactions.

Section 1.2. Other Definitions

A&R Warrant Agreement	Recitals
Agreement	Preamble
Antitrust Laws	Section 10.13
Closing Filing	Section 10.14(b)
Closing Press Release	Section 10.4(b)
Company Employment Agreement	Recitals
Company Registered Intellectual Property	Section 6.19(a)
D&O Indemnified Parties	Section 10.12(a)
Earnout Escrow	Section 4.2
Earnout Escrow Account	Section 4.2
Earnout Period	Section 4.2
Fuji Solar	Preamble
Group Company	Preamble
Group Company Cure Period	Section 12.1(d)
Group Companies Disclosure Letter	Article VI
Group Company Transaction Expenses Statement	Section 3.8
Intended Tax Treatment	Recitals
Interim Financial Statements	Section 6.7(a)
Interim Financial Statements Date	Section 6.7(a)
Interim Period	Section 8.1
IPO	Section 13.1
Material Contracts	Section 6.11(a)
Material In-Licenses	Section 6.11(a)(x)
Merger	Recitals
Merger Closing	Section 3.3(a)
Merger Closing Date	Section 3.3(a)
Merger Effective Time	Section 3.3(b)
Merger Sub	Preamble
Nasdaq	Section 7.17
New PubCo Charter	Section 8.11
Non-Recourse Parties	Section 13.17(b)
PCAOB Financial Statements	Section 8.3(a)
PIPE Financing	Section 9.8(a)
Pre-Merger Reorganization	Recitals
Private Financing	Section 9.8(b)

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Proxy/Registration Statement	Section 10.2(a)(i)
Proxy Solicitor Expenses	Section 10.2(a)(iv)
PubCo	Preamble
PubCo 2024 Audited Financials	Section 4.2
PubCo Board Recommendation	Recitals
PubCo ESOP	Section 8.10
Plan of Merger	Section 3.2
Public Shareholders	Section 13.1
Real Property Leases	Section 6.18(b)
Redemption Waivers	Section 9.8(c)
Registration Rights Agreement	Recitals
Regulatory Approvals	Section 10.1(a)
Related Party Agreements	Section 6.11(a)(vi)
Released Claims	Section 13.1
restraint	Section 11.1(f)
Share Exchange	Recitals
Share Exchange Closing	Section 2.1
Share Exchange Closing Date	Section 2.1
Shareholders	Preamble
Shareholder Lock-Up and Support Agreement	Recitals
Signing Filing	Section 10.4(b)
Signing Press Release	Section 10.4(b)
SinCo	Preamble
SinCo Acquisition	Recitals
SinCo Acquisition Closing	Section 2.2
SinCo Acquisition Regulatory Approval	Section 2.2(c)
SPAC	Preamble
SPAC Board	Section 10.2(b)
SPAC Board Recommendation	Section 10.2(b)(iii)
SPAC Cure Period	Section 12.1(e)
SPAC Disclosure Letter	Article VII
SPAC Dissenting Shareholders	Section 3.4(c)
SPAC Dissenting Shares	Section 3.4(c)
SPAC Financial Statements	Section 7.6(c)
SPAC SEC Filings	Section 7.5
SPAC Shareholders’ Meeting	Section 10.2(b)(i)
SPAC Transaction Expense Statement	Section 3.8
Sponsor Lock-up Agreement	Recitals
Sponsor Support Agreement	Recitals
Surviving Company	Section 3.1
Terminating SPAC Breach	Section 12.1(e)
Terminating Group Company Breach	Section 12.1(d)
Top Vendors	Section 6.26(a)
Transaction Proposals	Section 10.2(a)(i)
Transaction Expense Statements	Section 3.8
Transfer Taxes	Section 10.6
Trust Account	Section 13.1
Trust Agreement	Section 7.8
Trustee	Section 7.8
Valuation Firm Expenses	Section 10.2(a)(iv)
VSUN	Preamble
Written Objection	Section 3.4(c)
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Section 1.3. Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation” and (vi) the word “or” shall be disjunctive but not exclusive.

(b) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

(d) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(e) a reference to “share” or “share capital” includes issued shares and other equivalent ownership interests, including equity interests (phần vốn góp’ in Vietnamese) in a limited liability company (‘công ty trách nhiệm hữu hạn’ in Vietnamese) incorporated under the laws of Vietnam (and shareholder and similar expressions shall be construed accordingly); and a reference to “share register” or “shareholders’ register” includes the register of shareholders of a joint stock company (’sổ đăng ký cổ đông’ in Vietnamese) and register of members of a limited liability company (’sổ đăng ký thành viên’ in Vietnamese).

(f) a reference to “board of directors” and “director” of a company includes a board of directors (‘hội đồng quản trị’ in Vietnamese) and its directors (‘thành viên hội đồng quản trị’ in Vietnamese) of such company if it is established in the form of a joint stock company and a members’ council (‘hội đồng thành viên’ in Vietnamese) and its members (‘thành viên hội đồng thành viên’) of such company if it is established in the form of a limited liability company.

Section 1.4. Knowledge. As used herein, the phrase “to the knowledge” of any Group Company shall mean the actual knowledge of the individuals identified on Section 1.4 of the Group Companies Disclosure Letter, and the knowledge that such individuals would have acquired in the exercise of reasonable inquiries of direct reports; the phrase “to the knowledge” of any Shareholder shall mean the actual knowledge of the individuals identified on Schedule 1.4 attached hereto, and the knowledge that such individuals would have acquired in the exercise of reasonable inquiries of direct reports; the phrase “to the knowledge” of SPAC shall mean the actual knowledge of the officers of SPAC, and the knowledge that such individuals would have acquired in the exercise of reasonable inquiries of direct reports.

ARTICLE II

PRE-MERGER REORGANIZATION

Section 2.1. Share Exchange. The closing of the Share Exchange (the “Share Exchange Closing”) shall take place electronically and as soon as practicable following the date hereof, but prior to the consummation of the SinCo Acquisition. The date on which the Share Exchange Closing actually occurs is referred to in this Agreement as the “Share Exchange Closing Date”.

(a) At the Share Exchange Closing, PubCo shall issue to Fuji Solar, the sole shareholder of SinCo, one (1) PubCo Ordinary Share.

(b) At the Share Exchange Closing, in consideration for the delivery by PubCo of one (1) PubCo Ordinary Share to Fuji Solar, Fuji Solar shall sell and transfer the SinCo Sale Share to PubCo.

(c) Contemporaneous with the fulfilment of Fuji Solar’s obligations under Section 2.1(b), PubCo shall:

(i) pay all stamp duty payable in connection with the sale and transfer of the SinCo Sale Share by electronic transfer in immediately available funds to the bank account of the company secretary of SinCo; and

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(ii) deliver to Fuji Solar new share certificate(s) for one (1) PubCo Ordinary Share issued in favor of Fuji Solar.

Section 2.2. SinCo Acquisition.

(a) As soon as practicable after the Share Exchange Closing and subject to the satisfaction or waiver of all the conditions set forth in Section 2.2(c) that are required to be satisfied prior to the SinCo Acquisition, the SinCo Acquisition shall be consummated and amendment to the enterprise registration certificate and investment registration certificate shall be registered to reflect SinCo as the sole owner of the Company (such closing, the “SinCo Acquisition Closing”).

(b) Immediately prior to the SinCo Acquisition Closing, Fuji Solar shall hold an aggregate of 41,000,000 PubCo Ordinary Shares, representing all issued and outstanding share capital of PubCo. Immediately prior to the SinCo Acquisition Closing, SinCo shall deliver to VSUN and the Company an extract of the resolutions of the board of directors of SinCo approving the acquisition of one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company from VSUN for an aggregate consideration of no less than $50,000,000.

(c) The obligations of the Group Companies, Fuji Solar and VSUN to consummate, or cause to be consummated, the SinCo Acquisition are subject to the satisfaction of the following conditions:

(i) the following regulatory approval for the SinCo Acquisition (“SinCo Acquisition Regulatory Approval”) shall have been obtained:

(1) the approval for acquisition of shares in accordance with Article 26 of Law No. 61/2020/QH14 on Investment passed by the National Assembly of Vietnam on 17 June 2020 in respect of the SinCo Acquisition (“M&A Approval”);

(2) if applicable, the clearance for implementation of the economic concentration in accordance with Article 41 of the Law No. 23/2018/QH14 on Competition passed by the National Assembly of Vietnam on 12 June 2018 in respect of the Transactions (including the Share Exchange, the SinCo Acquisition and the Merger);

(ii) the consent set forth in Section 6.3 of the Group Companies Disclosure Letter shall have been obtained;

(iii) resolution of the board of directors of VSUN approving the SinCo Acquisition shall have been obtained; and

(iv) the Company has opened the direct investment capital account at a licensed bank in Vietnam (DICA) for the purpose of payment of the SinCo Acquisition by SinCo to VSUN.

ARTICLE III

THE MERGER; MERGER CLOSING

Section 3.1.The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Cayman Companies Act, SPAC and Merger Sub shall consummate the Merger, provided that, the net asset value of the Group Companies (net of the proceeds from any Transaction Financing) shall be no less than $50,000,000, pursuant to which SPAC shall be merged with and into Merger Sub, with Merger Sub being the surviving company, following which the separate corporate existence of SPAC shall cease and Merger Sub shall continue as the surviving company in the Merger. Merger Sub, as the surviving company following the Merger, is hereinafter sometimes referred to as the “Surviving Company” (provided, that references to SPAC for periods after the Merger Effective Time shall include the Surviving Company).

Section 3.2. Effects of the Merger. At the Merger Effective Time, the effect of the Merger shall be as provided in this Agreement, and the plan of merger with respect to the Merger substantially in the form set out in Exhibit F hereto (the “Plan of Merger”) and any other documents required by the Cayman Companies Act registered with the Cayman Registrar, in accordance with the relevant provisions of the Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Merger Effective Time, all the property, rights, privileges, agreements,

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powers and franchises, debts, liabilities, immunities, duties and obligations of Merger Sub and SPAC shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, immunities, duties and obligations of the Surviving Company (including all rights and obligations with respect to the Trust Account), which shall include the assumption by the Surviving Company of any and all agreements, covenants, duties and obligations of Merger Sub and SPAC set forth in this Agreement to be performed after the Merger Effective Time, and the Surviving Company shall continue its existence as a wholly-owned Subsidiary of PubCo.

Section 3.3. Merger Closing; Merger Effective Time.

(a) In accordance with the terms and subject to the conditions of this Agreement, the closing of the Merger (the “Merger Closing”) shall take place remotely by conference call and exchange of documents and signatures on the date which is no later than five (5) Business Days after the first date on which all conditions set forth in Section 11.1, Section 11.2 and Section 11.3 shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Merger Closing, but subject to the satisfaction or waiver thereof) or such other time and place as SPAC and the Company may mutually agree in writing. The date on which the Merger Closing actually occurs is referred to in this Agreement as the “Merger Closing Date”.

(b) Subject to the satisfaction or waiver of all of the conditions set forth in Section 11.1, Section 11.2 and Section 11.3, SPAC and Merger Sub shall cause the Merger to be consummated by registering the Plan of Merger with the Cayman Registrar (the time of the Plan of Merger being registered by the Cayman Registrar, or such later time as may be specified in the Plan of Merger, being referred to herein as the “Merger Effective Time”).

Section 3.4. Effect of Merger on Issued Securities of SPAC, PubCo and Merger Sub. At the Merger Effective Time, by virtue of the Merger and without any action on the part of any party or the holders of securities of SPAC or any Group Company (other than those as described in this Agreement):

(a) SPAC Units. Each SPAC Unit outstanding immediately prior to the Merger Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one (1) share of SPAC Class A Ordinary Share, one-half (1/2) of one SPAC Warrant, and one (1) SPAC Right in accordance with the terms of the applicable SPAC Unit, which underlying SPAC Securities shall be converted in accordance with the applicable terms of this Section 3.4 below.

(b) SPAC Ordinary Shares. Each share of SPAC Ordinary Share issued and outstanding immediately prior to the Merger Effective Time (other than those described in Section 3.4(c), Section 3.4(d) and Section 3.4(j) below) shall automatically be converted into the right to receive one (1) PubCo Ordinary Share, following which all such shares of SPAC Ordinary Share shall cease to be outstanding and shall automatically be canceled and shall cease to exist. Each certificate (if any) formerly representing shares of SPAC Ordinary Share (other than those described in Section 3.4(c), Section 3.4(d) and Section 3.4(j) below) shall thereafter represent only the right to receive the same number of PubCo Ordinary Shares.

(c) Dissenters’ Rights. No Person who has validly exercised their dissenters’ rights in respect of the Merger pursuant to section 238 of the Cayman Companies Act (each a “SPAC Dissenting Shareholders”) shall be entitled to receive the PubCo Ordinary Shares in accordance with Section 3.4(a) and (b), as applicable with respect to the SPAC Ordinary Shares owned by such Person (“SPAC Dissenting Shares”) unless and until such Person shall have effectively withdrawn, waived or lost such Person’s dissenters’ rights under the Cayman Companies Act. Each SPAC Dissenting Shareholder shall be entitled to receive only the payment resulting from the procedure in section 238 of the Cayman Companies Act with respect to the SPAC Dissenting Shares owned by such SPAC Dissenting Shareholder, and the SPAC Dissenting Shares shall be cancelled and cease to exist at the Merger Effective Time. For the avoidance of doubt, all SPAC Dissenting Shares held by a SPAC Dissenting Shareholder who shall have not exercised or who effectively shall have withdrawn or lost his/her/its dissenter rights under Section 238 of the Cayman Companies Act shall thereupon not be SPAC Dissenting Shares and shall be cancelled and cease to exist at the Merger Effective Time, in exchange for the right to receive PubCo Ordinary Shares in accordance with Section 3.4(b) If any shareholder of SPAC gives to the SPAC, before the SPAC Shareholder Approval is obtained at the SPAC Shareholders’ Meeting, written objection to the Merger (each, an “Written Objection”) in accordance with Section 238(2) of the Cayman Companies Act, SPAC shall, in accordance with Section 238(4) of the Cayman Companies Act, promptly give written notice of the authorization of the Merger (the “Authorization Notice”) to each such SPAC shareholder who has made a Written Objection.

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(d) Cancellation of Shares Owned by SPAC. If there are any shares of SPAC that are owned by SPAC as treasury shares immediately prior to the Merger Effective Time, such shares shall be canceled and extinguished without any conversion thereof or payment therefor.

(e) SPAC Warrants. Each SPAC Warrant outstanding immediately prior to the Merger Effective Time shall be automatically converted into one (1) PubCo Warrant exercisable for PubCo Ordinary Shares in accordance with its terms. Each of the PubCo Warrants shall have, and be subject to, substantially the same terms and conditions set forth in the SPAC Warrants, except that they shall represent the right to acquire PubCo Ordinary Shares in lieu of shares of SPAC Ordinary Shares and shall otherwise be amended in accordance with the provisions of the A&R Warrant Agreement to (among other things) comply with all applicable Laws. At or prior to the Merger Effective Time, PubCo shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the PubCo Warrants remain outstanding, a sufficient number of PubCo Ordinary Shares for delivery upon the exercise of such PubCo Warrants.

(f) SPAC Rights. Each SPAC Right issued and outstanding immediately prior to the Merger Effective Time, shall be automatically converted into the right to receive one-tenth (1/10) of one PubCo Ordinary Share, following which all SPAC Rights shall cease to be outstanding and shall automatically be canceled and shall cease to exist. At or prior to the Merger Effective Time, PubCo shall have taken all corporate action necessary for issuance of the PubCo Ordinary Shares to the holder of the SPAC Rights at the Merger Closing.

(g) Transfers of Ownership. If any certificate representing securities of SPAC is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to SPAC or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for securities of SPAC in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of PubCo or any agent designated by it that such Tax has been paid or is not payable.

(h) Surrender of SPAC Certificates. PubCo Securities issued upon the surrender of SPAC Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities.

(i) Lost, Stolen or Destroyed SPAC Certificates. In the event any certificates shall have been lost, stolen or destroyed, PubCo shall issue in exchange for such lost, stolen or destroyed certificates or securities, as the case may be, upon the making of an affidavit of that fact by the holder thereof, such PubCo Securities, as may be required pursuant to this Section 3.4(i); provided, however, that PubCo may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to agree to indemnify PubCo and the Surviving Company with respect to the certificates alleged to have been lost, stolen or destroyed.

(j) Redeeming SPAC Shares. Each Redeeming SPAC Share issued and outstanding immediately prior to the Merger Effective Time shall automatically be cancelled and cease to exist and shall thereafter represent only the right to be paid the SPAC Redemption Price.

(k) Merger Sub Share. The only one (1) issued ordinary share of Merger Sub issued and outstanding immediately prior to the Merger Effective Time shall be automatically converted into the only one (1) issued ordinary share of the Surviving Company held by PubCo, with the same rights, powers and privileges as such share so converted and shall constitute the only one (1) issued share of the Surviving Company.

Section 3.5. Governing Documents of Surviving Company. At the Merger Effective Time, the memorandum and articles of association of Merger Sub, as in effect immediately prior to the Merger Effective Time, shall be deemed and read as the memorandum and articles of the Surviving Company until the same may be thereafter further amended and/or restated in accordance with their terms and the Cayman Companies Act.

Section 3.6. Directors and Officers of the Surviving Company. At the Merger Effective Time, the board of directors and executive officers of Merger Sub immediately prior to the Merger Effective Time shall become the board of directors and executive officers of the Surviving Company, each to hold office in accordance with the memorandum and articles of association of the Surviving Company until their respective successors are duly elected or appointed and qualified.

Annex A-1-16

Section 3.7. Directors and Officers of PubCo. Upon and immediately following the Merger Effective Time, PubCo’s board of directors shall consist of up to seven (7) directors, the majority of whom shall be independent directors under the rules of the Nasdaq Stock Market LLC. Immediately prior to the Merger Effective Time, PubCo shall cause its board of directors to appoint the executive officers of PubCo, whom shall be designated by PubCo’s board of directors in its sole discretion.

Section 3.8. Transaction Expense Statements. Subject to the occurrence of the Pre-Merger Reorganization, at or immediately after the Merger Closing, PubCo shall pay or cause to be paid by wire transfer of immediately available funds (or through payment from cash available in the Trust Account pursuant to Section 9.1), (a) all accrued and unpaid SPAC Transaction Expenses as set forth on a written statement (the “SPAC Transaction Expense Statement”) to be delivered to the Group Companies by or on behalf of SPAC not less than two (2) Business Days prior to the Merger Closing Date, and (b) any accrued and unpaid Group Company Transaction Expenses specified by the Group Companies on a written statement (the “Group Company Transaction Expense Statement”, and collectively with the SPAC Transaction Expense Statement, the “Transaction Expense Statements”) to be delivered to SPAC by or on behalf of the Group Companies not less than two (2) Business Days prior to the Merger Closing Date, which shall include, in each case of clauses (a) and (b), the respective amounts and wire transfer instructions for the payment thereof, together with corresponding invoices for the foregoing. Each of the Group Companies and SPAC shall provide the other party and its Representatives with reasonable access to (i) the supporting documentation used by the Group Companies or SPAC, as applicable, in the preparation of the applicable Transaction Expense Statement and (ii) the Group Companies’ Representatives or SPAC’s Representatives, in each case as reasonably requested by SPAC or the Group Companies (as applicable) in connection with SPAC’s or the Group Companies’ review of the applicable Transaction Expense Statement. Prior to the Merger Closing Date, the Group Companies and SPAC shall consider in good faith any reasonable comments of SPAC or the Group Companies to the other party’s Transaction Expense Statement. If the Group Companies and SPAC agree to make any modification to any Transaction Expense Statement, then such Transaction Expense Statement as so agreed by the Group Companies and SPAC to be modified shall be deemed to be the Transaction Expense Statement for purposes of determining the amounts that PubCo shall pay or cause to be paid at or immediately after the Merger Closing pursuant to this Section 3.8. Notwithstanding anything to the contrary, subject to Section 4.9 (Shortfalls) of the Sponsor Support Agreement, the SPAC Transaction Expenses to be paid by or on behalf of PubCo pursuant to this Section 3.8 shall not exceed $2,500,000, and the Group Company Transaction Expenses to be paid by or on behalf of PubCo shall not exceed $8,000,000; provided that any SPAC Transaction Expense in excess of $300,000 shall be agreed to by the Group Companies and SPAC in advance.

ARTICLE IV

EARNOUT SHARES

Section 4.1. Earnout Shares. Subject to the terms and conditions of this Agreement, at or prior to the Merger Closing, PubCo shall cause Seller to deposit the Earnout Shares into the Earnout Escrow Account (as defined below) to be released to the Seller or surrendered by the Seller to PubCo for forfeiture and cancellation subject to the surrender provisions set forth on Annex I hereto.

Section 4.2. Earnout Escrow. At or prior to the Merger Closing, PubCo, SPAC, the Seller and an escrow agent reasonably acceptable to PubCo and SPAC (the “Escrow Agent”), shall enter into an escrow agreement, effective as of the Merger Effective Time (the “Escrow Agreement”), pursuant to which, at the Merger Closing, the Seller shall deposit with the Escrow Agent the Earnout Shares in a segregated escrow account (the “Earnout Escrow Account”) to be disbursed therefrom in accordance with the terms of this Agreement and the Escrow Agreement. The Earnout Shares will remain as issued and outstanding on PubCo’s balance sheet and will be legally outstanding under the Cayman Companies Act. Any dividends, distributions or other income paid on or otherwise accruing to the Earnout Shares shall be distributed by the Escrow Agent for payment to the Seller on a current basis. While the Earnout Shares are held in the Earnout Escrow Account, the Seller shall be entitled to vote all Earnout Shares. Within five (5) Business Days from the filing of an annual report on Form 20-F by PubCo with the SEC containing an audit report issued by the independent auditor of PubCo for the audited financial statements of PubCo for the fiscal year ending December 31, 2024 (the “Earnout Period”) prepared in accordance with GAAP (the “PubCo 2024 Audited Financials”), PubCo shall instruct the Escrow Agent to irrevocably and unconditionally release the vested portion of Earnout Shares from the Earnout Escrow Account to the Seller in accordance with the terms of this Agreement and the Escrow Agreement. If a portion of the Earnout Shares does not become vested pursuant to the terms of this Agreement, the Seller shall execute the Irrevocable Surrender of Shares in substantially the form attached hereto as Exhibit I with respect to such unvested

Annex A-1-17

portion of the Earnout Shares, and surrender such portion of the Earnout Shares to PubCo without consideration. PubCo shall instruct the Escrow Agent to irrevocably and unconditionally release the surrendered portion of the Earnout Shares from the Earnout Escrow Account to PubCo, and PubCo shall cancel such surrendered portion of the Earnout Shares. Earnout Shares that are surrendered for cancellation shall cease to be outstanding and shall automatically be cancelled and cease to exist as a matter of Cayman Islands law. Notwithstanding anything to the contrary in the foregoing of this Article IV, if the surrender of the unvested portion of the Earnout Shares by the Seller would cause adverse Tax consequence to the Seller, PubCo shall, upon the Seller’s request, cooperate with the Seller in good faith for the Seller to deliver such unvested portion of the Earnout Shares to PubCo at no consideration or nominal consideration through an alternative method that would not cause adverse Tax consequence to the Seller.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each of the Shareholders, severally and not jointly, represents and warrants to SPAC as of the date hereof and as of the Merger Closing as follows:

Section 5.1. Organization and Standing. Each Shareholder is an entity duly organized, validly existing and in good standing (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States) under the Laws of the jurisdiction of its formation and has all requisite entity power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

Section 5.2. Due Authorization. Each Shareholder has, or will have all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party to consummate the Transactions and to perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents to which such Shareholder is a party and the consummation of the Transactions have been duly and validly authorized and approved by the board of directors or similar governing body of such Shareholder, and no other company or corporate proceeding on the part of such Shareholder is necessary to authorize this Agreement and the other Transaction Documents to which such Shareholder is a party. This Agreement has been, and on or prior to the Merger Closing, the other Transaction Documents to which such Shareholder is a party will be, duly and validly executed and delivered by such Shareholder and this Agreement constitutes, and on or prior to the Merger Closing, the other Transaction Documents to which such Shareholder is a party will constitute, a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

Section 5.3. Ownership. (a) Until the SinCo Acquisition, VSUN owns good, valid and marketable title to all issued and outstanding capital shares of the Company, free and clear of any and all Liens, (b) until the Share Exchange Closing, Fuji Solar is the sole legal and beneficial owner of the SinCo Sale Share, free and clear of any and all Liens (other than those imposed by applicable Laws and the Transaction Documents), and (c) until the Merger Closing, Fuji Solar owns good, valid and marketable title to all issued and outstanding capital shares of PubCo. There are no proxies, voting rights, shareholders’ agreements or other agreements or understandings, to which such Shareholder is a party or by which such Shareholder is bound, with respect to the voting or transfer of any of such Shareholder’s capital shares in each of the Company, SinCo and PubCo, as applicable, other than those contemplated under the Transaction Documents. (i) Upon delivery of capital shares of the Company by VSUN to SinCo in accordance with this Agreement and after SinCo is recorded as the sole owner of the Company in the enterprise registration certificate and investment registration certificate of the Company, the entire legal and beneficial interest in the Company and good, valid and marketable title to all issued and outstanding capital shares of the Company, free and clear of all Liens (other than those imposed by applicable Laws or the Transaction Documents), will pass to SinCo, and (ii) upon delivery of SinCo Sale Share by Fuji Solar to PubCo in accordance with this Agreement, the entire legal and beneficial interest in SinCo will pass to PubCo, free and clear of all Liens (other than those imposed by applicable Laws or the Transaction Documents).

Section 5.4. No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Schedule 5.4, the execution and delivery by each Shareholder of this Agreement and the Transaction Documents to which such Shareholder is a party and the consummation of the Transactions do not and will not (a) violate or conflict with any provision of, or result in the breach of, or default under the Governing Documents of such Shareholder (if any), or (b) violate or conflict with any provision of, or result in the breach of, or default under any

Annex A-1-18

Law or Governmental Order applicable to such Shareholder, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Material Contract under which such Shareholder is a party, except, in the case of clauses (a) through (c), to the extent that the occurrence of the foregoing would not, individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on the ability of such Shareholder to enter into and perform its obligations under this Agreement and the Transaction Documents.

Section 5.5. Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of the Group Companies and SPAC contained in this Agreement, no Governmental Authorization is required on the part of each Shareholder with respect to such Shareholder’s execution or delivery of this Agreement or the consummation by such Shareholder of the Transactions, except for any consents, approvals, authorizations, designations, declarations, waivers or filings (a) specified in this Agreement, or (b) the absence of which would not, individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on such Shareholder to enter into and perform its obligations under this Agreement.

Section 5.6. Litigation. There have been, and are, no claims, suits, actions or proceedings pending or, to the knowledge of each Shareholder, threatened against such Shareholder which in any manner seek to restrain, enjoin, prohibit, make illegal, or materially delay the Transactions or the performance by such Shareholder of its obligations under this Agreement or, when executed, any ancillary agreement to which such Shareholder is a party.

Section 5.7. No Additional Representations or Warranties. Except as provided in this Article V and Section 13.1, no Shareholder, nor any of their respective directors, commissioners, managers, officers, employees, equityholders, partners, members or Representatives has made, or is making, any representation or warranty whatsoever to SPAC or their respective Affiliates.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE GROUP COMPANIES

Except (a) as set forth in the disclosure letter delivered to SPAC by the Group Companies on the date of this Agreement (as may be updated pursuant to Section 8.6, the “Group Companies Disclosure Letter”) (each section of the Group Companies Disclosure Letter, subject to Section 13.9, qualifies the correspondingly numbered and lettered representations and warranties in this Article VI) and (b) as otherwise explicitly contemplated by this Agreement, the other Transaction Documents or in connection with the Transactions, each Group Company represents and warrants to SPAC, severally and jointly, as of the date hereof and as of the Merger Closing as follows:

Section 6.1. Company Organization. Each Group Company has been duly formed or organized and is validly existing under the Laws of its jurisdiction of incorporation or organization, and has the requisite company or corporate power, as applicable, and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. The Governing Documents of each Group Company, as amended to the date of this Agreement and as previously made available by or on behalf of such company to SPAC, are true, correct and complete. Each Group Company is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where failure to be so licensed or qualified would not have a Group Company Material Adverse Effect.

Section 6.2. Due Authorization.

(a) Each Group Company has all requisite company or corporate power, as applicable, and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and (subject to the approvals described in Article II and Section 6.4) to consummate the Transactions and to perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents to which any Group Company is a party contemplated hereby and the consummation of the Transactions have been duly and validly authorized and approved by the board of directors or similar governing body of such Group Company, and other than the approvals specified in this Agreement and the relevant Transaction Documents, no other company or corporate proceeding on the part of such Group Company is necessary to authorize this Agreement and the other Transaction Documents to which such Group Company is a party. This Agreement has been, and on or prior to the Merger Closing, the other Transaction Documents to which any Group Company is a party contemplated hereby will

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be, duly and validly executed and delivered by such Group Company and this Agreement constitutes, and on or prior to the Merger Closing, the other Transaction Documents to which such Group Company is a party will constitute, a legal, valid and binding obligation of such Group Company, enforceable against such Group Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b) On or prior to the date of this Agreement, the competent corporate body of each Group Company has duly adopted or passed resolutions (i) determining that this Agreement and the other Transaction Documents to which such Group Company is a party and the Transactions are advisable and fair to, and in the best interests of, such Group Company and its shareholders, as applicable, and (ii) authorizing and approving the execution, delivery and performance by such Group Company of this Agreement and the other Transaction Documents to which such Group Company is a party and the Transactions. No other corporate action is required on the part of any Group Company or any of its shareholders to enter into this Agreement or the Transaction Documents to which such Group Company is a party or to approve the Transactions, other than the approvals specified in this Agreement.

Section 6.3. No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 6.4, the execution and delivery by each Group Company of this Agreement and the other Transaction Documents to which such Group Company is a party and the consummation of the Transactions do not and will not (a) violate or conflict with any provision of, or result in the breach of, or default under the Governing Documents of such Group Company, (b) violate or conflict with any provision of, or result in the breach of, or default under any Law or Governmental Order applicable to such Group Company, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) under any Material Contract to which such Group Company is a party or by which such Group Company may be bound, or terminate or result in the termination of any such foregoing Contract or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of such Group Company, except, in the case of clauses (b) through (d), for any such conflict, violation, breach, default, loss, right or other occurrence which would not have a Group Company Material Adverse Effect.

Section 6.4. Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of the Shareholders and SPAC contained in this Agreement, no Governmental Authorization is required on the part of each Group Company with respect to such Group Company’s execution or delivery of this Agreement or the consummation by such Group Company of the Transactions, except for any consents, approvals, authorizations, designations, declarations, waivers or filings (a) provided in this Agreement or (b) the absence of which would not, individually or in the aggregate, have a Group Company Material Adverse Effect.

Section 6.5. Capitalization of Group Company.

(a) As of the date of this Agreement, (i) the issued and outstanding charter capital of the Company is $50 million equivalent to VND1,150 billion, (ii) the issued and paid-up share capital of SinCo consists of one (1) ordinary share at SGD1.00, (iii) the issued and outstanding share capital of PubCo consists of 10,000 ordinary shares of par value of $0.0001 per share, and, (iv) the issued and outstanding share capital of Merger Sub consists of one (1) ordinary share of par value of $1.00 per share. Set forth in Section 6.5 of the Group Companies Disclosure Letter is a true, correct and complete list of each legal owner of capital shares or other Equity Securities of each Group Company and the number of capital shares or other Equity Securities of each Group Company held by each such holder as of the date hereof. Except as set forth in Section 6.5(a) of the Group Companies Disclosure Letter, as of the date hereof there are no other capital shares or other Equity Securities of each Group Company authorized, reserved for issuance, issued or outstanding. All of the issued and outstanding capital shares or other Equity Securities of each Group Company (x) have been duly authorized and validly issued and allotted and are fully paid; (y) have been offered, sold, transferred and issued in compliance with applicable Law; and (z) are free and clear of any Liens (other than those imposed by applicable Laws or the Transaction Documents).

(b) Except as set forth in Section 6.5(b) of the Group Companies Disclosure Letter, each Group Company has not issued, granted, and is not otherwise bound by or subject to any outstanding subscriptions, options, warrants, rights or other securities (including debt securities) convertible, exercisable or exchangeable for capital shares of such Group Company, any other commitments, calls, conversion rights, rights of exchange or privilege (whether pre-emptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional capital shares, the sale of treasury shares or other equity interests, or for the repurchase or

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redemption of capital shares or other equity interests of such Group Company or the value of which is determined by reference to capital shares or other equity interests of such Group Company, and there are no voting trusts, proxies or agreements of any kind which may obligate such Group Company to issue, purchase, register for sale, redeem or otherwise acquire any capital shares or other equity interests.

Section 6.6. Statutory Registers. All registers, statutory books, books of account and other corporate records of each Group Company are maintained in accordance with applicable Law on a proper and consistent basis, contain complete and accurate records of all material matters required to be dealt with in such books and records.

Section 6.7. Financial Statements; Internal Controls.

(a) Attached as Schedule 6.7(a) of the Group Companies Disclosure Letter are: true, fair and complete copies of the unaudited consolidated balance sheet of the Company, and the related statement of operations and statement of cash flows as of December 31, 2022 and for the period from November 3, 2022 (the inception) through December 31, 2022 (the “Interim Statements Date” and such financial statements, the “Interim Financial Statements”).

(b) The Interim Financial Statements (i) fairly present in all material respects the financial position of the Company as at Interim Statements Date, and the results of operations and consolidated cash flows for the period ended on the Interim Statements Date, and (ii) were prepared in conformity with GAAP applied on a consistent basis (except for the absence of footnotes and other presentation items for normal year-end adjustments). The Audited Financial Statements when delivered (i) shall fairly present in all material respects the financial position of the Company as at the date thereof, and the results of operations and consolidated cash flows for the respective period then ended, and (ii) were prepared in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), and (iii) in the case of the PCAOB Financial Statements when delivered by the Company and the PCAOB Consolidated Financial Statements when delivered by PubCo for inclusion in the Proxy/Registration Statement for filing with the SEC following the date of this Agreement in accordance with Section 8.3, will comply in all material respects with the applicable accounting requirements (including the standards of the PCAOB) and the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof.

(c) With respect to the Company, no director or officer of it nor, to the knowledge of the Company, any independent auditor of it has, since its inception date, identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or (iii) to the knowledge of the Company, any claim or allegation regarding any of the foregoing.

(d) With respect to the Company, since its inception date, it has maintained a system of internal accounting controls which is reasonably sufficient to provide, in all material respects, reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The books and records of each of the Company have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

Section 6.8. Undisclosed Liabilities. As of the date of, except as set forth on the Interim Financial Statements, and when Audited Financial Statements are delivered to SPAC, except as set forth on the Audited Financial Statements, there has been no liability, debt (including Indebtedness) or obligation of, or claim or judgment against, the Company (whether direct or indirect, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due), required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for liabilities, debts (including Indebtedness), obligations, claims or judgments (a) reflected or reserved for on the Interim Financial Statements or the Audited Financial Statements, or disclosed in the notes thereto, as applicable, (b) that have arisen since the date of the most recent statement of financial position included in the Interim Financial Statements or in the Audited Financial Statement, in the ordinary course of business and consistent with past practice of the Company, (c) incurred or arising under or in connection with the Transactions, including expenses related thereof,

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(d) that will be discharged or paid off prior to or at the Merger Closing, or (e) that would not, individually or in the aggregate, reasonably be expected to be material to the business of the Group Companies (taken as a whole).

Section 6.9. Litigation and Proceedings. Except as set forth on Section 6.9 of the Group Companies Disclosure Letter, (i)(a) there are no pending or, to the knowledge of any Group Company, threatened Actions, against such Group Company or their respective properties or assets; and (b) since November 3, 2022, no Governmental Order has been imposed on any Group Company; (ii) since November 3, 2022, none of the businesses, properties or assets of any Group Company has been bound or subject to any Governmental Order, except, in each case of (i) and (ii), as would not, individually or in the aggregate, be or reasonably be expected to be material to the business of the Group Companies (taken as a whole).

Section 6.10. Legal Compliance.

(a) Except for such noncompliance which would not have a Group Company Material Adverse Effect, each Group Company is currently, or has been since November 3, 2022, in compliance with all applicable Laws.

(b) Since November 3, 2022, each Group Company has not received any written notice of, or been charged with, the violation of any Laws, except where such violation which would not have a Group Company Material Adverse Effect.

(c) Each Group Company maintains adequate programs, procedures or policies to prevent, detect, and deter, in all material respects violations of applicable Law by the directors, officers, employees or Representatives or other Persons of such Group Company.

Section 6.11. Contracts; No Defaults.

(a) True, correct and complete copies of the Contracts (A) described in clauses (i) through (xv) below (other than the Group Company Benefit Plan) and (B) to which any Group Company is a party or by which they are bound have been delivered to or made available to SPAC or its Representatives, together with all amendments thereto (collectively, the “Material Contracts”). Section 6.11(a) of the Group Companies Disclosure Letter sets forth the list of such Material Contracts.

(i) Each Contract involving outstanding obligations (contingent or otherwise), payments or revenues in excess of $4,000,000 in the last twelve (12) months prior to the date of this Agreement or expected obligations (contingent or otherwise), payments or revenues in excess of $4,000,000 in the next twelve (12) months after the date of this Agreement;

(ii) Each note, debenture, other evidence of Indebtedness, guarantee, loan, credit or financing agreement or instrument or other Contract for money borrowed by, or other Indebtedness of, such Group Company, including any other agreement or commitment for future loans, credit or financing, in each case, with an outstanding obligation in excess of $500,000;

(iii) Each Contract for the acquisition of any Person or any business unit thereof or the disposition of any material assets of such Group Company in the last twelve (12) months, in each case, involving payments in excess of $500,000 other than Contracts (A) in which the applicable acquisition or disposition has been consummated and there are no material obligations ongoing, or (B) solely between such Group Company and its Subsidiaries;

(iv) Each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract that provides for the ownership of, leasing of, title to, use of, or any leasehold or other interest in any real or personal property that involves aggregate payments in excess of $100,000 in any calendar year;

(v) Each Contract involving the formation, establishment, contribution to, or operation of a (A) partnership, (B) corporation, limited liability company or other entity, or (C) joint venture, alliance or similar entity, or involving a sharing of profits or losses (including joint development and joint marketing Contracts), or any investment in, loan to or acquisition or sale of the Equity Securities or assets of any Person involving payments of an amount higher than $500,000;

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(vi) Contracts between such Group Company, on the one hand, and any Group Company Related Party, on the other hand (collectively, “Related Party Agreements”), since November 3, 2022, other than (i) Contracts with respect to a Group Company Related Party’s employment or other similar engagement and confidentiality agreements, and (ii) end-user, consumer, client or customer agreements entered into on an arm’s length basis, or (iii) other agreements of a similar nature, in each case with such Group Company entered into in the ordinary course of business consistent with past practice;

(vii) Contracts with each current or former executive officer, director or executive level employee of such Group Company since November 3, 2022;

(viii) Contracts that provide for change in control, retention or similar payments or benefits contingent upon, accelerated by or triggered by the consummation of the Transactions;

(ix) Contracts containing covenants of such Group Company (A) prohibiting or limiting the right of such Group Company to engage in or compete with any Person in any line of business in any material respect or (B) prohibiting or restricting the ability of such Group Company to conduct their business in any geographic area in any material respect;

(x) Each Contract (including license agreements, coexistence agreements, and agreements with covenants not to sue, but not including non-disclosure agreements, contractor services agreements, consulting services agreements, incidental trademark licenses incident to marketing, printing or advertising Contracts) pursuant to which such Group Company (A) grants to a third Person the exclusive right to use Owned Intellectual Property that is material to the business of such Group Company or the Group Companies (taken as a whole), or (B) is granted by a third Person the right to use Intellectual Property that is material to the business of such Group Company or the Group Companies (taken as a whole) (other than Contracts granting nonexclusive rights to use commercially available software and Open Source Licenses) (collectively, the Contracts within the scope of this clause (B), the “Material In-Licenses”);

(xi) Each Contract requiring capital expenditures by such Group Company after the date of this Agreement in an amount in excess of $10,000,000 in any calendar year;

(xii) Any Contract that grants to any third Person any “most favored nation rights”;

(xiii) Contracts granting to any Person (other than such Group Company or its Subsidiaries) a right of first refusal, first offer or similar preferential right to purchase or acquire equity interests in such Group Company;

(xiv) Contracts in connection with the waiver, compromise, or settlement of any dispute, claim, litigation or arbitration involving an Action, claim or proceeding in an amount higher than $200,000; and

(xv) Contracts with a Governmental Authority in each case involving payments of an amount higher than $200,000.

(b) Except for any Contract that will terminate upon the expiration of the stated term thereof prior to the Merger Closing Date, all of the Material Contracts are (i) in full force and effect and (ii) represent the legal, valid and binding obligations of each relevant Group Company or each relevant Subsidiary of such Group Company and, to the knowledge of such Group Company, represent the legal, valid and binding obligations of the counterparties thereto. Except, in each case, where the occurrence of such breach or default or failure to perform would not have a Group Company Material Adverse Effect, (x) to the extent applicable to the relevant Group Company which has entered into Material Contract(s), such Group Company has performed in all respects all respective obligations required to be performed by it to date under the Material Contracts and neither such Group Company, nor, to the knowledge of such Group Company, any other party thereto is in breach of or default under the Material Contracts, (y) during the last twelve (12) months, such Group Company has not received any written claim or written notice of termination or breach of or default under any Material Contract, and (z) to the knowledge of such Group Company, no event has occurred which individually or together with other events, has or would reasonably be expected to result in a breach of or a default under any Material Contract by that Group Company or, to the knowledge of such Group Company, any other party thereto (in each case, with or without notice or lapse of time or both).

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Section 6.12. Group Company Benefit Plans.

(a) Section 6.12(a) of the Group Companies Disclosure Letter sets forth a complete list, as of the date hereof, of each material Group Company Benefit Plan. With respect to each material Group Company Benefit Plan, the Company has made available to SPAC or its Representatives, to the extent applicable, true, complete and correct copies of such Group Company Benefit Plan (or, if not in writing, a written summary of its material terms) and, as applicable, all plan documents, trust agreements, insurance Contracts or other funding vehicles and all amendments or material modifications thereto.

(b) Except as set forth on Section 6.12(b) of the Group Companies Disclosure Letter, each Group Company Benefit Plan has been established, operated, funded, maintained and administered in compliance with its terms and all applicable Laws, except where failure to comply would not have a Group Company Material Adverse Effect.

Section 6.13. Labor Relations; Employees.

(a) Except as set forth on Section 6.13(a) of the Group Companies Disclosure Letter, (i) each Group Company and its Subsidiaries are not parties to or bound by any collective bargaining agreement or any similar agreement, (ii) no such agreement is being negotiated by such Group Company, and (iii) no labor union or any other employee representative body has requested or, to the knowledge of such Group Company, has sought to represent any of the employees of such Group Company in the past twelve (12) months. In the past twelve (12) months, to the knowledge of each Group Company, there has been no labor organization activity involving any employees of such Group Company and there has been no actual or, to the knowledge of such Group Company, threatened strike, slowdown, work stoppage, lockout or other labor dispute against or affecting such Group Company, in each case except as would not be or reasonably be expected to be, individually or in the aggregate, material to the business of the Group Companies (taken as a whole).

(b) Each Group Company is, and has been for the past twelve (12) months, in compliance with all applicable Laws respecting labor and employment including, child labor, immigration, employment discrimination, disability rights or benefits, workers’ compensation, labor relations, employee leave issues, unemployment insurance and contributions required to be made with respect to any statutory plan, program, practice or arrangement that is required under applicable Law and maintained by any Governmental Authority, except where the failure to comply would not, individually or in the aggregate, have a Group Company Material Adverse Effect.

(c) Except where it would not, individually or in the aggregate, have a Group Company Material Adverse Effect, in the past twelve (12) months, each Group Company has not received written (i) notice of any unfair labor practice charge or material complaint pending or threatened before any applicable Governmental Authority against them, (ii) notice of any complaints, grievances or arbitrations arising out of any collective bargaining agreement or any other material complaints, grievances or arbitration procedures against them, (iii) notice of any material charge or complaint with respect to or relating to them pending before any applicable Governmental Authority responsible for the prevention of unlawful employment practices, (iv) notice of the intent of any Governmental Authority responsible for the enforcement of labor, employment, wages and hours of work, child labor, immigration, or occupational safety and health Laws to conduct an investigation with respect to or relating to them or notice that such investigation is in progress, or (v) notice of any complaint, lawsuit or other proceeding pending or threatened in any forum by or on behalf of any present or former employee of such entities or any applicant for employment alleging breach of any express or implied Contract of employment, any applicable Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(d) To the knowledge of each Group Company, no present or former employee, worker or independent contractor of such Group Company is in material violation of (i) any restrictive covenant, nondisclosure obligation or fiduciary duty to such Group Company or (ii) any restrictive covenant or nondisclosure obligation to a former employer or engager of any such individual relating to (A) the right of any such individual to work for or provide services to such Group Company or (B) the knowledge or use of trade secrets or proprietary information, in each case except as would not be or reasonably be expected to be, individually or in the aggregate, material to the business of the Group Companies (taken as a whole).

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(e) Each Group Company is not a party to any settlement agreement with a current or former officer, employee or independent contractor of such Group Company that involves allegations relating to sexual harassment, sexual misconduct or discrimination by either (i) an officer of such Group Company or (ii) an employee of such Group Company at the level of Director (for the avoidance of doubt, such title does not refer to a member of the board of directors) or above. To the knowledge of each Group Company, in the last twelve (12) months, no allegations of sexual harassment, sexual misconduct or discrimination have been made against (i) an officer of such Group Company or (ii) an employee of such Group Company at the level of Director (for the avoidance of doubt, such title does not refer to a member of the board of directors) or above, in each case except as would not have a Group Company Material Adverse Effect.

Section 6.14. Taxes.

Except as would not have a Group Company Material Adverse Effect:

(a) All material Tax Returns required to be filed by or with respect to each Group Company have been timely filed (taking into account any applicable extensions), all such Tax Returns (taking into account all amendments thereto) are true, correct and complete in all material respects, and all material Taxes due and payable (whether or not shown on any Tax Return) have been paid.

(b) Each Group Company has withheld from amounts owing to any employee, creditor or other Person all material Taxes required by applicable Law to be withheld, paid over to the proper Governmental Authority in a timely manner all such withheld amounts required to have been so paid over and complied in all material respects with all applicable withholding and related reporting requirements with respect to such Taxes.

(c) There are no Liens for any material Taxes (other than Permitted Liens) upon the property or assets of any Group Company.

(d) No claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted in writing or assessed by any Governmental Authority against any Group Company that remains unresolved or unpaid.

(e) There is no material Tax audit or other examination of any Group Company presently in progress with respect to any material Taxes, nor has any Group Company been notified in writing of any request or threat for such an audit or other examination, and there are no waivers, extensions or written requests for any waivers or extensions of any statute of limitations currently in effect with respect to any material Taxes of any Group Company.

(f) Each Group Company has not made a request for or entered into a closing agreement, private letter ruling, advance tax ruling or similar agreement with any Governmental Authority with respect to Taxes. Each Group Company has not made a change of any method of accounting with respect to any Taxes.

(g) Each Group Company is not a party to any Tax indemnification or Tax sharing or similar Tax agreement (other than any such agreement solely between such Group Company and its Subsidiaries and customary commercial Contracts (or Contracts entered into in the ordinary course of business) not primarily related to Taxes).

(h) Each Group Company (i) is not liable for Taxes of any other Person (other than such Group Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Tax Law or as a transferee or successor or by Contract (other than customary commercial Contracts (or Contracts entered into in the ordinary course of business) not primarily related to Taxes), and (ii) has never been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state or local income Tax purposes, other than a group the common parent of which was or is PubCo or any of its Subsidiaries.

(i) Within the past three (3) years, no written claim has been made by any Governmental Authority where any Group Company does not file Tax Returns that it is or may be subject to taxation in that jurisdiction.

(j) Each Group Company has not participated in a “listed transaction” within the meaning of Treasury Regulation 1.6011-4(b)(2).

(k) Immediately following the Merger Closing, PubCo will not be treated as an “investment company” within the meaning of Section 351(e)(1) of the Code.

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(l) Except as contemplated by this Agreement and the Transactions, no Group Company has taken any action or agreed to take any action, nor to the knowledge of any Group Company are there any facts or circumstances, that could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.

Section 6.15. Insurance. Section 6.15 of the Group Companies Disclosure Letter contains a list of, as of the date hereof, all material policies or binders of property, fire and casualty, product liability, workers’ compensation, and other forms of insurance held by, or for the benefit of, each Group Company as of the date of this Agreement. True, correct and complete copies of such insurance policies as in effect as of the date hereof have previously been made available to SPAC or its Representatives. All such policies are in full force and effect, all premiums due have been paid, and no written notice of cancellation or termination has been received by such Group Company with respect to any such policy. Except as disclosed on Section 6.15 of the Group Companies Disclosure Letter, no insurer has denied or disputed coverage of any material claim under an insurance policy during the last twelve (12) months.

Section 6.16. Licenses. Each Group Company has obtained, and maintains, all of the material Licenses required to permit such Group Company to acquire, own, operate, use and maintain their assets substantially in the manner in which they are now operated and maintained and to conduct the business of such Group Company as currently conducted in all material respects. Each material License held by each Group Company is in full force and effect. Each Group Company (a) is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a material default or violation), in all material respects, of any term, condition or provision of any material License to which it is a party, (b) is not and has not been the subject of any pending or threatened Action by a Governmental Authority seeking the revocation, suspension, termination, modification, or impairment of any material License; and (c) has not received any notice that any Governmental Authority that has issued any material License intends to cancel, terminate, or not renew any such material License, except to the extent such material License may be amended, replaced, or reissued as a result of and as necessary to reflect the Transactions, or as otherwise disclosed in Section 6.16 of the Group Companies Disclosure Letter. Section 6.16 of the Group Companies Disclosure Letter sets forth a true, correct and complete list of all material Licenses held by each Group Company.

Section 6.17. Equipment and Other Tangible Property. Each Group Company owns and has good title to, and has the legal and beneficial ownership of or a valid leasehold interest in or right to use by license or otherwise, all material machinery, equipment and other material tangible property reflected on the books of such Group Company as owned by such Group Company, free and clear of all Liens other than Permitted Liens. All material personal property and leased personal property assets of each Group Company is, to the knowledge of such Group Company, structurally sound and in good operating condition and repair (ordinary wear and tear expected) and are suitable for their present use, in all material respects.

Section 6.18. Real Property. Section 6.18 of the Group Companies Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of (w) the street address of each parcel of Leased Real Property, (x) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property, and (y) the term and rental payment amounts pertaining to each such parcel of Leased Real Property. None of the Group Companies owns any real property. Except as would not have a Group Company Material Adverse Effect, with respect to each parcel of Leased Real Property:

(a) Each Group Company holds a good and valid leasehold estate in such Leased Real Property, free and clear of all Liens, except for Permitted Liens.

(b) Each Group Company has delivered to SPAC true, correct and complete copies of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in and to the Leased Real Property by or to such Group Company, including all amendments, terminations and modifications thereof (collectively, the “Real Property Leases”), and none of such Real Property Leases has been modified in any material respect, except to the extent that such modifications have been disclosed by the copies delivered to SPAC.

(c) Each Group Company’s possession and quiet enjoyment of the Leased Real Property under such Real Property Leases has not been materially disturbed and, to the knowledge of such Group Company, there are no material disputes with respect to such Real Property Leases.

(d) To the knowledge of each Group Company, no party, other than such Group Company or its Affiliates, has any right to use or occupy the Leased Real Property or any portion thereof.

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(e) Each Group Company has not received written notice of any condemnation proceeding or proposed similar Action or agreement for taking in lieu of condemnation with respect to any portion of the Leased Real Property. No material defaults by (A) any Group Company or (B) to the knowledge of such Group Company, any landlord or sub-landlord, as applicable, presently exists under any Real Property Lease.

Section 6.19. Intellectual Property.

(a) Section 6.19(a) of the Group Companies Disclosure Letter lists each item of material Owned Intellectual Property that is registered or applied-for and pending with a Governmental Authority by a Group Company as of the date of this Agreement (“Company Registered Intellectual Property”). A Group Company is the sole and exclusive beneficial and record owner of all of the items of Company Registered Intellectual Property, and, to the knowledge of such Group Company, all such Company Registered Intellectual Property is subsisting and is valid and enforceable.

(b) Except as would not have a Group Company Material Adverse Effect, each Group Company owns, free and clear of all Liens (other than Permitted Liens), or has a valid right to use, all Intellectual Property reasonably necessary or material for the continued conduct of the business of such Group Company in substantially the same manner as such business has been operated during the twelve (12) months prior to the date hereof.

(c) In respect of any Material In-Licenses granting any Group Company the right to use any Intellectual Property reasonably necessary for the continued conduct of the business of such Group Company in substantially the same manner as such business has been operated during the twelve (12) months prior to the date hereof (including all amendments, novations, supplements or replacements to such Material In-Licenses), to the knowledge of such Group Company: (i) such Material In-Licenses are in full force and effect, with no termination notice having been received by such Group Company thereunder; (ii) to the knowledge of such Group Company, no circumstances exist or have existed which entitle the licensor party to terminate or vary such Material In-Licenses; and (iii) the material obligations of such Group Company under such Material In-Licenses have been complied with; in each case except as would not have a Group Company Material Adverse Effect.

(d) Each Group Company has not, within the twelve (12) months prior to the date hereof, infringed upon, misappropriated or otherwise violated and, as of the date of this Agreement, are not infringing upon, misappropriating or otherwise violating any Intellectual Property of any third Person, and there is no action pending to which such Group Company is a named party, or as to which such Group Company has received a threat in writing, alleging the infringement, misappropriation or other violation by such Group Company of any Intellectual Property of any third Person, in each case except as would not have a Group Company Material Adverse Effect.

(e) Except as set forth on Section 6.19(e) of the Group Companies Disclosure Letter or except as would not have a Group Company Material Adverse Effect, to the knowledge of each or except as would not have a Group Company Material Adverse Effect, to the knowledge of each Group Company (i) no Person is infringing upon, misappropriating or otherwise violating any material Owned Intellectual Property of such Group Company in any material respect, and (ii) such Group Company has not sent to any Person within the last twelve (12) months any written notice, charge, complaint, claim or other written assertion against such third Person claiming infringement or violation by or misappropriation of any Owned Intellectual Property of such Group Company.

(f) Each Group Company has taken commercially reasonable measures to protect the confidentiality of trade secrets and other confidential information included in their Owned Intellectual Property that are material to the business of the Group Companies (taken as a whole). To the knowledge of each Group Company, there has not been any unauthorized disclosure of or unauthorized access to any material trade secrets or other material confidential information of such Group Company to or by any Person in a manner that has resulted or may result in the misappropriation of, or loss of trade secret or other rights in and to such information, except as would not have a Group Company Material Adverse Effect.

(g) Except as would not have a Group Company Material Adverse Effect, no government funding, nor any facilities of a university, college, other educational institution or research center, was used in the development of the material Owned Intellectual Property of any Group Company and used in connection with its business.

(h) Except as would not have a Group Company Material Adverse Effect, with respect to the software under the exclusive control of a Group Company, to the knowledge of such Group Company, no such software contains any undisclosed or hidden device or feature designed to disrupt, disable, or otherwise impair the functioning of any

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software or any “back door,” “time bomb”, “Trojan horse,” “worm,” “drop dead device,” or other malicious code or routines that permit unauthorized access or the unauthorized disablement or erasure of such or other software or information or data (or any parts thereof) of such Group Company or customers of such Group Company.

(i) Except as would not have a Group Company Material Adverse Effect, the use and distribution by each Group Company of (i) software developed by or on behalf of such Group Company, and (ii) Open Source Materials, is, to the knowledge of such Group Company, in material compliance with all Open Source Licenses applicable thereto. Except as would not have a Group Company Material Adverse Effect, each Group Company has not used any Open Source Materials in a manner that requires any material software or Intellectual Property owned by such Group Company to be subject to Copyleft Licenses.

Section 6.20. Privacy and Cybersecurity.

(a) Except as would not have a Group Company Material Adverse Effect, each Group Company maintains and is in compliance with, and during the last twelve (12) months has maintained and been in compliance with, (i) all applicable Laws relating to the privacy and/or security of personal information in the possession or control of such Group Company, (ii) the contractual obligations concerning cybersecurity, data security and the security of the information technology systems of such Group Company. There are no material Actions by any Person (including any Governmental Authority) pending to which any Group Company is a named party, or as to which such Group Company has received a threat in writing, alleging a violation of any third Person’s privacy or personal information rights.

(b) During the last twelve (12) months (i) there have been, no material breaches of the security of the information technology systems under the exclusive control of any Group Company, and (ii) there have been no disruptions in any such information technology systems that materially adversely affected the business or operations of such Group Company. Each Group Company takes commercially reasonable and legally compliant measures designed to protect confidential, sensitive or personally identifiable information in its possession or control against unauthorized access, use, modification, disclosure or other misuse. To the knowledge of each Group Company, such Group Company has not (A) experienced any incident in which such information was stolen or improperly accessed, including in connection with a breach of security, or (B) received any written notice or complaint from any Person with respect to any of the foregoing, nor to the knowledge of such Group Company has any such notice or complaint been threatened in writing against such Group Company.

Section 6.21. Environmental Matters. Each Group Company is and, except for matters which have been fully resolved, has been in material compliance with all Environmental Laws and such Group Company is not subject to any current Governmental Order relating to any material non-compliance with Environmental Laws, in each case except as would not have a Group Company Material Adverse Effect. There has been no material release of any Hazardous Materials by any Group Company at, in, on or under any Leased Real Property. No material Action is pending or, to the knowledge of any Group Company, threatened with respect to the compliance with or liability under Environmental Laws by such Group Company, and, to the knowledge of such Group Company, there are no facts or circumstances which could reasonably be expected to form the basis of such an Action.

Section 6.22. Absence of Changes. Since the date of the most recent statement of financial position included in the Interim Financial Statements to the date hereof, (i) there has not been any Group Company Material Adverse Effect; and (ii) except as set forth in Section 6.22 of the Group Companies Disclosure Letter, each Group Company has, in all material respects, conducted its business and operated its properties in the ordinary course of business consistent with past practice.

Section 6.23. Anti-Corruption Compliance.

(a) Each Group Company, and to the knowledge of such Group Company, each of its directors, officers, employees, Representatives have not, in the past twelve (12) months (i) made any bribe, influence payment, kickback, payoff, benefits or any other type of payment that would be unlawful under any applicable Anti-Bribery Law; or (ii) offered, paid, promised to pay, or authorized any payment or transfer of anything of value, directly or indirectly, to any Person for the purpose of (A) influencing any act or decision of any Government Official in his official capacity, (B) inducing a Government Official to do or omit to do any act in relation to his lawful duty, (C) inducing a Government Official to influence or affect any act, decision or omission of any Governmental Authority, or (D) assisting such Group Company in obtaining or retaining business for or with, or in directing business to, any Person.

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(b) Each Group Company has instituted and maintain policies and procedures reasonably designed to ensure compliance in all material respects with the Anti-Bribery Laws.

(c) As of the date hereof, to the knowledge of each Group Company, there are no current or pending internal investigations, or third-party investigations (including by any Governmental Authority), or internal or external audits, that address any material allegations or information concerning possible material violations of the applicable Anti-Bribery Laws related to such Group Company.

Section 6.24. Anti-Money Laundering, Sanctions and International Trade Compliance.

(a) Each Group Company, and to the knowledge of such Group Company, each of its directors, officers, employees, Representatives (i) are, and have been for the past twelve (12) months, in compliance with all applicable Anti-Money Laundering Laws, Sanctions, and International Trade Laws, and (ii) have obtained all required and material licenses, consents, notices, waivers, approvals, orders, registrations, declarations, or other authorizations from, and have made any material filings with, any applicable Governmental Authority for all activities and transactions, including for the import, export, re-export, deemed export, deemed reexport, or transfer required under the International Trade Laws and Sanctions and the provision of financial services required under Anti-Money Laundering Laws. There are and have for the past twelve (12) months been no pending or, to the knowledge of any Group Company, threatened, claims, complaints, charges, investigations, voluntary disclosures or Actions against such Group Company related to any Anti-Money Laundering Laws, Sanctions, or International Trade Laws.

(b) Each Group Company, and to the knowledge of such Group Company, each of its directors, officers, employees, (i) have not been during the past twelve (12) months a Sanctioned Person or a Restricted Person, and (ii) have not transacted business directly or indirectly with any Sanctioned Person or Restricted Person or with or in any Sanctioned Jurisdiction, in each case in violation of applicable Sanctions or International Trade Laws.

(c) Each Group Company has in place written policies, procedures, controls, and systems designed to ensure compliance with all applicable Anti-Money Laundering Laws, Sanctions and International Trade Laws in all material respects.

Section 6.25. Proxy/Registration Statement. The information supplied by each Group Company in writing specifically for inclusion in the Proxy/Registration Statement shall not, at (a) the time the Proxy/Registration Statement is filed in accordance with Rule 424(b) under the Securities Act and/or pursuant to Section 14A of the Exchange Act or declared effective, (b) the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) is first mailed to (i) the SPAC Shareholders and (ii) the Group Company Shareholders, and (c) the time of (i) the SPAC Shareholders’ Meeting and (ii) the Group Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 6.26. Vendors.

(a) Each of the top five (5) vendors of the Group Companies based on the aggregate Dollar value of the transaction volume of the Group Companies with such counterparty for the period between January 1, 2023 to June 30, 2023 (the “Top Vendors”) has, as of the date of this Agreement, informed in writing any Group Company that it will, or, to the knowledge of such Group Company, has threatened to, terminate, cancel, or materially limit or materially and adversely modify any of its existing business with such Group Company (other than due to the expiration of an existing contractual arrangement), and to the knowledge of such Group Company, none of the Top Vendors is, as of the date of this Agreement, otherwise involved in or threatening a material dispute against such Group Company or its business.

Section 6.27. Government Contracts. Each Group Company is not a party to (a) any Contract between such Group Company, on one hand, and any Governmental Authority, on the other hand, or (b) any subcontract or other Contract by which such Group Company has agreed to provide goods or services through a prime contractor directly to a Governmental Authority that is expressly identified in such subcontract or other Contract as the ultimate consumer of such goods or services.

Section 6.28. Investment Company. Each Group Company is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act.

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Section 6.29. Brokers’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other brokerage commission in connection with the Transactions based upon arrangements made by any Group Company or any Shareholder.

Section 6.30. No Additional Representations or Warranties. Except as provided in this Agreement and any Transaction Document to which any Group Company, their Affiliates, or any of their respective directors, managers, officers, employees, equityholders, partners, members or Representatives is a party, each Group Company, its Affiliates and their respective directors, managers, officers, employees, equityholders, partners, members or Representatives have not made, and are not making, any representation or warranty whatsoever to SPAC or its Affiliates.

Section 6.31. Foreign Private Issuer and Emerging Growth Company. Prior to giving effect to the Merger, other than SinCo, Merger Sub and the Company, PubCo does not have any Subsidiaries or own any equity interests in any other Person. Prior to giving effect to the Merger, other than the Company, SinCo does not have any Subsidiaries or own any equity interests in any other Person. The Company does not have any Subsidiaries or own any equity interests in any other Person. PubCo is and shall be at all times commencing from the date thirty (30) days prior to the first filing of the Proxy/Registration Statement with the SEC through the Merger Closing, (a) a foreign private issuer as defined in Rule 405 under the Securities Act and (b) an “emerging growth company” as that term is defined in the JOBS Act.

Section 6.32. No Reliance. Without limiting the foregoing, each Group Company acknowledges that such Group Company and its advisors, have made their own investigation of SPAC and, except as provided in this Agreement, are not relying on any representation or warranty whatsoever as to the condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of SPAC, the prospects (financial or otherwise) or the viability or likelihood of success of the business of SPAC as conducted after the Merger Closing, as contained in any materials provided by SPAC or any of its Affiliates or any of their respective directors, officers, employees, shareholders, partners, members or Representatives or otherwise.

Section 6.33. No China-Based Entity. None of the Group Companies is an entity that conducts a majority of its business or is headquartered in China (including Hong Kong and Macau).

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF SPAC

Except as set forth in (a) any SPAC SEC Filings publicly available on or prior to the date hereof (excluding (i) any disclosures in any risk factors section that do not constitute statements of fact or factual matters, disclosures in any forward-looking statements disclaimer and other disclosures that are generally cautionary, predictive or forward-looking in nature and (ii) any exhibits or other documents appended thereto), and (b) the disclosure letter delivered by SPAC to the Group Companies (the “SPAC Disclosure Letter”) (each section of the SPAC Disclosure Letter qualifies the correspondingly numbered and letters representation and warranties in this Article VII), (c) as otherwise explicitly contemplated by this Agreement, the other Transaction Documents or in connection with the Transactions, SPAC represents and warrants to each Group Company and the Shareholders as of the date hereof and as of the Merger Closing as follows:

Section 7.1. SPAC Organization. SPAC has been duly incorporated, organized or formed and is validly existing as an exempted company and in good standing (or equivalent status, to the extent that such concept exists) under the Laws of the Cayman Islands, and has the requisite company power and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. The copies of SPAC’s Governing Documents, as amended to the date of this Agreement, previously delivered by SPAC to the Group Companies and the Shareholders, are true, correct and complete. SPAC is duly licensed or qualified and in good standing as a foreign corporation or company in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of SPAC to consummate the Transactions or otherwise have a material adverse effect on SPAC or the Transactions.

Section 7.2. Due Authorization.

(a) SPAC has all requisite corporate power and authority to (i) execute and deliver this Agreement, the other Transaction Documents to which SPAC is a party and the documents contemplated hereby and thereby, and (ii) consummate the Transactions and perform all obligations to be performed by it hereunder and thereunder.

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The execution and delivery of this Agreement, the other Transaction Documents to which SPAC is a party and the documents contemplated hereby and thereby and the consummation of the Transactions have been (A) duly and validly authorized and approved by the board of directors of SPAC and (B) determined by the board of directors of SPAC as advisable to SPAC and the SPAC Shareholders and recommended for approval by the SPAC Shareholders. No other company proceeding on the part of SPAC is necessary to authorize this Agreement and the documents contemplated hereby (other than the SPAC Shareholder Approval). This Agreement has been, and at or prior to the Merger Closing, the other documents contemplated hereby will be, duly and validly executed and delivered by the SPAC, and this Agreement constitutes, and at or prior to the Merger Closing, the other Transaction Documents to which SPAC is a party and the other documents contemplated hereby and thereby will constitute, a legal, valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b) The votes on the Transaction Proposals as identified in the Proxy/Registration Statement described in Section 10.2(a)(i) by holders of SPAC Ordinary Shares (which include the SPAC Shareholder Approval) are the only votes of the holders of any of SPAC’s Securities that are necessary in connection with entry into this Agreement by SPAC and the consummation of the Transactions, including the Merger Closing.

Section 7.3. No Conflict. Subject to the SPAC Shareholder Approval, the execution and delivery of this Agreement by SPAC, the other Transaction Documents to which SPAC is a party and the other documents contemplated hereby and thereby and the consummation of the Transactions do not and will not (a) violate or conflict with any provision of, or result in the breach of or default under the Governing Documents of SPAC, (b) violate or conflict with any provision of, or result in the breach of, or default under any applicable Law or Governmental Order applicable to SPAC, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which SPAC is a party or by which SPAC may be bound, or terminate or result in the termination of any such Contract or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of SPAC, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing does not or would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of SPAC to consummate the Transactions or otherwise have a material adverse effect on SPAC or the Transactions.

Section 7.4. Litigation and Proceedings. As of the date hereof (a) there are no pending or, to the knowledge of SPAC, threatened Actions against SPAC or its properties or assets; and (b) there is no outstanding Governmental Order imposed upon SPAC, nor are any properties or assets of SPAC or its business bound or subject to any Governmental Order, except, in each case, as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of SPAC to consummate the Transactions or otherwise have a material adverse effect on SPAC or the Transactions.

Section 7.5. SEC Filings. SPAC has timely filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed by it with the SEC since January 31, 2022, pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing through the date hereof, the “SPAC SEC Filings”). Each of the SPAC SEC Filings, as of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Merger Closing Date, then on the date of such filing), complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the SPAC SEC Filings. As of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Merger Closing Date, then on the date of such filing), each of the SPAC SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SPAC SEC Filings. None of the SPAC SEC Filings filed on or prior to the date hereof is subject to ongoing SEC review or, to the knowledge of SPAC, investigation as of the date hereof. There has been no amendment to the letter agreement entered into by and among SPAC and Maxim Group LLC as the underwriter relating to SPAC IPO dated January 31, 2022 and such letter agreement is (i) in full force and effect and (ii) represents the legal, valid and binding obligations of SPAC and, to the knowledge of SPAC, represents the legal, valid and binding obligations of the other parties thereto.

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Section 7.6. Internal Controls; Listing; Financial Statements.

(a) Except as not required in reliance on exemptions from various reporting requirements by virtue of SPAC’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act or as otherwise set forth in the SPAC SEC Filings, SPAC has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to (i) ensure that material information relating to SPAC, including its consolidated Subsidiaries, if any, is made known to SPAC’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and (ii) be effective in timely alerting SPAC’s principal executive officer and principal financial officer to material information required to be included in SPAC’s periodic reports required under the Exchange Act. SPAC has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) which is reasonably sufficient to provide reasonable assurance regarding the reliability of SPAC’s financial reporting and the preparation of SPAC Financial Statements for external purposes in accordance with GAAP.

(b) To the knowledge of SPAC, except as set forth in Section 7.6(b) of the SPAC Disclosure Letter, each director and executive officer of SPAC has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(c) The SPAC SEC Filings contain true and complete copies of the audited balance sheet as of June 30, 2022, and statement of operations, cash flow and changes in shareholders’ equity of SPAC for the period from July 19, 2021 (inception) through June 30, 2022, together with the auditor’s reports thereon (the “SPAC Financial Statements”). Except as disclosed in the SPAC SEC Filings, the SPAC Financial Statements (i) fairly present in all material respects the financial position of SPAC, as at the respective dates thereof, and the results of operations and consolidated cash flows for the respective periods then ended, (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), and (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof. The books and records of SPAC have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

(d) There are no outstanding loans or other extensions of credit made by SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SPAC. SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(e) Neither SPAC nor any director or officer of SPAC nor, to the knowledge of SPAC, any employee of SPAC or SPAC’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by SPAC, (ii) any fraud, whether or not material, that involves SPAC’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by SPAC or (iii) any claim or allegation regarding any of the foregoing.

Section 7.7. Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of the Group Companies contained in this Agreement, no consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority is required on the part of SPAC with respect to SPAC’s execution or delivery of this Agreement and the other Transaction Documents to which it is a party or the consummation of the Transactions, except (a) for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of SPAC to consummate the Transactions or otherwise have a material adverse effect on SPAC or the Transactions, (b) the filing of the Proxy/Registration Statement with the SEC, and (c) the registration of the Plan of Merger with Cayman Registrar in accordance with the relevant provisions of the Cayman Companies Act.

Section 7.8. Trust Account. As of the date of this Agreement, SPAC has at least $41,185,045.52 in the Trust Account (including $3,220,000 payable for deferred underwriting commissions), such monies invested in United States government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act pursuant to the Investment Management Trust Agreement, dated as of January 31, 2022, between SPAC and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”) (the “Trust Agreement”). There are no separate Contracts (whether written or unwritten, express or implied) that would cause the description

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of the Trust Agreement in the SPAC SEC Filings to be materially inaccurate or that would entitle any Person (other than shareholders of SPAC holding SPAC Ordinary Shares initially sold in SPAC’s initial public offering who shall have elected to redeem their SPAC Ordinary Shares pursuant to SPAC’s Governing Documents and the underwriters of SPAC’s initial public offering with respect to deferred underwriting commissions) to any portion of the proceeds in the Trust Account. Prior to the Merger Closing, none of the funds held in the Trust Account may be released other than to pay Taxes and payments with respect to all SPAC Share Redemptions. There are no claims or proceedings pending or, to the knowledge of SPAC, threatened with respect to the Trust Account. SPAC has performed all material obligations required to be performed by it to date under, and is not in default, in breach or delinquent in performance or any other respect (to the knowledge of SPAC, claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the Merger Closing, the obligations of SPAC to dissolve or liquidate pursuant to SPAC’s Governing Documents shall terminate, and as of the Merger Closing, SPAC shall have no obligation whatsoever pursuant to SPAC’s Governing Documents to dissolve and liquidate the assets of SPAC by reason of the consummation of the Transactions (other than use of the funds in the Trust Account for SPAC Share Redemptions and to pay the underwriters of SPAC’s initial public offering with respect to deferred underwriting commissions). To the knowledge of SPAC, as of the date hereof, following the Merger Closing, no SPAC Shareholder shall be entitled to receive any amount in the Trust Account except to the extent such SPAC Shareholder has exercised an SPAC Share Redemption. As of the date hereof, assuming the accuracy of the representations and warranties of the Group Companies contained herein and the compliance by the Group Companies with their obligations hereunder, SPAC does not have any reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to SPAC on the Merger Closing Date (other than use of the funds in the Trust Account for SPAC Share Redemptions and to pay the underwriters of SPAC’s initial public offering with respect to deferred underwriting commissions).

Section 7.9. Investment Company Act; JOBS Act. SPAC is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act. SPAC constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 7.10. Absence of Changes. Since January 31, 2022, (a) there has not been any event or occurrence that has, or would reasonably be expected to, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of SPAC to consummate the Transactions or otherwise have a material adverse effect on SPAC or the Transactions, and (b) SPAC has, in all material respects, conducted its business and operated its properties in the ordinary course of business consistent with past practice.

Section 7.11. No Undisclosed Liabilities. Except for any SPAC Expenses and as set forth in Section 7.11 of the SPAC Disclosure Letter, there is no liability, debt or obligation of or claim or judgment against SPAC (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due), except for liabilities and obligations (a) reflected or reserved for on the financial statements or disclosed in the notes thereto included in SPAC SEC Filings, (b) that have arisen since the date of the most recent balance sheet included in the SPAC SEC Filings in the ordinary course of business of SPAC, or (c) which would not be, or would not reasonably be expected to be, material to the business of SPAC.

Section 7.12. Capitalization of SPAC.

(a) As of the date of this Agreement, the authorized share capital of SPAC consists of (i) 10,000,000 SPAC Preference Shares, none of which is issued or outstanding as of the date of this Agreement, (ii) 470,000,000 SPAC Class A Ordinary Shares, 4,302,246 of which are issued and outstanding as of the date of this Agreement (including 3,837,766 SPAC Class A Ordinary Shares subject to possible redemption, and assuming the separation of all outstanding SPAC Units into underlying SPAC Class A Ordinary Shares, SPAC Warrants and SPAC Rights), (iii) 20,000,000 SPAC Class B Ordinary Shares, 2,300,000 of which are issued and outstanding as of the date of this Agreement. The foregoing represents all of the issued and outstanding SPAC Shares as of the date of this Agreement. All issued and outstanding SPAC Shares (i) have been duly authorized and validly issued and are fully paid and non-assessable; (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) SPAC’s Governing Documents, and (2) any other applicable Contracts governing the issuance of such securities; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, SPAC’s Governing Documents or any Contract to which SPAC is a party or otherwise bound.

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(b) As of the date of this Agreement, 4,812,240 SPAC Warrants are issued and outstanding (assuming the separation of all outstanding SPAC Units into underlying SPAC Class A Ordinary Shares, SPAC Warrants and SPAC Rights). No warrant to purchase SPAC Ordinary Shares has been issued other than those included in the SPAC Units issued in the SPAC IPO. As of the date of this Agreement, 9,624,480 SPAC Rights are issued and outstanding (assuming the separation of all outstanding SPAC Units into underlying SPAC Class A Ordinary Shares, SPAC Warrants and SPAC Rights). The Sponsor does not hold any SPAC Right. All outstanding SPAC Warrants and SPAC Rights (i) have been duly authorized and validly issued and constitute valid and binding obligations of SPAC, enforceable against SPAC in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity; (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) SPAC’s Governing Documents and (2) any other applicable Contracts governing the issuance of such securities; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, SPAC’s Governing Documents or any Contract to which SPAC is a party or otherwise bound. Except for the SPAC’s Governing Documents and this Agreement, there are no outstanding Contracts of SPAC to repurchase, redeem or otherwise acquire any SPAC Securities.

(c) Except as contemplated by this Agreement or the other documents contemplated hereby, SPAC has not granted any outstanding options, warrants, rights or other securities convertible, exercisable or exchangeable for SPAC Securities, or any other commitments or agreements providing for the issuance of additional Equity Securities, for the repurchase or redemption of any Equity Securities or the value of which is determined by reference to the Equity Securities of SPAC, and there are no Contracts of any kind which may obligate SPAC to issue, purchase, redeem or otherwise acquire any Equity Securities of SPAC.

(d) SPAC has no Subsidiaries, and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated. SPAC is not party to any Contract that obligates SPAC to invest money in, loan money to or make any capital contribution to any other Person.

Section 7.13. Brokers’ Fees. Except as set forth in Section 7.13 of the SPAC Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by SPAC or any of its Affiliates.

Section 7.14. Indebtedness. Except as set forth in SPAC Financial Statements or as permitted by Section 9.4 after the date hereof, SPAC does not have any Indebtedness.

Section 7.15. Taxes.

(a) All material Tax Returns required to be filed by or with respect to SPAC have been timely filed (taking into account any applicable extensions), all such Tax Returns (taking into account all amendments thereto) are true, correct and complete in all material respects and all material Taxes due and payable (whether or not shown on any Tax Return) have been paid.

(b) SPAC has withheld from amounts owing to any employee, creditor or other Person all material Taxes required by applicable Law to be withheld, paid over to the proper Governmental Authority in a timely manner all such withheld amounts required to have been so paid over and complied in all material respects with all applicable withholding and related reporting requirements with respect to such Taxes.

(c) There are no Liens for any material Taxes (other than Permitted Liens) upon the property or assets of SPAC.

(d) No claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted in writing or assessed by any Governmental Authority against SPAC that remains unpaid.

(e) There is no material Tax audit or other examination of SPAC presently in progress with respect to any material Taxes, nor has SPAC been notified in writing of any request or threat for such an audit or other examination, and there are no waivers, extensions or written requests for any waivers or extensions of any statute of limitations currently in effect with respect to any material Taxes of SPAC.

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(f) SPAC has not made a request for or entered into a closing agreement, private letter ruling, advance tax ruling or similar agreement with any Governmental Authority with respect to Taxes. SPAC has not made a change of any method of accounting with respect to any Taxes.

(g) SPAC is not a party to any Tax indemnification or Tax sharing or similar Tax agreement (other than any customary commercial Contracts (or Contracts entered into in the ordinary course of business) not primarily related to Taxes).

(h) SPAC has not been a party to any transaction treated by the parties as a distribution of stock qualifying for Tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.

(i) SPAC (i) is not liable for Taxes of any other Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Tax Law or as a transferee or successor or by Contract (other than customary commercial Contracts (or Contracts entered into in the ordinary course of business) not primarily related to Taxes) or (ii) has never been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state or local income Tax purposes, other than a group the common parent of which was or is the SPAC.

(j) Since its inception, no written claim has been made by any Governmental Authority where SPAC does not file Tax Returns that it is or may be subject to taxation in that jurisdiction.

(k) SPAC has not participated in a “listed transaction” within the meaning of Treasury Regulation 1.6011-4(b)(2).

(l) Except as contemplated by this Agreement and the Transactions, SPAC has not taken any action or agreed to take any action, nor to the knowledge of SPAC are there any facts or circumstances, that could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.

Section 7.16. Business Activities.

(a) Since formation, SPAC has not conducted any business activities other than activities related to SPAC’s initial public offering or directed toward the accomplishment of a Business Combination. Except as set forth in SPAC’s Governing Documents or as otherwise contemplated by this Agreement or the other Transaction Documents and the Transactions, there is no agreement, commitment, or Governmental Order binding upon SPAC or to which SPAC is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of SPAC or any acquisition of property by SPAC or the conduct of business by SPAC as currently conducted or as contemplated to be conducted as of the Merger Closing, other than such effects, individually or in the aggregate, which would not reasonably be expected to prevent or materially delay or materially impair the ability of SPAC to consummate the Transactions or otherwise have a material adverse effect on SPAC or the Transactions.

(b) Except for the Transactions, SPAC does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the other Transaction Documents and the Transactions, SPAC has no material interests, rights, obligations or liabilities with respect to, and is not party to or bound by, and does not have its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting, a Business Combination. Except for this Agreement, the other Transaction Documents to which it is party, and Contracts relating to SPAC Expenses with the underwriters of SPAC’s initial public offering, SPAC is not party to any Contract with any other Person that would require payments by SPAC after the date hereof in excess of $100,000 in the aggregate with respect to any individual Contract (or in the aggregate with any series of related Contracts) other than Working Capital Loans. As of the date of this Agreement, SPAC does not have any Working Capital Loan except as set forth on Section 7.16 of the SPAC Disclosure Letter.

Section 7.17. Nasdaq Stock Market Quotation. The shares of SPAC Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act with the Nasdaq Stock Market LLC (“Nasdaq”) and are listed for trading on Nasdaq Global Market under the symbol “BWAQ”; the SPAC Public Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “BWAQW”; the SPAC Rights are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “BWAQR”; the SPAC Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “BWAQU”. SPAC is in compliance in all material respects with the rules of Nasdaq and there is no Action or proceeding pending or, to the knowledge of SPAC, threatened against SPAC by Nasdaq or the SEC with respect to any intention by

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such entity to deregister the SPAC Ordinary Shares, the SPAC Public Warrants, the SPAC Rights or the SPAC Units or terminate the listing thereof on Nasdaq. None of SPAC nor any of its Affiliates or Representatives has taken any action to terminate the registration of the SPAC Ordinary Shares, the SPAC Public Warrants and the SPAC Rights or the SPAC Units under the Exchange Act except as expressly contemplated by this Agreement or any other Transaction Document.

Section 7.18. Proxy/Registration Statement. The information supplied by SPAC in writing specifically for inclusion in the Proxy/Registration Statement shall not, at (a) the time the Proxy/Registration Statement is filed in accordance with Rule 424(b) under the Securities Act and/or pursuant to Section 14A of the Exchange Act or declared effective, (b) the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) is first mailed to (i) the SPAC Shareholders and (ii) the Group Company Shareholders, and (c) the time of (i) the SPAC Shareholders’ Meeting and (ii) the Group Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 7.19. Transaction Financings. The Transaction Financing Agreements, when entered into by SPAC and the relevant investors in the Transaction Financings prior to the Merger Closing, shall be in full force and effect with respect to, and binding on, the SPAC, and to the knowledge of SPAC, on each investor thereto, in accordance with their terms.

Section 7.20. No Outside Reliance. Notwithstanding anything contained in this Article VII or any other provision hereof, each of SPAC and any of its respective directors, managers, officers, employees, equityholders, partners, members, Affiliates or Representatives acknowledge and agree that SPAC has made its own investigation of the Group Companies and that neither the Group Companies nor any of their Affiliates, agents or Representatives are making any representation or warranty whatsoever, express or implied, other than those expressly given by the Group Companies in Article VI and the Shareholders in Article V, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Group Companies or their Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Group Companies Disclosure Letter or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by SPAC or its Representatives) or reviewed by SPAC or any of its Affiliates or its Representatives) or management presentations that have been or shall hereafter be provided to SPAC or any of its Affiliates or Representatives are not and will not be deemed to be representations or warranties of the Group Companies or the Shareholders, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article VI and Article V of this Agreement. Except as otherwise expressly set forth in this Agreement, SPAC understands and agrees that any assets, properties and business of the Group Companies and their Subsidiaries are furnished “as is”, “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article VI and Article V, with all faults and without any other representation or warranty of any nature whatsoever.

Section 7.21. No Additional Representations or Warranties. Except as provided in Agreement and any Transaction Document to which SPAC, its Affiliates or any of their respective directors, managers, officers, employees, equityholders, partners, members or Representatives is a party, none of SPAC, any of its Affiliates, or any of their respective directors, managers, officers, employees, equityholders, partners, members or Representatives has made, or is making, any representation or warranty whatsoever to the Group Companies, the Shareholders or their respective Affiliates.

ARTICLE VIII

COVENANTS OF THE GROUP COMPANIES AND THE SHAREHOLDERS

Section 8.1. Group Company Conduct of Business. From the date of this Agreement through the earlier of the Merger Closing or valid termination of this Agreement pursuant to Article XII (the “Interim Period”), each Group Company shall, except (i) as otherwise explicitly contemplated by this Agreement, the other Transaction Documents, or in connection with any (x) Transaction Financings or (y) Pre-Merger Reorganization, (ii) as required by Law or (iii) as consented to by SPAC in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), (A) use reasonable best efforts to operate its business in the ordinary course consistent with past practice; and (B) comply with its Governing Documents, except solely in the case of any Subsidiary of such Group Company, where non-compliance by such Subsidiary would not be material to the business of the Group Companies (taken as a whole).

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Without limiting the generality of the foregoing, except (i) as set forth on Section 8.1 of the Group Companies Disclosure Letter, (ii) as consented to by SPAC in writing (which consent shall not be unreasonably conditioned, withheld, or delayed), provided that SPAC’s consent shall not be required with respect to the matters referred to in Subsections (e), (i) and (p) below as long as the Company notifies SPAC following the occurrence of such event, each Group Company shall not, except as otherwise contemplated by this Agreement, the other Transaction Documents, in connection with any (x) Transaction Financings or (y) Pre-Merger Reorganization, or required by Law:

(a) change or amend the Governing Documents of such Group Company;

(b) make or declare any dividend or distribution to the shareholders of such Group Company or make any other distributions in respect of any Equity Securities of such Group Company;

(c) (i) split, combine, reclassify, recapitalize or otherwise amend any terms of any Equity Securities of such Group Company, except for any such transaction by any Group Company (other than PubCo) that remains a Subsidiary of PubCo after consummation of such transaction; or (ii) amend any term or alter any rights of any of its outstanding Equity Securities;

(d) purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital or outstanding Equity Securities of such Group Company, except for (i) the acquisition by such Group Company of any Equity Securities of such Group Company in connection with the forfeiture or cancellation of such Equity Securities in accordance with the terms of the applicable Contracts as in effect on the date hereof and (ii) transactions between such Group Company and another Group Company;

(e) enter into, modify in any material respect or terminate (other than expiration in accordance with its terms) any Material Contract, other than (i) in the ordinary course of business consistent with past practice or as required by Law or (ii) in connection with the payment or discharge of obligations to creditors of such Group Company in furtherance of the consummation of the Transactions;

(f) sell, assign, transfer, convey, lease, exclusively license or otherwise dispose of any material tangible assets or properties of such Group Company, except for (i) dispositions of obsolete or worthless equipment, (ii) transactions among such Group Company and its Subsidiaries or among its wholly-owned Subsidiaries and (iii) transactions in the ordinary course of business consistent with past practice;

(g) except (x) as otherwise required by Law or (y) pursuant to the Material Contracts, (i) grant any equity or equity based awards or other severance, retention, change in control or termination or similar pay, except in connection with the promotion, hiring or termination of employment of any employee in the ordinary course of business consistent with past practice, (ii) terminate, adopt, enter into or materially amend any Group Company Benefit Plan, or (iii) materially increase the cash compensation or bonus opportunity of any officer at management level or director except in the ordinary course of business consistent with past practice and pursuant to existing Group Company Benefit Plans as in effect on the date hereof;

(h) (i) acquire (whether by merger, consolidation, amalgamation, scheme or similar transaction, purchase of securities of or otherwise) any corporation, partnership, association, joint venture or other business organization or division thereof, (ii) make any acquisition of, or investment in, a business, by purchase of stock, securities or assets, contributions to capital, or loans or advances, with a value or purchase price in excess of $500,000 individually or $500,000 in the aggregate, other than cash management by such Group Company, (iii) enter into any closing agreement in respect of material Taxes or enter into any Tax sharing or similar agreement (other than any such agreement solely between such Group Company and its existing Subsidiaries, and customary commercial Contracts not primarily related to Taxes), or (iv) settle any claim or assessment in respect of material Taxes;

(i) issue or sell any debt securities or warrants or other rights to acquire any debt securities of such Group Company or otherwise incur, assume or guarantee or otherwise become liable for any Indebtedness, except (i) in a principal amount not exceeding $500,000, (ii) borrowings under credit agreements disclosed in Section 8.1 of the Group Companies Disclosure Letter, in the form that exists on the date hereof, or (iii) the ordinary course funding and cash management by such Group Company;

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(j) make or change any material election in respect of material Taxes, materially amend, modify or otherwise change any filed material Tax Return, adopt or request permission of any Tax authority to change any accounting method in respect of material Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material Taxes or with respect to any material Tax attribute that would give rise to any claim or assessment of Taxes;

(k) take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment;

(l) issue any additional Group Company Ordinary Shares, Equity Securities or securities exercisable for or convertible or exchangeable into Group Company Ordinary Shares or other Equity Securities of such Group Company;

(m) adopt a plan of, or otherwise enter into or effect a, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of such Group Company;

(n) waive, release, settle, compromise or otherwise resolve any inquiry, investigation, claim, Action, litigation or other Actions, except in the ordinary course of business or where such waivers, releases, settlements or compromises involve only the payment of monetary damages in an amount less than $200,000 in the aggregate;

(o) grant to, or agree to grant to, any Person rights to any Intellectual Property or software that is material to such Group Company and its Subsidiaries, taken as a whole, or dispose of, abandon or permit to lapse any rights to any Intellectual Property that is material to the business of the Group Companies (taken as a whole), except for the expiration of any Company Registered Intellectual Property in accordance with the applicable statutory term (or in the case of domain names, applicable registration period) or in the reasonable exercise of the business judgment of such Group Company as to the costs and benefits of maintaining the item;

(p) make or commit to make capital expenditures other than in an amount not in excess of $10,000,000 in the aggregate;

(q) manage the working capital (including paying amounts payable in a timely manner when due and payable) of the Group Companies in a manner other than in the ordinary course of business consistent with past practice;

(r) terminate without replacement, or fail to use reasonable efforts to maintain any License material to the conduct of the business of the Group Companies (taken as a whole);

(s) waive the restrictive covenant obligations of any current or former employee of such Group Company in any material respect;

(t) (i) limit the right of such Group Company to engage in any line of business or in any geographic area, to develop, market or sell products or services, or to compete with any Person or (ii) grant any exclusive or similar rights to any Person, in each case, except where such limitation or grant does not, and would not be reasonably likely to, individually or in the aggregate, materially and adversely affect, or materially disrupt, the ordinary course operation of the businesses of the Group Companies (taken as a whole);

(u) terminate without replacement or amend in a manner materially adverse to such Group Company and its Subsidiaries, taken as a whole, any insurance policy insuring any risks of the business of such Group Company;

(v) make any material change in its accounting principles or methods unless required by GAAP or applicable Law or, to the extent applicable to such Group Company, applicable local accounting standards; or

(w) enter into any agreement to do any action prohibited under this Section 8.1.

Section 8.2. Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to any Group Company by third parties that may be in the possession of such Group Company from time to time, and except for any information that is subject to attorney-client privilege, the work product doctrine or similar privilege or protection applicable to such information or related documents, and to the extent permitted by applicable Law, such Group Company shall afford to SPAC and its respective Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance written notice, in such manner as to not

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materially interfere with the ordinary course of business of such Group Company, to its properties, books, Contracts, Tax Returns, Actions, commitments, records and appropriate officers and employees of such Group Company, and shall furnish such Representatives with financial and operating data and other information concerning the affairs of such Group Company that are in the possession or control of such Group Company as such Representatives may reasonably request, for the purposes of and in connection with the Transactions. All information obtained by SPAC or its Representatives pursuant to this Section 8.2 shall be subject to the confidentiality requirements under this Agreement.

Section 8.3. Preparation and Delivery of Group Company Financial Statements.

(a) As soon as reasonably practicable following the date hereof, (i) the Company shall deliver to SPAC its audited statement of financial positions and statement of income, changes in equity and cash flows as of December 31, 2022 and for the period from November 3, 2022 (the inception) through December 31, 2022, together with the auditor’s reports thereon, which in each case shall comply in all material respects with the applicable accounting requirements (including the standards of the PCAOB) and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant (the “PCAOB Financial Statements”).

(b) As soon as reasonably practicable following completion of the SinCo Acquisition, if it is required by the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, PubCo shall deliver to SPAC its audited consolidated statement of financial positions and consolidated statement of comprehensive income, changes in equity and changes in equity and cash flows as of December 31, 2022 and for the period from November 3, 2022 through December 31, 2022, together with the auditor’s reports thereon, which in each case shall comply in all material respects with the applicable accounting requirements (including the standards of the PCAOB) and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant (the “PCAOB Consolidated Financial Statements”).

(c) Each Group Company shall use its reasonable best efforts to (i) assist SPAC, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of the Group Companies or SPAC, in preparing in a timely manner other financial information or statements (including customary pro forma financial statements) that are required to be included in the Proxy/Registration Statement and any other filings to be made by the Group Companies or SPAC with the SEC in connection with the Transactions, and (ii) to obtain the consent of its auditors with respect thereto as may be required by applicable Law or requested by the SEC in connection therewith.

Section 8.4. Alternative Proposals. From the date hereof until the Merger Closing Date or, if earlier, the termination of this Agreement in accordance with Article XII, each of the Group Companies and Shareholders shall not, and shall direct its controlled, controlling and common control Affiliates, and its and their respective Representatives not to, directly or indirectly, (a) solicit, initiate or pursue any inquiry, indication of interest, proposal or offer relating to an Alternative Proposal, (b) participate in or continue any discussions or negotiations with any third party with respect to, or furnish or make available, any information concerning such Group Company to any third party relating to an Alternative Proposal or provide to any third-party access to the businesses, properties, assets or personnel of such Group Company, in each case for the purpose of encouraging or facilitating an Alternative Proposal, or (c) enter into any binding understanding, binding arrangement, acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement with respect to an Alternative Proposal, or (d) grant any waiver, amendment or release under any confidentiality agreement or otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make, an Alternative Proposal. From and after the date hereof, each Group Company shall, and shall instruct its officers and directors to, and such Group Company shall instruct and cause its Representatives, Subsidiaries and their respective Representatives to, immediately cease and terminate all discussions and negotiations with any Persons (other than SPAC and its Representatives) with respect to an Alternative Proposal.

Section 8.5. Exchange Listing. From the date of this Agreement through the earlier of the Merger Closing and termination of this Agreement, the Group Companies and the Shareholders shall provide all reasonable assistance reasonably required by PubCo in order for PubCo to cause the PubCo Securities to be issued in connection with the Transactions to be approved for listing on Nasdaq and accepted for clearance by DTC, subject to official notice of issuance, prior to the Merger Closing Date.

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Section 8.6. Notice of Developments. During the Interim Period, each Group Company shall promptly (and in any event prior to the Merger Closing) notify SPAC in writing, upon such Group Company becoming aware (awareness being determined with reference to the knowledge of the applicable Group Company) of: (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which has caused or is reasonably likely to cause any condition to the obligations of such Group Company to effect the Transactions not to be satisfied, (b) any breach of a representation or warranty given by such Group Company in this Agreement, or (c) any notice or other communication, in each case in writing, from any Governmental Authority which is reasonably likely, individually or in the aggregate, to have a material adverse effect on the ability of the Parties to consummate the Transactions or to materially delay the timing thereof. The delivery of any notice pursuant to this Section 8.6 shall not cure any breach of any representation or warranty made by any Group Company as of the date of this Agreement but shall supplement the disclosure letter delivered by such Group Company on the date hereof and qualify the representations and warranties given by such Group Company in Article VI.

Section 8.7. No Trading. Except as set forth in Schedule 8.7 attached hereto, each of the Group Companies and the Shareholders acknowledges and agrees that it is aware, and that its Affiliates have been made aware of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. Each of the Group Companies and the Shareholders hereby agrees that while it is in possession of such material nonpublic information, it shall not and shall cause its Subsidiaries not to purchase or sell any securities of SPAC in violation of such Laws.

Section 8.8. Support of Transactions. Each of the Shareholders shall exercise its rights as a shareholder of the Group Companies, as applicable, in so far as it is able to consummate and procure the consummation of the Transactions and each of the Group Companies shall use its best effort to cause and support the Shareholders to consummate and procure the consummation of the Transactions.

Section 8.9. Regulatory Application for SinCo Acquisition. The Shareholders and SinCo shall commence as soon as practicable after the date hereof the application procedure with the Vietnamese Governmental Authorities for obtaining the SinCo Acquisition Regulatory Approval for SinCo’s acquisition of the Company and obtain such regulatory approval prior to the SinCo Acquisition.

Section 8.10. PubCo Equity Plan. PubCo shall have adopted an equity incentive plan substantially in the form attached hereto as Exhibit G prior to the Merger Closing (“PubCo ESOP”) (with such changes (excluding changes to the maximum number of shares issuable under the PubCo ESOP) that may be agreed in writing by SPAC (such agreement not to be unreasonably withheld, conditioned or delayed)).

Section 8.11. PubCo Charter. PubCo shall take all such action to procure that at the Merger Closing, PubCo’s Governing Documents, as in effect immediately prior to the Merger Closing, shall have read in their entirety in the form of the amended and restated memorandum and articles of association of PubCo substantially in the form attached hereto as Exhibit H (the “New PubCo Charter”), and, as so amended and restated, the New PubCo Charter shall be the memorandum and articles of association of PubCo, until thereafter amended in accordance with the terms thereof and the Cayman Companies Act.

Section 8.12. Nasdaq Listing. From the date of this Agreement through the Merger Closing, PubCo shall apply for, and shall use reasonable best efforts to cause, the PubCo Ordinary Shares to be issued in connection with the Transactions to be approved for listing on the Nasdaq and accepted for clearance by DTC, subject to official notice of issuance, on or prior to the Merger Closing Date. After the date hereof and prior to the Merger Closing, PubCo shall procure the reservation of the ticker symbol on Nasdaq that is mutually agreed to by the Group Companies, the Shareholders and the SPAC.

ARTICLE IX

COVENANTS OF SPAC

Section 9.1. Trust Account Proceeds. Upon satisfaction or waiver of the conditions set forth in Article XI and provision of notice thereof to the Trustee (which notice SPAC shall be provided to the Trustee in accordance with the terms of the Trust Agreement), (a) in accordance with and pursuant to the Trust Agreement, at the Merger Closing, SPAC (i) shall cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust

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Agreement to be so delivered and (ii) shall use its reasonable best efforts to cause the Trustee to, and the Trustee shall thereupon be obligated to (A) pay as and when due all amounts payable to SPAC Shareholders pursuant to the SPAC Share Redemptions, (B) (C) pay any accrued and unpaid SPAC Transaction Expenses and Group Company Transaction Expenses in accordance with Section 3.8 to the extent not previously paid, and (D) pay all remaining amounts then available in the Trust Account to SPAC in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise expressly provided in the Trust Agreement.

Section 9.2. Nasdaq Listing. From the date of this Agreement through the closing of the Merger, SPAC shall use its reasonable best efforts to ensure SPAC remains listed as a public company on the Nasdaq. Prior to the Merger Closing Date, SPAC shall cooperate with the Company and use reasonable best efforts to take such actions as are reasonably necessary or advisable to cause the SPAC Securities to be delisted from the Nasdaq and deregistered under the Exchange Act as soon as practicable following the Merger Effective Time.

Section 9.3. No Solicitation. From the date hereof until the Merger Closing Date or, if earlier, the termination of this Agreement in accordance with Article XII, SPAC shall not, and shall direct any of the Sponsor and its controlled Affiliates and its and their respective officers, directors and Representatives not to, directly or indirectly (a) solicit, initiate, or pursue any inquiry, indication of interest, proposal or offer relating to an SPAC Acquisition Proposal, (b) participate in or continue any discussions or negotiations with any third-party with respect to, or furnish or make available, any information concerning SPAC to any third party relating to an SPAC Acquisition Proposal, or provide to any third-party access to the businesses, properties, assets or personnel of SPAC, in each case for the purpose of encouraging or facilitating an SPAC Acquisition Proposal or (c) enter into any binding understanding, binding arrangement, acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement with respect to an SPAC Acquisition Proposal, or (d) grant any waiver, amendment or release under any confidentiality agreement or otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make, an SPAC Acquisition Proposal. From and after the date hereof, SPAC shall, and shall direct any of the Sponsors and its controlled Affiliates and its and their respective officers, directors and Representatives to, immediately cease and terminate all discussions and negotiations with any Persons (other than the Group Companies, the Shareholders and their Representatives) with respect to a SPAC Acquisition Proposal.

Section 9.4. Conduct of Business. During the Interim Period, SPAC shall, except (i) as otherwise explicitly contemplated by this Agreement or the other Transaction Documents or its Governing Documents effective as of the date hereof, (ii) as required by Law, or (iii) as consented to by the Group Companies in writing (which consent shall not be unreasonably conditioned, withheld, or delayed), (A) use reasonable best efforts to operate its business in the ordinary course consistent with past practice; and (B) comply in all material respects with its Governing Documents. Without limiting the generality of the foregoing, except as consented to by the Group Companies in writing (which consent shall not be unreasonably conditioned, withheld or delayed) SPAC shall not, except as otherwise contemplated by this Agreement or the other Transaction Documents or as required by Law:

(a) change, modify or amend the Trust Agreement or its Governing Documents, or seek any approval from its shareholders to do so, except as contemplated by the Transaction Proposals;

(b) merge, consolidate or amalgamate with or into, or acquire (by purchasing a substantial portion of the assets of or equity in, or by any other manner) any other Person or be acquired by any other Person;

(c) (x) make or declare any dividend or distribution to its shareholders or make any other distributions in respect of any of its Equity Securities, (y) split, combine, reclassify or otherwise amend any terms of its Equity Securities, or (z) purchase, repurchase, redeem or otherwise acquire any of its issued and outstanding Equity Securities, other than, in the case of SPAC only, redemptions of SPAC Ordinary Shares made as part of the SPAC Share Redemptions;

(d) (A) make or change any material election in respect of material Taxes, (B) materially amend, modify or otherwise change any filed material Tax Return, (C) adopt or request permission of any Tax authority to change any accounting method in respect of material Taxes, (D) enter into any closing agreement in respect of material Taxes or enter into any Tax sharing or similar agreement (other than customary commercial Contracts not primarily related to Taxes), (E) settle any claim or assessment in respect of material Taxes, or (F) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material Taxes or with respect to any material Tax attribute that would give rise to any claim or assessment of Taxes;

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(e) take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment;

(f) enter into, renew or amend in any material respect, any Contract with any of the Sponsors or an Affiliate of SPAC (including (i) any Person in which any of the Sponsors has a direct or indirect legal or beneficial ownership interest of five percent (5%) or greater and (ii) any Person who has a direct or indirect legal or beneficial ownership interest of five percent (5%) or greater in any of the Sponsors);

(g) incur, guarantee or otherwise become liable for any Indebtedness, other than (i) liabilities incurred in the ordinary course of business and in an amount, individually or in the aggregate, not to exceed $100,000, and (ii) any SPAC Transaction Expenses (subject to the approval requirements specified in Section 3.8);

(h) (A) issue any Equity Securities or securities exercisable for or convertible into Equity Securities, (B) grant any options, warrants or other equity-based awards with respect to any Equity Securities not outstanding on the date hereof, or (C) amend, modify or waive any of the terms or rights set forth in any SPAC Warrant or the Warrant Agreement, including any amendment, modification or reduction of the warrant price set forth therein, except (1) issuances of new SPAC convertible notes to Sponsors or their designees/affiliates in respect of the capitalization of any Working Capital Loans in the aggregate amount of no more than $3,000,000 (inclusive of the aggregate amount of Working Capital Loans outstanding as of the date hereof) or (2) issuances of Equity Securities of SPAC in connection with the Transaction Financings in accordance with the Transaction Financing Agreements (as applicable);

(i) make any change in its accounting principles or methods unless required by GAAP;

(j) form any Subsidiary or commence any new line of business;

(k) liquidate, dissolve, reorganize or otherwise wind-up its business and operations;

(l) amend, wave or assign any material right under any material Contract to which it is a party; waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the Transactions contemplated hereby), or otherwise pay, discharge or satisfy any Actions, liabilities or obligations, in each case due and payable only before the Merger Closing; or

(m) enter into any agreement to do any action prohibited under this Section 9.4.

Section 9.5. Public Filings. From the date hereof through the Merger Closing, SPAC shall keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Laws.

Section 9.6. Shareholder Litigation. Without limiting Section 9.4, in the event that any litigation related to this Agreement, any other Transaction Document or the Transactions is brought, or, to the knowledge of SPAC, threatened in writing, against the SPAC or the board of directors of SPAC by any SPAC Shareholders prior to the Merger Closing, SPAC shall promptly after becoming aware of such litigation notify the Group Companies of any such litigation and keep the Group Companies reasonably informed with respect to the status thereof. SPAC shall provide the Group Companies the opportunity to participate in (at its own cost and subject to a customary joint defense agreement), but not control, the defense of any such litigation, and shall consider in good faith the suggestions of the Group Companies with respect to such litigation and shall not settle any such litigation without the prior written consent of the Group Companies, such consent not to be unreasonably withheld, conditioned, delayed or denied.

Section 9.7. Support of Merger.

(a) SPAC shall use its best efforts to cause the Sponsor to support the extension of SPAC’s term on a monthly basis in accordance with SPAC’s Governing Documents until February 1, 2024 if the Merger Closing is not reasonably expected to occur prior to February 1, 2024.

(b) SPAC shall use its best efforts to cause the underwriters of SPAC’s initial public offering to irrevocably consent to the conversion of the entire amounts due to them for their deferred underwriting commission into 322,000 PubCo Ordinary Shares at $10 per share upon the Merger Closing in writing on terms mutually acceptable to such underwriters, PubCo and SPAC (the “Underwriter’s Consent”).

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(c) SPAC shall use its best efforts to cause the Sponsor or such other Person entitled to receive repayment of the Working Capital Loans to irrevocably consent to the conversion of the entire amounts due under the Working Capital Loans into SPAC Units at $10 per SPAC Unit immediately prior to the Merger Closing in writing (the “Working Capital Loans Conversion Consent”).

Section 9.8. Transaction Financings.

(a) SPAC shall use its best efforts to obtain equity financing of PubCo through the private sale to investors of PubCo Ordinary Shares, to be consummated simultaneously upon the Merger Closing, on terms mutually agreed to by the Group Companies, the Shareholders and SPAC (the “PIPE Financing”).

(b) SPAC shall use its best efforts to obtain equity financing of Group Companies through (x) the private sale to investors of Equity Securities of any Group Company to be consummated prior to the Merger Closing; or (y) the private sale to investors of SPAC Securities to be consummated prior to the Merger Closing, the gross proceeds of which shall be deposited in a segregated escrow account and be irrevocably and unconditionally released to PubCo at the Merger Closing (or another time mutually agreed by PubCo and the investors), in each case on terms mutually agreed to by the Group Companies, the Shareholders and SPAC (collectively, the “Private Financing”).

(c) SPAC shall use its best efforts to obtain redemption waivers and support agreements from existing SPAC Shareholders or secure new investors to backstop the redemptions by existing SPAC Shareholders (collectively, the “Redemption Waivers”).

Section 9.9. Section 16 Matters. Prior to the Merger Effective Time, SPAC shall take all reasonable steps as may be required (to the extent permitted under applicable Law) to cause any acquisition or disposition of the SPAC Class A Ordinary Shares that occurs or is deemed to occur by reason of or pursuant to the Transactions by each Person who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to SPAC to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

Section 9.10. Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to SPAC by third parties that may be in the possession of SPAC from time to time, and except for any information that is subject to attorney-client privilege, the work product doctrine or similar privilege or protection applicable to such information or related documents, and to the extent permitted by applicable Law, SPAC shall afford to the Group Companies and their respective Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance written notice, in such manner as to not materially interfere with the ordinary course of business of SPAC, to its properties, books, Contracts, Tax Returns, Actions, commitments, records and appropriate officers and employees of SPAC, and shall furnish such Representatives with financial and operating data and other information concerning the affairs of SPAC that are in the possession or control of SPAC as such Representatives may reasonably request, for the purposes of and in connection with the Transactions. All information obtained by the Group Companies or their Representatives pursuant to this Section 9.10 shall be subject to the confidentiality requirements under this Agreement.

Section 9.11. Notice of Developments. During the Interim Period, SPAC shall promptly (and in any event prior to the Merger Closing) notify the Group Companies in writing, upon SPAC becoming aware (awareness being determined with reference to the knowledge of SPAC) of: (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which has caused or is reasonably likely to cause any condition to the obligations of SPAC to effect the Transactions not to be satisfied, (b) any breach of a representation or warranty given by SPAC in this Agreement, or (c) any notice or other communication, in each case in writing, from any Governmental Authority which is reasonably likely, individually or in the aggregate, to have a material adverse effect on the ability of the Parties to consummate the Transactions or to materially delay the timing thereof. The delivery of any notice pursuant to this Section 9.11 shall not cure any breach of any representation or warranty made by SPAC as of the date of this Agreement but shall supplement the disclosure letter delivered by SPAC on the date hereof and qualify the representations and warranties given by SPAC in Article VII.

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ARTICLE X

JOINT COVENANTS

Section 10.1. Regulatory Approvals; Other Filings.

(a) Each of the Group Companies, the Shareholders and SPAC shall use its respective commercially reasonable efforts to cooperate in good faith with any Governmental Authority and use its commercially reasonable efforts to undertake promptly any and all action required to obtain any necessary regulatory approvals, consents, Actions, nonactions or waivers in connection with the Transactions (the “Regulatory Approvals”) as soon as reasonably practicable and any and all action necessary to consummate the Transactions as contemplated hereby. Each of the Group Companies, the Shareholders and SPAC shall use its respective commercially reasonable efforts to cause the expiration or termination of the waiting, notice or review periods under any applicable Regulatory Approval with respect to the Transactions as promptly as reasonably possible after the execution of this Agreement.

(b) With respect to each of the above filings, and any other requests, inquiries, Actions or other proceedings by or from Governmental Authorities, each of the Group Companies, the Shareholders and SPAC shall (i) diligently and expeditiously defend and use reasonable best efforts to obtain any necessary clearance, approval, consent, or Governmental Authorization under Laws prescribed or enforceable by any Governmental Authority for the Transactions and to resolve any objections as may be asserted by any Governmental Authority with respect to the Transactions; and (ii) cooperate in good faith with each other in the defense of such matters. To the extent not prohibited by Law, the Group Companies and the Shareholders shall promptly furnish to SPAC, and SPAC shall promptly furnish to the Group Companies and the Shareholders, copies of any notices or written communications received by such Party or any of its Affiliates from any third party or any Governmental Authority with respect to the Transactions, and each Party shall permit counsel to the other parties an opportunity to review in advance, and each Party shall consider in good faith the views of such counsel in connection with, any proposed written communications by such Party to any Governmental Authority concerning the Transactions; provided, that none of the Parties shall extend any waiting period or comparable period or enter into any agreement with any Governmental Authority without the written consent of the other parties. To the extent not prohibited by Law, the Group Companies and the Shareholders agree to provide SPAC and its counsel, and SPAC agrees to provide the Group Companies, the Shareholders and their counsel, the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in Person or by telephone, between such Party, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the Transactions.

Section 10.2. Proxy/Registration Statement.

(a) Proxy/Registration Statement and Prospectus.

(i) As promptly as reasonably practicable after the execution of this Agreement, the Group Companies and SPAC shall prepare, and PubCo shall file with the SEC, a registration statement on Form F-4 (as amended or supplemented from time to time, and including a proxy statement, the “Proxy/Registration Statement”) among other things, registering the PubCo Securities issuable to the holders of SPAC Securities immediately prior to the Merger Effective Time and the holders of Group Company Ordinary Shares pursuant to this Agreement, and relating to SPAC Shareholders’ Meeting to approve and adopt: (A) the Merger and the Plan of Merger, (B) this Agreement, the other Transaction Documents, and the Business Combination, (C) the adjournment of the SPAC Shareholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing or any proposal in (D), and (D) any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Proxy/Registration Statement or correspondence related thereto and any other proposals as reasonably agreed by SPAC and the Group Companies to be necessary or appropriate in connection with the Transactions (such proposals in (A) through (D), collectively, the “Transaction Proposals”).

(ii) Each of the Group Companies and SPAC shall (and shall cause each of its Subsidiaries to) use its commercially reasonable efforts to (1) cause the Proxy/Registration Statement when filed with the SEC to comply in all material respects with all Laws applicable thereto and rules and regulations promulgated by the SEC, (2) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy/Registration Statement, (3) cause the Proxy/Registration Statement to be declared effective under the Securities Act as promptly as practicable and (4) keep the Proxy/Registration Statement effective as long as is necessary to consummate the Transactions. Prior to the effective date of the Proxy/Registration Statement, each of the Group

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Companies and SPAC shall (and shall cause each of its Subsidiaries to) use its commercially reasonable efforts to take all and any action required under any applicable federal or state securities Laws in connection with the issuance of PubCo Securities pursuant to this Agreement. Each of the Group Companies and SPAC also agrees to (and shall cause each of its Subsidiaries to) use its commercially reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the Transactions, and the Group Companies, SPAC and the Shareholders shall furnish all information concerning the Group Companies and their Subsidiaries, SPAC, the Shareholders and any of their respective members or shareholders as may be reasonably requested in connection with any such action.

(iii) Each of the Group Companies, SPAC and the Shareholders shall furnish to the other parties all information concerning itself, its Subsidiaries, officers, directors, managers, shareholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Proxy/Registration Statement, or any other statement, filing, notice or application made by or on behalf of the Group Companies, SPAC, the Shareholders or their respective Affiliates to any regulatory authority (including the Nasdaq) in connection with the Transactions.

(iv) Subject to Section 13.6, the Group Companies, on the one hand, and SPAC, on the other, shall each be responsible for and pay one-half (1/2) of the cost for the preparation, filing and mailing of the Proxy/Registration Statement and other customary related fees arising from the preparation and filing of the Proxy/Registration Statement. The Group Companies, on the one hand, and the SPAC, on the other, shall each be responsible for necessary legal opinions issued to such entity that may be requested by the SEC in connection with the Transactions. The Group Companies shall be responsible for (i) one-third (1/3) of the expenses payable to a valuation firm selected by the special committee of the Board of Directors of SPAC for the valuation of the Group Companies in connection with Transactions (the “Valuation Firm Expenses”), and (ii) one-third (1/3) of the expenses for a proxy solicitor mutually agreed by SPAC, the Sponsor and the Shareholders for soliciting approval of the Transactions by SPAC Shareholders (the “Proxy Solicitor Expenses”); provided that the aggregate amount of Valuation Firm Expenses and Proxy Solicitor Expenses the Group Companies will be responsible for pursuant to this sentence shall not exceed $200,000. The SPAC shall be responsible for (i) two-thirds (2/3) of Valuation Firm Expenses, and (ii) two-thirds (2/3) of Proxy Solicitor Expenses.

(v) Any filing of, or amendment or supplement to, the Proxy/Registration Statement will be mutually prepared and agreed upon by the Group Companies and the SPAC. PubCo will advise the other Group Companies and SPAC, promptly after receiving notice thereof, of the time when the Proxy/Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of any PubCo Securities to be issued or issuable in connection with this Agreement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy/Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information and responses thereto, and shall provide the Group Companies or SPAC (as applicable) a reasonable opportunity to provide comments and amendments to any such filing. The Group Companies and SPAC shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) any response to comments of the SEC or its staff with respect to the Proxy/Registration Statement and any amendment to the Proxy/Registration Statement filed in response thereto.

(vi) Each of Group Companies, SPAC and Shareholders shall ensure that none of the information supplied by it or on its behalf for inclusion or incorporation by reference in (A) the Proxy/Registration Statement will, at the time the Proxy/Registration Statement is filed with the SEC, at each time at which it is amended and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Proxy/Registration Statement will, at the date it is first mailed to the SPAC Shareholders and at the time of the SPAC Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(vii) If at any time prior to the Merger Closing the Group Companies or SPAC becomes aware that any information relating to the Group Companies, SPAC or any of their respective Subsidiaries, Affiliates, directors or officers set forth in the Proxy/ Registration Statement is required to be amended, so that the Proxy/Registration Statement would not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, the Party which discovers such information shall promptly notify the other

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Parties and an appropriate amendment or supplement describing and/or correcting such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the SPAC Shareholders and the Shareholders.

(b) SPAC Shareholder Approval.

(i) After the Proxy/Registration Statement is declared effective under the Securities Act, SPAC shall (A) within ten (10) Business Days thereof, mail the Proxy/Registration Statement to the SPAC Shareholders (which shall set forth a record date for, duly call and give notice of a meeting of the SPAC Shareholders (including any adjournment or postponement thereof, the “SPAC Shareholders’ Meeting”)) and (B) no later than twenty (20) days after the mailing of the Proxy/Registration Statement to the SPAC Shareholders, or such other date as may be agreed by SPAC and the Group Companies, acting reasonably, hold such SPAC Shareholders’ Meeting for the purpose of voting on the Transaction Proposals, obtaining SPAC Shareholders’ Approval (including if necessary any adjournment or postponement of such meeting for the purpose of soliciting additional proxies in favor of the adoption of this Agreement), and providing SPAC Shareholders with the opportunity to elect to effect an SPAC Share Redemption and such other matters as may be mutually agreed by SPAC and the Group Companies.

(ii) SPAC will use its reasonable best efforts to (A) solicit from its shareholders proxies in favor of the adoption of the Transaction Proposals, including the SPAC Shareholders’ Approval, and (B) obtain the vote or consent of its shareholders required by and in compliance with all applicable Law, Nasdaq rules and the SPAC’s Governing Documents. SPAC (A) shall consult with the Group Companies regarding the record date and the date of the SPAC Shareholders’ Meeting, and (B) shall not adjourn or postpone the SPAC Shareholders’ Meeting more than twice (and in that event, for no more than thirty (30) days in the aggregate) without the prior written consent of Group Companies (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that SPAC shall not be required to adjourn or propose to adjourn the SPAC Shareholders’ Meeting.

(iii) The Proxy/Registration Statement shall include a statement to the effect that the board of directors of SPAC (the “SPAC Board”) has unanimously recommended that the SPAC Shareholders vote in favor of the Transaction Proposals at the SPAC Shareholders’ Meeting (such statement, the “SPAC Board Recommendation”) and neither the SPAC Board nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, the SPAC Board Recommendation.

(c) PubCo Shareholder Approval. As promptly as reasonably practicable after the Proxy/Registration Statement is declared effective under the Securities Act, and on a date no later than twenty (20) Business Days following such effectiveness, PubCo shall solicit and obtain the PubCo Shareholder Approval by way of passing a resolution of its shareholders by written means in accordance with applicable laws. The board of directors of the PubCo shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or (privately or publicly) propose to change, withdraw, withhold, qualify or modify the PubCo Board Recommendation.

Section 10.3. Support of Transactions. Without limiting any covenant contained in Article VIII or Article IX, each Party shall, (a) use reasonable best efforts to obtain all material consents and approvals of third parties that such Party is required to obtain in order to consummate the Transactions, and (b) take such other action as may be reasonably necessary or as another Party may reasonably request to satisfy the conditions of Article XI or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable; provided that the Group Companies and the Shareholders shall not be required to act or omit to take any action that would constitute a breach of Section 8.1 and SPAC shall not be required to act or omit to take any action that would constitute a breach of Section 9.4.

Section 10.4. Public Announcements.

(a) The Parties agree that, at any time on or after the date hereof and continuing until the earlier of the termination of this Agreement in accordance with Section 12.1 or the Merger Closing, no public release, filing or announcement concerning this Agreement or the other Transaction Documents or the Transactions shall be issued by any Party or any of their Representatives or Affiliates without the prior written consent (not be unreasonably withheld, conditioned or delayed) of SPAC and the Group Companies, except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

(b) The Parties shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution

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of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, SPAC shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by applicable securities Laws, which shall be subject to the Company’s review, comment and approval prior to filing. The Parties shall mutually agree upon and, as promptly as practicable after the Merger Closing Date (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the Transactions (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, PubCo shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Merger Closing as required by all applicable Laws which SPAC and the Group Companies shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the Transactions, each of the Group Companies on one hand, and SPAC on the other, shall, upon request by the other, furnish the other parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the Transactions, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/or any Governmental Authority in connection with the Transactions.

Section 10.5. Confidential Information.

(a) The Group Companies and the Shareholders agree that during the Interim Period and, in the event this Agreement is terminated in accordance with Article XII, for a period of two (2) years after such termination, they shall, and shall cause their respective Representatives to: (i) treat and hold in strict confidence any SPAC Confidential Information, and will not use for any purpose (except in connection with the consummation of the Transactions, performing their obligations under this Agreement or the other Transaction Documents or enforcing their rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the SPAC Confidential Information without SPAC’s prior written consent; and (ii) in the event that the Group Companies, the Shareholders or any of their respective Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article XII, for a period of two (2) years after such termination, becomes legally compelled to disclose any SPAC Confidential Information, (A) provide SPAC to the extent legally permitted with prompt written notice of such requirement so that SPAC or an Affiliate thereof may seek, at SPAC’s cost, a protective order or other remedy or waive compliance with this Section 10.5(a), and (B) in the event that such protective order or other remedy is not obtained, or SPAC (including on behalf of any SPAC) waives compliance with this Section 10.5(a), furnish only that portion of such SPAC Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such SPAC Confidential Information. In the event that this Agreement is terminated and the Transactions are not consummated, the Group Companies and the Shareholders shall, and shall cause their respective Representatives to, promptly destroy any and all copies (in whatever form or medium) of SPAC Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon.

(b) SPAC hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article XII, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Group Company Confidential Information, and will not use for any purpose (except in connection with the consummation of the Transactions, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Group Company Confidential Information without the prior written consent of the Group Companies; and (ii) in the event that SPAC or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article XII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Group Company Confidential Information, (A) provide the Group Companies to the extent legally permitted with prompt written notice of such requirement so that the Group Companies may seek a protective order or other remedy or waive compliance with this Section 10.5(b) and (B) in the event that such protective order or other remedy is not obtained, or the Group Companies waive compliance with this Section 10.5(b), furnish only that portion of such Group Company Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Group Company Confidential Information. In the event that this Agreement is terminated and the Transactions are not consummated, SPAC shall, and shall cause its Representatives to, promptly destroy any and all copies (in whatever form or medium) of Group

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Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon.

Section 10.6. Transfer Taxes. All transfer, documentary, sales, use, real property, stamp, registration and other similar Taxes, fees and costs (including any associated penalties and interest) (“Transfer Taxes”) incurred in connection with this Agreement or the other Transaction Documents by the Group Companies and the Shareholders shall constitute Group Company Transaction Expenses.

Section 10.7. Tax Matters. For U.S. federal income tax purposes (and for purposes of any applicable state or local Tax that follows the U.S. federal income tax treatment), the parties shall prepare and file all Tax Returns consistent with the Intended Tax Treatment (to the extent required to file such a Tax Return) and shall not take any inconsistent position on any Tax Return, or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by applicable Law.

Section 10.8. Cooperation; Consultation.

(a) Prior to the Merger Closing, each of the Group Companies and the Shareholders on the one hand and SPAC on the other, shall, and each of them shall cause its respective Representatives to, reasonably cooperate in a timely manner in connection with any financing arrangement (including the Transaction Financings) the Parties mutually agree to seek in connection with the Transactions (it being understood and agreed that the consummation of any such financings by the Group Companies, SPAC or the Sponsor shall be subject to mutual agreement of such parties), including (if mutually agreed by the Group Companies and SPAC) (i) by providing such information and assistance as the other party may reasonably request, (ii) granting such access to the other party and its Representatives as may be reasonably necessary for their due diligence, and (iii) participating in a reasonable number of meetings, presentations, road shows, drafting sessions and due diligence sessions with respect to such financing efforts (including direct contact between senior management and other Representatives of the Group Companies and their Subsidiaries at reasonable times and locations). All such cooperation, assistance and access shall be granted during normal business hours and shall be granted under conditions that shall not unreasonably interfere with the business and operations of the Group Companies, SPAC or their respective auditors.

(b) From the date hereof until the Merger Closing, except to the extent inconsistent with applicable Laws or any confidentiality obligations to third parties, each of SPAC and the Group Companies shall keep the other reasonably informed from time to time upon reasonable request with respect to the Transaction Financing, including by consulting and cooperating with, and considering in good faith any feedback from, the other or its financial advisors (if any) engaged for the purposes of the Transactions with respect to such matters.

Section 10.9. Transaction Financings. Each of SPAC and the Group Companies shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Transaction Financing Agreements, including maintaining in effect such agreements and to satisfy on a timely basis all conditions and covenants applicable to it in the Transaction Financing Agreements and otherwise comply with its obligations thereunder to consummate transactions contemplated by the Transaction Financing Agreements at or prior to the Merger Closing.

Section 10.10. Key Person Agreements. Each of the Company and SPAC shall procure the execution and delivery of Company Employment Agreement by each executive officers of the Company on or prior to the Merger Closing (collectively, the “Key Person Agreements”).

Section 10.11. Post-Merger Closing Directors and Officers of PubCo. Each of PubCo and SPAC shall take all such action within its power as may be necessary or appropriate such that upon the Merger Closing:

(a) the board of directors of PubCo shall consist of seven (7) directors consisting of seven (7) directors designated by the Company prior to the Merger Closing (the majority of whom are independent directors that are qualified as “independent” under Nasdaq rules) that satisfy Nasdaq Diverse Board Representation Rule provided that the Company shall cause PubCo after the Merger to comply with applicable Nasdaq rule to follow a home country practice; and

(b) the officers of PubCo immediately prior to the Merger Closing shall continue to serve in such capacity in accordance with the terms of PubCo’s Governing Documents following the Merger Closing, until their respective successors are duly elected or appointed and qualified.

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Section 10.12. D&O Indemnification and Insurance.

(a) From and after the Merger Closing, all rights to exculpation, indemnification and advancement of expenses existing as of the date of this Agreement in favor of each present and former director and officer of the SPAC (together with such Person’s heirs, executors or administrators, the “D&O Indemnified Parties”) under the SPAC’s Memorandum and Articles of Association publicly filed with the SEC prior to the date of this Agreement, as in effect as of immediately prior to the date of this Agreement, shall survive the Merger Closing and shall continue in full force and effect for a period of six (6) years form the Merger Closing Date.

(b) (i) At or prior to the Closing, SPAC shall maintain in effect its current directors’ and officer’s liability insurance (the “SPAC Current D&O Insurance”) and pay off annual premium for such insurance, and (ii) upon the Merger Closing, PubCo shall extend and maintain in effect the coverage of the SPAC Current D&O Insurance by obtaining a six (6) year “tail” policy containing terms with respect to coverage, deductibles and amounts not materially more favorable than the terms of the SPAC Current D&O Insurance with respect to claims existing or occurring at or prior to the Merger Closing, provided that PubCo shall pay the total premium for such “tail” policy, which in no event shall exceed $435,000 in the aggregate.

(c) On the Merger Closing Date, PubCo shall enter into customary indemnification agreements reasonably satisfactory to each of PubCo and SPAC with the directors and officers of PubCo, which indemnification agreements shall continue to be effective following the Merger Closing.

(d) The provisions of this Section 10.12: (i) are intended to be for the benefit of, and shall be enforceable by, each Person who is now, or who has been at any time prior to the date of this Agreement or who becomes prior to the Merger Closing, a D&O Indemnified Party, (ii) shall be binding on PubCo, the Surviving Company and the Company and their respective successors and assigns, and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have, whether pursuant to the Cayman Companies Act or the Governing Documents of PubCo, SPAC or their respective Subsidiaries, as applicable.

Section 10.13. Antitrust Laws. Without limiting the generality of Section 10.1 and Section 10.2, to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party agrees to make any required filing or application under Antitrust Laws, as applicable, in each case, at such party’s sole cost and expense, with respect to the Transactions as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to Antitrust Laws and to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the Transactions under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry; (ii) keep the other parties reasonably informed of any communication received by such party or its Representatives from, or given by such party or its Representatives to, any Governmental Authority, in each case regarding any of the Transactions; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority and to the extent permitted by such Governmental Authority, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Representative of a Party is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

Section 10.14. Shareholder Litigation.

(a) In the event that any litigation related to this Agreement, any other Transaction Document or the Transactions is brought, or, to the knowledge of any Group Company, threatened in writing, against any Group Company

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or the board of directors of such Group Company by any Group Company Shareholders prior to the Merger Closing, then such Group Company shall promptly after becoming aware of such litigation notify the other Group Companies and SPAC of such litigation and keep the other Group Companies and SPAC reasonably informed with respect to the status thereof; and such Group Company shall provide the other Group Companies and SPAC the opportunity to participate in (at its own cost and expense and subject to a customary joint defense agreement), but not control, the defense of any such litigation and shall consider in good faith the suggestions of the other Group Companies and SPAC with respect to such litigation, and shall not settle any such litigation without the prior written consent of the other Group Companies and SPAC, such consent not to be unreasonably withheld, conditioned, or delayed.

(b) In the event that any litigation related to this Agreement, any other Transaction Document or the Transactions is brought, or, to the knowledge of SPAC, threatened in writing, against SPAC or the board of directors of the SPAC by any SPAC Shareholder prior to the Merger Closing, SPAC shall promptly after becoming aware of such litigation notify the Group Companies of such litigation and keep the Group Companies reasonably informed with respect to the status thereof; and SPAC shall provide the Group Companies the opportunity to participate in (at its own cost and expense and subject to a customary joint defense agreement), but not control, the defense of any such litigation and shall consider in good faith the suggestions of the Group Companies with respect to such litigation, and shall not settle any such litigation without the prior written consent of the Group Companies, such consent not to be unreasonably withheld, conditioned, or delayed.

ARTICLE XI

CONDITIONS TO OBLIGATIONS

Section 11.1. Conditions of Each Party’s Obligations. The obligations of each Party to consummate, or cause to be consummated, the Merger Closing is subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by all of such parties:

(a) the SPAC Shareholder Approval shall have been obtained;

(b) the PubCo Shareholder Approval shall have been obtained;

(c) the Proxy/Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Proxy/Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn;

(d) (i) PubCo’s initial listing application as a foreign private issuer with the Nasdaq in connection with the Transactions shall have been conditionally approved and, immediately following the Merger Closing, PubCo shall satisfy any applicable listing requirements of the Nasdaq and PubCo shall not have received any written notice of non-compliance therewith, and (ii) the PubCo Securities to be issued in connection with the Transactions shall have been approved for listing on the Nasdaq, subject to official notice of issuance;

(e) all Regulatory Approvals necessary to consummate the Transactions as contemplated hereby, including, but not limited to, the SinCo Acquisition Regulatory Approval, shall have been obtained;

(f) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Governmental Order that is then in effect and which has the effect of making the Transactions illegal or which otherwise prevents or prohibits consummation of the Transactions (any of the foregoing, a “restraint”), other than any such restraint that is immaterial, or for which the relevant Governmental Authority does not have jurisdiction over any of the Parties with respect to the Transactions;

(g) the Pre-Merger Reorganization shall have occurred;

(h) there shall have been no Group Company Material Adverse Effect;

(i) PubCo shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) upon the Merger Closing;

(j) the PubCo ESOP shall have been duly adopted and shall have remained in full force and effect; and

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(k) all Transaction Documents shall have been executed and delivered by the other parties thereto and been in full force and effect in accordance with the terms thereof as of the Merger Closing.

Section 11.2. Conditions to Obligations of SPAC at Merger Closing. The obligations of SPAC to consummate, or cause to be consummated, the Merger are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by SPAC:

(a) except for SinCo, each of Group Companies shall have delivered to SPAC a good standing certificate (or in case of the Company, enterprise registration certificate and investment registration certificate, or similar documents applicable for the relevant Group Company in its jurisdiction of incorporation) for such Group Company certified as of a date no earlier than twenty (20) days prior to the Merger Closing Date from the proper Governmental Authority of such Group Company’s jurisdiction of organization and from each other jurisdiction in which such Group Company is qualified to do business as a foreign entity as of the Merger Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdiction;

(b) SinCo shall have delivered to SPAC a certificate of good standing issued by the Accounting and Corporate Regulatory Authority of Singapore no earlier than twenty (20) days prior to the Merger Closing Date, certifying its status as a live company in Singapore;

(c) the Group Companies shall have delivered to SPAC the Audited Financial Statements;

(d) each of the representations and warranties of the Shareholders contained in Article V and of the Group Companies contained in Article VI of this Agreement shall be true and correct in all material respects as of the Merger Closing Date, except with respect to such representations (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect or any similar qualification or exception) and warranties which speak as to an earlier date, which representations and warranties (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect or any similar qualification or exception) shall be true and correct in all material respects at and as of such date, except for, in each case under this Section 11.2(d), inaccuracies or omissions that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of each of the Shareholders and the Group Companies to perform its obligations under this Agreement or a material adverse effect on the Transactions; and

(e) each of the covenants of each of the Group Companies and the Shareholders to be performed as of or prior to the Merger Closing shall have been performed in all material respects.

Section 11.3. Conditions to the Obligations of the Group Companies and the Shareholders at Merger Closing. The obligations of the Group Companies and the Shareholders to consummate, or cause to be consummated, the Merger is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Group Companies and the Shareholders:

(a) each of the representations and warranties of SPAC contained in Article VII shall be true and correct as of the Merger Closing Date in all material respects (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect or any similar qualification or exception), except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect or any similar qualification or exception) shall be true and correct at and as of such date, except for, in each case under this Section 11.3(a), inaccuracies or omissions that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of SPAC to enter into and perform its obligations under this Agreement or a material adverse effect on the Transactions;

(b) each of the covenants of SPAC to be performed as of or prior to the Merger Closing shall have been performed in all material respects;

(c) immediately upon the Merger Closing, the conversion pursuant to the Underwriter’s Consent and the Working Capital Loans Conversion Consent shall have been consummated; and

(d) the Available Closing Cash shall be at least $29,500,000 immediately prior to or upon the Merger Closing.

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Section 11.4. Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article XI to be satisfied if such failure was caused by the failure of such Party or its Affiliates to comply with or perform any of its covenants or obligations set forth in this Agreement. For the avoidance of doubt, the occurrence of any Group Company Material Adverse Effect shall not be the fault of any party unless such Group Company Material Adverse Effect is a result of the breach of this Agreement or any other Transaction Document by any particular Party, in which case such breaching Party cannot rely on the non-satisfaction of Section 11.1(h) to not proceed with the Merger Closing.

ARTICLE XII

TERMINATION/EFFECTIVENESS

Section 12.1. Termination. This Agreement may be terminated and the Transactions may be abandoned:

(a) by mutual written consent of the Company and SPAC;

(b) by the Company or SPAC if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Governmental Order that is then in effect and which has the effect of making the Transactions illegal or which otherwise prevents or prohibits consummation of the Transactions, other than any such restraint that is immaterial;

(c) by the Company if the SPAC Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the SPAC Shareholders’ Meeting duly convened therefor or at any adjournment or postponement thereof; and

(d) prior to the Merger Closing by written notice to the Company from SPAC if (i) there is any breach of any representation, warranty, covenant or agreement on the part of the Group Companies and Shareholders set forth in this Agreement, such that the conditions specified in Section 11.2(a) or Section 11.2(e) would not be satisfied at the Merger Closing (a “Terminating Group Company Breach”), except that, if such Terminating Group Company Breach is curable by the Group Companies and the Shareholders through the exercise of their reasonable best efforts, then, for a period of up to thirty (30) days after receipt by the Company of notice from SPAC of such breach, but only as long as the Group Companies and Shareholders continues to use their reasonable best efforts to cure such Terminating Group Company Breach (the “Group Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if (i) the Terminating Group Company Breach is not cured within the Group Company Cure Period, or (ii) the Merger Closing has not occurred on or before the Long Stop Date, unless SPAC is in material breach of this Agreement.

(e) prior to the Merger Closing by written notice to SPAC from the Company if (i) there is any breach of any representation, warranty, covenant or agreement on the part of SPAC set forth in this Agreement, such that the conditions specified in Section 11.3(a), Section 11.3(b) or Section 11.3(c) would not be satisfied at the Merger Closing (a “Terminating SPAC Breach”), except that, if any such Terminating SPAC Breach is curable by SPAC through the exercise of its reasonable best efforts, then, for a period of up to thirty (30) days after receipt by SPAC of notice from the Company of such breach, but only as long as SPAC continues to exercise such reasonable best efforts to cure such Terminating SPAC Breach (the “SPAC Cure Period”), such termination shall not be effective, and such termination shall become effective only if (i) the Terminating SPAC Breach is not cured within the SPAC Cure Period, or (ii) the Merger Closing has not occurred on or before the Long Stop Date, unless the Group Companies and Shareholders are in material breach of this Agreement.

Section 12.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 12.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its respective Affiliates, officers, directors or shareholders, other than liability of the Group Companies, the Shareholders and the SPAC, as the case may be, for any fraud, willful and material breach of this Agreement occurring prior to such termination, except that the provisions of Section 10.7, Section 10.12, this Section 12.2 and Article XIII shall survive any termination of this Agreement.

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ARTICLE XIII

MISCELLANEOUS

Section 13.1. Trust Account Waiver. Each of the Group Companies and the Shareholders hereby represents and warrants that it has read SPAC IPO Prospectus available at www.sec.report, and understands that SPAC has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of SPAC’s public shareholders (including the public shareholders of the overallotment shares acquired by SPAC’s underwriters, the “Public Shareholders”), and that, except as otherwise described in the SPAC IPO Prospectus, SPAC may disburse monies from the Trust Account only: (a) to the Public Shareholders with respect to SPAC Share Redemptions, (b) to the Public Shareholders if SPAC fails to consummate a Business Combination within 12 months after the closing of the IPO, subject to extension by an amendment to SPAC’s Governing Documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes and up to $50,000 in dissolution expenses or (d) to SPAC after or concurrently with the consummation of a Business Combination. Each of the Group Companies and the Shareholders hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement (other than in Section 9.1 and this Section 13.1), none of the Group Companies and the Shareholders or any of their respective Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom) in connection with any claim that arises as a result of, in connection with, or relating to this Agreement or any other Transaction Document, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability under any Transaction Document (collectively, the “Released Claims”), provided that nothing herein shall serve to limit or prohibit the right of the Group Companies and the Shareholders to pursue a claim against SPAC for specific performance or other equitable relief in connection with the consummation of the transactions contemplated hereby and cause the disbursement of the balance of the cash remaining in the Trust Account to PubCo in accordance with the terms of this Agreement and the Trust Agreement or for fraud (after giving effect to the exercise of the SPAC Shareholder’s right to elect SPAC Share Redemption). Each of the Group Companies and the Shareholders, on behalf of itself and its Affiliates, hereby irrevocably waives any Released Claims each of the Group Companies and the Shareholders or any of their respective Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future and will not seek recourse against the Trust Account (including any distributions therefrom) in connection with any Released Claims (including for an alleged breach of this Agreement or any other Transaction Document). Each of the Group Companies and the Shareholders agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by SPAC and its Affiliates to induce SPAC to enter into the Transaction Documents, and each of the Group Companies and the Shareholders further intends and understands such waiver to be valid, binding and enforceable against such Group Company or Shareholder and each of their respective Affiliates under applicable Law. To the extent any of the Group Companies or the Shareholders or any of their respective Affiliates commences any action or proceeding based upon, in connection with or relating to any Released Claim, which action or proceeding seeks, in whole or in part, monetary relief against SPAC or its Representatives, each of the Group Companies and the Shareholders hereby acknowledges and agrees that the remedy of such Group Company or Seller or any of its Affiliates shall be against funds held outside of the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds) and that such claim shall not permit such Group Company or Shareholder or any of its Affiliates (or any Person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event any of the Group Companies or the Shareholders or any of its Affiliates commences any action or proceeding based upon, in connection with or relating to any Released Claim, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Shareholders, whether in the form of money damages or injunctive relief or otherwise, SPAC and its Representatives, as applicable, shall be entitled to recover from such Group Company or Shareholder or any of its Affiliates the associated legal fees and costs in connection with any such action, in the event SPAC or its Representatives, as applicable, prevails in such action or proceeding.

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Section 13.2. Waiver. Any party to this Agreement may, at any time prior to the Merger Closing, by action taken by its board of directors or other officers or Persons thereunto duly authorized, (a) extend the time for the performance of the obligations or acts of the other Parties, (b) waive any inaccuracies in the representations and warranties (of another Party) that are contained in this Agreement or (c) waive compliance by the other Parties with any of the agreements or conditions contained in this Agreement, but such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such extension or waiver.

Section 13.3. Notices. All general notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by courier or sent by internationally recognized overnight courier or sent by electronic mail to the intended recipient thereof at its address or at its email address set out below (or to such other address or email address as a party may from time to time notify the other parties). Any such notice, demand or communication shall be deemed to have been duly served (a) if given personally or sent by courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (b) if sent by electronic mail during normal business hours at the location of delivery, immediately, or, if later, then on the next Business Day after the day of delivery; and (c) the third Business Day following the day sent by reputable international overnight courier (with written confirmation of receipt). The initial addresses and email addresses of the parties for the purpose of this Agreement are:

(a)	If to SPAC, to:
Blue World Acquisition Corporation
244 Fifth Avenue, Suite B-88
New York, NY 1001
	Attention:	Liang Shi, Chief Executive Officer
	Email:	liang.shi@zeninpartners.com
with copies to (which shall not constitute notice):
Robinson & Cole LLP
666 Third Avenue, 20th Floor
New York, NY 10017
	Attention:	Arila E. Zhou
	Email:	azhou@rc.com
(b)	If to the Group Companies or the Shareholders, to:
5F, Tennoz First Tower, 2-2-4, Higashi-Shinagawa, Shinagawa-ku, Tokyo, Japan.
	Attention:	Cui Changyan
	Email:	cui@abalance.jp
with copies to (which shall not constitute notice):
Cooley LLP
IFC — Tower 2, Level 35, Unit 3510
8 Century Avenue Pudong New Area
Shanghai 200120, China
	Attention:	Ruomu Li
	Email:	rrli@cooley.com

or to such other address or addresses as the Parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

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Section 13.4. Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties and any such transfer without the prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

Section 13.5. Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement; provided, that (a) the D&O Indemnified Parties may enforce Section 10.12; and (b) the Non-Recourse Parties may enforce Section 13.17.

Section 13.6. Expenses. Except as otherwise set forth in this Agreement, each Party shall be responsible for and pay its own expenses incurred in connection with this Agreement and the Transactions, including all fees of its legal counsel, financial advisers and accountants; provided, that if the Merger Closing shall occur, PubCo shall pay or cause to be paid the SPAC Transaction Expenses and the Group Company Transaction Expenses in accordance with Section 3.8.

Section 13.7. Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 13.8. Electronic Execution of the Agreement and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Agreement or any Transaction Document (including, without limitation, any related amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms complying with applicable Law, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, the Electronic Transactions Act 2010 of Singapore, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 13.9. Group Companies Disclosure Letter. The Group Companies Disclosure Letter (including any section thereof) referenced herein are a part of this Agreement as if fully set forth herein. All references herein to the Group Companies Disclosure Letter (including any section thereof) shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made in the Group Companies Disclosure Letter, or any section thereof, with reference to any section of this Agreement or section of the Group Companies Disclosure Letter shall be deemed to be a disclosure with respect to such other applicable sections of this Agreement or sections of the Group Companies Disclosure Letter only if it is reasonably apparent on the face of such disclosure that such disclosure is responsive to such other section of this Agreement or section of the Group Companies Disclosure Letter. Certain information set forth in the Group Companies Disclosure Letters is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality.

Section 13.10. Entire Agreement. This Agreement (together with the Group Companies Disclosure Letter) and the other Transaction Documents constitute the entire agreement among the Parties to this Agreement relating to the Transactions and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the Transactions. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the Transactions exist between such parties except as expressly set forth in this Agreement and the other Transaction Documents.

Section 13.11. Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement; provided, that after the PubCo Shareholder Approval or the SPAC Shareholder Approval has been obtained, there shall be no amendment or waiver that by applicable Law requires further approval by the Group Company Shareholders or the SPAC Shareholders, respectively, without such approval having been obtained.

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Section 13.12. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

Section 13.13. Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 13.14. Jurisdiction; Arbitration. Any proceeding or Action based upon, arising out of or related to this Agreement or the Transactions shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The number of arbitrators shall be three. The arbitration proceedings shall be conducted in English. The law of this arbitration clause shall be Hong Kong Law. The arbitration award shall be final and binding on the Parties and the Parties undertake to carry out any award without delay. A request by a Party to a court of competent jurisdiction for interim measures necessary to preserve such party’s rights, including pre-arbitration attachments or injunctions, shall not be deemed incompatible with, or a waiver of, this agreement to arbitrate. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence Actions or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 13.14.

Section 13.15. WAIVER OF JURY TRIAL. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION, DISPUTE, CLAIM, LEGAL ACTION OR OTHER ACTION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSCTIONS CONTEMPLATED HEREBY.

Section 13.16. Enforcement. The Parties agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at Law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at Law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 13.17. Non-Recourse. Except in the case of claims against a Person in respect of such Person’s fraud:

(a) this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the Persons that are expressly named as the Parties and then only with respect to the specific obligations set forth herein with respect to such party; and

(b) except to the extent a Party (and then only to the extent of the specific obligations undertaken by such Party), (i) no past, present or future director, commissioner, officer, employee, incorporator, member, partner, shareholder, Representative or Affiliate of the Group Companies and the Shareholders and (ii) no past, present or future director, commissioner, officer, employee, incorporator, member, partner, shareholder, Representative or Affiliate of any of the foregoing (collectively, the “Non-Recourse Parties”) shall have any liability (whether in Contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Parties under this Agreement for any claim based on, arising out of, or related to this Agreement or the Transactions.

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Section 13.18. Non-Survival of Representations, Warranties and Covenants. Except (x) as otherwise contemplated by Section 12.2 or (y) in the case of claims against a Person in respect of such Person’s actual fraud, none of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Merger Closing and each such representation, warranty, covenant, obligation, agreement and provision shall terminate and expire upon the occurrence of the Merger Closing (and there shall be no liability after the Merger Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Merger Closing and then only with respect to any breaches occurring after the Merger Closing and (b) this Article XIII.

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IN WITNESS WHEREOF the Parties have hereunto caused this Agreement to be duly executed as of the date first above written.

SPAC	Blue World Acquisition Corporation
	By:	/s/ Liang Shi
Name: Liang Shi
Title: Chief Executive Officer and Director

[Signature Page to Agreement and Plan of Merger]

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IN WITNESS WHEREOF the Parties have hereunto caused this Agreement to be duly executed as of the date first above written.

PubCo	TOYO Co., Ltd
	By:	/s/ RYU Junsei
Name: RYU Junsei
Title: Director

[Signature Page to Agreement and Plan of Merger]

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IN WITNESS WHEREOF the Parties have hereunto caused this Agreement to be duly executed as of the date first above written.

SinCo	TOPTOYO INVESTMENT PTE. LTD.
	By:	/s/ RYU Junsei
Name: RYU Junsei
Title: Director

[Signature Page to Agreement and Plan of Merger]

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IN WITNESS WHEREOF the Parties have hereunto caused this Agreement to be duly executed as of the date first above written.

Merger Sub	TOYOone Limited
	By:	/s/ RYU Junsei
Name: RYU Junsei
Title: Director

[Signature Page to Agreement and Plan of Merger]

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IN WITNESS WHEREOF the Parties have hereunto caused this Agreement to be duly executed as of the date first above written.

Company	Vietnam Sunergy Cell Company Limited
	By:	/s/ RYU Junsei
Name: RYU Junsei
Title: Chairman

[Signature Page to Agreement and Plan of Merger]

Annex A-1-62

IN WITNESS WHEREOF the Parties have hereunto caused this Agreement to be duly executed as of the date first above written.

Shareholder	Fuji Solar Co., Ltd.
	By:	/s/ RYU Junsei
Name: RYU Junsei
Title: CEO and President

[Signature Page to Agreement and Plan of Merger]

Annex A-1-63

IN WITNESS WHEREOF the Parties have hereunto caused this Agreement to be duly executed as of the date first above written.

Shareholder	Vietnam Sunergy Joint Stock Company
	By:	/s/ RYU Junsei
Name: RYU Junsei
Title: Chairman

[Signature Page to Agreement and Plan of Merger]

Annex A-1-64

Annex I

Vesting Schedule of Earnout Shares

(a)     Following the Merger, if the net profit of PubCo for the Earnout Period as shown on the PubCo 2024 Audited Financials (the “2024 Audited Net Profit”) is no less than $41,000,000, all Earnout Shares shall immediately become vested in full and be released from the Earnout Escrow Account to the Seller in accordance with this Agreement and the Escrow Agreement.

(b)    If the 2024 Audited Net Profit is less than $41,000,000, then (X) the portion of the Earnout Shares in number equal to (i) the quotient of (a) the 2024 Audited Net Profit divided by (b) $41,000,000, multiplied by (ii) 13,000,000 PubCo Ordinary Shares, rounded up to the nearest whole number, shall be released from the Earnout Escrow Account to the Seller in accordance with this Agreement and the Escrow Agreement, and the remaining portion of the Earnout Shares shall be surrendered by the Seller to PubCo for no consideration and cancelled by PubCo. For the avoidance of doubt and solely by way of illustration, if the 2024 Audited Net Profit equals $36,900,000, then 11,700,000 PubCo Ordinary Shares shall be vested and released to the Seller, and 1,300,000 unvested PubCo Ordinary Shares shall be surrendered by the Seller to PubCo for no consideration and cancelled by PubCo.

Annex A-1-65

Schedule 1.4

Knowledge of Shareholders

Annex A-1-66

Schedule 8.7

No Trading

Annex A-1-67

Exhibit A
Sponsor Support Agreement

Attached.

Annex A-1-68

Exhibit B
Shareholder Lock-Up and Support Agreement

Attached.

Annex A-1-69

Exhibit C
Form of Sponsor Lock-up Agreement

Attached.

Annex A-1-70

Exhibit D
Form of Registration Rights Agreement

Attached.

Annex A-1-71

Exhibit E
Form of A&R Warrant Agreement

Attached.

Annex A-1-72

Exhibit F
Form of Plan of Merger

Attached.

Annex A-1-73

Exhibit G
Form of PubCo ESOP

Attached.

Annex A-1-74

Exhibit H
Form of Post-Merger Closing PubCo Charter

Attached.

Annex A-1-75

Exhibit I
Form of Shareholder Irrevocable Surrender Notice

Attached.

Annex A-1-76

Annex A-2

Execution Version

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), is made and entered into as of December 6, 2023, by and among, Blue World Acquisition Corporation a Cayman Islands exempted company (“SPAC”), TOYO Co., Ltd, a Cayman Islands exempted company (“PubCo”), TOYOone Limited, a Cayman Islands exempted company (“Merger Sub”), TOPTOYO INVESTMENT PET. LTD., a Singapore private company limited by shares (“SinCo”), Vietnam Sunergy Cell Company Limited, a Vietnamese company (the “Company”, together with PubCo, Merger Sub and SinCo, the “Group Companies”, or each individually, a “Group Company”), Vietnam Sunergy Joint Stock Company, a Vietnam joint stock company (“VSUN”), and Fuji Solar Co., Ltd, a Japanese company (“Fuji Solar”, together with VSUN, the “Shareholders”, or individually, a “Shareholder”). Capitalized terms not otherwise defined in this Amendment shall have the meaning given to them in the Merger Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to a certain Agreement and Plan of Merger, dated as of August 10, 2023 (the “Merger Agreement”) by and among, (i) SPAC, (ii) each of the Group Companies and (iii) each of the Shareholders.

WHEREAS, SPAC, the Group Companies and the Shareholders have agreed that the consideration for the Share Exchange shall be SGD1.00.

WHEREAS, Fuji Solar has agreed to fund certain costs and expenses incurred in connection with the Transactions on the terms and conditions set forth herein (the “Expense Sharing”).

WHEREAS, in accordance with the terms of Sections 13.11 of the Merger Agreement, SPAC, each of the Group Companies and each of the Shareholders desire to amend the Merger Agreement as set forth herein.

WHEREAS, in connection with the Expense Sharing and concurrently with the execution and delivery of this Amendment, Fuji Solar, PubCo and SPAC have entered into the Amendment to Shareholder Lock-Up and Support Agreement attached hereto as Exhibit A (the “Lock-Up and Support Agreement Amendment”).

WHEREAS, in connection with the Expense Sharing and concurrently with the execution and delivery of this Amendment, SPAC, each of the Group Companies and each of the Shareholders desire to replace the Form of Registration Rights Agreement attached as Exhibit D to the Merger Agreement in its entirety as the form attached hereto as Exhibit B.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SPAC, the Group Companies and the Shareholders agree as follows:

Section 1. Amendments to the Merger Agreement.

(a) The Sixth Recital of the Merger Agreement shall hereby be amended and restated in its entirety as follows:

“WHEREAS, the Parties desire and intend to effect a business combination transaction whereby upon the terms and subject to the conditions of this Agreement, (a) the Group Companies, VSUN and Fuji Solar shall consummate a series of transactions involving the Group Companies, including (A) PubCo acquiring one hundred percent (100%) of the issued and paid-up share capital of SinCo from Fuji Solar at an aggregate consideration of SGD1.00 (the “Share Exchange”), and (B) SinCo acquiring one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company from VSUN at an aggregate consideration of no less than US$50,000,000 (the “SinCo Acquisition,” and together with the Share Exchange, the “Pre-Merger Reorganization”), as a result of which (i) SinCo shall become a wholly-owned subsidiary of PubCo, (ii) the Company shall become a wholly-owned subsidiary of SinCo; and (iii) Fuji Solar shall become the sole shareholder of PubCo, and (b) following the consummation of the Pre-Merger Reorganization, SPAC shall merge with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Merger”), as a result of which, among others, all of the issued and outstanding securities of SPAC

Annex A-2-1

immediately prior to the Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive substantially equivalent securities of PubCo, in each case, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of the Cayman Companies Act and other applicable laws;”

(b) Subsections (a) and (b) of Article II, Section 2.1 of the Merger Agreement shall hereby be deleted in its entirety and shall be replaced as follows:

“(a) At the Share Exchange Closing, PubCo shall pay Fuji Solar, the sole shareholder of SinCo, SGD1.00.

(b) At the Share Exchange Closing, in consideration for the payment by PubCo of SGD1.00 to Fuji Solar, Fuji Solar shall sell and transfer the SinCo Sale Share to PubCo.”

(c) Article IX, Section 9.7 (a) of the Merger Agreement shall hereby be deleted in its entirety and shall be replaced as follows:

“(a) SPAC shall use its best efforts to cause the Sponsor to support the extension of SPAC’s term on a monthly basis in accordance with SPAC’s Governing Documents until February 1, 2024 if the Merger Closing is not reasonably expected to occur prior to February 1, 2024. Fuji Solar has agreed to deposit into the Trust Account (i) the total amount of the fund for the extension from December 2, 2023 to January 2, 2024, and (ii) the one-half (1/2) amount of the fund for the extension of SPAC’s term from January 2, 2024 to February 2, 2024, respectively, to be evidenced by the unsecured promissory notes of SPAC, each of which shall be fully repaid in cash at the Merger Closing or converted into the SPAC Units at US$10 per SPAC Unit immediately prior to the Merger Closing at the discretion of Fuji Solar.”

(d) Article X, Section 10.2 (a)(iv) of the Merger Agreement shall hereby be deleted in its entirety and shall be replaced as follows:

“(iv) Subject to Section 13.6, the Group Companies, on the one hand, and SPAC, on the other, shall each be responsible for and pay one-half (1/2) of the cost for the preparation, filing and mailing of the Proxy/Registration Statement and other customary related fees arising from the preparation and filing of the Proxy/Registration Statement. The Group Companies, on the one hand, and the SPAC, on the other, shall each be responsible for necessary legal opinions issued to such entity that may be requested by the SEC in connection with the Transactions. The Group Companies shall advance (i) one-third (1/3) of the expenses payable to a valuation firm selected by the special committee of the Board of Directors of SPAC for the valuation of the Group Companies in connection with Transactions (the “Valuation Firm Expenses”), and (ii) one-third (1/3) of the expenses for a proxy solicitor mutually agreed by SPAC, the Sponsor and the Shareholders for soliciting approval of the Transactions by SPAC Shareholders (the “Proxy Solicitor Expenses”); provided that (x) the aggregate amount of Valuation Firm Expenses and Proxy Solicitor Expenses the Group Companies will be responsible for pursuant to this sentence shall not exceed $٢٠٠,٠٠٠, and (y) the Group Companies’ payment for its portion of the Valuation Firm Expenses and Proxy Solicitor Expenses shall be evidenced by one or more promissory notes of SPAC issued to the Group Companies’ designee, each of which shall be fully repaid in cash at the Merger Closing or converted into SPAC Units at US$١٠ per SPAC Unit immediately prior to the Merger Closing at the discretion of the holder of such promissory note. The SPAC shall be responsible for (i) two-thirds (2/3) of Valuation Firm Expenses, and (ii) two-thirds (2/3) of Proxy Solicitor Expenses.”

(e) All references to the “Shareholder Lock-Up and Support Agreement” shall mean the Shareholder Lock-Up and Support Agreement, as amended by the Lock-Up and Support Agreement Amendment.

Section 2. Effectiveness of Amendment. Upon the execution and delivery hereof, the Merger Agreement shall thereupon be deemed to be amended as set forth herein and with the same effect as if the amendments made hereby were originally set forth in the Merger Agreement, and this Amendment and the Merger Agreement shall henceforth respectively be read, taken and construed as one and the same instrument, but such amendments shall not operate so as to render invalid or improper any action heretofore taken under the Merger Agreement. Upon the effectiveness of this Amendment, each reference in the Merger Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import referring to the Merger Agreement shall refer to the Merger Agreement as amended by this Amendment.

Annex A-2-2

Section 3. General Provisions.

(a) Miscellaneous. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Amendment may be executed and delivered by facsimile or PDF transmission. The terms of Article XIII of the Merger Agreement shall apply to this Amendment, as applicable.

(b) Merger Agreement in Effect. Except as specifically and explicitly provided for in this Amendment, the Merger Agreement shall remain unmodified and in full force and effect.

[Remainder of Page Intentionally Left Blank]

Annex A-2-3

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

SPAC	Blue World Acquisition Corporation
	By:	/s/ Liang Shi
		Name:	Liang Shi
		Title:	Chief Executive Officer and Director

[Signature Page to Amendment to Agreement and Plan of Merger]

Annex A-2-4

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

PubCo	TOYO Co., Ltd
	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Director

[Signature Page to Amendment to Agreement and Plan of Merger]

Annex A-2-5

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

SinCo	TOPTOYO INVESTMENT PTE. LTD.
	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Director

[Signature Page to Amendment to Agreement and Plan of Merger]

Annex A-2-6

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

Merger Sub	TOYOone Limited
	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Director

[Signature Page to Amendment to Agreement and Plan of Merger]

Annex A-2-7

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

Company	Vietnam Sunergy Cell Company Limited
	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Director

[Signature Page to Amendment to Agreement and Plan of Merger]

Annex A-2-8

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

Shareholder	Fuji Solar Co., Ltd
	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Director

[Signature Page to Amendment to Agreement and Plan of Merger]

Annex A-2-9

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

Shareholder	Vietnam Sunergy Joint Stock Company
	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Director

[Signature Page to Amendment to Agreement and Plan of Merger]

Annex A-2-10

Exhibit A

Lock-Up and Support Agreement Amendment

Attached.

Annex A-2-11

Exhibit B

Form of Registration Rights Agreement

Attached.

Annex A-2-12

Annex A-3

AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), is made and entered into as of February 6, 2024, by and among, Blue World Acquisition Corporation a Cayman Islands exempted company (“SPAC”), TOYO Co., Ltd, a Cayman Islands exempted company (“PubCo”), TOYOone Limited, a Cayman Islands exempted company (“Merger Sub”), TOPTOYO INVESTMENT PTE. LTD., a Singapore private company limited by shares (“SinCo”), Vietnam Sunergy Cell Company Limited, a Vietnamese company (the “Company”, together with PubCo, Merger Sub and SinCo, the “Group Companies”, or each individually, a “Group Company”), Vietnam Sunergy Joint Stock Company, a Vietnam joint stock company (”VSUN”), and Fuji Solar Co., Ltd, a Japanese company (“Fuji Solar”, together with VSUN, the “Shareholders”, or individually, a “Shareholder”). Capitalized terms not otherwise defined in this Amendment shall have the meaning given to them in the Merger Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, SPAC, the Group Companies, VSUN and Fuji Solar are parties to a certain Agreement and Plan of Merger dated as of August 10, 2023, as amended by that certain Amendment to Agreement and Plan of Merger dated as of December 6, 2023 (collectively, the “Merger Agreement”);

WHEREAS, Fuji Solar has agreed to fund certain costs and expenses incurred in connection with the Transactions on the terms and conditions set forth herein; and

WHEREAS, in accordance with the terms of Sections 13.11 of the Merger Agreement, SPAC, each of the Group Companies and each of the Shareholders desire to amend the Merger Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SPAC, the Group Companies and the Shareholders agree as follows:

Section 1. Amendments to the Merger Agreement.

(a) Article IX, Section 9.7 (a) of the Merger Agreement shall hereby be deleted in its entirety and shall be replaced as follows:

“(a) SPAC shall use its best efforts to cause the Sponsor to support the extension of SPAC’s term on a monthly basis in accordance with SPAC’s Governing Documents until April 2, 2024 if the Merger Closing is not reasonably expected to occur prior to April 2, 2024. Fuji Solar has agreed to deposit into the Trust Account (i) the total amount of the funds for the extension of SPAC’s term from December 2, 2023 to January 2, 2024, (ii) one-half (1/2) of the total amount of the funds for the extension of SPAC’s term from January 2, 2024 to February 2, 2024, and (iii) the total amount of the funds for the extension of SPAC’s term from February 2, 2024 to March 2, 2024. If the Merger Closing has not occurred by March 1, 2024 due to (X) the gross negligence or willful misconduct of any of the Group Companies or the Shareholders, or (Y) the termination of the Merger Agreement by the Company, Fuji Solar shall be responsible for the total amount of the funds for the extension of SPAC’s term from March 2, 2024 to April 2, 2024. The total amount of funds Fuji Solar shall be responsible for pursuant to this Section 9.7(a) shall be evidenced by the unsecured promissory notes of SPAC, each of which shall be fully repaid in cash at the Merger Closing or converted into the SPAC Units at US$10 per SPAC Unit immediately prior to the Merger Closing at the discretion of Fuji Solar.”

Section 2. Effectiveness of Amendment. Upon the execution and delivery hereof, the Merger Agreement shall thereupon be deemed to be amended as set forth herein and with the same effect as if the amendments made hereby were originally set forth in the Merger Agreement, and this Amendment and the Merger Agreement shall henceforth respectively be read, taken and construed as one and the same instrument, but such amendments shall not operate so as to render invalid or improper any action heretofore taken under the Merger Agreement. Upon the effectiveness of this Amendment, each reference in the Merger Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import referring to the Merger Agreement shall refer to the Merger Agreement as amended by this Amendment.

Annex A-3-1

Section 3. General Provisions.

(a) Miscellaneous. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Amendment may be executed and delivered by facsimile or PDF transmission. The terms of Article XIII of the Merger Agreement shall apply to this Amendment, as applicable.

(b) Merger Agreement in Effect. Except as specifically and explicitly provided for in this Amendment, the Merger Agreement shall remain unmodified and in full force and effect.

[Remainder of Page Intentionally Left Blank]

Annex A-3-2

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

SPAC	Blue World Acquisition Corporation
	By:	/s/ Liang Shi
		Name:	Liang Shi
		Title:	Chief Executive Officer and Director

[Signature Page to Amendment No. 2 to Agreement and Plan of Merger]

Annex A-3-3

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

PubCo	TOYO Co., Ltd
	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Director

[Signature Page to Amendment No. 2 to Agreement and Plan of Merger]

Annex A-3-4

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

SinCo	TOPTOYO INVESTMENT PTE. LTD.
	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Director

[Signature Page to Amendment No. 2 to Agreement and Plan of Merger]

Annex A-3-5

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

Merger Sub	TOYOone Limited
	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Director

[Signature Page to Amendment No. 2 to Agreement and Plan of Merger]

Annex A-3-6

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

Company	Vietnam Sunergy Cell Company Limited
	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Director

[Signature Page to Amendment No. 2 to Agreement and Plan of Merger]

Annex A-3-7

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

Shareholder	Fuji Solar Co., Ltd
	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Director

[Signature Page to Amendment No. 2 to Agreement and Plan of Merger]

Annex A-3-8

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

Shareholder	Vietnam Sunergy Joint Stock Company
	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Director

[Signature Page to Amendment No. 2 to Agreement and Plan of Merger]

Annex A-3-9

Annex A-4

Execution Version

AMENDMENT NO. 3 TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 3 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), is made and entered into as of February 29, 2024, by and among, Blue World Acquisition Corporation, a Cayman Islands exempted company (“SPAC”), TOYO Co., Ltd, a Cayman Islands exempted company (“PubCo”), TOYOone Limited, a Cayman Islands exempted company (“Merger Sub”), TOPTOYO INVESTMENT PTE. LTD., a Singapore private company limited by shares (“SinCo”), Vietnam Sunergy Cell Company Limited, a Vietnamese company (the “Company”, together with PubCo, Merger Sub and SinCo, the “Group Companies”, or each individually, a “Group Company”), Vietnam Sunergy Joint Stock Company, a Vietnam joint stock company (“VSUN”), Fuji Solar Co., Ltd, a Japanese company (“Fuji Solar”), WA Global Corporation, a Cayman Islands exempted company (“WAG”), Belta Technology Company Limited, a Cayman Islands exempted company (“Belta”) and BestToYo Technology Company Limited, a Cayman Islands exempted company (“BestToYo”). Capitalized terms not otherwise defined in this Amendment shall have the meaning given to them in the Merger Agreement (as defined below). The parties hereto shall be referred to each individually as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, SPAC, the Group Companies, VSUN and Fuji Solar are parties to a certain Agreement and Plan of Merger dated as of August 10, 2023, as amended by that certain Amendment to Agreement and Plan of Merger dated as of December 6, 2023 and Amendment No. 2 to Agreement and Plan of Merger dated as of February 6, 2024 (collectively, the “Merger Agreement”);

WHEREAS, prior to the PubCo Shareholder Share Transfer (as defined below), PubCo was a newly incorporated, wholly-owned, direct subsidiary of Fuji Solar, and Fuji Solar held an aggregate of 10,000 ordinary shares of par value of US$0.0001 per share of PubCo (“PubCo Ordinary Shares”), which represented all then-issued and outstanding share capital of PubCo;

WHEREAS, as of the date hereof, Fuji Solar is the holder of 300,000 SPAC Class A Ordinary Shares and 100,000 SPAC Class B Ordinary Shares, and Fuji Solar expects to receive additional SPAC Securities prior to the Closing;

WHEREAS, each of WAG, Belta and BestToYo is a newly incorporated holding company wholly owned and Controlled by the beneficial owners of Fuji Solar formed in connection with the Pre-Merger Reorganization;

WHEREAS, the beneficial owners of Fuji Solar intend that (i) Fuji Solar shall cease being a shareholder of PubCo, and (ii) WAG, Belta and BestToYo shall become the only three shareholders of PubCo, such that immediately prior to the Closing, WAG will hold 25,420,000 PubCo Ordinary Shares, Belta will hold 10,045,000 PubCo Ordinary Shares and BestToYo will hold 5,535,000 PubCo Ordinary Shares (such transactions, the “PubCo Pre-Closing Restructuring”);

WHEREAS, in connection with the PubCo Pre-Closing Restructuring, (i) Fuji Solar has transferred 6,200 PubCo Ordinary Shares to WAG and 3,800 PubCo Ordinary Shares to Belta on January 31, 2024, and Belta further transferred 1,350 PubCo Ordinary Shares to BestToYo on February 6, 2024, each at a transfer price of US$0.0001 per share (collectively, the “PubCo Shareholder Share Transfer”), and (ii) WAG, Belta and BestToYo have executed that certain Joinder Agreement immediately prior to the execution of this Amendment (the “Joinder”) and thereby have become parties to the Merger Agreement;

WHEREAS, in connection with the transactions referenced in the foregoing recitals, the Parties intend to amend the Transaction Documents to amend certain of Fuji Solar’s rights, interests and obligations thereunder, and to set forth certain rights, interests and obligations of WAG, Belta and BestToYo;

WHEREAS, in accordance with the terms of Sections 13.11 of the Merger Agreement, SPAC, each of the Group Companies, Fuji Solar, VSUN, WAG, Belta, and BestToYo desire to amend the Merger Agreement as set forth herein;

Annex A-4-1

WHEREAS, in connection with the PubCo Pre-Closing Restructuring and concurrently with the execution and delivery of this Amendment, Fuji Solar, WAG, Belta, BestToYo, PubCo and SPAC have entered into an Amended and Restated Shareholder Lock-Up and Support Agreement attached hereto as Exhibit A (the “A&R Shareholder Lock-Up and Support Agreement”);

WHEREAS, in connection with the PubCo Pre-Closing Restructuring and concurrently with the execution and delivery of this Amendment, the Parties desire to replace the Form of Sponsor Lock-up Agreement attached as Exhibit C to the Merger Agreement in its entirety as the form attached hereto as Exhibit B;

WHEREAS, in connection with the PubCo Pre-Closing Restructuring and concurrently with the execution and delivery of this Amendment, the Parties desire to replace the Form of Registration Rights Agreement attached as Exhibit D to the Merger Agreement in its entirety as the form attached hereto as Exhibit C;

WHEREAS, in connection with the PubCo Pre-Closing Restructuring and concurrently with the execution and delivery of this Amendment, the Parties desire to replace the Form of Assignment, Assumption and Amended & Restated Warrant Agreement attached as Exhibit E to the Merger Agreement in its entirety as the form attached hereto as Exhibit D;

WHEREAS, in connection with the PubCo Pre-Closing Restructuring and concurrently with the execution and delivery of this Amendment, the Parties desire to replace the Form of Plan of Merger attached as Exhibit F to the Merger Agreement in its entirety as the form attached hereto as Exhibit E; and

WHEREAS, in connection with the PubCo Pre-Closing Restructuring and concurrently with the execution and delivery of this Amendment, the Parties desire to replace the Form of Irrevocable Surrender of Shares attached as Exhibit I to the Merger Agreement in its entirety as the form attached hereto as Exhibit F.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1. Amendments to the Merger Agreement.

(a) The Second Recital of the Merger Agreement shall hereby be amended and restated in its entirety as follows:

“WHEREAS, PubCo is a newly incorporated Cayman Islands exempted company that was formed for the purpose of consummating the Transactions, and following the consummation of the Merger, PubCo will be the publicly traded holding company for its subsidiaries;”

(b) The Sixth Recital of the Merger Agreement shall hereby be amended and restated in its entirety as follows:

“WHEREAS, the Parties desire and intend to effect a business combination transaction whereby upon the terms and subject to the conditions of this Agreement, (a) the Group Companies, VSUN, Fuji Solar, WAG, Belta and BestToYo shall consummate a series of transactions involving the Group Companies, including (A) PubCo acquiring one hundred percent (100%) of the issued and paid-up share capital of SinCo from Fuji Solar at an aggregate consideration of SGD1.00 (the “Share Exchange”), and (B) SinCo acquiring one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company from VSUN at an aggregate consideration of no less than US$50,000,000 (the “SinCo Acquisition,” and together with the Share Exchange, the “Pre-Merger Reorganization”), as a result of which (i) SinCo shall become a wholly-owned subsidiary of PubCo, (ii) the Company shall become a wholly-owned subsidiary of SinCo; and (iii) WAG, Belta and BestToYo shall become the only shareholders of PubCo, and (b) following the consummation of the Pre-Merger Reorganization, SPAC shall merge with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Merger”), as a result of which, among others, all of the issued and outstanding securities of SPAC immediately prior to the Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive substantially equivalent securities of PubCo, in each case, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of the Cayman Companies Act and other applicable laws;”

Annex A-4-2

(c) The Fourteenth Recital of the Merger Agreement shall hereby be amended and restated in its entirety as follows:

“WHEREAS, each of Fuji Solar, WAG, Belta and BestToYo has duly approved the execution and delivery of this Agreement and the other Transaction Documents to which it is or will be a party and the Transactions;”

(d) The Twentieth Recital of the Merger Agreement shall hereby be amended and restated in its entirety as follows:

“WHEREAS, prior to the Merger Effective Time, Fuji Solar, WAG, Belta, BestToYo, the Sponsor, PubCo and certain other parties thereto shall have entered into a registration rights agreement substantially in the form attached hereto as Exhibit D (the “Registration Rights Agreement”);”

(e) The last sentence of the definition of “Affiliate” set forth in Section 1.1 of the Merger Agreement shall hereby be amended and restated in its entirety as follows:

“The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise; provided that in no event shall Fuji Solar, VSUN, WAG, Belta or any Group Company be deemed an Affiliate of the Sponsor.”

(f) The following definitions shall hereby be inserted to Section 1.1 of the Merger Agreement:

“‘Belta’ means Belta Technology Company Limited, a newly incorporated Cayman Islands exempted company.

‘Belta Share Transfer’ means the transfer of 1,350 PubCo Ordinary Shares to BestToYo held by Belta after the Fuji Solar Share Transfer and prior to the SinCo Acquisition Closing.

“‘BestToYo’ means BestToYo Technology Company Limited, a newly incorporated Cayman Islands exempted company.

‘Fuji Solar Share Transfer’ means the transfer of 6,200 PubCo Ordinary Shares to WAG and 3,800 PubCo Ordinary Shares to Belta held by Fuji Solar prior to the Belta Share Transfer.

‘WAG’ means WA Global Corporation, a newly incorporated Cayman Islands exempted company.”

(g) The definition of “Earnout Shares” set forth in Section 1.1 of the Merger Agreement shall hereby be amended and restated in its entirety as follows:

“‘Earnout Shares’ means the aggregate of 13,000,000 PubCo Ordinary Shares that the Sellers shall deposit into the Earnout Escrow Account, consisting of 8,060,000 PubCo Ordinary Shares to be deposited by WAG, 3,185,000 PubCo Ordinary Shares to be deposited by Belta, and 1,755,000 PubCo Ordinary Shares to be deposited by BestToYo, at or prior to the Merger Closing pursuant to Section 4.2, subject to the other terms set forth on Annex I hereto.”

(h) The definition of “Seller” set forth in Section 1.1 of the Merger Agreement shall hereby be amended and restated in its entirety as follows, and all references to the “Seller” shall mean each of the Sellers:

“Sellers” means WAG, Belta and BestToYo, the only holders of PubCo Ordinary Shares issued and outstanding immediately prior to the Merger Effective Time, and WAG, Belta and BestToYo shall each be referred to as a “Seller”.

(i) The first sentence of Article II, Section 2.2(b) of the Merger Agreement shall hereby be deleted in its entirety and shall be replaced as follows:

“Immediately prior to the SinCo Acquisition Closing, WAG, Belta and BestToYo will hold an aggregate of 41,000,000 PubCo Ordinary Shares, representing all issued and outstanding share capital of PubCo.”

Annex A-4-3

(j) Article V, Section 5.3 of the Merger Agreement shall hereby be deleted in its entirety and shall be replaced as follows:

“(a) Until the SinCo Acquisition, VSUN owns good, valid and marketable title to all issued and outstanding capital shares of the Company, free and clear of any and all Liens, (b) until the Share Exchange Closing, Fuji Solar is the sole legal and beneficial owner of the SinCo Sale Share, free and clear of any and all Liens (other than those imposed by applicable Laws and the Transaction Documents), (c) until the closing of Fuji Solar Transfer, Fuji Solar owns good, valid and marketable title to all issued and outstanding capital shares of PubCo, and (d) (x) with respect to the period from the closing of Fuji Solar Transfer until the closing of the Belta Share Transfer, WAG and Belta, and (y) with respect to the period from the closing of the Belta Share Transfer until the Merger Closing, WAG, Belta and BestToYo, collectively own good, valid and marketable title to all issued and outstanding capital shares of PubCo. There are no proxies, voting rights, shareholders’ agreements or other agreements or understandings, to which such Shareholder is a party or by which such Shareholder is bound, with respect to the voting or transfer of any of such Shareholder’s capital shares in each of the Company, SinCo and PubCo, as applicable, other than those contemplated under the Transaction Documents. (i) Upon delivery of capital shares of the Company by VSUN to SinCo in accordance with this Agreement and after SinCo is recorded as the sole owner of the Company in the enterprise registration certificate and investment registration certificate of the Company, the entire legal and beneficial interest in the Company and good, valid and marketable title to all issued and outstanding capital shares of the Company, free and clear of all Liens (other than those imposed by applicable Laws or the Transaction Documents), will pass to SinCo, and (ii) upon delivery of SinCo Sale Share by Fuji Solar to PubCo in accordance with this Agreement, the entire legal and beneficial interest in SinCo will pass to PubCo, free and clear of all Liens (other than those imposed by applicable Laws or the Transaction Documents).”

(k) The following sentence shall hereby be inserted at the end of Annex I to the Merger Agreement:

“(c) The number of Earnout Shares to be released or surrendered to the Sellers shall be apportioned among Belta, WAG and BestToYo based on the number of Earnout Shares deposited by them.”

(l) All references to the “Shareholders” shall mean, prior to the date hereof, Fuji Solar and VSUN, and from and after the date hereof, VSUN, WAG, Belta and BestToYo, and “Shareholder” shall mean any one of them.

(m) All references to the “Shareholder Lock-Up and Support Agreement” shall mean the A&R Shareholder Lock-Up and Support Agreement.

Section 2. Effectiveness of Amendment. Upon the execution and delivery hereof, the Merger Agreement shall thereupon be deemed to be amended as set forth herein and with the same effect as if the amendments made hereby were originally set forth in the Merger Agreement, and this Amendment and the Merger Agreement shall henceforth respectively be read, taken and construed as one and the same instrument, but such amendments shall not operate so as to render invalid or improper any action heretofore taken under the Merger Agreement. Upon the effectiveness of this Amendment, each reference in the Merger Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import referring to the Merger Agreement shall refer to the Merger Agreement as amended by this Amendment.

Section 3. General Provisions.

(a) Miscellaneous. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Amendment may be executed and delivered by facsimile or PDF transmission. The terms of Article XIII of the Merger Agreement shall apply to this Amendment, as applicable.

(b) Merger Agreement in Effect. Except as specifically and explicitly provided for in this Amendment, the Merger Agreement shall remain unmodified and in full force and effect.

[Remainder of Page Intentionally Left Blank]

Annex A-4-4

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

SPAC	Blue World Acquisition Corporation
	By:	/s/ Liang Shi
		Name:	Liang Shi
		Title:	Chief Executive Officer and Director

[Signature Page to amendment No. 3 to Agreement and Plan of Merger]

Annex A-4-5

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

PubCo	TOYO Co., Ltd
	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Director

[Signature Page to amendment No. 3 to Agreement and Plan of Merger]

Annex A-4-6

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

SinCo	TOPTOYO INVESTMENT PTE. LTD.
	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Director

[Signature Page to amendment No. 3 to Agreement and Plan of Merger]

Annex A-4-7

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

Merger Sub	TOYOone Limited
	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Director

[Signature Page to amendment No. 3 to Agreement and Plan of Merger]

Annex A-4-8

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

Company	Vietnam Sunergy Cell Company Limited
	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Company Chairman

[Signature Page to amendment No. 3 to Agreement and Plan of Merger]

Annex A-4-9

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

Fuji Solar	Fuji Solar Co., Ltd
	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Director

[Signature Page to amendment No. 3 to Agreement and Plan of Merger]

Annex A-4-10

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

Shareholder	Vietnam Sunergy Joint Stock Company
	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Chairman of Board of Management

[Signature Page to amendment No. 3 to Agreement and Plan of Merger]

Annex A-4-11

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

Shareholder	WA Global Corporation
	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Director

[Signature Page to amendment No. 3 to Agreement and Plan of Merger]

Annex A-4-12

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

Shareholder	Belta Technology Company Limited
	By:	/s/ Cai Jianfeng
		Name:	Cai Jianfeng
		Title:	Director

[Signature Page to amendment No. 3 to Agreement and Plan of Merger]

Annex A-4-13

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

Shareholder	BestToYo Technology Company Limited
	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Director

[Signature Page to amendment No. 3 to Agreement and Plan of Merger]

Annex A-4-14

Annex B

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

TOYO Co., Ltd

(adopted by a Special Resolution passed on [__] and effective upon the listing of the Company’s ordinary shares of a par value of $0.0001 each on the Designated Stock Exchange)

1.           The name of the Company is TOYO Co., Ltd.

2.           The Registered Office of the Company will be situated at offices of Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands, or at such other location within the Cayman Islands as the Directors may from time to time determine.

3.           The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands.

4.           The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by the Companies Act.

5.           The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.           The liability of each Shareholder is limited to the amount, if any, unpaid on the Shares held by such Shareholder.

7.           The authorised share capital of the Company is $50,000 divided into 500,000,000 ordinary shares of a par value of $0.0001 each. Subject to the Companies Act and the Articles, the Company shall have power to redeem or purchase any of its Shares and to increase or reduce its authorised share capital and to sub-divide or consolidate the said Shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

8.           The Company has the power contained in the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

9.           Capitalised terms that are not defined in this Memorandum of Association bear the same meanings as those given in the Articles of Association of the Company.

Annex B-1

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

TOYO Co., Ltd

(adopted by a Special Resolution passed on [__] and effective upon the listing of the Company’s ordinary shares of a par value of $0.0001 each on the Designated Stock Exchange)

TABLE A

The regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Act shall not apply to the Company and the following Articles shall comprise the Articles of Association of the Company.

INTERPRETATION

1.           In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Affiliate”

means in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brothers-in-law and sisters-in-law, a trust for the benefit of any of the foregoing, and a corporation, partnership or any other entity wholly or jointly owned by any of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any other entity or any natural person which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. The term “control” shall mean the ownership, directly or indirectly, of shares possessing more than fifty per cent (50%) of the voting power of the corporation, partnership or other entity (other than, in the case of a corporation, securities having such power only by reason of the happening of a contingency), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity;

“Articles”	means these articles of association of the Company, as amended or substituted from time to time;
“Board” and “Board of Directors” and “Directors”	means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof;
“Chairman”	means the chairman of the Board of Directors;
“Class” or “Classes”	means any class or classes of Shares as may from time to time be issued by the Company;
“Commission”	means the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;
“Communication Facilities”

means video, video-conferencing, internet or online conferencing applications, telephone or tele-conferencing and/or any other video-communications, internet or online conferencing application or telecommunications facilities by means of which all Persons participating in a meeting are capable of hearing and being heard by each other;

“Company”	means TOYO Co., Ltd, a Cayman Islands exempted company;

Annex B-2

“Companies Act”	means the Companies Act (As Revised) of the Cayman Islands and any statutory amendment or re-enactment thereof;
“Company’s Website”

means the main corporate/investor relations website of the Company, the address or domain name of which has been disclosed in any registration statement filed by the Company with the Commission in connection with its initial public offering of the Shares, or which has otherwise been notified to Shareholders;

“Designated Stock Exchange”	means the stock exchange in the United States on which any Shares are listed for trading;
“Designated Stock Exchange Rules”	means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any Shares on the Designated Stock Exchange;
“electronic”

has the meaning given to it in the Electronic Transactions Act and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor;

“electronic communication”

means electronic posting to the Company’s Website, transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by not less than two-thirds of the vote of the Board;

“Electronic Transactions Act”	means the Electronic Transactions Act (As Revised) of the Cayman Islands and any statutory amendment or re-enactment thereof;
“electronic record”

has the meaning given to it in the Electronic Transactions Act and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor;

“Memorandum of Association”	means the memorandum of association of the Company, as amended or substituted from time to time;
“Officer”	means a person then appointed to hold an office in the Company; and the expression includes a director, alternate director or liquidator;
“Ordinary Resolution”	means a resolution:

(a)   passed by a simple majority of the votes cast by such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorised representatives, at a general meeting of the Company held in accordance with these Articles; or

(b)   approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed;

“paid up”	means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up;
“Person”

means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires;

“Present”

means in respect of any Person, such Person’s presence at a general meeting of Shareholders (or any meeting of the holders of any Class of Shares), which may be satisfied by means of such Person or, if a corporation or other non-natural Person, its duly authorised representative (or, in the case of any Shareholder, a proxy which has been validly appointed by such Shareholder in accordance with these Articles), being: (a) physically present at the meeting; or (b) in the case of any meeting at which Communication Facilities are permitted in accordance with these Articles, including any Virtual Meeting, connected by means of the use of such Communication Facilities;

Annex B-3

“Register”	means the register of Members of the Company maintained in accordance with the Companies Act;
“Registered Office”	means the registered office of the Company as required by the Companies Act;
“Seal”	means the common seal of the Company (if adopted) including any facsimile thereof;
“Secretary”	means any Person appointed by the Directors to perform any of the duties of the secretary of the Company, including a joint, assistant or deputy secretary;
“Securities Act”

means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

“Share”

means a share in the share capital of the Company. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share;

“Shareholder” or “Member”	means a Person who is registered as the holder of one or more Shares in the Register;
“Share Premium Account”	means the share premium account established in accordance with these Articles and the Companies Act;
“signed”

means bearing a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a Person with the intent to sign the electronic communication;

“Special Resolution”	means a special resolution of the Company passed in accordance with the Companies Act, being a resolution:

(a)   passed by not less than two-thirds of the votes cast by such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorised representatives, at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given; or

(b)   approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed;

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Companies Act;
“United States”	means the United States of America, its territories, its possessions and all areas subject to its jurisdiction; and
“Virtual Meeting”

means any general meeting of the Shareholders (or any meeting of the holders of any Class of Shares) at which the Shareholders (and any other permitted participants of such meeting, including without limitation the chairman of the meeting and any Directors) are permitted to attend and participate solely by means of Communication Facilities.

Annex B-4

2.           In these Articles, save where the context requires otherwise:

(a)         words importing the singular number shall include the plural number and vice versa;

(b)         words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)         the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)         reference to a dollar or dollars (or $) and to a cent or cents is reference to dollars and cents of the United States of America;

(e)         reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)          reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case;

(g)         reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing including in the form of an electronic record or partly one and partly another;

(h)         any requirements as to delivery under the Articles include delivery in the form of an electronic record or an electronic communication;

(i)          any requirements as to execution or signature under the Articles, including the execution of the Articles themselves, can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act; and

(j)          Sections 8 and 19(3) of the Electronic Transactions Act shall not apply.

3.           Subject to the last two preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.           The business of the Company may be conducted as the Directors see fit.

5.           The Registered Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.           The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

7.           The Directors shall keep, or cause to be kept, the Register at such place as the Directors may from time to time determine and, in the absence of any such determination, the Register shall be kept at the Registered Office. For so long as any Shares are listed on the Designated Stock Exchange, title to such listed Shares may be evidenced and transferred in accordance with the Designated Stock Exchange Rules that are or shall be applicable to such listed Shares. The register of members maintained by the Company in respect of such listed Shares (whether the principal register or a branch register) may be kept by recording the particulars required by Section 40 of the Companies Act in a form otherwise than legible (provided it is capable of being reproduced in a legible form) if such recording otherwise complies with the Designated Stock Exchange Rules.

Annex B-5

SHARES

8.           Subject to these Articles, all Shares for the time being unissued shall be under the control of the Directors who may, in their absolute discretion and without the approval of the Members, cause the Company to:

(a)         issue, allot and dispose of Shares (including, without limitation, preferred shares) (whether in certificated form or non-certificated form) to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine, except that no Share may be issued at a discount except in accordance with the provisions of the Companies Act;

(b)         grant rights over Shares or other securities to be issued in one or more classes or series as they deem necessary or appropriate and determine the designations, powers, preferences, privileges and other rights attaching to such Shares or securities, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers, preferences, privileges and rights associated with the then issued and outstanding Shares, at such times and on such other terms as they think proper; and

(c)         grant options with respect to Shares and issue warrants or similar instruments with respect thereto.

9.           The Directors may authorise the division of Shares into any number of Classes and the different Classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Directors or by an Ordinary Resolution. The Directors may issue Shares with such preferred or other rights, all or any of which may be greater than the rights of Shares, at such time and on such terms as they may think appropriate. Notwithstanding Article 17, the Directors may issue from time to time, out of the authorised share capital of the Company (other than the authorised but unissued Shares), series of preferred shares in their absolute discretion and without approval of the Members; provided, however, before any preferred shares of any such series are issued, the Directors shall by resolution of Directors determine, with respect to any series of preferred shares, the terms and rights of that series, including:

(a)         the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

(b)         whether the preferred shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c)         the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of shares;

(d)         whether the preferred shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(e)         whether the preferred shares of such series shall have any rights to receive any part of the assets available for distribution amongst the Members upon the liquidation of the Company, and, if so, the terms of such liquidation preference, and the relation which such liquidation preference shall bear to the entitlements of the holders of shares of any other class or any other series of shares;

(f)          whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)         whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

Annex B-6

(h)         the limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preferred shares;

(i)          the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preferred shares; and

(j)          any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued. The Company shall not issue Shares to bearer.

10.         The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgment of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

11.         The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

MODIFICATION OF RIGHTS

12.         Whenever the capital of the Company is divided into different Classes the rights attached to any such Class may, subject to any rights or restrictions for the time being attached to any Class, only be materially and adversely varied with the consent in writing of the holders of at least two-thirds of the issued Shares of that Class or with the sanction of an Ordinary Resolution passed at a separate meeting of the holders of the Shares of that Class. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons holding or representing by proxy at least one-third in nominal or par value amount of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not Present, those Shareholders who are Present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that Class, every Shareholder of the Class shall on a poll have one vote for each Share of the Class held by him. For the purposes of this Article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes.

13.         The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that Class, be deemed to be materially and adversely varied by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them or the redemption or purchase of any Shares of any Class by the Company. The rights of the holders of Shares shall not be deemed to be materially and adversely varied by the creation or issue of Shares with preferred or other rights including, without limitation, the creation of Shares with enhanced or weighted voting rights.

CERTIFICATES

14.         Every Person whose name is entered as a Member in the Register may, without payment and upon its written request, request a certificate within two calendar months after allotment or lodgment of transfer (or within such other period as the conditions of issue shall provide) in the form determined by the Directors. All certificates shall specify the Share or Shares held by that Person, provided that in respect of a Share or Shares held jointly by several Persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all. All certificates for Shares shall be delivered personally or sent through the post addressed to the Member entitled thereto at the Member’s registered address as appearing in the Register.

Annex B-7

15.         Every share certificate of the Company shall bear legends required under the applicable laws, including the Securities Act.

16.         Any two or more certificates representing Shares of any one Class held by any Member may at the Member’s request be cancelled and a single new certificate for such Shares issued in lieu on payment (if the Directors shall so require) of one dollar ($1.00) or such smaller sum as the Directors shall determine.

17.         If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same Shares may be issued to the relevant Member upon request, subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

18.         In the event that Shares are held jointly by several Persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

FRACTIONAL SHARES

19.         The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

LIEN

20.         The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share registered in the name of a Person indebted or under liability to the Company (whether he is the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by him or his estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it, including but not limited to dividends.

21.         The Company may sell, in such manner as the Directors in their absolute discretion think fit, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) calendar days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of his death or bankruptcy.

22.         For giving effect to any such sale the Directors may authorise a Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

23.         The proceeds of the sale after deduction of expenses, fees and commissions incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

CALLS ON SHARES

24.         Subject to the terms of the allotment, the Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen (14) calendar days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

Annex B-8

25.         The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

26.         If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

27.         The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

28.         The Directors may make arrangements with respect to the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

29.         The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors. No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

30.         If a Shareholder fails to pay any call or instalment of a call in respect of partly paid Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

31.         The notice shall name a further day (not earlier than the expiration of fourteen (14) calendar days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed, the Shares in respect of which the call was made will be liable to be forfeited.

32.         If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

33.         A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

34.         A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

35.         A certificate in writing under the hand of a Director that a Share has been duly forfeited on a date stated in the certificate shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

36.         The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

Annex B-9

37.         The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

38.         The instrument of transfer of any Share shall be in writing and in any usual or common form or such other form as the Directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

39.         (a)         The Directors may in their absolute discretion decline to register any transfer of Shares which is not fully paid up or on which the Company has a lien.

(b)         The Directors may also decline to register any transfer of any Share unless:

(i)          the instrument of transfer is lodged with the Company, accompanied by the certificate for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(ii)         the instrument of transfer is in respect of only one Class of Shares;

(iii)        the instrument of transfer is properly stamped, if required;

(iv)        in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four; and

(v)         a fee of such maximum sum as the Designated Stock Exchange may determine to be payable, or such lesser sum as the Board of Directors may from time to time require, is paid to the Company in respect thereof.

40.The registration of transfers may, on ten (10) calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the Designated Stock Exchange Rules, be suspended and the Register closed at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the Register closed for more than thirty (30) calendar days in any calendar year.

41.         All instruments of transfer that are registered shall be retained by the Company. If the Directors refuse to register a transfer of any Shares, they shall within three calendar months after the date on which the transfer was lodged with the Company send notice of the refusal to each of the transferor and the transferee.

TRANSMISSION OF SHARES

42.         The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only Person recognised by the Company as having any title to the Share.

43.         Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall, upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

Annex B-10

44.         A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Shareholder, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, provided however, that the Directors may at any time give notice requiring any such Person to elect either to be registered himself or to transfer the Share, and if the notice is not complied with within ninety (90) calendar days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

REGISTRATION OF EMPOWERING INSTRUMENTS

45.         The Company shall be entitled to charge a fee not exceeding one dollar ($1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

ALTERATION OF SHARE CAPITAL

46.         The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.

47.         The Company may by Ordinary Resolution:

(a)         increase its share capital by new Shares of such amount as it thinks expedient;

(b)         consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(c)         subdivide its Shares, or any of them, into Shares of an amount smaller than that fixed by the Memorandum, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)         cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled, provided that, whenever as a result of a consolidation of Shares, any Members would become entitled to fractions of a Share, the Directors may on behalf of those Members deal with the fractions as he/she thinks fit.

48.         The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by the Companies Act.

REDEMPTION, PURCHASE AND SURRENDER OF SHARES

49.         Subject to the provisions of the Companies Act and these Articles, the Company may:

(a)         issue Shares that are to be redeemed or are liable to be redeemed at the option of the Shareholder or the Company. The redemption of Shares shall be effected in such manner and upon such terms as may be determined, before the issue of such Shares, by either the Board or by the Shareholders by Ordinary Resolution;

(b)         purchase its own Shares (including any redeemable Shares) on such terms and in such manner and terms as have been approved by the Board or by the Shareholders by Ordinary Resolution, or are otherwise authorised by these Articles; and

(c)         make a payment in cash or in specie (or partly in one and partly in the other) in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Act, including out of capital.

50.         The purchase of any Share shall not oblige the Company to purchase any other Share other than as may be required pursuant to applicable law and any other contractual obligations of the Company.

Annex B-11

51.         The holder of the Shares being purchased shall be bound to deliver up to the Company the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

52.         The Directors may accept the surrender for no consideration of any fully paid Share.

TREASURY SHARES

53.         The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

54.         The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

GENERAL MEETINGS

55.         All general meetings other than annual general meetings shall be called extraordinary general meetings.

56.         (a)         The Company may (but shall not be obliged to) in each calendar year hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as may be determined by the Directors.

(b)         At these meetings the report of the Directors (if any) shall be presented.

57.         (a)         The Chairman or the Directors (acting by a resolution of the Board) may call general meetings, and they shall on a Shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

(b)         A Shareholders’ requisition is a requisition of Members holding at the date of deposit of the requisition Shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all the issued and outstanding Shares that as at the date of the deposit carry the right to vote at general meetings of the Company.

(c)         The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

(d)         If there are no Directors as at the date of the deposit of the Shareholders’ requisition, or if the Directors do not within twenty-one (21) calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further forty-five (45) calendar days, the requisitionists, or any of them representing more than one-half (1/2) of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) calendar months after the expiration of the said forty-five (45) calendar days.

(e)         A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

58.         At least seven (7) calendar days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)         in the case of an annual general meeting, by all the Shareholders (or their proxies) entitled to attend and vote thereat; and

Annex B-12

(b)         in the case of an extraordinary general meeting, by holders of two-thirds (2/3) of the Shareholders having a right to attend and vote at the meeting, Present at the meeting or, in the case of a corporation or other non-natural person, represented by its duly authorised representative or proxy.

59.         The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

60.         No business except for the appointment of a chairman for the meeting shall be transacted at any general meeting unless a quorum of Shareholders is Present at the time when the meeting proceeds to business. One or more Shareholders holding Shares which carry in aggregate (or representing by proxy) not less than one-third (1/3) of all votes attaching to all Shares in issue and entitled to vote at such general meeting Present, shall be a quorum for all purposes.

61.         If within half an hour from the time appointed for the meeting a quorum is not Present, the meeting shall be dissolved.

62.         If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, attendance and participation in any general meeting of the Company may be by means of Communication Facilities. Without limiting the generality of the foregoing, the Directors may determine that any general meeting may be held as a Virtual Meeting. The notice of any general meeting at which Communication Facilities will be utilised (including any Virtual Meeting) must disclose the Communication Facilities that will be used, including the procedures to be followed by any Shareholder or other participant of the meeting who wishes to utilise such Communication Facilities for the purposes of attending and participating in such meeting, including attending and casting any vote thereat.

63.         The Chairman, if any, shall preside as chairman at every general meeting of the Company.

64.         If there is no such Chairman, or if at any general meeting he is not Present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman of the meeting, any Director or Person nominated by the Directors shall preside as chairman of that meeting, failing which the Shareholders Present shall choose any Person Present to be chairman of that meeting.

65.         The chairman of any general meeting (including any Virtual Meeting) shall be entitled to attend and participate at any such general meeting by means of Communication Facilities, and to act as the chairman of such general meeting, in which event the following provisions shall apply:

(a)         The chairman of the meeting shall be deemed to be Present at the meeting; and

(b)         If the Communication Facilities are interrupted or fail for any reason to enable the chairman of the meeting to hear and be heard by all other Persons participating in the meeting, then the other Directors Present at the meeting shall choose another Director Present to act as chairman of the meeting for the remainder of the meeting; provided that if no other Director is Present at the meeting, or if all the Directors Present decline to take the chair, then the meeting shall be automatically adjourned to the same day in the next week and at such time and place as shall be decided by the Board of Directors.

66.         The chairman of any general meeting at which a quorum is Present may with the consent of the meeting (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen (14) calendar days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

67.         The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason, upon notice in writing to Shareholders. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

Annex B-13

68.         At any general meeting a resolution put to the vote of the meeting shall be decided by a poll.

69.         A poll shall be taken in such manner as the chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting.

70.         All questions submitted to a meeting shall be decided by an Ordinary Resolution except where a greater majority is required by these Articles or by the Companies Act. In the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

71.         A poll shall be taken forthwith or at such time as the chairman of the meeting directs.

VOTES OF SHAREHOLDERS

72.         Subject to any rights and restrictions for the time being attached to any Share, on a poll every Shareholder Present at the meeting shall have one (1) vote for each Share of which such Shareholder is the holder.

73.         In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy (or, if a corporation or other non-natural person, by its duly authorised representative or proxy) shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

74.         Shares carrying the right to vote that are held by a Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may be voted by his committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person may vote in respect of such Shares by proxy.

75.         No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid.

76.         On a poll votes may be given either personally or by proxy.

77.         Each Shareholder, other than a recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)), may only appoint one proxy on a poll. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Shareholder.

78.         An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

79.         The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited at such other time (no later than the time for holding the meeting or adjourned meeting) at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The chairman of the meeting may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

80.         The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

81.         A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

Annex B-14

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

82.         Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder or Director.

DEPOSITARY AND CLEARING HOUSES

83.         If a recognised clearing house (or its nominee(s)) is a Member of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorise such Person(s) as it thinks fit to act as its representative(s) at any general meeting of the Company or of any Class of Shareholders provided that, if more than one Person is so authorised, the authorisation shall specify the number and Class of Shares in respect of which each such Person is so authorised. A Person so authorised pursuant to this Article shall be entitled to exercise the same powers on behalf of the recognised clearing house (or its nominee(s)) which he represents as that recognised clearing house (or its nominee(s)) could exercise if it were an individual Member holding the number and Class of Shares specified in such authorisation.

DIRECTORS

84.         (a)         Unless otherwise determined by the Company in general meeting, the number of Directors shall be up to seven (7) Directors and the majority of whom shall be independent Directors under the Designated Stock Exchange Rules, the exact number of Directors to be determined from time to time by the Board of Directors.

(b)         The Board of Directors shall elect and appoint a Chairman by a majority of the Directors then in office. The period for which the Chairman will hold office will also be determined by a majority of all of the Directors then in office. The Chairman shall preside as chairman at every meeting of the Board of Directors. To the extent the Chairman is not present at a meeting of the Board of Directors within fifteen minutes after the time appointed for holding the same, the attending Directors may choose one of them to be the chairman of the meeting.

(c)         The Board may, by the affirmative vote of a simple majority of the Directors present and voting at a Board meeting, or the Company may by Ordinary Resolution, appoint any person to be a Director.

(d)         The Board may, by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting, appoint any person as a Director, to fill a casual vacancy on the Board or as an addition to the existing Board.

(e)         An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the Director, if any; but no such term shall be implied in the absence of express provision. Any Director whose term of office expires shall be eligible for re-election at a meeting of the Shareholders or re-appointment by the Board.

(f)          A Director may be removed from office by the affirmative vote of two-thirds (2/3) of the Directors then in office (except with regard to the removal of the Chairman, who may be removed from office by the affirmative vote of all Directors), or by Ordinary Resolution (except with regard to the removal of the Chairman, who may be removed from office by Special Resolution), notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement).

(g)         A vacancy on the Board created by the removal of a Director under the previous clause may be filled by Ordinary Resolution or by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting. The notice of any meeting at which a resolution to remove a Director shall be proposed or voted upon must contain a statement of the intention to remove that Director and such notice must be served on that Director not less than ten (10) calendar days before the meeting. Such Director is entitled to attend the meeting and be heard on the motion for his removal.

Annex B-15

85.         The Board may, from time to time, and except as required by applicable law or Designated Stock Exchange Rules, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives of the Company and determine on various corporate governance related matters of the Company as the Board shall determine by resolution of Directors from time to time.

86.         A Director shall not be required to hold any Shares in the Company by way of qualification. A Director who is not a Member of the Company shall nevertheless be entitled to attend and speak at general meetings.

87.         The remuneration of the Directors may be determined by the Directors.

88.         The Directors shall be entitled to be paid for their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive such fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

ALTERNATE DIRECTOR OR PROXY

89.         Any Director may in writing appoint another Person to be his alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be required to sign such written resolutions where they have been signed by the appointing director, and to act in such Director’s place at any meeting of the Directors at which the appointing Director is unable to be present. No appointment shall take effect until the Director has given notice of the appointment to the Board. Every such alternate shall be entitled to attend and vote at meetings of the Directors as a Director when the Director appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall be deemed for all purposes to be a Director of the Company and shall not be deemed to be the agent of the Director appointing him. No revocation shall take effect until the Director has given notice of the revocation to the Board. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

90.         Any Director may appoint any Person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

POWERS AND DUTIES OF DIRECTORS

91.         Subject to the Companies Act, these Articles and any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

92.         Subject to these Articles, the Directors may from time to time appoint any natural person or corporation, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, chief executive officer, one or more other executive officers, president, one or more vice presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any natural person or corporation so appointed by the Directors may be removed by the Directors. The Directors may also appoint one or more of them to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases for any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

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93.         The Directors may appoint any natural person or corporation to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors.

94.         The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit or otherwise required by the Designated Stock Exchange Rules; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

95.The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such Person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him.

96.         The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

97.         The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any natural person or corporation to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such natural person or corporation.

98.         The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any natural person or corporation so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

99.         Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

BORROWING POWERS OF DIRECTORS

100.       The Directors may from time to time at their discretion exercise all the powers of the Company to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

THE SEAL

101.       The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixing of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

102.       The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the

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Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixing of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

103.       Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DISQUALIFICATION OF DIRECTORS

104.       The office of Director shall be vacated, if the Director:

(a)         becomes bankrupt or makes any arrangement or composition with his creditors;

(b)         dies or is found to be or becomes of unsound mind;

(c)         resigns his office by notice in writing to the Company;

(d)         is removed from office pursuant to any other provision of these Articles;

(e)         without the consent of the other Directors, he is absent from meetings of Directors for a continuous period of six months; or

(f)          he is prohibited by the law of the Cayman Islands from acting as a Director.

PROCEEDINGS OF DIRECTORS

105.       The Directors may meet together (either within or outside of the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. At any meeting of the Directors, each Director present in person or represented by his proxy or alternate shall be entitled to one vote. In case of an equality of votes the chairman of the meeting shall have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

106.       A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

107.       The quorum necessary for the transaction of the business of the Board may be fixed by the Directors, and unless so fixed, the quorum shall be a majority of Directors then in office. A Director represented by proxy or by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

108.       A Director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the Designated Stock Exchange Rules and disqualification by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

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109.       A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

110.       Any Director may act by himself or through his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

111.       The Directors shall cause minutes to be made for the purpose of recording:

(a)         all appointments of Officers made by the Directors;

(b)         the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)         all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

112.       When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

113.       A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of his appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents each signed by one or more of the Directors or his duly appointed alternate.

114.       The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

115.       Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of them to be chairman of the meeting.

116.       A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

117.       All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

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PRESUMPTION OF ASSENT

118.       A Director who is present at a meeting of the Board of Directors at which an action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

DIVIDENDS

119.       Subject to any rights and restrictions for the time being attached to any Shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

120.       Subject to any rights and restrictions for the time being attached to any Shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

121.       The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the Directors, be applicable for meeting contingencies or for equalising dividends or for any other purpose to which those funds may be properly applied, and pending such application may in the absolute discretion of the Directors, either be employed in the business of the Company or be invested in such investments (other than Shares of the Company) as the Directors may from time to time think fit.

122.       Any dividend payable in cash to the holder of Shares may be paid in any manner determined by the Directors. If paid by cheque it will be sent by mail addressed to the holder at his address in the Register, or addressed to such person and at such addresses as the holder may direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such Shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company.

123.       The Directors may determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the generality of the foregoing, the Directors may fix the value of such specific assets, may determine that cash payment shall be made to some Shareholders in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Directors think fit.

124.       Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares. No amount paid on a Share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the Share.

125.       If several Persons are registered as joint holders of any Share, any of them may give effective receipts for any dividend or other moneys payable on or in respect of the Share.

126.       No dividend shall bear interest against the Company.

127.       Any dividend unclaimed after a period of six calendar years from the date of declaration of such dividend may be forfeited by the Board of Directors and, if so forfeited, shall revert to the Company.

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION

128.       The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors and in accordance with the requirements of the Companies Act.

129.       The books of account shall be kept at the Registered Office or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

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130.       The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right to inspect any account or book or document of the Company except as conferred by law or authorised by the Directors or by Special Resolution.

131.       The accounts relating to the Company’s affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the Directors or failing any determination as aforesaid shall not be audited.

132.       The Directors may appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration.

133.       Every auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

134.       The auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment, and at any time during their term of office, upon request of the Directors or any general meeting of the Members.

135.       The Directors in each calendar year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

CAPITALISATION OF RESERVES

136.       Subject to the Companies Act, the Directors may:

(a)         resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), which is available for distribution;

(b)         appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)          paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)         paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

(c)         make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)         authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

(i)          the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

(ii)         the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares,

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and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)         generally do all acts and things required to give effect to the resolution.

137.       Notwithstanding any provisions in these Articles and subject to the Companies Act, the Directors may resolve to capitalise an amount standing to the credit of reserves (including the share premium account, capital redemption reserve and profit and loss account) or otherwise available for distribution by applying such sum in paying up in full unissued Shares to be allotted and issued to:

(a)         employees (including Directors) or service providers of the Company or its Affiliates upon exercise or vesting of any options or awards granted under any share incentive scheme or employee benefit scheme or other arrangement which relates to such persons that has been adopted or approved by the Directors or the Members;

(b)         any trustee of any trust or administrator of any share incentive scheme or employee benefit scheme to whom shares are to be allotted and issued by the Company in connection with the operation of any share incentive scheme or employee benefit scheme or other arrangement which relates to such persons that has been adopted or approved by the Directors or Members; or

(c)         service providers of the Company or its Affiliates upon exercise or vesting of any options or awards granted under any share incentive scheme or employee benefit scheme or other arrangement which relates to such persons that has been adopted or approved by the Directors or the Members.

SHARE PREMIUM ACCOUNT

138.       The Directors shall in accordance with the Companies Act establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

139.       There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Act, out of capital.

NOTICES

140.       Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it by airmail or a recognised courier service in a prepaid letter addressed to such Shareholder at his address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile to any facsimile number such Shareholder may have specified in writing for the purpose of such service of notices, or by placing it on the Company’s Website should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

141.       Notices sent from one country to another shall be sent or forwarded by prepaid airmail or a recognised courier service.

142.       Any Shareholder Present at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

143.       Any notice or other document, if served by:

(a)         post, shall be deemed to have been served five (5) calendar days after the time when the letter containing the same is posted;

(b)         facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

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(c)         recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

(d)         electronic means, shall be deemed to have been served immediately (i) upon the time of the transmission to the electronic mail address supplied by the Shareholder to the Company or (ii) upon the time of its placement on the Company’s Website.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

144.       Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

145.       Notice of every general meeting of the Company shall be given to:

(a)         all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)         every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

INFORMATION

146.       Subject to the relevant laws, rules and regulations applicable to the Company, no Member shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the Members of the Company to communicate to the public.

147.       Subject to due compliance with the relevant laws, rules and regulations applicable to the Company, the Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its Members including, without limitation, information contained in the Register and transfer books of the Company.

INDEMNITY

148.       To the maximum extent permitted by applicable law, the Company shall indemnify each existing or former Secretary, Director (including alternate Director), and other Officer of the Company (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)         all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former Secretary or Officer in or about the conduct of the Company’s business or affairs or in the execution or discharge of the existing or former Secretary’s or Officer’s duties, powers, authorities or discretions; and

(b)         without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former Secretary or Officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former Secretary or Officer, however, shall be indemnified in respect of any matter arising out of his own actual fraud, willful default or willful neglect.

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149.       To the extent permitted by applicable law, the Company may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former Secretary or Officer of the Company in respect of any matter identified in paragraph (a) or paragraph (b) of the preceding Article on condition that the Secretary or Officer must repay the amount paid by the Company to the extent that it is ultimately found not liable to indemnify the Secretary or that Officer for those legal costs.

150.       To the extent permitted by applicable law, the Company may by Special Resolution release any existing or former Director (including alternate Director), Secretary or other Officer of the Company from liability for any loss or damage or right to compensation which may arise out of or in connection with the execution or discharge of the duties, powers, authorities or discretions of his office; but there may be no release from liability arising out of or in connection with that person’s own actual fraud, willful default or willful neglect.

151.       To the extent permitted by applicable law, the Company may pay, or agree to pay, a premium in respect of a contract insuring each of the following persons against risks determined by the Directors, other than liability arising out of that person’s own dishonesty:

(a)         an existing or former Director (including alternate Director), Secretary or Officer or auditor of:

(i)          the Company;

(ii)         a company which is or was a subsidiary of the Company;

(iii)        a company in which the Company has or had an interest (whether direct or indirect); and

(b)         a trustee of an employee or retirement benefits scheme or other trust in which any of the persons referred to in paragraph (a) is or was interested.

FINANCIAL YEAR

152.       Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31st in each calendar year and shall begin on January 1st in each calendar year.

NON-RECOGNITION OF TRUSTS

153.       No Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Act requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register.

WINDING UP

154.       If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Companies Act, divide amongst the Members in species or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and, subject to Article 160, determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

155.       If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

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AMENDMENT OF ARTICLES OF ASSOCIATION

156.       Subject to the Companies Act, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

CLOSING OF REGISTER OR FIXING RECORD DATE

157.       For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case thirty (30) calendar days in any calendar year.

158.       In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within ninety (90) calendar days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

159.       If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION

160.       The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

DISCLOSURE

161.       The Directors, or any service providers (including the Officers, the Secretary and the Registered Office provider of the Company) specifically authorised by the Directors, shall be entitled to disclose to any regulatory or judicial authority or to any stock exchange on which securities of the Company may from time to time be listed any information regarding the affairs of the Company including without limitation information contained in the Register and books of the Company.

EXCLUSIVE FORUM

162.       For the avoidance of doubt and without limiting the jurisdiction of the courts of the Cayman Islands to hear, settle and/or determine disputes related to the Company, the courts of the Cayman Islands shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, Officer or other employee of the Company to the Company or the Members, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or these Articles including but not limited to any purchase or acquisition of Shares, security or guarantee provided in consideration thereof, or (iv) any action asserting a claim against the Company which if brought in the United States of America would be a claim arising under the internal affairs doctrine (as such concept is recognised under the laws of the United States from time to time).

Annex B-25

163.       Unless the Company consents in writing to the selection of an alternative forum, the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States, regardless of whether such legal suit, action, or proceeding also involves parties other than the Company. Any person or entity purchasing or otherwise acquiring any Share or other securities in the Company, or purchasing or otherwise acquiring the Share issued pursuant to deposit agreements, cannot waive compliance with the federal securities laws of the United States and the rules and regulations thereunder with respect to claims arising under the Securities Act and shall be deemed to have notice of and consented to the provisions of this Article. Without prejudice to the foregoing, if the provision in this Article is held to be illegal, invalid or unenforceable under applicable law, the legality, validity or enforceability of the rest of these Articles shall not be affected and this Article shall be interpreted and construed to the maximum extent possible to apply in the relevant jurisdiction with whatever modification or deletion may be necessary so as best to give effect to the intention of the Company.

Annex B-26

Annex C

Dated [•] 2024

TOYOone Limited

and

Blue World Acquisition Corporation

_______________________________

PLAN OF MERGER

_______________________________

Annex C-1

This plan of merger (the Plan of Merger) is made on [•] 2024.

BETWEEN

(1)         TOYOone Limited, an exempted company incorporated under the laws of the Cayman Islands with company number 400312 with its registered office situated at the office of Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands (the Merger Sub or Surviving Company); and

(2)         Blue World Acquisition Corporation, an exempted company incorporated under the laws of the Cayman Islands with company number 378928 with its registered office situated at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands (the SPAC, and together with the Merger Sub/Surviving Company, the Constituent Companies).

WHEREAS:

(A)        The SPAC, TOYO Co., Ltd, the Merger Sub, TOPTOYO INVESTMENT PTE. LTD., Vietnam Sunergy Cell Company Limited, Vietnam Sunergy Joint Stock Company, Fuji Solar Co., Ltd, Belta Technology Company Limited, WA Global Corporation, and BestTOYO Technology Company Limited are parties to an Agreement and Plan of Merger dated August 10, 2023 (as amended or supplemented from time to time, the Merger Agreement), pursuant to which, among other things, the SPAC will merge with and into the Merger Sub, with the Merger Sub being the surviving company (the Merger) in accordance with the terms and conditions set forth therein. A copy of the Merger Agreement is attached as Appendix 1 to this Plan of Merger.

(B)         This Plan of Merger is made pursuant to provisions of Part XVI of the Companies Act (Revised) of the Cayman Islands (the Companies Act).

IT IS AGREED:

1            Definitions and Interpretation

1.1         Terms not otherwise defined in this Plan of Merger shall have the meanings given to them under the Merger Agreement.

1.2         In this Plan of Merger:

(a)         PubCo means TOYO Co., Ltd, a Cayman Islands exempted company;

(b)         PubCo Ordinary Shares means the ordinary shares, par value US$0.0001 per share of PubCo;

(c)         PubCo Warrant means each whole warrant entitling the holder thereof to purchase one (1) PubCo Ordinary Share at a purchase price of $11.50 per share (as adjusted pursuant to the A&R Warrant Agreement);

(d)         Redeeming SPAC Share means each SPAC Ordinary Share in respect of which its holder thereof has validly exercised (and not validly revoked, withdrawn or lost) his, her or its SPAC Share Redemption;

(e)         SPAC Class A Ordinary Share means each class A ordinary share, par value $0.0001 per share, of the SPAC;

(f)          SPAC Class B Ordinary Share means each class B ordinary share, par value $0.0001 per share, of the SPAC;

(g)         SPAC Dissenting Shares means the SPAC Ordinary Shares issued and outstanding immediately prior to the Effective Time (as defined below) that are held by any holder who has validly exercised and not effectively withdrawn, waived or lost his dissenter’s rights in respect of the Merger pursuant to section 238 of the Companies Act;

(h)         SPAC Ordinary Shares means collectively the SPAC Class A Ordinary Shares and the SPAC Class B Ordinary Shares;

Annex C-2

(i)          SPAC Rights means each such right that entitles the holder thereof to receive one-tenth (1/10) of one SPAC Class A Ordinary Share at the closing of a Business Combination (as such term is defined in the SPAC’s Governing Documents);

(j)          SPAC Securities means the Equity Securities of the SPAC;

(k)         SPAC Units means the units of the SPAC issued at SPAC IPO (including overallotment units acquired by the underwriters of the SPAC IPO) consisting of one SPAC Class A Ordinary Share, one-half of one SPAC Warrant, and one SPAC Right; and

(l)          SPAC Warrants means one whole redeemable warrant of which one-half (1/2) was included as part of each SPAC Unit, entitling the holder thereof to purchase one (1) SPAC Class A Ordinary Share at a purchase price of $11.50 per share, subject to adjustments as provided for in the SPAC IPO Prospectus.

2            Name of Surviving Company

2.1         The Merger Sub shall be the surviving company (as defined in the Companies Act) and the name of the Surviving Company shall continue to be TOYOone Limited.

3            Registered Office

3.1         The registered office of the Merger Sub is at the office of Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands.

3.2         The registered office of the SPAC is at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

4            Authorised and Issued Share Capital

4.1         Immediately prior to the Effective Date, the authorised share capital of Merger Sub is US$1.00 divided into one (1) ordinary share of a par value of US$1.00, which is in issue and outstanding.

4.2         Immediately prior to the Effective Date (as defined below), the authorised share capital of the SPAC is US$50,000 divided into 470,000,000 class A ordinary shares of a par value of US$0.0001 each, 20,000,000 class B ordinary shares of a par value of US$0.0001 each and 10,000,000 preference shares of par value US$0.0001 each, of which [5,002,246] class A ordinary shares and [1,600,000] class B ordinary shares are in issue and outstanding.

4.3         On the Effective Date, the authorised share capital of the Surviving Company will be US$1.00 divided into one (1) ordinary share of a par value of US$1.00, which is in issue and outstanding.

5            Effective Date

5.1         In accordance with section 234 of the Companies Act, the Merger shall take effect at [10:00 a.m]. in the Cayman Islands on [•], 2024 (the Effective Time).

6            Terms of Merger

6.1         The terms and conditions of the Merger, including the manner and basis of converting shares in each Constituent Company into shares in the Surviving Company or into other property, are set out in the Merger Agreement. In particular, at the Effective Time, and in accordance with the terms and conditions of the Merger,

(a)         each SPAC Unit outstanding immediately prior to the Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one (1) share of SPAC Class A Ordinary Share, one-half (1/2) of one SPAC Warrant, and one (1) SPAC Right in accordance with the terms of the applicable SPAC Unit, which underlying SPAC Securities shall be converted in accordance with the applicable terms of section 3.4 of the Merger Agreement;

Annex C-3

(b)         each SPAC Ordinary Share issued and outstanding immediately prior to the Effective Time (other than those described in paragraphs 6.1(c), (d) and (g) below, SPAC Dissenting Shares and Redeeming SPAC Shares) shall automatically be converted into the right to receive one (1) PubCo Ordinary Share, following which all such SPAC Ordinary Shares shall cease to be issued and outstanding and shall automatically be cancelled and shall cease to exist;

(c)         each SPAC Dissenting Share issued and outstanding immediately prior to the Effective Time held by a SPAC Dissenting Shareholder shall be cancelled and cease to exist in accordance with section 3.4(c) of the Merger Agreement, and shall thereafter represent only the right to be paid the fair value of such SPAC Dissenting Share and such other rights pursuant to section 238 of the Companies Act;

(d)         if there are any shares of the SPAC that are owned by the SPAC as treasury shares immediately prior to the Effective Time, such shares shall be cancelled and extinguished without any conversion thereof or payment therefor;

(e)         each SPAC Warrant outstanding immediately prior to the Effective Time shall be automatically converted into one (1) PubCo Warrant exercisable for PubCo Ordinary Shares in accordance with its terms. Each of the PubCo Warrants shall have, and be subject to, substantially the same terms and conditions set forth in the SPAC Warrants, except that they shall represent the right to acquire PubCo Ordinary Shares in lieu of shares of SPAC Ordinary Shares and shall otherwise be amended in accordance with the provisions of the A&R Warrant Agreement to (among other things) comply with all applicable Laws;

(f)          each SPAC Right issued and outstanding immediately prior to the Effective Time, shall be automatically converted into the right to receive one-tenth (1/10) of one PubCo Ordinary Share, following which all SPAC Rights shall cease to be outstanding and shall automatically be cancelled and shall cease to exist;

(g)         each Redeeming SPAC Share issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and cease to exist and shall thereafter represent only the right to be paid a pro rata share of the SPAC Redemption Price in accordance with then effective memorandum and articles of association of the SPAC; and

(h)         the only one (1) issued ordinary share of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically converted into the only one (1) issued ordinary share of the Surviving Company held by PubCo, with the same rights, powers and privileges as such share so converted and shall constitute the only one (1) issued share of the Surviving Company.

7            Rights and Restrictions of Shares

7.1         At the Effective Time, the rights and restrictions attaching to the ordinary shares of the Surviving Company shall be as set out in the Memorandum and Articles of the Surviving Company (as defined below).

8            Memorandum and Articles

8.1         At the Effective Time, the memorandum and articles of association of the Merger Sub shall be deemed and read as the memorandum and articles of association of the Surviving Company (the Memorandum and Articles of the Surviving Company).

9            Property

9.1         At the Effective Time, the rights, property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Company which shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges or security interest and all contracts, obligations, claims, debts and liabilities of each Constituent Companies, all as more particularly described in the Merger Agreement.

Annex C-4

10          Director of Surviving Company

10.1       The name and address of the sole director of the Surviving Company is RYU Junsei of No 701, 2-6-17, Higashi-shinagawa, Shinagawa-ku, Tokyo, Japan.

11          Director Benefits

11.1       No amounts or benefits have been paid, or shall be payable to any director of the Constituent Companies in connection with the Merger, other than by reason of their ownership of the shares or other equity securities in the SPAC in issue and outstanding immediately prior to the Effective Time.

12          Secured Creditors

12.1       The Merger Sub has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

12.2       The SPAC has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

13          Approval and Authorisation

13.1       This Plan of Merger has been approved by the board of directors of each of the Merger Sub and the SPAC pursuant to section 233(3) of the Companies Act.

13.2       This Plan of Merger has been approved by the shareholders of each of the Merger Sub and the SPAC pursuant to section 233(6) of the Companies Act.

14          Variation

14.1       At any time prior to the Effective Time, this Plan of Merger may be amended by the boards of directors of both the Merger Sub and the SPAC to:

(a)         change the Effective Time provided that such changed date shall not be a date earlier than the date of registration of this Plan of Merger with the Registrar of Companies of the Cayman Islands or later than the ninetieth (90th) day after the date of registration of this Plan of Merger with the Registrar of Companies of the Cayman Islands; and

(b)         effect any other changes to this Plan of Merger as the Merger Agreement or this Plan of Merger may expressly authorise the boards of directors of both the Merger Sub and the SPAC to effect in their discretion.

15          Right of Termination

15.1       At any time prior to the Effective Time, this Plan of Merger may be terminated by the boards of directors of both the Merger Sub and the SPAC pursuant to the terms and conditions of the Merger Agreement.

16          Governing Law

16.1       This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands. The Constituent Companies hereby agree to submit any dispute arising from this Plan of Merger to the exclusive jurisdiction of the courts of the Cayman Islands.

17          Counterparts

17.1       This Plan of Merger may be executed in counterparts by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature page to follow]

Annex C-5

In witness whereof the parties hereto have caused this Plan of Merger to be executed on the day and year first above written.

Signed for and on behalf of: TOYOone Limited

By:
Title
Duly authorised signatory
Signed for and on behalf of: Blue World Acquisition Corporation

By:
Title
Duly authorised signatory

Annex C-6

Appendix 1

Merger Agreement

Annex C-7

Annex D

Primary Capital LLC 801 Brickell Ave., 8th Floor, Miami, FL 33131 Securities offered through HP Securities Inc. Member FINRA, SIPC T (1) 305-600-5897 Investment Banking, Financial Services

August 7, 2023

Personal and Confidential

Special Committee of the Board of Directors
Blue World Acquisition Corporation
244 Fifth Avenue, Suite B-88
New York, NY 10001

Members of the Special Committee:

We understand that Blue World Acquisition Corporation (the “Company”) intends to enter into an agreement and Plan of Merger (the “Agreement”) with TOYO Co., Ltd, a Cayman Islands exempted company (“PubCo”), TOYOone Limited, a Cayman Islands exempted company (“Merger Sub”), TOPTOYO INVESTMENT PTE. LTD., a Singapore private company limited by shares (“SinCo”), Vietnam Sunergy Cell Company Limited, a Vietnamese company, (the “Target”, together with PubCo, Merger Sub and SinCo, the “Group Companies”, or each individually, a “Group Company”), Vietnam Sunergy Joint Stock Company, a Vietnam joint stock company (“VSUN”), and Fuji Solar Co., Ltd, a Japanese company (“Fuji Solar”, together with VSUN, the “Shareholders”, or individually, a “Shareholder”).

Pursuant to the Agreement, (a) the Group Company will initiate a series of transactions including (i) PubCo issuing Fuji Solar one (1) PubCo ordinary share in exchange for all issued and outstanding equity capital of SinCo (the “Share Exchange”), (ii) SinCo acquiring all issued and outstanding equity capital of Target from VSUN for an aggregate consideration of no less than $50,000,000 (the “SinCo Acquisition”, together with the Share Exchange, the “Pre-Merger Acquisition”). Immediately prior to the SinCo Acquisition, Fuji Solar shall hold an aggregate of 41,000,000 PubCo ordinary shares. As a result of the Pre-Merger Acquisition, (A) SinCo shall become a wholly-owned subsidiary of PubCo, (b) the Target shall become a wholly-owned subsidiary of SinCo; and (B) Fuji Solar shall become the sole shareholder of PubCo, and (b) following the consummation of the Pre-Merger Reorganization, subject to the terms and conditions set forth in the Agreement, the Company shall merge with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Merger”), as a result of which, among other things, (i) all of the issued and outstanding securities of the Company immediately prior to effective time of the Merger (the “Merger Effective Time”) shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive substantially equivalent securities of PubCo, (ii) 100 PubCo ordinary shares issued to Fuji Solar shall be cancelled without consideration, and (iii) Fuji Solar shall deposit 13,000,000 PubCo ordinary shares (the “Earnout Shares”) into an escrow account to be released to Fuji Solar in accordance with the following threshold (the “Earnout Threshold”): (A) if the net profit of PubCo for the fiscal year ending December 31, 2024 as shown on the audited financial statements of PubCo for the fiscal year ending December 31, 2024 (such net profit, the “2024 Audited Net Profit”) is no less than $41,000,000, all Earnout Shares shall be released to Fuji Solar; (B) if the 2024 Audited Net Profit is less than $41,000,000, then (X) the portion of the Earnout Shares in number equal to (i) the quotient of (a) the 2024 Audited Net Profit divided by (b) $41,000,000, multiplied by (ii) 13,000,000 PubCo Ordinary Shares, rounded up to the nearest whole number, shall be released to Fuji Solar, and (Y) the remaining portion of the Earnout Shares shall be surrendered by Fuji Solar to PubCo for no consideration and cancelled by PubCo.

The Merger, the Pre-Merger Reorganization and each of the other transactions contemplated by the Agreement or any of the other relevant transactional documents are collectively referred to as “Transactions.” The Transactions reflects economic terms as outlined in the LOI dated January 31, 2023 by and among the Company, the Target and

Annex D-1

VSUN pursuant to which the Company shall acquire 100% of the issued and outstanding equity capital of the Target for a consideration of $410,000,000 payable in newly issued shares of the Company at $10.00 per share among which 13,000,000 shares shall be subject to the Earnout Threshold (such consideration is referred to as the “Consideration”).

The Special Committee of the Board of Directors (the “Special Committee”) of the Company has requested that Primary Capital LLC (“PC”) render to it a written opinion (“the Opinion”) as to the value, from a financial point of view, of only the financial terms of the Transaction.

For purposes of the Opinion set forth herein, we have, among other things:

1.      Reviewed the LOI dated January 31, 2023, and discussed the Transaction with the Company’s management;

2.      Reviewed a draft of the Agreement dated August 3, 2023 and associated Transaction documents relevant to the Opinion;

3.      Reviewed the unaudited financial statements of the Target from inception (November 8, 2022) through December 31, 2022, and year-to-date financial statements through February 28, 2023;

4.      Reviewed SEC filings and certain other publicly available information pertaining to the Company, the Target and the Shareholders;

5.      Reviewed certain non-publicly available information regarding the Target, including financial projections prepared by management of the Company, the Target and the Shareholders and provided to us by the Company’s management for the purpose of our analysis;

6.      Discussed the historical financial performance and financial projections of the Target with representatives of the Company, the Target and the Shareholders;

7.      Reviewed and analyzed certain publicly available information and stock market data of selected public companies which we believed to be relevant to our analysis;

8.      Reviewed and analyzed certain publicly available information regarding the terms of selected historical merger and acquisition transactions which we believed to be relevant to our analysis;

9.      Evaluated the implied enterprise and equity value of the Target that resulted from the various methods of financial analysis we conducted;

10.    Conducted such other financial studies, analyses and investigations we have deemed appropriate based on our other transactional experience as well as our experience in securities valuations.

In arriving at our conclusion, we have with the Company’s knowledge and permission assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information supplied or otherwise made available to us (including information that is available from generally recognized public sources) for purposes of the Opinion, and have further relied upon the assurances of the management of the Company that information furnished by them for purposes of our analysis does not contain any material omissions or misstatements of material fact. With respect to the financial forecasts regarding the Target (i) prepared by management of the Target or the Shareholders, or (ii) prepared by management of the Company and supplied to us by the Company, the Target and the Shareholders, as applicable, we have assumed, with the Company’s knowledge and permission, that they were reasonably prepared on the basis of reflecting the best currently available estimates and judgments of the management of the Company, the Target and the Shareholders, as applicable, as to the future operating and financial performance of the Target and that they provided a reasonable basis upon which we could form our opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. We have relied on this projected information without independent verification or analysis and do not in any respect assume any responsibility for the accuracy or completeness thereof. In rendering the Opinion, we express no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based.

Annex D-2

We also assumed, with the Company’s knowledge and permission, that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of the Company or the Target since the date of the last financial statements made available to us. In arriving at the Opinion, we have not made any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Target, nor have we been furnished with any such valuations or appraisals, nor have we assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of the Target. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, we assume no responsibility for their accuracy.

For purposes of rendering the Opinion, we have assumed with your knowledge and permission that, in all respects material to our analysis, the Transactions will be consummated in accordance with the terms and conditions of the draft Agreement, without any waiver, modification or amendment of any term, condition or agreement that would be material to our analysis. We also have assumed with your knowledge and permission that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms or conditions will be imposed that would be material to our analysis. We are not legal, regulatory, tax or accounting experts and have relied on the assessments made by the Company and its other advisors with respect to such issues.

The Opinion is limited to whether, as of the date hereof, the Consideration to be paid by the Company in the Transaction is fair to the Company from a financial point of view, and does not address any other terms, aspects or implications of the Transaction, including, without limitation, the form or structure of the Transaction, any consequences of the Transaction on the Company, its stockholders, creditors or any other constituencies of the Company, or any terms, aspects or implications of any voting, support, stockholder, or other agreements, arrangements or understandings contemplated or entered into in connection with the Transaction or otherwise. We also do not express any opinion as to any tax or other consequences that may result from the Transaction. The Opinion does not address the underlying business decision of the Company to enter into the Transaction or the relative merits of the Transaction as compared with any other strategic alternative which may be available to the Company. Furthermore, we are not expressing any opinion herein as to the expertise of the management of the Target, their projections, current and future prices, trading range or volume at which the Company’s securities will trade following the consummation of the Transaction contemplated by the draft Agreement.

We, as part of our investment banking services, are engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, private placements, underwritings, sales and distributions of listed and unlisted securities. We have acted as financial advisor to the Special Committee and will receive a fee upon the delivery of this Opinion that is not contingent upon consummation of the Transactions and is not creditable against any advisory fee. We will not receive any other significant payment or compensation contingent upon the successful consummation of the Transactions. We may seek to provide investment banking services to the Company, the Target, the Shareholders or their respective affiliates in the future, for which we would seek customary compensation. In the ordinary course of our business activities, PC or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers or clients, in debt or equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of the Company or any of their respective affiliates. The Company has agreed to indemnify us for certain liabilities and other items arising out of our engagement. A fairness committee of PC approved the issuance of the Opinion.

The Opinion and any other advice rendered by, or materials prepared by us, may not be submitted, distributed, or filed, in whole or in part, to or with any party, governmental agency or regulatory body or authority, or summarized or quoted from, in each instance, without our prior review and written approval. In addition, no reference to us, the engagement of our firm hereunder, the services provided by us or the Opinion or its contents may be made, in each instance, without our prior review and written approval (including, without limitation, in any filing(s), materials distributed to the security holders or creditors of the Company, financial statements, or press releases). Notwithstanding the foregoing, the Company may (a) deliver information copies of the Opinion to its legal counsel and other professional advisors that are advising the Company with respect to the Transactions (provided that such advisors agree to keep such

Annex D-3

information confidential), and (b) produce an information copy of the Opinion and any other materials in its possession in response to any subpoena, court order, or similar legal demand, provided that prompt prior written notice thereof shall be given to us so that we may seek a protective order or other appropriate remedy, and, if we fail to obtain such remedy, the Company may disclose only that information which its counsel advises it is compelled to disclose.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion that, on the date hereof, the Consideration to be paid by the Company in the Transactions pursuant to the draft Agreement is fair to the Company from a financial point of view. It should be understood that subsequent developments may affect the Opinion and the assumptions used in preparing it, and we do not have any obligation to update, revise, or reaffirm the Opinion.

Very truly yours,

Arthur J. Magee, CFA, Senior Managing Director
Primary Capital LLC

Annex D-4

BLUE WORLD ACQUISITION CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
EXTRAORDINARY GENERAL MEETING TO BE HELD ON MAY 28, 2024

The undersigned hereby appoints Liang Shi (the “Proxy”), who independently has the power to appoint a substitute, and hereby authorizes the Proxy to represent and vote, as designated below, all the shares of Blue World Acquisition Corporation (“BWAQ”) held of record by the undersigned at the close of business on April 24, 2024 at the extraordinary general meeting to be held at 9:00 a.m., Eastern Time, on May 28, 2024, or any adjournment or postponement thereof (the “Extraordinary General Meeting”) and authorizes and instructs said proxy to vote in the manner directed below. You will be able to attend the Extraordinary General Meeting at the offices of Robinson & Cole LLP located at 666 Third Avenue, 20th Floor, New York, NY 10017, and virtually via teleconference using the following dial-in information: +1 813-308-9980 (Access Code: 173547)

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR ORDINARY SHARES WILL BE VOTED “FOR” THE PROPOSALS SET FORTH BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. This proxy authorizes the above designated proxy to vote in his discretion on such other business as may properly come before the Extraordinary General Meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” OF PROPOSAL 1, PROPOSAL 2, AND PROPOSAL 3 SET FORTH BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

PROPOSAL 1 — The Business Combination Proposal: To approve by way of an ordinary resolution a proposal to (a) adopt and approve the Agreement and Plan of Merger (the “Business Combination Agreement”) by and among BWAQ, TOYO Co., Ltd, TOYOone Limited (“Merger Sub”), TOPTOYO INVESTMENT PTE. LTD., Vietnam Sunergy Cell Company Limited, Vietnam Sunergy Joint Stock Company, Fuji Solar Co., Ltd, WA Global Corporation, Belta Technology Company Limited, and BestToYo Technology Company Limited and other Transaction Documents, and (b) approve the transactions contemplated under the Business Combination Agreement.

For	Against	Abstain
☐	☐	☐

PROPOSAL 2 — The Merger Proposal — To approve by way of a special resolution a proposal to authorize the Plan of Merger and to authorize the Merger of BWAQ with and into Merger Sub in accordance with the Plan of Merger with Merger Sub being the surviving company following the Merger.

For	Against	Abstain
☐	☐	☐

PROPOSAL 3 — The Adjournment Proposal — To approve by way of an ordinary resolution to adjourn the Extraordinary General Meeting to a later date or dates or sine die, if necessary, to permit further solicitation and vote of proxies if, at the time of the Extraordinary General Meeting, there are not sufficient votes for, or otherwise in connection with, the approval of the foregoing proposal.

For	Against	Abstain
☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

Please indicate if you intend to attend this meeting    ☐ YES        ☐ NO

Signature of Shareholder:
Date:
Name shares held in (Please print):	Account Number (if any):

No. of Shares Entitled to Vote:	Share Certificate Number(s):

Note:

Please sign exactly as your name or names appear in the Company’s share transfer books. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.

If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.

If the signer is a partnership, please sign in partnership name by authorized person.

Please provide any change of address information in the spaces below in order that we may update our records:

Address:

Shareholder’s Signature

Shareholder’s Signature

Signature should agree with name printed hereon. If share is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS SET FORTH IN PROPOSALS 1, 2 AND 3 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE